    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2001


                                                      REGISTRATION NO. 333-67746

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

            MASSACHUSETTS                                6712                                 04-2976299
   (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
    Incorporation or organization)              Classification Number)

                         ------------------------------

                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 912-1900
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                         ------------------------------

                   TIMOTHY L. VAILL, CHIEF EXECUTIVE OFFICER
                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 912-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:


                  WILLIAM P. MAYER, ESQ.
                   ANDREW F. VILES, P.C.                                         R. BRENT FAYE, ESQ.
                    Goodwin Procter LLP                                           Nixon Peabody LLP
                      Exchange Place                                     Two Embarcadero Center, Suite 2700
             Boston, Massachusetts 02109-2881                               San Francisco, CA 94111-3996
                      (617) 570-1000                                               (415) 984-8200


                         ------------------------------

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement and the consummation of the merger described in this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      [LOGO]                                              [LOGO]

                      JOINT PROXY STATEMENT AND PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT


    The boards of directors of Boston Private Financial Holdings, Inc. and Borel Bank & Trust Company approved an agreement and plan of reorganization that would result in the merger of a subsidiary of Boston Private with Borel. Following the merger, Borel will be a subsidiary of Boston Private.



    The board of directors of each company approved the reorganization agreement and the merger and determined that the merger is advisable and the terms of the reorganization agreement are fair to, and in the best interests of, its shareholders and unanimously recommends that its shareholders vote to approve the proposals described in this joint proxy statement and prospectus.



    If the merger is completed, each outstanding share of Borel common stock will be converted into common stock of Boston Private. The per share conversion ratio will be determined as of three trading days prior to the closing of the merger based on a conversion ratio described in detail in this joint proxy statement and prospectus. If the closing of the merger occurred on October 15, 2001, each share of Borel common stock would be exchanged for approximately 1.88 shares of Boston Private common stock. This would result in the issuance of a total of 5,799,657 shares of Boston Private common stock in the merger, representing 35.0% of the Boston Private common stock outstanding on October 11, 2001.


    We expect the merger to be a tax-free transaction for you, except to the extent you receive cash in lieu of fractional shares of Boston Private. If you are a Boston Private shareholder, after the merger you will continue to own your existing shares of Boston Private common stock. Boston Private common stock is traded on the Nasdaq National Market under the trading symbol "BPFH."


    Each of us will hold a special meeting of our shareholders to consider and vote on the merger and/or other matters. Whether or not you plan to attend your shareholders' meeting, please take the time to vote on the proposals submitted at your meeting by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposals submitted at your meeting. Your vote is important regardless of the number of shares of Borel common stock you own. If you are a Borel shareholder, failure to vote your shares, either in person or by proxy, will have the effect of a vote against the reorganization agreement and related transactions, including the merger.


    The dates, times and places of the shareholders' meetings are as follows:


   FOR BOSTON PRIVATE FINANCIAL HOLDINGS, INC.                FOR BOREL BANK & TRUST COMPANY
                   SHAREHOLDERS:                                      SHAREHOLDERS:
                                                      Thursday, November 15, 2001 at 5:00 p.m. local
Monday, November 19, 2001 at 10:00 a.m. local time                         time
     Boston Private Financial Holdings, Inc.                    Borel Bank & Trust Company
              Ten Post Office Square                                  160 Bovet Road
           Boston, Massachusetts 02109                         San Mateo, California 94402


    This joint proxy statement and prospectus provides you with detailed information concerning Boston Private, Borel, the merger and the other proposals to be considered at the special meetings. We encourage you to read this entire document carefully. You may also obtain more information about Boston Private from documents it has filed with the Securities and Exchange Commission and information about Borel from documents Borel has filed with the Federal Deposit Insurance Corporation.


    YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION OF THIS JOINT PROXY STATEMENT AND PROSPECTUS TITLED "RISK FACTORS" BEGINNING ON PAGE 20.


/s/ Timothy L. Vaill                                /s/ Ronald G. Fick
Timothy L. Vaill                                    Ronald G. Fick
Chief Executive Officer of                          President and Chief Executive Officer of
Boston Private Financial Holdings, Inc.             Borel Bank & Trust Company


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF BOSTON PRIVATE COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES BOSTON PRIVATE IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK, NON-BANK SUBSIDIARY OR SAVINGS ASSOCIATION OF EITHER BOSTON PRIVATE OR BOREL AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.



    This joint proxy statement and prospectus is dated October 15, 2001 and is first being mailed to shareholders on or about October 15, 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

    This joint proxy statement and prospectus incorporates important business and financial information about Boston Private and Borel from other documents that are not included in or delivered with this joint proxy statement and prospectus. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR WRITTEN OR ORAL REQUEST. You can obtain those documents, which are incorporated by reference in this joint proxy statement and prospectus, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

   Boston Private Financial Holdings, Inc.              Borel Bank & Trust Company
           Ten Post Office Square                             160 Bovet Road
         Boston, Massachusetts 02109                    San Mateo, California 94402
               (617) 912-1900                                 (650) 378-3700


    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY NOVEMBER 7, 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS.



    See also the section of this joint proxy statement and prospectus titled "Where You Can Find More Information" beginning on page 147.

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 912-1900


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MONDAY, NOVEMBER 19, 2001


    To the Shareholders of Boston Private Financial Holdings, Inc.:


    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation, will be held at the offices of the corporation, Ten Post Office Square, Boston, Massachusetts, on Monday, November 19, 2001 commencing at 10:00 a.m., local time, for the following purposes:


    1. To consider and vote upon a proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Boston Private to the shareholders of Borel Bank & Trust Company, a California state banking corporation, pursuant to the Agreement and Plan of Reorganization, dated as of June 27, 2001, by and between Boston Private and Borel, a copy of which is attached as Annex A to the joint proxy statement and prospectus accompanying this notice.

    2. To consider and vote upon a proposal to approve and adopt the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan.


    3. To consider and vote upon a proposal to amend the articles of organization of Boston Private to increase the authorized shares of common stock, par value $1.00 per share, by 40,000,000 shares from 30,000,000 to 70,000,000 shares of common stock.


    4. To consider and act upon such other business and matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.


    We have fixed the close of business on October 11, 2001 as the record date for determining those shareholders entitled to vote at the special meeting and any adjournments or postponements thereof. Accordingly, only shareholders of record of Boston Private common stock at the close of business on that date will be entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof. Approval of each of the proposals numbered 1 and 2 above requires the affirmative vote of a majority of the votes cast on such proposals. Approval of the proposal numbered 3 above requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter.


    If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares of our common stock. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy issued in your name.

    THE BOARD OF DIRECTORS OF BOSTON PRIVATE RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

    YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF BOSTON PRIVATE COMMON STOCK YOU OWN. YOU ARE URGED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. SHAREHOLDERS OF RECORD WHO ATTEND THE SPECIAL MEETING MAY VOTE IN PERSON, EVEN IF THEY HAVE PREVIOUSLY DELIVERED A SIGNED PROXY.


                                          By Order of the Board of Directors,
                                          Walter M. Pressey
                                          President, Chief Financial Officer and
                                          Clerk



Boston, Massachusetts
October 15, 2001


    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY, IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE SPECIAL MEETING.

                           BOREL BANK & TRUST COMPANY
                                 160 BOVET ROAD
                          SAN MATEO, CALIFORNIA 94402
                                 (650) 378-3700


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 15, 2001


    To the Shareholders of Borel Bank & Trust Company:


    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Borel Bank & Trust Company will be held at 5:00 p.m., local time, on Thursday, November 15, 2001 at 160 Bovet Road, San Mateo, California 94402, for the following purposes, which are more fully described in the accompanying joint proxy statement and prospectus:



1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated June 27, 2001 by and between Borel and Boston Private Financial Holdings, Inc., a Massachusetts corporation; the related Agreement of Merger to be entered into by and between Borel and Borel Acquisition Corp., a California corporation and a wholly owned subsidiary of Boston Private, pursuant to which Borel Acquisition Corp. will be merged with and into Borel, resulting in Borel becoming a wholly owned subsidiary of Boston Private; and the transactions contemplated by the Agreement and Plan of Reorganization and the Agreement of Merger, including certain amendments to Borel's Articles of Incorporation. A copy of the Agreement and Plan of Reorganization is attached as Annex A to the accompanying joint proxy statement and prospectus. The form of the Agreement of Merger is attached as Annex B to the accompanying joint proxy statement and prospectus.


2. To consider and act upon such other business and matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.


    Only shareholders of record of Borel common stock at the close of business on October 11, 2001 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournments or postponements thereof. As of the date of record for the Borel Special Shareholders' meeting, Borel common stock was held of record by 455 shareholders. Approval of Proposal 1 requires the affirmative vote of the holders of Borel common stock representing a majority of the outstanding shares of Borel common stock entitled to vote at the special meeting.


    If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares of our common stock. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy issued in your name.

    YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF BOREL COMMON STOCK YOU OWN. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT AND PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.


    Borel shareholders have the right to dissent from the merger and obtain payment in cash of the fair market value of their shares of common stock under applicable provisions of California law. In order to perfect dissenters' appraisal rights, shareholders must give written demand for appraisal of their shares not later than the date of the special meeting at which the vote on the merger will take place and must not vote in favor of the merger. A copy of the applicable California statutory provisions is included as Annex C to the accompanying joint proxy statement and prospectus, and a summary of these provisions can be found under "The Merger--Dissenters' Appraisal Rights" beginning on page 64 of the accompanying joint proxy statement and prospectus, which discussion is incorporated by reference into this notice.


                                          By Order of the Board of Directors,
                                          Emanuela M. Allgood
                                          Chief Financial Officer and Secretary


San Mateo, California
October 15, 2001


    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                               TABLE OF CONTENTS


                                                                  PAGE
                                                                  ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................         1

SUMMARY.....................................................         3
The Companies...............................................         3
The Special Meetings........................................         3
The Merger..................................................         4
Other Proposals for Boston Private Shareholders.............        12
Selected Historical and Unaudited Pro-Forma Consolidated
  Financial Information.....................................        13
Selected Unaudited Pro Forma Combined Financial Data........        14
Selected Financial Data of Boston Private...................        15
Selected Financial Data of Borel............................        16
Comparative Stock Prices and Dividends......................        18
Dividend and Shareholder Information........................        19

RISK FACTORS................................................        20
Risks Relating to the Merger................................        20
Risks Relating to Boston Private............................        25
Risks Relating to Borel.....................................        32

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........        34

THE COMPANIES...............................................        35
Boston Private Financial Holdings, Inc......................        35
Borel Bank & Trust Company..................................        36
The Surviving Company.......................................        36

THE SPECIAL MEETINGS........................................        37

PROPOSALS REGARDING THE REORGANIZATION AGREEMENT AND RELATED
  TRANSACTIONS..............................................        43

THE MERGER..................................................        43
General.....................................................        43
Background of the Merger....................................        43
Reasons for the Merger......................................        47
Fairness Opinion of Boston Private's Financial Advisor......        49
Fairness Opinion of Borel's Financial Advisor...............        53
Interests of Borel's Directors and Officers in the Merger...        60
Post-Closing Capitalization.................................        61
Accounting Treatment........................................        62
Restrictions on Resale of Boston Private Common Stock by
  Affiliates................................................        63
Dissenters' Appraisal Rights................................        64
Delisting and Deregistration of Borel Common Stock Following
  the Merger................................................        65
Listing of Boston Private Common Stock to be Issued in the
  Merger....................................................        65

THE REORGANIZATION AGREEMENT................................        66
Structure...................................................        66
Closing of the Merger.......................................        66
Merger Consideration........................................        67
Borel Stock Options.........................................        68
Exchange of Borel Stock Certificates for Boston Private
  Stock Certificates........................................        69

                                                                  PAGE
                                                                  ----
Representations and Warranties..............................        69
Borel's Conduct of Business Before Completion of the
  Merger....................................................        71
Boston Private's Conduct of Business Before Completion of
  the Merger................................................        73
Material Covenants..........................................        74
  Competing Transactions....................................        74
  Amendment of Executive Salary Continuation Agreements.....        75
  Formation of the Merger Subsidiary........................        76
  Nasdaq Listing............................................        76
  Regulatory Applications...................................        76
  Borel's Directors and Officers Insurance..................        76
  Appointment of a Director of Boston Private...............        76
  Special Meetings of Borel Shareholders and Boston Private
    Shareholders............................................        77
  Other Convenants..........................................        77
Employee Benefits...........................................        77
Conditions to the Merger....................................        77
Termination.................................................        79
Termination Fees............................................        80
Expenses....................................................        80
Amendments..................................................        80

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER............        81
Shareholders' Agreement.....................................        81
Stock Option Agreement......................................        81
Affiliate's Agreements......................................        82

REGULATORY CONSIDERATIONS...................................        83

BUSINESS OF BOREL BANK & TRUST COMPANY......................        93
Overview....................................................        93
Deposits....................................................        93
Lending Activities..........................................        94
Competition.................................................        94
Properties..................................................        95
Legal Proceedings...........................................        95
Employees...................................................        96
Transactions with Management................................        96
Information Concerning Certain Interests of Directors and
  Officers of Borel in the Acquisition......................        97

DIRECTORS AND EXECUTIVE OFFICERS OF BOREL AND SECURITY
  OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.....        99

SELECTED FINANCIAL DATA OF BOREL............................       101

BOREL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................       102
Liquidity Management........................................       102
Capital Resources...........................................       102
Dividends...................................................       103
Results of Operations.......................................       103
Impact of Inflation.........................................       107
Selected Statistical Information............................       107
Distribution of Average Assets, Liabilities and
  Shareholders' Equity: Interest Rates and Interest
  Differential..............................................       107

                                                                  PAGE
                                                                  ----
Investment Portfolio........................................       107
Loan Portfolio..............................................       107
Summary of Loan Loss Experience.............................       108
Deposits....................................................       108
Return on Equity and Assets.................................       108
Other Matters...............................................       108
Recent Accounting Pronouncements............................       115
Quantitative and Qualitative Disclosures About Market
  Risk......................................................       116
Financial Statements and Supplementary Data.................       118

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........       119
Boston Private Financial Holdings, Inc. and Borel Bank &
  Trust Company Notes to Unaudited Pro Forma Combined
  Financial Statements......................................       126
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES......       127

INFORMATION REGARDING DIRECTORS OF BOSTON PRIVATE...........       129

COMPARISON OF SHAREHOLDERS' RIGHTS..........................       132

OTHER PROPOSALS FOR THE BOSTON PRIVATE SHAREHOLDERS.........       143

APPROVAL OF THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001
  EMPLOYEE STOCK PURCHASE PLAN..............................       143
Summary of the Stock Purchase Plan..........................       143
Federal Income Tax Considerations Under the Stock Purchase
  Plan......................................................       144
Stock Purchase Plan Benefits................................       144
Vote Required for Approval..................................       145
Recommendation..............................................       145

AMENDMENT TO BOSTON PRIVATE'S ARTICLES OF ORGANIZATION TO
  INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF
  COMMON STOCK..............................................       146
Summary of the Amendment to Boston Private's Articles of
  Organization..............................................       146
Vote Required for Approval..................................       146
Recommendation..............................................       146

LEGAL MATTERS...............................................       146

EXPERTS.....................................................       147

WHERE YOU CAN FIND MORE INFORMATION.........................       147

FUTURE SHAREHOLDER PROPOSALS................................       148

INDEX TO BOREL BANK & TRUST COMPANY FINANCIAL STATEMENTS....      FS-1

Annex A  Agreement and Plan of Reorganization...............       A-1
Annex B  Form of Agreement of Merger........................       B-1
Annex C  Sections of the California Corporation Law.........       C-1
Annex D  Fairness Opinion of Putnam Lovell Securities
  Inc.......................................................       D-1
Annex E  Fairness Opinion of Dain Rauscher Wessels..........       E-1
Annex F  Second Amended and Restated Shareholders'
  Agreement.................................................       F-1
Annex G  Stock Option Agreement.............................       G-1
Annex H  Form 10-K of Boston Private for the year ended
  December 31, 2000.........................................       H-1
Annex I   Form 10-Q of Boston Private for the quarter ended
  June 30, 2001.............................................       I-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?


A: The proposed transaction contemplates that Borel will merge with a subsidiary of Boston Private, with Borel becoming a subsidiary of Boston Private after the merger.


Q: WHAT WILL I RECEIVE IN THE MERGER?


A: If you are a Boston Private shareholder, after the merger you will continue to own your existing shares of Boston Private common stock. If you are a Borel shareholder, after the merger is completed, you will receive, for each share of Borel common stock, a number of shares of Boston Private common stock determined based on a conversion ratio described in more detail in this joint proxy statement and prospectus.


Q: WHEN IS THE MERGER EXPECTED TO BE COMPLETED?


A: We are working to complete the merger by the end of November 2001. We must first obtain the necessary regulatory approvals, including the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Massachusetts Board of Bank Incorporation and the California Department of Financial Institutions and the approvals of our respective shareholders at our special meetings. Currently, we have received approvals from the Board of Governors of the Federal Reserve System and the FDIC. We cannot assure you as to when or if all the conditions to the merger will be met, and it is possible we will not complete the merger.


Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive written instructions for exchanging your shares of Borel common stock for shares of Boston Private common stock. In the meantime, you should retain your certificate(s) because they are still valid. Please do not send in your stock certificate(s) with your proxy.

Q: WHAT DO I NEED TO DO NOW?

A: You should carefully read and consider the information contained or incorporated by reference in this joint proxy statement and prospectus, including its annexes. It contains important information about Borel and Boston Private. It also contains important information about what the boards of directors of Borel and Boston Private considered in evaluating the transactions.

    If you are a Borel shareholder, you should complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy, but do not indicate how you want to vote, we will count your proxy as a vote FOR adoption of the reorganization agreement and other proposals. If you abstain from voting or do not vote, it will have the effect of a vote against the reorganization agreement, merger and related matters.

    If you are a Boston Private shareholder, you should complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy, but do not indicate how you want to vote, we will count your proxy as a vote FOR the issuance of shares of Boston Private common stock pursuant to the reorganization agreement, FOR the approval and adoption of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, and FOR the amendment of the articles of organization. If you abstain from voting or do not vote, it will not affect the vote regarding the issuance of shares or the vote regarding the employee stock purchase plan, but it will have the effect of a vote against the amendment to the articles of organization.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: If you are a Borel shareholder, you can change your vote at any time before your proxy is voted at the special meeting by:

    - sending a written notice stating that you revoke your proxy to Borel at the address listed below;

    - completing a new proxy card with a later date than the first proxy card, and sending it to Borel, which proxy card will automatically replace any earlier dated proxy card that you returned; or

    -  attending the special meeting and voting in person.

    You should send any notice of revocation or your completed new proxy card, as the case may be, to Borel at the following address:

        Borel Bank & Trust Company
        160 Bovet Road
        San Mateo, California 94402
        Attn: Corporate Secretary

    If you are a Boston Private shareholder, you can change your vote at any time before your proxy is voted at the special meeting by:

    - sending a written notice stating that you revoke your proxy to Boston Private at the address listed below;

    - completing a new proxy card with a later date than the first proxy card, and sending it to Boston Private, which new proxy card will automatically replace any earlier dated proxy card that you returned; or

    -  attending the special meeting and voting in person.

    You should send any notice of revocation or your completed new proxy card, as the case may be, to Boston Private at the following address:

        Boston Private Financial Holdings, Inc.
        Ten Post Office Square
        Boston, MA 02109
        Attn: Clerk

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: No. Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what instructions your broker will need from you.

Q: ARE THERE ANY RISKS I SHOULD CONSIDER IN DECIDING WHETHER I VOTE FOR THE
   MERGER?


A: Yes. We have set out in the section titled "Risk Factors" beginning on page
    20 of this joint proxy statement and prospectus, and incorporated by reference into this joint proxy statement and prospectus, a number of risk factors that you should consider.


Q: WHERE CAN I FIND MORE INFORMATION?


A: You may obtain more information from various sources, as set forth in the section titled "Where You Can Find More Information" beginning on page 147 of this joint proxy statement and prospectus.

                                    SUMMARY


    This summary highlights selected information from this joint proxy statement and prospectus and may not contain all of the information that is important to you. To more fully understand the transaction, you should read this entire joint proxy statement and prospectus, including the materials attached as annexes, as well as the other documents to which we have referred you under the caption "Where You Can Find More Information" on page 147. The page references in parentheses will direct you to a more detailed description of each topic presented in this summary.


                                 THE COMPANIES


BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (SEE PAGE 35)


    Boston Private is a Massachusetts corporation and a registered bank holding company under the Bank Holding Company Act of 1956. Boston Private is the parent holding company of Boston Private Bank & Trust Company, its wholly owned bank subsidiary. Boston Private Bank & Trust Company is a trust company chartered in Massachusetts and the deposits of which are insured by the Federal Deposit Insurance Corporation. Boston Private conducts substantially all of its business through its wholly owned subsidiaries, Boston Private Bank & Trust Company, Westfield Capital Management Company, Sand Hill Advisors, Inc., RINET
Company, Inc. and Boston Private Value Investors.


BOREL BANK & TRUST COMPANY (SEE PAGES 36 AND 93)



    Borel Bank & Trust Company was incorporated in California on June 1, 1979 and commenced operations as a California state banking corporation on April 2, 1980. Borel engages in the general commercial banking business in San Mateo County in the State of California. The principal executive office of Borel
Bank & Trust Company is located at 160 Bovet Road, San Mateo, California 94402, telephone number (650) 378-3700.


    Borel conducts a commercial banking business which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel also issues cashiers checks and sells money orders and traveler's checks and provides 24-hour automated teller services, bank-by-mail, courier and night depository services. Borel offers various savings plans and provides safe deposit boxes as well as other customary banking services and facilities, except international operations.

    Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals. In June 2000, Borel launched an on-line banking service that allows clients access to their accounts through the use of the Internet.

                              THE SPECIAL MEETINGS


THE SPECIAL MEETING OF BOSTON PRIVATE SHAREHOLDERS (SEE PAGE 37)



    A special meeting of Boston Private shareholders will be held at Ten Post Office Square, Boston, Massachusetts on Monday, November 19, 2001 at
10:00 a.m., local time, to approve the issuance of shares of common stock in the merger. Shareholders of record on October 11, 2001 will be entitled to vote at the special meeting.


    To act on the matters presented at the special meeting of shareholders, a quorum must be present at the special meeting. To approve the issuance of shares of common stock to the shareholders of Borel pursuant to the reorganization agreement, a majority of the votes cast on the matter must vote in favor of the issuance. To approve and adopt the employee stock purchase plan, a majority of the votes cast on the matter must vote in favor of the approval and adoption of the plan. To approve the amendment to the articles of organization to increase the aggregate number of authorized shares of common stock, the holders of a majority of the shares of common stock outstanding and entitled to vote on the matter must vote in favor of the amendment.

    The Boston Private board of directors has unanimously approved the reorganization agreement and related transactions, including the merger and the issuance of shares of common stock to the shareholders of Borel pursuant to the reorganization agreement and determined that the reorganization agreement and related transactions including the merger and the issuance of shares pursuant to the reorganization agreement are advisable and in the best interests of the shareholders of Boston Private. The Boston Private board of directors has also unanimously approved the adoption of the Boston Private Financial
Holdings, Inc. 2001 Employee Stock Purchase Plan and the amendment of the articles of organization to increase the aggregate number of authorized shares of common stock.


THE SPECIAL MEETING OF BOREL SHAREHOLDERS (SEE PAGE 39)



    A special meeting of Borel shareholders will be held at 160 Bovet Road, San Mateo, California 94402 on Thursday, November 15, 2001 at 5:00 p.m., local time to adopt and approve the reorganization agreement and the transactions contemplated by the reorganization agreement. The record date for the special meeting is October 11, 2001.



    To act on the matters presented at the special meeting of shareholders, a quorum must be present at the special meeting. To approve and adopt the reorganization agreement, the merger agreement and the transactions contemplated by these agreements, including the merger and amendments to Borel's articles of incorporation, the holders of a majority of the outstanding shares of common stock entitled to vote must vote in favor of the reorganization agreement and the merger.


    The Borel board of directors has unanimously approved the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement and determined that the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement are advisable and in the best interests of the shareholders of Borel.

                                   THE MERGER


SUMMARY OF THE TRANSACTION (SEE PAGES 43 AND 66)



    Boston Private and Borel signed an agreement and plan of reorganization on June 27, 2001. The reorganization agreement provides for the merger of Borel Acquisition Corp., a subsidiary of Boston Private, with Borel. Borel will survive the merger as a subsidiary of Boston Private.


    The proposed merger will occur following approval of the proposals described in this joint proxy statement and prospectus by the shareholders of Borel and Boston Private and satisfaction or waiver of all other conditions to the merger. The reorganization agreement is attached as Annex A. We encourage you to read it because it is the legal document that governs the merger.


WHAT THE HOLDERS OF BOREL COMMON STOCK WILL RECEIVE IN THE MERGER (SEE PAGE 67)


    In the merger, each outstanding share of Borel common stock will be converted into the right to receive a number of shares of common stock of Boston Private based on the average closing price of Boston Private common stock. The conversion ratio is calculated as follows:

    (a) if the average closing price of Boston Private common stock is greater than $22.37, the conversion ratio will be calculated as follows:


                 conversion ratio               =   per share purchase price
                                                    ------------------------
                                                             $22.37

    (b) if the average closing price is greater than or equal to $16.68 and less than or equal to $22.37, the conversion ratio will be calculated as follows:

                 conversion ratio               =                 per share purchase price
                                                    ----------------------------------------------------
                                                    average closing price of Boston Private common stock

    (c) if the average closing price of Boston Private common stock is less than $16.68, the conversion ratio will be calculated as follows:

                 conversion ratio               =   per share purchase price
                                                    ------------------------
                                                             $16.68


    For the purpose of calculating the conversion ratio, the average closing price for Boston Private common stock will be computed by averaging the closing sale prices of Boston Private common stock on the Nasdaq National Market for the thirty trading days ending the three trading days prior to the effective time of the merger. The reorganization agreement provides that the per share purchase price will be $37.50, subject to a downward adjustment of up to $.50 for certain expenses which may be incurred by Borel prior to closing. We currently expect that this adjustment will be fully utilized at closing and, as a result, we expect the per share purchase price to be $37.00.



    Since some of the variables necessary to determine the conversion ratio will not be determined until immediately prior to the effective time of the merger, the precise conversion ratio will not be determined until immediately prior to the effective time of the merger. Assuming that the per share purchase price equals $37.00, if the average closing price is greater than $22.37, 5,102,467 shares of Boston Private common stock would be issued in the merger, based on 3,084,924 shares of Borel common stock and options outstanding as of October 11, 2001, representing approximately 30.8% of the outstanding Boston Private common stock as of October 11, 2001. Using the same assumptions, if the average closing price is less than $16.68, 6,843,056 shares of Boston Private common stock would be issued in the merger representing approximately 41.3% of the outstanding Boston Private common stock as of October 11, 2001. If the effective time of the merger was October 15, 2001, the date of this joint proxy statement and prospectus, the average closing price would be $19.64 and, assuming the per share purchase price is $37.00, the conversion ratio would equal approximately 1.88. This conversion ratio would result in the issuance of 5,799,657 shares of Boston Private common stock representing approximately 35.0% of the outstanding Boston Private common stock as of October 11, 2001.



    The following examples illustrate the operation of the conversion ratio formula:



    Example 1: If you currently own 100 shares of Borel common stock and the average closing price per share of Boston Private common stock is equal to $25.00 and the per share value of Boston Private common stock to be received is $37.00, then you will receive 165 shares of Boston Private common stock, which equals the number of shares of Boston Private common stock which you would have received if the average closing price was $22.37. The value of the shares you receive, valued at $25.00 per share, would equal $4,125 or $41.25 per share of Borel common stock.



    Example 2: If you currently own 100 shares of Borel common stock and the average closing price per share of Boston Private common stock is equal to $18.50 and the per share value of Boston Private common stock to be received is $37.00, then you will receive 200 shares of Boston Private common stock. The value of the shares you receive, valued at $18.50 per share, would equal $3,700 or $37.00 per share of Borel common stock.



    Example 3: If you currently own 100 shares of Borel common stock and the average closing price per share of Boston Private common stock is equal to $15.00 and the per share value of Boston Private common stock to be received is $37.00, then you will receive 221 shares of Boston Private common stock, which equals the number of shares of Boston Private common stock which you would have received if the average closing price was $16.68. The value of the shares you receive, valued at $15.00 per share, would equal $3,315 or $33.15 per share of Borel common stock.



FAIRNESS OPINION OF PUTNAM LOVELL SECURITIES INC. (SEE PAGE 49)



    In deciding to approve the merger, Boston Private's board considered an opinion from its financial advisor, Putnam Lovell Securities Inc. On June 27, 2001, Putnam Lovell Securities Inc. delivered its written opinion to the board of directors of Boston Private that as of that date and based on and subject to the matters set forth in the opinion, the consideration to be paid by Boston Private pursuant to the merger was fair, from a financial point of view, to Boston Private shareholders. The full text of this written opinion is attached as Annex D to this joint proxy statement and prospectus. We encourage you to read this opinion carefully in its entirety. The opinion of Putnam Lovell is directed to Boston Private's board and is not a recommendation to any shareholder on how to vote on the issuance of shares pursuant to the reorganization agreement.



FAIRNESS OPINION OF DAIN RAUSCHER WESSELS (SEE PAGE 53)



    In deciding to approve the merger, Borel's board considered an opinion from its financial advisor, Dain Rauscher Wessels. On June 27, 2001, Dain Rauscher delivered its written opinion to Borel's board of directors that as of that date and based on and subject to the matters set forth in the opinion, the conversion ratio in the reorganization agreement was fair, from a financial point of view, to the holders of Borel's common stock. The full text of this written opinion is attached as Annex E to this joint proxy statement and prospectus. We encourage you to read this opinion carefully in its entirety. The opinion of Dain Rauscher is directed to Borel's board and is not a recommendation to any shareholder on how to vote on the merger, the reorganization agreement, or the agreement of merger. That opinion has been reconfirmed in writing as of October 12, 2001 and the letter reconfirming that opinion is included as an exhibit to the registration statement of which this joint proxy statement and prospectus is a part.



BOSTON PRIVATE'S REASONS FOR THE MERGER; RECOMMENDATION OF BOSTON PRIVATE'S
  BOARD OF DIRECTORS (SEE PAGE 47)



    In reaching its decisions to approve the reorganization agreement and related transactions, including the merger and the issuance of shares of Boston Private common stock to the Borel shareholders, and to recommend that Boston Private's shareholders approve the issuance of shares pursuant to the reorganization agreement, Boston Private's board consulted with Boston Private's senior management, its financial advisor and legal counsel and considered, among other things, the following factors:


    - the ability of the combined company to realize a stronger position in the wealth management market in Northern California;

    - the business, operations, financial condition, earnings and prospects of each of Boston Private and Borel, taking into account Boston Private's due diligence review of Borel's business;

    - the complementary nature of the clientele and businesses of Boston Private and Borel;


    - the anticipated financial impact of the merger on the combined company's future financial performance;



    - the expectation that, before the impact of anticipated merger and transaction related expenses, the transaction will be accretive to Boston Private's earnings per share;

    - the expectation that the merger will be accounted for as a pooling of interests and no goodwill will be recorded on the consolidated balance sheet of Boston Private as a result of the merger; and


    - the opinion of Putnam Lovell to Boston Private that, based on and subject to the considerations set forth in the opinion and as of that date, the consideration to be paid by Boston Private pursuant to the merger was fair, from a financial point of view, to Boston Private's shareholders.


    The above discussion of the factors considered by the Boston Private board of directors is described more fully in the section titled "The Merger--Reasons for the Merger--Boston Private's Reasons for the Merger."

    The Boston Private board of directors has unanimously approved the reorganization agreement and related transactions, including the merger and the issuance of shares of common stock to the shareholders of Borel pursuant to the reorganization agreement and determined that the reorganization agreement and related transactions including the merger and the issuance of shares pursuant to the reorganization agreement are advisable and in the best interests of the shareholders of Boston Private. The Boston Private board of directors unanimously recommends that its shareholders vote "FOR" approval of the proposal to issue shares of its common stock pursuant to the reorganization agreement.


BOREL'S REASONS FOR THE MERGER; RECOMMENDATION OF BOREL'S BOARD OF DIRECTORS
  (SEE PAGE 48)


    In reaching its decisions to approve the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement, and recommend that Borel's shareholders approve and adopt the reorganization agreement and approve the merger and the agreement of merger, the Borel board of directors consulted with Borel's senior management, its financial advisor, as well as its legal counsel, and considered the following factors:


    - the larger market capitalization and public float will mean higher trading volumes for Boston Private common stock and increased liquidity for Borel shareholders who receive shares of Boston Private common stock in the merger;


    - the economic conditions and prospects for the markets in which Borel operates, and competitive pressures in the financial services industry in general and the banking industry in particular;

    - the enhancement of Borel's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with an institution with greater resources, like Boston Private and the nation-wide capacity provided by being a subsidiary of Boston Private;

    - information concerning the business, results of operations, asset quality and financial condition of Borel and Boston Private on a stand-alone and combined basis, and the future growth prospects of Borel and Boston Private following the merger;

    - Dain Rauscher's analysis of the financial condition, results of operations, business, prospects and stock price of Borel and comparison of Borel to other banks and bank holding companies operating in its industry;

    - the opinion of Dain Rauscher to the effect that, as of the date of the opinion, the conversion ratio is fair, from a financial point of view, to the holders of Borel common stock;

    - the expectation that the merger will constitute a tax-free reorganization for federal income tax purposes; and

    - the expectation that the merger will be treated as a pooling of interests for accounting purposes.

    The above discussion of the factors considered by the Borel board of directors is described more fully in the section titled "The Merger--Reasons for the Merger--Borel's Reasons for the Merger."

    The Borel board of directors has unanimously approved the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement and determined that the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement are advisable and in the best interests of the shareholders of Borel. The board of directors of Borel unanimously recommends that its shareholders vote "FOR" approval of the proposals.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 127)



    If you are a Boston Private shareholder, your shares of Boston Private common stock will remain unchanged and the merger will not cause you to recognize any gain or loss for U.S. federal income tax purposes. We expect the merger to qualify as a reorganization under the Internal Revenue Code. If the merger does qualify as a reorganization, no gain or loss will be recognized by Borel, Boston Private or Borel Acquisition Corp., by reason of the merger. In addition, if you are a Borel shareholder, we expect that you generally will not recognize gain or loss on the exchange of your shares of Borel common stock for shares of Boston Private common stock, except with regard to any cash you receive instead of fractional shares or in exchange for your stock pursuant to dissenters' appraisal rights. BECAUSE THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON EACH BOREL SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO YOU AS A RESULT OF THE MERGER.



DISSENTERS' APPRAISAL RIGHTS (SEE PAGE 64)


    Under California law, Borel shareholders may have the right to dissent from the merger and to have the appraised fair market value of their shares of Borel common stock paid to them in cash. A Borel shareholder has the right to seek appraisal of the value of his or her Borel shares and be paid the appraised value if all of the following conditions exist:

    - the dissenting Borel shareholder delivers to Borel, not later than the date of the special meeting at which the vote on the merger will take place, a written demand for appraisal of his or her shares of Borel common stock;


    - the holders of at least five percent of the total number of shares of Borel common stock, including the dissenting shareholder, make the required written demand;


    - the dissenting Borel shareholder must vote against the merger; and

    - the dissenting Borel shareholder must otherwise comply with the provisions governing dissenters' rights under California law.

    If a Borel shareholder dissents from the merger and the conditions outlined above are met, his or her shares of Borel common stock will not be exchanged for shares of Boston Private common stock in the merger, and his or her only right will be to receive the appraised value of the shares in cash. Borel shareholders should be aware that submitting a signed proxy card without indicating a vote with respect to the merger will be deemed a vote "FOR" the merger and a waiver of their dissenter's rights. A vote "AGAINST" the merger does not dispense with the requirement to deliver a written demand for payment.

    The appraised value MAY BE LESS than the consideration a dissenting shareholder would receive under the terms of the reorganization agreement.

INTERESTS OF BOREL'S DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGE 60)



    Some of Borel's executive officers and directors have interests in the merger that are different from, or in addition to, those of Borel shareholders, generally. For instance, all outstanding options to purchase Borel common stock will vest and become exercisable immediately prior to the closing of the merger. Boston Private also currently intends to establish a pool of approximately 50,000 options to purchase Boston Private common stock for grant to certain employees, including executive officers, of Borel who remain with Borel after the merger. In addition, seven executive officers of Borel have executive salary continuation agreements that provide for benefits if the officer is terminated by Boston Private without cause under certain circumstances. Furthermore, the reorganization agreement provides officers and directors of Borel with continuing indemnification rights.



TREATMENT OF STOCK OPTIONS (SEE PAGE 68)


    Each option to purchase shares of Borel common stock outstanding immediately prior to the merger will become immediately exercisable and will become an option to acquire Boston Private common stock. Boston Private will adjust the number of shares issuable upon exercise and the exercise prices to reflect the merger's conversion ratio.


CONDITIONS TO THE MERGER (SEE PAGE 77)


    Boston Private and Borel will not complete the merger unless a number of conditions are satisfied or waived, including approval of the reorganization agreement by the Borel shareholders.


LIMITATIONS ON CONSIDERING OTHER ACQUISITION PROPOSALS (SEE PAGES 74 AND 80)



    Borel has agreed not to consider a competing acquisition proposal, such as a business combination or other similar transaction, with a party other than Boston Private while the merger is pending; however, the Borel board may engage in discussions in response to an unsolicited bona fide proposal that represents a superior proposal. The determination as to whether an acquisition proposal is a superior proposal is based on whether the proposal is more favorable to Borel shareholders from a financial point of view. In addition, to consider a superior proposal, the board of Borel must also conclude that considering the superior proposal is required by the directors' fiduciary duties. Borel also agreed to promptly inform Boston Private if it is approached by any third party with any acquisition proposal.



    Borel's officers, directors and five percent shareholders, who collectively own approximately 35.5% of Borel's outstanding common stock as of the record date for Borel's special meeting of shareholders, entered into an amended and restated shareholders' agreement, in the form attached as Annex F to this joint proxy statement and prospectus, in which Borel's directors, officers and five percent shareholders:



    - subject to approval by the California Department of Financial Institutions, granted Boston Private an irrevocable proxy to vote in favor of the merger at the Borel shareholders' meeting;


    - unless directed by Boston Private not to, agreed to vote in favor of the proposals if Boston Private did not exercise its proxy; and


    - for the 30 day period prior to the effective time of the merger, agreed not to sell or transfer their shares.


Even if Borel's board considers a proposal that it determines to be a superior proposal, Borel will be required to hold the special meeting of shareholders and the officers, directors and affiliates will be required to vote for the merger.

    Additionally, Borel and Boston Private have entered into a Stock Option Agreement, attached as Annex G to this joint proxy statement and prospectus, pursuant to which Borel has granted Boston Private an option to purchase up to 19.9% of its capital stock under certain circumstances relating to competing transactions. See "Other Material Agreements Relating to the Merger--Stock Option Agreement" beginning on page 81.


    Boston Private has agreed that it will not enter into a transaction in which it is acquired, if the transaction requires the termination of the reorganization agreement with Borel.


TERMINATION OF THE REORGANIZATION AGREEMENT (SEE PAGE 79)


    Borel may terminate the reorganization agreement for any of the following reasons:


    - if Borel's shareholders do not approve the transaction, unless the failure is a result of a modification or withdrawal of the Borel board's recommendation of approval of the transaction;



    - expiration of 20 days after delivery to Boston Private of a notice of material breach of or failure to satisfy a covenant or agreement by Boston Private;



    - expiration of 30 days from the final denial or refusal of a governmental entity to grant any requisite approval, consent or authorization;



    - failure, other than by Borel, to satisfy the conditions to closing by March 31, 2002; or



    - if the average closing price of the Boston Private common stock is less than $14.238 and underperforms the Philadelphia/KBW Bank Index by more than 15%, unless Boston Private elects to adjust the conversion ratio to increase the number of shares of Boston Private common stock to be issued such that the value received by Borel shareholders will meet the lower of these two standards.


    Boston Private may terminate the reorganization agreement for any of the following reasons:

    - if Borel's shareholders do not approve the transaction;


    - expiration of 20 days after delivery to Borel of notice of a material breach of or failure to satisfy a covenant or agreement by Borel;



    - expiration of 30 days from the final denial or refusal of a governmental entity to grant any requisite approval, consent or authorization;



    - failure, other than by Boston Private, to satisfy certain conditions by March 31, 2002;


    - Borel breaches its covenants relating to limitations in considering competing transactions;

    - if Borel's board fails to recommend approval of the reorganization agreement or such recommendation is modified or withdrawn;

    - if Borel's board recommends a competing transaction; or

    - if Borel's board fails to call a meeting of Borel's shareholders.

The reorganization agreement may also be terminated upon the mutual written agreement of Borel and Boston Private.


TERMINATION FEES (SEE PAGE 80)



    The reorganization agreement requires Borel to pay Boston Private a termination fee of $6.0 million in cash within three days of termination if:



    - Borel's shareholders fail to approve the transaction after public announcement of any competing transaction and within 12 months following termination Borel enters into an agreement in principle, letter of intent or definitive agreement with respect to a competing transaction;

    - Borel breaches the covenants relating to prohibited actions with respect to potential competing transactions;

    - Borel's board fails to recommend approval of the reorganization agreement or such recommendation is modified or withdrawn;

    - Borel's board recommends a competing transaction; or

    - Borel's board fails to call a meeting of Borel's shareholders.


    Boston Private will be obligated to pay a termination fee of $3.0 million if Borel terminates the agreement because Boston Private has entered into a transaction pursuant to which it is acquired and a condition of the acquisition is the termination of the transactions contemplated by the reorganization agreement.



STOCK OPTION AGREEMENT (SEE PAGE 81)



    As a condition to Boston Private's willingness to enter into the reorganization agreement, and to discourage other companies from attempting to acquire Borel, Borel granted Boston Private an option to purchase up to 19.9% of the capital stock of Borel outstanding immediately before exercise of the option at an exercise price of $24.62 per share. Boston Private may also require Borel to repurchase the shares acquired upon the exercise of its option or to pay Boston Private the difference between the exercise price and fair market value at the time, subject to a limit of $6.0 million when combined with the termination fee. The option is only exercisable upon the occurrence of specified events that ordinarily would be associated with an acquisition or potential acquisition of Borel by a third party.



"POOLING-OF-INTERESTS" ACCOUNTING TREATMENT (SEE PAGE 62)



    The managements of Boston Private and Borel expect that the merger will qualify as a "pooling-of-interests" business combination for accounting purposes. Under the Statement of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS issued by the Financial Accounting Standards Board, the pooling-of-interests accounting method is only available for business combination transactions initiated before June 30, 2001. See "Borel Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Accounting Pronouncements." This merger was initiated on June 27, 2001. Under this method of accounting, the historical cost basis of the assets and liabilities of Boston Private and Borel will be carried forward to the consolidated financial statements of Boston Private. The consolidated results of operations of Boston Private will include the income of Boston Private and Borel for the entire fiscal period in which the combination occurs. The results of operations of the separate companies for fiscal years before the merger will be combined and reported in the consolidated results of operations of Boston Private.



    Boston Private and Borel have presented unaudited pro forma combined financial information that reflects the pooling-of-interests method of accounting to provide a better idea of what our businesses might have looked like had they been combined as of the dates and for the periods indicated. We prepared the pro forma combined statements of income and balance sheets by combining the historical amounts of each company and adjusting share information for an assumed conversion ratio of 1.85 shares of Boston Private common stock for each share of Borel common stock. This assumed conversion ratio was calculated using the average daily closing price of the Boston Private common stock for the 30 consecutive trading days ending October 5, 2001, which was $19.97 per share and assumes that the per share purchase price is $37.00. The actual conversion ratio to be used in the merger is subject to adjustment based on an average of closing prices of Boston Private common stock prior to the closing of the merger as further described in the section titled "The Reorganization Agreement." The accounting policies of Boston Private and Borel are substantially comparable. Consequently, we did not make adjustments to the unaudited pro forma combined financial information to conform the accounting policies of the combining companies. Upon consummation of the merger, further review of Borel's accounting policies and financial statements may require restatements of the combined entity's financial statements to conform to those policies and classifications that are deemed most appropriate.

    The companies may have performed differently had they always been combined. The unaudited pro forma combined financial information is not necessarily indicative of the historical results that would have occurred had the companies always been combined or the future results that the combined company will experience after the merger.


MERGER-RELATED EXPENSES (SEE PAGE 119)



    We estimate that merger-related fees and expenses, including fees and expenses of investment bankers, attorneys and accountants, SEC filing fees, stock exchange listing fees, and financial printing and other related charges, will be approximately $7.7 million, after giving effect to the expected tax benefit applicable to such expenses. See Note 3 to "Boston Private Financial Holdings, Inc. and Borel Bank & Trust Company Notes to Unaudited Pro Forma Combined Financial Information" on page 126.



REGULATORY APPROVALS (SEE PAGE 90)



    Before Boston Private and Borel may complete the merger, they must obtain approvals from federal and state bank regulators. As of the date of this joint proxy statement and prospectus, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation have approved the merger. The Massachusetts Board of Bank Incorporation and the California Department of Financial Institutions must each also approve the merger. Completion of the merger is subject to the expiration of certain waiting periods and other requirements that are described more fully in "Regulatory Considerations--Regulatory Approvals."



COMPARATIVE SHAREHOLDER RIGHTS (SEE PAGE 132)



    When we complete the merger, Borel shareholders will hold shares of Boston Private common stock. Rights of Boston Private shareholders are governed by Boston Private's articles of organization and by-laws and by Massachusetts laws. Because Borel shareholders' rights are presently governed by California law, and Borel's articles of incorporation and bylaws, the rights of Borel shareholders will change when they become holders of Boston Private common stock.



         OTHER PROPOSALS FOR BOSTON PRIVATE SHAREHOLDERS (SEE PAGE 143)



    Boston Private's board of directors has also approved the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan pursuant to which eligible employees may authorize Boston Private to deduct amounts from their compensation to enable them to exercise options to purchase shares of Boston Private common stock. Boston Private's board of directors has also adopted a vote approving an amendment to Boston Private's articles of organization to increase the aggregate number of authorized shares of its common stock by 40,000,000 shares to a total of 70,000,000 shares. The adoption of the stock purchase plan and the amendment of the articles of organization are both subject to the approval of Boston Private's shareholders.

       SELECTED HISTORICAL AND UNAUDITED PRO-FORMA FINANCIAL INFORMATION



    Boston Private and Borel are providing the following consolidated financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Boston Private and Borel and the related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. Borel's balance sheet data as of June 30, 2001 and 2000 and December 31, 2000 and 1999 and its statement of operations for the six months ended June 30, 2001 and 2000 and for the years ended December 31, 2000, 1999 and 1998 and related notes are included elsewhere in this joint proxy statement and prospectus. Boston Private's consolidated balance sheet data as of June 30, 2001 and 2000 and December 31, 2000 and 1999 and its consolidated statement of operations data for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998 are derived from its financial statements included in its annual report on Form 10-K for the year ended December 31, 2000 and its quarterly report on Form 10-Q for the six months ended June 30, 2001, which are included as Annexes H and I of this joint proxy statement and prospectus. Additional information regarding Boston Private can be found in other information on file with the SEC and incorporated into this joint proxy statement and prospectus by reference. See "Where You Can Find Additional Information." Borel's statement of income data for the years ended December 31, 1997 and 1996 and Borel's balance sheet data at December 31, 1998, 1997 and 1996 are derived from audited financial statements not included in, nor incorporated by reference into, this joint proxy statement and prospectus. Boston Private's consolidated balance sheet data as of December 31, 1998, 1997 and 1996 and Boston Private's consolidated statement of operations data for the years ended December 31, 1997 and 1996 have been derived from Boston Private's audited consolidated financial statements not included in, nor incorporated by reference into, this joint proxy statement and prospectus. The selected historical consolidated financial information for Boston Private reflects the effects of certain recent acquisitions and non-recurring charges. The consolidated financial statements of Boston Private give retroactive effect to its acquisition of Boston Private Value Investors, formerly E.R. Taylor
Investments, Inc., on February 28, 2001, which was accounted for as a pooling of interests. The consolidated financial statements of Boston Private have been restated for all periods presented as if Boston Private and Boston Private Value Investors had always been combined.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    The selected unaudited pro forma combined consolidated financial data should be read in conjunction with the historical financial statements of Borel and Boston Private.



    For purposes of the unaudited pro forma consolidated statement of operations data, Boston Private's and Borel's respective consolidated statements of operations for the six months ended June 30, 2001 and 2000, and the years ended December 31, 2000, 1999, 1998, 1997 and 1996 have been combined as if the merger had been consummated as of the earliest period presented. The selected unaudited pro forma consolidated balance sheet data gives effect to the merger as if the transaction occurred on January 1, 1996, and combines the consolidated balance sheet of Boston Private and the balance sheet of Borel as of that date. We have presented the selected unaudited pro forma financial data for illustration purposes only. This data does not necessarily show what the financial position would have been if the merger had been completed as of the dates indicated or what the operating results at the beginning of the periods indicated, nor does it indicate the future operating results or financial position of the combined entities.



                                          AS OF OR FOR THE
                                             SIX MONTHS
                                           ENDED JUNE 30,                   AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          2001         2000         2000         1999         1998         1997         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                        (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Interest and dividend income.........     $46,999      $35,232      $79,212      $57,875      $48,881      $40,861      $33,920
Interest expense.....................      20,746       15,774       35,863       25,068       22,670       17,728       14,725
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income..................      26,253       19,458       43,349       32,807       26,211       23,133       19,195
Provision for loan losses............       1,330          920        2,160        1,524        1,244        1,330          884
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision
  for loan losses....................      24,923       18,538       41,189       31,283       24,967       21,803       18,311
Fees and other income................      24,375       17,090       38,559       33,106       26,534       21,690       19,432
Operating expense....................      33,860       24,375       54,351       43,516       36,512       32,464       26,793
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes...........      15,438       11,253       25,397       20,873       14,989       11,029       10,950
Income tax expense (benefit).........       5,145        3,924        8,843        7,671        5,388        4,396        3,134
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net Income...........................     $10,293      $ 7,329      $16,554      $13,202      $ 9,601      $ 6,633      $ 7,816
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========

CONSOLIDATED BALANCE SHEET
  DATA:
Total balance sheet assets...........  $1,476,796   $1,064,006   $1,294,464     $884,305     $746,543     $605,665     $505,589
Total loans..........................     989,609      748,482      878,932      683,935      519,592      431,383      351,157
Allowance for loan losses............      12,862       10,234       11,500        9,242        7,547        6,649        5,031
Investment securities................     217,504      154,478      212,567      104,552      107,608       93,959       66,802
Mortgage-backed securities...........          --        3,916        3,267        5,510       11,909       18,123       25,289
Cash and cash equivalents............     203,997      123,191      150,744       56,514       79,565       40,288       40,821
Excess of cost over net assets
  acquired...........................      17,730        3,330       18,371        3,563        4,634        4,659        5,164
Deposits.............................   1,148,931      874,772    1,002,537      706,108      594,398      467,480      395,781
Borrowed funds.......................     161,280      103,888      139,878       97,223       82,570       79,753       54,864
Stockholders' equity.................     131,225       71,404      128,406       65,381       56,638       47,961       46,339
Non-performing assets................       1,086        1,110        1,303        1,317          815        1,031        2,458

Client assets under management.......  $6,728,000   $4,946,000   $6,604,000   $4,545,000   $3,651,000   $3,206,000   $2,815,000

    SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA OF BOSTON PRIVATE FINANCIAL
                                 HOLDINGS, INC.



    The summary selected consolidated balance sheet data as of December 31, 2000 and 1999 and the summary selected consolidated statement of operations data for the years ended December 31, 2000, 1999 and 1998 have been derived from Boston Private's consolidated financial statements that have been audited by KPMG LLP, independent public accountants, and are included in Annex H of this joint proxy statement and prospectus. The summary consolidated balance sheet data as of December 31, 1998, 1997 and 1996 and the summary consolidated statement of operations data for the years ended December 31, 1997 and 1996 have been derived from Boston Private's audited consolidated financial statements not included nor incorporated by reference in this joint proxy statement and prospectus. The summary consolidated statement of operations data for the six-month periods ended June 30, 2001 and 2000 and the summary consolidated balance sheet data at June 30, 2001 and 2000 are derived from unaudited consolidated financial statements and are included in Annex I of this joint proxy statement and prospectus. The selected historical consolidated financial information for Boston Private reflects the effects of certain recent acquisitions and non-recurring charges. The consolidated financial statements of Boston Private give retroactive effect to its acquisition of Boston Private Value Investors, formerly E.R. Taylor Investments, Inc., on February 28, 2001, which was accounted for as a pooling of interests. The consolidated financial statements of Boston Private have been restated for all periods presented as if Boston Private and Boston Private Value Investors had always been combined. The consolidated results of operations for the six months ended June 30, 2001 are not necessarily indicative of results for the year ending December 31, 2001 or any future period. When you read this summary selected consolidated financial data, it is important that you also read the historical consolidated financial statements and related notes incorporated by reference into this joint proxy statement and prospectus.



                                        AS OF OR FOR THE
                                           SIX MONTHS
                                         ENDED JUNE 30,                   AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------------   --------------------------------------------------------------
                                        2001         2000         2000         1999         1998         1997         1996
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                      (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Interest and dividend income.......     $33,691      $22,552      $52,256      $34,988      $29,341      $22,759      $18,706
Interest expense...................      15,942       11,445       26,463       17,469       15,263       11,499        9,562
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income................      17,749       11,107       25,793       17,519       14,078       11,260        9,144
Provision for loan losses..........       1,150          800        1,900          999        1,004          810          619
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after provision
  for loan losses..................      16,599       10,307       23,893       16,520       13,074       10,450        8,525
Fees and other income..............      22,765       15,543       35,406       29,520       23,634       19,284       17,192
Operating expense..................      28,948       19,801       44,710       34,528       27,939       24,499       19,219
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes.........      10,416        6,049       14,589       11,512        8,769        5,235        6,498
Income tax expense (benefit).......       3,117        1,820        4,457        3,713        2,901        1,939        1,227
                                     ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income.........................     $ 7,299      $ 4,229      $10,132      $ 7,799      $ 5,868      $ 3,296      $ 5,271
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========

CONSOLIDATED BALANCE SHEET DATA:
Total balance sheet assets.........  $1,106,987     $732,586     $923,186     $568,945     $459,986     $371,932     $297,040
Total loans........................     738,942      520,822      645,073      450,388      348,951      276,825      206,107
Allowance for loan losses..........       8,521        6,224        7,342        3,906        4,386        3,645        5,031
Investment securities..............     191,562      116,056      174,885       73,605       54,102       46,430       33,024
Mortgage-backed securities.........       2,850        3,916        3,267        5,510       11,909       18,123       25,289
Cash and cash equivalents..........     120,101       65,477       57,625       11,661       24,418       13,926       16,390
Excess of cost over net assets
  acquired.........................      17,730        3,330       18,371        3,563        4,634        4,659        5,164
Deposits...........................     812,192      687,966      665,047      420,535      334,852      258,301      209,302
Borrowed funds.....................     161,280      103,888      139,878       97,223       82,570       79,753       54,864
Stockholders' equity...............     108,360       44,620       99,617       40,246       33,412       26,694       26,672
Non-performing assets..............       1,086        1,110        1,303        1,317          565          832        1,061

Client assets under management.....  $6,227,000   $4,454,000   $6,219,000   $4,242,000   $3,366,000   $2,850,000   $2,397,000

                        SELECTED FINANCIAL DATA OF BOREL


    The statement of income data for the years ended December 31, 2000, 1999 and 1998, and the balance sheet data at December 31, 2000 and 1999 are derived from, and are qualified by reference to, the audited financial statements of Borel included in this joint proxy statement and prospectus and should be read in connection with those financial statements and the related notes. The statement of income data for the years ended December 31, 1997 and 1996 and the balance sheet data at December 31, 1998, 1997 and 1996 are derived from audited financial statements not included in, nor incorporated by reference into, this joint proxy statement and prospectus. The summary statement of income data for the six-month periods ended June 30, 2001 and 2000 and the summary balance sheet data at June 30, 2001 and 2000 are derived from unaudited financial statements included in this joint proxy statement and prospectus. The unaudited financial statements for the six-month periods have been prepared on a basis consistent with Borel's audited financial statements and, in the opinion of Borel's management, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of Borel's financial position and results of operations for those periods. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results for the year ending December 31, 2001 or any future period.



    The following table sets forth certain historical financial information for Borel and should be read in conjunction with the financial statements of Borel and related notes included elsewhere in this joint proxy statement and prospectus.



                                           AS OF OR FOR THE
                                              SIX MONTHS
                                            ENDED JUNE 30,            AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                          -------------------   ----------------------------------------------------
                                            2001       2000       2000       1999       1998       1997       1996
                                          --------   --------   --------   --------   --------   --------   --------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Total interest income...................   $13,308    $12,680    $26,955    $22,887    $19,541    $18,102    $15,214
Interest on deposits....................     4,804      4,329      9,400      7,599      7,407      6,229      5,163
                                          --------   --------   --------   --------   --------   --------   --------
Net interest income.....................     8,504      8,351     17,556     15,288     12,133     11,874     10,051
Provision for loan losses...............       180        120        260        525        240        520        265
                                          --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for
  loan losses...........................     8,324      8,231     17,296     14,763     11,893     11,354      9,786
Total other income......................     1,610      1,547      3,153      3,586      2,900      2,406      2,240
Total other expenses....................     4,912      4,574      9,641      8,988      8,573      7,965      7,574
                                          --------   --------   --------   --------   --------   --------   --------
Income before taxes.....................     5,022      5,204     10,808      9,361      6,220      5,795      4,453
Provision for income taxes..............     2,028      2,104      4,387      3,958      2,487      2,457      1,907
                                          --------   --------   --------   --------   --------   --------   --------
Net income..............................   $ 2,944    $ 3,100    $ 6,422    $ 5,403    $ 3,733    $ 3,337    $ 2,546
                                          ========   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA (END OF PERIOD):
Total assets............................  $372,509   $331,421   $371,278   $315,360   $286,557   $233,733   $208,549
Securities available for sale...........    23,092     38,423     37,682     30,947     53,506     47,527     33,778
Net loans(2)............................   246,326    223,650    229,701    229,641    167,480    151,554    142,586
Allowance for loan losses...............     4,341      4,010      4,158      3,906      3,161      3,004      2,465
Total deposits..........................   336,739    299,247    337,490    285,573    259,545    209,179    186,479
Total shareholders' equity..............    30,565     26,784     28,789     25,136     23,226     21,267     19,667


--------------------------


(1) Income per share is based on weighted average shares outstanding during each period, adjusted retroactively for each period presented to reflect a 10% stock dividend paid on October 15, 1996 and a 2-for-1 stock split effected as of July 15, 1997.



(2) As used in Borel's financial statements included in this joint proxy statement and prospectus, the term "Net loans" means total loans net of allowance for loan losses.



(3) The book value per share reflects the impact of a 2-for-1 stock split effected as of July 15, 1997 and a 10% stock dividend paid on October 15, 1996.

                      UNAUDITED COMPARATIVE PER SHARE DATA



                                                     BOSTON PRIVATE BANK &
                                                         TRUST COMPANY                 BOREL BANK
                                                   -------------------------   --------------------------
                                                                   PRO FORMA                  PRO FORMA
                                                   HISTORICAL(1)   COMBINED    HISTORICAL   EQUIVALENT(2)
                                                   -------------   ---------   ----------   -------------
Basic income per share:
  Six months ended June 30, 2001.................      $0.45         $0.47       $ 1.02        $ 0.87
  Year ended December 31, 2000...................       0.76          0.87         2.19          1.61
  Year ended December 31, 1999...................       0.64          0.74         1.85          1.37
  Year ended December 31, 1998...................       0.48          0.54         1.29          1.00
Diluted income per share:
  Six months ended June 30, 2001.................       0.43          0.45         1.00          0.83
  Year ended December 31, 2000...................       0.73          0.85         2.18          1.61
  Year ended December 31, 1999...................       0.62          0.73         1.84          1.37
  Year ended December 31, 1998...................       0.47          0.53         1.28          1.00
Dividends declared per share(3):
  Six months ended June 30, 2001.................       0.07          0.07         0.50          0.13
  Year ended December 31, 2000...................       0.12          0.12         1.00          0.22
  Year ended December 31, 1999...................         --            --         1.15            --
  Year ended December 31, 1998...................         --            --         0.80            --
Book value per share:
  June 30, 2001..................................       6.60          5.88        10.38         10.88
  December 31, 2000..............................       6.15          5.89         9.80         10.90
Tangible book value per share:
  June 30, 2001..................................       5.52          5.07        10.38          9.38
  December 31, 2000..............................       5.01          5.04         9.80          9.32


------------------------


(1) The consolidated financial statements of Boston Private give retroactive effect to its acquisition of Boston Private Value Investors (formerly E.R. Taylor Investments, Inc.) on February 28, 2001, which was accounted for as a pooling of interests, as if the consolidated financial statements of Boston Private and Boston Private Value Investors had always been combined.



(2) Pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts by an assumed conversion ratio of 1.85. This assumed conversion ratio was calculated using the average daily closing price of the Boston Private common stock for the 30 consecutive trading days ending October 5, 2001 which was $19.97 per share and assumes that the per share purchase price is $37.00.



(3) The combined company will pay dividends at a rate to be determined by its board of directors, but it is anticipated that the initial dividend rate will be equal to the current dividend rate of Boston Private. Accordingly, pro forma combined dividends per share of Boston Private common stock represent the historical dividends per common share paid by Boston Private.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    Boston Private common stock is quoted on the Nasdaq National Market under the trading symbol "BPFH." Borel common stock is quoted on the Nasdaq National Market under the trading symbol "BLCA." The following table sets forth, for the periods indicated, the high and low closing prices per share of Boston Private common stock as reported on the Nasdaq National Market and the high and low closing prices per share of Borel common stock as reported on the Nasdaq National Market.


                                                            BOSTON PRIVATE             BOREL
                                                          -------------------   -------------------
                                                            HIGH       LOW        HIGH       LOW
                                                          --------   --------   --------   --------
CALENDAR QUARTER 1999
  First Quarter.........................................  $ 8.63     $ 6.50     $20.00     $16.50
  Second Quarter........................................    7.75       6.63      20.88      16.63
  Third Quarter.........................................    8.94       7.44      18.50      16.25
  Fourth Quarter........................................    9.25       7.63      18.75      17.25

CALENDAR QUARTER 2000
  First Quarter.........................................  $ 9.88     $ 7.75     $19.00     $16.50
  Second Quarter........................................   10.50       8.69      20.50      17.63
  Third Quarter.........................................   16.50      10.00      20.00      18.50
  Fourth Quarter........................................   19.88      14.38      19.88      18.75

CALENDAR QUARTER 2001
  First Quarter.........................................  $20.25     $14.94     $29.44     $19.13
  Second Quarter........................................   22.40      16.17      35.70      22.25
  Third Quarter.........................................   23.80      17.83      38.50      33.63
  Fourth Quarter (through October 11, 2001).............   19.80      17.65      34.40      32.85


RECENT CLOSING PRICES


    The following table sets forth the high, low and closing sale prices per share of Boston Private common stock and Borel common stock as reported on the Nasdaq National Market on June 27, 2001, the last trading day before our public announcement of the reorganization agreement, and on October 11, 2001, the last practicable trading day before the date of this joint proxy statement and prospectus. The "equivalent per share stock price" of shares of Borel common stock in the table below represents the per share closing market price for Boston Private common stock reported on Nasdaq at such specified date, multiplied by the conversion ratio that would have been in effect if the average closing price of Boston Private common stock was equal to the closing price of Boston Private common stock on the specified date and assuming a per share purchase price of $37.00.



                                                    BOSTON PRIVATE                       BOREL                   BOREL
                                            ------------------------------   ------------------------------   EQUIVALENT
                                              HIGH       LOW      CLOSING      HIGH       LOW      CLOSING    STOCK PRICE
                                            --------   --------   --------   --------   --------   --------   -----------
June 27, 2001.............................   $21.14     $20.45     $20.66     $30.80     $25.00     $27.00      $37.00
October 11, 2001..........................   $18.06     $17.65     $18.04     $33.51     $33.00     $33.51      $37.00


    The market price of Boston Private and Borel common stock is likely to fluctuate prior to the merger. You should obtain current market quotations. We cannot predict the future prices for Boston Private or Borel common stock, or on which markets it will be traded in the future. You are encouraged to obtain current market quotations for Boston Private common stock and Borel common stock.

                      DIVIDEND AND SHAREHOLDER INFORMATION


BOSTON PRIVATE


    Recently, Boston Private has paid quarterly cash dividends on its common stock. Boston Private intends to pay cash dividends on a quarterly basis based on the results of operations. However, the payment of future dividends on Boston Private common stock is in the discretion of the board of directors of Boston Private. Boston Private's ability to pay dividends may also be limited by the legal restrictions regarding payment of dividends imposed on one of Boston Private's subsidiaries, Boston Private Bank & Trust Company. As of October 11, 2001 there were 452 shareholders of record of Boston Private who held an aggregate of 16,582,686 shares of Boston Private common stock.


BOREL


    The holders of Borel common stock are entitled to receive, subject to the applicable provisions of the California Financial Code, dividends as may be declared from time to time by the board of directors. Each share will participate equally in dividends. Borel's ability to pay dividends is restricted by law as more fully described under "Comparison of Shareholders Rights--Dividends and Stock Repurchases--BOREL." Furthermore, under the reorganization agreement, Borel has agreed not to pay any dividends on Borel common stock prior to the merger in excess of $0.25 per share per quarter, provided that no dividends may be paid or declared for the quarter in which the merger occurs. Recently, Borel has paid quarterly cash dividends on its common stock. As of October 11, 2001, there were 455 shareholders of record of Borel who held an aggregate of 2,962,036 shares of Borel common stock.

                                  RISK FACTORS

    In addition to the other information included in this joint proxy statement and prospectus, you should consider carefully the risk factors described below in deciding how to vote on the merger proposal. You should keep these risk factors in mind when you read forward-looking statements. Please refer to the section of this joint proxy statement and prospectus titled "Special Note Regarding Forward-Looking Statements."

                          RISKS RELATING TO THE MERGER

THE VALUE OF THE BOSTON PRIVATE SHARES BOREL SHAREHOLDERS WILL RECEIVE IN THE MERGER MAY FLUCTUATE AFTER APPROVAL OF THE MERGER.


    Borel shareholders will receive shares of Boston Private common stock in the merger based on a conversion ratio that is determined by the market value of Boston Private common stock. The merger may not be completed until a significant period of time has passed after the special meetings. Therefore, at the time of the special meetings, you will not know the exact value of the Boston Private common stock that will be issued in connection with the merger. The conversion ratio is determined by dividing the per share purchase price, as adjusted, which is expected to be $37.00, by the average daily closing price per share of Boston Private common stock on the Nasdaq National Market for the thirty consecutive trading days ending three trading days prior to the closing of the merger. If the average closing price of Boston Private common stock is greater than $22.37, then the conversion ratio will be determined using $22.37 as the average closing price and if the average closing price is lower than $16.68 then the conversion ratio will be determined using $16.68 as the average closing price. See "The Reorganization Agreement--Merger Consideration" and the reorganization agreement attached as Annex A for more detailed information regarding the merger consideration. As a result, the value of the shares of Boston Private common stock that the Borel shareholders will receive in the merger will decrease as the average closing price decreases below $16.68 and will increase as the average closing price increases above $22.37. The market price of Boston Private common stock when the merger occurs may vary from its market price on the date of this document and on the dates of the special meetings and may vary from the average closing price used to calculate the conversion ratio. For example, during the 12 month period ending on October 11, 2001, the most recent date prior to the printing of this joint proxy statement and prospectus, the sales price of Boston Private common stock varied from a low of $13.00 to a high of $24.40 and ended that period at $18.04. See "Summary--Comparative Stock Prices and Dividends" for more detailed share price information. These variations may be the result of various factors including:


    - changes in the business, operations or prospects of Boston Private;

    - market assessments as to whether and when the merger will be consummated;

    - the timing of the merger;

    - regulatory considerations; and


    - general market and economic conditions, including recent economic uncertainty, the effects of the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon, the United States' war on terrorism in Afghanistan and elsewhere, and increased unemployment.


    You are urged to obtain current market quotations for Boston Private and Borel common stock.


BOREL'S BOARD OF DIRECTORS MAY DECIDE NOT TO TERMINATE THE REORGANIZATION AGREEMENT EVEN IF THE AVERAGE CLOSING PRICE OF BOSTON PRIVATE COMMON STOCK IS BELOW $14.238 AND THE PHILADELPHIA/KBW BANK INDEX OUTPERFORMS BOSTON PRIVATE'S AVERAGE STOCK PRICE BY MORE THAN 15%.



    Boston Private common stock did not close below $14.238 on any trading day during the time period from September 30, 2000 to September 30, 2001. Based on thirty-day average daily closing prices for the periods ended on September 30, 2000 and September 30, 2001, Boston Private common stock outperformed the Philadelphia/KBW Bank Index by approximately 51% during the period from

September 30, 2000 to September 30, 2001. If the average closing price of Boston Private common stock during the relevant measurement period is less than $14.238 and the Philadelphia/KBW Bank Index outperforms the average closing price by more than 15% over a roughly corresponding period, then Borel may terminate the reorganization agreement, in which case Boston Private can


    - elect to prevent that termination by increasing the conversion ratio so that the value of the shares of Boston Private common stock to be received is equal to the lesser of the following values:

       - the value of the Boston Private common stock that would have been received if the average closing price was $14.238; and


       - the value of the Boston Private common stock that would have been received if the Boston Private common stock had performed in a manner which resulted in the average closing price of Boston Private common stock being outperformed by the Philadelphia/KBW Bank Index by exactly 15%; or


    - allow the reorganization agreement to be terminated, in which case the merger will not occur.


    Alternatively, Borel can decline to make the termination notification, in which case the merger will proceed. In that event, Borel shareholders will receive the same number of shares of Boston Private common stock that they would have received if the average closing price had been $16.68. Borel's board of directors may decide in its sole discretion whether to exercise Borel's termination right. The Borel shareholders will not have any right to vote on the action to be taken by Borel in this event. As a result, the merger may proceed at a conversion ratio that will provide the Borel shareholders with fewer shares of Boston Private common stock than they would otherwise receive.


BOSTON PRIVATE'S BOARD OF DIRECTORS MAY ELECT TO ISSUE ADDITIONAL SHARES OF BOSTON PRIVATE COMMON STOCK TO THE BOREL SHAREHOLDERS TO PREVENT BOREL FROM TERMINATING THE REORGANIZATION AGREEMENT.


    In the event that the average closing price of Boston Private common stock during the relevant measurement period is less than $14.238 and the Philadelphia/KBW Bank Index outperforms the average closing price by more than 15% over a roughly corresponding period and Borel decides to terminate the reorganization agreement, Boston Private's board of directors may elect to prevent the termination of the reorganization agreement by increasing the number of shares of its common stock that it issues to the Borel shareholders. If Boston Private's board of directors makes this election, then Boston Private will be required to increase the number shares of its common stock that it issues to the Borel shareholders so that the value of the Boston Private common stock that the Borel shareholders receive is equal to the lesser of:


    - the value of the Boston Private common stock that would have been received if the average closing price was $14.238; and


    - the value of the Boston Private common stock that would have been received if the Boston Private common stock had performed in a manner which resulted in the average closing price of Boston Private common stock being outperformed by the Philadelphia/KBW Bank Index by exactly 15%.



As an example, if the per share purchase price is $37.00, the average stock price is $12.00 and Boston Private is required to deliver a number of shares of its common stock to the Borel shareholders so that the value of shares delivered is equal to the value of the Boston Private common stock that would have been received if the average closing price was $14.238, then Boston Private would be required to deliver approximately 8,119,286 shares of Boston Private common stock to the Borel shareholders, which represents 49.0% of the outstanding shares of Boston Private common stock as of October 11, 2001, based on 3,084,924 shares of Borel common stock and options outstanding as of October 11, 2001. In the event that Boston Private's board of directors determines to issue additional shares, Boston Private shareholders will not have any right to vote on this additional issuance. Such a decision to issue additional shares will result in increased dilution to existing Boston Private shareholders.

UNANTICIPATED COSTS RELATING TO THE MERGER COULD REDUCE BOSTON PRIVATE'S FUTURE EARNINGS PER SHARE.


    We believe that we have reasonably estimated the likely costs of the merger. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of Boston Private after the merger. If unexpected costs are incurred, the merger could have a significant dilutive effect on Boston Private's earnings per share. In other words, if the merger is completed and these unanticipated costs are incurred, we believe that the earnings per share of Boston Private common stock could be less than they would have been if the merger had not been completed.


BOSTON PRIVATE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE BOREL'S OPERATIONS AND RETAIN KEY BOREL EMPLOYEES.


    The merger involves the integration of two companies, each with a separate emphasis, that have previously operated independently. The difficulties of combining the companies' operations include:


    - coordinating geographically separated organizations;


    - combining Borel's business which emphasizes commercial banking, with Boston Private's business, which includes a greater percentage of investment management and trust operations;


    - combining different corporate cultures; and

    - retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Borel who are expected to be retained by Boston Private. There can be no assurances, however, that Boston Private will be successful in retaining these employees for the time period necessary to successfully integrate Borel's operations with those of Boston Private. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business and results of operations of the combined company.


THE COMBINED COMPANY MAY NOT BE ABLE TO SUSTAIN THE RAPID GROWTH EXPERIENCED IN THE PAST BY BOSTON PRIVATE AND BOREL.



    Each of Boston Private and Borel has recently experienced a period of rapid growth. While Boston Private has grown through a combination of internal expansion and new acquisitions, Borel has grown primarily through internal expansion. After the merger, Boston Private may not be able to effectively manage newly acquired businesses and newly acquired businesses may not perform as expected. Boston Private's ability to manage its growth to date, as well as its ability to manage any future expansion, will require Boston Private to successfully combine the structure of its new acquisitions, particularly Borel's, with its existing management and operational structure. There is a risk that Boston Private will be unable to maintain its historical rate of growth in the future. Past growth experienced by Boston Private or Borel may not be indicative of the growth of Boston Private in the future.



THE PRINCIPAL SOURCES OF INCOME OF BOSTON PRIVATE AND BOREL DIFFER
SUBSTANTIALLY.



    While Boston Private and Borel both engage in commercial banking and trust activities, Borel's major source of income is from traditional commercial banking activities while Boston Private derives a far greater percentage of its income from investment management and trust fees. As a result, Borel shareholders prior to the merger will be subjected to a greater extent to the risks associated with these businesses. See "Risks Related to Boston Private--Boston Private may not be able to attract and retain investment management clients at current levels," "--Boston Private's investment management business may be negatively impacted by changes in economic and market conditions" and "--Boston Private's investment management business is highly regulated."



THE COMBINED INSTITUTION WILL HAVE A SIGNIFICANT CONCENTRATION OF REAL ESTATE RELATED COMMERCIAL, CONSTRUCTION, AND DEVELOPMENT LOANS.



    Both Boston Private and Borel are reliant on loans secured by real estate. On a pro forma basis, if the merger had occurred on June 30, 2001, loans secured by real estate would have comprised 86% of the aggregate amount in loans of the combined company. A downturn in local economies or the real estate market, including as a result of current economic uncertainty, the effects of the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon, the United States' war on terrorism in Afghanistan and elsewhere, and recent increased unemployment, could negatively impact the combined institution's business. See, "Risks Relating to Boston Private--A downturn in the local economy or real estate market could negatively impact Boston Private's banking business" and "Risks Relating to Borel--Deterioration of real estate market could hurt Borel's performance."


IF THE MERGER IS NOT COMPLETED, WE WILL EACH HAVE INCURRED SUBSTANTIAL EXPENSES WITHOUT REALIZING THE EXPECTED BENEFITS.


    Boston Private and Borel have each incurred substantial expenses in connection with the transactions described in this joint proxy statement and prospectus. If the merger is not completed, Boston Private expects to incur approximately $980,000 to $2 million in merger-related expenses and Borel expects to incur approximately $250,000 to $350,000 in merger-related expenses, excluding any termination fees, if applicable. These expenses may have a material adverse impact on the results of operations and financial condition of Boston Private and/or Borel because neither company would have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.



    Even if the merger is completed, because the merger is being accounted for as a pooling of interests, Boston Private will record all merger-related expenses on the combined company's income statement for the quarter and the year in which the merger is completed, resulting in a significant reduction in actual earnings per share for the combined company for those periods.


THE TERMINATION FEE, THE RESTRICTIONS ON SOLICITATION CONTAINED IN THE REORGANIZATION AGREEMENT AND BOSTON PRIVATE'S OPTION TO PURCHASE BOREL COMMON STOCK IN THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE BOREL.

    Until the completion of the merger, and with some exceptions, Borel is prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Boston Private. Borel also agreed to pay a termination fee to Boston Private in specified circumstances, including circumstances in which Borel takes any of these prohibited actions or fails to obtain the approval of its shareholders after a proposal from a potential third party acquiror is made known to its shareholders. In addition, Borel has granted Boston Private an option to purchase up to approximately 19.9% of Borel's outstanding shares of common stock at a price of $24.62. This option is exercisable if Borel's board of directors approves or recommends that its shareholders approve, a significant stock or asset sale, merger or other business combination transaction or upon the occurrence of certain other similar events. If the option becomes exercisable, Boston Private has the right to require Borel to repurchase the option and any shares issued upon its exercise at a price which may be at a premium to the market price. These provisions could discourage other companies from trying to acquire Borel even though those other companies might be willing to offer greater value to Borel shareholders than Boston Private has offered in the merger. The payment of the termination fee or the repurchase of the stock option could also have a material adverse effect on Borel's financial condition. Further, the exercise of the stock option could have a significant dilutive effect on existing Borel shareholders.

OFFICERS AND DIRECTORS OF BOREL HAVE INTERESTS THAT ARE DIFFERENT FROM, OR IN ADDITION TO, INTERESTS OF BOREL'S SHAREHOLDERS GENERALLY.

    The officers and directors of Borel have interests in the merger that are in addition to, or different from, their interests as Borel shareholders. The Borel board was aware of these conflicts of interest when it approved the merger. These interests include:

    - the accelerated vesting of stock options immediately prior to the effective time of the merger;

    - the accelerated vesting of benefits under executive salary continuation agreements in the event Borel's officers are terminated by Boston Private after the merger; and

    - the receipt of indemnification and insurance coverage with respect to acts and omissions in their capacities as officers and directors of Borel.

    In addition to the above interests, Borel's executive officers may be eligible to receive certain stock option grants available to Borel employees who remain with Borel after the merger. For a more detailed discussion of these interests, see "The Merger--Interests of Borel's Directors and Officers in the Merger."


BOREL'S DIRECTORS, OFFICERS AND FIVE PERCENT SHAREHOLDERS ARE OBLIGATED TO VOTE IN FAVOR OF THE REORGANIZATION AGREEMENT AND BOREL COMMITTED TO HAVE ITS DIRECTORS RECOMMEND THE REORGANIZATION AGREEMENT TO ITS SHAREHOLDERS.



    The directors, executive officers and five percent shareholders of Borel collectively owning 1,052,332 shares, or approximately 35.5% of Borel common stock outstanding as of the record date for Borel's special meeting of shareholders are bound by a shareholders' agreement. The five percent shareholders bound by the shareholders' agreement include Borel's Employee Stock Ownership Plan. At the time of signing the shareholders' agreement, the trust administrator of the Employee Stock Ownership Plan determined that the transaction including the shareholders' agreement, was in the best interests of the beneficiaries of the plan. Accordingly, the trust administrator entered into the shareholders' agreement on behalf of the plan and bound the shares held by the plan to the terms of the shareholders' agreement. In the shareholders' agreement, each shareholder who holds shares that are bound by the agreement has agreed to vote, and subject to approval by the California Department of Financial Institutions, granted Boston Private an irrevocable proxy to vote, their respective shares in favor of the merger, the reorganization agreement and any matter necessary for the consummation of the merger. As a result, the merger will be approved if an additional 428,687 shares of Borel common stock which are not bound by the shareholders' agreement are voted in favor of the reorganization agreement. The officers and directors of Borel have interests that are different from, or in addition to, the interests of Borel's shareholders generally as previously described in this section of this joint proxy statement and prospectus. Pursuant to the terms of the reorganization agreement, Borel's directors are required:


    - to hold a special meeting of its shareholders to vote on the reorganization agreement;

    - to recommend that its shareholders vote in favor of the reorganization agreement; and

    - otherwise use its best efforts to obtain its shareholders' approval of the reorganization agreement.

THE MERGER MAY FAIL TO QUALIFY AS A REORGANIZATION FOR FEDERAL INCOME TAX PURPOSES, RESULTING IN YOUR RECOGNITION OF TAXABLE GAIN OR LOSS IN RESPECT OF YOUR BOREL SHARES.


    Borel and Boston Private intend the merger to qualify as a reorganization under the Internal Revenue Code. Although the Internal Revenue Service, or IRS, has not provided a ruling on the matter, Borel will obtain a legal opinion from its tax counsel that the merger will constitute a reorganization for federal income tax purposes. This opinion does not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization Borel shareholders generally would recognize gain or loss on each share of Borel common stock surrendered in an amount equal to the difference between the shareholder's adjusted tax basis in that share and the sum of the amount of cash, if any, and the fair market value of the Boston Private common stock received in exchange for that share upon completion of the merger.



THE MERGER MAY NOT BE ACCOUNTED FOR AS A POOLING OF INTERESTS BUSINESS COMBINATION.



    Boston Private intends to account for the merger as a pooling of interests business combination and, as a condition to closing, each of Borel and Boston Private must have received letters from their respective accountants confirming the availability of pooling-of-interests accounting treatment for the merger. However, such accounting method may not be available and Borel and Boston Private may waive the receipt of these accountants' letters as a condition to closing. Failure to account for the merger as a pooling of interests business combination could have a material adverse effect on the financial results of Boston Private.


                        RISKS RELATING TO BOSTON PRIVATE


    In the merger, Boston Private will issue shares of Boston Private common stock in exchange for Borel common stock. Accordingly, before voting on the merger, Borel shareholders should carefully consider the factors relating to Boston Private and the operation of its business generally that are described below and included in Boston Private's filings with the Securities and Exchange Commission from time to time that have been incorporated by reference into this document. These risks could result in material adverse consequences to Boston Private's business, financial condition, operating results or cash flows. These consequences could cause the trading price of Boston Private common stock to decline.


WE MAY NOT BE ABLE TO ATTRACT AND RETAIN BANKING CUSTOMERS AT CURRENT LEVELS.

    Competition in the local banking industry coupled with Boston Private's relatively small size may limit the ability of Boston Private Bank & Trust Company to attract and retain banking customers. Boston Private Bank & Trust Company faces competition from the following:


    - other banking institutions, including larger Boston and suburban commercial banking organizations;


    - savings banks;

    - credit unions;

    - other financial institutions; and

    - nonbank financial service companies serving eastern Massachusetts and adjoining areas.

    In particular, Boston Private Bank & Trust Company's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits and range and quality of services provided.

    Because Boston Private Bank & Trust Company maintains a smaller staff and has fewer financial and other resources than larger institutions with which it competes, it may be limited in its ability to attract customers. In addition, some of Boston Private Bank & Trust Company's current commercial banking customers may seek alternative banking sources as they develop needs for credit facilities larger than Boston Private Bank & Trust Company can accommodate.

    If Boston Private Bank & Trust Company is unable to attract and retain banking customers, it may be unable to continue its loan growth and its results of operations and financial condition may otherwise be negatively impacted. Because Boston Private Bank & Trust Company is currently Boston Private's sole banking subsidiary, its financial performance contributes substantially to Boston Private's overall results of operations and financial condition.

BOSTON PRIVATE MAY NOT BE ABLE TO ATTRACT AND RETAIN INVESTMENT MANAGEMENT CLIENTS AT CURRENT LEVELS.


    Due to the intense local competition, Boston Private and its investment management subsidiaries, Westfield Capital Management, Sand Hill Advisors, and Boston Private Value Investors, as well as the investment management department of Boston Private Bank & Trust Company, may not be able to attract and retain investment management clients at current levels.


    In the investment management industry, Boston Private competes primarily with the following:

    - commercial banks and trust companies;

    - mutual fund companies;

    - investment advisory firms;

    - stock brokerage firms;

    - law firms; and

    - other financial services companies.

Competition is especially keen in Boston Private's geographic market area, because there are numerous well-established and successful investment management firms in Boston, New England and in Northern California. Many of Boston Private's competitors have greater resources.


    Boston Private's ability to successfully attract and retain investment management clients is dependent upon its ability to compete with competitors' investment products, level of investment performance, client services and marketing and distribution capabilities. If Boston Private is not successful, its results from operations and financial position may be negatively impacted.



    In addition, Boston Private's ability to retain investment management clients may be impaired by the fact that Boston Private's investment management contracts are typically short-term in nature. For the six-month period ended June 30, 2001, approximately 45% of Boston Private's revenues were derived from investment management contracts which were generally terminable upon less than 30 days notice. Most of Boston Private's clients may withdraw funds from accounts under management, generally in their sole discretion.



    Moreover, Westfield receives performance based fees resulting from its status as general partner or investment manager of seven limited liability partnership investment funds. The amount of these fees is impacted directly by the investment performance of Westfield. As a result, the future revenues from such fees may fluctuate and may be affected by conditions in the capital markets and other general economic conditions. Westfield, Sand Hill, Boston Private Value Investors, and Boston Private Bank & Trust Company's investment management department are Boston Private's major investment management subsidiaries, and their financial performance is a significant factor in Boston Private's overall results of operations and financial condition.


DEFAULTS IN THE REPAYMENT OF LOANS MAY NEGATIVELY IMPACT BOSTON PRIVATE'S BUSINESS.

    Defaults in the repayment of loans by Boston Private Bank & Trust Company's customers may negatively impact its business. A borrower's default on its obligations under one or more of Boston Private Bank & Trust Company's loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan.

    In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, Boston Private Bank & Trust Company may have to write-off the loan in whole or in part. In such situations, Boston Private Bank & Trust Company may acquire real estate or other assets, if any, which secure the loan through foreclosure or other similar available remedies. In such cases, the amount owed under the defaulted loan often exceeds the value of the assets acquired.

    Boston Private Bank & Trust Company's management periodically makes a determination of an allowance for loan losses based on available information, including the quality of its own loan portfolio, certain economic conditions, the value of the underlying collateral and the level of its non-accruing loans. Provisions to this allowance result in an expense for the period. If, as a result of general economic conditions or an increase in defaulted loans, management determines that additional increases in the allowance for loan losses are necessary, Boston Private Bank & Trust Company will incur additional expenses.

    In addition, bank regulatory agencies periodically review Boston Private Bank & Trust Company allowance for loan losses and the values it attributes to real estate acquired through foreclosure or other similar remedies. Such regulatory agencies may require Boston Private Bank & Trust Company to adjust its determination of the value for these items. These adjustments could negatively impact Boston Private Bank & Trust Company's results of operations or financial position.

A DOWNTURN IN THE LOCAL ECONOMY OR REAL ESTATE MARKET COULD NEGATIVELY IMPACT BOSTON PRIVATE'S BANKING BUSINESS.


    A downturn in the local economy or real estate market could negatively impact Boston Private's banking business. Because Boston Private Bank & Trust Company serves primarily individuals and smaller businesses located in eastern Massachusetts and adjoining areas, with a particular concentration in the greater Boston metropolitan area, the ability of Boston Private Bank & Trust Company customers to repay their loans is impacted by the economic conditions in these areas. In particular, current negative economic trends, including the possibility of a recession, increased unemployment and recently announced significant layoffs of employees located in New England, as well as increased economic uncertainty created by the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon, and the United States' war on terrorism in Afghanistan and elsewhere, will likely negatively impact businesses in those areas. We are currently uncertain as to the extent of such an impact or whether such an impact would harm Boston Private's banking business. Boston Private
Bank & Trust Company's commercial loans are generally concentrated in the following customer groups:


    - real estate developers and investors;

    - financial service providers;

    - technology companies;

    - manufacturing and communications companies;

    - professional service providers;

    - general commercial and industrial companies; and

    - individuals.


    Boston Private Bank & Trust Company's commercial loans, with limited exceptions, are secured by either real estate, usually income producing residential and commercial properties, marketable securities or corporate assets, usually accounts receivable, equipment or inventory. Substantially all of

Boston Private Bank & Trust Company's residential mortgage and home equity loans are secured by residential property in eastern Massachusetts. As a result, conditions in the real estate market specifically, and the Massachusetts economy generally, can materially impact the ability of Boston Private Bank & Trust Company's borrowers to repay their loans and affect the value of the collateral securing these loans.


FLUCTUATIONS IN INTEREST RATES MAY NEGATIVELY IMPACT BOSTON PRIVATE'S BANKING BUSINESS.

    Fluctuations in interest rates may negatively impact the business of Boston Private Bank & Trust Company. Boston Private Bank & Trust Company's main source of income from operations is net interest income, which is equal to the difference between the interest income received on interest-bearing assets, usually, loans and investment securities, and the interest expense incurred in connection with interest-bearing liabilities, usually deposits and borrowings. Boston Private Bank & Trust Company's net interest income can be affected significantly by changes in market interest rates. In particular, changes in relative interest rates may reduce Boston Private Bank & Trust Company's net interest income as the difference between interest income and interest expense decreases. As a result, Boston Private Bank & Trust Company has adopted asset and liability management policies to minimize the potential adverse effects of changes in interest rates on net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, even with these policies in place, changes in interest rates may negatively impact Boston Private Bank & Trust Company's results of operations and financial position.

    An increase in interest rates could also have a negative impact on Boston Private Bank & Trust Company's results of operations by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to Boston Private Bank & Trust Company's allowance for the loan losses.

BOSTON PRIVATE BANK & TRUST COMPANY'S COST OF FUNDS FOR BANKING OPERATIONS MAY INCREASE AS A RESULT OF GENERAL ECONOMIC CONDITIONS, INTEREST RATES AND COMPETITIVE PRESSURES.

    Boston Private Bank & Trust Company's cost of funds for banking operations may increase as a result of general economic conditions, interest rates and competitive pressures. Boston Private Bank & Trust Company has traditionally obtained funds principally through deposits and through borrowings. As a general matter, deposits are a cheaper source of funds than borrowing, because interest rates paid for deposits are typically less than interest rates charged for borrowings. Historically and in comparison to commercial banking averages, Boston Private Bank & Trust Company has had a higher percentage of its time deposits in denominations of $100,000 or more. Within the banking industry, the amounts of such deposits are generally considered more likely to fluctuate than deposits of smaller denominations. If as a result of general economic conditions, market interest rates, competitive pressures or otherwise, the value of deposits at Boston Private Bank & Trust Company decreases relative to its overall banking operations, Boston Private Bank & Trust Company may have to rely more heavily on borrowings as a source of funds in the future.

BOSTON PRIVATE'S INVESTMENT MANAGEMENT BUSINESS MAY BE NEGATIVELY IMPACTED BY CHANGES IN ECONOMIC AND MARKET CONDITIONS.

    Boston Private's investment management business may be negatively impacted by changes in general economic and market conditions because the performance of such business is directly affected by conditions in the financial and securities markets.


    The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile, meaning that performance results can vary greatly within short periods of time, and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond Boston Private's control. We cannot assure you that broad market performance will be favorable in the future. In particular, the financial and securities markets have experienced a significant downturn since March 2000. This decline has impacted Boston Private's investment management business, in particular, performance fees we earn on mutual funds for which Westfield acts as subadvisor. In addition, following the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon, the world financial and securities markets experienced a significant and precipitous decline in value and will likely continue to experience significant volatility as a result of, among other things, world economic and political conditions. Continued decline in the financial markets or a lack of sustained growth may result in a corresponding decline in performance and may adversely affect the assets which Boston Private manages.


    In addition, Westfield's, Sand Hill's, and Boston Private Value Investors' management contracts generally provide for fees payable for investment management services based on the market value of assets under management, although a portion of Westfield's contracts also provide for the payment of fees based on investment performance. Because most contracts provide for a fee based on market value of securities, fluctuations in securities prices may have a material adverse effect on Boston Private's results of operations and financial condition.

BOSTON PRIVATE'S INVESTMENT MANAGEMENT BUSINESS IS HIGHLY REGULATED.

    Boston Private's investment management business is highly regulated, primarily at the federal level. The failure of any of Boston Private's subsidiaries that provide investment management services to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions including revocation of such subsidiary's registration as an investment adviser.


    Specifically, four of Boston Private's subsidiaries, Westfield, Sand Hill, RINET and Boston Private Value Investors are registered investment advisers under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary record keeping, operational and disclosure obligations. These subsidiaries, as investment advisers, are also subject to regulation under the federal and state securities laws and the fiduciary laws of certain states. In addition, Westfield acts as sub-adviser to a mutual fund which is registered under the Investment Advisors Act of 1940 and is subject to that act's provisions and regulations.



    Boston Private is also subject to the provisions and regulations of ERISA to the extent it acts as a "fiduciary" under ERISA with respect to certain of Boston Private's clients. ERISA and the applicable provisions of the federal tax laws, impose a number of duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a Boston Private client, as well as certain transactions by the fiduciaries to such plans.



    In addition, applicable law provides that all investment contracts with mutual fund clients may be terminated by the clients, without penalty, under no more than 60 days notice. Investment contracts with institutional and other clients are typically terminable by the client, also without penalty, upon 30 days notice.


    Boston Private itself does not manage investments for clients, does not provide any investment management services and, therefore, is not a registered investment adviser. Boston Private Bank & Trust Company has an investment management department. However, it is exempt from the regulatory requirements of the Investment Advisors Act, but is subject to extensive regulation by the FDIC and the Commissioner of Banks of the Commonwealth of Massachusetts.

BOSTON PRIVATE'S BANKING BUSINESS IS HIGHLY REGULATED.

    Bank holding companies and state chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. Boston Private is subject to the Bank Holding Company Act, and to regulation and supervision by the Federal Reserve Board. Boston Private Bank & Trust Company, as a Massachusetts chartered trust company, the deposits of which are insured by the FDIC, is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC.

    Federal and state laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The FDIC and the Massachusetts Commissioner of Banks possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve Board possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which Boston Private and Boston Private Bank & Trust Company may conduct business and obtain financing.

    Furthermore, Boston Private's banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates Boston Private Bank & Trust Company must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions generally including Boston Private Bank & Trust Company.

TO THE EXTENT THAT BOSTON PRIVATE ACQUIRES OTHER COMPANIES IN THE FUTURE, BOSTON PRIVATE'S BUSINESS MAY BE NEGATIVELY IMPACTED BY RISKS INHERENT WITH SUCH ACQUISITIONS.

    Boston Private has in the past considered, and will in the future continue to consider, the acquisition of other banking and investment management companies. To the extent that Boston Private acquires other companies in the future, Boston Private's business may be negatively impacted by certain risks inherent with such acquisitions.

    These risks include the following:

    - the risk that Boston Private will incur substantial expenses in pursuing potential acquisitions without completing such acquisitions;

    - the risk that the acquired business will not perform in accordance with management's expectations;

    - the risk that difficulties will arise in connection with the integration of the operations of the acquired business with the operations of Boston Private's banking or investment management businesses;

    - the risk that management will divert its attention from other aspects of Boston Private's business;

    - the risk that Boston Private may lose key employees of the acquired business;

    - the risks associated with entering into geographic and product markets in which Boston Private has limited or no direct prior experience; and

    - the risks of the acquired company, which Boston Private will assume as a result of the merger.

SUBSTANTIAL FUTURE SALES OF BOSTON PRIVATE COMMON STOCK IN THE PUBLIC MARKET MAY NEGATIVELY AFFECT THE MARKET VALUE OF BOSTON PRIVATE'S COMMON STOCK AND COULD IMPACT BOSTON PRIVATE'S ABILITY TO OBTAIN ADDITIONAL EQUITY FINANCING.


    In addition to the shares of Boston Private common stock to be issued in the merger, on February 4, 2000, the Commission declared a registration statement on Form S-3 effective, pursuant to which 3,094,589 shares of Boston Private common stock were registered to enable the holders to publicly sell shares which would otherwise be ineligible for sale in the public market. The registration of these shares discharged Boston Private's obligations under the terms of registration rights agreements with the former shareholders of Westfield and RINET. Similar registration obligations exist with respect to former shareholders of Sand Hill, the former shareholders of E.R. Taylor Investments, the predecessor of Boston Private Value Investors and the former shareholders of Kanon Bloch Carre. The sale of a substantial number of shares of common stock into the public market, or the availability of these shares for future sale, could adversely affect the market price for Boston Private common stock and could impair its ability to obtain additional capital in the future through an offering of equity securities should Boston Private desire to do so.



ANTI-TAKEOVER PROVISIONS CONTAINED IN BOSTON PRIVATE'S ORGANIZATIONAL DOCUMENTS AND IN MASSACHUSETTS LAW APPLICABLE TO BOSTON PRIVATE MAY DETER POTENTIAL ACQUIRORS OF BOSTON PRIVATE AND PREVENT ITS SHAREHOLDERS FROM TAKING ACTIONS OR APPROVING TRANSACTIONS THAT THEY DEEM TO BE IN THEIR BEST INTERESTS.



    Massachusetts law applicable to Boston Private and Boston Private's articles of organization and by-laws contain provisions that could make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of Boston Private. Additionally, certain provisions may prevent Boston Private's shareholders from taking actions or approving transactions that they deem to be in their best interests. Among these provisions are provisions which:



    - allow Boston Private to issue preferred stock with rights senior to those of its common stock;



    - do not allow Boston Private's shareholders to cumulate their votes for the election of directors;



    - do not allow Boston Private's shareholders to take actions by written consent;



    - allow special meetings of shareholders to be called only by the president, the board of directors or the clerk upon the written application of shareholders holding at least two-thirds, or a lesser percentage if required by law, of the capital stock entitled to vote at the meeting;



    - create a classified board of directors;



    - allow a director to be removed only for cause by shareholders holding at least two-thirds of the outstanding shares of common stock;



    - create special procedures that must be followed in order for a person owning five percent or more of the common stock to engage in a business combination with Boston Private; and



    - require supermajority shareholder consent to amend specified provisions of its articles of organization or to authorize a merger or sale of all of its assets, with specific exceptions.

                            RISKS RELATING TO BOREL


    In the merger, Boston Private will issue shares of Boston Private common stock in connection with the merger that will result in Borel becoming a wholly owned subsidiary of Boston Private. Accordingly, before voting on the issuance of the shares to Borel shareholders, Boston Private shareholders should carefully consider the factors relating to Borel and the operation of its business generally that are described below and included in Borel's filings with the FDIC from time to time that have been incorporated by reference into this document. See "Where You Can Find Additional Information." These risks could result in material adverse consequences to Boston Private's business, financial condition, operating results or cash flows. These consequences could cause the trading price of Boston Private common stock to decline.


DETERIORATION OF REAL ESTATE MARKET COULD HURT BOREL'S PERFORMANCE.

    At June 30, 2001, approximately 94.1% of Borel's loans were secured by real estate. The ability of Borel to continue to originate real estate secured loans may be impaired by adverse changes in local and regional economic conditions in the real estate market, increasing interest rates, or by acts of nature, including earthquakes and flooding. Due to the concentration of real estate collateral, these events could have a material adverse impact on the value of the collateral resulting in losses to Borel. For information about Borel's real estate loans, see "Business of Borel Bank & Trust Company--Lending Activities" and "Borel's Management's Discussion and Analysis of Financial Condition and Results of Operations."

ENVIRONMENTAL LIABILITY ASSOCIATED WITH COMMERCIAL LENDING COULD RESULT IN
LOSSES.


    In the course of business, Borel may in the future acquire, through foreclosure, properties securing loans it has originated or purchased which are in default. Particularly in commercial real estate lending, there is a risk that hazardous substances could be discovered on these properties. In this event, an affected bank might be required to remove these substances from the affected properties at its sole cost and expense. The cost of this removal could substantially exceed the value of affected properties. Borel may not have adequate remedies against the prior owner or other responsible parties or could find it difficult or impossible to sell the affected properties, which could have a material adverse effect on Borel's business, financial condition and operating results. Borel presently has no nonperforming loans and does not own any other real estate where environmental hazards have been identified.


BOREL IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.


    Banks are subject to extensive governmental supervision, regulation and control, which have in the past materially affected the business of financial institutions. In recent years, the regulations applicable to bank holding companies and banks have changed dramatically. Future legislation and government policy could adversely affect the banking industry, including Borel. For a description of certain of the potentially significant changes, see "Regulatory Considerations."



THERE IS STRONG COMPETITION IN BOREL'S MARKET AREA.



    Borel faces substantial competition for deposits and loans throughout its market area, and expects to face substantial competition in the future for its financial investment products and services. Competition for deposits comes primarily from other commercial banks, savings institutions, credit unions, savings and loans, money market and mutual funds and other investment alternatives. Competition for loans comes from other commercial banks, savings institutions, mortgage banking firms, credit unions, savings and loans and other financial intermediaries. Borel faces competition for deposits and loans not only from local institutions but also from out-of-state financial intermediaries which have opened low-end production offices or which solicit deposits in its market area. Many of the financial intermediaries operating in Borel's market area offer certain services, such as investment and international banking services, which Borel does not offer directly. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit and investment needs of larger customers.


THE POWER CRISIS IN CALIFORNIA COULD SERIOUSLY INHIBIT BOREL'S OPERATIONS.


    The state of California recently experienced serious power shortages. The issue must be recognized as a business problem, rather than simply a power problem, because of the way its effects could impact the entire state economy. Borel could be materially and adversely affected either directly or indirectly by a severe power shortage, if any of its critical computer systems or equipment fails, if the local infrastructure, such as electric power, phone system, or water system, fails, if its significant vendors are adversely impacted, or if its borrowers or depositors are adversely impacted by their internal systems or those of their customers or suppliers.


INTEREST RATES AND GENERAL ECONOMIC CONDITIONS MAY AFFECT BOREL'S RESULTS OF OPERATIONS.


    The operating income and net income of Borel will depend to a great extent on "rate differentials," I.E., the difference between the income it receives from its loans, securities and other earning assets, and the interest expense it pays on its deposits and other liabilities. These rates are highly sensitive to many factors beyond Borel's control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities, and in particular, the California Department of Financial Institutions. See "Regulatory Considerations." In addition, current economic trends, including the possibility of a recession, increased unemployment and recent significant layoffs announced by northern California companies, as well as increased economic uncertainty created by the September 11, 2001 terrorist attacks on the World Trade Center and the Pentagon, and the United States' war on terrorism in Afghanistan and elsewhere, will likely negatively impact businesses in those areas. We are currently uncertain as to the extent of such an impact or whether such an impact would harm Borel's business.



THE CURRENT PERIOD OF DECLINING INTEREST RATES COULD ADVERSELY AFFECT BOREL'S RESULTS OF OPERATION.



    Since the beginning of 2001, the Federal Reserve has reduced interest rates by 400 basis points. Borel is currently asset sensitive, which means that its interest bearing liabilities mature, or otherwise reprice, at a slower rate than its interest earning assets. As a result, in a period of declining interest rates, Borel will experience a shrinking of its interest margin as its floating rate loans will reprice immediately, while its fixed rate deposits will reprice over the course of a year. This reduction in interest margin may adversely affect Borel's earnings.


ADVERSE DEVELOPMENTS IN LITIGATION COULD NEGATIVELY IMPACT BOREL'S BUSINESS.


    Since 1984, Borel has served as the trustee of a private trust which has been the subject of protracted litigation. During the last seven years there have been three actions filed in the Superior Court for San Mateo County, California, by certain beneficiaries of the trust relating to the management and proposed sale of certain real property. These beneficiaries have claimed, among other things, that Borel breached its fiduciary duties as the trustee. Borel has prevailed in the first action and final judgment has been entered in its favor. Borel has prevailed in the trial court in the second action; however, the appeals court has remanded that case to the trial court for limited further proceedings. The third case has been held in abeyance by the trial court for several years pending disposition of the first two matters. Adverse developments in these lawsuits could have a material adverse effect on Borel's business or the combined business of Borel and Boston Private. For a more detailed description of this litigation, see "Business of Borel--Legal Proceedings."

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    This joint proxy statement and prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation:

    - statements about the benefits of the acquisition by Boston Private of Borel, including future financial and operating results, enhanced revenues, and accretion to reported earnings that may be realized from the transaction;

    - statements with respect to Boston Private's and Borel's plans, objectives, expectations and intentions and other statements that are not historical facts;

    - statements with respect to Boston Private's initiatives in California; and

    - other statements identified by words such as "believes," "expects," "anticipates," "estimates," "seeks," "intends," "plans," "targets" and similar expressions.


    You should read statements that contain these words carefully because they discuss Boston Private's and/or Borel's future expectations, contain projections of Boston Private's and/or Borel's future results of operations or financial condition, or state other forward-looking information. Boston Private and Borel believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that Boston Private and/or Borel are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we described in our forward-looking statements. You are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the "Risk Factors" section of this joint proxy statement and prospectus. Readers should not place undue reliance on Boston Private's and/or Borel's forward-looking statements. Before you vote in favor of the proposals, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this joint proxy statement and prospectus could harm Boston Private's and/or Borel's business, prospects, operating results and financial condition. Boston Private and Borel do not undertake or intend to update any forward-looking statements after the date of this joint proxy statement and prospectus.

                                 THE COMPANIES

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

    Boston Private was incorporated in Massachusetts in 1987 and is a registered bank holding company under the Bank Holding Company Act of 1956. Boston Private's principal executive offices are located at Ten Post Office Square, Boston, Massachusetts 02109 and its telephone number is (617) 912-1900.

    Boston Private is a financial services holding company that focuses on providing wealth management services to its high net worth client base. Boston Private delivers banking, trust, investment management and financial planning services through its five principal subsidiaries:

    - Boston Private Bank & Trust Company, a Massachusetts chartered trust company founded in 1987, provides banking, investment management and trust services. Boston Private Bank & Trust Company manages $1.5 billion of assets for high net worth individuals and institutions;

    - RINET, an investment adviser, offers strategic tax and estate planning, asset allocation, investment management and family office services;

    - Sand Hill Advisors, an investment management company, manages $784 million of assets for primarily high net worth individuals;

    - Westfield Capital Management, an investment company, manages $2.9 billion of assets for high net worth individuals and institutions; and

    - Boston Private Value Investors, an investment management company, manages $515 million of assets primarily for high net worth individuals.

    Boston Private offers a range of products to attract high net worth clients and support their wealth creation and wealth transfer. These products include:

    - jumbo mortgage loans for established and emerging high net worth clients;

    - commercial lending, cash management and deposit services for owner managed, middle market companies;

    - financial planning services, including tax planning and preparation, investment analysis, estate planning and trust management; and

    - private asset management products for high net worth clients.

    Boston Private is seeking to diversify geographically to targeted areas of new wealth in the U.S., as exemplified by its recent acquisition of Sand Hill Advisors in Menlo Park, California. Boston Private is also expanding its range of financial product offerings to meet more of its clients' needs at each point in their lives. Further, Boston Private is working to cross market its services among its subsidiaries to take advantage of their respective expertise. Boston Private outsources all non-client related activities to minimize its overhead and keep its management focused on delivering client service.


    On October 1, 2001, Boston Private completed its acquisition of Tuckernuck Partners, Inc., which operated as Kanon Bloch Carre, a Boston-based independent mutual fund rating service and investment advisor. Under the terms of the transaction, Tuckernuck Partners was merged into RINET. The financial statements of Kanon Bloch Carre have not been included in the pro forma financial statements in this joint proxy statement and prospectus.


    At June 30, 2001, Boston Private had $6.23 billion in assets under management. These assets include approximately $214 million in restricted stock, which Sand Hill Advisors manages at a discounted fee under a special program for high net worth clients employed primarily in the high-tech sector.

    At June 30, 2001, Boston Private managed assets for approximately 2,470 individual accounts. Boston Private provides large and small cap growth styles of equity investing through separate accounts, trust accounts and limited partnerships engaged primarily in hedging activities. At June 30, 2001 Boston Private had total balance sheet assets of $1.1 billion, total loans of $739 million, total deposits of $812 million and shareholders' equity of $108 million. Over the past five fiscal years, Boston Private's diluted earnings per share, reflecting adjustments for pooling acquisitions, have increased 7.02% on a compounded annual basis. For the same period Boston Private's return on average common equity has averaged 19.6%. Boston Private's non-interest income as a percentage of total revenue was 54.8% for the year ended December 31, 2000 and 56% for the six months ended June 30, 2001.

BOREL BANK & TRUST COMPANY


    Borel Bank & Trust Company was incorporated in California on June 1, 1979 and commenced operations as a California state banking corporation on April 2, 1980. Borel engages in the general commercial banking business in San Mateo County in the State of California. The principal executive offices of Borel Bank & Trust Company are located at 160 Bovet Road, San Mateo, California 94402 and its telephone number is (650) 378-3700.


    Borel conducts a commercial banking business which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel also issues cashiers checks and sells money orders and traveler's checks and provides 24-hour automated teller services, bank-by-mail, courier and night depository services. Borel offers various savings plans and provides safe deposit boxes, as well as other customary banking services and facilities, except international operations.

    Additionally, Borel offers trust services and provides a variety of fiduciary services including management, advisory and custodial services to individuals. In June 2000, Borel launched an on-line banking service that allows clients access to their accounts through the use of the Internet.

THE SURVIVING COMPANY


    After the merger, Borel Bank & Trust Company will survive and will be a wholly owned subsidiary of Boston Private. The reorganization agreement provides that Borel's board of directors will remain in place, with three additional directors appointed by Boston Private. Borel's management is expected to continue as it was prior to the merger. Borel's business will be added to the family of offerings of Boston Private.

                              THE SPECIAL MEETINGS

    Boston Private's board of directors is soliciting the proxies of its shareholders in connection with the special meeting of shareholders to vote on the issuance of additional shares of common stock pursuant to the reorganization agreement, the approval of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, and the amendment of the articles of organization to increase the aggregate number of authorized shares of common stock. Borel's board of directors is soliciting proxies in connection with the special meeting of common shareholders to vote on the proposal to approve and adopt the reorganization agreement, the merger, the agreement of merger and the transactions contemplated by the reorganization agreement.

DATE, TIME AND PLACE OF THE SPECIAL MEETING


       BOSTON PRIVATE SPECIAL MEETING                      BOREL SPECIAL MEETING

          Monday, November 19, 2001                     Thursday, November 15, 2001
           10:00 a.m. (local time)                        5:00 p.m. (local time)
   Boston Private Financial Holdings, Inc.              Borel Bank & Trust Company
           Ten Post Office Square                             160 Bovet Road
         Boston, Massachusetts 02109                    San Mateo, California 94402


PURPOSES

BOSTON PRIVATE SPECIAL MEETING

    At the Boston Private Special Meeting, Boston Private will ask the holders of its common stock:

    1. To consider and vote upon a proposal to approve the issuance of shares of common stock, par value $1.00 per share, of Boston Private to the shareholders of Borel Bank & Trust Company, a California corporation, pursuant to the Agreement and Plan of Reorganization, dated as of June 27, 2001, by and between Boston Private and Borel.

    2. To consider and vote upon a proposal to approve and adopt the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan.

    3. To consider and vote upon a proposal to amend the articles of organization of Boston Private to increase the authorized shares of common stock, par value $1.00 per share, by 40,000,000 shares from 30,000,000 to 70,000,000 shares of common stock.

    4. To consider and act upon such other business and matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.

The reorganization agreement is attached as Annex A to this joint proxy statement and prospectus and the 2001 employee stock purchase plan is attached as an exhibit to the registration statement of which this joint proxy statement and prospectus is a part. Please read these documents and the other information contained in this joint proxy statement and prospectus carefully before deciding how to vote.

BOREL SPECIAL MEETING

    At the Borel special meeting, Borel will ask the holders of its common stock:


    1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of June 27, 2001, by and between Boston Private and Borel; the related merger agreement to be entered into by and between Borel and Borel Acquisition Corp., a California corporation, to be formed as a wholly owned subsidiary of Boston Private pursuant to which Borel Acquisition Corp. shall merge with and into Borel, resulting in Borel becoming the wholly owned subsidiary of Boston Private; and the transactions contemplated by the reorganization agreement and the merger agreement, including certain amendments to Borel's articles of incorporation.


    2. To consider and act upon such other business and matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.

Approval of the reorganization agreement and the merger agreement will also constitute approval of the merger and the other transactions contemplated by the reorganization agreement, including certain amendments to Borel's articles of incorporation. The reorganization agreement is attached as Annex A to this joint proxy statement and prospectus. The form of merger agreement is attached as Annex B to this joint proxy statement and prospectus. Please read it and the other information contained in this joint proxy statement and prospectus carefully before deciding how to vote.

RECORD DATE AND SHARES ENTITLED TO VOTE

BOSTON PRIVATE SPECIAL MEETING


    Boston Private's board of directors has fixed the close of business on October 11, 2001 as the record date for determination of Boston Private shareholders entitled to notice of and to vote at the special meeting. The only outstanding securities of Boston Private entitled to vote on the issuance of additional shares are the shares of Boston Private's common stock.



    At the close of business on the record date, 16,582,686 shares of Boston Private's common stock were issued and outstanding. They were held of record by approximately 452 shareholders.


BOREL SPECIAL MEETING


    Borel's board of directors has fixed the close of business on October 11, 2001 as the record date for determination of Borel shareholders entitled to notice of and to vote at the special meeting. The only outstanding securities of Borel entitled to vote on the reorganization agreement are the shares of Borel's common stock.



    At the close of business on the record date, 2,962,036 shares of Borel's common stock were issued and outstanding. They were held of record by approximately 455 shareholders.


QUORUM; ABSTENTIONS AND BROKER NON-VOTES

BOSTON PRIVATE SPECIAL MEETING

    A majority of the shares of Boston Private common stock outstanding on the record date must be present at the meeting to establish a quorum. Shareholders may be present in person or by proxy. Brokers who hold shares of Boston Private common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares of Boston Private common stock for which a broker has submitted an executed proxy but for which the beneficial owner of the shares has not given instructions on voting to such broker are referred to as "broker non-votes." Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

    THE ACTIONS PROPOSED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE YOUR VOTE.

BOREL SPECIAL MEETING

    A majority of the shares of Borel common stock outstanding on the record date must be present at the meeting to establish a quorum. Shareholders may be present in person or by proxy. Brokers who hold shares of Borel common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of those shares. Any shares of Borel common stock for which a broker has submitted an executed proxy but for which the beneficial owner of the shares has not given instructions on voting to such broker are referred to as "broker non-votes." Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.


    THE ACTIONS PROPOSED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS ARE NOT MATTERS ON WHICH BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS MAY VOTE WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO MARK AND RETURN THE ENCLOSED PROXY CARD TO INDICATE YOUR VOTE.


VOTE REQUIRED

BOSTON PRIVATE SPECIAL MEETING


    A quorum must be present at the special meeting and a majority of the votes cast on the matter must vote in favor of the respective proposal to approve the issuance of shares of common stock pursuant to the reorganization agreement and to approve the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan. To approve the amendment to the articles of organization to increase the aggregate number of authorized shares of common stock, a quorum must be present at the special meeting and the holders of a majority of the shares of common stock outstanding and entitled to vote on such matters must vote in favor of such proposals. On the record date, directors, officers and affiliates of Boston Private owned approximately 2,562,982 shares representing approximately 15.5% of the outstanding shares entitled to vote. If you fail to vote or abstain from voting, it will not affect the vote regarding the issuance of shares or the vote regarding the employee stock purchase plan, but it will have the effect of a vote against the amendment to the articles of organization. A broker who holds Boston Private common stock as your nominee will not have authority to vote your shares unless you provide the broker with specific voting instructions.


BOREL SPECIAL MEETING


    To approve the reorganization agreement, the merger agreement and the transactions contemplated by these agreements, including the merger and amendments to Borel's articles of incorporation, a quorum must be present at the special meeting and the holders of a majority of the outstanding shares of Borel common stock entitled to vote must vote in favor of the proposals. On the record date, directors, officers and affiliates of Borel owned 1,052,332 shares representing 35.5% of the outstanding shares entitled to vote and are obligated to vote in favor of the proposal pursuant to the shareholders' agreement. Pursuant to the shareholders' agreement, these directors, officers and affiliates agreed to vote, and granted Boston Private an irrevocable proxy to vote, all of such directors', officers' and affiliates' shares in favor of the proposals. As a result, the proposals will be approved if the holders of an additional 428,687 shares vote in favor of the proposal. If you fail to vote or abstain from voting, it will have the effect of a vote against the proposals. A broker who holds Borel common stock as your nominee will not have authority to vote your shares unless you provide the broker with specific voting instructions.

VOTING OF PROXIES; REVOCATION OF PROXIES

BOSTON PRIVATE SPECIAL MEETING

    You are requested to complete, date and sign the accompanying proxy card and promptly return it to Boston Private. All properly executed proxies received prior to taking the vote at the special meeting and not revoked, will be voted as instructed on the proxy card. If a proxy card is signed and returned without indicating any voting instructions, shares of Boston Private common stock represented by the proxy will be voted "FOR" approval of the proposals and in the discretion of the individuals named as proxies, as to any other matter that may come before the special meeting or any adjournments or postponements thereof, including among other things, a motion to adjourn or postpone the special meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy which is voted against the proposals will be voted in favor of any such adjournments or postponements. You may revoke your proxy at any time before it is voted at the meeting by:

    - sending a written notice stating that you revoke your proxy to Boston Private at the address listed below;

    - completing a new proxy card, dated a later date than the first proxy card, and sending it to Boston Private, which new proxy card will automatically replace any earlier dated proxy card that you returned; or

    - attending the special meeting and voting in person.

    You should send any notice of revocation or your completed new proxy card, as the case may be, to Boston Private at the following address:

               Boston Private Financial Holdings, Inc.
               Ten Post Office Square
               Boston, MA 02109
               Attn: Clerk

    If your broker holds your shares in "street name," your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

BOREL SPECIAL MEETING

    You are requested to complete, date and sign the accompanying proxy card and promptly return it to Borel. All properly executed proxies received prior to taking the vote at the meeting and not revoked, will be voted as instructed on the proxy card. If a proxy card is signed and returned without indicating any voting instructions, shares of Borel common stock represented by the proxy will be voted "FOR" approval of the proposals and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting or any adjournments or postponements thereof including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise. No proxy which is voted against the proposals will be voted in favor of any such adjournments or postponements. You may revoke your proxy at any time before it is voted at the meeting by:

    - sending a written notice stating that you revoke your proxy to Borel at the address listed below;

    - completing a new proxy card, dated a later date than the first proxy card, and sending it to Borel, which proxy card will automatically replace any earlier dated proxy card that you returned; or

    - attending the special meeting and voting in person.

    You should send any notice of revocation or your completed new proxy card, as the case may be, to Borel at the following address:

               Borel Bank & Trust Company
               160 Bovet Road
               San Mateo, California 94402
               Attn: Corporate Secretary

    If your broker holds your shares in "street name," your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.


SOLICITATION OF PROXIES


BOSTON PRIVATE SPECIAL MEETING


    Boston Private will assume the cost of solicitation of proxies from Boston Private shareholders. Following the original mailing of the proxies and other soliciting materials, Boston Private will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Boston Private common stock and to request authority for the exercise of proxies. In such cases, Boston Private, upon the request of the record holders, will reimburse such holders for their reasonable expenses. In addition to solicitation by mail, the directors, officers and employees of Boston Private may solicit proxies from shareholders by telephone, facsimile, in person or other appropriate means of communication; however, they will not be paid any additional compensation for such services.


BOREL SPECIAL MEETING

    Borel will assume the cost of solicitation of proxies from you. In addition to solicitation by mail, the directors, officers and employees of Borel may solicit proxies from shareholders by telephone, facsimile or in person; however, they will not be paid any additional compensation for such services. Following the original mailing of the proxies and other soliciting materials, Borel will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Borel common stock and to request authority for the exercise of proxies. In such cases, Borel, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

OTHER MATTERS

BOSTON PRIVATE SPECIAL MEETING

    Boston Private is not aware of any business or matter other than those indicated above that may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, the proxy holders will, in their discretion, vote the proxies in accordance with their best judgment.

BOREL SPECIAL MEETING

    Borel is not aware of any business or matter other than those indicated above that may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, the proxy holders will, in their discretion, vote the proxies in accordance with their best judgment.

    THE MATTERS TO BE CONSIDERED AT EACH OF THE SPECIAL MEETINGS ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF BOSTON PRIVATE AND BOREL. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT AND PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

DISSENTERS' RIGHTS

BOSTON PRIVATE SPECIAL MEETING

    The shareholders of Boston Private do not have dissenters' rights under the circumstances of the merger.

BOREL SPECIAL MEETING


    If the holders of at least five percent of the total number of outstanding shares of Borel common stock do not vote for the merger and follow the requisite procedures including making the required written demand for payment for their shares prior to the special meeting, they may choose to receive the fair market value of their shares of Borel common stock, calculated as of the last trading day before the first public announcement of the merger. The procedures which Borel shareholders must follow to exercise their dissenters' rights are in Chapter 13 of the California General Corporation Law. Chapter 13 is attached as Annex C.

   PROPOSALS REGARDING THE REORGANIZATION AGREEMENT AND RELATED TRANSACTIONS

                                   THE MERGER

GENERAL


    Boston Private will form a subsidiary, which will be merged with and into Borel. As a result of the merger, Borel will become a subsidiary of Boston Private. In connection with the merger, Boston Private will add one director to be designated by Borel and agreed upon by Boston Private. Borel currently contemplates naming Harold A. Fick, Vice-Chairman of Borel's board of directors, as this director. Following the merger, it is expected that the Borel board of directors will consist of the current eleven directors plus an additional three directors designated by Boston Private. In addition, the current management of Borel will remain in place after the merger. The transaction is structured as a tax-free reorganization and is expected to be accounted for as a pooling of interests. Because the transaction is expected to be accounted for as a pooling of interests, certain affiliates of Borel have entered into agreements restricting their ability to dispose of their Borel common stock for 30 days prior to the merger and the Boston Private common stock they receive in the merger until publication of 30 days of combined post-merger results of the combined company.


BACKGROUND OF THE MERGER

    In the spring of 2000, the board of directors and management of Boston Private began to consider a variety of strategic alternatives to enter the private banking market in Northern California, including acquiring an existing bank or chartering a de novo bank. On June 14, 2000, Boston Private engaged Putnam Lovell Securities Inc. on the basis of Putnam Lovell's experience, expertise and reputation in the banking and investment communities to provide financial advisory and investment banking services to Boston Private in assessing Boston Private's strategic alternatives in Northern California. In September 2000, Putnam Lovell identified Borel as a prospective acquisition target to Timothy L. Vaill, Chief Executive Officer of Boston Private, and Walter M. Pressey, Chief Financial Officer of Boston Private.

    Borel has, from time to time, considered various strategic transactions with a view to enhancing shareholder value. On November 17, 2000, the board of directors of Borel engaged the services of Dain Rauscher Wessels as its financial advisor to explore its strategic alternatives including remaining independent, a strategic merger with another institution, or a potential sale of Borel. After reviewing various strategic alternatives, the Borel board directed Dain Rauscher to seek indications of interest from institutions that might view a business combination with Borel favorably.

    Dain Rauscher held preliminary discussions with seven potential acquirors, of which three (including Boston Private) began due diligence reviews of Borel. On November 20, 2000, Mr. Pressey and a representative of Putnam Lovell had an introductory meeting with Ronald G. Fick, Chief Executive Officer of Borel, at Borel's offices in San Mateo, California, to review and discuss the background and histories of each of the companies. On November 30, 2000, Mr. Vaill and James C. Wall (the then President, California Banking, of Boston Private) had an introductory meeting with Mr. Fick to discuss Boston Private and its wealth management concept. No formal presentations were made at either introductory meeting.


    On December 5, 2000, one of the other two bidders entered into a confidentiality agreement with Borel. This bidder submitted an indication of preliminary interest for the acquisition of 100% of the outstanding Borel common stock for common stock of the bidder at a fixed exchange ratio of approximately
1.24 shares of the bidder's common stock for each share of Borel common stock, resulting in a value in the range of $35 to $42 per share, based upon the fluctuations of the stock price of the bidder. After discussions with the bidder, the bidder did not finalize its bid and both parties decided not to proceed with any further discussions.


    On December 6, 2000, Mr. Vaill sent a letter to Mr. Fick regarding Boston Private's interest in having discussions with Borel about the prospects of a business combination between the two companies. Mr. Fick indicated that Borel may be interested in exploring further discussions. On December 20, 2000, Mr. Vaill sent another letter to Mr. Fick confirming Boston Private's interest in pursuing initial discussions with Borel about a possible business combination. On January 3, 2001, Mr. Vaill reported to the finance committee of Boston Private's board of directors that he was in preliminary discussions with Borel. On January 10, 2001, Mr. Vaill met with Mr. Fick to discuss Boston Private's interest in a potential business combination between Boston Private and Borel. Later that week, Mr. Fick indicated that Borel was in the midst of a process to determine and consider its strategic alternatives and Mr. Fick suggested that Boston Private contact Dain Rauscher, Borel's financial advisor. The meetings and correspondence in November and December were preliminary and introductory in nature. Boston Private did not submit a preliminary indication of interest until January 19, 2001.


    On January 18, 2001, Mr. Vaill reported to the board of directors of Boston Private that he was in preliminary discussions with Borel. Representatives of Putnam Lovell joined the meeting by telephone. They presented a profile of Borel and reviewed with the Boston Private board pro forma financials, an estimated dilution analysis, key assumptions and potential pricing in connection with a potential business combination transaction between Borel and Boston Private. Putnam Lovell also included in their presentation a discussion of establishing a de novo bank in Northern California and the relative advantages and disadvantages of such a strategy. Following an extensive discussion, the Boston Private board determined that it would authorize management to: (1) proceed with investigating additional details; (2) continue discussions with Borel concerning a potential business combination transaction; and (3) extend to Borel an indication of interest and willingness to discuss an offer range. On
January 19, 2001, Mr. Vaill sent Mr. Fick an initial, non-binding indication of interest for the acquisition of 100% of the outstanding common shares and common share equivalents of Borel at a price per share within the range of $38 to $45 in Boston Private common stock, subject to a full due diligence review and a number of other conditions.


    On February 6, 2001, Boston Private and Borel executed a confidentiality agreement. On February 8, 2001, Boston Private and Putnam Lovell began their due diligence review of Borel. In mid-February 2001, Boston Private withdrew its expression of interest as a result of a failure to agree on pricing and timing. On February 16, 2001, Mr. Vaill sent an explanation of its withdrawal of interest to Mr. Fick. The letter also set forth an alternative, non-binding expression of interest and indicated that Boston Private was prepared to make an offer at the lower price of $35 per share for all of the outstanding common shares and common share equivalents of Borel. Messrs. Vaill, Pressey and Wall of Boston Private and Messrs. Ronald G. Fick and Harold A. Fick, as well as representatives of Putnam Lovell and Dain Rauscher continued to discuss and negotiate the price. On February 26, 2001, Mr. Vaill sent an indication of interest to Mr. Fick increasing the price to $37 per share. On March 1, 2001, Mr. Vaill sent a memorandum to Mr. Fick confirming Mr. Vaill's willingness to present the price of $37 per share to the Boston Private board of directors. On March 13, 2001, after further discussions and negotiations, Mr. Vaill sent a letter to Mr. Fick withdrawing his expression of interest and postponing all further discussions.


    From March 31, 2001 until June 9, 2001, Borel did not receive any additional written bids for potential business combinations with Borel. As a result, the Borel board determined not to actively pursue other parties for potential business combinations. In June of 2001, another potential acquiror signed a confidentiality agreement and began to conduct preliminary due diligence.

    As a result of Boston Private's reassessment of the strategy of establishing a de novo bank in Northern California, and its stock price relative to Borel's stock price, Boston Private renewed its interest in Borel in late May. On
June 6, 2001, Mr. Vaill met with Mr. Fick for breakfast to express Boston Private's interest in renewing discussions with Borel. Mr. Fick indicated he would convey Boston Private's renewed interest to the Borel board of directors. On June 8, 2001, Mr. Vaill sent Mr. Fick a written indication of interest in renewing discussions to explore the acquisition of Borel. During the second week of June, Mr. Pressey traveled to and met with various representatives of Borel, including Harold A. Fick, Vice-chairman of the board of directors of Borel and Miller Ream, Chairman of the board of directors of Borel. On June 9, 2001, the other bidder submitted an expression of interest at $33 per share of Borel common stock, based upon a fixed exchange ratio to be determined at the time of the signing of the definitive agreement for the acquisition of 100% of the outstanding Borel common stock and common stock equivalents.


    On June 11, 2001, Borel's legal counsel forwarded a draft of the reorganization agreement to Putnam Lovell and Goodwin Procter LLP, Boston Private's legal counsel. On June 12, 2001, the Boston Private board met and discussed the status of Boston Private's strategy in Northern California, including with respect to Borel. During the meeting, representatives of Putnam Lovell joined by telephone and provided a review of Borel and presented an updated profile of Borel and reviewed with the Boston Private board Borel's financial condition, pricing, accretion and dilution, competition in Northern California and also reviewed the strategy of establishing a de novo bank in Northern California. The finance committee voted to recommend to the Boston Private board that management proceed with negotiations to acquire Borel. Following the conclusion of the finance committee's meeting, the Boston Private board held a telephonic special meeting, during which the finance committee's recommendation was presented. The Boston Private board delegated to the finance committee the authority to proceed as recommended. Boston Private returned a revised reorganization agreement on June 15, 2001 and from then until June 25, 2001, numerous drafts of the reorganization agreement, as well as related agreements including the stock option agreement, shareholders' agreement and affiliate's agreements were negotiated and exchanged between the parties. During this period, the major issues discussed and negotiated between the parties included the financial terms (including price) of the pricing mechanism, the conditions required to be met to close the transaction, the ability of each party to terminate the reorganization agreement under certain circumstances, including circumstances relating to competing transactions or declines in Boston Private's stock price, termination fees to be paid by each party, indemnification provisions, provisions concerning treatment of existing employee benefits, restrictive covenants concerning Borel's respective businesses during the period between signing of the reorganization agreement and the completion or termination of the merger, the stock option agreement and the shareholders' agreement to be entered into by each of the members of the Borel board pursuant to which such members would agree to vote their shares of Borel common stock in favor of this transaction.


    On June 15, 2001, both Boston Private and the other interested party made presentations to the board of directors of Borel, at which time the other bidder increased their offer to $35 per share. Dain Rauscher reviewed the merits of both proposals, including the pricing and structure of both proposals, and the Borel board determined to pursue a transaction with Boston Private. On June 17, 2001, Boston Private proposed acquiring Borel for $37.50 per share, subject to the completion of due diligence, negotiation of definitive documentation and approval of the boards of directors of each of Boston Private and Borel. On
June 18, 2001, Boston Private and Borel executed a new confidentiality agreement. Boston Private and Borel then continued their respective due diligence reviews and commenced negotiation of a definitive agreement. Boston Private and Borel, through their respective financial advisors and legal counsel, negotiated the terms, including the pricing mechanism, of the proposed acquisition and the related reorganization agreement, stock option agreement, and shareholders' agreement, and affiliate's agreement.

    On June 21, 2001, the board of directors of Borel met to consider the results of Borel's due diligence examination of Boston Private and the preliminary draft of the definitive agreement. At this meeting, representatives of Dain Rauscher were present as well as Borel's legal counsel. Dain Rauscher reviewed the proposed terms from a financial point of view for the board, and the board determined to move forward with the negotiations of a definitive agreement, including the pricing mechanism.

    On June 22, 2001, the Boston Private board of directors met to review the terms of the transaction and to consider approving the acquisition of Borel. At this meeting, representatives of Putnam Lovell and of Boston Private's legal counsel, Goodwin Procter LLP, were present. Putnam Lovell reviewed the financial terms of the transaction including pricing, structure and the collar and orally issued its opinion that the terms of the transaction were fair to the shareholders of Boston Private from a financial point of view. Boston Private and its legal counsel continued their due diligence review of Borel. As a result of such due diligence, Messrs. Vaill, Pressey and Fick, as well as Boston Private's and Borel's legal counsel began discussing contingent liabilities of Borel, particularly those relating to the trust litigation. The litigation is described in more detail in the section titled "Business of Borel--Legal Proceedings."

    The board of directors of Borel met on June 25, 2001 and again on June 27, 2001 to discuss the terms of the transaction and certain proposed adjustments to the per share purchase price with respect to certain contingent liabilities of Borel relating to the trust litigation. At these meetings, Mr. Ronald Fick, together with Borel's legal counsel, updated the board on the status of the negotiations, the material terms that had been resolved and the status of discussions regarding the trust litigation. Borel's legal counsel reviewed for the board the terms of the reorganization agreement and the terms of the stock option agreement, as well as the shareholders' agreement and affiliate's agreements to be entered into by each of the affiliates of Borel, including all of the members of the Borel board. Dain Rauscher made a presentation to the Borel board of a financial analysis of the proposed merger consisting of a valuation analysis based on a number of methodologies, including comparative pricing multiples, historical trading ranges, peer group analyses, discounted dividend analyses, comparable transaction analyses, and certain pro forma analyses. In addition, Dain Rauscher delivered an oral opinion concerning the fairness, from a financial point of view, of the exchange ratio set forth in the reorganization agreement to Borel's common shareholders, which was later confirmed in writing. The Borel board of directors considered the terms of the reorganization agreement and the stock option agreement, the potential advantages and risks associated with the merger, and the analysis and opinion of Dain Rauscher and, following discussions, unanimously determined that the merger was advisable, was in the best interests of Borel shareholders, and was on terms that are fair to the shareholders of Borel. Accordingly, the Borel board of directors approved the reorganization agreement and recommended that shareholders vote their shares in favor of adopting and approving the reorganization agreement and approving the merger, and authorized management to enter into the reorganization agreement, the stock option agreement and other related agreements. These negotiations and preparation of final definitive versions of the reorganization agreement and related agreements continued through the afternoon June 27, 2001 and the agreements were executed by the parties late that afternoon. Later the same evening, Boston Private and Borel jointly issued a press release announcing, among other things, that they had reached a definitive agreement for Boston Private to acquire Borel for $37.50 per share, subject to certain adjustments.

                             REASONS FOR THE MERGER

    The following is a discussion of the parties' reasons for the merger and factors considered by each board of directors in evaluating the reorganization agreement and related transactions including the merger.

BOSTON PRIVATE'S REASONS FOR THE MERGER

    In evaluating the proposed merger, Boston Private's board of directors reviewed presentations from and consulted with management and advisors, including its legal counsel, Goodwin Procter LLP, and its financial advisor, Putnam Lovell, and considered the following information and factors:

    - fulfilling Boston Private's stated goal of enhancing its wealth management capabilities in Northern California, a new wealth management market;

    - the ability of the combined company to realize a stronger position in the wealth management market in Northern California;

    - ability to establish a banking presence in a geographic area in which Boston Private already has an investment advisory presence;

    - Borel's geographic location, to serve clients from San Francisco to Silicon Valley;

    - comparison of Borel's performance to its regional competitors;

    - analysis of similar recent transactions in California, including those involving other high performing banks;

    - Borel's comprehensive value-added service delivery capabilities via the Internet;

    - ability to diversify revenue geographically and by fee type;

    - the business, operations, financial condition, earnings and prospects of each of Boston Private and Borel, taking into account Boston Private's due diligence review of Borel's business on a stand-alone and combined pro forma basis;

    - the current and prospective economic, regulatory and competitive environment facing financial institutions in the Bay area;

    - the compatibility of the respective businesses, operating philosophies and strategic objectives of Borel and Boston Private;

    - the complementary nature of the clientele and businesses of Boston Private and Borel;


    - the anticipated financial impact of the merger on the combined company's future financial performance;



    - the expectation that, before the impact of anticipated merger and transaction-related expenses, the transaction will be accretive to Boston Private's earnings per share;


    - the scarcity of alternative acquisitions in Northern California;

    - conformity with Boston Private's expansion strategy;

    - the terms and conditions of the reorganization agreement, stock option agreement and shareholders' agreement;

    - the expectation that the merger will be accounted for as a pooling of interests and no goodwill will be recorded on the consolidated balance sheet of Boston Private as a result of the merger; and

    - the opinion of Putnam Lovell to Boston Private that, based on and subject to the considerations set forth in the opinion and as of that date, the exchange ratio was fair, from a financial point of view to Boston Private's shareholders.

The Boston Private board weighed these factors against potential risks of the merger. These risks are discussed in the section of this joint proxy statement and prospectus titled "Risk Factors--Risks Relating to the Merger."


    The foregoing discussion of information and factors considered by the Boston Private board is not intended to be exhaustive but is believed to include all material factors considered by the Boston Private board. In view of the wide variety of factors considered by the Boston Private board, the Boston Private board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Boston Private board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Boston Private board may have given different weight to different factors. However, after taking into account all of the factors set forth above, the Boston Private board unanimously agreed that the reorganization agreement, the merger agreement, the merger and the transactions contemplated by the reorganization agreement were fair to, and in the best long-term interests of, Boston Private and its shareholders and that Boston Private should proceed with the merger and the related issuance of shares of Boston Private common stock in the merger.


BOREL'S REASONS FOR THE MERGER

    In evaluating the proposed merger, Borel's board of directors reviewed presentations from and consulted with management and advisors including its financial advisor, Dain Rauscher, and its legal counsel, Nixon Peabody LLP (formerly Lillick & Charles LLP), and considered the following information and factors:


    - the larger market capitalization and public float of Boston Private common stock will likely mean higher trading volumes and increased liquidity for Borel shareholders who receive shares of Boston Private common stock in the merger;


    - the economic conditions and prospects for the markets in which Borel operates, and competitive pressures in the financial services industry in general and the banking industry in particular;

    - the enhancement of Borel's competitiveness and its ability to serve its customers, depositors, creditors, other constituents and the communities in which it operates as a result of a business combination with an institution with greater resources, like Boston Private;

    - information concerning the business, results of operations, asset quality and financial condition of Borel and Boston Private on a stand-alone and combined basis, and the future growth prospects of Borel and Boston Private following the merger;

    - an assessment that, in the current economic environment, expansion through acquisition by another financial institution is most economically advantageous to Borel's shareholders when compared to other alternatives like de novo branch openings or branch acquisitions;

    - the terms and conditions of the reorganization agreement and related agreements;


    - the potential disadvantages or risks of the merger, principally relating to the potential adverse effect on Borel's customers as a result of Borel becoming a subsidiary of an out-of-area parent;


    - Dain Rauscher's analysis of the financial condition, results of operations, business, prospects and stock price of Borel and comparison of Borel to other banks and bank holding companies operating in its industry;

    - an analysis of the terms of other mergers in the banking industry;

    - the opinion of Dain Rauscher to the effect that, as of the date of the opinion, the conversion ratio is fair, from a financial point of view, to the holders of Borel common stock;

    - the expectation that the merger will constitute a tax-free reorganization for federal income tax purposes; and

    - the expectation that the merger will be treated as a pooling of interests for accounting purposes.

    The Borel board weighed these factors against potential risks of the merger. These risks are discussed in the section of this joint proxy statement and prospectus titled "Risk Factors--Risks Relating to the Merger."

    The foregoing discussion of information and factors considered by Borel's board is not intended to be exhaustive but is believed to include all material factors considered by Borel's board. In view of the wide variety of factors considered by Borel's board, Borel's board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, Borel's board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of Borel's board may have given different weight to different factors. However, after taking into account all of the factors set forth above, Borel's board unanimously agreed that the reorganization agreement, the merger, the merger agreement and the transactions contemplated by the reorganization agreement were fair to, and in the best long-term interests of, Borel and its shareholders and that Borel should proceed with the merger.

             FAIRNESS OPINION OF BOSTON PRIVATE'S FINANCIAL ADVISOR


    Pursuant to an engagement letter dated June 14, 2000, and amended
January 17, 2001, Boston Private engaged Putnam Lovell to perform investment banking services, including advising it on a potential acquisition in Northern California, and subsequently identified Borel as a potential target. As part of its engagement, Putnam Lovell agreed to render to Boston Private's board an opinion with respect to the fairness to Boston Private's shareholders from a financial point of view of the consideration to be paid. Putnam Lovell is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, private placements and valuations for corporate and other purposes. Boston Private selected Putnam Lovell to render the opinion on the basis of its experience, expertise and reputation in the banking and investment communities.


    At a meeting of the Boston Private board on June 22, 2001, Putnam Lovell delivered its oral opinion, stating that the consideration to be paid pursuant to the merger was fair to Boston Private's shareholders from a financial point of view, as of the date of such opinion. No limitations were imposed by the Boston Private board with respect to the investigations made or procedures followed by Putnam Lovell in rendering its opinion. Putnam Lovell's oral opinion was subsequently confirmed in writing as of June 27, 2001.

    THE FULL TEXT OF PUTNAM LOVELL'S WRITTEN OPINION TO BOSTON PRIVATE'S BOARD OF DIRECTORS, DATED JUNE 27, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW BY PUTNAM LOVELL, IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF PUTNAM LOVELL'S OPINION IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE OPINION. PUTNAM LOVELL'S OPINION IS DIRECTED TO BOSTON PRIVATE'S BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE ISSUANCE OF SHARES IN THE MERGER. PUTNAM LOVELL'S OPINION ADDRESSES ONLY THE FAIRNESS TO BOSTON PRIVATE'S

SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF BOSTON PRIVATE'S BOARD TO PROCEED WITH OR EFFECT THE MERGER OR ANY OTHER ASPECT OF THE MERGER. IN FURNISHING ITS OPINION, PUTNAM LOVELL DID NOT ADMIT THAT IT IS AN EXPERT WITH THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT OF 1933, AS AMENDED, NOR DID IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN PUTNAM LOVELL'S OPINION.

    In connection with Putnam Lovell's opinion, dated June 27, 2001, Putnam Lovell, among other things:

    - reviewed certain publicly available financial and other data with respect to Boston Private and Borel, including their respective consolidated financial statements for recent years and interim periods to March 31, 2001, and certain other relevant financial and operating data relating to Boston Private and Borel made available to Putnam Lovell from published sources and from the internal records of Boston Private and Borel;

    - reviewed the financial terms and conditions of the reorganization agreement;

    - reviewed certain publicly available information concerning the trading of, and the trading market for, Boston Private common stock and Borel common stock;

    - compared the financial performance of Boston Private and Borel with certain other companies in the banking industry which Putnam Lovell deemed to be relevant;

    - considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which Putnam Lovell deemed to be comparable, in whole or in part, to the merger;

    - reviewed and discussed with representatives of the management of Boston Private and Borel certain information of a business and financial nature regarding Boston Private and Borel, furnished to Putnam Lovell by them, including financial forecasts and related assumptions of Borel and analyst's estimates for Boston Private;

    - made inquiries regarding and discussed the merger and the reorganization agreement and other matters related thereto with Boston Private's counsel and public accountants; and

    - performed such other analyses and examinations as Putnam Lovell deemed appropriate.

    In connection with Putnam Lovell's review, Putnam Lovell has not assumed any obligation independently to verify the foregoing information and has relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Borel provided to Putnam Lovell by its management, upon Boston Private's management advice and with Boston Private's consent Putnam Lovell has assumed for purposes of Putnam Lovell's opinion that the forecasts have been reasonably prepared on a basis reflecting the best available estimates and judgments of Borel's management at the time of preparation as to the future financial performance of Borel. With respect to the future financial performance of Boston Private, Putnam Lovell has relied with Boston Private's consent on publicly available analyst information. Putnam Lovell has also assumed that there have been no material changes in Boston Private's or Borel's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Putnam Lovell. Putnam Lovell has assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities

Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

    In addition, Putnam Lovell has not assumed responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Boston Private or Borel, nor has Putnam Lovell been furnished with any such appraisals. Putnam Lovell is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and has assumed, with Boston Private's consent, that such allowances for each of Boston Private and Borel are in the aggregate adequate to cover such losses. Boston Private has informed Putnam Lovell, and Putnam Lovell has assumed, that the merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, Putnam Lovell's opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to Putnam Lovell as of, the date of the opinion. Accordingly, although subsequent developments may affect the opinion, Putnam Lovell has not assumed any obligation to update, revise or reaffirm this opinion.

    Set forth below is a brief summary of the information presented by Putnam Lovell to the Boston Private board on June 22, 2001 in connection with its opinion. Some of the summaries of financial analyses performed by Putnam Lovell include information presented in tabular format. In order to fully understand the financial analyses performed by Putnam Lovell, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Putnam Lovell.


    PRO FORMA DISCOUNTED CASH FLOW ANALYSIS. In performing a discounted cash flow analysis, Putnam Lovell utilized management's estimates of future combined net income and assumed that net tangible equity in excess of seven percent of tangible assets generated through earnings would be distributed as cash flow. The estimated combined net income in the year 2005 was multiplied by an earnings multiple ranging from 14.0x to 16.0x to generate a terminal value representing the potential value of Borel when combined with Boston Private in 2005. The cash distributions and the terminal value were discounted back to the present using a 12.5% to 17.5% discount rate. This analysis indicated that the present value of Borel's future stock price plus cash distributions ranged from $32.73 to $44.69 per share, with a mid-point value of $38.23. The $37.50 per share offer for Borel was within the range of values implied by this analysis. Discounted cash flow analysis is a widely used valuation methodology but it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis is not necessarily reflective of the actual values of Borel common stock.



    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Putnam Lovell reviewed the consideration paid in selected categories of recent bank transactions. Specifically, Putnam Lovell reviewed selected bank transactions from January 1, 1999 to June 15, 2001 consisting of (i) California bank mergers involving deal values greater than $50 million and less than $200 million, of which there were 16, and (ii) bank mergers involving targets with a return on equity ("ROE") greater than 20% which Putnam Lovell felt was a more appropriate comparable, of which there were 24. For each transaction, Putnam Lovell analyzed data illustrating purchase price to book value, purchase price to latest 12 months ("LTM") earnings per share ("EPS"), purchase price to deposits, the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits, and the premium paid relative to Borel common stock price 30 days prior to announcement.

    A summary of the median multiples in the analysis as compared to Boston Private in the merger is as follows:

                                                         PRICE/          PRICE/                              30 DAY
                                         PRICE/         TANGIBLE           LTM                   PREMIUM/    MARKET
                                       BOOK VALUE      BOOK VALUE          EPS         PRICE/      CORE      PRICE
                                        MULTIPLE        MULTIPLE        MULTIPLE      DEPOSITS   DEPOSITS   PREMIUM
SUMMARY OF MEDIAN PREMIUMS PAID           PAID            PAID            PAID          PAID       PAID       PAID
-------------------------------       -------------   -------------   -------------   --------   --------   --------
Median (1999 to Present)
  CA Bank Transactions with deal
    value between $50-200 million...         2.86X           2.87X           22.0X      28.4%      22.9%      39.0%
  Bank Transactions: Target ROAE
    >20%............................         3.35X           3.52X           18.2X      31.9%      25.6%      25.4%
                                      -------------   -------------   -------------    -----      -----      -----
  BPFH Acquisition of BLCA..........         3.69X           3.69X           17.3X      35.1%      31.1%      50.6%


    In the case of the banks with an ROE of greater than 20%, the multiple of price to earnings value was lower than the median of the comparables, while the price to book value was higher than that received by the comparable.



    CONTRIBUTION ANALYSIS. Putnam Lovell analyzed the contribution of each of Boston Private and Borel to assets, loans, deposits, and tangible equity as of March 31, 2001, as well as each party's contribution to the first quarter of 2001 adjusted revenue, the first quarter of 2001 net income of the pro forma combined companies and projected net income for the years ending December 31, 2001 and 2002. This analysis indicated that based on the pro forma combined balance sheet, Borel would have contributed approximately 26.2% of the assets, 26.0% of the loans, 25.4% of the tangible equity, 20.9% of the adjusted revenue and 31.3% of the net income for the first quarter of 2001. Borel would contribute approximately 29.1% of the projected pro forma net income for 2001 and 28.0% for 2002. Based on a 100% stock transaction and an assumed conversion ratio of 1.8437 shares of Boston Private common stock for each share of Borel's common stock, Putnam Lovell calculated that holders of Borel's common stock would own approximately 25.8% of the combined companies based on common shares outstanding at March 31, 2001.


    PRO FORMA EARNINGS DILUTION ANALYSIS. Using earning estimates and projected growth rates for Borel provided by its management and street estimates for Boston Private, Putnam Lovell compared estimated reported earnings per share ("Reported EPS") of Boston Private common stock on a stand-alone basis to the Reported EPS of the common stock for the pro forma combined company for the year ending December 31, 2001. Putnam Lovell noted that the merger would result in 6.59% accretion of Boston Private's reported EPS in 2001, with no cost savings, no revenue enhancements and prior to taking into account projected merger expenses. Furthermore, Putnam Lovell noted that at the bottom of the collar, if the average trading price of Boston Private common stock is $16.68 at closing resulting in a conversion ratio of 2.2482, the merger would still result in 1.16% accretion to Boston Private's expected Reported EPS in 2001 before taking into account projected merger expenses.

    These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of Borel, Boston Private, or the combined company. Additionally, this analysis did not incorporate any anticipated cost savings or revenue enhancements that could result from the merger and did not take into account projected merger expenses, which in a pooling of interest transaction, are recorded as expenses of the combined company.

    While the forgoing summary describes all analyses and examinations that Putnam Lovell considered to be material to its opinion, it is not a comprehensive description of all analyses and examinations actually conducted by Putnam Lovell. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Putnam Lovell believes that its analyses and the above summary must be considered as a whole and that selecting a portion of its analyses or factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses in its presentation to the Boston Private board. Putnam Lovell did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses. Accordingly, the ranges of values resulting from any particular analysis described above should not be taken to be Putnam Lovell's view of the actual value of Boston Private.

    In performing its analyses, Putnam Lovell made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Boston Private or Borel. The analyses performed by Putnam Lovell are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Putnam Lovell's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts used by Putnam Lovell in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

    As described above under "The Merger--Reasons for the Merger--Boston Private's Reasons for the Merger," Putnam Lovell's opinion and presentation to the Boston Private board were among the many factors taken into consideration by the Boston Private board in making its determination to approve the reorganization agreement, but should not be viewed as determinative of Boston Private's board or Boston Private's management's opinion with respect to the value of Boston Private.

    Pursuant to the engagement letter dated June 14, 2000, and amended
January 17, 2001, Boston Private has paid Putnam Lovell fees totaling $150,000. Based on the transaction value at the time of the announcement of the transaction, Putnam Lovell will receive an additional fee of approximately $1,595,000 upon the closing of the merger. Accordingly, a significant portion of Putnam Lovell's fee is contingent upon the closing of the merger. Boston Private has also agreed to reimburse Putnam Lovell for its reasonable out-of-pocket expenses, including fees of legal counsel and other experts retained by Putnam Lovell. Boston Private has agreed to indemnify Putnam Lovell, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under federal securities law.

                 FAIRNESS OPINION OF BOREL'S FINANCIAL ADVISOR

    Borel engaged Dain Rauscher in November 2001, to act as its exclusive financial advisor in connection with the merger. Dain Rauscher agreed to assist Borel in analyzing, structuring, negotiating and effecting a transaction with Boston Private. Borel selected Dain Rauscher because Dain Rauscher is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Borel and its business. As part of its investment banking business, Dain Rauscher is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.


    A representative of Dain Rauscher attended the meeting of the Borel board of directors held on June 27, 2001, at which the Borel board of directors considered and approved the reorganization agreement. At the June 27th meeting, Dain Rauscher rendered a written and oral opinion that, as of that date, the conversion ratio was fair to Borel and its shareholders from a financial point of view. The full text of the written opinion is attached as Annex E to this joint proxy statement and prospectus. That opinion has been reconfirmed in writing as of October 12, 2001, the effective date of the registration statement of which this joint proxy statement and prospectus is a part and such reconfirmation is included as an exhibit to the registration statement.

    THE FULL TEXT OF THE WRITTEN OPINION DELIVERED AS OF THE DATE OF THIS DOCUMENT, SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E TO THIS DOCUMENT. BOREL'S SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF BOREL AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    Dain Rauscher's opinion is directed to the Borel board of directors and addresses only the conversion ratio, based upon an assumed average closing price for Boston Private closing price of $20.34, of 1.8437 shares of Boston Private common stock for each share of Borel common stock. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the Borel special meeting with respect to the merger or any matter related thereto.

    In rendering its opinion, Dain Rauscher reviewed,

    - the reorganization agreement,

    - annual reports to shareholders and annual reports on Form 10-K of Boston Private,

    - annual reports to shareholders and annual reports on Form 10-K of Borel,

    - quarterly reports on Form 10-Q of Boston Private,

    - quarterly reports on Form 10-Q of Borel,

    - certain internal financial analyses and forecasts for Borel and Boston Private prepared by their respective managements, and

    - publicly available consensus earnings estimates for Boston Private.

    Dain Rauscher also held discussions with members of senior management of Borel and Boston Private regarding their respective:

    - past and current business operations,

    - regulatory relationships,

    - financial condition, and

    - future prospects of the respective companies.

    Dain Rauscher compared certain financial and stock market information for Boston Private and Borel with similar information for certain other companies with publicly traded securities, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

    In conducting its review and arriving at its opinion, Dain Rauscher relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. Dain Rauscher did not attempt to verify such information independently. Dain Rauscher relied upon the managements of Boston Private and Borel as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefore) provided to Dain Rauscher. Dain Rauscher assumed that those forecasts and projections reflected the best available estimates and judgments of the respective managements of Boston Private and Borel. Dain Rauscher also assumed, without independent verification, that the aggregate allowances for loan losses for Boston Private and Borel are adequate to cover those losses. Dain Rauscher did not make or obtain any evaluations or appraisals of the property of Boston Private or Borel, and Dain Rauscher did not examine any individual credit files.

    The projections furnished to Dain Rauscher and used by it in certain of its analyses were prepared by the senior managements of Borel and Boston Private. Neither Borel nor Boston Private publicly discloses internal management projections of the type provided to Dain Rauscher in connection with its review of the merger. As a result, such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. ACCORDINGLY, ACTUAL RESULTS COULD VARY SIGNIFICANTLY FROM THOSE SET FORTH IN THE PROJECTIONS.

    The following is a summary of the material analyses performed by Dain Rauscher related to the oral opinion rendered to Borel's board of directors on June 27, 2001.

TRANSACTION SUMMARY


    Dain Rauscher calculated the merger consideration to be paid pursuant to the conversion ratio as a multiple of Borel's projected book value at December 31, 2001, earnings for the 12 months ended March 31, 2001, and 2001 estimated earnings. This computation was based on Borel's projected December 31, 2001 tangible book value of $10.57 per share, Borel's earnings for the 12 months ended March 31, 2001, of $2.17 per share, and Borel's estimated diluted earnings in calendar 2001 of $2.12 per share. The computation was also based upon a conversion ratio of 1.8437 Boston Private shares for each Borel share and the assumed average closing price of Boston Private common stock of $20.34. Based on those assumptions, this analysis indicated that Borel shareholders would receive shares of Boston Private common stock worth $37.50 for each share of Borel common stock held and that this amount would represent a multiple of 3.55 times projected December 31, 2001 diluted tangible book value per share, 17.28 times earnings for the 12 months ended March 31, 2001, and 17.69 times estimated 2001 diluted earnings per share. The following table summarizes the material valuation methodologies and range of values used to support the fairness conclusion:


                                                                   AT
TRANSACTION SUMMARY                                           ANNOUNCEMENT
-------------------                                           ------------
Conversion Ratio............................................     1.8437
Boston Private Stock Price on June 24, 2001.................     $20.34
Per Share Value of Each Borel Common Share..................     $37.50
Price-to-Projected Diluted Book Value.......................      3.55x
Price-to-Earnings for 12 months ended March 31, 2001........     17.28x
Price-to-Projected Diluted 2001 Earnings....................     17.69x

DAIN RAUSCHER METHODOLOGIES FOR DETERMINATION OF FAIRNESS

Discounted Present Value of Borel common stock..............  $21.12 to $39.56

SELECTED TRANSACTION ANALYSIS
------------------------------------------------------------
Price to latest available 12 months earnings
  Comparable Group One--Range...............................  10.84x to 24.13x
                       --Average............................  16.92x
  Comparable Group Two--Range...............................  12.31x to 20.82x
                       --Average............................  16.65x
Price to Book Value
  Comparable Group One--Range...............................  1.44x to 4.24x
                       --Average............................  2.67x
  Comparable Group Two--Range...............................  1.71x to 3.04x
                       --Average............................  2.40x

                                                               BOSTON    NATIONAL    UNIQUE
SELECTED PEER GROUP ANALYSIS                                  PRIVATE     PEERS      PEERS
----------------------------                                  --------   --------   --------
Price to latest Available 12 months earnings................   25.75x     14.68x     16.00x
Price to 2001 Estimated Earnings............................   23.65x     13.15x     14.02x
Price to 2002 Estimated Earnings............................   20.54x     11.80x     12.80x
Price to Book Value.........................................    3.45x      2.11x      2.81x

CONTRIBUTION ANALYSIS
------------------------------------------------------------
Borel Pro Forma Ownership...................................                          25.50%
Borel Contribution to:
  Combined Common Equity....................................                          21.92%
  Combined 2001 estimated net income........................                          27.48%
  Combined Total Assets.....................................                          26.17%

DISCOUNTED CASH FLOW ANALYSIS


    Dain Rauscher estimated the present value of future cash flows that would accrue to a holder of a share of Borel common stock assuming that the shareholder held the stock for five years and then sold it. The analysis was based on earnings forecasts prepared by management on a stand-alone, independent basis for the year 2002 and an annual net income growth rate of eight percent for the years 2003 through 2006. A 48% dividend payout ratio was assumed for Borel through the year 2006. Borel's stock price at 2006 year end was estimated by multiplying the projected annual earnings by earnings multiples ranging from 11 to 19 times. The estimated stock price for each year and the estimated dividends were discounted at rates from ten percent to fourteen percent. These rates were selected because, in Dain Rauscher's experience, they represent the risk-adjusted rates of return that investors in securities such as the common stock of Borel would require. On the basis of these assumptions, Dain Rauscher calculated a range of present values ranging from $21.12 to $39.66. These values were compared to the merger consideration of $37.50 based on a conversion ratio of 1.8437 and a Boston Private closing price of $20.34.


    The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Borel common stock.

SELECTED TRANSACTION ANALYSIS


    Using publicly available information, Dain Rauscher reviewed certain terms and financial characteristics, including historical price-to-earnings ratio and the price-to-tangible book value ratio paid in prior commercial banking institution merger or acquisition transactions. The first comparable group ("Comparable Group One") included nationwide transactions announced since January 1, 2000, with transaction values between $20 million and $500 million that earned greater than 1.25% on average assets and 12% on average equity. Comparable Group One included 34 transactions. Dain Rauscher's analysis showed the following concerning Comparable Group One:


COMPARABLE GROUP ONE                                  AVERAGE         RANGE
--------------------                                  --------   ----------------
Price-to-last available 12 month earnings...........   16.92x    10.84x to 24.13x
Price-to-tangible book value........................    2.67x     1.44x to  4.24x


These values were compared to the merger transaction values of 3.55 times Borel's projected December 31, 2001 tangible book value per share, and 17.28 times Borel's diluted earnings for the 12 months ended March 31, 2001, based on a conversion ratio of 1.8437 and a Boston Private closing price of $20.34.



    The second comparable group ("Comparable Group Two") included transactions announced since January 1, 2000, in California with transaction values between $20 million and $500 million that earned greater than 1.25% on average assets and 12% on average equity. Comparable Group Two contained seven transactions. Dain Rauscher's analysis showed the following concerning Comparable Group Two:


COMPARABLE GROUP TWO                                  AVERAGE         RANGE
--------------------                                  --------   ----------------
Price-to-interest last 12 month earnings............   16.65x    12.31x to 20.82x
Price-to-tangible book value........................    2.40x     1.71x to  3.04x


These values were compared to the merger transaction values of 3.55 times Borel's projected December 31, 2001 tangible book value per share, and 17.28 times Borel's diluted earnings for the 12 months ended March 31, 2001, based on a conversion ratio of 1.8437 and a Boston Private closing price of $20.34.


    No company or transaction used as a comparison in the above analysis is identical to Boston Private, Borel or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

SELECTED PEER GROUP ANALYSIS

    Dain Rauscher compared the financial performance and market performance of Boston Private with selected banking institutions with assets between $1 billion and $5 billion earning over 0.505% return on average assets (the "National Peers") deemed relevant by Dain Rauscher. Dain Rauscher also compared the financial performance and market performance of Boston Private with selected unique banking institutions with an asset management or trust focus (the "Unique Peers") deemed relevant by Dain Rauscher. The National Peers included 112 companies and the Unique Peers included 7 companies.

    The comparisons were based on:

    - various financial measures,

    - earnings performance,

    - operating efficiency,

    - capital adequacy,

    - asset quality, and

    - various measures of market performance including

       - market/book values,

       - price to earnings, and

       - dividend yields.


    To perform this analysis, Dain Rauscher used the financial information as of and for the latest available 12 months (LTM), an assumed average closing price for Boston Private of $20.34 and market price information for the peer groups as of June 24, 2001.


    Dain Rauscher's analysis showed the following concerning Boston Private's financial performance:

                                                                            NATIONAL         UNIQUE
PERFORMANCE MEASURE                                      BOSTON PRIVATE   PEERS AVERAGE   PEERS AVERAGE
-------------------                                      --------------   -------------   -------------
Return on average common equity........................       16.06%          15.10%          17.65%
Return on assets.......................................        1.38%           1.22%           1.54%
Net interest margin....................................        3.87%           4.24%           5.11%
Efficiency ratio.......................................       69.30%          56.14%          55.94%
Leverage ratio.........................................        8.66%           8.34%           8.79%
Non-performing assets to total assets..................        0.19%           0.46%           0.36%
Loan loss reserve to non-performing assets.............      407.67%         269.68%         344.58%

Dain Rauscher compared the financial performance measures of Boston Private with the financial performance measures of the National Peers and the Unique Peers.

    Dain Rauscher's analysis showed the following concerning Boston Private's market performance:

                                                                            NATIONAL         UNIQUE
PERFORMANCE MEASURE                                      BOSTON PRIVATE   PEERS AVERAGE   PEERS AVERAGE
-------------------                                      --------------   -------------   -------------
Price earnings multiple (LTM earnings).................      25.75x          14.68x          16.00x
Price earnings multiple (2001 estimated earnings)......      23.65x          13.15x          14.02x
Price earnings multiple (2002 estimated earnings)......      20.54x          11.80x          12.80x
Price to tangible book multiples.......................       3.45x           2.11x           2.81x

Dain Rauscher compared the market performance measures for Boston Private with those of the National Peers and the Unique Peers to determine, in light of the relative financial performance measures, the value of Boston Private shares relative to the value of the National Peers and the Unique Peers. Dain Rauscher concluded that the Boston Private shares to be received by the Borel shareholders were fairly valued relative to the National Peers and the Unique Peers.

    For purposes of the above calculations, all earnings estimates are based upon the estimates for Boston Private provided by Boston Private management. Because of the inherent differences in the businesses, operations, financial conditions and prospects of Boston Private and the companies included in the National Peers and the Unique Peers, Dain Rauscher believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the merger. Dain Rauscher believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Boston Private and the companies included in the National Peers and the Unique Peers which would affect the trading values of the comparable companies.

CONTRIBUTION ANALYSIS

    Dain Rauscher analyzed the relative contribution of each of Boston Private and Borel to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

Borel estimated pro forma ownership.........................   25.50%
Borel contribution to:
  Combined common equity....................................   21.92%
  Combined 2001 estimated net income without cost savings...   27.48%
  Combined total assets.....................................   26.17%

    Dain Rauscher compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Borel shareholders based on a conversion ratio of 1.8437. The pro forma contribution and ownership is determined by the conversion ratio and is independent of the market price of the common shares of Boston Private.

OTHER ANALYSES

    Dain Rauscher compared the relative financial and market performance of Borel and Boston Private to a variety of relevant industry peer groups and indices. Dain Rauscher also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Boston Private.


    Under the terms of its engagement with Borel, Dain Rauscher is required to deliver its opinion to the board of directors of Borel in connection with the execution of the reorganization agreement and is required to update its opinion for any application for regulatory approval and for inclusion in any proxy materials sent to Borel's shareholders in connection with the merger. In connection with its opinion dated as of the date of this joint proxy statement and prospectus, Dain Rauscher performed procedures to update, as necessary, certain of the analyses described above. Dain Rauscher reviewed the assumptions on which the analyses described above were based and the factors considered in connection with its analyses. Dain Rauscher did not perform any analyses in addition to those described above in updating its June 27, 2001 opinion.


    The summary set forth above is not a complete description of the presentation by Dain Rauscher to Borel's board of directors or of the analysis performed by Dain Rauscher. Dain Rauscher believes that its analyses and the summary set forth above must be considered as a whole. In addition, Dain Rauscher may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Dain Rauscher's view of the actual value of Borel or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    In performing its analyses, Dain Rauscher made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Borel and Boston Private. The analyses performed by Dain Rauscher are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Dain Rauscher's analysis of the fairness of the consideration to be received by the Borel shareholders in the merger and were provided to Borel's board of directors in connection with the delivery of Dain Rauscher's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. The forecasts used by Dain Rauscher in certain of its analyses are based upon numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

    As described under "The Merger--Background and Reasons for the Merger--Borel's Reasons for the Merger," Dain Rauscher's opinion and presentation to Borel's board were among the many factors taken into consideration by Borel's board of directors in making its determination to approve the reorganization agreement.

DAIN RAUSCHER WESSELS

    On the basis of Dain Rausher's experience, expertise and reputation in the banking and investment communities, the Borel board of directors has retained it as an independent contractor to act as financial adviser to Borel regarding the merger. In the ordinary course of its business as a broker-dealer, Dain Rauscher may, from time to time, purchase securities from, and sell securities to, Borel and Boston Private. As a market maker in securities Dain Rauscher may from time to time have a long or short position in, and buy or sell, debt or equity securities of Borel and Boston Private for Dain Rauscher's own account and for the accounts of its customers. Dain Rauscher has not previously provided investment banking services to Borel or to Boston Private.


    Borel and Dain Rauscher have entered into an agreement relating to the services to be provided by Dain Rauscher in connection with the merger. Borel has agreed to pay Dain Rauscher, at the time of closing, a cash fee of approximately $1.675 million, which is equal to one percent of the aggregate consideration, plus five percent of any amounts paid in excess of $34.00 per share paid in exchange for the outstanding shares of common stock of Borel in the merger. Pursuant to the Dain Rauscher engagement agreement, Borel also agreed to reimburse Dain Rauscher for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Dain Rauscher against certain liabilities, including liabilities under the federal securities laws.


           INTERESTS OF BOREL'S DIRECTORS AND OFFICERS IN THE MERGER

    When Borel shareholders are considering the recommendation of Borel's board of directors with respect to approving the reorganization agreement, the merger, the merger agreement and the transactions contemplated by the reorganization agreement, Borel shareholders should be aware that the directors and officers of Borel have interests in the merger and participate in arrangements that are different from, or are in addition to, those of Borel shareholders generally. Borel's board was aware of these interests and considered them, among other matters, when they approved the reorganization agreement, the merger, the merger agreement and the transactions contemplated by the reorganization agreement. These interests include the following:

    ACCELERATED VESTING OF OPTIONS. All outstanding options to purchase Borel common stock that are unvested as of the date of the merger will accelerate and become fully vested and exercisable immediately prior to the effective time of the merger. The number and shares of Borel common stock covered by unvested options held by directors and executive officers as of June 27, 2001 was 37,860 shares. Pursuant to the terms of the reorganization agreement, all options to purchase Borel common stock will be assumed by Boston Private in the merger and converted into options to purchase Boston Private common stock. For further discussion about the treatment of Borel options in the merger, see the section of this joint proxy statement and prospectus titled "The Reorganization Agreement--Borel Stock Options."


    EXECUTIVE SALARY CONTINUATION AGREEMENTS. Seven of Borel's executives have executive salary continuation agreements that provide for the vesting of certain benefits to be paid in connection with such executive's retirement or a change in control of Borel. Borel has agreed to use its best efforts to amend each of the executive salary continuation agreements so that the merger does not constitute a change in control of Borel and such benefits are not accelerated, except under limited circumstances. Boston Private has agreed to assume each amended executive salary continuation agreement. For further discussion about the amendment of the executive salary continuation agreements, see the section of this joint proxy statement and prospectus titled, "The Reorganization Agreement--Material Covenants--Amendment of Executive Salary Continuation Agreements" and the reorganization agreement attached hereto as Annex A.



    INDEMNIFICATION. Borel officers and directors are entitled to continuing indemnification against some liabilities by virtue of provisions contained in Borel's articles of incorporation and by-laws and the reorganization agreement. The reorganization agreement provides for the maintenance of directors' and officers' insurance for a period of not less than three years after the effective time of the merger and a banker's blanket bond for a period of one year after the effective time of the merger. For more information on the extent of the indemnification, see the section of this joint proxy statement and prospectus beginning titled "The Reorganization Agreement."



    SHAREHOLDERS' AGREEMENT. Each director, executive officer and five percent shareholder of Borel entered into an amended and restated shareholders' agreement with Boston Private pursuant to which, subject to approval of the transaction by the California Department of Financial Institutions, they granted Boston Private an irrevocable proxy to vote their shares in favor of the transaction and they also agreed to vote their shares in favor of the merger, the reorganization agreement and any matter necessary for the consummation of the merger. For a more detailed description of the shareholders' agreement, see the section of this joint proxy statement and prospectus titled "Other Material Agreements Relating to the Merger--Shareholders' Agreement."



    As of the record date, there were 1,052,332 shares of Borel common stock subject to the shareholders' agreement, which represented more than 35.5% of Borel's outstanding common stock. The shareholders' agreement also applies to any shares of Borel common stock acquired by the officers, directors and five percent shareholders after the date of the shareholders' agreement, through the exercise of stock options or otherwise.


    STOCK OPTION GRANTS. In addition, to the above interests considered by the Borel board, in connection with the merger, Boston Private intends to establish a pool of stock options to purchase its common stock that will be granted to certain employees of Borel who remain with Borel after the merger. Currently, Boston Private anticipates that this pool will consist of stock options to purchase a total of approximately 50,000 shares of its common stock. Borel's executive officers, among other employees are expected to be eligible to receive such stock option grants.

                          POST-CLOSING CAPITALIZATION


    Following the merger, Boston Private will have approximately 22.4 million shares of common stock outstanding, assuming a conversion ratio of 1.88 and exercise of all outstanding Borel stock options. Based on those assumptions, shareholders of Boston Private before the merger will own approximately 74.1% of the total shares outstanding after the merger and Borel's current shareholders will own approximately 25.9%.


    All of the percentages calculated above do not take into account the exercise of any outstanding stock options that would result in the issuance of additional common stock of Borel or Boston Private.

                              ACCOUNTING TREATMENT


    Boston Private and Borel anticipate that the merger will be accounted for as a pooling of interests under generally accepted accounting principles. During June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, BUSINESS COMBINATIONS, which requires companies to account for all business combinations initiated after June 30, 2001 under the purchase method of accounting. This merger was initiated prior to June 30, 2001 and meets or is expected to meet the twelve conditions required for pooling of interests accounting under Accounting Principles Board Opinion No. 16. Under this accounting method Boston Private shareholders and Borel shareholders will be deemed to have combined their existing voting common stock interests by virtue of the exchange of shares of Borel common stock for shares of Boston Private common stock. The book value of the assets, and liabilities and shareholders' equity of Borel will be carried forward to the consolidated balance sheet of Boston Private at their historical recorded amounts, and no goodwill or other intangible assets will be created as a result of the merger. Results of operations of Boston Private will include the results of both Boston Private and Borel for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate companies for prior periods will be combined and restated, as appropriate, to reflect the combined financial position and results of operations for Boston Private. See "Unaudited Pro Forma Combined Financial Information." The combined company must treat some expenses incurred to effect the merger as current charges against income rather than adjustments to the combined company balance sheet. The companies have prepared the unaudited pro forma financial information contained in this joint proxy statement and prospectus using the pooling of interests accounting method to account for the merger.


    Boston Private's and Borel's obligation to consummate the merger is conditioned upon:

    - Boston Private having received a written confirmation from KPMG LLP (Massachusetts) that the merger will qualify for pooling-of-interests accounting treatment; and

    - KPMG LLP (California) having delivered a letter to Borel to the effect that, as of the effective time of the merger, no conditions exist with respect to Borel that would preclude accounting for the merger as a pooling of interests.

    Some of the conditions to be met to qualify for pooling-of-interests accounting treatment cannot be fully assessed until specified periods of time after the effective time of the merger have passed, because certain of the conditions for pooling-of-interests accounting treatment address transactions occurring within those specified periods of time. Certain events, including divestitures and certain stock transactions, could disqualify the merger as a pooling of interests. To assure that the merger may be accounted for as a pooling of interests, persons who were identified as affiliates of Borel will be subject to certain restrictions on transfers of the Boston Private common stock they receive. For more information on these restrictions, see "Restrictions on Resale of Boston Private Common Stock by Affiliates" described below.

      RESTRICTIONS ON RESALE OF BOSTON PRIVATE COMMON STOCK BY AFFILIATES

    Shares of Boston Private common stock to be issued to Borel shareholders in the merger are being registered under the Securities Act of 1933, as amended, on the registration statement of which this joint proxy statement and prospectus is a part. Shares of Boston Private common stock issued in the merger may be traded freely and without restriction by those shareholders not deemed to be affiliates (as that term is defined under the Securities Act) of Borel. Any subsequent transfer of shares, however, by any person who is an affiliate of Borel at the time the merger is submitted for vote of the holders of Borel common stock will, under existing law, require either:

    - further registration under the Securities Act of the shares of Boston Private common stock to be transferred;

    - compliance with Rules 144 and/or 145 promulgated under the Securities Act, which permits limited sales under certain circumstances; or

    - the availability of another exemption from registration.


    An "affiliate" of Borel is a person who directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borel. These restrictions are expected to apply to the directors and executive officers of Borel and the holders of ten percent or more of Borel common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a ten percent or greater beneficial or equity interest. Boston Private will give stop transfer instructions to the transfer agent with respect to the shares of Boston Private common stock to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended.



    SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if those affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.



    Pursuant to the shareholders' agreement and affiliate's agreements by and between each of the affiliates of Borel and Boston Private, the affiliates of Borel have agreed that, for a period of 30 days prior to the effective time of the merger, the affiliates shall not sell, transfer or otherwise dispose of or reduce their risk of ownership or investment in any shares of Borel common stock. Boston Private has agreed to give the affiliates of Borel advance written notice of the commencement of such 30-day period. The affiliates of Borel also agreed that none of the shares of Boston Private common stock to be received by the affiliates pursuant to the merger will be sold, transferred or otherwise disposed of and the affiliates of Borel will not in any other way reduce their risk of ownership or investment in any of such shares until financial results covering a period of at least 30 days of combined operations of Boston Private and Borel following the effective time of the merger are publicly released by Boston Private as contemplated by Accounting Series Release No. 135, the SEC's release addressing pooling of interests transactions.

                          DISSENTERS' APPRAISAL RIGHTS


    Because Borel's common stock is listed on the Nasdaq National Market, dissenters' rights will be available to the shareholders of Borel only if the holders of five percent or more of Borel's common stock make a written demand upon Borel prior to the shareholders' meeting for the purchase of dissenting shares in accordance with the applicable statute. If this condition is satisfied and the acquisition is consummated, shareholders of Borel who dissent from the acquisition in accordance with the procedures set forth in Chapter 13 of the California General Corporation Law would be entitled to receive an amount equal to the fair market value of their shares as of June 27, 2001, the last trading day before the public announcement of the acquisition. The high, low and closing sales prices for Borel's common stock on June 27, 2001 were $30.80, $25.00 and $27.00, respectively. To perfect their statutory dissenters' rights, Borel shareholders must not vote in favor of the merger and must follow the required procedures set forth in Chapter 13 of the California General Corporation Law, a copy of which is attached as Annex C to this joint proxy statement and prospectus.


    The following summary is not a complete statement of the law pertaining to dissenters' rights and is qualified in its entirety by reference to Chapter 13 of the California General Corporation Law. Any Borel shareholder contemplating the exercise of dissenters' rights should carefully review the provisions of Chapter 13 of the California General Corporation Law, particularly those setting out the specific procedural steps required to perfect the dissenters' rights. FAILURE TO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF CHAPTER 13 WILL RESULT IN A WAIVER OF THE BOREL SHAREHOLDER'S DISSENTERS' RIGHTS.

    In order to be entitled to exercise dissenters' rights, Borel shareholders must vote "AGAINST" the merger. Thus, if Borel shareholders wish to dissent and they execute and return the accompanying proxy card, they must specify that their shares are to be voted "AGAINST" the merger. If Borel shareholders return an executed proxy without voting instructions or with instructions to vote "FOR" the merger, their shares will automatically be voted in favor of the merger and they will lose any dissenters' rights. If Borel shareholders do not return a proxy and they attend the special meeting, they must vote "AGAINST" the merger at the meeting to preserve their dissenters' rights. Further, if a Borel shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

    In order to preserve their dissenters' rights, Borel shareholders must also make a written demand to Borel or its transfer agent for the purchase of their shares of Borel common stock and for the payment to them in cash of the fair market value of the shares. The demand must:

    - state the number of shares of Borel common stock the dissenting shareholder holds of record;

    - contain a statement of what the dissenting shareholder claims to be the fair market value of the shares as of June 27, 2001, the last trading day before the announcement of the merger, without giving effect to any appreciation or depreciation due to the merger; and

    - be received by Borel or its transfer agent no later than the date of the special meeting to vote on the merger. The address of Borel's transfer agent is: Mellon Investor Services LLC, 85 Challenger Road, Richfield, New Jersey 07660.

    The statement of the fair market value contained in the demand constitutes an offer by the Borel shareholder to sell his or her shares to Borel at that price. Once a Borel shareholder has made the demand he or she may not withdraw it, unless Borel consents to the withdrawal. A proxy or vote against the approval of the merger does not in itself constitute a demand.


    Under Chapter 13, Borel shareholders will not be entitled to exercise dissenters' rights unless holders of five percent or more of the outstanding shares of Borel common stock (including the dissenting shareholder) make a demand. If this condition is met, and the merger is approved at the special meeting, within ten days Borel will mail a notice of approval of the merger to each dissenting shareholder. This notice of approval will contain:


    - a statement of the price determined by Borel's board to represent the fair market value of the shares;

    - a brief description of the procedure that the shareholder must follow, if the shareholder desires to exercise dissenters' rights; and

    - a copy of sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL (which set out the procedures that must be followed to perfect a shareholder's dissenters' rights).

    The notice of approval will constitute an offer by Borel to purchase the dissenting shares, assuming the merger is completed.


    Within 30 days after the date on which Borel mailed this notice of approval, a Borel shareholder wishing to dissent must submit his or her share certificates to Borel or its transfer agent to be endorsed as dissenting shares. The certificates will be stamped or endorsed with a statement that they are dissenting shares. Upon subsequent transfers, new certificates must bear a like statement together with the dissenting shareholder's name as the original dissenting holder of the shares. IF A BOREL SHAREHOLDER WISHING TO DISSENT, TRANSFERS HIS OR HER DISSENTING SHARES PRIOR TO SUBMITTING THEM FOR THIS REQUIRED ENDORSEMENT, THE SHARES WILL LOSE THEIR STATUS AS DISSENTING SHARES.



    If the dissenting shareholder and Borel (or Boston Private, if the merger has closed) agree that shares are dissenting shares and agree on the fair market value of the shares, upon surrender of the dissenting shareholder's endorsed certificates, Borel will make payment of that amount on the later of 30 days after an agreement has been reached on the fair market value, or 30 days after any statutory or contractual conditions to the merger are satisfied. Any agreement between dissenting Borel shareholders and Borel (or after the merger Boston Private) fixing the fair market value of any dissenting shares must be filed with the secretary or clerk of Borel or the surviving company.



    If Boston Private denies that the shares submitted by the dissenting shareholder qualify as dissenting shares, or if the dissenting shareholder and Boston Private fail to agree on the fair market value of those shares, either the dissenting shareholder or Boston Private may file a complaint in the superior court of the proper county in California requesting that the court determine the issue. The complaint must be filed within six months after the date on which notice of approval of the merger is mailed to dissenting shareholders. The dissenting shareholder may join as a plaintiff in such a suit filed by another dissenting shareholder and also may be joined as a defendant in any such action brought by Boston Private. If the suit is not brought within six months, the shares of the dissenting shareholder will lose their status as dissenting shares.



    In a dissenters' rights action, the court must first determine if the shares qualify as dissenting shares. If the court determines that the shares qualify as dissenting shares, it will either determine the fair market value or appoint one or more impartial appraisers to do so. The court will assess and apportion the costs of the action as it considers equitable. However, if the appraised value of the shares exceeds the price offered by the corporation by more than 25%, the corporation must pay the costs of the suit, which may include (at the court's discretion) attorneys' fees, expert witness fees, and prejudgment interest.


    A shareholder who receives cash payment for dissenting shares will be treated as if such shares were redeemed for federal income tax purposes. See "Material Federal Income Tax Consequences."

    DELISTING AND DEREGISTRATION OF BOREL COMMON STOCK FOLLOWING THE MERGER

    If the merger is completed, shares of Borel's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Exchange Act.

       LISTING OF BOSTON PRIVATE COMMON STOCK TO BE ISSUED IN THE MERGER

    The listing on the Nasdaq National Market of the shares of Boston Private common stock to be issued in the merger is a condition to the closing of the merger.

                          THE REORGANIZATION AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF THE SIGNIFICANT PROVISIONS OF THE REORGANIZATION AGREEMENT BETWEEN BOSTON PRIVATE AND BOREL. THIS SUMMARY IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE REORGANIZATION AGREEMENT ATTACHED TO AND INCORPORATED INTO THIS JOINT PROXY STATEMENT AND PROSPECTUS AS ANNEX A. YOU SHOULD READ THE REORGANIZATION AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

                                   STRUCTURE

    The reorganization agreement provides for the merger of Borel Acquisition Corp., a wholly owned subsidiary of Boston Private to be formed, with and into Borel. The surviving company will be Borel, which will become a wholly owned subsidiary of Boston Private.

    Boston Private has retained the right to revise the method of effecting the merger, subject to the approval of Borel, provided that:

    - there are no material adverse federal or state income tax consequences to Borel and its shareholders as a result of the modification;

    - the consideration to be paid to Borel's shareholders under the reorganization agreement is not changed in kind or reduced in amount;

    - such modification will not be likely to jeopardize receipt of any required regulatory approvals relating to the consummation of the merger; and

    - such modification does not materially adversely affect the composition of the directors and executive officers of the surviving corporation as set forth in the reorganization agreement.

                             CLOSING OF THE MERGER

    The closing of the merger will occur on:

    - the date which is the first Friday which follows the last to occur of:

     - the approval of the reorganization agreement by Borel's shareholders;

     - the receipt or waiver of all necessary governmental approvals; and

     - the expiration of all applicable waiting periods under the law; or

    - such other date to which Borel and Boston Private may agree.


    Notwithstanding the foregoing, Boston Private may delay the closing for up to 60 business days if in its good faith judgment the closing would interfere with or affect any financing, acquisition or other significant transaction being contemplated by it, whether or not a final determination has been made to undertake such transaction, or it has a bona fide business purpose for delaying the closing, except that in no event shall the closing occur after March 31, 2002, unless Borel and Boston Private agree otherwise. The merger will become effective when the merger agreement is filed with the Secretary of State of California.

                              MERGER CONSIDERATION

    In the merger, each outstanding share of Borel common stock, no par value, will be converted into the right to receive a number of shares of Boston Private common stock based on a conversion ratio calculated as follows:

    (a) if the average closing price of Boston Private common stock is greater than $22.37, the conversion ratio will be calculated as follows:


                                                       per share purchase price
                               conversion ratio =       ---------------------
                                                                $22.37


    Assuming that the per share purchase price equals $37.00, if the average closing price were greater than $22.37, approximately 5,102,467 shares of Boston Private common stock would be issued in the merger (based on 3,084,924 shares of Borel common stock and options outstanding as of October 11, 2001, representing approximately 30.8% of the outstanding Boston Private common stock as of October 11, 2001.



    (b) if the average closing price is greater than or equal to $16.68 and less than or equal to $22.37, the conversion ratio will be calculated as follows:



                                                  per share purchase price
            conversion ratio =        -----------------------------------------------
                                    average closing price of Boston Private common stock

    (c) if the average closing price of Boston Private common stock is less than $16.68, the conversion ratio will be calculated as follows:


                                                       per share purchase price
                               conversion ratio =       ---------------------
                                                                $16.68


    Assuming that the per share purchase price equals $37.00, if the average closing price were less than $16.68, approximately 6,843,056 shares of Boston Private common stock would be issued in the merger (based on 3,084,924 shares of Borel common stock outstanding as of October 11, 2001), representing approximately 41.3% of the outstanding Boston Private common stock as of October 11, 2001.



    For the purpose of calculating the conversion ratio, the per share purchase price shall equal the higher of



                                      50% of certain pre-closing expenses which may be incurred by Borel relating to the trust litigation
           (A) $37.50 minus           ------------------------------------------------------------------
                                   shares of Borel Common stock outstanding immediately prior to the merger
                                                                      OR

           (B) $37.00;


    provided that in the event the expenses described above have not been incurred at or prior to the merger for any reason, then the per share purchase price shall equal $37.00 unless Boston Private determines that such expenses shall not be necessary, in which case the per share purchase price shall equal $37.50. We currently expect that this adjustment will be fully utilized at closing and, as a result, we expect the per share purchase price to be $37.00. For a description of the trust litigation, see "Business of Borel Bank & Trust Company--Legal Proceedings." In addition, the average closing price shall equal the average of the daily closing price of a share of Boston Private common stock reported on the Nasdaq National Market during the thirty consecutive trading days ending three days prior to the merger.

    In the event that Boston Private delays the closing as described in "The Reorganization Agreement--Closing of the Merger" above, the conversion ratio will equal the higher of


    - the conversion ratio calculated as if the merger had not been delayed; and

    - the conversion ratio calculated in accordance with the actual date of the merger.


    Since many of the variables necessary to determine the conversion ratio will not be determined until immediately prior to the merger, the precise conversion ratio will not be determined until that time. The average closing sale price of Boston Private common stock for the thirty trading days ending October 10, 2001, the third trading day prior to the date of printing of this joint proxy statement and prospectus, was $19.64 per share. Also, as of that date, there were 2,962,036 shares of Borel common stock outstanding and options to purchase 122,888 shares of common stock with a weighted average exercise price of $17.76. Accordingly, if the effective time of the merger were the date of this joint proxy statement and prospectus, assuming the per share purchase price was $37.00, the conversion ratio would equal approximately 1.88. Assuming the exercise of all outstanding Borel stock options, this conversion ratio would result in the issuance of 5,799,657 shares of Boston Private common stock, representing 35.0% of the outstanding Boston Private common stock as of October 11, 2001.


    No fractional shares of Boston Private common stock will be issued in connection with the merger. Instead, Borel shareholders will receive an amount of cash, without interest and rounded to the nearest cent, determined by multiplying the closing price of Boston Private common stock on the business day immediately preceding the merger by the fraction of a share of Boston Private common stock that you would have received if fractional shares were issuable.

    The conversion of Borel common stock described in this section is not applicable to shares held by dissenting Borel shareholders who effectively exercise their dissenters' appraisal rights as described in this joint proxy statement and prospectus.

                              BOREL STOCK OPTIONS

    At the effective time of the merger, each outstanding option to purchase shares of Borel common stock and all of Borel's obligations under the Borel stock option plans will be assumed by Boston Private. Immediately prior to the effective time of the merger, each option will become immediately exercisable for the number of whole shares of Boston Private common stock equal to the number of shares of Borel common stock that were purchasable pursuant to the option immediately prior to the effective time of the merger multiplied by the conversion ratio, rounded down to the nearest whole number of shares of Boston Private common stock. The new per share exercise price of the option shall be equal to the quotient determined by dividing the exercise price per share of Borel common stock immediately prior to the effective time of the merger by the conversion ratio, rounded up to the nearest whole cent. Subject to the requirements of the law, each Borel stock option that qualifies as an incentive stock option shall qualify as an incentive stock option of Boston Private at the effective time of the merger.

    At the effective time of the merger, or as soon as practicable thereafter, Boston Private shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Boston Private common stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

   EXCHANGE OF BOREL STOCK CERTIFICATES FOR BOSTON PRIVATE STOCK CERTIFICATES

    If you are a Borel shareholder, promptly after the effective time of the merger, EquiServe Trust Company, N.A., Boston Private's transfer agent and exchange agent for the merger, will mail to you a letter of transmittal and instructions for use in surrendering your Borel stock certificates in exchange for Boston Private stock certificates. When you deliver your Borel stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your Borel stock certificates will be cancelled and you will receive Boston Private stock certificates representing the number of full shares of Boston Private common stock, and cash in lieu of fractional shares, to which you are entitled under the reorganization agreement. YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

    You are not entitled to receive any dividends or other distributions on Boston Private common stock with a record date after the merger until you have surrendered your Borel stock certificates in exchange for Boston Private stock certificates. If there is any dividend or other distribution on Boston Private common stock with a record date after the merger and a payment date prior to the date you surrender your Borel stock certificates in exchange for Boston Private stock certificates, you will receive the dividend without interest, with respect to the whole shares of Boston Private common stock issued to you, promptly after they are issued. If there is any dividend or other distribution on Boston Private common stock with a record date after the merger and a payment date after the date you surrender your Borel stock certificates in exchange for Boston Private stock certificates, you will receive the dividend with respect to the whole shares of Boston Private common stock issued to you promptly after the payment date.

    Boston Private will only issue a Boston Private stock certificate or a check for cash in lieu of a fractional share in a name other than the name in which a surrendered Borel stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

                         REPRESENTATIONS AND WARRANTIES

    The reorganization agreement contains reciprocal representations and warranties of Boston Private and Borel, relating to:

    - due organization, existence, good standing and corporate authority;

    - capitalization;

    - authority, validity and effect of the agreements;

    - subsidiaries;

    - litigation;

    - brokers and finders;

    - licenses and permits;

    - facts affecting regulatory approvals;

    - accounting and tax matters;

    - disclosure documents and applications;

    - Community Reinvestment Act;

    - accounting records;

    - corporate records; and

    - compliance with laws and regulations.

    The reorganization agreement contains additional representations and warranties of Boston Private relating to:

    - SEC documents and filings;

    - Nasdaq National Market listing; and

    - Federal Reserve Board filings.

    The reorganization agreement also contains additional representations and warranties by Borel relating to:

    - financial statements;

    - reports and filings;

    - agreements with banking authorities;

    - insurance;

    - personal property;

    - real property;

    - taxes;

    - performance of obligations;

    - employee matters;

    - material contracts;

    - certain material changes;

    - undisclosed liabilities;

    - employee benefit plans;

    - offices and ATMs;

    - operating losses;

    - loan portfolio;

    - investment securities;

    - power of attorney;

    - indemnification;

    - derivative transactions;

    - trust administration;

    - intellectual property;

    - takeover laws;

    - insider loans, other transactions;

    - registration obligations; and

    - stock repurchase.

    None of the representations and warranties by either party survive the effective time of the merger. The representations and warranties in the reorganization agreement are complicated and not easily summarized. You are urged to carefully read Articles 4 and 5 of the reorganization agreement attached hereto as Annex A.

          BOREL'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    Pursuant to the reorganization agreement, Borel agreed that, until the effective time of the merger, Borel will:

    - use its reasonable best efforts to maintain and preserve intact its business organization, to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Borel and to retain the services of its officers and key employees;

    - use its reasonable best efforts to keep in full force and effect all of its existing material permits and licenses;

    - maintain insurance coverage;

    - perform its material contractual obligations and not become in material default on any such obligations;

    - duly observe and conform in all material respects to all lawful requirements applicable to its business;

    - maintain its assets and properties in good condition and repair;


    - advise Boston Private in writing of any event or any other transaction within its knowledge under which any person or related group of persons acquires, directly or indirectly, record or beneficial ownership or control of five percent or more of the outstanding Borel common stock prior to the record date fixed for the Borel shareholders' meeting or any adjourned meeting thereof to approve the reorganization agreement and the transactions contemplated by the reorganization agreement;


    - notify Boston Private of receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Borel, or any actual or threatened collection enforcement activity by any tax authority concerning tax liabilities of Borel;


    - make available to Boston Private monthly unaudited balance sheets and income statements of Borel within 25 days after the close of each calendar month;


    - not later than the 30th of each calendar month, amend or supplement the bank lists attached as schedules to the reorganization agreement;

    - use its best efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Borel or that is contemplated in the reorganization agreement as required in connection with the merger;

    - maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of the reorganization agreement;

    - promptly advise Boston Private of any change or event having a change or effect that is or is reasonably likely to be materially adverse to Borel's business, results of operations, financial condition or prospects or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in the reorganization agreement;

    - furnish to Nixon Peabody LLP written representations and certificates as considered reasonably necessary or appropriate for purposes of enabling Nixon Peabody LLP to render the tax opinion.

    Under the terms of the reorganization agreement, Borel also agreed that, until the effective time of the merger, or unless Boston Private consents in writing, which consent will not be unreasonably withheld, Borel will conduct its business in the ordinary course in substantially the manner conducted prior to the date of the reorganization agreement and in accordance with sound banking practices and will comply with certain specific restrictions relating to the operation of its business, including restrictions relating to the following:

    - the issuance of securities;

    - the adjustment, split, combination or reclassification of capital stock;


    - the declaration or payment of any dividends or distributions on capital stock other than regular quarterly dividends not to exceed $.25 per share;


    - the purchase of its capital stock or other securities;

    - the amendment of its articles of incorporation or by-laws;

    - the increase or acceleration of vesting of employee compensation or benefits;

    - any material capital expenditure;


    - the making of tax elections or filings or taking of certain actions relating to a potential tax deficiency;


    - material extensions of credit;

    - the acquisition of another business or a material amount of assets;

    - any change in its tax or accounting principles, practices, policies and procedures;

    - material extensions of credit to its affiliates;

    - entering into a new line of business, relocating any of its offices, or materially expanding its business;

    - the granting or amendment of employment or severance agreements;

    - the entering into or amendment of any collective bargaining arrangement or other plan or agreement with respect employee benefits;

    - the changing of policies or practices of its business or operations;

    - the granting of a power of attorney or similar authority;

    - the making of investments;

    - the entering into or modification of any material contact;

    - the transfer of assets;

    - the taking of any actions reasonably likely to have adverse affect on the consummation of the merger;

    - the reclassification of investment securities;

    - the sale of any securities or engagement in gains trading;

    - an investment in real property;

    - actions that would disqualify the merger as a tax-free reorganization or prevent the merger from being accounted for as a pooling of interests;

    - the settlement of any material claim;

    - the entering into or modification of non-complying loans;

    - the breach of any material contract;

    - incurring indebtedness; and

    - the taking of any action reasonably likely to result in a material adverse change in the business, financial condition, results of operations or prospects of Borel.

    The agreements relating to the conduct of Borel's business in the reorganization agreement are complicated and not easily summarized. You are urged to carefully read Article 6 of the reorganization agreement attached hereto as Annex A.

      BOSTON PRIVATE'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    Boston Private and its subsidiaries have agreed, prior to the effective time of the merger, except as specifically permitted or contemplated by the reorganization agreement, unless Borel has consented in writing, not to engage in the following:

    - take an action that would disqualify the merger as a tax-free reorganization or prevent Boston Private from accounting for the business combination to be effected by the merger as a pooling of interests;

    - amend its articles of organization in a manner which would materially or adversely affect the ability of Boston Private to consummate the transactions in the reorganization agreement; or

    - enter into an acquisition transaction which would require the termination of the reorganization agreement.

    Pursuant to the reorganization agreement, Boston Private agreed that, until the effective time of the merger, it will:

    - duly observe and conform in all material respects to all lawful requirements applicable to the business of Boston Private; and

    - use its commercially reasonable efforts to obtain any third party consent with respect to any material agreement that is necessary in connection with the merger.

    Under the terms of the reorganization agreement, Boston Private also agreed that, until the effective time of the merger, or unless Borel consents in writing, which consent will not be unreasonably withheld, Boston Private and its subsidiaries will comply with certain specific restrictions relating to the operation of its business, including restrictions relating to the following:

    - any actions that would disqualify the merger as a tax-free reorganization;

    - any actions reasonably likely to materially adversely affect the ability of Boston Private to perform its obligations or obtain any necessary governmental approvals under reorganization agreement; and

    - any actions reasonably likely to result in the conditions to Boston Private's obligation pursuant to the reorganization agreement not being satisfied.

    Boston Private also agreed that neither it nor its subsidiaries would, without the prior written consent of Borel, which consent will not be unreasonably withheld, enter into an acquisition transaction which required Boston Private to terminate the reorganization agreement. The term "acquisition transaction" was defined for these purposes as the disposition of 50% or more of the assets of Boston Private or a transaction as result of which the shareholders of Boston Private immediately prior to such transaction do not own more than 50% of the outstanding capital stock of the resulting corporation immediately following the transaction.


    The agreements relating to the conduct of Boston Private's business in the reorganization agreement are complicated and not easily summarized. You are urged to carefully read Article 7 of the reorganization agreement.

                               MATERIAL COVENANTS

COMPETING TRANSACTIONS

    Under the terms of the reorganization agreement, Borel agreed to cease, as of the date of the reorganization agreement, any and all existing activities, discussions or negotiations with any parties with respect to a competing transaction. The term "competing transaction" was defined for these purposes as any of the following involving Borel:

    - any merger, consolidation, share exchange or other business combination;


    - a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Borel representing ten percent or more of the consolidated assets or deposits of Borel;


    - any liquidation or dissolution of Borel;


    - a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent or more of the voting power of Borel;



    - a tender offer or exchange offer for at least ten percent of the outstanding shares of Borel;


    - a solicitation of proxies in opposition to approval of the merger by Borel's shareholders; or

    - a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing.

    However, Borel is permitted to (i) engage in discussions or negotiations with, or provide information to, any person in response to an unsolicited bona fide written proposal concerning a competing transaction by any such person or
(ii) recommend such an unsolicited bona fide written proposal concerning a competing transaction to its shareholders, if and only if, prior to participating in any of these actions:

    - Borel's board of directors concludes in good faith that such competing transaction is reasonably likely to be consummated and would result in a transaction that, based on the opinion of Borel's financial advisor, is more favorable to Borel's shareholders from a financial point of view than the merger;

    - Borel's board of directors determines in good faith based upon the advice of outside counsel that failure to take such action would constitute a breach of its fiduciary duties under applicable law; and

    - such person enters into a confidentiality agreement with Borel on terms no more favorable to than the confidentiality agreement entered into with Boston Private.

    Even if the Borel board considers a proposal that it determines to be a superior proposal, Borel will be required to hold the special meeting of shareholders and the officers, directors and affiliates of Borel will be required to vote for approval of the reorganization agreement, the merger and related transactions.

    In the event that Borel accepts a superior proposal, it will be obligated to pay a termination fee of $6,000,000. Please refer to the section of this joint proxy statement and prospectus titled "The Reorganization
Agreement--Termination" and "The Reorganization Agreement--Termination Fees" and
Article 13 and Section 14.1 of the reorganization agreement.

    Borel has agreed to notify Boston Private promptly if it receives any inquiries, proposals or offers regarding a competing transaction, any request received by Borel for information that could lead to a proposal or offer regarding a competing transaction. Borel must provide the identity of the party making any inquiry, proposal, offer or request including the terms and conditions, and must provide to Boston Private any written materials received by Borel in connection with the competing proposal.

AMENDMENT OF EXECUTIVE SALARY CONTINUATION AGREEMENTS

    Prior to the date of the reorganization agreement, Borel had entered into executive salary continuation agreements with seven of its executives. Under the terms of the reorganization agreement, Borel has agreed to use its best efforts to amend each of these executive salary continuation agreements to:


    - specify that the provisions of Section 5.1(4)(a) of each executive salary continuation agreement will not apply to the merger, provided that the members of Borel's board of directors immediately prior to the merger constitute at least 50% of the Borel's board for the first 12 months following the merger. Section 5.1(4) of each executive salary continuation agreement specifies that the executive will become fully vested in specified retirement benefits if the executive is terminated as a result of a change of control of Borel after a transfer in the controlling ownership of Borel.



    - add a provision that requires Borel to pay the vested amount of specified retirement benefits to each executive if the executive terminates his/her employment for "good reason" within a period of one year after the consummation of a transaction constituting a change in control. Good reason is considered to exist if the executive is not placed in a position, when compared to the position held by the executive prior to the consummation of the transaction: (i) with a similar scope of duties and responsibilities; (ii) at a base salary not less than 100% of the executive's base salary, (iii) with a substantially similar opportunity to participate in bonus programs, (iv) with a substantially equivalent package of benefits taken as a whole and (v) with a work site that is no more than 30 miles from the executive's previous work site.


    - specify that the term "change in control" which affects the vesting and payment of the retirement benefits in each executive salary continuation agreement is broadened to include a change in control of Boston Private after the date of the reorganization agreement.


Boston Private has agreed to assume each executive salary continuation agreement that has been amended in this manner.

FORMATION OF THE MERGER SUBSIDIARY


    Under the terms of the reorganization agreement, Boston Private has agreed to form Borel Acquisition Corp., a subsidiary organized under the laws of California that will be merged into Borel, and to take any and all necessary action to cause Borel Acquisition Corp. to approve the reorganization agreement and the transactions contemplated therein and to execute one or more counterparts to the reorganization agreement, whereupon Borel Acquisition Corp. will become a party to the reorganization agreement. On and as of the date on which Borel Acquisition Corp. becomes a party to the reorganization agreement, Boston Private and Borel Acquisition Corp. shall, jointly and severally, make representations and warranties to Borel relating to the formation and current capitalization of Borel Acquisition Corp., the activities engaged in by Borel Acquisition Corp. and Borel Acquisition Corp.'s power and authority to enter into the reorganization agreement.


NASDAQ LISTING

    Under the terms of the reorganization agreement, Boston Private has agreed to use its reasonable best efforts to cause the shares of its common stock which are to be issued in connection with the merger to be approved for listing on the Nasdaq National Market.

REGULATORY APPLICATIONS

    Under the terms of the reorganization agreement, Boston Private has agreed to use its reasonable best efforts to promptly prepare and file:

    - an application for approval of the merger with the Federal Reserve Board;

    - an application for approval of the merger with the FDIC;

    - an application for change of control with the California Department of Financial Institutions;

    - an application with the Massachusetts Board of Bank Incorporation;

    - this joint proxy statement and prospectus; and

    - any other necessary applications.

Boston Private has also agreed to use its commercially reasonable efforts to obtain all regulatory approvals necessary to effect the merger.

BOREL'S DIRECTORS AND OFFICERS INSURANCE


    Under the terms of the reorganization agreement, Borel has agreed to use commercially reasonable efforts to obtain and Boston Private has agreed to permit Borel to obtain (i) coverage for a period of at least 36 months following the effective time of the merger for the directors and officers of Borel under a directors' and officers' liability insurance policy covering acts or omissions of the directors and officers occurring prior to the effective time of the merger and actions related to the reorganization agreement, provided that the aggregate cost of such coverage shall not exceed $120,000, and (ii) at least
12 months of tail coverage under a bankers' blanket bond covering acts or omissions occurring prior to the effective time of the merger and actions related to the reorganization agreement provided, however, that the aggregate cost of such coverage shall not exceed $10,000.


APPOINTMENT OF A DIRECTOR OF BOSTON PRIVATE

    Under the terms of the reorganization agreement, Boston Private agreed, subject to its board of director's fiduciary duties, to take all action necessary to appoint one member of Borel's board of directors to its board of directors as a Class I director with a term expiring in 2004, effective at the effective time of the merger, or as soon thereafter as practicable. Boston Private and Borel presently expect that Harold A. Fick will be the person appointed to Boston Private's board of directors.

SPECIAL MEETINGS OF BOREL SHAREHOLDERS AND BOSTON PRIVATE SHAREHOLDERS

    Under the terms of the reorganization agreement, Borel agreed to convene a meeting of its shareholders to consider and vote upon the reorganization agreement and the transactions contemplated thereby. Borel is required to hold the meeting promptly and, in any event, within forty-five (45) days of the effectiveness of the registration statement of which this joint proxy statement and prospectus is a part. According to the reorganization agreement, Borel's board of directors is required to recommend that Borel's shareholders vote in favor of the reorganization agreement and the merger and to use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of outstanding shares of Borel common stock. These obligations remain in effect regardless of the existence of any competing transaction, including a superior proposal that Borel's board would be permitted to recommend to its shareholders under the terms of the reorganization agreement. Failure of the Borel board to either convene the meeting and/or recommend the merger may result in the payment of a $6 million termination fee to Boston Private.

    Under the terms of the reorganization agreement, Boston Private agreed to convene a meeting of its shareholders to consider and vote upon the reorganization agreement and the transactions contemplated thereby, to the extent necessary. Boston Private is to hold the meeting promptly and its board of directors is required to use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of outstanding shares of Boston Private common stock.

OTHER COVENANTS

    The reorganization agreement contains covenants relating to the cooperation of Boston Private and Borel in the preparation of this joint proxy statement and prospectus. The reorganization agreement also contains additional agreements relating to, among other things, public announcements, notice of certain matters, state securities law compliance, access to information, periodic governmental filings, the execution of affiliate's agreements and the coordination of dividends.

                               EMPLOYEE BENEFITS

    Under the terms of the reorganization agreement, Boston Private may, in its sole discretion, elect to terminate Borel's 401(k) plan and/or Employee Stock Ownership Plan (Borel's profit sharing plan) after the merger, cause Borel to terminate either of these plans prior to the merger, or merge Borel's 401(k) plan into Boston Private's 401(k) plan after the merger. With respect to all of Borel's other employee benefit plans, Boston Private, in its discretion, will either discontinue these plans or merge them into its own plans after the merger. After the merger, employees of Borel will be eligible to participate in Boston Private's employee benefit plans on the same terms as such plans are generally offered to employees of Boston Private in comparable positions. For purposes of determining eligibility and vesting under Boston Private's employee benefit plans, Boston Private will recognize these employees' years of service with Borel.

                            CONDITIONS TO THE MERGER

    The obligations of Borel and Boston Private to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction of the following conditions:

    - the reorganization agreement and the transactions contemplated by the reorganization agreement being approved by the requisite vote of the shareholders of Borel and Boston Private;

    - the absence of any law, order or injunction prohibiting or restricting completion of the merger;

    - all required regulatory approvals have been obtained and all required regulatory requirements have been met;

    - the registration statement of which this joint proxy statement and prospectus is a part shall have been declared effective;

    - the shares of Boston Private common stock issuable in connection with the merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

    - Borel and Boston Private shall have each received letters from their respective accountants confirming the availability of "pooling-of-interests" accounting treatment for the merger.

    The obligations of Borel to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction of the additional conditions which, in addition to other customary closing conditions include:

    - Borel shall have received an opinion from Nixon Peabody LLP that the merger will qualify as a tax-free reorganization for federal income tax purposes;

    - all the covenants, terms and conditions of the reorganization agreement to be complied with and performed by Boston Private shall have been complied with and performed in all material respects;

    - each of the representations and warranties of Boston Private contained in the reorganization agreement shall have been true and correct in all material respects as of the date of the reorganization agreement and, except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by the reorganization agreement, as of the date of the merger;

    - Boston Private and its subsidiary which is to be merged into Borel shall have the power and authority to execute, deliver and perform the reorganization agreement and the transactions contemplated thereby; and

    - no event has occurred that has had or could reasonably be expected to have a material adverse effect on Boston Private or the transactions contemplated in the reorganization agreement.

    The obligations of Boston Private to complete the merger and the other transactions contemplated by the reorganization agreement are subject to the satisfaction of additional conditions which, in addition to other customary closing conditions, include:

    - all the covenants, terms and conditions of the reorganization agreement to be complied with and performed by Borel shall have been complied with and performed in all material respects;

    - each of the representations and warranties of Borel contained in the reorganization agreement shall have been true and correct in all material respects as of the date of the reorganization agreement and, except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by the reorganization agreement, as of the date of the merger;

    - Borel shall have the power and authority to execute, deliver and perform the reorganization agreement and the transactions contemplated thereby;

    - Borel and Boston Private shall have obtained all required consents from third parties;

    - no event has occurred that has had or could reasonably be expected to have a material adverse effect on Borel including any adverse developments in certain scheduled litigation;

    - Boston Private shall have received an executed affiliate's agreements from each affiliate of Borel;

    - Boston Private shall have received satisfactory evidence that Borel's employee benefit plans have been treated as provided in the reorganization agreement;

    - the number of shares of Borel common stock which have dissented from the merger shall not exceed the lesser of (i) 4.99% of the outstanding Borel common stock or (ii) an amount which would result in the merger being disqualified from pooling-of-interests accounting treatment;

    - all remediation of environmental contamination or conditions on any of Borel's property shall have been completed to the satisfaction of Boston Private;

    - all governmental approvals shall have been obtained; and

    - Borel shall have amended each of the executive salary continuation agreements as provided in the reorganization agreement.

                                  TERMINATION

    The reorganization agreement may be terminated in accordance with its terms at any time prior to completion of the merger:

    - by mutual written agreement of Borel and Boston Private;

    - by Borel (unless Borel's board has withdrawn its recommendation of the merger to its shareholders) or Boston Private, upon the failure of Borel shareholders or Boston Private's shareholders to give the requisite approval;


    - by Borel or Boston Private if the other party has breached or failed to satisfy, in a material way, any covenant or agreement contained the reorganization agreement and has not cured such breach within a 20 day cure period;



    - by Borel or Boston Private 30 days after any necessary governmental approval is denied;


    - by Borel or Boston Private if any of the conditions to such party's obligations to close the merger under the reorganization agreement have not been met by March 31, 2002, unless the relevant condition has failed to occur as a result of the act or omission of the party seeking to terminate;

    - by Boston Private if Borel has breached any of the obligations relating to potential competing transactions;

    - by Boston Private if Borel's board has failed to recommend approval of the reorganization agreement or the merger to its shareholders, recommended a competing transaction to its shareholders, or failed to call a meeting of its shareholders in the manner specified in the reorganization agreement;

    - by Borel if Boston Private has entered into an acquisition transaction that has the termination of the reorganization agreement as one of its conditions; or

    - by Boston Private if there shall have occurred any development in certain litigation scheduled by Borel, including the trust litigation, that materially increases Borel's liability with respect to such litigation.


    The reorganization agreement may also be terminated in accordance with its terms by Borel prior to the effective time of the merger, if a majority of Borel's full board so determines at any time during the five-day period commencing three Nasdaq trading days prior to the merger, if both the following conditions are satisfied:



    - the average daily closing price per share of Boston Private common stock on Nasdaq National Market for the 30 consecutive trading days ending three trading days prior to the merger is less than $14.238; and



    - the Philadelphia/KBW Bank Index outperforms the average closing price of Boston Private common stock by more than 15%, in absolute terms, over a roughly corresponding period;



provided, however, that Boston Private may prevent this termination by increasing the merger consideration so that the value of the shares of Boston Private common stock to be received by the Borel shareholders is equal to the lesser of (1) the value of the Boston Private common stock that would have been received if the average closing price was $14.238 and (2) the value of the Boston Private common stock that would have been received if the Boston Private common stock had performed in a manner which resulted in the average closing price of Boston Private common stock being outperformed by the Philadelphia/KBW Bank Index by exactly 15%.


                                TERMINATION FEES

    Under the terms of the reorganization agreement, Borel must pay Boston Private a termination fee of $6,000,000 if:


    - the reorganization agreement is terminated as a result of Borel's shareholders' failure to approve the merger and if, prior to the meeting of Borel's shareholders, an offer or proposal regarding a competing transaction was made to Borel's shareholders or publicly announced or any person solicited proxies against the merger and within 12 months following the termination of the reorganization agreement Borel enters into an agreement or letter of intent with respect to any competing transaction;


    - the reorganization agreement is terminated by Boston Private as a result of Borel's breach of any of the obligations relating to potential competing transactions; or

    - the reorganization agreement is terminated by Boston Private as a result of Borel's board's failure to recommend approval of the reorganization agreement or the merger to its shareholders, recommendation of a competing transaction to its shareholders, or failure to call a meeting of its shareholders in the manner specified in the reorganization agreement.

    Under the terms of the reorganization agreement, Boston Private must pay Borel a termination fee of $3,000,000 if Borel terminates the reorganization agreement as a result of Boston Private entering into an acquisition transaction that has the termination of the reorganization agreement as one of its conditions.

                                    EXPENSES

    Except with respect to the termination fee described above, each party will pay all fees and expenses it incurs in the merger, except that Borel and Boston Private will share equally the cost of printing and mailing this document.

                                   AMENDMENTS

    Boston Private and Borel may amend the reorganization agreement by action of the board of directors of Boston Private and Borel. After the approval, to the extent required, of the reorganization agreement and the transactions contemplated thereby by the shareholders of Borel and Boston Private, no amendment may be made that requires approval of Borel shareholders or Boston Private shareholders under applicable law without having received that approval. All amendments must be in a writing signed by each party.

                OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

SHAREHOLDERS' AGREEMENT


    In connection with the reorganization agreement, each director, executive officer and five percent shareholder of Borel entered into and later amended and restated a shareholders' agreement with Boston Private. In the second amended and restated shareholders' agreement, subject to the approval from the California Department of Financial Institutions, each of these affiliates of Borel granted Boston Private an irrevocable proxy to vote all of such affiliate's shares of Borel common stock in favor of the merger and the reorganization agreement. If Boston Private does not vote the shares underlying its irrevocable proxy, each of these affiliates of Borel has agreed to vote such affiliate's shares in favor of the reorganization agreement, the merger and the merger agreement, unless otherwise instructed by Boston Private. In the shareholders' agreement, each of these affiliates of Borel also agreed not to dispose of any of such affiliate's shares of Borel common stock owned as of the agreement or acquired thereafter for the 30 days prior to the effective time of the merger. In addition, each of the affiliates of Borel agreed that they would require any and all transferees of their shares of Borel common stock to agree to be bound by the terms and conditions of the shareholders' agreement as a condition to any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of such shares. The affiliates of Borel which signed the shareholders' agreement own approximately 35.5% of the total outstanding Borel common stock as of the record date for the special meeting of Borel's shareholders.



    You are urged to read the shareholders' agreement in its entirety. The form of shareholders' agreement is attached to this joint proxy statement and prospectus as Annex F.


STOCK OPTION AGREEMENT

    In connection with the execution of the reorganization agreement, Borel and Boston Private entered into a stock option agreement, dated as of June 27, 2001. In the stock option agreement, Borel granted Boston Private an irrevocable option to purchase up to 19.9% of the outstanding shares of Borel common stock at a purchase price per option share of $24.62.

    Boston Private may exercise this option if:

    - Borel's board of directors approves, or recommends that its shareholders approve, a significant stock or asset sale, merger or other business combination with a party other than Boston Private;

    - Borel breaches certain obligations contained in the reorganization agreement after receiving a proposal to engage in a significant stock or asset sale, merger or other business combination with a party other than Boston Private; or


    - any person or group obtains beneficial ownership of 10% or more of Borel's outstanding common stock.


    This option terminates upon the EARLIEST to occur of:

    - the merger;


    - fifteen months after a purchase event (defined as an event which results in the option becoming exercisable);



    - fifteen months after the termination of the reorganization agreement on or following certain specified preliminary purchase events or the termination of the reorganization agreement as a result of Borel's breach or failure to satisfy, in a material way, any covenant or agreement contained the reorganization agreement; and


    - the termination of the reorganization agreement in accordance with its terms other than as specified above.

    In addition to exercising the option, at any time after the option becomes exercisable, but prior to the expiration of the option, Boston Private may require Borel to repurchase the option and any shares issued upon its exercise at a price which may be at a premium to the market price; provided, however, that the total cash amounts received by Boston Private in the repurchase of the option or the shares issued upon its exercise (subtracting any amounts paid for the exercise of the option and any termination fees paid by Borel to Boston Private) may not exceed $6 million. The option also grants Boston Private certain rights to have any shares it obtains upon the exercise of the option registered under the Securities Act.


    The stock option agreement is complicated and not easily summarized. You are urged to carefully read the stock option agreement in its entirety. The stock option agreement is attached to this joint proxy statement and prospectus as Annex G.


AFFILIATE'S AGREEMENTS


    As a condition to Boston Private's obligation under the reorganization agreement, each director, executive officer and five percent shareholder of Borel is required to enter into an affiliate's agreement with Boston Private. As of the date of this joint proxy statement and prospectus, each of these affiliates of Borel has entered into an affiliate's agreement with Boston Private. Under the terms of the affiliate's agreements, these affiliates of Borel have agreed to certain restrictions on the transfer of their shares of Borel common stock and Boston Private common stock received in the merger in order to permit the merger to be accounted for as a pooling of interests. Additionally, these affiliates of Borel have acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Boston Private common stock to be received by them in the merger.

                           REGULATORY CONSIDERATIONS

    Boston Private is a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As such, Boston Private's non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHCA and the regulations of the Federal Reserve Board. Following the consummation of the merger, Boston Private will also be considered a bank holding company for purposes of the laws of the Commonwealth of Massachusetts, and will be subject to the jurisdiction of the Massachusetts Board of Bank Incorporation (the "BBI"). In addition, Boston Private's bank subsidiaries (which will include Boston Private Bank & Trust Company and Borel following the consummation of the merger) are subject to the regulation and supervision of various federal and state authorities, which include the FDIC, the California Department of Financial Institutions and the Massachusetts Commissioner of Banks.


    Set forth below is a brief description of certain laws and regulations that relate to the regulation of Boston Private and its subsidiary banks. The description of certain laws and regulations below and elsewhere in this joint proxy statement and prospectus does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. A discussion of certain laws and regulations to which Boston Private is subject is also included in Boston Private's Annual Report on Form 10-K for the year ended December 31, 2000, attached as Annex H.


CERTAIN RESTRICTIONS ON ACTIVITIES OF BANK HOLDING COMPANIES


    The BHCA imposes significant restrictions on the activities of bank holding companies. Bank holding companies are required to obtain the prior approval of the Federal Reserve Board before they may: (1) acquire direct or indirect ownership or control of more than five percent of any class of the voting securities of any bank; (2) acquire all or substantially all of the assets of any bank; or (3) merge or consolidate with any other bank holding company.


    The BHCA, as amended by the Interstate Banking and Branching Efficiency Act of 1994, permits interstate bank acquisitions subject to certain significant limitations, including limitations that preserve state laws that require a bank to have been in existence for a minimum number of years prior to acquisition and limitations relating to the amount of deposits that a bank holding company may control in any state.

    In addition to the restrictions imposed by the BHCA, because Boston Private is a bank holding company for purposes of the laws of the Commonwealth of Massachusetts, Boston Private may not acquire control of any "banking institution" without the prior approval of the BBI. The term "banking institution" includes, but is not limited to, commercial banks, trust companies, savings banks and credit unions incorporated under the laws of the Commonwealth of Massachusetts, the District of Columbia, another state or territory of the United States, or any foreign jurisdiction, as well as national banking associations and federally chartered savings banks and savings and loan associations.

    The BHCA also prohibits Boston Private from: (1) engaging in activities other than banking, managing, or controlling banks or other permissible subsidiaries; and (2) acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto by regulation or order in effect on November 11, 1999 (subject to the conditions in such regulation or order).

    In determining whether a bank holding company may engage in a particular activity, the Federal Reserve Board must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits the Federal Reserve Board considers include greater convenience, increased competition, or gains in efficiency.

Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

    Prior to November 12, 1999, the Federal Reserve Board had by regulation or order determined that certain activities are so closely related to banking, within the meaning of the BHCA, as to be a proper incident thereto, and that such activities are permissible for bank holding companies. These activities include making or servicing loans such as would be made by a mortgage, consumer finance, credit card, or factoring company; performing trust company functions; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Federal Reserve Board also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not so closely related to banking as to be a proper incident thereto, and bank holding companies are prohibited from engaging in such activities.

    Under Federal banking legislation that became effective on March 11, 2000, a bank holding company such as Boston Private may also engage in a broader range of activities that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to financial activities, or complementary to financial activities (collectively, "Financial Activities") if Boston Private maintains certain qualifications and elects to be a financial holding company. A financial holding company may engage in Financial Activities even if such activities would otherwise be prohibited for a bank holding company that is not qualified as a financial holding company. In general, to qualify as a financial holding company, each of Boston Private's banking subsidiaries must be considered "well capitalized" and "well managed," and each bank subsidiary must have received a "satisfactory" or better rating as a result of its most recent examination under the Community Reinvestment Act. A financial holding company must maintain these qualifications on an ongoing basis to continue to engage in Financial Activities. Financial Activities include, among other activities, underwriting and dealing in all types of securities, providing all types of insurance as principal or agent, and engaging in merchant banking. Boston Private has not elected to be treated as a financial holding company.

    There are no territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve Board has the power to order a bank holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company may result from such activity.

LIMITATIONS ON CONTROL OF BOSTON PRIVATE


    Federal law limits who may control Boston Private. Specifically, the Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another thirty days the period during which such a disapproval may be issued. An acquisition may be made prior to expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of ten percent or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

    Notwithstanding the above, any company would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquirer that is a bank holding company) or more of the outstanding common stock of, or such lesser number of shares as constitute control over, Boston Private. Such approval would be contingent upon, among other things, the acquirer registering as a bank holding company if not already so registered, divesting all impermissible holdings, and ceasing any activities not permissible for a bank holding company.


CERTAIN TRANSACTIONS BY BANK HOLDING COMPANIES AND THEIR AFFILIATES

    There are various legal restrictions on the extent to which a bank holding company, such as Boston Private, and its non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with its FDIC insured depository institution subsidiaries. Such borrowings and other covered transactions by an insured depository institution subsidiary (and its subsidiaries) with its non-depository institution affiliates are limited to the following amounts:


    - in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed ten percent of the capital stock and surplus of the insured depository institution; and



    - in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution.


    "Covered transactions" are defined by statute for these purposes to include a loan or extension of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate unless exempted by the Federal Reserve Board, the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company, or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Covered transactions are also subject to certain collateral security requirements. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

SUPPORT OF SUBSIDIARY INSTITUTIONS AND LIABILITY OF COMMONLY CONTROLLED
  DEPOSITORY INSTITUTIONS

    Under Federal Reserve Board policy, Boston Private is expected to act as a source of financial strength for, and commit its resources to, support its bank subsidiaries. This support may be required at times when Boston Private may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    A depository institution insured by the FDIC, such as Boston Private Bank & Trust Company or Borel, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. Boston Private's banks are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of either Boston Private Bank & Trust Company or Borel would likely result in assertion of the cross-guarantee provisions, the assessment of estimated losses against the other bank, and a potential loss of Boston Private's investments in Boston Private Bank & Trust Company or Borel.

PAYMENT OF DIVIDENDS

    Boston Private is a legal entity separate and distinct from its banking and other subsidiaries. The principal sources of cash flow of Boston Private, including cash flow to pay dividends to its shareholders, are dividends from its subsidiaries, including its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Boston Private, as well as by Boston Private to its shareholders.

    As to the payment of dividends, each of Boston Private's banking subsidiaries is subject to the laws and regulations of its chartering jurisdiction and to the regulations of its primary federal regulator. If the federal banking regulator determines that a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulator may require, after notice and hearing, that the institution cease and desist from such practice. Depending on the financial condition of the depository institution, an unsafe or unsound practice could include the payment of dividends. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

    The payment of dividends by Boston Private and its bank subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

REGULATION OF BOSTON PRIVATE BANK & TRUST COMPANY AND BOREL


    Each of Boston Private Bank & Trust Company and Borel is subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more federal or state bank regulatory agencies. As a Massachusetts-chartered bank, Boston Private Bank & Trust Company is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC. Borel is a California-licensed bank that is subject to regulation by the California Department of Financial Institutions and the FDIC. Each of them is required to file reports with and obtain approvals from these various regulatory agencies prior to entering into certain transactions, including mergers with, or acquisitions of, other financial institutions. As FDIC-insured institutions, Boston Private Bank & Trust Company and Borel are also subject to certain requirements applicable to all insured depository institutions.


    Virtually every aspect of the day-to-day operations of Boston Private
Bank & Trust Company and Borel is subject to numerous requirements and restrictions. These requirements and restrictions apply with respect to such matters as, for example, and without limitation, the nature and amount of loans and investments that may be made, the nature and amount of collateral for certain loans, the maximum amount of deposits they may hold as a percentage of the aggregate deposits in a particular geographic area, the issuance of securities, the taking of reserves against deposits, the establishment and closure of branches, non-banking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions. These legal requirements differ for each of the Banks to a greater or lesser extent because these entities are chartered under different legal authorities. Furthermore, the laws and regulations that govern Boston Private Bank & Trust

Company and Borel have generally been promulgated to protect depositors and the deposit insurance funds of the FDIC and not for the protection of Boston Private and its shareholders.

    FDIC insured, state-chartered banks, such as Boston Private Bank & Trust Company and Borel, are subject to similar restrictions on their business and activities. In particular, Section 24 of the Federal Deposit Insurance Act ("FDIA"), as added by FDICIA, provides that an insured state bank may not engage as a principal in any activity that is not permissible for a national bank, unless the FDIC has determined that the activity would pose no significant risk to the appropriate deposit insurance fund and the state bank is in compliance with applicable capital standards. Activities of subsidiaries of insured state banks are similarly restricted to those activities permissible for subsidiaries of national banks, unless the FDIC has determined that the activity would pose no significant risk to the appropriate deposit insurance fund and the state bank is in compliance with applicable capital standards. Section 24 also provides that an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type that is not permissible for a national bank, which would include most equity security investments. In addition, state-chartered banks are subject to numerous restrictions on their activities and investments under the laws of their chartering jurisdiction.

    With the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Crime Control Act of 1990 (the "Crime Control Act") and FDICIA, federal bank regulatory agencies, including the FDIC, have been granted substantially broader enforcement powers to restrict activities of financial institutions and to impose or seek the imposition of increased civil and criminal penalties upon financial institutions and the individuals who manage and control such institutions. In general, any bank that does not operate in accordance with applicable regulations, policies, and directives may be sanctioned for noncompliance by the appropriate bank regulatory agency. Proceedings may be instituted against any FDIC-insured bank or any director, officer, or employee of such bank and certain other "institution-affiliated parties" (a term that includes shareholders who participate in the conduct of the bank's affairs and, under certain circumstances, accountants, appraisers, and attorneys) who engage in unsafe and unsound practices, breaches of fiduciary duties, or violations of applicable laws, regulations, regulatory orders, and agreements. In general, the FDIC has the authority to terminate insurance of deposit accounts, to issue orders to cease and desist, to remove officers, directors, and other institution-affiliated parties, to impose substantial civil money penalties against a bank and any director, officer, employee, agent, or other institution-affiliated party of a bank and to place the bank into receivership.

    FIRREA's provisions enhanced the supervisory and enforcement powers of the federal banking agencies with respect to banks generally, expanded the FDIC's receivership powers with respect to failed banks, and protected insured banks from abusive or imprudent transactions. In addition, provisions of FIRREA simplified and shortened the procedures for the FDIC to terminate insurance of a bank's deposit accounts, authorized the FDIC, as receiver, to repudiate certain contracts entered into by the insured bank and significantly increased the amount of civil money penalties which may be assessed by federal bank regulatory agencies against a bank, its officers and directors or other institution-affiliated parties. FIRREA also broadened the circumstances under which such penalties may be assessed. FIRREA imposed additional restrictions on banks that do not meet applicable minimum capital requirements, have experienced a change of control within the preceding two years, or are deemed to be in a "troubled" condition. These restrictions include requiring written notice to federal regulatory authorities prior to certain proposed changes in the institution's senior management or board of directors and prohibiting acceptance, renewal, or rollover of brokered deposits (which prohibition was extended by FDICIA).

    The third of these acts, FDICIA, was intended, among other things, to strengthen federal supervision and examination of insured depository institutions, to require that federal banking regulators intervene promptly when a depository institution experiences financial difficulties, to mandate the establishment of a risk-based deposit insurance assessment system, and to require imposition of numerous additional safety and soundness operational standards and restrictions. FDICIA also expanded the conservatorship and receivership powers of the FDIC.

    FDICIA included a variety of provisions that affect the internal operations and activities of banks. For example, pursuant to FDICIA, the federal banking agencies promulgated safety and soundness standards relating to operations and management, compensation, asset quality, earnings, and stock valuation. FDICIA further required that certain insured depository institutions have periodic on-site regulatory examinations and annual audits by an independent public accountant. The audit process must be overseen by an independent audit committee composed of outside directors.

    FDICIA also implemented certain changes in deposit insurance coverage, including, among other things, the elimination of insurance on foreign deposits and a significant reduction in "pass-through" deposit insurance coverage for certain employee benefit plan deposits under certain circumstances. FDICIA generally prohibits the FDIC from insuring deposits over $100,000.

FDIC INSURANCE ASSESSMENTS

    The deposit accounts of Boston Private Bank & Trust Company and Borel are insured by the Bank Insurance Fund (the "BIF") of the FDIC generally up to a maximum of $100,000 per separately insured depositor, and each of the Banks is subject to FDIC deposit insurance assessments. Pursuant to FDICIA, the FDIC adopted a risk-based system for determining deposit insurance assessments under which all insured institutions were placed into one of nine categories and assessed insurance premiums, ranging from $2,000 to 0.27% of insured deposits, based upon their level of capital and supervisory evaluation. Because the FDIC sets the assessment rates based upon the level of assets in the insurance fund, premium rates rise and fall as the number and size of bank failures increase and decrease, respectively. Under the system, institutions are assigned to one of three capital groups based solely on the level of an institution's capital--"well capitalized," "adequately capitalized" and "undercapitalized"--that are defined in the same manner as the regulations establishing the prompt corrective action system under Section 38 of FDIA, as discussed below. These three groups are then divided into three subgroups that reflect varying levels of supervisory concern, from those that are considered to be healthy to those that are considered to be of substantial supervisory concern. BIF and Savings Association Insurance Fund (the "SAIF") deposits may be assessed at different rates. Furthermore, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 requires BIF-insured banks to participate in the payment of interest due on Financing Corporation bonds used to finance the thrift bailout. As BIF-insured institutions, the Banks are subject to a special Financing Corporation assessment in addition to assessments applicable to BIF-insured deposits.

MINIMUM CAPITAL REQUIREMENTS AND PROMPT CORRECTIVE ACTION

    Each of the Banks must satisfy certain minimum capital requirements, and Boston Private is expected to satisfy similar requirements established by the Federal Reserve Board. Under the FDIC's regulations, a bank is deemed to be:


    - "well capitalized" if it has total risk-based capital of ten percent or more, a Tier 1 risk-based capital ratio of six percent or more, and a Tier 1 leverage capital ratio of five percent or more and is not subject to any written agreement, order, capital directive, or corrective action directive;



    - "adequately capitalized" if it has a total risk-based capital ratio of eight percent or more, a Tier 1 risk-based capital ratio of four percent or more and a Tier 1 leverage capital ratio of four percent or more (three percent under certain circumstances) and does not meet the definition of "well capitalized";

    - "undercapitalized" if it has a total risk-based capital ratio that is less than eight percent, a Tier 1 risk-based capital ratio that is less than four percent or a Tier 1 leverage capital ratio that is less than four percent (three percent under certain circumstances);



    - "significantly undercapitalized" if it has a total risk-based capital ratio that is less than six percent, a Tier 1 risk-based capital ratio that is less than three percent or a Tier 1 leverage capital ratio that is less than three percent; and



    - "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than two percent.


    Section 38 of the FDIA and the regulations promulgated thereunder by the federal banking agencies also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

    A number of sanctions may be imposed on banks that are not in compliance with applicable capital requirements, including, without limitation, restrictions on asset growth and imposition of a capital directive that may require, among other things, an increase in regulatory capital, reduction of rates paid on savings accounts, cessation of or limitations on deposit-gathering, lending, purchasing loans, making specified investments, or issuing new accounts, limits on operational expenditures, an increase in liquidity, and such other restrictions or corrective actions as the appropriate federal banking agency may deem necessary or appropriate. Federal law also restricts the use of brokered deposits by certain depository institutions in certain capitalization categories.

    Under the system of prompt corrective action mandated by FDICIA, immediately upon becoming undercapitalized, an institution will become subject to the provisions of Section 38 of the FDIA, which include:

    - restricting payment of capital distributions and management fees;

    - requiring that the appropriate federal banking agency monitor the condition of the institution and its efforts to restore its capital;

    - requiring submission of a capital restoration plan;

    - restricting the growth of the institution's assets; and

    - requiring prior approval of certain expansion proposals.

    The appropriate federal banking agency for an undercapitalized institution also may take any number of discretionary supervisory actions if the agency determines that any of these actions is necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund. These discretionary supervisory actions include: requiring the institution to raise additional capital, restricting transactions with affiliates, restricting interest rates paid by the institution on deposits, requiring replacement of senior executive officers and directors, restricting the activities of the institution and its affiliates, requiring divestiture of the institution or the sale of the institution to a willing purchaser, and any other supervisory action that the agency deems appropriate.

    FDICIA provides for the appointment of a conservator or receiver for any insured depository institution that is "critically undercapitalized," or that is "undercapitalized" and

    - has no reasonable prospect of becoming "adequately capitalized";

    - fails to become "adequately capitalized" when required to do so under the prompt corrective action provisions;

    - fails to submit an acceptable capital restoration plan within the prescribed time limits; or


    - materially fails to implement an accepted capital restoration plan. In addition, the appropriate federal regulatory agency will be required to appoint a receiver or a conservator for a "critically undercapitalized" depository institution within 90 days after the institution becomes "critically undercapitalized" or to take such other action that would better achieve the purpose of Section 38 of FDIA. Such alternative action can be renewed for successive 90 day periods. With limited exceptions, however, if the institution continues to be "critically undercapitalized" on average during the quarter that begins 270 days after the institution first became "critically undercapitalized," a receiver must be appointed.


OTHER ASPECTS OF FEDERAL AND STATE LAW

    Regulation D promulgated by the Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts and non-personal time deposits, subject to certain exemptions. "Transaction accounts" include demand deposits, NOW accounts, and certain other types of accounts that permit payments or transfers to third parties. "Non-personal time deposits" include money market deposit accounts or other savings deposits held by corporations or other depositors that are not natural persons, and certain other types of time deposits. Because required reserves must be maintained in the form of vault cash or non-interest bearing deposits with a regional Federal Reserve Bank, the effect of this reserve requirement is to reduce the amount of the institution's interest-bearing assets.

    Boston Private Bank & Trust Company and Borel are also subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, loan interest rate limitations, lending policies, truth-in-lending, electronic funds transfers, funds availability, truth-in-savings, home mortgage disclosure, and equal credit opportunity.

GOVERNMENT POLICIES AND LEGISLATIVE AND REGULATORY PROPOSALS

    The operations of Boston Private Bank & Trust Company and Borel are generally affected by the economic, fiscal, and monetary policies of the United States and its agencies and regulatory authorities, particularly the Federal Reserve Board which regulates the money supply of the United States, reserve requirements against deposits, the discount rate on Federal Reserve Board borrowings and related matters, and which conducts open-market operations in U.S. government securities. The fiscal and economic policies of various governmental entities and the monetary policies of the Federal Reserve Board have a direct effect on the availability, growth, and distribution of bank loans, investments, and deposits.

    In addition, various proposals to change the laws and regulations governing the operations and taxation of, and deposit insurance premiums paid by, federally and state-chartered banks and other financial institutions are from time to time pending in Congress and in state legislatures as well as before the Federal Reserve Board, the FDIC, and other federal and state bank regulatory authorities. The likelihood of any major changes in the future, and the impact any such changes might have on Boston Private Bank & Trust Company and Borel, are not possible to determine.

REGULATORY APPROVALS

    Before Boston Private and Borel may complete the merger, they must obtain a number of regulatory approvals from federal and state bank regulators, as summarized in the following paragraphs.

    Boston Private must seek the prior approval of the Federal Reserve Board pursuant to Section 3(a)(3) of the BHCA to acquire ownership and control of up to 100% of the voting securities of Borel. In addition, Boston Private intends to seek Federal Reserve Board approval under the BHCA to exercise the option that Borel has granted to Boston Private to acquire up to 19.9% of the capital stock of Borel in the event the merger is not consummated and the option becomes exercisable.



    The Federal Reserve Board's determination whether to approve the merger is subject to certain requirements. Because Boston Private is headquartered in Boston, Massachusetts, and because Borel maintains its principal place of business in San Mateo, California, Section 3(d) of the BHCA requires that the Federal Reserve Board determine that Boston Private is at least adequately capitalized and adequately managed. The Federal Reserve Board also may not approve the merger unless Borel has been in existence for the minimum amount of time, up to five years, required by state law and unless, following the merger, Boston Private's subsidiary banks will not control deposits that exceed certain deposit concentration limits described in the BHCA. In addition, the Federal Reserve Board generally will not approve any transaction that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States. The Federal Reserve Board also may not approve a transaction that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade. However, the Federal Reserve Board may approve any such transaction if it determines that the public interest in meeting the convenience and needs of the community served clearly outweigh the anticompetitive effects of the proposed transaction. The Federal Reserve Board is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed above in "Regulatory Considerations--Minimum Capital Requirements and Prompt Corrective Action." The consideration of convenience and needs includes the parties' performance under the Community Reinvestment Act of 1977.



    The Federal Reserve Board approved Boston Private's acquisition of Borel on September 21, 2001. Under the Federal Reserve Board Approval, Boston Private and Borel were not permitted to consummate the transaction before October 6, 2001, the 15th day after the Federal Reserve Board approval. During this waiting period, the Federal Reserve Board did not receive any adverse comments from the Attorney General of the United States concerning the competitive effect of the merger.



    Pursuant to the Bank Merger Act, the FDIC approved the merger on October 1, 2001. The factors that the FDIC considered in determining whether to approve the merger under the Bank Merger Act are substantially similar to the factors described above that related to the Federal Reserve Board's determination whether to approve the merger. Boston Private and Borel are not permitted to consummate the merger before October 16, 2001, the 15th calendar day following the FDIC's approval of the merger. During this waiting period, the Attorney General may, but is not expected to, commence an action to stay the effectiveness of the FDIC's approval and prevent the merger.


    Boston Private is currently a bank holding company under Federal law. It will become a bank holding company for purposes of the laws of the Commonwealth of Massachusetts as a result of the merger. Accordingly, Boston Private must seek the prior approval of the BBI pursuant to Massachusetts General Laws, Chapter 167A, Sections 2 and 4, before it may acquire Borel. In determining whether to approve the merger, the BBI must consider whether the merger will unreasonably affect competition and whether public convenience and advantage will be promoted. The BBI must also consider whether the merger will result in "net new benefits" in Massachusetts, which include consideration of factors such as initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within a bank's delineated local community and such other matters as may be deemed to benefit the community. Before the BBI may approve the merger, the BBI must receive confirmation from the Massachusetts Housing Partnership

Fund that Boston Private has made certain arrangements with the Massachusetts Housing Partnership Fund with respect to any assets to be acquired that are located in Massachusetts.

    Finally, Boston Private must seek the approval of the California Department of Financial Institutions pursuant to Section 701 of the California Financial Code before it may complete the merger. The California Department of Financial Institutions must consider several factors in determining whether to approve the merger. Specifically, the California Department of Financial Institutions may not approve the merger if it determines, among other things, that:

    - the merger would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of California;

    - the effect of the merger in any section of California may be substantially to lessen competition or to tend to create a monopoly or in any other manner be in restraint of trade, and that the anticompetitive effects of the merger are not clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the community to be served;

    - Boston Private's financial condition might jeopardize the financial stability of Borel or prejudice the interests of the depositors, creditors, or shareholders of Borel;

    - the merger is not fair and reasonable to the depositors, creditors, and shareholders of Borel; or

    - the competence, experience, or integrity of Boston Private or its management indicates that it would not be in the interest of the depositors, creditors, or shareholders of Borel or in the interest of the public to permit Boston Private to control Borel.


    Boston Private and Borel have filed all applications and notices and have taken other appropriate action with respect to any requisite approvals or other action of any governmental authority. The reorganization agreement provides that the obligation of each of Boston Private and Borel to complete the merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board, the FDIC, the California Department of Financial Institutions and the BBI. The Federal Reserve Board and the FDIC have approved the transaction on September 21, 2001 and October 1, 2001, respectively. There can be no assurance that the California Department of Financial Institutions or the BBI will approve or take any required action with respect to the merger, and, if such approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the merger or that no action will be brought challenging such approvals or action, including a challenge by the Attorney General of the United States or, if such a challenge is made, the result thereof.


    Boston Private and Borel are not aware of any governmental approvals or actions that may be required for completion of the merger other than as described above. Should any other approval or action be required, Boston Private and Borel currently contemplate that such approval or action would be sought.


    The merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that the regulatory approvals will be obtained or as to the dates of any such approvals. There can likewise be no assurance that the governmental authorities will not challenge the merger or, if such a challenge is made, as to its result.

                     BUSINESS OF BOREL BANK & TRUST COMPANY

OVERVIEW

    Borel was incorporated on June 1, 1979 and commenced operations as a California state banking corporation on April 2, 1980. Borel engages in the general commercial banking business in San Mateo County in the State of California, from its banking office located at 160 Bovet Road, San Mateo, California 94402. Borel's business is not seasonal.

    Borel conducts a commercial banking business which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. It also issues cashier's checks and sells money orders and traveler's checks and provides 24-hour automated teller services, bank-by-mail, courier and night depository services. Borel offers various savings plans and provides safe deposit boxes as well as other customary banking services and facilities, except international operations. Additionally, Borel offers trust services and provides a variety of fiduciary services including management, advisory and administrative services to individuals. In June 2000, Borel launched its on-line source which allows clients access to their accounts through the use of the Internet.

DEPOSITS

    Most of Borel's deposits are obtained from individuals, professionals and small and medium-sized businesses.

    As of June 30, 2001, Borel had a total of 14,324 accounts representing 5,264 non-interest bearing demand deposit (checking) accounts with an average balance of approximately $15,204 each; 6,404 savings, interest-bearing demand and money market accounts with an average balance of approximately
$20,450 each; and 2,656 other time accounts with an average balance of approximately $47,303 each.

    Borel's deposits are attracted from individual and commercial customers in approximately the same proportion. A material portion of Borel's deposits has not been obtained from a single person or a few persons, the loss of any one or more of which would have a material adverse effect on the business of the Bank. During the first six months of 2001, Borel's Trust Department provided average deposits of $14,738,525 or 4.5% of total average deposits.

    In order to attract loan and deposit business from individuals and small businesses, Borel maintains lobby hours from 9 a.m. to 4 p.m., Monday through Friday. Borel also provides 24-hour automated teller service.

LENDING ACTIVITIES


    Borel concentrates its lending activities in the following areas: commercial, consumer and construction loans. As of June 30, 2001, these three categories accounted for approximately 56.5%, 26.8%, and 14.8%, respectively, of Borel's loan portfolio. Of the commercial and consumer loans, 95.8% were secured by real estate. At June 30, 2001, the total of other loans outstanding was approximately $4,787,193, which consisted primarily of protection plus and overdrafts.


    Commercial loans consisted chiefly of loans for the purchase of real property and loans to local businesses for both short-term seasonal needs and long-term financing requirements.


    Borel follows conservative underwriting policies. The maximum loan to value ratio on commercial real estate loans is 65% with a 1.25% debt service coverage. The maximum loan to value ratio on residential real estate is 75% on the first $700,000 of appraised value and 45% on the amount over $700,000. Commercial business loans are extended to businesses and professionals within Borel's trade area and who are depositors of Borel. No material portion of Borel's loans is concentrated within a single industry or group of related industries. However, as of June 30, 2001, December 31, 2000 and 1999, 94.0%, 95.4% and 91.2%,
respectively, of total loans are secured by real estate. The interest rates charged for the various loans made by Borel vary with the degree of risk and the size and maturity of the loans involved and are generally affected by competition, governmental regulation and current money market rates.


    Inherent in the lending function is the fact that loan losses will be experienced and that the risk of loss will vary with the type of loan being made and the credit-worthiness of the borrower over the term of the loan. To reflect the currently perceived risks of loss associated with its loan portfolio, additions are made to Borel's allowance for loan losses. Borel's entire allowance is a valuation allowance; that is, it has been created by direct charges against operations through the provision for loan losses.

    The provision for loan losses charged against operations is based upon the actual net loan loss experience and for such other factors which, in management's judgment, deserve recognition in estimating possible loan losses, including specific loan conditions as determined by management and regulatory agencies, the historical relationship between charge-offs and the level of the allowances, and prevailing economic conditions. While these factors are essentially judgmental and may not be reduced to a mathematical formula, it is management's view that the $4,340,974 allowance, or 1.77% of total loans at June 30, 2001, was adequate. However, there can be no assurance that in any given period Borel might not sustain charge-offs which are substantial in relation to the size of the allowance. It is the policy of management to make additions to the allowance so that it remains adequate to cover all anticipated loan charge-offs.

    Borel's financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on the loan portfolio. Borel follows the policy of nonaccrual of interest on a loan at the time the loan is past due ninety (90) days or more as to interest or principal, unless the loan is well secured and in the process of collection. Interest income from nonaccrual loans is not accrued on the books. Payments received while the loan is on nonaccrual are applied against principal. When a loan is placed on a nonaccrual basis, any previously accrued but unpaid interest is reversed and charged against current income unless there is adequate collateral to assure recovery of the accrued interest.

COMPETITION

    Borel competes for both loans and deposits with other commercial banks, savings and loan associations, credit unions and other entities, both governmental and corporate, which raise operating capital through the issuance of debt securities. With regard to deposits, Borel also competes with investment advisory firms, mutual funds and investment banking and brokerage firms. With regard to loans, Borel competes with other commercial banks, savings and loan associations, consumer finance companies, mortgage companies, credit unions and other lending institutions.

    Borel relies substantially on local promotional activity, personal contacts by its officers, directors and employees, referrals by its shareholders, personalized service and its reputation in the community it serves to compete effectively.

    As of December 31, 2000 (the most recent date for which such information is available), Borel's service area contained sixteen (16) competitive banking offices. These offices are primarily offices of chain banking systems. The service area also contained twelve (12) offices of savings and loan associations as of December 31, 2000. There were also seven (7) credit unions in the service area. Borel's primary service area is oriented towards business and professional people.

    The banking business in California generally, and in Borel's primary service area specifically, is highly competitive with respect to both loans and deposits, and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Among the advantages such major banks have over Borel are their ability to finance wide-ranging advertising campaigns and to allocate their investment assets, including loans, to regions of higher yield and demand. Such banks offer certain services such as international banking which are not offered directly by Borel but which Borel has offered indirectly through correspondent institutions when its customers sought these services. In addition, by virtue of their greater total capitalization, such banks have substantially higher lending limits than Borel. Legal lending limits to an individual customer are limited to a percentage of a bank's total capital accounts plus reserves for loan losses. As of June 30, 2001, Borel's loan limits to individual customers were $5,237,652 for unsecured loans and $8,729,419 for unsecured and secured loans combined. For borrowers desiring loans in excess of Borel's lending limits, Borel may, in the future, make such loans on a participation basis with its correspondent banks taking the amount of loans in excess of Borel's lending limits. In other cases, Borel may refer such borrowers to larger banks or other lending institutions.

PROPERTIES


    In March 1987, Borel relocated its headquarters office. In connection with the relocation, Borel entered into a ten year lease during 1986 for permanent premises located in the Borel Financial Center at 160 Bovet Road in San Mateo, California. The premises are owned by the Borel Estate Company, a limited partnership whose two general partners are relatives of Vice Chairman Harold A. Fick and Chief Executive Officer, President and Director Ronald G. Fick, and a limited partnership in which Chairman of the Board Miller Ream is a general partner. The limited partners of Borel Estate Company are Harold A. Fick, Ronald
G. Fick, and two of their relatives. The lease provides Borel the option to extend the lease term for five additional 5-year periods, and a 29 1/2-year option to purchase the property. The lease also released Borel from its prior lease with the Borel Estate Company and its prior facilities in Borel Square.


    In February 1997, Borel exercised the first option to extend the term of the lease and entered into the First Amendment of Agreement of Lease. Pursuant to the terms of the first amendment, the term of the lease was extended for an additional 5-year period commencing on March 12, 1997. As calculated pursuant to the terms of the lease, the base rent for this additional period is $2.65 per square foot per month. Payment of the base rent was abated for the first six months of this additional period, through September 11, 1997. Except as described herein, the other terms of the lease remain unchanged. The rental payments during 2000 averaged $60,880 per month. The board of directors has determined that the terms of the lease are no less favorable than those which could have been obtained from unaffiliated third parties.

LEGAL PROCEEDINGS


    Since 1984, Borel has served as the trustee of a private trust known as the Andre LeRoy Trust. There have been three actions involving Borel relating to the management and proposed sale of certain real property (known as the Guadalupe Oil Field), which property is owned by the Andre LeRoy Trust, and another family trust (for which Bankers Trust is the trustee), each trust owning an undivided 50% interest in the property. In the first action, filed in 1994, titled ANNETTE LEROY, ET AL. V. BOREL BANK AND TRUST CO., San Mateo Superior Court, Case
No. 98293 (the "Removal Action"), individuals who constitute 60% of the income beneficiaries and 50% of the remainder persons of the Andre LeRoy Trust petitioned for removal of Borel as trustee, claiming that Borel had breached its fiduciary duties concerning the management of oil and gas leases and concerning actions taken following discovery of environmental contamination of the property, including the negotiation of a proposed Settlement Agreement and Purchase and Sale Agreement to sell the Guadalupe Oil Field to Union Oil Company of California (d/b/a UNOCAL), the operator of the Guadalupe Oil Field.


    In the second action, filed in 1995, titled IN THE MATTER OF THE ANDRE LEROY TRUST, San Mateo Superior Court, Case No. 85333 (the "Approval Action"), Borel requested court approval of the Settlement Agreement and Purchase and Sale Agreement negotiated between the Andre LeRoy Trust and UNOCAL, providing for the sale to UNOCAL of the Guadalupe Oil Field. Borel prevailed on both the Removal Action and Approval Action in the trial court, and plaintiffs appealed those decisions.


    The California Court of Appeal has recently affirmed the findings and decisions of the trial court in the Removal Action and final judgment was entered in favor of Borel on March 28, 2001. The Court of Appeal remanded the Approval Action for limited reconsideration by the trial court based upon a legal standard other than that originally applied by the trial court. Upon remand, plaintiffs then filed a peremptory challenge to disqualify the trial judge, which was denied by the Court of Appeal on July 26, 2001, and upon further appeal by plaintiffs, also denied by the California Supreme Court on August 8, 2001.



    In the third matter, filed in 1996, titled IN THE MATTER OF ANNETTE LEROY, NICOLE VECCHIOLI, ET AL. V. BOREL BANK AND TRUST CO., ET AL., San Mateo Superior Court, Case No. 398898 (the "Damages Action"), the same plaintiff beneficiaries claim damages against Borel and the trustee of the other family trust for alleged mismanagement of the Andre LeRoy Trust and the other family trust in connection with oil and gas leases and the proposed sale of the Guadalupe Oil Field. In 1997, the court held all proceedings in the Damages Action in abeyance pending further developments in the Removal and Approval Actions. In their complaint in the Damages Action, plaintiffs claimed damages of $234.2 million, but the component elements of damages they identified did not total that amount. In the trial of the Approval Action, plaintiffs submitted expert testimony of damages in the amount of $102 million, but the court found such evidence unpersuasive.


    The Removal Action is now concluded and was decided in favor of Borel. Borel will continue to vigorously litigate the remaining matters. While the ultimate results of these proceedings cannot be predicted with certainty, at the present time, Borel's management, based on consultation with legal counsel, believes there is no basis to conclude that liability with respect to these matters is probable and there is no basis for determining their potential impact, if any, on Borel's business and financial condition.

EMPLOYEES


    Borel employed 67 full-time employees and 10 part-time employees as of June 30, 2001. Borel has no collective bargaining agreements or any similar union agreement and Borel has never experienced any work stoppages. Borel considers its relations with its employees to be good.


TRANSACTIONS WITH MANAGEMENT

    There have been no transactions since January 1, 2000, nor are there any presently proposed transactions, to which Borel was or is to be a party in which any of Borel's officers and directors had or have a direct or indirect material interest, except as described below:


    In connection with the relocation of its headquarters office, Borel entered into a ten-year lease during 1986 for permanent premises located in the Borel Financial Center in San Mateo, California which is owned by the Borel Estate Company, a limited partnership. Borel Estate Company is a limited partnership whose two general partners are relatives of Vice Chairman and Director Harold A. Fick and President and Chief Executive Officer and Director Ronald G. Fick and a limited partnership in which Chairman of the Board Miller Ream is a general partner. The limited partners of Borel Estate Company are Harold A. Fick, Ronald
G. Fick and two of their relatives. In February 1997, Borel exercised the first option to extend the term of the lease and entered into the First Amendment of Agreement of Lease. Pursuant to the terms of the first amendment, the term of the lease was extended for an additional five-year period commencing on March 12, 1997. As calculated pursuant to the terms of the lease, the base rent for the additional period shall be $2.65 per square foot per month. Payment of the base rent was abated for the first six months of the additional period, through September 11, 1997. Except as described herein, the other terms of the lease remain unchanged. The board of directors has determined that the terms of the lease and the first amendment are no less favorable than those which could have been obtained from unaffiliated third parties. During 2000, Borel Estate Company, a limited partnership, received $730,557 in rental payments from Borel. It is expected that during 2001 the yearly rental payment will be $734,073, with a final payment of $152,932 in 2002.

    Some of the directors, officers and principal shareholders of Borel and the companies with which they are associated have been customers of, and have had banking transactions with, Borel in the ordinary course of business since January 1, 2000, and Borel expects to have such banking transactions in the future. As part of its ordinary course of business, Borel grants loans to directors, officers and their immediate families and to organizations in which such persons have an ownership interest. Federal banking laws and regulations limit the aggregate amount of indebtedness that a bank may extend to its insiders and their affiliates. Pursuant to such laws and regulations, banks may extend credit to executive officers, directors, principal shareholders or any related interest of such persons, if the extension of credit to such persons, is in an amount that, when aggregated with the amount of all outstanding extensions of credit to such individuals, does not exceed the bank's unimpaired capital and unimpaired surplus. As of July 2, 2001, the aggregate principal amount of all loans to directors and related entities was $3,302,127.51, which was below the applicable limit.

    All loans and commitments to loan to Borel's directors, executive officers, and their affiliates are made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, do not involve more than a normal risk of collection or present other unfavorable features.


    At no time since January 1, 2000 has Borel had outstanding extensions of credit to any of its directors, officers, principal security holders or their respective associates in excess of 10% of the equity capital accounts of Borel. Further, at no time during such period did all extensions of credit to all its directors, officers, principal security holders or their respective associates exceed 20% of the equity capital accounts of Borel.


INFORMATION CONCERNING CERTAIN INTERESTS OF DIRECTORS AND OFFICERS OF BOREL IN
  THE ACQUISITION

    SHARE OWNERSHIP


    As of October 11, 2001, the directors and executive officers of Borel beneficially owned an aggregate of 1,124,120 shares of Borel common stock (including 71,788 shares subject to options).


    STOCK OPTION PLANS


    Pursuant to the Borel Bank & Trust Company 1998 Stock Option Plan, all outstanding stock options are exercisable upon the purchase of more than 50% of the outstanding shares of Borel's common stock or the offer to purchase more than 50% of Borel's outstanding common stock. Any options not exercised prior to consummation of the merger will be converted into options to purchase Boston Private common stock after application of the conversion ratio to the number of shares subject to the options and the exercise price of the options.


    EXECUTIVE SALARY CONTINUATION AGREEMENTS


    Borel has entered into Executive Salary Continuation Agreements with Ronald Fick, Harold Fick, William Abraham, Emanuela Allgood, Barbara Evers, Carol Olson, and Lawrence Russell for the purpose of providing certain additional compensation benefits to these executive officers after they cease to be employed by Borel, including acceleration of the vesting of these benefits upon a change in control. Borel has agreed to use its best efforts to amend these agreements to provide that (1) the merger will not constitute a change of control and (2) in the event of a change in control of Borel other than the merger, if the executive terminates his/her employment for "good reason" within a period of one year after the consummation of a transaction constituting such a change in control, then Borel will pay the executive's full benefits upon such terms and conditions and commencing at such time as Borel shall determine. For purposes of such amendment, the executive shall be deemed to have terminated his or her employment for "good reason" if the executive terminates his or her employment with Borel as a result of such executive not being placed in a position comparable in pay and status to that held by the executive prior to the consummation of a transaction constituting a change in control. Comparable pay and status shall be defined to mean a position:


    - with a similar scope of duties and responsibilities with Borel, in its capacity as a subsidiary of Boston Private following the merger or such other applicable entity, after giving effect to such change in control in each case;


    - at a base salary not less than 100% of the executive's base salary;


    - with a substantially similar opportunity to participate in bonus programs; and

    - with a substantially equivalent package of benefits taken as a whole.


    Each of the foregoing factors shall be as compared to the duties and responsibilities, base salary, opportunity to participate in bonus programs and benefits package that the executive enjoyed prior to such change in control. Further, a position will not be considered a position of comparable pay and status if the executive is required to work at a new work site that is more than 30 miles from the executive's work site immediately prior to such change in control. The amendment provides that the merger will not be considered a change of control, provided the board of directors of Borel immediately after the effective time of the merger (the "Original Board") constitutes at least 50% of the board of directors of the surviving corporation for the first 12 months following the effective time of the merger, and provided further, that a change of control will be deemed to occur as a result of the merger on such date during the first 12 months following the effective time of the merger that the Original Board no longer constitutes at least 50% of the board of directors of the surviving corporation.


    STOCK OPTION GRANTS

    In connection with the merger, Boston Private intends to establish a pool of stock options to purchase Boston Private common stock that will be granted to certain employees of Borel who remain with Borel after the merger. Currently, Boston Private anticipates that this pool will consist of stock options to purchase a total of approximately 50,000 shares of Boston Private common stock. Borel's executive officers, among other employees are expected to be eligible to receive such stock option grants.


    EMPLOYEE STOCK OWNERSHIP PLAN



    In connection with the consummation of the merger, Borel will terminate the Borel Employee Stock Ownership Plan, its profit sharing plan. As a result of the termination of the plan, the plan will distribute the assets of the plan to its participants in accordance with the terms of the plan.


    OTHER

    After the merger, the executive officers and directors of Borel will remain as directors and officers of Borel, which will become a subsidiary of Boston Private, and three additional directors chosen by Boston Private will be added to Borel's board. Under the terms of the reorganization agreement, Boston Private agreed, subject to its board of director's fiduciary duties, to take all action necessary to appoint one member of Borel's board of directors to its board of directors as a Class I director with a term expiring in 2004, effective at the effective time of the merger, or as soon thereafter as practicable. Boston Private and Borel presently expect that Harold A. Fick will be the person appointed to Boston Private's board of directors.

 DIRECTORS AND EXECUTIVE OFFICERS OF BOREL AND SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS


    The following table furnishes information as to shares of Borel's common stock beneficially owned by (i) each individual known to Borel to own beneficially more than five percent of its common stock, (ii) each director,
(iii) each executive officer named in the Summary Compensation Table elsewhere herein and (iv) all directors and executive officers as a group. As used throughout this joint proxy statement and prospectus with respect to Borel, "officer" or "executive officer" means President, Executive Vice President and Senior Vice President and any other person who participates in major policy-making functions of Borel. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table.



                                                                    SHARES BENEFICIALLY
                                                               OWNED AS OF OCTOBER 11, 2001
                                                              -------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          NUMBER      PERCENT OF CLASS
---------------------------------------                       ------------   ----------------
Borel Bank & Trust Company Employee Stock Ownership Plan....     207,407           7.00%
Lynne C. Johnston...........................................     208,149(2)        7.03%
William W. Abraham..........................................      43,212(3)        1.46%
Emanuela M. Allgood.........................................     216,293(4)        7.30%
Julia M. Baigent............................................       5,500(5)        0.19%
James Chalmers..............................................      75,730(6)        2.55%
Richard M. DeLuna...........................................     100,424(7)        3.39%
Sherie S. Dodsworth.........................................       5,000(8)        0.17%
Barbara L. Evers............................................      11,486(9)        0.39%
Harold A. Fick..............................................     214,170(10)       7.22%
Ronald G. Fick..............................................     108,536(11)       3.66%
Carroll D. Gregory, M.D.....................................      58,880(12)       1.98%
Oscar E. Lopez-Guerra.......................................      38,560(13)       1.30%
Carol J. Olson..............................................       7,758(14)       0.26%
Miller Ream(15).............................................     186,719(16)       6.29%
Lawrence M. Russell.........................................       6,800(17)       0.23%
James R. Tormey, Jr.........................................      52,266(18)       1.76%
Thomas H. Vocker............................................      13,588(19)       0.46%
All Directors and Principal Officers as a Group (16 in
  number)...................................................   1,124,120(20)      37.05%


------------------------

 (1) Except as otherwise noted, the address of each individual or entity listed herein is c/o Borel at 160 Bovet Road, San Mateo, CA 94402.


 (2) Includes 207,407 shares held by Borel's ESOP of which Ms. Johnston is a committee member. Ms. Johnston disclaims beneficial ownership of the shares held by the ESOP. Also includes 242 shares held as custodian for Ms. Johnston's children and 500 shares held in her IRA account.



 (3) Includes 39,612 shares held by the William Wells Abraham 1997 Revocable Trust of which Mr. Abraham is trustee and 3,600 shares subject to presently exercisable employee stock options.



 (4) Includes 207,407 shares held by Borel's ESOP of which Ms. Allgood is a committee member. Ms. Allgood disclaims beneficial ownership of the shares held by the ESOP. Also includes 2,600 shares subject to presently exercisable employee stock options.



 (5) Includes 5,000 shares subject to presently exercisable non-employee Director stock options.



 (6) Includes 25,158 shares held by Mr. Chalmers' wife. Also includes 7,222 shares subject to presently exercisable non-employee Director stock options.

 (7) Includes 18,862 shares held by the County Credit Control Company Profit Sharing Plan and Trust of which Mr. DeLuna is trustee, 67,492 shares held in the DeLuna Family Trust, 4,800 shares held by the Collection Bureau of America 401K Profit Sharing Plan of which Mr. DeLuna is a trustee, 1,996 shares held as custodian for Jonathan P. DeLuna and 2,774 shares held as custodian for Richard M. DeLuna II. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (8) Includes 4,000 shares subject to presently exercisable non-employee Director stock options.



 (9) Includes 7,886 shares owned jointly with her spouse. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (10) Includes 132,050 shares owned jointly with his wife, 1,754 shares owned by his wife, 1,170 shares held by Fick Investments, a partnership of which he is a general partner and 19,632 shares held as trustee of the Sean Alexandre Bovet Trust and Tamara Gacen Trust. Also includes 3,600 shares subject to presently exercisable non-employee Director stock options.



 (11) Includes 1,170 shares owned by Fick Investments, a partnership of which he is a general partner, 29,072 shares owned jointly with his wife, 2,148 shares held as custodian for Mr. Fick's children and 19,632 shares held as trustee of the Sean Alexandre Bovet Trust and Tamara Gacen Trust. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (12) Includes 586 shares held by Dr. Gregory's wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (13) Includes 15,520 shares held jointly with his wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (14) Includes 2,086 shares owned by Ms. Olson's spouse. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (15) Mr. Ream's address is 1700 So. El Camino Real, Penthouse, San Mateo, CA 94402.



 (16) Includes 182,219 shares held jointly with his wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (17) Includes 1,800 shares subject to presently exercisable employee stock options.



 (18) Includes 820 shares owned jointly with his wife, 2,620 shares held as co-trustee and beneficiary of the Anne C. Freeman Testamentary Trust, 1,084 shares owned by his wife and 3,678 held in his IRA. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (19) Includes 10,666 shares subject to presently exercisable non-employee Director stock options.



 (20) Includes 52,988 shares subject to presently exercisable non-employee director options and 18,800 shares subject to presently exercisable employee stock options. Also includes 207,407 shares held by Borel's ESOP, of which Senior Vice President/Chief Financial Officer Emanuela M. Allgood is a committee member. Ms. Allgood disclaims beneficial ownership of the shares held by the ESOP.



    In connection with the merger, all outstanding stock options are fully vested. As of October 11, 2001, there were options to purchase an aggregate 122,888 shares of Borel common stock outstanding.

                        SELECTED FINANCIAL DATA OF BOREL


    The following summary historical financial data of Borel is qualified by reference to and should be read in conjunction with "Borel's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes included elsewhere herein. The statement of income data for the years ended December 31, 2000, 1999 and 1998, and the balance sheet data at December 31, 2000 and 1999 are derived from, and are qualified by reference to, the audited financial statements included in this joint proxy statement and prospectus and should be read in connection with those financial statements and related notes. The statement of income data for the years ended December 31, 1997 and 1996 and the balance sheet data at December 31, 1998, 1997 and 1996 are derived from audited financial statements not included in, nor incorporated by reference into, this joint proxy statement and prospectus. The statement of income data for the six-month periods ended June 30, 2001 and 2000 are derived from unaudited consolidated financial statements included in this joint proxy statement and prospectus. The unaudited consolidated financial statements for the six-month periods have been prepared on a basis consistent with Borel's audited financial statements and, in the opinion of Borel's management, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of Borel's financial position and results of operations for those periods. The results of operations for the six months ended June 30, 2001 are not necessarily indicative of results for the year ending December 31, 2001 or any future period.



    The following table sets forth certain historical financial information for Borel and should be read in conjunction with the financial statements of Borel and related notes included elsewhere in this joint proxy statement and prospectus.



                                                      SIX MONTHS ENDED
                                                          JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                     -------------------   ----------------------------------------------------
                                                       2001       2000       2000       1999       1998       1997       1996
                                                     --------   --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Total interest income..............................  $ 13,308   $ 12,680   $ 26,955   $ 22,887   $ 19,541   $ 18,102   $ 15,214
Interest on deposits...............................     4,304      4,329      9,400      7,599      7,407      6,229      5,163
                                                     --------   --------   --------   --------   --------   --------   --------
Net interest income................................     8,504      8,351     17,556     15,288     12,133     11,874     10,051
Provision for loan losses..........................       180        120        260        525        240        520        265
                                                     --------   --------   --------   --------   --------   --------   --------
Net interest income after provision for loan
  losses...........................................     8,324      8,231     17,296     14,763     11,893     11,354      9,786
Total other income.................................     1,610      1,547      3,153      3,586      2,900      2,406      2,240
Total other expenses...............................     4,912      4,574      9,641      8,988      8,573      7,965      7,574
                                                     --------   --------   --------   --------   --------   --------   --------
Income before taxes................................     5,022      5,204     10,808      9,361      6,220      5,795      4,453
Provision for income taxes.........................     2,028      2,104      4,387      3,958      2,487      2,457      1,907
                                                     --------   --------   --------   --------   --------   --------   --------
Net income.........................................  $  2,994   $  3,100   $  6,422   $  5,403   $  3,733   $  3,337   $  2,546
                                                     ========   ========   ========   ========   ========   ========   ========
Per Share: (1) Basic earnings per share............  $   1.02   $   1.06   $   2.19   $   1.85   $   1.29   $   1.17   $   0.98
Diluted earnings per share.........................  $   1.00   $   1.05   $   2.18   $   1.84   $   1.28   $   1.15   $   0.95

BALANCE SHEET INFORMATION (END OF PERIOD):
Total assets.......................................  $372,509   $331,421   $371,278   $315,360   $286,557   $233,733   $208,549
Securities available for sale......................    23,092     38,423     37,682     30,947     53,506     47,527     33,778
Net loans(2).......................................   246,326    223,650    229,701    229,641    167,480    151,554    142,586
Allowance for loan losses..........................     4,341      4,010      4,158      3,906      3,161      3,004      2,465
Total deposits.....................................   336,739    299,247    337,490    285,573    259,545    209,179    186,479
Total shareholders' equity.........................    30,565     26,784     28,789     25,136     23,226     21,267     19,667
Operating Ratios:
Total shareholders' equity to total assets.........      8.27%      8.09%      7.75%      7.97%      8.11%      9.10%      9.43%
Total net loans to deposits........................     73.15%     74.74%      68.1%      80.4%     64.53%     72.45%     76.46%
Total shareholders' equity to deposits.............      9.08%      8.95%      8.53%      8.80%      8.95%     10.17%     10.55%
Book value per share(3)............................  $  10.38   $   9.12   $   9.80   $   8.56   $   7.99   $   7.42   $   6.95


------------------------------


(1) Income per share is based on weighted average shares outstanding during each period, adjusted retroactively for each period presented to reflect a 10% stock dividend paid on October 15, 1996 and a 2-for-1 stock split effected as of July 15, 1997.



(2) As used in Borel's financial statements included in this joint proxy statement and prospectus, the term "Net loans" means total loans net of allowance for loan losses.



(3) The book value per share reflects the impact of a 2-for-1 Stock Split effected as of July 15, 1997 and a 10% stock dividend paid on October 15, 1996.

BOREL'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

    The following discussion should be read in conjunction with Borel's selected financial data and the related notes and Borel's financial statements and related notes, both included elsewhere in this joint proxy statement and prospectus.

LIQUIDITY MANAGEMENT

    Borel manages its cash position in a way which avoids reliance on short-term borrowings or brokered deposits. Concentrations of deposits from any one source are also avoided.

    The liquidity ratio of net loans to total deposits was 73.15% at June 30, 2001 and 68.06% at December 31, 2000. Liquid assets, i.e. cash and due from banks, federal funds sold and investment securities not pledged to secure public deposits totaled $99,303,000 at June 30, 2001 or 26.66% of total assets, compared to $113,702,000 or 30.63% of total assets at December 31, 2000. This decrease of 12.66% in liquid assets was primarily due to a budgeted-for increase in the volume of loans.

    The liquidity ratio of net loans to total deposits was 68.06% at December 31, 2000, 80.41% at December 31, 1999 and 64.53% at December 31, 1998.
At December 31, 2000, 30.62% of total assets were represented by liquid assets, I.E., cash and due from banks, federal funds sold, money market funds and investment securities not pledged to secure public deposits, compared to 20.80% in 1999 and 31.20% in 1998. At December 31, 2000, Borel's investment portfolio contained $1.6 million of bank-qualified obligations of California municipalities, primarily located within Borel's market area.

CAPITAL RESOURCES

    As of June 30, 2001 Borel's leverage ratio (Tier 1 capital to average total assets) was 8.26% compared to 7.93% at December 31, 2000. Additionally, Borel's Tier 1 capital to total risk-weighted assets amounted to 10.01% at June 30, 2001, compared to 10.07% at December 31, 2000. Borel's Tier 1 capital stood at $30,329,000 at June 30, 2001, compared to $28,711,000 at December 31, 2000. The
5.6% growth in capital is net of cash dividend payment of $735,000 on March 15, 2001 and $736,000 on June 15, 2001. Borel's capital position remains well above the FDIC's regulatory requirements, as is evident from the following table which depicts Borel's capital ratios as of June 30, 2001.

                                                                                    TO BE CATEGORIZED
                                                                 ACTUAL            AS WELL CAPITALIZED
                                                         ----------------------   ----------------------
                                                                                    MINIMUM     MINIMUM
                                                           AMOUNT       RATIO       AMOUNT       RATIO
                                                         -----------   --------   -----------   --------
                                                         (DOLLARS IN              (DOLLARS IN
                                                         THOUSANDS)               THOUSANDS)
Total capital (to risk-weighted assets)................   $ 34,122      11.27%      $30,286       10.0%
Tier one capital (to risk-weighted assets).............     30,329      10.01        18,172        6.0
Tier one capital (to average assets--leverage).........     30,329       8.26       $18,361        5.0
Risk-weighted assets...................................    302,859
Quarterly average assets (adjusted)....................   $367,229


    FDIC regulations require a minimum leverage ratio, Tier 1 capital to average total assets, of 4%. As of December 31, 2000 Borel's leverage ratio was 7.93%. Additionally, the total risk-based capital regulations issued by the FDIC require a minimum Tier 1 risk band capital ratio of 5.00% and a minimum total risk-based capital ratio of 8%. Borel's Tier 1 capital to total risk-weighted assets amounted to 10.07% at December 31, 2000 and 9.43% at December 31, 1999. Total capital to risk-weighted assets ratios for the same periods were 11.32% and 10.68%, respectively. At June 30, 2001, Borel had no material commitments for capital expenditures.

DIVIDENDS

    The holders of the common stock are entitled to receive, subject to the applicable provisions of the California Financial Code, such dividends as may be declared from time to time by the Board of Directors. Each share participates equally in dividends. Borel's ability to pay dividends is restricted by law. See "Comparison of Shareholders Rights--Dividends and Stock Repurchases--BOREL."

    On January 28, 1999, the board of directors declared a $0.90 per share cash dividend payable February 25, 1999 to shareholders of record on February 18, 1999. On October 21, 1999, the board of directors declared a $0.25 per share cash dividend payable on November 22, 1999 to shareholders of record on November 4, 1999. During 2000, the board of directors determined to pay future dividends on a quarterly basis. Accordingly, the board of directors declared a $0.25 per share cash dividend on February 17, 2000, payable on March 17, 2000 to shareholders of record on March 3, 2000; a $0.25 per share cash dividend on May 18, 2000, payable on June 15, 2000 to shareholders of record on June 1, 2000; a $0.25 per share cash dividend on August 17, 2000, payable on September 15, 2000 to shareholders of record on August 31, 2000; a $0.25 per share regular and a $0.05 per share special cash dividend on November 16, 2000, both payable on December 15, 2000 to shareholders of record on December 1, 2000; a $0.25 per share cash dividend on February 15, 2001, payable on March 15, 2001 to shareholders of record on March 1, 2001; and a $0.25 per share cash dividend on May 17, 2001, payable on June 15, 2001 to shareholders of record on June 1, 2001.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2001 AND JUNE 30, 2000

    Net income for the six months ended June 30, 2001 was $2,994,000 or $1.00 per diluted share, compared to $3,100,000 or $1.05 per diluted share, for the six months ended June 30, 2000. The 3.4% decrease in net income is due primarily to an increase in salaries and benefits and legal expenses associated with merger activity.

    Additions to the provision for loan losses for the six months ended
June 30, 2001 and 2000 totaled $180,000 and $120,000, respectively. Borel recorded net loan recoveries of $3,200 for the six months ended June 30, 2001, versus net losses of $15,900 or 0.007% of total loans for the six months ended June 30, 2000. The allowance for loan losses totaled $4,341,000 at June 30, 2001 and $4,010,000 at June 30, 2000, an 8.3% increase representing 1.73% and 1.76% of total loans, respectively. Total loans increased 10.1% from $227,660,000 at June 30, 2000 to $250,667,000 at June 30, 2001. Borel had no non-accrual loans as of June 30, 2001 or 2000.

    Average earning assets (federal funds sold, money market fund, investment securities and loans, excluding non-accrual loans) were $334,272,000 at June 30, 2001 and $301,225,000 at June 30, 2000, an 11.0% increase. Interest income, including loan fees totaled $13,308,000 and $12,680,000 for the six months ended June 30, 2001 and 2000, respectively, a 5.0% increase. The annualized yield on average earning assets was 8.0% for the six months ended June 30, 2001 and 8.4% for the six months ended June 30, 2000.

    The largest component of interest income is interest and fees on loans, which totaled $10,850,000 for the six months ended June 30, 2001 and $10,510,000 for the six months ended June 30, 2000, an increase of 3.2%. Total interest and fees on loans were 81.5% of total interest income for the six months ended
June 30, 2001 and 82.9% for the same period ended June 30, 2000.

    Interest income earned on investment securities, federal funds sold and the money market fund totaled $2,458,000 and $2,170,000 for the six months periods ended June 30, 2001 and 2000, respectively. This 13.3% increase is attributable to higher volume of federal funds sold and a money market fund.

    Net interest income increased from $8,351,000 for the six months ended
June 30, 2000 to $8,504,000 for the six months ended June 30, 2001, or by 1.8%. The interest earned on a greater volume of loans, federal funds sold and a money market fund was sufficient to offset the cost of certificates of deposit, which because of their maturities reprice more slowly then earning assets.

    Average deposits were approximately $327,087,000 at June 30, 2001 and $293,998,000 at June 30, 2000, an increase of 11.3%. Interest expense totaled $4,804,000 for the six months ended June 30, 2001 and $4,329,000 for the six months ended June 30, 2000, an 11.0% increase, attributable primarily to greater volume of interest bearing demand deposits and certificates of deposit. The annualized cost of funds on total average deposits was 2.9% for the six months ended June 30, 2001 and 2000. Borel's operating spread (the difference between the yield earned on average earning assets and the cost of average deposits) was 5.1% for the six months ended June 30, 2001 and 5.5% for the same period ended June 30, 2000.

    Non-interest income totaled $1,610,000 for the six months ended June 30, 2001 and $1,547,000 for the six months ended June 30, 2000, a 4.1% increase. The largest component of other income is trust fees, which increased from $1,088,000 for the six months ended June 30, 2000 to $1,117,000 for the same period ended June 30, 2001, or by 2.7%.

    Salaries and related benefits, the largest component of non-interest expense, totaled $2,875,000 for the six months ended June 30, 2001 and $2,646,000 for the same period ended June 30, 2000, an 8.7% budgeted increase. As of June 30, 2001 Borel employed 67 full-time and 10 part-time employees as compared to 69 full-time and 10 part-time employees at June 30, 2000. Other non-interest expenses (all costs of operations, exclusive of salaries and benefits) amounted to $2,037,000 for the six months ended June 30, 2001 and $1,928,000, for the same period ended June 30, 2000, a 5.7% increase due primarily to increase in the cost for professional services, which included legal fees of $63,000 paid in connection with the merger activity. Were these expenses excluded, operating expenses would have increased by 2.4%.

THREE MONTHS ENDED JUNE 30, 2001 AND JUNE 30, 2000

    Net income for the three months ended June 30, 2001 was $1,376,000, or $0.46 per diluted share compared to $1,493,000, or $0.51 per diluted share for the three months ended June 30, 2000. This represents a 7.8% decline, which is a result of a narrower interest margin, coupled with higher compensation and benefits costs.

    Average earning assets (federal funds sold, investment securities and loans, excluding non-accrual loans) were $339,901,000 at June 30, 2001 and $303,352,000 at June 30, 2000, an increase of 12.0%. Interest income, including loan fees, totaled $6,450,000 and $6,465,000 for the three months ended June 30, 2001 and 2000, respectively, a 0.2% decrease. The annualized yield on average earning assets was 7.6% for the three months ended June 30, 2001 and 8.5% for the three months ended June 30, 2000, a decrease of 10.6%, caused by significant decline in interest rates.

    Interest and fees on loans totaled $5,351,000 and $5,292,000 for the three months ended June 30, 2001 and 2000, respectively, an increase of 1.1%. Total interest and fees on loans were 83.0% of total interest income for the three months ended June 30, 2001 and 81.9% for the three months ended June 30, 2000.

    Interest income earned on investment securities, federal funds sold and the money market fund totaled $1,099,000 and $1,173,000 for the three months ended June 30, 2001 and 2000, respectively. This 6.3% decrease is attributable primarily to sharp decline in interest rates.

    Net interest income totaled $4,107,000 for the three months ended June 30, 2001, compared to $4,268,000 for the same period ended June 30, 2000, a decrease of 3.8%. Fixed-rate certificates of deposit caused the interest margin to narrow in a declining rate environment, as they reprice at a slower rate than floating-rate interest-earning assets.

    Average deposits were $331,941,000 at June 30, 2001 and $296,710,000 at
June 30, 2000, an increase of 11.9%. Interest expense amounted to $2,343,000 for the three months ended June 30, 2001 and $2,197,000 for the three months ended June 30, 2000 a 6.6% increase. The annualized cost of funds on total average deposits was 2.8% for the three months ended June 30, 2001 and 3.0% for the three months ended June 30, 2000. Borel's operating spread (the difference between the yield earned on average earning assets and the cost of average deposits) was 4.8% for the three months ended June 30, 2001 and 5.5% for the three months ended June 30, 2000.

    Non-interest income totaled $802,000 for the three months ended June 30, 2001 and $698,000 for the same period ended June 30, 2000, a 14.9% increase, attributable to a 16.5% increase in Trust Department fee income in 2001, which represented 66.8% of non-interest income for the three months ended June 30, 2001 and 65.9% for the same period ended June 30, 2000.

    Salaries and related benefits totaled $1,439,000 for the three months ended June 30, 2001 and $1,322,000 for the same period ended June 30, 2000, a 8.9% budgeted increase. Other non-interest expenses (all costs of operation, exclusive of salaries and benefits) amounted to $1,072,000 for the three months ended June 30, 2001 and $1,100,000 for the three months ended June 30, 2000, a decrease of 2.5% as a result of management's cost control efforts.

NON-PERFORMING ASSETS AND IMPAIRED LOANS

    Borel had no non-accrual loans as of June 30, 2001, or December 31, 2000. It is the policy of Borel to maintain a loss allowance that is adequate to absorb estimated credit losses associated with the loan portfolio, including binding commitments to lend. The following table summarizes the loan loss experience of Borel at June 30, 2001 and December 31, 2000, respectively:

                                               SIX MONTHS ENDED      YEAR ENDED
                                                JUNE 30, 2001     DECEMBER 31, 2000
                                               ----------------   -----------------
                                                      (DOLLARS IN THOUSANDS)
Beginning balance of allowance for loan
  losses.....................................       $4,158             $3,906
Charge-offs..................................            0                (23)
Recoveries...................................            3                 15
Provisions...................................          180                260
                                                    ------             ------
Ending balance of allowance for loan
  losses.....................................       $4,341             $4,158
                                                    ======             ======

Of the total amount of allowance for loan losses, Borel allocated $2,378,000, $718,000 and $1,161,000 to commercial, construction and consumer loans, respectively, and an additional $84,000 was reserved without specific allocation. At June 30, 2001 the allowance for possible loan losses represented 1.73% of total loans, compared to 1.78% at December 31, 2000.

FISCAL YEAR COMPARISONS

    Interest and fees on loans, the largest component of operating revenues, totaled $21.9 million in 2000, $19.3 million in 1999 and $15.2 million in 1998, an increase of 13.31% and 27.16% in 2000 and 1999, respectively. Increased loan rates were the primary contributor to the increase in loan interest and fee income. Average loan balances were $228.6 million in 2000, $210.2 million in 1999, $159.6 million in 1998, yielding 9.57%, 9.18% and 9.50%, respectively.
Management expects that the level of revenues from interest and fees on loans will tend to decline, due to decline in interest rates in a slowing economic environment.

    Interest expense totaled $9,399,612 in 2000, $7,598,603 in 1999 and $7,407,234 in 1998. The volume of interest earning deposits increased from $210,432,000 in 1998 to $220,027,000 in 1999 and to $248,319,000 in 2000. The
average interest earning assets were $314,267,000 in 2000, $278,689,000 in 1999 and $239,298,000 in 1998, an increase of 12.77% from 1999 to 2000 and 16.46%
from 1998 to 1999.

    The net interest margin (net interest income as a percentage of average interest-earning assets) was 5.59% in 2000, 5.49% in 1999 and 5.07% in 1998. The increase in net margin was a result of faster rising interest rates on earning assets, while certificates of deposit were repricing at a slower pace.

    Net interest income totaled $17,556,000 in 2000, $15,288,000 in 1999 and $12,133,000 in 1998, which represented an increase of 26.00% from 1998 to 1999 and 14.83% from 1999 to 2000. This increase can be attributed primarily to increases in average volume of loans, federal funds sold and Borel's money market account with Federated Investors, Inc.

    The allowance for loan losses stood at $4,157,767 at December 31, 2000, up 6.44% from $3,906,195 at December 31, 1999, which was up 23.56% from $3,161,381 at December 31, 1998. These levels represent 1.78% of total loans at year-end 2000, 1.67% of total loans at year-end 1999 and 1.85% of total loans at year-end 1998. Borel realized net charge-offs of $8,428 in 2000, a net recovery of $219,814 in 1999 and net charge offs of $82,937 in 1998. The following table summarizes the loan loss experience of Borel for the years ended December 31, 2000, 1999 and 1998.

                                                  YEAR ENDED          YEAR ENDED          YEAR ENDED
                                               DECEMBER 31, 2000   DECEMBER 31, 1999   DECEMBER 31, 1998
                                               -----------------   -----------------   -----------------
                                                                (DOLLARS IN THOUSANDS)
Beginning balance of allowance for loan
  losses.....................................       $3,906              $3,161              $3,004
Charge-offs..................................          (23)                (37)               (125)
Recoveries...................................           15                 257                  42
Provisions...................................          260                 525                 240
                                                    ------              ------              ------
Ending Balance of allowance for loan
  losses.....................................       $4,158              $3,906              $3,161
                                                    ======              ======              ======

    Loans are placed on non-accrual status when principal or interest is past due for ninety (90) days, unless well secured and in process of collection. At December 31, 2000 and 1999 Borel had no non-accrual loans. At December 31, 1998 non-accrual loans totaled $250,000. This amount of non-accrual loans represented 0.15% of total loans and 1.08% of capital in 1998.

    Income from service charges on deposits totaled $417,992 in 2000, $409,865 in 1999 and $381,244 in 1998. Service charge structures are continually reviewed by management for the purpose of monitoring competitive rate positions, covering internal cost requirements and maintenance of a broad community deposit base.

    Trust fee income increased from $1,938,566 in 1998 to $2,262,918 in 1999, representing an increase of 16.73% and decreased to $2,237,673, a decline of 1.12% in 2000. This decline resulted from revision of the timing of the fee collection process, which benefited the 1999 revenues.

    Salaries and related benefits totaled $5,606,227 in 2000, $5,190,721 in 1999 and $4,760,998 in 1998, comprising the largest component of non-interest expense. As of year-end 2000 Borel employed 67 full-time and ten part-time employees, for a total of 77. There were 65 full-time and six part-time employees for a total of 71 in 1999.

    The second largest component of non-interest expense is "other expense," which includes professional fees, business development and other operating expenses such as supplies, telephone, postage and computer services. These expenses increased by 6.25% from 1999 to 2000 and decreased by 0.38% from 1998 to 1999.

    Net income for 2000 totaled $6,421,639 as compared to $5,403,187 in 1999 and $3,732,832 in 1998, an increase of 18.85% from 1999 to 2000 and 44.75% from 1998 to 1999. The 2000 increase in net income reflects primarily higher income from loans and investments in federal funds and money market and lower provisions for possible loan losses, which resulted in an allowance for loan losses of 1.78% of total loans at December 31, 2000. The allowance was deemed adequate by management, considering the quality of the current loan portfolio.

PROVISION FOR INCOME TAXES

    Provision for income taxes for the period ended June 30, 2001 totaled $2,028,000, as compared to $2,104,000 for the period ended June 30, 2000, with effective income tax rates of 40.4% and 40.4% respectively.

    Provisions for income taxes for 2000 totaled $4,386,653 as compared to $3,958,287 for 1999 and $2,487,455 in 1998, with effective income tax rates of 40.6%, 42.3% and 40.0%, respectively.

SEGMENT REPORTING

    Management views Borel as operating in only one segment; therefore, separate reporting of financial information is not considered necessary. Management views and manages Borel as a one-business enterprise that operates in a single economic environment, since the products and services, types of customers, and regulatory environment all have similar economic characteristics.

IMPACT OF INFLATION

    Inflation affects Borel's financial position as well as its operating results. It is management's opinion that the effects of inflation on the financial condition of the financial statements have not been material.

SELECTED STATISTICAL INFORMATION

    The following tables present certain statistical information concerning the business of Borel. This information should be read in conjunction with the financial statements and the accompanying notes.

DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY: INTEREST
  RATES AND INTEREST DIFFERENTIAL

    Table A sets forth Borel's average balance sheets for the years ended December 31, 2000, 1999, and 1998 and analysis of interest rates and the interest rate differential.

    Table B sets forth the changes in interest income and interest expense for the years ended December 31, 2000 and 1999 resulting from changes in volume and changes in rates.

INVESTMENT PORTFOLIO

    The fair value of investment securities at December 31, 2000, 1999, and 1998 is summarized in Table C.

LOAN PORTFOLIO

    The composition of the loan portfolio at December 31, 2000, 1999, 1998, 1997, and 1996 is summarized in Table D.

    Maturities and sensitivity to changes in interest rates in the loan portfolio, excluding consumer and other loans, at December 31, 2000 is summarized in Table E.

    Table F shows the composition of nonaccrual, past due and restructured loans at December 31, 2000, 1999, 1998, 1997, and 1996. Set forth in the text accompanying Table F is a discussion of Borel's policy for placing loans on nonaccrual status.

SUMMARY OF LOAN LOSS EXPERIENCE

    Table G sets forth an analysis of loan loss experience as of and for the years ended December 31, 2000, 1999, 1998, 1997, and 1996. The accompanying text describes the factors which influenced management's judgment in determining the amount of the additions to the allowance charged to operating expense in each year, a table showing the allocation of the allowance for loan losses, as well as a discussion of management's policy for establishing and maintaining the allowance for loan losses.

DEPOSITS

    Table H sets forth the average amount of and the average rate paid on certain deposit categories which were in excess of ten percent (10%) of average deposits for the years ended December 31, 2000, 1999, and 1998.

    Table I sets forth the maturity of time certificates of deposits of $100,000 or more at December 31, 2000.

RETURN ON EQUITY AND ASSETS

    Table J sets forth certain ratios of profitability, liquidity and capital for the years ended December 31, 2000, 1999, and 1998.

OTHER MATTERS

    On May 17, 2001 the Board of Directors declared a $0.25 per share quarterly cash dividend to shareholders of record on June 1, 2001, paid on June 15, 2001.

                                    TABLE A
          DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
                    INTEREST RATES AND INTEREST DIFFERENTIAL
                 YEARS ENDED DECEMBER 31, 2000, 1999, AND 1998
                     (DOLLARS IN THOUSANDS, EXCEPT NOTE 2)

    The following table sets forth average assets, liabilities and shareholders' equity; interest income earned and interest expense incurred; and the average yields or rates paid thereon for the years ended December 31, 2000, 1999, and 1998.

                                         2000                                 1999                          1998
                          -----------------------------------   ---------------------------------   ---------------------
                                                    AVERAGE                              AVERAGE
                          AVERAGE    AMOUNT OF    YIELD/ RATE   AVERAGE    AMOUNT OF     YIELD/     AVERAGE    AMOUNT OF
                          BALANCE     INTEREST       PAID       BALANCE     INTEREST    RATE PAID   BALANCE     INTEREST
                          --------   ----------   -----------   --------   ----------   ---------   --------   ----------
ASSETS
Investment securities
  U.S. Govt. Agencies...  $ 36,477    $ 2,085        5.72%      $ 46,349    $ 2,545       5.49%     $ 49,210    $ 2,810
State and political
  subdivisions(1).......     1,619         73        4.51            911         43       4.72           899         47
Federal funds sold and
  money market account..    47,635      2,942        6.18         20,765      1,010       4.86        29,541      1,515
Loans, less loan fee
  holdovers(2)(3).......   228,535     21,856        9.56        210,192     19,289       9.18       159,648     15,169
                          --------    -------                   --------    -------                 --------    -------
Total interest-earning
  assets................   314,266     26,956        8.58        278,217     22,887       8.23       239,298     19,541
Less allowance for loan
  losses................    (4,025)                               (3,440)                             (3,105)
Nonaccrual loans........         4                                   423                                 115
Cash and due from
  banks.................    18,441                                14,636                              12,401
Premises and equipment..     1,460                                 1,313                               1,118
Other assets............     9,466                                 9,777                               8,796
Total Assets............  $339,612                              $300,926                            $258,623
                          ========                              ========                            ========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Interest-bearing demand
  deposits..............  $104,783      3,127        2.98       $ 99,644      2,296       2.30      $ 82,228      1,955
Savings deposits........    10,534        210        1.99         10,075        203       2.01         8,979        203
Other time deposits.....   116,240      6,063        5.22        110,317      5,100       4.62        98,605      5,249
Total interest-bearing
  liabilities...........   231,557      9,400        4.06        220,036      7,599       3.45       189,812      7,407
Demand deposits.........    75,474                                52,716                              43,524
Other liabilities.......     5,661                                 5,138                               4,129
Shareholders' equity....    26,919                                23,036                              21,158
Total liabilities and
  shareholders'
  equity................  $339,612                              $300,926                            $258,623
                          ========                              ========                            ========

                            1998
                          ---------
                           AVERAGE
                           YIELD/
                          RATE PAID
                          ---------
ASSETS
Investment securities
  U.S. Govt. Agencies...    5.71%
State and political
  subdivisions(1).......    5.23
Federal funds sold and
  money market account..    5.13
Loans, less loan fee
  holdovers(2)(3).......    9.50
Total interest-earning
  assets................    8.17
Less allowance for loan
  losses................
Nonaccrual loans........
Cash and due from
  banks.................
Premises and equipment..
Other assets............
Total Assets............
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Interest-bearing demand
  deposits..............    2.38
Savings deposits........    2.26
Other time deposits.....    5.32
Total interest-bearing
  liabilities...........    3.90
Demand deposits.........
Other liabilities.......
Shareholders' equity....
Total liabilities and
  shareholders'
  equity................

                                    TABLE A
                                  (CONTINUED)

                                         2000                                 1999                          1998
                          -----------------------------------   ---------------------------------   ---------------------
                                                    AVERAGE                              AVERAGE
                          AVERAGE    AMOUNT OF    YIELD/ RATE   AVERAGE    AMOUNT OF     YIELD/     AVERAGE    AMOUNT OF
                          BALANCE     INTEREST       PAID       BALANCE     INTEREST    RATE PAID   BALANCE     INTEREST
                          --------   ----------   -----------   --------   ----------   ---------   --------   ----------
Interest income and
  average rate earned on
  earning assets........               26,956        8.58                    22,887       8.23                   19,541
Interest expense and
  average interest cost
  related to interest-
  bearing liabilities...                9,400        4.06                     7,599       3.45                    7,407
Net interest income and
  net yield on earning
  assets(4).............              $17,556        5.59%                  $15,288       5.49%                 $12,134

                            1998
                          ---------
                           AVERAGE
                           YIELD/
                          RATE PAID
                          ---------
Interest income and
  average rate earned on
  earning assets........    8.17
Interest expense and
  average interest cost
  related to interest-
  bearing liabilities...    3.90
Net interest income and
  net yield on earning
  assets(4).............    5.07%

------------------------------

(1) Applicable state and political subdivisions securities yields have not been calculated on a taxable equivalent basis.

(2) Loan interest income includes amortization of loan fees of $615,000 and $531,000 for the years ended December 31, 2000 and 1999, respectively.

(3) Average loans do not include nonaccrual loans.

(4) Net interest margin is computed by dividing net interest income by total average interest-earning assets.

                                    TABLE B
                            RATE AND VOLUME ANALYSIS
             YEARS ENDED DECEMBER 31, 2000 TO 1999 AND 1999 TO 1998
                             (DOLLARS IN THOUSANDS)

    The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest incurred resulting from changes in asset and liability volume and changes in average rates. The change in interest due to both rate and volume has been allocated to change due to volume and rate in proportion to the relationship of absolute dollar amount of change in each.


                                                   2000 COMPARED TO 1999            1999 COMPARED TO 1998
                                               ------------------------------   ------------------------------
                                                VOLUME      RATE      TOTAL      VOLUME      RATE      TOTAL
                                               --------   --------   --------   --------   --------   --------
Increase (decrease) in:
  Income from earning assets:
Investment securities........................   $ (541)       111     $ (430)    $ (158)    $(111)     $ (269)
Federal funds sold and money market
  account....................................    1,598        334      1,932       (429)      (76)       (505)
Loans........................................    1,740        827      2,567      4,611      (491)      4,120
                                                ------     ------     ------     ------     -----      ------
Total........................................    2,797      1,272      4,069      4,024      (678)      3,346

Interest expense:
  Deposits:
  Savings and interest-bearing demand........      130        708        838        405       (64)        341
Certificates of deposit, $100,000 and over...      206        880      1,086         74       (54)         20
Time.........................................       37       (160)      (123)       355      (524)       (169)
Total........................................      373      1,428      1,801        834      (642)        192
                                                ------     ------     ------     ------     -----      ------
                                                $2,424     $ (156)    $2,268     $3,190     $ (36)     $3,154
                                                ======     ======     ======     ======     =====      ======

                                    TABLE C
                              INVESTMENT PORTFOLIO
                             (DOLLARS IN THOUSANDS)

    The following tables set forth the amortized cost and fair value of investment securities at December 31, 2000, 1999, and 1998 and the maturities and weighted average yield of investment securities at December 31, 2000.

                                              2000                   1999                   1998
                                      --------------------   --------------------   --------------------
                                      AMORTIZED     FAIR     AMORTIZED     FAIR     AMORTIZED     FAIR
                                        COST       VALUE       COST       VALUE       COST       VALUE
                                      ---------   --------   ---------   --------   ---------   --------
U.S. Treasury Securities............   $19,998    $20,138     $14,078    $13,988     $45,257    $45,745
U.S. Government Agencies............    15,999     15,963      15,999     15,716       7,000      6,968
State and Political
  subdivisions(1)...................     1,554      1,581       1,247      1,243         770        793
                                       -------    -------     -------    -------     -------    -------
                                       $37,551    $37,682     $31,324    $30,947     $53,027    $53,506
                                       =======    =======     =======    =======     =======    =======

                                                                             MATURING
                                       -------------------------------------------------------------------------------------
                                                                                       AFTER FIVE
                                           IN ONE YEAR         AFTER ONE YEAR             YEARS
                                             OR LESS            THROUGH FIVE           THROUGH TEN         OVER TEN YEARS
                                       -------------------   -------------------   -------------------   -------------------
                                        AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD
                                       --------   --------   --------   --------   --------   --------   --------   --------
U.S. Treasury Securities............   $11,024      5.72%    $ 8,974      6.46%        --         --          --       --
U.S. Govt. Agencies.................    11,000      5.26       4,999      5.90         --         --          --       --
State and Political
  subdivisions(1)...................       100      7.73         907      6.52        547       7.12%         --       --
                                       -------      ----     -------      ----       ----       ----
                                       $22,124      5.50%    $14,880      6.28%      $547       7.12%
                                       =======      ====     =======      ====       ====       ====

                                           MATURING
                                      -------------------

                                             TOTAL
                                      -------------------
                                       AMOUNT     YIELD
                                      --------   --------
U.S. Treasury Securities............  $19,998      6.05%
U.S. Govt. Agencies.................   15,999      5.46
State and Political
  subdivisions(1)...................    1,554      6.81
                                      -------      ----
                                      $37,551      5.83%
                                      =======      ====


------------------------------

(1) Applicable state and political subdivisions securities yields have not been calculated on a taxable equivalent basis.

                                    TABLE D
                                 LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

    The composition of the loan portfolio at December 31, 2000, 1999, 1998, 1997, and 1996 is summarized in the table below:

                                              2000       1999       1998       1997       1996
                                            --------   --------   --------   --------   --------
Commercial................................  $133,923   $142,753   $115,554   $116,265   $105,732
Consumer..................................    63,408     54,996     40,012     25,569     22,852
Construction..............................    35,165     33,877     13,983      9,432     14,017
Other.....................................     1,363      2,321      1,514      3,292      2,449
                                            --------   --------   --------   --------   --------
                                            $233,859   $233,947   $171,063   $154,558   $145,050
                                            ========   ========   ========   ========   ========

                                    TABLE E
          LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
                             (DOLLARS IN THOUSANDS)

    The following table presents information concerning loan maturities and sensitivity to changes in interest rates of components of the loan portfolio, as well as loans that have fixed or floating interest rates at December 31, 2000.

                                                                     DECEMBER 31, 2000
                                                        --------------------------------------------
                                                                   AFTER ONE
                                                        ONE YEAR    THROUGH    FIVE YEARS
                                                        OR LESS      FIVE       AND OVER     TOTAL
                                                        --------   ---------   ----------   --------
Maturity Distribution of Selected Loans:
  Commercial..........................................  $59,900     $6,421       $67,602    $133,923
  Construction........................................   29,806          0         5,359      35,165
Sensitivity to Changes in Interest Rates:
  Loans with fixed interest rates.....................  $ 5,682     $6,421       $72,961    $ 85,064
  Loans with floating interest rates..................   84,024          0             0      84,024

                                    TABLE F
                  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS
                             (DOLLARS IN THOUSANDS)

    A summary of nonaccrual, past due and restructured loans at December 31, 2000, 1999, 1998, 1997, and 1996 is set forth below:


                                                                            DECEMBER 31,
                                                        ----------------------------------------------------
                                                          2000       1999       1998       1997       1996
                                                        --------   --------   --------   --------   --------
Nonaccrual............................................    $  0       $  0      $  250     $  199    $  1,397
Accruing loans past due 60 days or more...............       0          0           0          0           0
Restructured loans....................................       0          0           0          0           0
                                                          ----       ----      ------     ------    --------
                                                          $  0       $  0      $  250     $  199    $  1,397
                                                          ====       ====      ======     ======    ========


    Borel's financial statements are prepared on accrual basis accounting, including the recognition of interest income on the loan portfolio. Interest income from nonaccrual loans is not accrued on the books.


    Loans are placed on a nonaccrual basis and any accrued but unpaid interest income is reversed and charged against income when a decision is made to retake any or all collateral securing a loan, regardless of whether action has commenced to retake such collateral; official notice is received of any bankruptcy petition filing; the payment of interest or principal is 90 days or more past due; or in the opinion of management the collectibility of any portion of principal or interest is thought to be doubtful, even though none of the other conditions listed above exist. Nonaccrual loans at December 31, 2000, 1999, 1998, 1997, and 1996 constituted approximately 0%, 0%, 0.15%, 0.13%, and
0.96%, respectively, of total gross loans respectively. Loans in the nonaccrual category are treated as nonaccrual loans even though Borel may ultimately recover all or a portion of the interest due. The classification of a loan as a nonaccrual loan is not necessarily indicative of a potential charge-off. Borel believes its procedures for administering and reviewing its loan portfolio are effective in identifying loans where significant problems exist. At
December 31, 2000, 1999, 1998, 1997, and 1996, there were no restructured loans.


    Loans on which accrual of interest has been discontinued amount to $0 at December 31, 2000. If interest on these loans had been accrued such income would have approximated $0. Interest payments received in cash on these loans amounted to approximately $0. At December 31, 2000, there were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual.

                                    TABLE G

                        SUMMARY OF LOAN LOSS EXPERIENCE

                             (DOLLARS IN THOUSANDS)

    The following table summarizes loan loss experience for the years ended December 31, 2000, 1999, 1998, 1997, and 1996.

                                                                DECEMBER 31,
                                            ----------------------------------------------------
                                              2000       1999       1998       1997       1996
                                            --------   --------   --------   --------   --------
Loans outstanding at end of year(1).......  $233,859   $233,547   $170,642   $154,558   $145,050
Average loans outstanding during year.....   228,539    210,192    160,081    150,195    122,084
Balance of allowance for loan losses at
  beginning of year.......................     3,906      3,161      3,004      2,465      2,185
                                            --------   --------   --------   --------   --------
Loans charged-off:
Commercial................................         0        (18)       (82)       (38)      (178)
Installment...............................       (22)       (19)       (43)        (5)        (5)
                                            --------   --------   --------   --------   --------
  Total loans charged-off.................        22         37        125         43        183
                                            --------   --------   --------   --------   --------
Recoveries of loans previously
  charged-off:
Commercial................................        12        250         30         60        185
Installment...............................         2          7         12          2         13
                                            --------   --------   --------   --------   --------
  Total recoveries........................        14        257         42         62        198
                                            --------   --------   --------   --------   --------
Net charge-offs (recoveries)..............         8       (220)        83         19         15
                                            --------   --------   --------   --------   --------
Provision for loan losses.................       260        525        240        520        265
                                            --------   --------   --------   --------   --------
Balance at end of year....................  $  4,158   $  3,906   $  3,161   $  3,004   $  2,465
                                            ========   ========   ========   ========   ========
Allowance for loan losses as a percentage
  of outstanding loan balance at year
  end.....................................      1.78%      1.67%      1.85%      1.94%      1.70%
Net charge-offs (recoveries) to average
  loans outstanding for the year ended....      0.04%     (0.10)%     0.05%      0.01%      0.01%

------------------------

(1) Net of unearned loan fee income.

                                    TABLE G
                                  (CONTINUED)
                             (DOLLARS IN THOUSANDS)

    In evaluating the provision for loan losses, management takes into consideration prior loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Borel's allowance for losses on loans. Such agencies may require Borel to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.


                                            DECEMBER 31, 2000        DECEMBER 31, 1999       DECEMBER 31, 1998
                                          ----------------------   ---------------------   ----------------------
                                                                              PERCENT OF
                                                     PERCENT OF                LOANS TO               PERCENT OF
                                                      LOANS TO                  TOTAL                  LOANS TO
CATEGORY OF LOAN                           AMOUNT    TOTAL LOANS    AMOUNT      LOANS       AMOUNT    TOTAL LOANS
----------------                          --------   -----------   --------   ----------   --------   -----------
Commercial..............................   $2,276       57.35%      $2,012      61.02%      $1,057       67.55%
Consumer................................    1,204       27.06          892      23.51          369       23.40
Real estate-construction................      586       15.01          500      14.48          147        8.17
Unallocated.............................       92        0.58          502       0.99        1,588        0.88
                                           ------       -----       ------      -----       ------       -----
                                           $4,158         100%      $3,906        100%      $3,161         100%
                                           ======       =====       ======      =====       ======       =====


                                                                DECEMBER 31, 1997        DECEMBER 31, 1996
                                                              ----------------------   ----------------------
                                                                         PERCENT OF               PERCENT OF
                                                                          LOANS TO                 LOANS TO
CATEGORY OF LOAN                                               AMOUNT    TOTAL LOANS    AMOUNT    TOTAL LOANS
----------------                                              --------   -----------   --------   -----------
Commercial..................................................   $1,144       75.23%      $1,033       72.89%
Consumer....................................................      249       16.54          223       15.75
Real estate-construction....................................      145        6.10          137        9.66
Unallocated.................................................    1,466        2.13        1,072        1.70
                                                               ------       -----       ------       -----
                                                               $3,004         100%      $2,465         100%
                                                               ======       =====       ======       =====

    Loans are charged to the allowance for loan losses when the loans are deemed uncollectible. It is the policy of management to make additions to the allowance so that it remains adequate to cover all anticipated loan charge-offs that exist in the loan portfolio.

                                    TABLE H
                                    DEPOSITS
                             (DOLLARS IN THOUSANDS)


    The following table sets forth the average amount of and the average rate paid on certain deposit categories which were in excess of ten percent of average deposits for the years ended December 31, 2000, 1999, 1998, 1997, and 1996.

                                  2000                  1999                  1998                  1997             1996
                           -------------------   -------------------   -------------------   -------------------   --------
Noninterest-bearing
  demand deposits........  $ 75,474       --     $ 52,716       --     $ 43,524       --     $ 39,862       --     $ 32,352
Time deposits............   116,240     5.22%     110,317     4.62%      98,605     5.32%      77,500     5.43%      60,620
Interest-bearing demand
  deposits...............   104,783     2.98%      99,644     2.30%      82,228     2.38%      75,406     2.42%      69,947
                           $296,497              $262,677              $224,357              $192,768              $162,919
                           ========              ========              ========              ========              ========

                             1996
                           --------
Noninterest-bearing
  demand deposits........      --
Time deposits............    5.40%
Interest-bearing demand
  deposits...............    2.44%

                                    TABLE I
                                 TIME DEPOSITS
                             (DOLLARS IN THOUSANDS)

    The following table sets forth the maturity of time certificates of deposit of $100,000 or more at December 31, 2000.

                                                              DECEMBER 31, 2000
                                                              -----------------
Three months or less........................................       $39,544
Over 3 through 6 months.....................................        16,783
Over 6 through 12 months....................................         7,126
Over 12 months..............................................           613

                                    TABLE J
                          RETURN ON EQUITY AND ASSETS

    The following table sets forth certain ratios of profitability, liquidity and capital for the years ended December 31, 2000, 1999, and 1998.


                                                                      YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------
                                                                2000       1999       1998       1997
                                                              --------   --------   --------   --------
Net Income:
To average assets..........................................     1.89%      1.80%      1.44%      1.49%
To average shareholders' equity............................    23.86      23.46      17.64      17.01
Dividends declared per share to net income per share.......    47.95      62.16      62.02      57.69
Average shareholders' equity to average assets.............     7.93       7.66       8.18       8.76


RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES. This statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheets and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF EFFECTIVE DATE. In June 2000, the FASB issued SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES, an amendment of SFAS No. 133. SFAS No. 138 addresses a limited number of issues causing implementation difficulties for entities which are required to apply SFAS No. 133. SFAS No. 137 deferred the effective date to the fiscal quarters of fiscal years beginning after June 15, 2000. Borel adopted SFAS No. 133, as amended, on January 1, 2001. In accordance with Borel's investment policy, Borel does not directly invest in derivative financial instruments and therefore there is no impact on Borel's financial statements related to Statement No. 133.


    In June 2001, the FASB issued Statement No. 141, BUSINESS COMBINATIONS
(SFAS 141) and Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS
(SFAS 142). SFAS 141 states that the purchase method of accounting should be used for business combinations initiated after June 30, 2001. SFAS 142 states that goodwill and intangible assets with indefinite useful lives will no longer be amortized, but will be reviewed for impairment. Intangible assets with definite useful lives will be amortized over their estimated useful lives and reviewed for impairment at least annually. Intangible assets acquired in business combinations prior to June 30, 2001 and the issuance of SFAS 142, will continue to be amortized as dictated by previous accounting literature. This merger was initiated prior to June 30, 2001 and meets or is expected to meet the twelve conditions required for pooling of interests accounting under Accounting Principles Board Opinion No. 16. Goodwill will no longer be amortized after January 1, 2002, upon adoption of SFAS 142. After January 1, 2002, goodwill will be periodically reviewed for impairment.


    Borel will adopt SFAS 141 immediately and adopt SFAS on 142 on January 1, 2002, its effective date. Any adjustments related to reassessment of the useful lives and residual values of intangible assets and reviews for impairment will be made in the first period subsequent to adoption. Impairment loss, if any, will be measured as of the adoption date and recognized as a cumulative effect from a change in accounting principle in earnings in the first period subsequent to adoption.

    As of the adoption date, Borel will have no unamortized goodwill and no unamortized intangible assets, which would be subject to transition adjustments upon adoption of SFAS 141 and SFAS 142. There were no unamortized expenses related to goodwill for the second quarter of 2001 and for the same period in 2000.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Market risk is the risk of loss from adverse changes in market prices and rates. Borel's market risk arises primarily from interest rate risk inherent in its loan and deposit functions. Management actively monitors and measures this risk exposure. Borel's board established an Asset/Liability Committee consisting of all senior management members and charged it with implementation of Asset/Liability strategies designed to control risk, while producing high-quality earnings independent of fluctuating interest rates.

    Management uses several different tools to monitor its interest rate risk. One such measure of exposure to interest rate risk is gap analysis. A positive gap for a given period means that the amount of interest-bearing liabilities maturing or otherwise repricing within such period is greater than the amount of interest-bearing assets maturing or otherwise repricing within the same period. Borel has a positive cumulative one year gap of $113,818,000 at June 30, 2001. This means that in a falling-rate market Borel will experience shrinking of its interest margin, as its pool of floating-rate loans will reprice immediately, while fixed-rate CDs will reprice as they mature over the course of the year. Conversely, rising interest rates will produce the opposite effect. At June 30, 2001 Borel had $93,983,000 more in interest-rate sensitive assets than in interest-rate sensitive liabilities. The principal funding source of these assets is $80,141,000 in non-interest-bearing deposits, which by definition are not sensitive to interest rate changes, since they do not pay interest.

    Borel also uses a simulation model to estimate the effect of certain hypothetical rate changes. Based on this model, net interest income is expected to rise with increasing rates and fall with declining rates. Borel holds all of its investments in the available-for-sale category in order to maintain flexibility in matching its investments with repricing changes which occur in its liabilities.

    The following table sets forth the distribution of repricing opportunities of Borel's interest-earning assets and interest-bearing liabilities, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap and the cumulative gap as a percentage of total interest-earning assets as of June 30, 2001 and December 30, 2001. The table also sets forth the time periods during which interest-earning assets and interest-bearing liabilities will mature or may reprice in accordance with their contractual terms. The interest rate relationships between the repriceable assets and repriceable liabilities are not necessarily constant. The table should, therefore, be used only as a guide as to the possible effect changes in interest rates might have on the net margins of Borel.

                ASSET AND LIABILITY MATURITY REPRICING SCHEDULE
                                AT JUNE 30, 2001
                                 (IN THOUSANDS)

                                 0-3
                               MONTHS     4-6 MONTHS   7-12 MONTHS   1-5 YEARS   OVER 5 YEARS    TOTALS
                              ---------   ----------   -----------   ---------   ------------   --------
EARNING ASSETS
Fed. Funds Sold and Money
  Market Account............  $ 72,000     $      0     $      0      $     0       $     0     $ 72,000
Officers' Life Ins. Cash
  Surrender Value...........     3,228        1,596            0            0             0        4,824

Securities:
Treasuries..................     1,005        2,020        4,095        9,264             0       16,384
Agency Issues...............         0            0        2,035        3,088             0        5,123
Municipal Securities........       100            0            0          917           568        1,585

Loans:
Variable Rate...............   147,997            0            0            0             0      147,997
Fixed Rate..................     8,012        3,507       12,046       78,127           978      102,670
                              --------     --------     --------      -------       -------     --------
Total Earning Assets........  $232,342     $  7,123     $ 18,176      $91,396       $ 1,546     $350,583
                              ========     ========     ========      =======       =======     ========
INTEREST BEARING LIABILITIES
Interest Checking...........  $  1,151     $      0     $      0      $37,230       $     0     $ 38,381
Money Market................    17,912            0            0       63,506             0       81,418
Savings.....................     2,456            0            0        8,706             0       11,162
CDs.........................    60,195       46,260       15,849        3,333             0      125,637
                              --------     --------     --------      -------       -------     --------
Total Interest Bearing
  Liabilities...............    81,714       46,260       15,849      112,775             0      256,598
                              --------     --------     --------      -------       -------     --------
Gap.........................   150,628      (39,137)       2,327      (21,379)        1,546
Cumulative Gap..............  $150,628     $111,491     $113,818      $92,439       $93,985     $ 93,985
Annual Gap as Percentage of
  Earning Assets............     42.97%       31.80%       32.47%       26.37%        26.81%       26.81%

    Borel also uses a simulation model to estimate the effect of certain hypothetical rate changes. Based on this model, net interest income is expected to rise with increasing rates and fall with declining rates. Borel holds all of its investments in the available-for-sale category in order to maintain flexibility in matching its investments with repricing changes which occur in its liabilities.

                ASSET AND LIABILITY MATURITY REPRICING SCHEDULE
                              AT DECEMBER 31, 2000

                                     0-3 MONTHS   4-6 MONTHS   7-12 MONTHS   1-5 YEARS   OVER 5 YEARS    TOTALS
                                     ----------   ----------   -----------   ---------   ------------   --------
                                                                   (IN THOUSANDS)
EARNINGS ASSETS:
Fed. Funds Sold....................   $ 21,000     $      0      $     0     $      0       $     0     $ 21,000
Officers' Life Ins. Cash Surrender
  Value............................          0            0        4,721            0             0        4,721

SECURITIES:
  Treasuries.......................      4,988        2,999        2,995        9,038             0       20,020
  Agency Issues....................      2,991        1,933        2,976        7,945             0       15,845
  Munis............................          0            0          101          908           555        1,564

LOANS:
  Variable Rate....................    119,220            0            0            0             0      119,220
  Fixed Rate (Floor)...............     10,837       11,659        7,760       84,376           447      115,079
                                      --------     --------      -------     --------       -------     --------
TOTAL EARNING ASSETS...............   $159,036     $ 16,591      $18,553     $102,267       $ 1,002     $297,449
                                      ========     ========      =======     ========       =======     ========
INTEREST BEARING LIABILITIES:
Interest Checking..................   $ 12,889     $      0      $     0     $ 41,674       $     0     $ 54,563
Money Market Accounts..............     22,065            0            0       54,020             0       76,085
Savings............................      1,009            0            0        9,077             0       10,086
CDs................................     58,407       38,399       19,907        2,467             5      119,185
                                      --------     --------      -------     --------       -------     --------
TOTAL INTEREST BEARING
  LIABILITIES......................   $ 94,370     $ 38,399      $19,907     $107,238       $     5     $259,919
                                      ========     ========      =======     ========       =======     ========
Gap................................   $ 64,666     $(21,808)     $(1,354)    $ (4,971)      $   997
Cumulative Gap.....................   $ 64,726     $ 42,918      $41,564     $ 36,593       $37,590     $ 37,590
Annual Gap as Percentage of Earning
  Assets...........................      21.74%       14.43%       13.97%       12.30%        12.63%       12.63%

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


    For financial statements of Borel, see Borel's Balance Sheets as of June 30, 2001 and December 31, 2000 and 1999, the related Statements of Income, Changes in Shareholders' Equity, and Cash Flows for six months ended June 30, 2001 and the years ended December 31, 2000, 1999, and 1998, and the notes to financial statements on pages FS-2 to FS-29 of this joint proxy statement and prospectus and the "Independent Auditors' Report" thereon at Page FS-2 of this joint proxy statement and prospectus, which are incorporated herein by reference.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined financial information and explanatory notes are presented to show the impact of the merger on our companies' historical financial positions and results of operations under the pooling of interests method of accounting. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of both companies are combined and reflected at their historical amounts. The unaudited pro forma combined financial information combines the historical financial information of Boston Private and Borel as of and for the six months ended
June 30, 2001, and the twelve month periods ended December 31, 2000, 1999 and 1998. The unaudited pro forma combined statements of income give effect to the merger as if it had been consummated at the beginning of the earliest period presented.


    This information should be read in conjunction with the historical financial statements of Boston Private and Borel and the related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. These items for Borel are contained in its Management's Discussion and Analysis of Financial Condition and Results of Operations and its financial statements and related notes included elsewhere in this joint proxy statement and prospectus. These items for Boston Private are contained in its annual report on Form 10-K for the year ended December 31, 2000, attached as Annex H, and its quarterly report on Form 10-Q for the quarter ended June 30, 2001, attached as Annex I to this joint proxy statement and prospectus.


    The selected historical consolidated financial information for Boston Private reflects the effects of recent acquisitions and non-recurring charges. The consolidated financial statements of Boston Private give retroactive effect to its acquisition of Boston Private Value Investors (formerly E.R. Taylor Investments, Inc.) on February 28, 2001, which was accounted for as a pooling of interests. The consolidated financial statements of Boston Private have been restated for all periods presented as if Boston Private and Boston Private Value Investors had always been combined.


    The pro forma earnings do not reflect any financial benefits which may result from the consolidation of operations and are not indicative of the results of future operations. No assurances can be given to the ultimate level of financial benefits that may be realized from the transaction. The pro forma income statement does not reflect the effect of estimated nonrecurring merger related expenses, giving effect to the expected tax benefit applicable to such expenses, of approximately $7.7 million because the actual expenses could be substantially different.


    The unaudited pro forma combined financial information is presented only for illustrative purposes according to the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated during the periods or as of the dates for which the pro forma data are presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
          COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001


                                                    BOSTON                 PRO FORMA    PRO FORMA
                                                   PRIVATE      BOREL     ADJUSTMENTS    COMBINED
                                                  ----------   --------   -----------   ----------
                                                               (DOLLARS IN THOUSANDS)
ASSETS:
  Cash and due from banks.......................  $   25,001   $ 20,596     $(8,700)    $   36,897
  Federal funds sold............................      95,100     72,000          --        167,100
  Investment securities available for sale......     194,412     23,092          --        217,504
  Loans receivable:
    Commercial..................................     296,543    202,867          --        499,410
    Residential mortgage........................     413,341         --          --        413,341
    Home equity.................................      28,504     43,013          --         71,517
    Other.......................................         554      4,787          --          5,341
                                                  ----------   --------     -------     ----------
      Total loans...............................     738,942    250,667          --        989,609
  Less: allowance for loan losses...............      (8,521)    (4,341)         --        (12,862)
                                                  ----------   --------     -------     ----------
    Net loans...................................     730,421    246,326          --        976,747
  Stock in the Federal Home Loan Bank of
    Boston......................................       5,593         --          --          5,593
  Premises and equipment, net...................       8,175      1,401          --          9,576
  Excess of cost over net assets acquired,
    net.........................................      17,730         --          --         17,730
  Accrued interest receivable...................       7,236      1,631          --          8,867
  Fees receivable...............................       7,258         --          --          7,258
  Other assets..................................      16,061      7,463       6,000         29,524
                                                  ----------   --------     -------     ----------
    Total assets................................  $1,106,987   $372,509     $(2,700)    $1,476,796
                                                  ==========   ========     =======     ==========
LIABILITIES:
  Deposits......................................     812,192    336,739          --      1,148,931
  FHLB borrowings...............................     111,866         --          --        111,866
  Securities sold under agreements to
    repurchase..................................      49,414         --          --         49,414
  Accrued interest payable......................       2,726        940          --          3,666
  Other liabilities.............................      22,429      4,265       5,000         31,694
                                                  ----------   --------     -------     ----------
    Total liabilities...........................     998,627    341,944       5,000      1,345,571
                                                  ----------   --------     -------     ----------
STOCKHOLDERS' EQUITY:
  Common stock..................................      16,406         --       5,606         22,012
  Additional paid-in capital....................      59,754     14,779      (5,606)        68,927
  Retained earnings.............................      30,838     15,551      (7,700)        38,689
  Unrealized gain (loss) on securities
    available...................................       1,362        235          --          1,597
                                                  ----------   --------     -------     ----------
    Total stockholders' equity..................     108,360     30,565       7,700        131,225
                                                  ----------   --------     -------     ----------
    Total liabilities and stockholders equity...  $1,106,987   $372,509     $(2,700)    $1,476,796
                                                  ==========   ========     =======     ==========


  See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
            COMPANY UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR SIX MONTHS ENDED JUNE 30, 2001


                                                                   SIX MONTHS ENDED
                                                                    JUNE 30, 2001
                                                              --------------------------
                                                                 BOSTON                     PRO FORMA
                                                                PRIVATE         BOREL        COMBINED
                                                              ------------   -----------   ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                              AMOUNTS)
Interest and dividend income:
  Loans.....................................................   $   26,423     $  10,850     $   37,273
  Taxable investment securities.............................        2,804           709          3,513
  Non-taxable investment securities.........................        2,248            35          2,283
  Mortgage-backed securities................................           96            --             96
  FHLB stock dividends......................................          186            --            186
  Federal funds sold and other..............................        1,934         1,714          3,648
                                                               ----------     ---------     ----------
    Total interest and dividend income......................       33,691        13,308         46,999
                                                               ----------     ---------     ----------
Interest expense:
  Deposits..................................................       12,062         4,804         16,866
  FHLB borrowings...........................................        3,081            --          3,081
  Securities sold under agreements to repurchase............          798            --            798
  Federal funds purchased and other.........................            1            --              1
                                                               ----------     ---------     ----------
    Total interest expense..................................       15,942         4,804         20,746
                                                               ----------     ---------     ----------
    Net interest income.....................................       17,749         8,504         26,253
Provision for loan losses...................................        1,150           180          1,330
                                                               ----------     ---------     ----------
  Net interest income after provision for loan losses.......       16,599         8,324         24,923
                                                               ----------     ---------     ----------
Fees and other income:
  Investment management and trust...........................       18,183         1,117         19,300
  Financial planning fees...................................        2,075            --          2,075
  Equity in earnings (losses) of partnerships...............         (112)           --           (112)
  Deposit account service charges...........................          210           185            395
  Gain on sale of loans.....................................          335            --            335
  Gain on sale of investment securities.....................        1,160            --          1,160
  Other.....................................................          914           308          1,222
                                                               ----------     ---------     ----------
    Total fees and other income.............................       22,765         1,610         24,375
                                                               ----------     ---------     ----------
Operating expense:
  Salaries and employee benefits............................       19,062         2,875         21,937
  Occupancy and equipment...................................        3,020           684          3,704
  Professional services.....................................        1,631           387          2,018
  Marketing and business development........................        1,653           151          1,804
  Contract services and processing..........................          949           118          1,067
  Merger expenses...........................................          139            --            139
  Amortization of intangibles...............................          689            --            689
  Other.....................................................        1,805           697          2,502
                                                               ----------     ---------     ----------
    Total operating expense.................................       28,948         4,912         33,860
                                                               ----------     ---------     ----------
    Income before income taxes..............................       10,416         5,022         15,438
  Income tax expense........................................        3,117         2,028          5,145
                                                               ----------     ---------     ----------
    Net income..............................................   $    7,299     $   2,994     $   10,293
                                                               ==========     =========     ==========
Per share data:
  Basic earnings per share..................................   $     0.45     $    1.02     $     0.47
                                                               ==========     =========     ==========
  Diluted earnings per share................................   $     0.43     $    1.00     $     0.45
                                                               ==========     =========     ==========
  Average common shares outstanding.........................   16,321,885     2,940,800     21,927,885
  Average diluted shares outstanding........................   17,126,160     2,987,416     22,732,160


       See Notes To The Unaudited Pro Forma Combined Financial Statements

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
            COMPANY UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR SIX MONTHS ENDED JUNE 30, 2000


                                                                   SIX MONTHS ENDED
                                                                    JUNE 30, 2000
                                                              --------------------------
                                                                 BOSTON                     PRO FORMA
                                                                PRIVATE         BOREL        COMBINED
                                                              ------------   -----------   ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                              AMOUNTS)
Interest and dividend income:
  Loans.....................................................   $   18,888     $  10,510     $   29,398
  Taxable investment securities.............................        1,385           934          2,319
  Non-taxable investment securities.........................          810            52            862
  Mortgage-backed securities................................          134            --            134
  FHLB stock dividends......................................          168            --            168
  Federal funds sold and other..............................        1,167         1,184          2,351
                                                               ----------     ---------     ----------
    Total interest and dividend income......................       22,552        12,680         35,232
                                                               ----------     ---------     ----------
Interest expense:
  Deposits..................................................        8,568         4,329         12,897
  FHLB borrowings...........................................        2,280            --          2,280
  Securities sold under agreements to repurchase............          587            --            587
  Federal funds purchased and other.........................           10            --             10
                                                               ----------     ---------     ----------
    Total interest expense..................................       11,445         4,329         15,774
                                                               ----------     ---------     ----------
    Net interest income.....................................       11,107         8,351         19,458
Provision for loan losses...................................          800           120            920
                                                               ----------     ---------     ----------
  Net interest income after provision for loan losses.......       10,307         8,231         18,538
                                                               ----------     ---------     ----------
Fees and other income:
  Investment management and trust...........................       13,741         1,088         14,829
  Financial planning fees...................................        1,638            --          1,638
  Equity in earnings (losses) of partnerships...............         (241)           --           (241)
  Deposit account service charges...........................          130           227            357
  Gain on sale of loans.....................................           10            --             10
  Gain on sale of investment securities.....................           --            --             --
  Other.....................................................          265           232            497
                                                               ----------     ---------     ----------
    Total fees and other income.............................       15,543         1,547         17,090
                                                               ----------     ---------     ----------
Operating expense:
  Salaries and employee benefits............................       13,408         2,646         16,054
  Occupancy and equipment...................................        2,247           659          2,906
  Professional services.....................................          813           266          1,079
  Marketing and business development........................        1,076           208          1,284
  Contract services and processing..........................          718           130            848
  Amortization of intangibles...............................          233            --            233
  Other.....................................................        1,306           665          1,971
                                                               ----------     ---------     ----------
    Total operating expense.................................       19,801         4,574         24,375
                                                               ----------     ---------     ----------
    Income before income taxes..............................        6,049         5,204         11,253
Income tax expense..........................................        1,820         2,104          3,924
                                                               ----------     ---------     ----------
    Net income..............................................   $    4,229     $   3,100     $    7,329
                                                               ==========     =========     ==========
Per share data:
  Basic earnings per share..................................   $     0.34     $    1.06     $     0.41
                                                               ==========     =========     ==========
  Diluted earnings per share................................   $     0.33     $    1.05     $     0.40
                                                               ==========     =========     ==========
Average common shares outstanding...........................   12,326,569     2,937,226     17,932,569
Average diluted shares outstanding..........................   12,718,831     2,950,758     18,324,831


       See Notes To The Unaudited Pro Forma Combined Financial Statements

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
            COMPANY UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                    THE YEAR ENDED
                                                                  DECEMBER 31, 2000
                                                              --------------------------
                                                                 BOSTON                     PRO FORMA
                                                                PRIVATE         BOREL        COMBINED
                                                              ------------   -----------   ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                              AMOUNTS)
Interest and dividend income:
  Loans.....................................................   $   43,167     $  21,856     $   65,023
  Taxable investment securities.............................        3,489         2,085          5,574
  Non-taxable investment securities.........................        2,080            73          2,153
  Mortgage-backed securities................................          251            --            251
  FHLB stock dividends......................................          367            --            367
  Federal funds sold and other..............................        2,902         2,942          5,844
                                                               ----------     ---------     ----------
    Total interest and dividend income......................       52,256        26,956         79,212
                                                               ----------     ---------     ----------
Interest expense:
  Deposits..................................................       20,321         9,400         29,721
  FHLB borrowings...........................................        4,655            --          4,655
  Securities sold under agreements to repurchase............        1,410            --          1,410
  Federal funds purchased and other.........................           77            --             77
                                                               ----------     ---------     ----------
    Total interest expense..................................       26,463         9,400         35,863
                                                               ----------     ---------     ----------
    Net interest income.....................................       25,793        17,556         43,349
Provision for loan losses...................................        1,900           260          2,160
                                                               ----------     ---------     ----------
  Net interest income after provision for loan losses.......       23,893        17,296         41,189
                                                               ----------     ---------     ----------
Fees and other income:
  Investment management and trust...........................       30,954         2,238         33,192
  Financial planning fees...................................        3,544            --          3,544
  Equity in earnings (losses) of partnerships...............         (378)           --           (378)
  Deposit account service charges...........................          298           418            716
  Gain on sale of loans.....................................          118            --            118
  Gain on sale of investment securities.....................           27            --             27
  Other.....................................................          843           497          1,340
                                                               ----------     ---------     ----------
    Total fees and other income.............................       35,406         3,153         38,559
                                                               ----------     ---------     ----------
Operating expense:
  Salaries and employee benefits............................       30,021         5,606         35,627
  Occupancy and equipment...................................        4,757         1,393          6,150
  Professional services.....................................        2,414            98          2,512
  Marketing and business development........................        2,273           341          2,614
  Contract services and processing..........................        1,374           249          1,623
  Amortization of intangibles...............................          815            --            815
  Other.....................................................        3,056         1,954          5,010
                                                               ----------     ---------     ----------
    Total operating expense.................................       44,710         9,641         54,351
                                                               ----------     ---------     ----------
    Income before income taxes..............................       14,589        10,808         25,397
Income tax expense..........................................        4,457         4,386          8,843
                                                               ----------     ---------     ----------
    Net income..............................................   $   10,132     $   6,422     $   16,554
                                                               ==========     =========     ==========
Per share data:
  Basic earnings per share..................................   $     0.76     $    2.19     $     0.87
                                                               ==========     =========     ==========
  Diluted earnings per share................................   $     0.73     $    2.18     $     0.85
                                                               ==========     =========     ==========
  Average common shares outstanding.........................   13,363,850     2,937,601     18,969,850
  Average diluted shares outstanding........................   13,952,609     2,951,756     19,558,609


       See Notes To The Unaudited Pro Forma Combined Financial Statements

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
            COMPANY UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                                   THE YEAR ENDED
                                                                 DECEMBER 31, 1999
                                                              ------------------------
                                                                BOSTON                    PRO FORMA
                                                                PRIVATE       BOREL        COMBINED
                                                              -----------   ----------   ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                             AMOUNTS)
Interest and dividend income:
  Loans.....................................................  $   30,714    $  19,289    $    50,003
  Taxable investment securities.............................       1,575        2,545          4,120
  Non-taxable investment securities.........................       1,262           43          1,305
  Mortgage-backed securities................................         451           --            451
  FHLB stock dividends......................................         318           --            318
  Federal funds sold and other..............................         668        1,010          1,678
                                                              ----------    ---------    -----------
    Total interest and dividend income......................      34,988       22,887         57,875
                                                              ----------    ---------    -----------
Interest expense:
  Deposits..................................................      12,213        7,599         19,812
  FHLB borrowings...........................................       4,532           --          4,532
  Securities sold under agreements to repurchase............         529           --            529
  Federal funds purchased and other.........................         195           --            195
                                                              ----------    ---------    -----------
    Total interest expense..................................      17,469        7,599         25,068
                                                              ----------    ---------    -----------
    Net interest income.....................................      17,519       15,288         32,807
Provision for loan losses...................................         999          525          1,524
                                                              ----------    ---------    -----------
  Net interest income after provision for loan losses.......      16,520       14,763         31,283
                                                              ----------    ---------    -----------
Fees and other income:
  Investment management and trust...........................      22,543        2,263         24,806
  Financial planning fees...................................       2,895           --          2,895
  Equity in earnings (losses) of partnerships...............       3,034           --          3,034
  Deposit account service charges...........................         280          410            690
  Gain on sale of loans.....................................         147           --            147
  Gain on sale of investment securities.....................          48           64            112
  Other.....................................................         573          849          1,422
                                                              ----------    ---------    -----------
    Total fees and other income.............................      29,520        3,586         33,106
                                                              ----------    ---------    -----------
Operating expense:
  Salaries and employee benefits............................      22,926        5,191         28,117
  Occupancy and equipment...................................       3,148        1,353          4,501
  Professional services.....................................       1,807          119          1,926
  Marketing and business development........................       1,726          374          2,100
  Contract services and processing..........................       1,184          239          1,423
  Merger expenses...........................................         225           --            225
  Amortization of intangibles...............................       1,072           --          1,072
  Other.....................................................       2,440        1,712          4,152
                                                              ----------    ---------    -----------
    Total operating expense.................................      34,528        8,988         43,516
                                                              ----------    ---------    -----------
    Income before income taxes..............................      11,512        9,361         20,873
Income tax expense..........................................       3,713        3,958          7,671
                                                              ----------    ---------    -----------
    Net income..............................................  $    7,799    $   5,403    $    13,202
                                                              ==========    =========    ===========
Per share data:
  Basic earnings per share..................................  $     0.64    $    1.85    $      0.74
                                                              ==========    =========    ===========
  Diluted earnings per share................................  $     0.62    $    1.84    $      0.73
                                                              ==========    =========    ===========
  Average common shares outstanding.........................  12,220,488    2,924,539     17,826,488
  Average diluted shares outstanding........................  12,540,175    2,935,463     18,146,175


       See Notes To The Unaudited Pro Forma Combined Financial Statements

        BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK AND TRUST
            COMPANY UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                            THE YEAR ENDED
                                                                          DECEMBER 31, 1998                   PRO
                                                                   --------------------------------          FORMA
                                                                   BOSTON PRIVATE          BOREL           COMBINED
                                                                   ---------------       ----------       -----------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest and dividend income:
  Loans.....................................................         $   25,144          $  15,169        $   40,313
  Taxable investment securities.............................              1,454              2,809             4,263
  Non-taxable investment securities.........................              1,043                 47             1,090
  Mortgage-backed securities................................                896                 --               896
  FHLB stock dividends......................................                257                 --               257
  Federal funds sold and other..............................                547              1,515             2,062
                                                                     ----------          ---------        ----------
    Total interest and dividend income......................             29,341             19,540            48,881
                                                                     ----------          ---------        ----------
Interest expense:
  Deposits..................................................             10,307              7,407            17,714
  FHLB borrowings...........................................              4,439                 --             4,439
  Securities sold under agreements to repurchase............                181                 --               181
  Federal funds purchased and other.........................                336                 --               336
                                                                     ----------          ---------        ----------
    Total interest expense..................................             15,263              7,407            22,670
                                                                     ----------          ---------        ----------
    Net interest income.....................................             14,078             12,133            26,211
Provision for loan losses...................................              1,004                240             1,244
                                                                     ----------          ---------        ----------
  Net interest income after provision for loan losses.......             13,074             11,893            24,967
                                                                     ----------          ---------        ----------
Fees and other income:
  Investment management and trust...........................             18,904              1,939            20,843
  Financial planning fees...................................              2,696                 --             2,696
  Equity in earnings (losses) of partnerships...............                732                 --               732
  Deposit account service charges...........................                237                381               618
  Gain on sale of loans.....................................                303                 --               303
  Gain on sale of investment securities.....................                218                 --               218
  Other.....................................................                544                580             1,124
                                                                     ----------          ---------        ----------
    Total fees and other income.............................             23,634              2,900            26,534
                                                                     ----------          ---------        ----------
Operating expense:
  Salaries and employee benefits............................             19,714              4,762            24,476
  Occupancy and equipment...................................              2,482              1,188             3,670
  Professional services.....................................              1,295                281             1,576
  Marketing and business development........................              1,128                269             1,397
  Contract services and processing..........................                790                210             1,000
  Amortization of intangibles...............................                625                 --               625
  Other.....................................................              1,905              1,863             3,768
                                                                     ----------          ---------        ----------
    Total operating expense.................................             27,939              8,573            36,512
                                                                     ----------          ---------        ----------
    Income before income taxes..............................              8,769              6,220            14,989
Income tax expense..........................................              2,901              2,487             5,388
                                                                     ----------          ---------        ----------
    Net income..............................................         $    5,868          $   3,733        $    9,601
                                                                     ==========          =========        ==========
Per share data:.............................................
  Basic earnings per share..................................         $     0.48          $    1.29        $     0.54
                                                                     ==========          =========        ==========
  Diluted earnings per share................................         $     0.47          $    1.28        $     0.53
                                                                     ==========          =========        ==========
  Average common shares outstanding.........................         12,113,545          2,895,944        17,719,545
  Average diluted shares outstanding........................         12,518,088          2,923,988        18,124,088


       See Notes To The Unaudited Pro Forma Combined Financial Statements

     BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND BOREL BANK & TRUST COMPANY
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1. BASIS OF PRESENTATION

    It is anticipated that the pending acquisition will be accounted for as a pooling of interests. Accordingly, pro forma financial information assumes that the merger was consummated as of the beginning of each of the periods indicated herein. Certain reclassifications have been made to the accounts of Borel in the accompanying unaudited pro forma combined balance sheet and unaudited pro forma combined statements of income to conform with Boston Private's presentation. The Boston Private statements of income for the years ended December 31, 2000, 1999 and 1998 have been restated to reflect the February 28, 2001 merger with Boston Private Value Investors, formerly E.R. Taylor Investments, in exchange for 629,731 shares of Boston Private common stock.

NOTE 2. ACCOUNTING POLICIES AND FINANCIAL STATEMENT CLASSIFICATIONS

    The accounting policies of both companies are similar, but are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of these adjustments have not been determined but are not expected to be significant.

NOTE 3. PRO FORMA ADJUSTMENTS

    The pro forma stockholders' equity accounts of Boston Private have been adjusted to reflect the issuance of shares of Boston Private in exchange for all of the outstanding shares of Borel common stock.


    For the purpose of presenting a pro forma combined balance sheet and pro forma earnings per share amounts for the all the periods presented an estimate of the number of Boston Private shares to be issued in exchange for Borel common stock has been made. The estimate was made using the average daily closing price of the Boston Private common stock for the 30 consecutive trading days ending October 5, 2001 which was $19.97 per share and assumes that the per share purchase price is $37.00. This results in an estimate of 5,606,048 shares of Boston Private common stock to be issued for 3,084,924 shares of Borel common stock and options outstanding as of October 5, 2001 and a conversion ratio of
1.85 for each share of Borel stock. For the purposes of this estimate, all Borel outstanding options were assumed to be exercised and included as shares outstanding as of October 5, 2001.



    The pro forma balance sheet of Boston Private has been adjusted for the estimate of merger related fees and expenses. The unaudited statements of income do not reflect such costs because they are non-recurring. These fees include fees and expenses of investment bankers, attorneys and accountants, SEC filing fees, stock exchange listing fees and financial printing and other related charges and will be approximately $7.7 million, after accounting for tax effects.


NOTE 4. PRO FORMA EARNINGS PER SHARE


    The pro forma earnings per share amounts in the accompanying pro forma combined statements of income are based on the weighted average number of basic and diluted common shares of Boston Private and Borel during each period as adjusted for the assumed conversion ratio of 1.85.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of material anticipated federal income tax consequences of the merger to Borel shareholders who hold Borel common stock as a capital asset. The summary is based on the Internal Revenue Code, referred to herein as the Code, treasury regulations under the Code and administrative rulings and court decisions in effect as of the date of the joint proxy statement and prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary does not consider the particular facts and circumstances of the tax situation of each shareholder of Borel. Furthermore, this summary does not discuss all of the consequences that may be relevant to Borel shareholders subject to special treatment under United States federal income tax law, including, for example, foreign persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired their Borel common stock pursuant to the exercise of employee stock options or otherwise as compensation and holders who hold Borel common stock as part of a hedge, straddle or conversion transaction. The following summary does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the reorganization agreement or the merger itself. No information is provided in this summary with respect to the tax consequences, if any, of the merger under state, local or foreign tax laws.

    EACH HOLDER OF BOREL COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES, BASED ON SUCH HOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES.

GENERAL

    Boston Private and Borel expect that the merger will be treated as a tax-free reorganization within the meaning of section 368(a) of the Code and that for federal income tax purposes no gain or loss will be recognized by Borel shareholders who exchange their shares of Borel common stock solely for shares of Boston Private common stock pursuant to the merger (except upon the receipt of cash by an Borel shareholder in lieu of fractional shares of Boston Private common stock). The Internal Revenue Service has not been and will not be asked to rule upon the tax consequences of the merger. Instead, Borel will rely upon the opinion of Nixon Peabody LLP, its counsel, as to certain federal income tax consequences of the merger. It is a condition to the completion of the merger that Borel receive this tax opinion. This tax opinion will be based on various representations and covenants made by Borel, Boston Private and Borel Acquisition Corp. and is subject to various assumptions and qualifications. This tax opinion is also based upon the Code, regulations now in effect under the Code, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to the tax opinion or to one or more positions reflected in this summary or that the tax opinion will be upheld by the courts if challenged by the IRS.

    Based upon the facts described in this joint proxy statement and prospectus, the various representations and covenants made by Borel, Boston Private and Borel Acquisition Corp. and subject to various assumptions and qualifications, Nixon Peabody LLP will opine, as of the effective time of the merger, that the merger will constitute a reorganization within the meaning of section 368(a) of the Code and, accordingly, the merger will result in the following federal income tax consequences:

    - No income, gain or loss will be recognized by Borel as a result of the consummation of the merger;

    - Subject to the penultimate item below, no gain or loss will be recognized by the holders of Borel common stock upon the exchange of Borel common stock solely for Boston Private common stock pursuant to the merger;

    - The tax basis of the Boston Private common stock received by a Borel shareholder pursuant to the merger, including any fractional shares deemed received (as described in the penultimate item below), will be the same as the tax basis of Borel common stock surrendered in exchange therefore;

    - The holding period of the Boston Private common stock received by a shareholder of Borel pursuant to the merger will include the period during which Borel common stock surrendered in exchange therefore was held by such Borel shareholder, provided Borel common stock is a capital asset in the hands of the Borel shareholder at the time of the merger;

    - Cash received by a Borel shareholder in lieu of a fractional share interest in Boston Private common stock will generally be treated as received in redemption of such fractional share interest, and a Borel shareholder will generally recognize gain or loss, subject to the provisions and limitations of section 302 of the Code, which will be capital gain or loss provided Borel common stock was a capital asset in the hands of the Borel shareholder at the time of the merger. For United States federal income tax purposes, the gain or loss is measured by the difference between the amount of cash received and the portion of the tax basis of the share of Borel common stock allocable to such fractional share interest; and

    - Cash received by a dissenting shareholder of Borel will be treated as having been received by such shareholder as a distribution in redemption of his or her Borel common stock, subject to the provisions and limitations of section 302 of the Code. If, as a result of such distribution, a shareholder owns no Boston Private common stock either directly or through the application of section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of section 302(b)(3) of the Code and such cash will be treated as a distribution in exchange for his or her Borel common stock, as provided in section 302(a) of the Code. Under section 1001 of the Code, gain (or subject to the limitations of section 267 of the Code) loss will be realized and recognized by such shareholder in an amount equal to the difference between the amount of such cash and the adjusted basis of the Borel common stock surrendered.

               INFORMATION REGARDING DIRECTORS OF BOSTON PRIVATE



    In connection with the transaction contemplated in the reorganization agreement, Mr. Pressey, who was recently re-elected as a Class I director, will become a Class II director. In addition, Mr. Harold A. Fick is expected to be appointed to the Boston Private board as a Class I director, with a term expiring in 2004. Biographical information regarding each executive officer, director and proposed director of Boston Private is described below.



CLASS I DIRECTORS WITH A TERM EXPIRING IN 2004:



    EUGENE S. COLANGELO, age 53. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Vice Chairman. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank & Trust Company.



    HAROLD A. FICK, age 61. Mr. Fick joined the Management Training Program at the Bank of California in 1963 and subsequently served in various positions including Planning Officer and Budget Director. In 1969, he joined Redwood Bank to open that bank's San Mateo office at which he served as Vice President and Manager until March 1978, transferring to the Corporate Banking Division until his association with Borel in 1979. He retired as Chief Executive Officer of Borel in 1999, but continues to serve as a director and vice chairman of the Board of Borel.



    DR. ALLEN SINAI, age 62. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Decision Economics, Inc. ("PDE") and Chief Global Economist and Vice Chairman, WEFA Holdings, Inc. ("WEFA") Dr. Sinai is responsible for the PDE and WEFA forecasts and analyses of the U.S. and world economics and financial markets and translating this information for use in bottom-line decisions by senior level decision makers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics; also as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington-based Data Resources, Inc.
(DRI). Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and has been a Member of the Executive Committee, Western Economic Association. Additionally, he has been Chairman of The Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.



    TIMOTHY L. VAILL, age 59. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of Boston Private, which he joined on January 1, 1993. He is also Chief Executive Officer of the Bank, and serves as Chairman of the Board of Directors for Westfield Capital, for Sand Hill Advisors and for RINET Company. Prior to joining Boston Private, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace. Mr. Vaill serves on the Board of The Schreiber Corporation and is a Director for the Junior Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition, the New England Aquarium, and the Board of Trustees at Bay State College in Boston.

CLASS II DIRECTORS WITH A TERM EXPIRING 2002:



    ARTHUR J. BAUERNFEIND, age 59. Mr. Bauernfeind is Chief Executive Officer and President of Westfield Capital, a wholly-owned subsidiary of Boston Private. He joined the firm in 1990, and he is an Investment Strategist and Portfolio Manager with direct responsibility for covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University and in 1998, was awarded an honorary Doctorate of Humane Letters from Murray State as well. Additionally, Mr. Bauernfeind is a former President of the Boston Economic Club and a member of the Boston Security Analysts Society.



    PETER C. BENNETT, age 62. Mr. Bennett is a private investor and former Executive Vice President and Director of State Street Research & Management Company where he was a senior executive from 1984 to the past year when he retired. Mr. Bennett is Chairman of the Board of Directors of Christian Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee. Additionally, he resides on the Board of Advisors of Business Technology Alliance in Boston, and he is a member of the Boards of Directors of AssetStream, Woburn, Massachusetts, and Expert Publishing Systems, Novato, California.



    C. MICHAEL HAZARD, age 69. Mr. Hazard is Vice Chairman of Boston Private. Formerly he was Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989 until year-end 2000.
Mr. Hazard is past President of Healthcare Analysts of Boston and a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island. Additionally, Mr. Hazard serves as a member of the Board of Directors of Westfield Capital, of Sand Hill and of Boston Private Value Investors, Inc.



    WALTER M. PRESSEY, age 56. Walter M. Pressey joined Boston Private in 1996 and is President and Chief Financial Officer as well as Executive Vice President of Boston Private Bank & Trust Company. Prior to joining Boston Private,
Mr. Pressey served in various senior executive capacities with Boston Safe Deposit and Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments:
Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Vice Chairman and Treasurer on the Board of Trustees of the Center for Blood Research, a non-profit medical research firm affiliated with the Harvard Medical School and Children's Hospital in Boston. He also is president of the Board of Governors of the Harvard Business School Alumni Association of Boston and a director of the Harvard Alumni Association. Formerly, Mr. Pressey was President of the Treasurers Club, Director of the Financial Executives Institute of Boston, and served as Founder, Director and Treasurer of the Foundation for Belmont Education. He also was Director and Treasurer of the Massachusetts Horticultural Society.



CLASS III DIRECTORS WITH A TERM EXPIRING 2003:



    HERBERT S. ALEXANDER, CPA, age 59. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Co-Chair of the YWCA of Central Massachusetts Capital Campaign and Chair of the Easter Seals Annual Campaign in Central Massachusetts.

    LYNN THOMPSON HOFFMAN, age 52. Mrs. Hoffman is an attorney and private investor. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of The Pete V. Domenici Center for Public Policy and chairs The Long Range Planning Committee. She resides in Santa Fe, New Mexico.



    RICHARD N. THIELEN, age 60. In October 1999, Boston Private acquired RINET founded by Mr. Thielen in 1974. Mr. Thielen has served as President and Chief Executive Officer of RINET since its inception. He is a Certified Public Accountant in Massachusetts and a member of the American Institute of Certified Public Accountants. Prior to the formation of RINET, Mr. Thielen was employed by Price Waterhouse & Company from 1965 through 1972 and by Continental Investment Company, a Boston based financial services NYSE company, until 1974. He served on the Board of Directors of Plymouth Rubber Company (ASE) and First Union Real Estate Investments (NYSE) in the past. In 2000, Mr. Thielen was elected to serve a minimum term of 3 years as Trustee of Colby-Sawyer College, located in New London, New Hampshire.



    CHARLES O. WOOD, III, age 62. Mr. Wood has 40 years of experience in business management and private investment. A director of Boston Private Bank & Trust Company and of its holding company since June 1989, Mr. Wood served as chair of both boards from December 1991 until his resignation as chair of the Boston Private Bank & Trust Company board in December 1998 and as chair of Boston Private in February 1999. Currently a director of JLG Industries, Inc., he is also an investor in and director of many early stage businesses. Early in his career Mr. Wood was associated with a family business, T.B. Wood's Sons Company, and for 15 years was its CEO and board chairman. A graduate of Yale University, Mr. Wood is also active in philanthropic affairs.



    Additional information regarding Boston Private's directors and executive officers is also available in its Form 10-K for the year ended December 31, 2000, which is attached as Annex H, and its other filings with the SEC. See "Where You Can Find Additional Information."

                       COMPARISON OF SHAREHOLDERS' RIGHTS

    Boston Private and Borel are incorporated in Massachusetts and California, respectively. The rights of Borel shareholders are currently governed by California General Corporation Law or CGCL, the California Financial Code or CFC and Borel's articles of incorporation and by-laws. Upon completion of the merger, unless they perfect their dissenters' rights, Borel shareholders will automatically become Boston Private shareholders, and their rights will be governed by Massachusetts Business Corporation Law or MBCL and Boston Private's articles of organization and by-laws. The following is a summary of the material differences between the rights of holders of Borel common stock and the rights of holders of Boston Private common stock, but does not purport to be a complete description of those differences. These differences may be determined in full by reference to the CGCL, CFC, MBCL, Borel's articles of incorporation and by-laws, and Boston Private's articles or organization and by-laws.

CAPITALIZATION


    BOSTON PRIVATE. The total authorized capital stock of Boston Private consists of 30,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of undesignated preferred stock, par value $1.00 per share. If the amendment to Boston Private's articles proposed in this joint proxy statement and prospectus is approved, then the number of authorized shares of common stock will be increased to 70,000,000. As of October 11, 2001, there were 16,582,686 shares of Boston Private common stock outstanding. All shares of Boston Private common stock are generally non-assessable.



    BOREL. The total authorized capital stock of Borel consists of 8,000,000 shares of common stock, no par value, and 1,000,000 shares of undesignated preferred stock. As of October 11, 2001, there were 2,962,036 shares of Borel common stock outstanding. Borel common stock is generally non-assessable.


    Accordingly, both Boston Private and Borel may issue preferred stock without any further action by shareholders.

VOTING RIGHTS

    BOSTON PRIVATE. Each holder of Boston Private common stock is entitled to one vote for each share held of record. Boston Private's articles do not permit its shareholders to cumulate their votes for the election of directors.

    BOREL. Each holder of Borel common stock is entitled to one vote for each share held of record. California law permits its shareholders to cumulate their votes for the election of directors who have been nominated prior to voting, provided that, prior to voting, any shareholder gives notice at the meeting of its intention to cumulate votes.

    Accordingly, Boston Private's shareholders may not cumulate their votes for the election of directors, while Borel's shareholders are permitted to cumulate their votes in certain circumstances.

BOARD AUTHORITY TO ISSUE

    BOSTON PRIVATE. Boston Private's board of directors is authorized to issue, without shareholder approval, undesignated shares of preferred stock from time to time in one or more series. Subject to limitations of the MBCL and Boston Private's articles and by-laws, the board may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board.

    BOREL. Borel's board of directors is authorized to issue, without shareholder approval, undesignated shares of preferred stock from time to time in one or more series. Subject to limitations of the CGCL and Borel's articles and by-laws, the board may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board.

    The board of directors of each of Boston Private and Borel has the authority to designate new series of preferred stock without shareholder approval.


PREEMPTIVE RIGHTS



    BOSTON PRIVATE. Boston Private's shareholders do not have preemptive rights under the MBCL or its articles of organization or its by-laws.



    BOREL. Borel's shareholders do not have preemptive rights under the CGCL, or its articles of incorporation or its by-laws.



    Consequently, neither Boston Private's nor Borel's shareholders have preemptive rights.


DIVIDENDS AND STOCK REPURCHASES

    BOSTON PRIVATE. Under the MBCL, a corporation may pay dividends or repurchase its own stock so long as the action:

    - is not taken when the corporation is insolvent;

    - does not render the corporation insolvent; and

    - does not violate the corporation's articles.

    BOREL. Dividends payable by Borel are restricted under California law to the lesser of Borel's retained earnings, or Borel's net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the Department of Financial Institutions, to the greater of the retained earnings of Borel, the net income of Borel for its last fiscal year or the net income of Borel for its current fiscal year.

    The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

    In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FDIC has established guidelines regarding the maintenance of an adequate allowance for loan and lease losses. Therefore, the future payment of cash dividends by Borel will generally depend, in addition to regulatory constraints, upon Borel's earnings during any fiscal period, the assessment of the board of directors of the capital requirements of such institutions and other factors, including the maintenance of an adequate allowance for loan and lease losses.


    Additionally, pursuant to Borel's articles, Borel may not repurchase stock from an interested shareholder (a five percent shareholder with certain exceptions) at a price which is greater than the closing market price on the date of purchase without obtaining the approval of the holders of a majority of the outstanding shares; provided, however, that Borel's articles do permit the following types of stock purchases by Borel from interested shareholders without shareholder approval:


    - stock purchases made pursuant to a tender offer or exchange offer made on the same basis to all holders of Borel's common stock; and

    - open market stock purchases made pursuant to an open market purchase program approved by a majority of disinterested board members.


    Boston Private and Borel are both subject to certain limitations on declaring dividends based upon their assets and liabilities, however, Borel is also subject to additional regulatory restrictions. Borel is also subject to additional restrictions relating to repurchases of interested shareholders' stock.


MEETINGS OF SHAREHOLDERS; NOTICE


    BOSTON PRIVATE. A special meeting of shareholders may be called only by the president, by the board of directors or by the clerk upon the written application of one or more shareholders who hold at least two-thirds (or such lesser percent as is required by law) in interest of the capital stock entitled to vote at the meeting. Under Boston Private's by-laws, it must give each shareholder of record written notice stating the date, place, hour and purpose of an annual or special meeting at least seven days before the meeting.



    BOREL. A special meeting of the shareholders may be called by the board of directors, the chairman of the board, the president, or by holders of shares entitled to cast not less than ten percent of the votes at the meeting. Under Borel's by-laws, it must give each shareholder of record written notice stating the date, place, hour and, in the case of a special meeting, the general nature of the business to be transacted, or, in the case of an annual meeting, those matters which the board intends to present for action by the shareholders, not less than 10, nor more than 60 days before the date of the meeting.



    Special meetings of Boston Private's shareholders may only be called upon the request of holders of two-thirds of the common stock of Boston Private whereas special meetings of Borel's shareholders may be called upon the request of holders of ten percent of its common stock.


SHAREHOLDER ACTION BY WRITTEN CONSENT

    BOSTON PRIVATE. Boston Private's articles provide that shareholder actions can be taken only at a duly called annual or special meeting and not by written consent.


    BOREL. Shareholder actions may be taken without a meeting upon the written consent of the holders of not less than the minimum number of shares that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, provided, however, that Borel's board of directors has approved any such action.


    Boston Private's shareholders may only take actions at an annual or special meeting, whereas Borel's shareholders may also take actions by written consent.

SHAREHOLDER PROPOSALS


    BOSTON PRIVATE. Boston Private's by-laws provide that for shareholder nominations of directors and shareholder proposals to be brought properly before an annual meeting, the shareholder must notify Boston Private of the nomination or proposal 60 but not more than 120 days before the anniversary date of the prior year's annual meeting. However, if the annual meeting is scheduled to be held more than 30 days before or 60 days after the anniversary date of the prior year's annual meeting, then notice must be delivered within 120 days of the date of the meeting and before the later of 60 days prior to the date of the meeting and 10 days after the date of the meeting is publicly disclosed.



    BOREL. Borel's by-laws provide that, generally, for shareholder nominations to be brought properly before any meeting called for the election of directors, the shareholder must notify Borel of the nomination not less than 21 nor more than 60 days prior to such meeting. Borel's by-laws provide that any proper matter may be presented at the annual meeting of shareholders, even though it was not stated in the notice. However, under the CGCL and Borel's by-laws, proposals that concern:


    - a transaction between the corporation and a director or an entity in which a director has a material financial interest;

    - amendments to the articles;

    - the approval of a merger or reorganization;


    - the winding up and dissolution of the corporation; and



    - alterations to certain liquidation rights of preferred stock.


may only be approved unanimously by all shareholders entitled to vote, unless the notice of the meeting stated the general nature of the proposal.

    Accordingly, in order to have a shareholder proposal brought before its annual meeting, Boston Private's by-laws require shareholders to give prior notice of such proposal whereas Borel's by-laws permit a shareholder to present any proper matter at its annual meeting.

QUORUM FOR MEETING OF SHAREHOLDERS

    BOSTON PRIVATE. The holders of a majority in interest of all outstanding stock entitled to vote at a Boston Private shareholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.

    BOREL. The presence at any meeting, in person or by proxy, of the persons entitled to vote a majority of the voting shares of the corporation shall constitute a quorum.

    Thus, Boston Private's and Borel's quorum requirements are substantially identical.

SHAREHOLDER INSPECTION

    BOSTON PRIVATE. Under the MBCL, shareholder have the right for a proper purpose to inspect the company's articles, by-laws, records of all meetings of incorporators and shareholders, and stock and transfer records, including the shareholder list. Additionally, shareholder have a qualified right to inspect other books and records of the corporation.


    BOREL. Under the CGCL, shareholders shall have the right to inspect the accounting books and records, minutes of the proceedings of the shareholders, the board, and any committees of the board, and the shareholder list for a purpose reasonably related to such shareholder's interests as a shareholder. Additionally, shareholders holding at least five percent of the voting stock and shareholders holding one percent of the voting stock who have filed a Form F-6 with the FDIC have an absolute right to inspect the shareholder list.


    Accordingly, Borel's shareholders statutory right to inspect the records of the corporation is broader than Boston Private's in that the accounting books and records and the board minutes of Borel may be inspected and Borel's shareholders have an unqualified right to inspect the shareholder list in certain situations.

NUMBER OF DIRECTORS

    BOSTON PRIVATE. Boston Private currently has eleven directors. Boston Private's by-laws provide that the board of directors shall consist of not less than three directors. The number of directors is fixed by the board and may be enlarged at any time by a vote of a majority of the directors then in office or at any special meeting of shareholder called at least in part for such purpose.

    BOREL. Borel currently has eleven directors. Borel's by-laws provide that the number of directors shall be fixed by the board, provided that it shall not be less than seven nor more than thirteen. Enlarging the board beyond thirteen requires shareholder approval.

    Accordingly, both Borel and Boston Private have a variable board, however, Boston Private's board has greater flexibility in setting the exact number of directors in that it does not have a set maximum and the board of directors is not constrained in enlarging the number of directors.

VACANCIES

    BOSTON PRIVATE. Vacancies on the board as a result of the enlargement of the board may be filled by the shareholders at the special meeting at which they enlarged the board or by a majority of the directors then in office. Otherwise, vacancies may only be filled by a majority of the directors then in office.


    BOREL. Vacancies on the board as a result of the removal of a director may be filled by the shareholders. Otherwise, vacancies may be filled by a majority of the directors then in office or shareholders holding a majority of the outstanding voting stock. The CGCL further provides that if, after the filling of any vacancy by the directors, the directors in office who were elected by the shareholders constitute less than a majority of the directors then in office, then (1) any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the rights to vote for those directors may call a special meeting of shareholders or (2) upon the application of such holder or holders, the superior court of the proper county will order a special meeting of shareholders to elect the entire board of directors.


    Accordingly, both Boston Private's and Borel's board may generally fill vacancies, however, Borel's shareholders have a greater ability to fill vacancies and may chose to re-elect the entire board in certain circumstances.

CLASSIFICATION OF BOARD OF DIRECTORS

    BOSTON PRIVATE. Boston Private's articles provide that the board of directors will consist of three classes, with each class being as equal in size as possible. Each class of directors is elected for a three-year term at alternating annual meetings of shareholders.

    BOREL.  Borel's board of directors is not classified.

    Thus, Boston Private's board is classified, whereas Borel's board is not.

REMOVAL OF DIRECTORS

    BOSTON PRIVATE. Directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the outstanding shares of common stock. Under Boston Private's by-laws, vacancies on the board of directors may be filled by a majority of the directors then in office.

    BOREL. The board of directors may remove a director for cause. The CGCL also provides that directors may be removed without cause, if the removal is approved by the majority of the outstanding shares entitled to vote. However, the CGCL further provides that with respect to directors of corporations not having classified boards of directors, no director can be removed (unless the entire board is removed) if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether cumulative voting is permitted) at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected. Borel does not currently have a classified board and its by-laws substantially restate the statutory provisions set out above.

    Accordingly, a greater percentage vote is required to remove a director of Borel, however, Boston Private's directors may only be removed for cause.

LIMITATION ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

    BOSTON PRIVATE. Boston Private's articles provide that directors shall not be personally liable to Boston Private or its shareholders for monetary damages for breaching their fiduciary duties except to the extent that such liability is imposed by applicable law:

    - for any breach of the director's duty of loyalty;

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - for the amount of any illegal distributions which are not repaid or the amount of any loans made to directors that are not repaid or ratified by a majority of disinterested directors or shares; and

    - for any transaction from which the director derived an improper personal benefit.

    BOREL. Borel's articles include a provision eliminating the liability of directors to the corporation for monetary damages to the fullest extent permissible under the CGCL. The CGCL allows a California corporation to eliminate the liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, except liability that results from the following actions:

    - acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

    - acts or omissions that a director believes to be contrary to the best interests of Borel or its shareholders or that involve the absence of good faith on the part of the director;

    - any transaction from which a director derived improper personal benefits;

    - acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

    - acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Borel or its shareholders;

    - any transaction between Borel and a director or an entity in which the directors has a material financial interest; and

    - any unlawful distribution or unlawful loan or guarantee to or on behalf of directors and officers.

    Accordingly, both Boston Private and Borel have limited the liability of their officers and directors to the fullest extent permitted by applicable law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    BOSTON PRIVATE. The MBCL permits, and Boston Private's articles provide for, indemnification of directors, officers, employees and agents and any person who serves at the request of Boston Private as a director, officer, employee or agent of another entity for all expenses and liabilities incurred by them in connection with any proceeding in which they may become involved by reason of serving or having served as directors or officers. Indemnification is denied, however, if the person is found not to have acted in good faith in the reasonable belief that his or her action was in Boston Private's best interest. Additionally, indemnification for compromise payments and any advances of expenses shall only be made if approved by (1) a majority of disinterested directors or, if there are less than two disinterested directors, by a majority of the directors provided they have obtained a legal opinion that the director or officer acted in good faith in the reasonable belief that his action was in the best interests of the corporation, (2) holders of a majority of the shares of stock, or (3) by a court of competent jurisdiction.

    The MBCL and Boston Private's articles permit Boston Private to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Boston Private against any liability incurred by that person in any capacity, or arising out of that person's status as such, whether or not Boston Private would have the power to indemnify that person against such liability.

    The MBCL does not explicitly address indemnifying persons against judgments in actions brought by or in the right of corporation. The previously discussed standard applies to these cases.

    BOREL. The Borel by-laws provide that the Borel board of directors may authorize the indemnity of any director, officer, employee or agent of Borel and any person who serves at the request of Borel as a director, officer, employee or agent of another entity (each an "agent"), to the fullest extent permitted under law. The CGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person served as an agent against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

    The CGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action, if that person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. The CGCL further provides, however, that in an action by or in the right of the corporation, indemnity is not available for any of the following:

    - in respect of any claim, issue or matter as to which the person will have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending will determine that the person is fairly and reasonably entitled to indemnity for expenses;

    - amounts paid in settling or otherwise disposing of a pending action without court approval; and

    - expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Under the CGCL, an agent is entitled to expenses actually and reasonably incurred to the extent that the agent was successful on the merits. In other cases, indemnification may be made only after a determination that it is proper in the circumstances because the agent met the applicable standard of conduct set forth in the CGCL. This determination may be made by:

    - a majority vote of a quorum consisting of directors who are not parties to the proceeding;

    - independent legal counsel in a written opinion, if such a quorum is not obtainable;

    - approval of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), with the shares owned by the person to be indemnified not voting; or

    - the court in which the proceeding is or was pending upon application. However, except when the agent has been successful on the merits in defending the proceeding or when ordered by a court, no indemnification or advance will be made where it appears that it would be inconsistent with any provision of the articles, by-laws or resolution of the shareholders limiting indemnification or advances or the express conditions of a court-imposed settlement.

    The CGCL provides that the corporation may maintain insurance, at its expense, to protect any director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability.

    Accordingly, Boston Private and Borel provide substantially similar indemnification for its officers and directors, including advancement of expenses in certain situations, indemnification for compromise payments only upon a determination that such person is entitled to indemnification, and permitting the maintenance of directors' and officers' liability insurance.

AMENDMENTS TO ARTICLES

    BOSTON PRIVATE. Under Boston Private's articles, the affirmative vote of the holders of two-thirds of the outstanding shares of common stock is required to amend any provision of its articles other than its name or the par value or number of authorized shares of a class of its capital stock. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to amend the articles to change its name or the par value or number of authorized shares of a class of its capital stock.


    BOREL. To amend the articles of incorporation of a California corporation, the CGCL requires the approval of the corporation's board of directors and a majority of the outstanding shares entitled to vote. However, an amendment cannot reduce the number of directors on the board of directors to fewer than five directors if the votes cast against its adoption (or the shares not consenting in the case of action by written consent) are equal to more than 16 2/3% of the outstanding shares entitled to vote. Additionally, provisions of the articles which require a supermajority vote of the outstanding shares may only be amended upon such supermajority vote. The only provision of Borel's articles which requires a supermajority vote is the fair price provision described below in the section titled "Comparison of Shareholders' Rights--Anti-Takeover Statutes; Fair Price Provisions."



    Thus, it is generally more difficult to amend the articles of Boston Private, except with respect to an amendment reducing the number of directors below five.


AMENDMENTS TO BY-LAWS

    BOSTON PRIVATE. Boston Private's by-laws may be amended, altered or repealed, and new by-laws may be adopted, by the affirmative vote of the holders of a majority of the outstanding shares of common stock. The directors may also make, amend or repeal the by-laws by the vote of a majority of the full board, except any provision which under law, the articles or the by-laws requires a shareholder vote. If the directors make, amend or repeal any by-law, Boston Private must notify the shareholders of that action at or before the time notice of the next shareholder meeting is given.


    BOREL. The CGCL provides that holders of a majority of the outstanding shares entitled to vote and the corporation's board of directors each have the power to adopt, amend or repeal a corporation's by-laws, although the articles or by-laws of the corporation may restrict or eliminate the power of the board to take such action. Neither Borel's articles nor its by-laws restricts the power of Borel's board to adopt, amend or repeal its by-laws, except that Borel's by-laws do not permit the board to adopt a by-law fixing or changing the authorized minimum and maximum number of directors. Furthermore, Borel shareholders may not adopt or amend a by-law reducing the number of directors on the board to fewer than five, if the votes cast against the adoption of that by-law (or the shares not consenting in the case of action by written consent) are equal to more than 16 2/3% of the outstanding shares entitled to vote.



    Accordingly, generally, both the board and the shareholders of each of Boston Private and Borel is authorized to amend its respective by-laws.



PROVISIONS RELATING TO TRANSACTIONS WITH INTERESTED SHAREHOLDERS



    BOSTON PRIVATE. The Massachusetts business combination statute prohibits a Massachusetts corporation from engaging in a business combination with an interested shareholder (a person owning five percent or more of the corporation's voting stock) for three years from the time the person became an interested shareholder, unless:


    - the board of directors approves the stock acquisition or the combination transaction before the person becomes an interested shareholder;


    - the interested shareholder acquires ninety percent of the outstanding voting stock of the company (excluding stock owned by directors, officers or some employee stock plans) in one transaction; or


    - the combination transaction is approved by the board of directors and by two-thirds of the outstanding voting stock not owned by the interested shareholder.


    Boston Private is subject to the Massachusetts business combination statute unless it elects, with shareholder approval, not to be. Boston Private has not made that election.



    BOREL. The CGCL does not include a provision similar to the Massachusetts Business Combination statute. However, the CGCL does provide that when prior to a merger one constituent corporation holds greater than 50% but less than 90% of the voting power of the other constituent corporation, the nonredeemable common equity securities of that corporation may be converted only into nonredeemable common stock in the surviving corporation, unless all of the shareholders consent. This provision restricts two-tier tender transactions.


    The CGCL also provides generally that if a tender offer or a written proposal for certain business combinations is made to some or all of a corporation's shareholders by an "interested party," an affirmative written opinion as to the fairness of the consideration to such shareholders must be delivered either to the board or to the shareholders as specified in the CGCL. An "interested party" is generally a control person of the target corporation, an entity directly or indirectly controlled by an officer or director of such corporation or an entity in which a material financial interest is held by any director or executive director of such corporation.


    Borel's articles contain a "fair price" provision. In general, the articles require the approval by holders of at least two-thirds of the outstanding voting shares as a condition for approval of any merger, certain other business combinations and similar transactions involving Borel and any holder of five percent or more of the outstanding voting shares of Borel unless either the transaction is approved by a majority of the disinterested directors, a state regulatory authority has determined that the transaction is fair to the holders of Borel's stock or certain minimum price, form of consideration, procedural and other requirements are met. The articles of incorporation also require the approval by the holders of at least two-thirds of the outstanding voting shares of Borel to amend or repeal, or adopt provisions inconsistent with the "fair price" provisions.


    Accordingly, both Boston Private and Borel require additional actions to be taken prior to entering into a business combination with an interested shareholder.

PROVISIONS RELATING TO SOME BUSINESS COMBINATIONS

    BOSTON PRIVATE. Under the MBCL, the affirmative vote of two-thirds of the outstanding shares of each class of stock (or such lower proportion permitted by the articles, but not less than a majority) is required to authorize a merger or consolidation of Boston Private into any other corporation, or the sale, lease, or exchange of all or substantially all of Boston Private's property and assets. Under the MBCL, unless the corporation's articles otherwise provide for a shareholder vote, a surviving corporation need not obtain shareholder approval for a merger if:


    - any shares of the surviving corporation to be issued or delivered in the merger will not increase the number of shares of common stock outstanding before the merger by more than 15%; and


    - the reorganization agreement does not amend the articles of the surviving corporation.

    BOREL. Under the CGCL, the affirmative vote of a majority of the outstanding shares of each class of stock of a corporation is required to authorize (1) a merger or consolidation of a corporation into any other corporation, (2) the acquisition or sale of all or substantially all of a corporation's assets, (3) a stock exchange in which a corporation gains control of another corporation, or (4) any of the foregoing involving the subsidiary of a corporation, if the corporation's stock is to be issued. Under the CGCL, a corporation need not obtain shareholder approval for any such reorganization if:


    - the corporation, the shareholders of the corporation immediately before the reorganization or both own more than five-sixths of the voting power of the surviving, acquiring or parent corporation, unless, in the context of a merger or sale of assets, the holders of the corporation's stock receive shares in the surviving, acquiring or parent corporation having different rights, preferences, privileges or restrictions from the shares surrendered; or


    - the terms of the stock of the shareholders of a corporation that is the surviving, acquiring or parent corporation remain unchanged by the reorganization.

    Boston Private is required to obtain the vote of a greater percentage of its shareholders than Borel in order to effect certain mergers, asset sales and share exchanges.


ANTITAKEOVER PROVISIONS



    In addition to the supermajority vote required for the approval of the business combinations described above, Boston Private's articles of organization and by-laws and the Massachusetts laws applicable to Boston Private contain provisions that could make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of Boston Private. Additionally, some of the provisions may prevent Boston Private's shareholders from taking actions or approving transactions that they deem to be in their best interests. Among these provisions are provisions which:



    - allow Boston Private to issue preferred stock with rights and preferences to be determined by the Boston Private board, which may include rights and preferences senior to those of its common stock;



    - do not allow Boston Private's shareholders to cumulate their votes for the election of directors;



    - do not allow Boston Private's shareholders to take actions by written consent;



    - allow special meetings of shareholders to be called only by the president, the board of directors or the clerk upon the written application of shareholders holding at least two-thirds, or a lesser percentage if required by law, of the capital stock entitled to vote at the meeting;



    - create a classified board of directors;

    - remove a director for cause only by shareholders holding at least two-thirds of the outstanding shares of common stock;



    - create special procedures that must be followed in order for a person owning five percent or more of the common stock to engage in a business combination with Boston Private; and



    - require approval of shareholders holding a supermajority of shares to amend specified provisions of its articles of organization.



    Borel's articles of incorporation and by-laws and the CGCL also contain provisions that could make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of Boston Private. Some of the provisions may prevent Borel's shareholders from taking actions or approving transactions that they deem to be in their best interests. Among the provisions relating to Borel that may be deemed to be anti-takeover provisions are provisions which:



    - allow Borel to issue preferred stock with rights and preferences to be determined by the Borel board, which may include rights and preferences senior to those of its common stock;



    - remove a director for cause by the board of directors or without cause by shareholders holding a majority of the outstanding shares of common stock, provided that no director can be removed (unless the entire board is removed) if the votes cast against removal of the director would be sufficient to elect the director;



    - require supermajority shareholder consent to amend specified provisions of its articles of incorporation; and



    - create special procedures that must be followed in order for a person owning five percent or more of the common stock to engage in a business combination with Borel.



    Consequently, the provisions applicable to Boston Private and its shareholders may provide greater limitations on shareholders' ability to take actions or approve transactions that they deem to be in their best interests and greater limitations on the ability of a third party to acquire control of the corporation than corresponding provisions applicable to Borel and its shareholders. A more detailed comparison of each of the listed antitakeover provisions can be found above.

              OTHER PROPOSALS FOR THE BOSTON PRIVATE SHAREHOLDERS


     APPROVAL OF THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC. 2001 EMPLOYEE
                              STOCK PURCHASE PLAN



    Boston Private's Board of Directors approved the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, subject to shareholder approval, and reserved 300,000 shares of Boston Private's common stock for issuance thereunder. Under the stock purchase plan, eligible employees may authorize Boston Private to deduct amounts from their compensation, which amounts are used to enable the employees to exercise options to purchase shares of common stock of Boston Private. The purpose of the stock purchase plan is to attract and retain key personnel, and encourage stock ownership by Boston Private's employees. The stock purchase plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, referred to herein as the Code.



    On October 11, 2001, the closing price of the common stock as reported on the Nasdaq National Market System was $18.04 per share.


SUMMARY OF THE STOCK PURCHASE PLAN

    The following description of material terms of the stock purchase plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the stock purchase plan, which is included as an exhibit to the registration statement of which this joint proxy statement and prospectus is a part.


    The stock purchase plan is administered by the Compensation Committee. The stock purchase plan provides that all employees of Boston Private who work at least 20 hours per week are eligible to participate in the stock purchase plan, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent or more of the voting stock of Boston Private. As of October 11, 2001, the number of employees potentially eligible to participate in the stock purchase plan is approximately 230 persons.



    The stock purchase plan provides for two "purchase periods" within each year, the first commencing on January 1 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year. Eligible employees may elect to become participants in the stock purchase plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the stock purchase plan. Shares are purchased through the accumulation of payroll deductions of not less than one percent nor more than 15% of each participant's compensation. The maximum number of shares of common stock that can be purchased under the stock purchase plan during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the purchase period by the purchase price per share for the stock. The purchase price per share will be the 85% of the fair market value of the common stock as of either the beginning or ending date of the semi-annual purchase period of shares for the participant's account, whichever is lower.


    An option granted under the stock purchase plan is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with Boston Private.

    The number of shares that are reserved for issuance under the stock purchase plan is subject to adjustment for stock splits and similar events. The proceeds received by Boston Private from exercise under the stock purchase plan will be used for the general purposes of Boston Private. Shares issued under the stock purchase plan may be authorized but unissued or shares reacquired by Boston Private and held in its treasury.

    The stock purchase plan shall remain in full force and effect until suspended or discontinued by the board of directors. The board of directors may at any time or times amend or revise the stock purchase plan for any purposes which may at any time be permitted by law, or may at any time terminate the stock purchase plan. No amendment of the stock purchase plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.


    The stock purchase plan will become effective as of January 1, 2002, provided that it is approved by the shareholders of Boston Private.


FEDERAL INCOME TAX CONSIDERATIONS UNDER THE STOCK PURCHASE PLAN

    The stock purchase plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the stock purchase plan or when purchasing the shares of common stock during an offering under the plan. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

    The following is a summary of the federal income tax consequences resulting from acquiring stock under the stock purchase plan:


    If shares acquired under the stock purchase plan are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the common stock on the first day of the purchase period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (I.E., the employee's purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to Boston Private.



    If shares acquired under the stock purchase plan are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to Boston Private.


STOCK PURCHASE PLAN BENEFITS

    No employee of Boston Private has purchased shares of common stock under the stock purchase plan. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the stock purchase plan are not determinable.

VOTE REQUIRED FOR APPROVAL

    A quorum must be present and the holders of a majority of shares present or represented by proxy and entitled to vote and voting on such matter must vote in favor of approval and adoption of the stock purchase plan.

RECOMMENDATION

    THE BOARD OF DIRECTORS OF BOSTON PRIVATE RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE STOCK PURCHASE PLAN.

AMENDMENT TO BOSTON PRIVATE'S ARTICLES OF ORGANIZATION TO INCREASE THE AGGREGATE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

SUMMARY OF THE AMENDMENT TO BOSTON PRIVATE'S ARTICLES OF ORGANIZATION


    The board of directors of Boston Private has adopted a vote approving and recommending to the shareholders for their approval, an amendment to Boston Private's articles of organization to increase the aggregate number of authorized shares of common stock, par value $1.00 per share, by 40,000,000 shares from 30,000,000 to 70,000,000 shares of common stock. The authorized number of shares of common stock of Boston Private currently consists of 30,000,000 shares of common stock of which 16,582,686 shares were issued and outstanding on October 11, 2001.



    The purpose of the proposed amendment is to provide additional authorized shares of common stock for possible use in connection with future financings, investment opportunities, acquisitions, employee benefit or dividend reinvestment plan distributions, other distributions, such as stock dividends or stock splits, or for other corporate purposes. Boston Private has no plans or commitments at this time for the issuance of the additional authorized common stock other than the issuance of shares in connection with the acquisition of Borel, but desires to position itself to issue additional shares when needs arise and market conditions warrant. Boston Private should have enough unissued, authorized shares of common stock to consummate the acquisition of Borel, even if its articles of organization are not amended to increase the aggregate number of authorized shares of common stock.


    If the proposed amendment is approved by the Boston Private shareholders, 70,000,000 shares of common stock will be authorized for issuance and the additional authorized common stock may be issued by Boston Private without any further action by its shareholders. The issuance of additional authorized shares may, among other things, have a dilutive effect on earnings per share, on the equity and on the voting power of existing holders of common stock. In addition, such issuance may also be deemed to have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. Although the board of directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares could also enable the board of directors to render more difficult or discourage an attempt by another person or entity to obtain control of Boston Private.

VOTE REQUIRED FOR APPROVAL

    A quorum must be present and the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter must vote in favor of the amendment to Boston Private's articles of organization to increase the aggregate number of authorized shares of common stock.

RECOMMENDATION

    THE BOARD OF DIRECTORS OF BOSTON PRIVATE RECOMMENDS A VOTE FOR THE AMENDMENT TO BOSTON PRIVATE'S ARTICLES OF ORGANIZATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 LEGAL MATTERS


    Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the shares of Boston Private common stock offered by this joint proxy statement and prospectus for Boston Private. Nixon Peabody LLP has passed upon certain federal income tax consequences of the merger for Borel and Borel's shareholders.

                                    EXPERTS


    The consolidated financial statements of Boston Private and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference in this joint proxy statement and prospectus and elsewhere in the registration statement have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in Annex H of this joint proxy statement and prospectus upon the authority of said firm as experts in giving said reports.



    The consolidated financial statements of Borel Bank & Trust Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, included in this joint proxy statement and prospectus and the registration statement have been audited by KPMG LLP, independent auditors, as set forth in their report herein and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

    Boston Private files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Boston Private files with the SEC at the SEC's public reference rooms at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549


    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.


    Reports, proxy statements and other information concerning Boston Private or Borel may also be inspected at the offices of Nasdaq Stock Market, located at 1735 K Street, N.W., Washington, D.C. 20006. Boston Private's SEC file number is 0-17089. Borel's FDIC Certificate Number is 23092.


    Borel files annual, quarterly and special reports, proxy statements and other information with the Registration, Disclosure and Securities Operations section of the Federal Deposit Insurance Corporation. It is also registered under the Securities Exchange Act of 1934, as amended. You may read any reports, statements or other information that Borel files with the FDIC at the FDIC's public reference room at the following location:



                     Federal Deposit Insurance Corporation
                        550 17th Street NW, Room F-6043
                              Washington, DC 20429



    Copies of Borel's filings may be obtained at nominal fees by contacting
Ms. Marcia Fields by telephone at (202) 899-8913 or by facsimile at
(202) 898-3909. Financial information for both Borel and Boston Private is filed quarterly on the FFIEC call report. This information is available at the website maintained by the FDIC at www.fdic.gov.


    Boston Private has filed a registration statement on Form S-4 to register with the SEC the Boston Private common stock to be issued to Borel shareholders in the merger. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of Boston Private in addition to being a joint proxy statement of Borel and Boston Private. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all the information you can find in Boston Private's registration statement or the exhibits to the registration statement. Statements made in this joint proxy statement and prospectus as to the content of any contract, agreement or other document referenced to are not necessarily complete. With respect to each of those contracts, agreements or other documents to be filed or incorporated by reference as an exhibit to the registration statement, you should refer to the corresponding exhibit, when it is filed, for a more complete description of the matter involved and read all statements in this joint proxy statement and prospectus in light of that exhibit.


    The SEC allows Boston Private to incorporate by reference the information that Boston Private files with the SEC. Incorporation by reference means that Boston Private can disclose important information to you by referring you to other documents that are legally considered to be part of this joint proxy statement and prospectus, and later information that Boston Private files with the Securities and Exchange Commission will automatically update and supersede the information in this joint proxy statement and prospectus and the documents listed below.



    Boston Private incorporates by reference the specific documents listed below and any future filings Boston Private makes with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this joint proxy statement and prospectus and prior to the date of either of the special meetings and the dates all of the transactions contemplated in this joint proxy statement and prospectus are completed:



    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;


    - Current Report on Form 8-K filed on July 3, 2001;

    - Proxy Statement filed on March 9, 2001 for the shareholders meeting held on April 19, 2001; and

    - The description of Boston Private's common stock contained in the registration statement on Form SB-2 filed on August 30, 1993 (file no. 033-68054), including all amendments and reports updating such description.


    YOU MAY REQUEST A COPY OF BOSTON PRIVATE'S FILINGS, AND ANY EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE AS AN EXHIBIT IN THIS JOINT PROXY STATEMENT AND PROSPECTUS, AT NO COST, BY WRITING OR TELEPHONING BOSTON PRIVATE AT THE FOLLOWING ADDRESS: BOSTON PRIVATE FINANCIAL HOLDINGS, INC.,
TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109, ATTENTION: WALTER M. PRESSEY, CLERK. TELEPHONE REQUESTS MAY BE DIRECTED TO WALTER M. PRESSEY AT
(617) 912-1900.



    You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus. Boston Private has supplied all information contained or incorporated by reference in this joint proxy statement and prospectus relating to Boston Private and its subsidiaries, and Borel has supplied all such information relating to Borel. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated October 15, 2001. You should not assume that the information contained in this joint proxy statement and prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement and prospectus to Borel shareholders and Boston Private shareholders nor the issuance of Boston Private common stock in the merger creates any implication to the contrary.


                          FUTURE SHAREHOLDER PROPOSALS

    Borel will hold an annual meeting in the year 2002 only if the merger is not completed. If such meeting is held, the deadline for receipt of a proposal to be considered for inclusion in Borel's proxy statement for the 2002 annual meeting will be November 9, 2001. Additionally, with respect to any proposal by shareholders not submitted for inclusion in Borel's proxy statement for the 2002 annual meeting, if notice of such proposal is not received by February 23, 2002, such notice will be considered untimely, and Borel's proxy holders shall have discretionary authority to vote on such proposal.

    Shareholder proposals intended to be presented at the next annual meeting of Boston Private's shareholders must be received by Boston Private on or before November 9, 2001 in order to be considered for inclusion in Boston Private's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in Boston Private's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Boston Private Financial
Holdings, Inc., Ten Post Office Square, Boston, MA 02109.


    A shareholder of record who wished to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in Boston Private's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in Boston Private's by-laws, to Boston Private at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before this anniversary or more than 60 days after this anniversary, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 60th day prior to the scheduled date of such annual meeting or
(b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. For proposals to be presented at the next annual meeting of shareholders, written notice of such proposals must be provided no earlier than December 19, 2001 and no later than February 17, 2002. If a shareholder wishes to include the proposal in Boston Private's proxy statement, the proposal must be submitted prior to November 9, 2001. Proxies solicited by Boston Private's board of directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

            INDEX TO BOREL BANK & TRUST COMPANY FINANCIAL STATEMENTS

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Independent Auditors' Report................................    FS-2

Balance Sheets as of December 31, 2000 and 1999.............    FS-3

Statements of Income for the years ended December 31, 2000,
  1999 and 1998.............................................    FS-4

Statements of Comprehensive Income for the years ended
  December 31, 2000, 1999 and 1998..........................    FS-5

Statements of Changes in Shareholders' Equity for the years
  ended December 31, 2000, 1999 and 1998....................    FS-6

Statements of Cash Flows for the years ended December 31,
  2000, 1999 and 1998.......................................    FS-7

Notes to Financial Statements...............................    FS-8

Statements of Income for the three months ended March 31,
  2001 and 2000.............................................   FS-24

Statements of Income for the three and six months ended June
  30, 2001 and 2000.........................................   FS-25

Statement of Cash Flows for the six months ended June 30,
  2001 and 2000.............................................   FS-27

Balance Sheets as of June 30, 2001 and 2000.................   FS-28

Consolidated Statement of Comprehensive Income..............   FS-29

Calculation of Shares Outstanding...........................   FS-30

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Borel Bank & Trust Company:

    We have audited the accompanying balance sheets of Borel Bank & Trust Company (the Bank) as of December 31, 2000 and 1999, and the related statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Borel Bank & Trust Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                        /s/ KPMG LLP

February 26, 2001

                           BOREL BANK & TRUST COMPANY

                                 BALANCE SHEETS

                           DECEMBER 31, 2000 AND 1999

                                 (IN THOUSANDS)


                                                                2000       1999
                                                              --------   --------
                                     ASSETS
Cash and due from banks.....................................  $ 32,119   $ 23,892
Federal funds sold and money market account.................    61,000     20,961
                                                              --------   --------
      Cash and cash equivalents.............................    93,119     44,853
                                                              --------   --------
Available-for-sale securities at fair value.................    37,682     30,947
                                                              --------   --------
Loans.......................................................   233,859    233,547
Allowance for loan losses...................................    (4,158)    (3,906)
                                                              --------   --------
      Net loans.............................................   229,701    229,641
                                                              --------   --------
Bank premises and equipment, net............................     1,506      1,256
Accrued interest receivable.................................     2,027      1,555
Other assets................................................     7,243      7,108
                                                              --------   --------
                                                              $371,278   $315,360
                                                              ========   ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits....................................................  $337,489   $285,573
Accrued interest payable....................................       912        670
Other liabilities...........................................     4,087      3,981
                                                              --------   --------
      Total liabilities.....................................   342,488    290,224
                                                              --------   --------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value; 1,000,000 shares authorized
    and unissued............................................        --         --
  Common stock, no par value; 8,000,000 shares authorized;
    2,938,226 and 2,937,226 shares issued and outstanding at
    December 31, 2000 and 1999, respectively................    14,685     14,667
  Retained earnings.........................................    14,028     10,691
  Accumulated other comprehensive income:
    Net unrealized gain (loss) on available-for-sale
      securities............................................        77       (222)
                                                              --------   --------
      Total shareholders' equity............................    28,790     25,136
                                                              --------   --------
                                                              $371,278   $315,360
                                                              ========   ========


                See accompanying notes to financial statements.

                           BOREL BANK & TRUST COMPANY

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                        (IN THOUSANDS EXCEPT PER SHARE)


                                                                2000       1999       1998
                                                              --------   --------   --------
Interest income:
  Loans.....................................................  $21,856    $19,289    $15,169
  Federal funds sold and money market investments...........    2,942      1,010      1,515
  Investment securities:
    Taxable.................................................    2,085      2,545      2,809
    Exempt from federal income taxes........................       73         43         47
                                                              -------    -------    -------
      Total interest income.................................   26,956     22,887     19,540
Interest on deposits........................................    9,400      7,599      7,407
                                                              -------    -------    -------
      Net interest income...................................   17,556     15,288     12,133
Provision for loan losses...................................      260        525        240
                                                              -------    -------    -------
      Net interest income after provision for loan losses...   17,296     14,763     11,893
                                                              -------    -------    -------
Other income:
  Service charges on deposits...............................      418        410        381
  Trust income..............................................    2,238      2,263      1,939
  Earnings on officers' life insurance......................      242        234        234
  Other.....................................................      255        679        346
                                                              -------    -------    -------
      Total other income....................................    3,153      3,586      2,900
                                                              -------    -------    -------
Other expenses:
  Salaries..................................................    4,946      4,524      4,109
  Employee benefits.........................................      660        667        652
  Occupancy.................................................      735        723        729
  Furniture, fixtures and equipment.........................      658        630        460
  Legal services............................................       77        100        263
  Trust property management fees............................       21         19         18
  FDIC insurance............................................       57         29         25
  Foreclosed assets.........................................       --         --        (16)
  Other.....................................................    2,487      2,296      2,333
                                                              -------    -------    -------
      Total other expenses..................................    9,641      8,988      8,573
                                                              -------    -------    -------
      Income before income taxes............................   10,808      9,361      6,220
Income taxes................................................    4,386      3,958      2,487
                                                              -------    -------    -------
      Net income............................................  $ 6,422    $ 5,403    $ 3,733
                                                              =======    =======    =======
Basic earnings per share....................................  $  2.19    $  1.85    $  1.29
                                                              =======    =======    =======
Weighted-average number of shares outstanding...............    2,938      2,925      2,896
                                                              =======    =======    =======
Diluted earnings per share..................................  $  2.18    $  1.84    $  1.28
                                                              =======    =======    =======
Weighted-average number of shares outstanding--assuming full
  dilution..................................................    2,952      2,935      2,924
                                                              =======    =======    =======


                See accompanying notes to financial statements.

                           BOREL BANK & TRUST COMPANY

                       STATEMENTS OF COMPREHENSIVE INCOME

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                 (IN THOUSANDS)


                                                                2000       1999       1998
                                                              --------   --------   --------
Net income..................................................   $6,422     $5,403     $3,733
                                                               ------     ------     ------
Other comprehensive income, net of tax:
  Change in unrealized gain (loss) on available-for-sale
    securities..............................................      298       (504)       210
  Minimum pension liability adjustment......................       --        188         16
                                                               ------     ------     ------
      Other comprehensive income (loss).....................      298       (316)       226
                                                               ------     ------     ------
      Comprehensive income..................................   $6,720     $5,087     $3,959
                                                               ======     ======     ======


                See accompanying notes to financial statements.

                           BOREL BANK & TRUST COMPANY



                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998



                                 (IN THOUSANDS)



                                                                                  ACCUMULATED OTHER
                                                                                COMPREHENSIVE INCOME
                                                                             ---------------------------
                                                                             NET UNREALIZED
                                                                             GAIN (LOSS) ON    MINIMUM
                                         COMMON STOCK                          SECURITIES      PENSION         TOTAL
                                    -----------------------     RETAINED       AVAILABLE-     LIABILITY    SHAREHOLDERS'
                                     SHARES       AMOUNT        EARNINGS        FOR-SALE      ADJUSTMENT      EQUITY
                                    ---------   -----------   ------------   --------------   ----------   -------------
Balances, December 31, 1997.......      2,867   $    14,178   $      7,232      $      72     $    (215)   $     21,267
Stock options exercised...........         37           184             --             --            --             184
Tax effect of exercised options...         --           120             --             --            --             120
Cash dividend declared and paid
  ($0.80 per share)...............         --            --         (2,315)            --            --          (2,315)
Net change in unrealized gain on
  securities available for sale,
  net of tax of $146,874..........         --            --             --            210            --             210
Minimum pension liability
  adjustment......................         --            --             --             --            27              27
Net income........................         --            --          3,733             --            --           3,733
                                    ---------   -----------   ------------      ---------     ---------    ------------
Balances, December 31, 1998.......      2,904        14,482          8,650            282          (188)         23,226
Stock options exercised...........         33           166             --             --            --             166
Tax effect of exercised options...         --            19             --             --            --              19
Cash dividend declared and paid
  ($1.15 per share)...............         --            --         (3,362)            --            --          (3,362)
Net change in unrealized gain
  (loss) on securities available
  for sale, net of tax benefit of
  $353,150........................         --            --             --           (504)           --            (504)
Minimum pension liability
  adjustment......................         --            --             --             --           188             188
Net income........................         --            --          5,403             --            --           5,403
                                    ---------   -----------   ------------      ---------     ---------    ------------
Balances, December 31, 1999.......      2,937        14,667         10,691           (222)           --          25,136
Stock options exercised...........          1            17             --             --            --              17
Tax effect of exercised options...         --             1             --             --            --               1
Cash dividend declared and paid
  ($1.05 per share)...............         --            --         (3,085)            --            --          (3,085)
Net change in unrealized gain on
  securities available for sale,
  net of tax of $209,183..........         --            --             --            299            --             299
Net income........................         --            --          6,422             --            --           6,422
                                    ---------   -----------   ------------      ---------     ---------    ------------
Balances, December 31, 2000.......      2,938   $    14,685   $     14,028      $      77            --    $     28,790
                                    =========   ===========   ============      =========     =========    ============



                See accompanying notes to financial statements.

                           BOREL BANK & TRUST COMPANY

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                 (IN THOUSANDS)


                                                                2000       1999       1998
                                                              --------   --------   --------
Cash flows from operating activities:
  Net income................................................  $  6,422   $  5,403   $  3,733
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Accretion (amortization) on available-for-sale
      securities............................................         0       (153)      (131)
    Depreciation and amortization...........................       386        404        268
    Provision for loan losses...............................       260        525        240
    Deferred tax benefit....................................       (70)      (896)       (73)
    Gain on sale of available-for-sale securities...........        --        (63)        --
    Loss on retirement of equipment.........................        --         --          5
    Gain on sale and writedowns of foreclosed assets........        --         --         (5)
    Changes in operating assets and liabilities:
      Accrued interest receivable...........................      (471)      (105)        23
      Other assets..........................................      (273)     1,624     (1,987)
      Accrued interest payable..............................       241        (39)       171
      Other liabilities.....................................       106      1,093        327
                                                              --------   --------   --------
        Net cash provided by operating activities...........     6,601      7,793      2,571
                                                              --------   --------   --------
Cash flows from investing activities:
  Proceeds from maturities of investment securities.........  $ 12,220   $ 23,205   $ 20,520
  Proceeds from sales of investment securities..............        --     12,100         --
  Purchase of investment securities.........................   (18,447)   (13,033)   (26,274)
  Net disbursements of loans................................      (320)   (62,685)   (16,083)
  Purchase of bank premises and equipment...................      (636)      (504)      (283)
  Purchase of officers' life insurance......................        --         --       (385)
  Proceeds from sales of other real estate..................        --         --        483
                                                              --------   --------   --------
        Net cash used in investing activities...............    (7,183)   (40,917)   (22,022)
                                                              --------   --------   --------
Cash flows from financing activities:
  Net increase in demand deposits and savings accounts......    38,138     29,932     21,992
  Increase (decrease) in time deposits......................    13,778     (3,905)    28,375
  Proceeds from exercise of common stock options............        17        166        183
  Dividends paid............................................    (3,085)    (3,362)    (2,315)
                                                              --------   --------   --------
        Net cash provided by financing activities...........    48,848     22,831     48,235
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........    48,266    (10,293)    28,784
Cash and cash equivalents at beginning of year..............    44,853     55,146     26,362
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $ 93,119   $ 44,853   $ 55,146
                                                              ========   ========   ========
Supplemental disclosures of cash flow information:
  Cash paid during the year:
    Interest................................................  $  9,158   $  7,638   $  7,236
                                                              ========   ========   ========
    Income taxes............................................  $  4,426   $  4,040   $  2,325
                                                              ========   ========   ========
  Noncash operating activities:
    Change in minimum pension liability.....................  $     --   $    188   $     27
                                                              ========   ========   ========


                See accompanying notes to financial statements.

                           BOREL BANK & TRUST COMPANY

                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Borel Bank & Trust Company (the Bank) was incorporated in the state of California on June 1, 1979, and commenced operations on April 2, 1980. Borel provides a full range of banking services to individual and corporate customers located on the Peninsula of the San Francisco Bay. Borel is subject to competition from other financial institutions and to regulations of certain agencies, and undergoes periodic examinations by those regulatory agencies.

    The following is a summary of significant policies used in the preparation of the accompanying financial statements:

    (A) BASIS OF PRESENTATION

    The accounting and reporting policies of Borel conform with generally accepted accounting principles and general practices within the banking industry.

    (B) CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and money market accounts. Generally, federal funds are sold for a one-day period.

    (C) INVESTMENT SECURITIES

    Borel's entire portfolio is classified as available-for-sale as of December 31, 2000 and 1999. The available-for-sale securities portfolio consists of U.S. Treasury notes and bills, U.S. Government Agency notes, and municipal securities. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities, net of the related tax effect, are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

    Available-for-sale securities as of December 31, 2000 had a net unrealized gain of $76,894, net of deferred taxes of $53,841.

    (D) LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at the amount of unpaid principal, reduced by the allowance for loan losses and net unamortized loan and commitment fees. Interest on loans is calculated using the simple interest method on daily balances of the principal amounts outstanding. All loans that are delinquent for more than 90 days with respect to interest or principal are placed on nonaccrual status. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is charged against current period income. Interest income on these loans is recognized only to the extent that cash is received and where the future collection of principal is probable.

    The allowance for loan losses is established through provisions for loan losses, which are charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is maintained at an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall

                           BOREL BANK & TRUST COMPANY

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) portfolio quality, review of specific problem loans, and current economic conditions that may affect a borrower's ability to pay. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Borel's allowance for loan losses. Such agencies may require Borel to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

    (E) BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are stated at cost less accumulated depreciation and amortization, which is computed using the straight-line method over the estimated useful lives of the assets (five to seven years). Leasehold improvements are amortized on a straight-line basis over the estimated useful lives of the leasehold improvements or the terms of the respective leases, whichever is shorter.

    (F) FORECLOSED ASSETS

    Foreclosed assets consist of real estate acquired in satisfaction of troubled debt and are recorded at the lower of cost or estimated fair value at the time of foreclosure, which becomes their new cost basis. Subsequently, foreclosed assets are carried at the lower of cost or fair value less estimated selling costs. When the carrying value of the real estate acquired through foreclosure exceeds its fair value, a provision for loss on foreclosed assets is charged to other expenses. Operating results from foreclosed assets, including rental income, operating expenses, and gains and losses realized from the sales of foreclosed assets, are recorded in foreclosed assets expense.

    (G) INCOME TAXES

    Borel accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and then a valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

    (H) NET INCOME PER SHARE OF COMMON STOCK

    Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

    (I) STOCK OPTION PLAN

    Borel has adopted Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the

                           BOREL BANK & TRUST COMPANY

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) fair value of all stock-based awards on the date of grant. Borel has elected to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provide the pro forma disclosure provisions of SFAS No. 123.

    (J) USE OF ESTIMATES

    Management of Borel has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (K) DERIVATIVE FINANCIAL INSTRUMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the balance sheets and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF EFFECTIVE DATE. In June 2000, the FASB issued SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES, an amendment of SFAS No. 133. SFAS No. 138 addresses a limited number of issues causing implementation difficulties for entities which are required to apply SFAS No. 133. SFAS No. 137 deferred the effective date to the fiscal quarters of fiscal years beginning after June 15, 2000. Borel expects to adopt SFAS No. 133, as amended on January 1, 2001. In accordance with Borel's investment policy, Borel does not directly invest in derivative financial instruments and does not expect a significant impact on Borel's financial statements related to Statement No. 133.

    (L) SEGMENT REPORTING

    Management views Borel as operating in only one segment; therefore, separate reporting of financial information is not considered necessary. Management views and manages Borel as a one-business enterprise that operates in a single economic environment, since the products and services, types of customers, and regulatory environment all have similar economic characteristics.

                           BOREL BANK & TRUST COMPANY

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (M) COMPREHENSIVE INCOME

    Components of other comprehensive income (loss) and the related income tax expense or benefits for the years ended December 31, 2000, 1999 and 1998 consisted of the following:

                                                                2000       1999        1998
                                                              --------   ---------   ---------
    Changes in unrealized gains (losses) on
      available-for-sale securities:
      Unrealized holding (losses) gains arising during
        period..............................................  $508,183   $(857,160)  $ 356,490
      Related tax benefit (expense).........................  (209,371)    353,150    (146,874)
    Changes in minimum pension liability:
      Gross change..........................................        --     187,765      27,308
      Related tax (expense) benefit.........................        --     (77,359)    (10,923)
                                                              --------   ---------   ---------
        Other comprehensive income (loss)...................  $298,812   $(393,604)  $ 226,001
                                                              ========   =========   =========

    (N) RECLASSIFICATION

    Certain prior year amounts in the accompanying financial statements have been reclassified in order to conform with the current year presentation.

(2) AVAILABLE-FOR-SALE SECURITIES

    The amortized cost, unrealized gains, unrealized losses, and fair values for available-for-sale securities by major security type as of December 31 were as follows:

                                                                 UNREALIZED   UNREALIZED
                                                AMORTIZED COST     GAINS        LOSSES     FAIR VALUE
                                                --------------   ----------   ----------   -----------
2000:
  U.S. Treasury...............................   $19,997,961      $155,844    $ (15,865)   $20,137,940
  U.S. Government Agency......................    15,999,082        20,242      (55,894)    15,963,430
  Municipal...................................     1,554,209        26,619         (212)     1,580,616
                                                 -----------      --------    ---------    -----------
                                                 $37,551,252      $202,705    $ (71,971)   $37,681,986
                                                 ===========      ========    =========    ===========
1999:
  U.S. Treasury...............................   $14,078,470      $  2,983    $ (93,953)   $13,987,500
  U.S. Government Agency......................    15,999,266            --     (283,282)    15,715,984
  Municipal...................................     1,246,430         7,797      (10,993)     1,243,234
                                                 -----------      --------    ---------    -----------
                                                 $31,324,166      $ 10,780    $(388,228)   $30,946,718
                                                 ===========      ========    =========    ===========

                           BOREL BANK & TRUST COMPANY

(2) AVAILABLE-FOR-SALE SECURITIES (CONTINUED)
    The amortized cost and fair value of available-for-sale securities as of December 31, 2000 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

                                                    AMORTIZED COST   FAIR VALUE
                                                    --------------   -----------
Due in one year or less...........................   $22,124,293     $22,078,295
Due after one year through five years.............    15,426,959      15,603,691
                                                     -----------     -----------
                                                     $37,551,252     $37,681,986
                                                     ===========     ===========

    There are no significant concentrations of available-for-sale securities (greater than 10% of shareholders' equity) in any individual security issues, except for U.S. Treasury and U.S. Government Agency securities.

    Available-for-sale securities with an amortized cost of $16,995,448 and $19,079,045 as of December 31, 2000 and 1999, respectively, were pledged to secure public and trust deposits and for other purposes required or permitted by law. The terms of the various pledge agreements provide for pledged securities that are sold to be substituted with similar securities.

    There were no sales of securities during 2000. Proceeds from sales of available-for-sale securities amounted to $12,100,191 as of December 31, 1999. These sales resulted in a gross realized loss of $8,373 and a gross realized gain of $71,923. There were no sales of securities and no gain or loss was realized during 1998.

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans as of December 31, 2000 and 1999 were as follows:

                                                       2000           1999
                                                   ------------   ------------
Commercial.......................................  $134,362,511   $142,752,640
Consumer.........................................    63,408,443     54,995,820
Construction.....................................    35,164,556     33,877,506
Other............................................     1,363,170      2,320,869
                                                   ------------   ------------
                                                    234,298,680    233,946,835
Less allowance for loans losses..................    (4,157,767)    (3,906,195)
Less unamortized loan fees.......................      (439,802)      (400,088)
                                                   ------------   ------------
                                                   $229,701,111   $229,640,552
                                                   ============   ============

    There were no impaired loans as of December 31, 2000 and 1999.

    Borel uses either the cash or cost recovery method to record cash receipts on impaired loans. Under the cash method, contractual interest is credited to interest income when received. This method is used when the ultimate collectibility of the total principal is not in doubt. Under the cost recovery method, all payments received are applied to principal.

                           BOREL BANK & TRUST COMPANY

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

    Changes in the allowance for loan losses for the years ended December 31 are summarized as follows:

                                              2000         1999         1998
                                           ----------   ----------   ----------
Balances, beginning of year..............  $3,906,195   $3,161,381   $3,004,318
Provision charged to expense.............     260,000      525,000      240,000
Loans charged off........................     (22,665)     (36,878)    (125,385)
Recoveries...............................      14,237      256,692       42,448
                                           ----------   ----------   ----------
Balances, end of year....................  $4,157,767   $3,906,195   $3,161,381
                                           ==========   ==========   ==========

    There were no loans in nonaccrual status as of December 31, 2000 and 1999. As of December 31, 2000 and 1999, there were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual. There are no troubled debt restructured loans.

    As of December 31, 2000 and 1999, loans made to or guaranteed by Borel's directors and officers totaled $3,879,604 and $2,820,037, respectively, with terms that are comparable to those extended to other customers of Borel.

    Borel's loan portfolio consists primarily of customers located in the San Mateo, California area. Although the portfolio is diversified, the ability of its customers to honor their commitments is dependent, in part, upon the economic sector (including the real estate markets) of Northern California.

(4) BANK PREMISES AND EQUIPMENT

    Major classifications of bank premises and equipment as of December 31, 2000 and 1999 are summarized as follows:

                                                        2000          1999
                                                     -----------   -----------
Furniture, fixtures and equipment..................  $ 2,829,393   $ 2,380,403
Leasehold improvements.............................    1,209,513     1,050,553
                                                     -----------   -----------
                                                       4,038,906     3,430,956
Less accumulated depreciation and amortization.....   (2,533,123)   (2,175,110)
                                                     -----------   -----------
                                                     $ 1,505,783   $ 1,255,846
                                                     ===========   ===========

    Depreciation and amortization expense amounted to $386,254, $404,297 and $268,446 in 2000, 1999 and 1998, respectively.

(5) FORECLOSED ASSETS

    There were no foreclosed assets as of December 31, 2000 and 1999.

                           BOREL BANK & TRUST COMPANY

(6) INCOME TAXES

    Comprehensive income taxes for the years ended December 31 were recorded as follows:

                                                              2000         1999         1998
                                                           ----------   ----------   ----------
Income taxes applicable to income before income tax
  expense................................................  $4,386,653   $3,958,287   $2,487,455
Shareholders' equity for compensation expense for tax
  purposes in excess of amounts recognized for financial
  reporting purposes.....................................      (1,286)     (19,411)    (119,953)
Shareholders' equity for tax effect of the change in net
  unrealized (loss) gain on investment securities........     209,372     (353,150)     146,874
                                                           ----------   ----------   ----------
  Comprehensive income taxes.............................  $4,594,739   $3,585,726   $2,514,376
                                                           ==========   ==========   ==========

    The components of the provision for income taxes included in the accompanying statements of income for the years ended December 31 were as follows:

                                              2000         1999         1998
                                           ----------   ----------   ----------
Current tax expense:
  Federal................................  $3,286,866   $3,620,380   $1,884,556
  State..................................   1,169,950    1,233,915      676,308
                                           ----------   ----------   ----------
                                            4,456,816    4,854,295    2,560,864
                                           ----------   ----------   ----------
Deferred tax expense (benefit):
  Federal................................     (61,195)    (707,616)     (55,205)
  State..................................      (8,968)    (188,392)     (18,204)
                                           ----------   ----------   ----------
                                              (70,163)    (896,008)     (73,409)
                                           ----------   ----------   ----------
                                           $4,386,653   $3,958,287   $2,487,455
                                           ==========   ==========   ==========

    Amounts for the current year are based upon estimates and assumptions as of the date of this report and could vary significantly from amounts shown on the tax returns as filed.

    In 2000 and 1999, the change in the deferred income tax asset represents the effect of changes in the amounts of temporary differences. The types of temporary differences that gave rise to significant portions of deferred tax assets and liabilities and the tax effect of those temporary differences are presented below for the years ended December 31, 2000 and 1999 (such amounts are included in other assets). No valuation allowance is established to reduce the deferred tax assets because it is more likely

                           BOREL BANK & TRUST COMPANY

(6) INCOME TAXES (CONTINUED)
than not that the tax benefits will be realized through recovery of taxes previously paid or future taxable income.

                                                                 2000         1999
                                                              ----------   ----------
Deferred tax assets:
  Difference between bad debt allowance for tax and book
    purposes................................................  $1,318,147   $1,237,885
  Deferred compensation and officers' life insurance........     475,342      537,323
  California franchise tax..................................     402,366      366,184
  Tax effect of unrealized loss on available-for-sale
    securities..............................................          --      155,530
  Other deferred deductions.................................      26,052       10,289
                                                              ----------   ----------
    Total deferred tax assets...............................   2,221,907    2,307,211
Less valuation allowance....................................          --           --
                                                              ----------   ----------
    Deferred tax assets.....................................   2,221,907    2,307,211
                                                              ----------   ----------
Deferred tax liabilities:
  Tax depreciation in excess of book........................       5,341        5,277
  Tax effect of unrealized gain on available-for-sale
    securities..............................................      53,842           --
                                                              ----------   ----------
    Total deferred tax liabilities..........................      59,183        5,277
                                                              ----------   ----------
    Net deferred tax assets.................................  $2,162,724   $2,301,934
                                                              ==========   ==========

    Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                              2000         1999         1998
                                           ----------   ----------   ----------
Federal income tax at statutory rate.....  $3,674,819   $3,182,901   $2,114,898
State income taxes, net of federal
  benefit................................     766,248      690,045      434,349
Municipal bond income....................     (21,638)     (12,951)     (14,399)
Valuation allowance......................          --           --     (148,245)
Other....................................     (32,776)      98,292      100,852
                                           ----------   ----------   ----------
  Income tax expense.....................  $4,386,653   $3,958,287   $2,487,455
                                           ==========   ==========   ==========

(7) DEPOSITS

    Deposits as of December 31 were as follows:

                                                       2000           1999
                                                   ------------   ------------
Noninterest-bearing demand.......................  $ 89,170,340   $ 65,545,798
Interest-bearing demand..........................   119,048,226    103,497,398
Savings..........................................    10,084,548     11,121,294
Time.............................................   119,186,394    105,408,606
                                                   ------------   ------------
                                                   $337,489,508   $285,573,096
                                                   ============   ============

                           BOREL BANK & TRUST COMPANY

(7) DEPOSITS (CONTINUED)

    Included in time deposits are certificates of deposit issued in amounts of $100,000 or more. These certificates and their remaining maturities as of December 31, 2000 were as follows:

Three months or less........................................  $39,543,647
Three through six months....................................   16,783,449
Six through twelve months...................................    7,126,155
Over twelve months..........................................      613,466
                                                              -----------
                                                              $64,066,717
                                                              ===========

    Borel recorded interest expense on time deposits issued in amounts of $100,000 or more of $3,079,904, $1,995,157 and $1,975,436 in 2000, 1999 and
1998, respectively.

(8) REGULATORY MATTERS

    Borel is subject to various regulatory capital adequacy requirements administered by the Federal Deposit Insurance Corporation (FDIC) and Department of Financial Institutions. The Federal Deposit Insurance Corporation Improvement Act (FDICIA) required that regulatory agencies adopt regulations defining five capital tiers for banks: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Borel's financial statements.

    Quantitative measures, established by the regulators to ensure capital adequacy, require that Borel maintain minimum ratios of capital to risk-weighted assets. There are two categories of capital under these guidelines: (1) Tier 1 capital includes common shareholders' equity and qualifying preferred stock, less goodwill and certain other deductions including the unrealized net gains and losses, after applicable taxes, on available-for-sale investment securities carried at fair value; (2) Tier 2 capital includes preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, subordinated debt, certain unsecured senior debt issued by the parent, and the allowance for loan losses, subject to limitations by the guidelines.

    Tier 2 capital is limited by the amount of Tier 1 capital. Under the guidelines, capital is compared to the relative risk related to the balance sheet. To derive the risk included in the balance sheet, one of the four risk weights (0%, 20%, 50%, and 100%) is applied to the different balance sheet and off-balance sheet assets, primarily based on the relative credit risk of the counterparty.

    Management believes that as of December 31, 2000, Borel met all capital adequacy requirements to which it is subject.

    The most recent notification from the FDIC categorized Borel as well capitalized under the FDICIA regulatory framework for prompt corrective action. To be categorized as well capitalized, the institution must maintain a total risk-based capital ratio as set forth in the following table and not be

                           BOREL BANK & TRUST COMPANY

(8) REGULATORY MATTERS (CONTINUED)
subject to a capital directive order. There are no conditions or events since that notification that management believes have changed Borel's risk-based capital category.

                                                                                                    TO BE WELL
                                                                                                 CAPITALIZED UNDER
                                                                                                    THE FDICIA
                                                                              FOR CAPITAL             PROMPT
                                                                               ADEQUACY             CORRECTIVE
                                                          ACTUAL               PURPOSES          ACTION PROVISIONS
                                                    -------------------   -------------------   -------------------
                                                     AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                                    --------   --------   --------   --------   --------   --------
                                                                            (IN THOUSANDS)
As of December 31, 2000:
  Total capital (to risk-weighted assets).........  $32,282     11.32%    $22,804      8.00%    $28,505     10.00%
  Tier 1 capital (to risk-weighted assets)........   28,711     10.07      11,402      4.00      17,103      6.00
  Tier 1 capital (to average assets) (Leverage
    ratio)........................................   28,711      7.93      14,485      4.00      18,106      5.00

As of December 31, 1999:
  Total capital (to risk-weighted assets).........   28,727     10.68      21,510      8.00      26,888     10.00
  Tier 1 capital (to risk-weighted assets)........   25,358      9.43      10,755      4.00      16,133      6.00
  Tier 1 capital (to average assets) (Leverage
    ratio)........................................   25,358      8.01      12,663      4.00      15,829      5.00

    Additionally, banking regulations limit the amount of dividends that may be paid without prior approval of Borel's regulatory agency. Retained earnings against which dividends may still be paid without prior approval of the state banking regulators amounted to $6,795,606 as of December 31, 2000, subject to the minimum capital ratio requirements noted above.

    Aggregate reserves (in the form of deposits with the Federal Reserve Bank) of $15,467,930 were maintained to satisfy federal regulatory requirements as of December 31, 2000.

(9) STOCK OPTION AND STOCK OWNERSHIP PLANS

    The Board of Directors has approved the 1998 stock option plan for nonemployee Directors and key full-time salaried officers of Borel, under which 402,266 shares of Borel's common stock have been reserved and available for grant. This stock option plan was approved by the shareholders at the May 1999 meeting. The exercise price of the options is equal to the market price of Borel's common stock on the date of issuance. Nonemployee Directors' options vest 25% one year from the date of grant and an additional 25% each year thereafter. All other options vest 20% one year from the date of grant and an additional 20% each year thereafter. Any vested portion of an option may be exercised at any time prior to expiration of the option.

                           BOREL BANK & TRUST COMPANY

(9) STOCK OPTION AND STOCK OWNERSHIP PLANS (CONTINUED)
    Changes in stock options for the years ended December 31, 2000, 1999 and 1998 are summarized as follows:

                                                              NUMBER OF   PRICE RANGE
                                                               OPTIONS     PER OPTION
                                                              ---------   ------------
Outstanding as of December 31, 1997 (47,648 exercisable)....   213,240
  Exercised.................................................   (37,282)   $ 4.10-10.57
  Forfeited.................................................    (5,904)     4.86-19.50
                                                               -------
Outstanding as of December 31, 1998 (50,180 exercisable)....   170,054
  Granted...................................................    20,000           16.63
  Exercised.................................................   (32,556)     4.85-12.50
  Forfeited.................................................    (6,000)          19.50
                                                               -------
Outstanding as of December 31, 1999 (57,538 exercisable)....   151,498
  Exercised.................................................    (1,000)          16.63
  Forfeited.................................................    (3,000)          19.50
                                                               -------
Outstanding as of December 31, 2000 (92,238 exercisable)....   147,498      4.86-19.50
                                                               =======

    Borel did not grant options in 2000. The fair value of each stock option granted in 1999 is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used in 1999: dividend yield of 6.02% expected volatility of 24.86%; risk-free interest rate of 6.42%; and expected life of seven years. The weighted-average fair value of stock options granted during 1999 was $2.91.

    Borel applies APB Opinion No. 25 in accounting for its plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the compensation cost for Borel been determined based on the fair value at the grant date for its stock options under SFAS
No. 123, Borel's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                              2000         1999         1998
                                           ----------   ----------   ----------
Net income:
  As reported............................  $6,421,639   $5,403,187   $3,732,832
  Pro forma..............................   6,336,906    5,324,920    3,661,032

Earnings per share:
  As reported:
    Basic................................        2.19         1.85         1.29
    Diluted..............................        2.18         1.84         1.28

  Pro forma:
    Basic................................        2.16         1.82         1.26
    Diluted..............................        2.15         1.81         1.25

    Borel has an employee stock ownership plan (the Plan) in which all employees are eligible to participate. Contributions to the Plan are made by Borel and allocated in the ratio that the compensation of each participant bears to the total compensation of all participants for the plan year.

                           BOREL BANK & TRUST COMPANY

(9) STOCK OPTION AND STOCK OWNERSHIP PLANS (CONTINUED)
The employees' right to receive benefits under the Plan vests 20% at the end of the third year of credited service and 20% for each year thereafter. Purchases of Borel's common stock are made on the open market. The Board of Directors of Borel authorized contributions to the Plan amounting to $200,000 in 2000, $189,983 in 1999 and $166,289 in 1998.

    Borel has a Salary Deferral 401(k) Plan in which all full-time and certain part-time employees are eligible to participate after one year of employment. The participants may elect to defer up to 6% of their salaries. Borel has agreed to match 50% of the deferred amount. The employees' right to receive the matched amount vests in the same manner as the employee stock ownership plan. The matching contributions in 2000, 1999 and 1998, amounted to $81,560, $72,017 and $73,711, respectively.

(10) SALARY CONTINUATION AND DEFERRED COMPENSATION PLANS

    Borel sponsors a discretionary salary continuation plan for a select group of officers. The officers become eligible for benefits under the salary continuation plan if they reach a defined retirement age while working for Borel. In December 1990, Borel implemented a discretionary deferred compensation plan for directors.

    The salary continuation plan and the deferred compensation plan (the Plans) are accounted for in accordance with APB Opinion No. 12, CLASSIFICATION AND DISCLOSURE OF ALLOWANCES, DISCLOSURE OF DEPRECIABLE ASSETS AND DEPRECIATION, DEFERRED COMPENSATION CONTRACTS, CAPITAL CHARGES, CONVERTIBLE DEBT AND DEBT ISSUED WITH STOCK WARRANTS AND AMORTIZATION OF DEBT DISCOUNT AND EXPENSE OR PREMIUMS. Accordingly, compensation expense related to each contract is accounted for individually and on an accrual basis. In prior years, the Plans were accounted for in accordance with SFAS No. 87, EMPLOYERS ACCOUNTING FOR PENSIONS. There is no impact on the financial position or results of operations for Borel as a result of accounting for the Plans under APB Opinion No. 12. The net amount recognized in other liabilities as of December 31, 2000 is $2,670,952.

    The following table sets forth the funded status of Borel's salary continuation and deferred compensation plans, change in benefit obligations, and amounts recognized in the 1999 balance sheet and for the year ended
December 31, 1999:

Benefit obligation at beginning of year.....................  $(2,331,176)
Service cost................................................     (138,820)
Interest cost...............................................     (193,746)
Benefits paid...............................................       95,021
Actuarial loss..............................................      146,896
                                                              -----------
  Benefit obligation at end of year.........................   (2,421,825)
Funded status...............................................           --
                                                              -----------
  Net amount recognized in other liabilities................  $(2,421,825)
                                                              ===========
Weighted-average discount rate..............................         8.00%

    In accordance with SFAS No. 87, Employers' Accounting for Pensions, Borel recorded an adjustment in 1999 as shown in the table above, to recognize a minimum pension liability adjustment relating to the plans.

                           BOREL BANK & TRUST COMPANY

(10) SALARY CONTINUATION AND DEFERRED COMPENSATION PLANS (CONTINUED)
    Borel has purchased life insurance contracts relating to these plans. Borel has single premium life insurance policies with cash surrender values totaling $4,720,896 and $4,525,594, which are included in other assets on the accompanying balance sheets, as of December 31, 2000 and 1999, respectively.

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair values of Borel's financial instruments as of December 31, 2000 and 1999 were as follows:

                                                   2000                          1999
                                        ---------------------------   ---------------------------
                                          CARRYING                      CARRYING
                                           AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                        ------------   ------------   ------------   ------------
Assets:
  Available-for-sale securities.......  $ 37,681,986   $ 37,681,986   $ 30,946,718   $ 30,946,718
  Net loans...........................   229,701,111    217,198,201    229,640,552    224,307,896

Liabilities:
  Demand deposits.....................   208,218,566    208,002,496    169,043,196    169,043,196
  Savings deposits....................    10,084,548     10,084,548     11,121,294     11,121,294
  Time deposits.......................   119,186,394    120,130,736    105,408,606    106,214,050

    These fair values do not represent actual amounts that may be realized upon any sale or liquidation of the related assets or liabilities. In addition, these values do not give effect to discounts to fair value which may occur when financial instruments are sold in large quantities. The fair values presented above represent Borel's best estimate of fair value using the methodologies discussed below.

    (A) AVAILABLE-FOR-SALE SECURITIES

    For available-for-sale securities, securities are carried at fair value, which equals quoted market prices.

    (B) LOANS RECEIVABLE

    For all variable rate loans, overdrafts and overdraft lines of credit, fair value is estimated as the carrying amount. The fair value of nonperforming loans is estimated by discounting the future estimated cash flows using a rate commensurate with the risk associated with the loan. Fixed rate loans are valued by discounting the future cash flows expected to be received from the loans using current interest rates charged on loans with similar characteristics. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

    All outstanding commitments to originate loans as of December 31, 2000 are at market rates and are short-term in nature.

    (C) DEMAND DEPOSITS AND TIME DEPOSITS

    The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of

                           BOREL BANK & TRUST COMPANY

(11) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) deposit is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    (D) COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

    The majority of Borel's commitments to extend credit carry current market interest rates if converted to loans. Because these commitments are generally unassignable by either Borel or the borrower, they only have value to Borel and the borrower. The estimated fair value approximates the recorded deferred fee amounts and is excluded from the table.

(12) TRUST ASSETS (UNAUDITED)

    Fiduciary assets maintained in the trust department of Borel include the following as of December 31, 2000 and 1999:

                                                                  2000           1999
                                                              ------------   ------------
Personal living trusts......................................  $232,957,191   $190,171,956
Employee benefit trusts.....................................       660,937      2,766,864
Agency, safekeeping, custodian and escrow accounts..........   147,448,610    106,408,039
Court trusts................................................     3,947,899      4,628,702
Plus liabilities............................................     3,492,474             --
                                                              ------------   ------------
                                                              $388,507,111   $303,975,561
                                                              ============   ============

    The market value of the trust assets was $539,421,046 and $451,821,945 as of December 31, 2000 and 1999, respectively. These assets are not beneficially owned by Borel, and, therefore, they are not included in the accompanying balance sheets.

(13) COMMITMENTS AND CONTINGENT LIABILITIES, INCLUDING FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, Borel issues financial instruments with off-balance sheet risk including commitments to extend credit and standby letters of credit. These instruments involve varying degrees of credit and interest rate risk that are not reflected in the accompanying balance sheets. Borel's exposure to credit loss in the event of nonperformance of the counterparty is represented by the contractual notional amount of those instruments. Borel performs credit underwriting procedures in making commitments and conditional obligations similar to those procedures used in making on-balance sheet instruments. Borel controls the credit risk of these transactions through credit approvals, establishing authorization limits, and monitoring counterparty performance. Management does not believe that any significant loss will result from these off-balance sheet transactions.

    The following table summarizes these financial instruments as of December 31, 2000 and 1999:

                                                        2000          1999
                                                     -----------   -----------
Commitments to extend credit.......................  $82,845,135   $74,160,000
Standby letters of credit..........................      136,198            --
                                                     -----------   -----------
                                                     $82,981,333   $74,160,000
                                                     ===========   ===========

                           BOREL BANK & TRUST COMPANY

(13) COMMITMENTS AND CONTINGENT LIABILITIES, INCLUDING FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

    Borel requires collateral or other security to support off-balance sheet financial instruments with credit risk.

    Commitments are at variable rates and generally have fixed expiration dates or other termination clauses and usually require payment of a nonrefundable fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral, which may be requested, includes residential property, and income-producing commercial properties.

    Borel's premises are leased from a partnership in which three of Borel's directors and officers have a material interest. The initial term of the lease is ten years beginning March 1987 with options for five additional five-year periods. Borel is currently on the first five-year option period ending 2002. Minimum future annual rental payments under this lease as of December 2000 are as follows:

                                                              OPERATING
                                                                LEASE
                                                              ---------
Year ending December 31,
  2001......................................................  $661,596
  2002......................................................   165,399
                                                              --------
    Total minimum lease payments............................  $826,995
                                                              ========

    Total rent expense was $658,072 for 2000 and $652,364 for 1999 and 1998.

    Borel is party to certain legal proceedings arising out of the ordinary course of business. While the ultimate results of these proceedings cannot be predicted with certainty, management, based on consultation with legal counsel, believes, at the present time, there is no basis to conclude that liability arising from these matters is probable or that it can be reasonably estimated.

                           BOREL BANK & TRUST COMPANY

(14) QUARTERLY CONDENSED STATEMENT OF INCOME (In thousands, except per share amounts) (unaudited)

                                           2000 QUARTER ENDED                                   1999 QUARTER ENDED
                           --------------------------------------------------   --------------------------------------------------
                           DECEMBER 31    SEPTEMBER 30   JUNE 30    MARCH 31    DECEMBER 31    SEPTEMBER 30   JUNE 30    MARCH 31
                           ------------   ------------   --------   ---------   ------------   ------------   --------   ---------
Interest income..........     $7,281         $6,994       $6,465     $6,216        $6,291         $5,869       $5,417     $5,311
Interest expense.........      2,600          2,470        2,197      2,132         1,982          1,863        1,824      1,929
                              ------         ------       ------     ------        ------         ------       ------     ------
  Net interest income....      4,681          4,524        4,268      4,084         4,309          4,006        3,593      3,382
Provision for loan
  losses.................         70             70           60         60           225            125          100         75
                              ------         ------       ------     ------        ------         ------       ------     ------
  Net interest income
    after provision for
    loan losses..........      4,611          4,454        4,208      4,024         4,084          3,881        3,493      3,307
                              ------         ------       ------     ------        ------         ------       ------     ------
Noninterest income:
  Service charges on
    deposits.............         92             99          115        112           116            103          101         89
  Trust income...........        578            572          460        628           679            535          511        537
  Other income...........        130            135          123        171           152            174          143        217
  Net gains (losses) on
    securities sold......         --             --           --         --             6             --           58         --
                              ------         ------       ------     ------        ------         ------       ------     ------
  Total noninterest
    income...............        800            806          698        911           953            812          813        843
                              ------         ------       ------     ------        ------         ------       ------     ------
Operating expense:
  Salaries...............      1,388          1,229        1,180      1,149         1,217          1,095        1,126      1,086
  Employee benefits......        198            146          142        175           208            131          159        168
  Premises expense.......        182            182          187        183           178            178          186        181
  Furniture, fixture and
    equipment............        158            211          151        138           164            170          148        147
  Professional
    services.............        153             90          185        143            19             28          139         86
  FDIC assessment........         14             14           14         14             7             19            7          7
  Other..................        622            480          563        412           525            499          487        459
                              ------         ------       ------     ------        ------         ------       ------     ------
  Total operating
    expense..............      2,715          2,352        2,422      2,214         2,318          2,120        2,252      2,134
                              ------         ------       ------     ------        ------         ------       ------     ------
Income before tax........      2,696          2,908        2,484      2,721         2,718          2,573        2,054      2,016
Income tax expense.......      1,103          1,180          991      1,113         1,169          1,065          876        849
                              ------         ------       ------     ------        ------         ------       ------     ------
  Net income.............     $1,593         $1,728       $1,493     $1,608        $1,549         $1,508       $1,178     $1,167
                              ======         ======       ======     ======        ======         ======       ======     ======
  Earnings per common
    share................     $ 0.54         $ 0.59       $ 0.51     $ 0.55        $ 0.53         $ 0.52       $ 0.40     $ 0.40
                              ======         ======       ======     ======        ======         ======       ======     ======
  Diluted earnings per
    common share.........     $ 0.54         $ 0.58       $ 0.51     $ 0.55        $ 0.53         $ 0.51       $ 0.40     $ 0.40
                              ======         ======       ======     ======        ======         ======       ======     ======
  Cash dividend per
    share................     $ 0.30         $ 0.25       $ 0.25     $ 0.25        $ 0.25         $   --       $   --     $ 0.90
                              ======         ======       ======     ======        ======         ======       ======     ======

                           BOREL BANK & TRUST COMPANY
                              STATEMENTS OF INCOME
                     3 MONTHS ENDED MARCH 31, 2001 AND 2000
                                  (UNAUDITED)
                   (IN THOUSANDS EXCEPT FOR INCOME PER SHARE)



                                                                2001       2000
                                                              --------   --------
Interest Income:
  Loans.....................................................  $ 5,499    $ 5,218
  Fed funds sold & money market.............................      923        548
  Investment securities.....................................      436        450
                                                              -------    -------
    Total Interest Income...................................    6,858      6,216
  Interest on deposits......................................   (2,461)    (2,132)
                                                              -------    -------
    Net interest income.....................................    4,397      4,084
  Provision for loan losses.................................      (90)       (60)
                                                              -------    -------
    Net interest income after provision for loan losses.....    4,307      4,024
                                                              -------    -------

Other Income:
  Service charges on deposits...............................      103        112
  Trust department income...................................      581        628
  Other income..............................................      124        171
                                                              -------    -------
    Total other operating income............................      808        911
                                                              -------    -------

Operating Expenses:
  Salaries..................................................    1,255      1,149
  Employee benefits.........................................      181        175
  Premises expense..........................................      183        183
  Furniture, fixture & equipment............................      157        138
  Professional services.....................................      207        143
  FDIC assessment...........................................       15         14
  Other.....................................................      404        412
                                                              -------    -------
    Total operating expenses................................    2,402      2,214
                                                              -------    -------
  Income before taxes.......................................    2,713      2,721
  Provision for income taxes................................   (1,095)    (1,113)
                                                              -------    -------
    Net income..............................................  $ 1,618    $ 1,608
                                                              =======    =======

Net income per share--basic.................................  $  0.55    $  0.55
Net income per share--diluted...............................  $  0.54    $  0.55
Dividend per share paid on 2,939,076 shares in 2001 and
  2,937,226 shares in 2000..................................  $  0.25    $  0.25

                           BOREL BANK & TRUST COMPANY
                              STATEMENTS OF INCOME
                     6 MONTHS ENDED JUNE 30, 2001 AND 2000
                                  (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR INCOME PER SHARE)

                                                                2001       2000
                                                              --------   --------
Interest Income:
  Interest and fees on loans................................  $10,850    $10,510
  Interest on federal funds sold & money market account.....    1,714      1,184
  Interest on investment securities.........................      744        986
                                                              -------    -------
    Total Interest Income...................................   13,308     12,680
  Interest on deposits......................................   (4,804)    (4,329)
                                                              -------    -------
    Net interest income.....................................    8,504      8,351
  Provision for loan losses.................................     (180)      (120)
                                                              -------    -------
    Net interest income after provision for loan losses.....    8,324      8,231
                                                              -------    -------
Other Income:
  Service charges on deposits...............................      185        227
  Trust income..............................................    1,117      1,088
  Other.....................................................      308        232
  Gain/(loss) on securities sold............................        0          0
                                                              -------    -------
    Total other income......................................    1,610      1,547
                                                              -------    -------
Other Expenses:
  Salaries..................................................    2,539      2,329
  Employee benefits.........................................      336        317
  Occupancy & Premise expense...............................      366        370
  Furniture, fixture & equipment............................      318        289
  Professional services.....................................      387        266
  FDIC assessment...........................................       30         28
  Other.....................................................      936        975
                                                              -------    -------
    Total other expenses....................................    4,912      4,574
                                                              -------    -------
      Income before income taxes............................    5,022      5,204
Provision for income taxes..................................   (2,028)    (2,104)
                                                              -------    -------
    Net income..............................................  $ 2,994    $ 3,100
                                                              =======    =======
Net income per share of common stock--basic.................  $  1.02    $  1.06
                                  --diluted.................  $  1.00    $  1.05
Dividend per share paid on 2,944,036 shares in 2001 and
  2,937,226 shares in 2000..................................  $  0.50    $  0.50

                           BOREL BANK & TRUST COMPANY
                              STATEMENTS OF INCOME
                     3 MONTHS ENDED JUNE 30, 2001 AND 2000
                                  (UNAUDITED)
                   (IN THOUSANDS EXCEPT FOR INCOME PER SHARE)

                                                                2001       2000
                                                              --------   --------
Interest Income:
  Interest and fees on loans................................  $ 5,351    $ 5,292
  Interest on federal funds sold & money market account.....      792        637
  Interest on investment securities.........................      307        536
                                                              -------    -------
    Total Interest Income...................................    6,450      6,465
  Interest on deposits......................................   (2,343)    (2,197)
                                                              -------    -------
    Net interest income.....................................    4,107      4,268
  Provision for loan losses.................................      (90)       (60)
                                                              -------    -------
    Net interest income after provision for loan losses.....    4,017      4,208
                                                              -------    -------
Other Income:
  Service charges on deposits...............................       83        115
  Trust.....................................................      536        460
  Other.....................................................      183        123
                                                              -------    -------
    Total other income......................................      802        698
                                                              -------    -------
Other Expenses:
  Salaries..................................................    1,284      1,180
  Employee benefits.........................................      155        142
  Occupancy & Premise expense...............................      183        187
  Furniture, fixture & equipment............................      161        151
  Professional services.....................................      180        185
  FDIC assessment...........................................       15         14
  Other.....................................................      533        563
                                                              -------    -------
    Total other expenses....................................    2,511      2,422
                                                              -------    -------
      Income before income taxes............................    2,308      2,484
Provision for income taxes..................................     (932)      (991)
                                                              -------    -------
    Net income..............................................  $ 1,376    $ 1,493
                                                              =======    =======
Net income per share of common stock--basic.................  $  0.47    $  0.51
                                  --diluted.................  $  0.46    $  0.51
Dividend per share paid on 2,944,036 shares in 2001 and
  2,937,226 shares in 2000..................................  $  0.25    $  0.25

                           BOREL BANK & TRUST COMPANY
                            STATEMENTS OF CASH FLOWS
                     6 Months Ended June 30, 2001 and 2000
                                  (Unaudited)
              (Dollars in thousands, except for income per share)

                                                                2001       2000
                                                              --------   --------
NET INCOME..................................................  $  2,994   $  3,100
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       214        181
  (Amortization)/accretion on securities available for
    sale....................................................        39        (12)
  Provision for loan losses.................................       180        120
  (Increase) decrease in accrued interest receivable........       396       (279)
  Increase (decrease) in accrued interest payable...........        28        131
  (Increase) decrease in other assets.......................      (329)    (1,051)
  Increase (decrease) in other liabilities..................       178        606
                                                              --------   --------
    Net cash provided by operating activities...............     3,700      2,796
                                                              --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturity of investment securities...........    22,000      5,000
  Purchase of securities available for sale.................    (7,179)   (12,461)
  (Increase) decrease in net loans..........................   (16,805)     5,871
  Purchases of bank premises and equipment..................      (112)      (550)
                                                              --------   --------
    Net cash used in investing activities...................    (2,096)    (2,140)
                                                              --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in noninterest-bearing,
    interest-bearing and savings deposits...................    (7,201)    11,796
  Increase (decrease) in certificates of deposit............     6,451      1,878
  Dividends paid............................................    (1,471)    (1,469)
  Stock options exercised...................................        94          0
                                                              --------   --------
    Net cash (used in) provided by financing activities.....    (2,127)    12,205
                                                              --------   --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      (523)    12,861
Cash & cash equivalents at beginning of period..............    93,119     44,853
                                                              --------   --------
Cash and cash equivalents at end of period..................  $ 92,596   $ 57,714
                                                              ========   ========
Cash paid during the period for interest....................  $  4,776   $  4,460
                                                              ========   ========
Cash paid during the period for income taxes................  $  2,132   $  1,906
                                                              ========   ========

                           BOREL BANK & TRUST COMPANY
                            CONDENSED BALANCE SHEETS
                      JUNE 30, 2001 AND DECEMBER 31, 2000
                                  (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)



                                                              JUNE 30,   DECEMBER 31,
                                                                2001         2000
                                                              --------   ------------
ASSETS
  Cash and due from banks...................................  $ 20,596     $ 32,119
  Fed funds sold & money market.............................    72,000       61,000
Investment Securities Available for Sale:...................
  U.S. Treasury Securities..................................    16,096       19,996
  Government Agency Issues..................................     5,054       15,999
  Municipal Securities......................................     1,541        1,554
  Unrealized gains..........................................       401          131
                                                              --------     --------
    TOTAL INVESTMENT SECURITIES.............................    23,092       37,682
                                                              ========     ========
LOANS:
  Commercial................................................   202,867      169,087
  Consumer..................................................    43,013       63,409
  Other.....................................................     4,787        1,363
    TOTAL LOANS.............................................   250,667      233,859
  Less Allowance for loan losses............................    (4,341)      (4,158)
                                                              --------     --------
      Net loans.............................................   246,326      229,701
                                                              ========     ========
  Bank premises and equipment, net..........................     1,401        1,506
  Accrued interest receivable...............................     1,631        2,027
  Other assets..............................................     7,463        7,243
                                                              --------     --------
      TOTAL ASSETS..........................................  $372,509     $371,278
                                                              ========     ========
LIABILITIES AND STOCKHOLDERS EQUITY:
  Deposits:
    Noninterest bearing demand..............................  $ 80,141     $ 89,170
    Interest bearing demand.................................   119,799      119,048
    Savings.................................................    11,162       10,085
    Certificates of deposit.................................   125,637      119,186
      TOTAL DEPOSITS........................................   336,739      337,489
  Accrued interest payable..................................       940          912
  Other liabilities.........................................     4,265        4,087
                                                              --------     --------
    TOTAL LIABILITIES.......................................   341,944      342,488
                                                              ========     ========

STOCKHOLDERS EQUITY:
  Preferred stock, no par value; authorized and unissued
    1,000,000 shares
  Common stock, no par value; authorized 8,000,000 shares,
    issued 2,945,536 shares in 2001 and 2,938,226 in 2000...    14,779       14,685
  Retained earnings.........................................    15,551       14,028
  Accumulated other comprehensive income....................       235           77
    TOTAL STOCKHOLDERS' EQUITY..............................    30,565       28,790
                                                              --------     --------
      TOTAL LIABILITIES AND EQUITY..........................  $372,509     $371,278
                                                              ========     ========

                           BOREL BANK & TRUST COMPANY

                           CONSOLIDATED STATEMENT OF

                              COMPREHENSIVE INCOME


                                  (UNAUDITED)


                                 (IN THOUSANDS)

                                                               FOR THE THREE MONTHS ENDED
                                                              -----------------------------
                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Net income..................................................     $1,376          $1,493

Other comprehensive income, net of tax:
  Unrealized gain on securities:
    Available for sale......................................         12              43
                                                                 ------          ------
    Comprehensive income....................................     $1,388          $1,536
                                                                 ======          ======

                                                                FOR THE SIX MONTHS ENDED
                                                              -----------------------------
                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Net income..................................................      $2,994          $3,100

Other comprehensive income, net of tax:
  Unrealized gain on securities:
    Available for sale......................................         158              16
                                                                  ------          ------
    Comprehensive income....................................      $3,152          $3,116
                                                                  ======          ======

                           BOREL BANK & TRUST COMPANY

                       CALCULATION OF SHARES OUTSTANDING

                                                               FOR THE THREE MONTHS ENDED
                                                              -----------------------------
                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Weighted average shares outstanding--basic..................     2,942,846       2,937,226
Effect of dilutive stock options............................        51,316          14,275
                                                                 ---------       ---------
Weighted average shares outstanding--diluted................     2,994,162       2,951,501
                                                                 =========       =========

                                                                FOR THE SIX MONTHS ENDED
                                                              -----------------------------
                                                              JUNE 30, 2001   JUNE 30, 2000
                                                              -------------   -------------
Weighted average shares outstanding--basic..................    2,940,800       2,937,226
Effect of dilutive stock options............................       46,616          13,532
                                                                ---------       ---------
Weighted average shares outstanding--diluted................    2,987,416       2,950,758
                                                                =========       =========

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                      AND

                          BOREL BANK AND TRUST COMPANY

                                 JUNE 27, 2001

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
ARTICLE 1. DEFINITIONS....................................................      A-1
ARTICLE 2. TERMS OF MERGER................................................      A-7
    2.1       Effect of Merger and Surviving Corporation..................      A-7
    2.2       Stock of Bank...............................................      A-7
    2.3       Effect on BPFH Stock and Newco Stock........................      A-8
    2.4       Rights as Shareholders; Stock Transfers.....................      A-8
    2.5       Fractional Shares...........................................      A-8
    2.6       Exchange Procedures.........................................      A-8
    2.7       Directors of Surviving Corporation..........................     A-10
    2.8       Executive Officers of Surviving Corporation.................     A-10
    2.9       Articles of Incorporation and Bylaws........................     A-10
    2.10      Tax Consequences............................................     A-10
    2.11      Accounting Treatment........................................     A-10
    2.12      Treasury Shares.............................................     A-10
    2.13      Alternative Structure.......................................     A-11
ARTICLE 3. THE CLOSING....................................................     A-11
    3.1       Closing Date................................................     A-11
    3.2       Execution of Agreements.....................................     A-11
    3.3       Further Assurances..........................................     A-11
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BANK.........................     A-11
    4.1       Incorporation, Standing and Power...........................     A-11
    4.2       Capitalization..............................................     A-11
    4.3       Subsidiaries................................................     A-12
    4.4       Financial Statements........................................     A-12
    4.5       Reports and Filings.........................................     A-12
    4.6       Agreements with Banking Authorities.........................     A-13
    4.7       Authority of Bank...........................................     A-13
    4.8       Insurance...................................................     A-14
    4.9       Personal Property...........................................     A-14
    4.10      Real Estate.................................................     A-14
    4.11      Litigation..................................................     A-15
    4.12      Taxes.......................................................     A-15
    4.13      Compliance with Laws and Regulations........................     A-17
    4.14      Performance of Obligations..................................     A-18
    4.15      Employee....................................................     A-18
    4.16      Brokers and Finders.........................................     A-18
    4.17      Material Contracts..........................................     A-19
    4.18      Certain Material Changes....................................     A-20
    4.19      Licenses and Permits........................................     A-20
    4.20      Undisclosed Liabilities.....................................     A-21
    4.21      Employee Benefit Plans......................................     A-21

                                                                               PAGE
                                                                             --------
    4.22      Corporate Records...........................................     A-23
    4.23      Accounting Records..........................................     A-23
    4.24      Offices and ATMs............................................     A-23
    4.25      Operating Losses............................................     A-23
    4.26      Loan Portfolio..............................................     A-24
    4.27      Investment Securities.......................................     A-25
    4.28      Power of Attorney...........................................     A-25
    4.29      Facts Affecting Regulatory Approvals........................     A-25
    4.30      Accounting and Tax Matters..................................     A-25
    4.31      Indemnification.............................................     A-25
    4.32      Community Reinvestment Act..................................     A-25
    4.33      Derivative Transactions.....................................     A-25
    4.34      Trust Administration........................................     A-25
    4.35      Disclosure Documents and Applications.......................     A-26
    4.36      Intellectual Property.......................................     A-26
    4.37      Takeover Laws...............................................     A-26
    4.38      Insider Loans; Other Transactions...........................     A-26
    4.39      Registration Obligation.....................................     A-27
    4.40      Stock Repurchase............................................     A-27
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BPFH.........................     A-27
    5.1       Incorporation, Standing and Power...........................     A-27
    5.2       Capitalization..............................................     A-27
    5.3       Authority...................................................     A-27
    5.4       Subsidiaries................................................     A-28
    5.5       Litigation..................................................     A-28
    5.6       [Intentionally omitted.]....................................     A-28
    5.7       BPFH SEC Filings............................................     A-28
    5.8       Brokers and Finders.........................................     A-28
    5.9       Licenses and Permits........................................     A-29
    5.10      Facts Affecting Regulatory Approvals........................     A-29
    5.11      Accounting and Tax Matters..................................     A-29
    5.12      Disclosure Documents and Applications.......................     A-29
    5.13      Nasdaq Listing..............................................     A-29
    5.14      Community Reinvestment Act..................................     A-29
    5.15      BPFH FRB Filings............................................     A-29
    5.16      Accounting Records..........................................     A-30
    5.17      Corporate Records...........................................     A-30
    5.18      Compliance with Laws and Regulations........................     A-30
ARTICLE 6. COVENANTS OF BANK PENDING EFFECTIVE TIME OF THE MERGER.........     A-30
              Limitation on Conduct Prior to Effective Time of the
    6.1       Merger......................................................     A-30
    6.2       Affirmative Conduct Prior to Effective Time of the Merger...     A-33
    6.3       Access to Information.......................................     A-34
    6.4       Notices; Reports............................................     A-35

                                                                               PAGE
                                                                             --------
    6.5       Bank Shareholders' Meeting..................................     A-35
    6.6       Certain Loans and Other Extensions of Credit................     A-36
    6.7       Affiliate Agreements........................................     A-36
    6.8       Takeover Laws...............................................     A-36
    6.9       No Rights Triggered.........................................     A-36
    6.10      Coordination of Dividends...................................     A-36
    6.11      D&O Coverage................................................     A-37
    6.12      Competing Transactions......................................     A-37
    6.13      Executive Salary Continuation Agreements....................     A-38
ARTICLE 7. COVENANTS OF BPFH PENDING EFFECTIVE TIME OF THE MERGER.........     A-39
              Limitation on Conduct Prior to Effective Time of the
    7.1       Merger......................................................     A-39
              Affirmative Conduct of BPFH Prior to Effective Time of the
    7.2       Merger......................................................     A-39
    7.3       Access to Information.......................................     A-40
    7.4       Filings.....................................................     A-40
    7.5       Applications................................................     A-40
    7.6       Blue Sky....................................................     A-40
    7.7       Notices; Reports............................................     A-40
    7.8       Removal of Conditions.......................................     A-41
    7.9       Stock Options...............................................     A-41
    7.10      Reservation, Issuance and Registration of BPFH Stock........     A-41
    7.11      Nasdaq Listing..............................................     A-41
    7.12      Executive Salary Continuation Agreements....................     A-41
    7.13      BPFH Shareholders' Meeting..................................     A-41
    7.14      Organization of Newco.......................................     A-42
ARTICLE 8. ADDITIONAL COVENANTS...........................................     A-42
    8.1       Commercially Reasonable Efforts.............................     A-42
    8.2       Public Announcements........................................     A-42
    8.3       Appointment of Directors....................................     A-42
              Proxy Statement/Prospectus; Registration Statement; Other
    8.4       Filings.....................................................     A-43
ARTICLE 9. CONDITIONS PRECEDENT TO THE MERGER.............................     A-44
    9.1       Shareholder Approval........................................     A-44
    9.2       No Judgments or Orders......................................     A-44
    9.3       Regulatory Approvals........................................     A-44
    9.4       Securities Laws.............................................     A-44
    9.5       Listing.....................................................     A-44
    9.6       Pooling of Interests........................................     A-44
ARTICLE 10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK...............     A-44
    10.1      Tax Opinion.................................................     A-44
    10.2      Representations and Warranties; Performance of Covenants....     A-45
    10.3      Authorization of Merger.....................................     A-45
    10.4      Officers' Certificate.......................................     A-45
    10.5      Absence of Certain Changes..................................     A-45

                                                                               PAGE
                                                                             --------
ARTICLE 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF BPFH...................     A-45
    11.1      Representations and Warranties; Performance of Covenants....     A-45
    11.2      Authorization of Merger.....................................     A-45
    11.3      Third Party Consents........................................     A-46
    11.4      Absence of Certain Changes..................................     A-46
    11.5      Officers' Certificate.......................................     A-46
    11.6      Affiliate Agreements; Pooling Matters.......................     A-46
    11.7      Employee Benefit Plans......................................     A-46
    11.8      Dissenting Shares...........................................     A-46
    11.9      Remediation.................................................     A-46
    11.10     Regulatory Approvals........................................     A-46
    11.11     Executive Salary Continuation Agreements....................     A-46
ARTICLE 12. EMPLOYEE BENEFITS.............................................     A-46
    12.1      Employee Benefits...........................................     A-46
ARTICLE 13. TERMINATION...................................................     A-47
    13.1      Termination.................................................     A-47
    13.2      Effect of Termination.......................................     A-49
    13.3      Force Majeure...............................................     A-49
ARTICLE 14. MISCELLANEOUS.................................................     A-49
    14.1      Expenses....................................................     A-49
    14.2      Notices.....................................................     A-50
    14.3      Successors and Assigns......................................     A-50
    14.4      Counterparts................................................     A-50
    14.5      Effect of Representations and Warranties....................     A-50
    14.6      Third Parties...............................................     A-50
    14.7      Lists; Exhibits; Integration................................     A-51
    14.8      Knowledge...................................................     A-51
    14.9      Governing Law...............................................     A-51
    14.10     Captions....................................................     A-51
    14.11     Severability................................................     A-51
    14.12     Waiver and Modification; Amendment..........................     A-51
    14.13     Attorneys' Fees.............................................     A-51

                        INDEX OF EXHIBITS AND SCHEDULES

EXHIBIT                          DESCRIPTION
A..............................  Agreement of Merger
B..............................  Form of Stock Option Agreement
C..............................  List of Bank Shareholders Signing Shareholders' Agreement
D..............................  Form of Shareholders' Agreement
E..............................  Form of Affiliates Agreement

SCHEDULE                         DESCRIPTION
4.2............................  Bank Option List
4.4............................  Financial Statements of Bank
4.5............................  Bank Filings List
4.7............................  Bank Conflicts and Consents List
4.8............................  Bank Insurance List
4.9............................  Bank Personal Property List
4.10...........................  Bank Real Property List
4.11...........................  Bank Litigation List
4.12...........................  Bank Tax List
4.13...........................  Bank Environmental Compliance List
4.17...........................  Bank Contract List
4.18...........................  Certain Material Changes of Bank
4.20...........................  Bank Undisclosed Liabilities List
4.21...........................  Bank Employee Plan List
4.25...........................  Bank Operating Losses List
4.26...........................  Bank Loan List
4.27...........................  Bank Investment Securities List
4.31...........................  Bank Indemnification List
4.33...........................  Bank Derivatives List
4.36...........................  Bank Intellectual Property List
4.38...........................  Bank Insider Loans List
4.38(b)........................  Bank Insider Transaction List
4.40...........................  Bank Stock Repurchase/Redemption List
6.1(i).........................  Acquisitions and Acquisition Agreements Prior to Effective
                                 Time of the Merger

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 27th day of June, 2001, by and between BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation ("BPFH") and BOREL BANK & TRUST COMPANY, a California corporation ("Bank").

    WHEREAS, following the execution and delivery of this Agreement, BPFH shall take such action as is appropriate to form a subsidiary ("Newco") to be organized under the applicable California statute and to cause Newco to become a party to this Agreement, pursuant to which Newco shall merge with and into Bank;

    WHEREAS, the Boards of Directors of BPFH and Bank deem advisable and in the best interests of their respective corporations and shareholders that Newco merge with and into Bank (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (Bank, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

    WHEREAS, the Boards of Directors of BPFH and Bank have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between Bank and Newco (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which Newco will merge with and into Bank and each outstanding share of Bank common stock, no par value ("Bank Stock"), excluding any Bank Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of BPFH common stock, $1.00 par value ("BPFH Stock"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, as an inducement to BPFH to enter into this Agreement, Bank desires to, and immediately after the execution and delivery hereof will, enter into a stock option agreement (the "Stock Option Agreement"), substantially in the form of Exhibit B, dated as of the date hereof with BPFH, pursuant to which Bank shall grant to BPFH an option to purchase shares of Bank Stock;

    WHEREAS, as an inducement to BPFH to enter into this Agreement, each of the shareholders of Bank listed on Exhibit C hereto has agreed to support the Merger and will enter a Shareholders' Agreement, substantially in the form of Exhibit D, pursuant hereto;

    WHEREAS, as an inducement to BPFH to enter into this Agreement, the Affiliates (as defined herein) of Bank shall have executed and delivered agreements substantially in the form of Exhibit E concurrently with the execution of this Agreement; and

    WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

    Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

    "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

    "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

    "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

    "Average Closing Price" means the average of the daily closing price of a share of BPFH Stock reported on the Nasdaq National Market System during the thirty (30) consecutive trading days ending at the close of trade on the Determination Date.

    "BBI" means the Massachusetts Board of Bank Incorporators.

    "BKX Average Index" the average of the BKX Index for the thirty
(30) consecutive NYSE trading days ending on the Determination Date.

    "BKX Index" means the Philadelphia/KBW Bank Index, as quoted on Bloomberg under the symbol "BKX."

    "BKX Starting Index" means the average of the BKX Index for the thirty
(30) consecutive NYSE trading days ending on the last NYSE trading day prior to the first public announcement of the Merger.

    "BPFH 401(k) Plan" means the BPFH 401(k) Profit Sharing Plan.

    "BPFH Acquisition Transaction" has the meaning set forth in Section 7.1(e).

    "BPFH Confidentiality Agreement" means the Confidentiality Agreement by and between Bank and BPFH dated as of June 18, 2001.

    "BPFH Deferred Compensation Plan" means the BPFH Deferred Compensation Plan.

    "BPFH FRB Filings" has the meaning set forth in Section 5.15.

    "BPFH Ratio" means the quotient obtained by dividing the Average Closing Price by the Starting Price.

    "BPFH SEC Reports" means the forms, reports and documents with the SEC since and including the Annual Report on Form 10-K of BPFH for its fiscal year ended December 31, 2000 and the Quarterly Report on Form 10-Q of BPFH for the quarter ended March 31, 2001 required to be filed by BPFH under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

    "BPFH Stock" has the meaning set forth in the second recital of this Agreement.

    "BPFH Stock Option" means any option issued pursuant to the BPFH Stock Option Plan.

    "BPFH Stock Option Plan" means the BPFH 1988 Employee Incentive Stock Option Plan, as amended.

    "BPFH Subsidiaries" means each of the Subsidiaries described on
Exhibit 21.1 of BPFH's 10-K for the year ended December 31, 2000.

    "BPFH Supplied Information" has the meaning set forth in Section 5.12.

    "Benefit Arrangements" has the meaning set forth in Section 4.21(b).

    "BHC Act" means the Bank Holding Company Act of 1956, as amended.

    "Bank 401(k) Plan" means the Bank 401(k) Plan.

    "Bank Conflicts and Consents List" has the meaning set forth in
Section 4.7.

    "Bank Contract List" has the meaning set forth in Section 4.17.

    "Bank Derivatives List" has the meaning set forth in Section 4.33.

    "Bank Dissenting Shares" means any shares of Bank Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

    "Bank Employee Plan List" has the meaning set forth in Section 4.21(a).

    "Bank Environmental Compliance List" has the meaning set forth in
Section 4.13(b).

    "Bank Filings" has the meaning set forth in Section 4.5.

    "Bank Filings List" has the meaning set forth in Section 4.5.

    "Bank Indemnification List" has the meaning set forth in Section 4.31.

    "Bank Insider Transactions List" has the meaning set forth in Section 4.38.

    "Bank Insurance List" has the meaning set forth in Section 4.8.

    "Bank Intellectual Property List" has the set forth in Section 4.36.

    "Bank Investment Securities List" has the meaning set forth in
Section 4.27.

    "Bank List" means any list required to be furnished by Bank to BPFH herewith.

    "Bank Litigation List" has the meaning set forth in Section 4.11.

    "Bank Loan List" has the meaning set forth in Section 4.26.

    "Bank Offices List" has the meaning set forth in Section 4.24.

    "Bank Operating Losses List" has the meaning set forth in Section 4.25.

    "Bank Perfected Dissenting Shares" means Bank Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Bank Dissenting Shares.

    "Bank Personal Property List" has the meaning set forth in Section 4.9.

    "Bank Property" has the meaning set forth in Section 4.13(b).

    "Bank Real Property List" has the meaning set forth in Section 4.10.

    "Bank Regulator" shall mean and include, any pertinent federal or state Governmental Entity changed with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC and the DFI.

    "Bank Shareholders' Meeting" means the meeting of Bank's shareholders referred to in Section 6.5.

    "Bank Stock" has the meaning set forth in the second recital of this Agreement.

    "Bank Stock Option" means any option to purchase capital stock of Bank, including without limitation, options issued pursuant to the Bank Stock Option Plans.

    "Bank Stock Option Plans" means the Bank 1989 Stock Option Plan and the Bank 1998 Stock Option Plan.

    "Bank Supplied Information" has the meaning set forth in Section 4.35.

    "Bank Tax List" has the meaning set forth in Section 4.12.

    "Bank Undisclosed Liabilities List" has the meaning set forth in
Section 4.20.

    "Business Day" means any day other than a (i) Saturday, (ii) Sunday or
(iii) day on which a bank chartered under the laws of the State of California is closed.

    "CFC" means the California Financial Code.

    "CGCL" has the meaning set forth in the first recital of this Agreement.

    "Ceiling Price" has the meaning set forth in Section 2.2(a).

    "Classified Credits" has the meaning set forth in Section 6.6.

    "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Lillick & Charles, Two Embarcadero Center, Suite 2700, San Francisco, California, 94111 or at such other place as the parties may agree upon.

    "Closing Date" means: (A) the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Bank, (ii) the receipt or waiver of all permits, authorizations, approvals and consents specified in Section 9.3 hereof and (iii) the expiration of all applicable waiting periods under the law or (B) such other date to which the parties may agree. Notwithstanding the foregoing, if in the good faith judgment of BPFH the Closing would
(a) interfere with or affect any financing, acquisition or other significant transaction being contemplated by BPFH, whether or not a final determination has been made to undertake such transaction, or (b) BPFH has a bona fide business purpose for delaying the Closing, BPFH will have the right to delay the Closing for a period of not more than 60 Business Days from the date which would otherwise be the Closing Date as determined by the first sentence of this paragraph, except that in no event shall the Closing Date occur after March 31, 2002, unless the parties hereto shall otherwise mutually agree.

    "Code" has the meaning set forth in the sixth recital of this Agreement.

    "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

    "Competing Transaction" has the meaning set forth in Section 6.12(a).

    "Conversion Ratio" has the meaning set forth in Section 2.2(a).

    "Covered Person" has the meaning set forth in Section 4.31.

    "DFI" means the Department of Financial Institutions of the State of California.

    "Dain Rauscher Agreement" means the letter agreement dated November 17, 2000 between Bank and Dain Rauscher Wessels Equity Capital Markets, a division of Dain Rauscher Incorporated.

    "Determination Date" means the third Nasdaq National Market trading day preceding the Effective Time of the Merger.

    "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State.

    "Employee Plans" has the meaning set forth in Section 4.21(a).

    "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

    "Environmental Regulations" has the meaning set forth in Section 4.13(b).

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliates" has the meaning set forth in Section 4.21(a).

    "ESOP" means the Bank Employee Stock Ownership Plan.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Agent" means Boston Equiserve.

    "Exchange Fund" has the meaning set forth in Section 2.6(a).

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "Financial Statements of Bank" means the audited financial statements of Bank consisting of the balance sheets as of December 31, 1998, 1999 and 2000, the related statements of income, shareholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended and Bank's unaudited balance sheets and statements of income and cash flows as of and for the three month period ended March 31, 2001.

    "Financial Statements of BPFH" means the audited consolidated financial statements of BPFH consisting of the consolidated balance sheets as of December 31, 1998, 1999 and 2000, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and BPFH's unaudited consolidated balance sheets and consolidated statements of operations and cash flows as of and for the three month period ended March 31, 2001.

    "Floor Price" has the meaning set forth in Section 2.2(a).

    "GAAP" means generally accepted accounting principles consistently applied.

    "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative or regulatory authority, agency or instrumentality.

    "Hazardous Materials" has the meaning set forth in Section 4.13(b).

    "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

    "Index Ratio" means (i) the quotient of (A) the BKX Average Index divided by
(B) the BKX Starting Index, minus (ii) 0.15.

    "Insurance Policy" has the meaning set forth in Section 6.2(o).

    "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

    "IRS" means the Internal Revenue Service.

    "KPMG" means KPMG LLP, Bank's independent auditors and accountants.

    "KPMG Mass" means KPMG LLP, BPFH's independent public accountants.

    "Loans" has the meaning set forth in Section 4.26.

    "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations or prospects of Bank.

    "Merger" has the meaning set forth in the recitals of this Agreement.

    "Merger Consideration" means the consideration each respective Bank shareholder is entitled to receive pursuant to Sections 2.2 and 2.4 in exchange for the Bank Stock held by such shareholder.

    "New Certificates" has the meaning set forth in Section 2.6(a).

    "Newco Stock" means the common stock of Newco.

    "Old Certificates" has the meaning set forth in Section 2.6(a)

    "Operating Loss" has the meaning set forth in Section 4.25.

    "Original Bank Board" has the meaning set forth in Section 6.13.

    "Per Share Purchase Price has the meaning set forth in Section 2.2(a).

    "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

    "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement (as defined herein) and used to solicit proxies for the Bank Shareholders' Meeting and to offer and sell the shares of BPFH Stock to be issued in connection with the Merger.

    "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

    "Registration Statement" means the Registration Statement on Form S-4 or other appropriate form, and such amendments thereto, that is filed with the SEC to register the shares of BPFH Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the Bank Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

    "Scheduled Contracts" has the meaning set forth in Section 4.17.

    "SEC" means the Securities and Exchange Commission.

    "Secretary of State" means the Secretary of State of the State of California.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Starting Price" means $20.34.

    "Stock Option Agreement" has the meaning set forth in the third recital of this Agreement.

    "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

    "Takeover Laws" shall mean any "moratorium," "business combination," "control share," "fair price" or other takeover defense laws and regulations of California.

    "Tanks" has the meaning set forth in Section 4.13(b).

    "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

    "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

    "Transaction Documents" means the Agreement and all exhibits thereto including the voting agreement, Agreement of Merger, Affiliate's Agreement, Stock Option Agreement and any and all ancillary documents to any of the foregoing.

    "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.
                                TERMS OF MERGER

    2.1 EFFECT OF MERGER AND SURVIVING CORPORATION. At the Effective Time of the Merger, Newco will be merged with and into Bank, the separate corporate existence of Newco shall cease and Bank shall survive and continue its corporate existence under the laws of the State of California as a wholly owned subsidiary of BPFH, pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. The parties shall prepare and execute the requisite officer's certificates in order to comply in all respects with the requirements of the CGCL and with the provisions of this Agreement. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Newco and Bank shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Newco and Bank, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Newco and Bank and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Newco or Bank shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Newco and Bank shall be preserved unimpaired and all debts, liabilities and duties of Newco and Bank shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

    2.2 STOCK OF BANK. Subject to Section 2.4, each share of Bank Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Bank or the holders of such shares, be treated on the basis set forth herein.

        (a) CONVERSION OF BANK STOCK. At the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of Bank Stock excluding any treasury shares and Bank Perfected Dissenting Shares shall, without any further action on the part of Bank or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of Bank Stock and be converted into shares of BPFH Stock (the "Conversion Ratio") as follows and shall be subject to any adjustment pursuant to
Section 13.1(j):

        (i) if the Average Closing Price is greater than $22.37 (such number, the "Ceiling Price"), then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Ceiling Price;

        (ii) if the Average Closing Price is less than $16.68 (such number, the "Floor Price"), then the Conversion Ratio shall be equal to the Per Share Purchase Price DIVIDED BY the Floor Price; and

       (iii) if the Average Closing Price is greater than or equal to the Floor Price and less than or equal to the Ceiling Price, then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Average Closing Price.

"Per Share Purchase Price" means $37.50; PROVIDED that the Per Share Purchase Price shall be reduced in order to take into account the contingent liabilities resulting from the litigation described in SCHEDULE 4.11 and, as a result, the total number of shares of BPFH Stock into which the Bank Stock shall be converted shall be reduced such that the Per Share Purchase Price shall equal the higher of (A) $37.50 MINUS the quotient of (i) 50% of the aggregate cost of the Insurance Policy contemplated by Section 6.2(o) DIVIDED BY (ii) the number of shares of Bank Stock outstanding immediately prior to the

Effective Time, and (B) $37.00; PROVIDED FURTHER that in the event the Insurance Policy has not been obtained at or prior to the Effective Time for any reason, then the Per Share Purchase Price shall equal $37.00 unless BPFH determines that the Insurance Policy shall not be necessary to take into account such contingent liabilities, in which case the Per Share Purchase Price shall equal $37.50.

Notwithstanding the foregoing, if BPFH delays the Closing in accordance with the definition of Closing Date set forth in Article 1, the Conversion Ratio applicable to the conversion of each share of Bank Stock shall be the higher of
(i) the Conversion Ratio calculated as if the Effective Time of the Merger had occurred in the absence of such delay or (ii) the Conversion Ratio calculated in accordance with the actual Effective Time of the Merger, taking into consideration such delay.

        (b) BANK PERFECTED DISSENTING SHARES. Bank Perfected Dissenting Shares shall not be converted into shares of BPFH Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of Bank Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

        (c) DIVIDENDS, ETC. If, prior to the Effective Time of the Merger, BPFH shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the BPFH Stock, or make a distribution on the BPFH Stock in any security convertible into BPFH Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

    2.3  EFFECT ON BPFH STOCK AND NEWCO STOCK.

        (a) EFFECT ON BPFH STOCK. At the Effective Time of the Merger, each outstanding share of BPFH shall not be converted or otherwise affected by the Merger.

        (b) EFFECT ON NEWCO STOCK. Each share of Newco Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, be automatically converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

    2.4 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Bank Stock shall cease to be, and shall have no rights as shareholders of Bank, other than to receive the Merger Consideration provided under this Article 2. After the Effective Time, there shall be no transfers recorded on the stock transfer books of Bank of shares of Bank Stock, other than transfers of Bank Stock that have occurred prior to the Effective Time.

    2.5 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of BPFH Stock, and no certificates or scrip therefore, or other evidence of ownership thereof, shall be issued in the Merger. In lieu thereof, each holder of Bank Stock who would otherwise be entitled to receive a fractional share of BPFH Stock (after aggregating all certificates for Bank Stock delivered by such holder) shall receive an amount in cash (without interest), calculated to the nearest cent, determined by multiplying (a) such fraction by (b) the closing price of BPFH Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

    2.6  EXCHANGE PROCEDURES.

        (a) As of the Effective Time of the Merger, BPFH shall have deposited with the Exchange Agent for the benefit of the holders of shares of Bank Stock, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of BPFH Stock issuable pursuant to
Section 2.2 ("New Certificates") in exchange for certificates representing the shares of Bank Stock outstanding immediately prior to the Effective Time of the Merger ("Old Certificates"), and an estimated amount of cash to be paid in lieu of fractional shares of BPFH Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.5 of this Agreement (such cash (without any interest thereon) and New Certificates, collectively, the "Exchange Fund").

        (b) BPFH shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record (excluding holders of Bank Perfected Dissenting Shares) of an Old Certificate or Certificates whose shares were converted into the right to receive shares of BPFH Stock pursuant to
Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent and shall be in such form and have such other provisions as BPFH and Bank may reasonably specify), shall be in such form and have such other provisions as BPFH and Bank may reasonably specify), and (ii) instructions for use in effecting the surrender of the Old Certificates in exchange for the New Certificates. Upon surrender of an Old Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by BPFH, together with such letter of transmittal, duly executed, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of BPFH Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.5 hereof, and the Old Certificate so surrendered shall forthwith be canceled. In the event an Old Certificate is surrendered, the transfer of ownership of which is not registered in the transfer records of Bank, a New Certificate representing the proper number of shares may be issued to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Old Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the New Certificate and cash in lieu of any fractional shares of stock as contemplated by this Section 2.6. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Bank Stock should be unable to surrender the Old Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to BPFH and shall be entitled to receive the New Certificate representing the proper number of shares of BPFH Stock and cash in lieu of fractional shares in accordance with Sections
2.2 and 2.5 hereof.

        (c) No dividends or other distributions declared or made with respect to BPFH Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Old Certificate with respect to the shares of BPFH Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of applicable laws, following surrender of any such Old Certificate, the record holder thereof, shall be entitled to receive, without interest thereon, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of BPFH Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of BPFH Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BPFH Stock.

        (d) All shares of BPFH Stock issued upon the surrender for exchange of Bank Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Bank Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Bank Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Old Certificates are presented to BPFH for any reason, they shall be canceled and exchanged as provided in this Agreement.

        (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of Bank following the passage of six months after the Effective Time of the Merger shall be delivered to

BPFH and any shareholders of Bank who have not theretofore complied with this
Section 2.6 shall thereafter look only to BPFH for payment of their claim for BPFH Stock, any cash in lieu of fractional shares of BPFH Stock and any unpaid dividends or distributions with respect to BPFH Stock, in each case, without any interest thereon.

        (f) Notwithstanding the provisions of this Section 2.6, neither the Exchange Agent nor any party hereto or any affiliate thereof, shall be liable to any former holder of shares of Bank Stock for any amounts of shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of BPFH Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of BPFH Stock for the account of the Persons entitled thereto.

        (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of Bank for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of BPFH Stock until BPFH has received a written agreement from such person as provided in
Section 6.7.

    2.7 DIRECTORS OF SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Bank immediately prior to the Effective Time of the Merger, as well as three (3) additional directors designated by BPFH. Immediately after the Effective Time of the Merger, the Board of Directors of BPFH shall be comprised of the persons serving as directors of BPFH immediately prior to the Effective Time of the Merger and one member of Bank's Board of Directors designated by Bank and reasonably acceptable to BPFH. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    2.8 EXECUTIVE OFFICERS OF SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Bank immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

    2.9 ARTICLES OF INCORPORATION AND BYLAWS. The Agreement of Merger shall provide that, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Bank, as amended and as such Articles of Incorporation may be amended in accordance with
Section 6.1(d), and set forth in the Agreement of Merger or any certificate of amendment filed prior to the Effective Time of the Merger; provided, however, that Articles 6, 7 and 9 in Bank's Articles of Incorporation, as amended, will be deleted. The bylaws of the Surviving Corporation shall be the bylaws of Bank, as amended, at the Effective Time of the Merger, as may be amended in accordance with Section 6.1(d) prior to the Effective Time of the Merger.

    2.10 TAX CONSEQUENCES. It is intended that the Merger be consummated pursuant to a plan which qualifies as a reorganization under Section 368(a) of the Code. This Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

    2.11 ACCOUNTING TREATMENT. It is intended that the Merger be accounted for as a "pooling of interests" under GAAP.

    2.12 TREASURY SHARES. Each of the shares of Bank Stock constituting Treasury Shares immediately prior to the Effective Time of the Merger shall be canceled and retired at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

    2.13 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement prior to the Effective Time, BPFH shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby and thereby, subject to the approval of Borel, PROVIDED, that (i) there are no material adverse federal or state income tax consequences to the Bank and its shareholders as a result of the modification; (ii) the consideration to be paid to the Bank shareholders under this Agreement is not thereby changed in kind or reduced in amount; (iii) such modification will not be likely to jeopardize receipt of any required regulatory approvals relating to the consummation of the Merger; and (iv) such modification does not materially adversely affect the composition of the directors and executive officers of the Surviving Corporation as set forth in Section 2.7 and 2.8. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                                   ARTICLE 3.
                                  THE CLOSING

    3.1  CLOSING DATE.  The Closing shall take place on the Closing Date.

    3.2 EXECUTION OF AGREEMENTS. As soon as practicable after execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State as required by applicable law and regulations.

    3.3 FURTHER ASSURANCES. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BANK

    Bank represents and warrants to BPFH as follows:

    4.1 INCORPORATION, STANDING AND POWER. Bank is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. Bank's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Bank has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Bank nor the location of any of its properties requires that Bank be licensed or qualified to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect on Bank. Bank has delivered to BPFH true, complete and correct copies of its Articles of Incorporation and Bylaws, as amended, and are in full force and effect as of the date hereof.

    4.2 CAPITALIZATION. As of March 31, 2001, the authorized capital stock of Bank consists of 8,000,000 shares of Bank Stock, of which 2,939,076 shares are outstanding and no additional shares have been issued since such date except in respect of options listed below, and 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Bank Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date hereof, there were 147,498 shares of Bank Stock reserved for issuance upon exercise of outstanding Bank Stock Options. Except for Bank Stock Options set forth on the Bank Option List (as defined herein), there are no outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for Bank to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Bank Stock or any other equity security of Bank or other rights in or with respect to the unissued shares of Bank Stock nor any securities convertible into such stock, and Bank is not obligated to issue, sell or deliver any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive shares of such stock. A list, as of the date hereof, (the "Bank Option List") setting forth the name of each holder of a Bank Stock Option, the number of shares of Bank Stock covered by each such option, the vesting schedule of such option, the exercise price per share, the date of grant and the expiration date of each such option, is set forth on SCHEDULE 4.2.

    4.3 SUBSIDIARIES. Bank does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

    4.4 FINANCIAL STATEMENTS. A copy of the Financial Statements of Bank is attached hereto as SCHEDULE 4.4. The Financial Statements of Bank: (a) present fairly the financial condition of Bank as of the respective dates indicated and its financial position and results of operations and changes in cash flows, and changes in shareholders' equity of Bank for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as set forth on SCHEDULE 4.4); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Bank. Each of the Financial Statements of Bank including the notes thereto, made available to BPFH comply, and the financial statements prepared after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Bank have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

    4.5 REPORTS AND FILINGS. Except as set forth on Schedule 4.5 (the "Bank Filings List"), since January 1, 1998, Bank timely filed and subsequent to the date hereof, will timely file, all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (collectively, "Bank Filings"), that were required to be filed with
(a) the FDIC, (b) the DFI, (c) the FRB, and (d) any other applicable Governmental Entity, including taxing authorities, except as set forth on
SCHEDULE 4.5. Bank has paid all fees and assessments due and payable in connection with any of the Bank Filings. No Bank Regulator has initiated any proceeding or investigation into the business or operations of Bank. No administrative actions have been taken or orders issued in connection with such Bank Filings. As of their respective dates, each of such Bank Filings complied and with respect to filings made after the date hereof will, at the date of filing, comply (y) in all material respects with all laws, rules and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and did not contain and with respect to filings made after the date hereof will not, at the date of filing, contain (z) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such Bank Filings fairly presented the financial position of Bank and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Bank has furnished or made available to BPFH true and correct copies of all Bank Filings filed by Bank since January 1, 1998.

    4.6 AGREEMENTS WITH BANKING AUTHORITIES. Bank is not a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is not subject to any order or directive specifically naming or referring to Bank, has not been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and Bank has not received written notification from any such federal or state governmental entity that it may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. Bank has not been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Bank is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Bank is entitled to receive financial assistance or indemnification from any governmental agency.

    4.7 AUTHORITY OF BANK. Bank has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Bank of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of Bank of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Bank. The Board of Directors of Bank has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the shareholders of Bank for approval at a meeting of such shareholders. This Agreement has been duly and validly executed and delivered by Bank. This Agreement is, and each of the Transaction Documents will be upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Bank enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth on
SCHEDULE 4.7 (the "Bank Conflicts and Consents List"), neither the execution and delivery by Bank of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by Bank with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Bank is a party, or by which Bank or any of its properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Bank; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Bank or any of their respective properties or assets. Except as set forth in the Bank Conflicts and Consents List, no waiver of, consent of, approval of, notice to or filing or registration with any Governmental Entity having jurisdiction over any aspect of the business or assets of Bank, and no waiver of, consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Bank of this Agreement and the Agreement of Merger, the consummation by Bank of the Merger or the transactions contemplated hereby or thereby, or compliance by Bank with any of the provisions hereof or thereof, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the holders a majority of the outstanding shares of Bank; (ii) such approvals as may be required by the FRB, the FDIC and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement with the SEC and the FDIC;
(iv) the filing of the Agreement of Merger with the Secretary of State; and
(v) such approvals as may be required for the inclusion on the Nasdaq National Market System of the BPFH Stock to be issued in the Merger.

    4.8 INSURANCE. Bank has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on SCHEDULE 4.8 (the "Bank Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the Bank Insurance List, Bank is not in default under any such policy or bond and all material claims or required notices thereunder have been filed or made in a timely fashion. Set forth in the Bank Insurance List is a list of all policies of insurance carried and owned by Bank showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to BPFH a copy of each such policy of insurance.

    4.9 PERSONAL PROPERTY. Bank has good and marketable title to all of its material properties and assets, other than real property, owned or stated to be owned by Bank, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Bank; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Bank; or (e) as set forth on SCHEDULE 4.9 (the "Bank Personal Property List.")

    4.10 REAL ESTATE. A list of real property, including leaseholds and all other interests in real property owned by Bank (other than real estate in which Bank has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise or properties held by Bank in a fiduciary capacity as a trustee or otherwise) (the "Bank Real Property List") is set forth on
SCHEDULE 4.10. Except as set forth in the Bank Real Property List, Bank has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the Bank Real Property List. Bank has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Bank Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the Bank Real Property List. Valid policies of title insurance have been issued insuring Bank's fee simple title or leasehold estate, as the case may be, to its real property in amounts which are at least equal to the purchase price thereof paid by it therefor. Except as does not, or would not reasonably be expected to, have a Material Adverse Effect, Bank has not received any written or published notice to the effect that
(a) any condemnation or rezoning proceedings are pending or threatened with respect to any of its real property or (b) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation, or use of any buildings or other improvements on any of its real property or by the continued maintenance, operation, or use of the parking areas associated with any of Bank's real property. All of the real properties, leasehold improvements, and items of equipment owned, leased, or licensed by Bank, or in which any of these parties hold an interest, are, to the best of its knowledge, in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate for the purposes for which they are now being or are anticipated to be used, and are free from any material defects. Also, Bank is not in default under any of its material leases of real property and the consummation of the transactions contemplated hereby will not result in a default under any of such leases. Bank has furnished BPFH with true and correct copies of all leases included in the Bank Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the Bank Real Property List.

    4.11 LITIGATION. Except as set forth on SCHEDULE 4.11 (the "Bank Litigation List"), there is no private or governmental suit, claim, action, proceeding or investigation of any nature pending, nor to Bank's knowledge threatened, against Bank or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any assets of Bank which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect, or challenging the validity or propriety of the transactions contemplated hereby, or which may involve a judgment against Bank in excess of $250,000. Also, except as disclosed in the Bank Litigation List, there are no material judgments, decrees, stipulations, injunctions, rules, awards or orders against Bank or enjoining its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    4.12  TAXES.

        (a) Except as set forth on SCHEDULE 4.12 (the "Bank Tax List"), (i) all Tax Returns required to be filed by or on behalf of Bank or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of Bank, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied in the Financial Statements of Bank, and adequate reserves or accruals for Taxes have been provided in the Financial Statements of Bank with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with, nor has such agreement, waiver, document or other agreement been requested by any taxing authority by or on behalf of Bank or any Affiliated Group(s) of which any of them is or was a member.

        (b) Bank has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

        (c) BPFH has received complete copies of (i) all income or franchise Tax Returns of Bank relating to the taxable periods since January 1, 1998 and
(ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Bank with respect to its income, assets or operations.

        (d) Except as set forth in the Bank Tax List, no written claim has been made by a taxing authority in a jurisdiction where Bank does not file an income or franchise Tax Return such that Bank is or may be subject to taxation by that jurisdiction.

        (e) Except as set forth in the Bank Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Bank have been fully paid, and there are no other audits or, to the best of Bank's knowledge, no other investigations by any taxing authority in progress, nor has Bank received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Bank for any subsequent taxable period that could be material.

        (f) Except as set forth in the Bank Tax List, neither Bank nor any other Person on behalf of Bank has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Bank; (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Bank or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Bank; (iii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Bank; (iv) any liability for the Taxes of any other Person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise; (v) distributed the stock of any corporation, nor has Bank stock been distributed, in any transaction satisfying the requirements of Section 355 of the Code since April 16, 1997;
(vi) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions under state, local, or foreign income Tax law); (vii) any installment sale or open transaction disposition made on or prior to the Closing Date that will be included in taxable income, or excluded as an item of deduction, for any taxable period (or portion thereof) ending after the Closing Date; (viii) any prepaid amounts received on or prior to the Closing Date that will be included in taxable income, or excluded as an item of deduction, for any taxable period (or portion thereof) ending after the Closing Date; or
(ix) failed to disclose on any federal income Tax Return that includes Bank all positions taken therein that could give rise to a substantial understatement of interest penalty for Bank within the meaning of Section 6662 of the Code.

        (g) Except as set forth in the Bank Tax List, no property owned by Bank
(i) is property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

        (h) Bank is not a party to any tax indemnification, tax allocation or tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing, nor does Bank have any current or potential contract obligation to indemnify any other person or entity with respect to Taxes.

        (i) Except as set forth in the Bank Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Bank or its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in
Section 162(m) of the Code.

        (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of Bank.

        (k) Except as set forth in the Bank Tax List, Bank has not made any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

        (l) Except as set forth in the Bank Tax List, none of the members of the Affiliated Group of which Bank is a member has any net operating loss carryovers.

        (m) Bank agrees to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 10.1 hereof. Bank acknowledges that its inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

    4.13  COMPLIANCE WITH LAWS AND REGULATIONS.

        (a) Bank holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business. Bank is in compliance with and not in default under or in breach or violation of (i) any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations, breaches, defaults or noncompliance as would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Bank has not received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result except for violations which would not be reasonably likely to have a Material Adverse Effect.

        (b) Except as set forth on SCHEDULE 4.13 (the "Bank Environmental Compliance List"), (i) neither the conduct nor the operation of Bank nor any condition of any property, presently or previously owned, leased or operated violated any of the Environmental Regulations; (ii) Bank is in compliance with all Environmental Regulations; (iii) there are no Tanks on or about Bank Property; (iv) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Bank Property, other than office supplies and cleaning materials in small quantities used by Bank in its use and occupancy of certain Bank Property and as a result of the presence of motor vehicles thereon;
(v) Bank has no loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and
(vi) without limiting Section 4.11 or the foregoing representations and warranties contained in clauses (i) through (v), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Bank or concerning property securing Bank loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Bank Property or property securing Bank loans, relating to the foregoing representations (i)--(v), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect on Bank. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Bank Property" shall mean real estate currently owned, leased, or otherwise used by Bank, but shall not include real estate in which Bank has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise) or properties held by Bank in a fiduciary capacity as a trustee or otherwise. "Tanks" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U. S. C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U. S. C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U. S. C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 255010) and (k), 25501.1,25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

        (c) Bank has provided to BPFH phase I environmental assessments with respect to each interest in real property set forth on the Bank Real Property List as to which such Phase I environmental investigation has been prepared by or on behalf of Bank. The Bank Real Property List shall disclose each such property as to which such an assessment has not been prepared on behalf of Bank.

    4.14 PERFORMANCE OF OBLIGATIONS. Bank has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a Material Adverse Effect on Bank. Except for loans and leases made by Bank in the ordinary course of business, to the best of Bank's knowledge, no party with whom Bank has an agreement that is of material importance to the business of Bank is in default thereunder.

    4.15 EMPLOYEE. There are no controversies pending or, to the best of Bank's knowledge, threatened between Bank and any of its employees that are likely to have a Material Adverse Effect on Bank. Bank is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

    4.16 BROKERS AND FINDERS. Except for the fees payable to Dain Rauscher Wessels Equity Capital Markets, a division of Dain Rauscher Incorporated set forth in the Dain Rauscher Agreement, a true, complete and correct copy of which has been delivered to BPFH, none of Bank nor any of its officers, directors, employees, Affiliates or agents is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any obligation of Bank to any broker or finder. Bank will be responsible for the payment of all such fees. Bank has previously received the opinion of Dain Rauscher Capital Markets to the effect that, as of the date of such opinion, the Merger Consideration to be received by the shareholders of Bank pursuant to the

Merger is fair to such shareholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of this Agreement.

    4.17 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 4.17, (the "Bank Contract List") hereto (all items listed or required to be listed in such Bank Contract List being referred to herein as "Scheduled Contracts"), Bank is not a party or otherwise subject to:

        (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Bank and is not terminable by Bank within one year without penalty or (ii) requires payment by Bank of $50,000 or more per annum;

        (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by Bank of $50,000 or more per annum;

        (c) any contract or agreement that restricts Bank (or would restrict any Affiliate of Bank or the Surviving Corporation (including BPFH and the BPFH Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

        (d) any lease of real or personal property providing for annual lease payments by or to Bank in excess of $50,000 per annum other than (i) financing leases entered into in the ordinary course of business in which Bank is lessor and (ii) leases of real property presently used by Bank as banking offices;

        (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Bank (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

        (f) other than as set forth in the Bank Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Bank;

        (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

        (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

        (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of Bank);

        (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by Bank (as lessee) that materially restricts the use, transferability or value of such property;

        (k) any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

        (l) any supply, maintenance or landscape contracts not terminable by Bank without penalty on 30 days' or less notice and which provides for payments in excess of $50,000 per annum;

        (m) any material agreement which would be terminable other than by Bank as a result of the consummation of the transactions contemplated by this Agreement;

        (n) any contract of participation with any other bank in any loan in excess of $50,000 or any sales of assets of Bank with recourse of any kind to Bank except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

        (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

        (p) any contract relating to the provision of data processing services to Bank; or

        (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

    True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to BPFH.

    4.18 CERTAIN MATERIAL CHANGES. Except as specifically required, permitted or effected by this Agreement and except as set forth on SCHEDULE 4.18, since December 31, 2000, there has not been, occurred or arisen any of the following (whether accrued, absolute, contingent or otherwise and whether or not in the ordinary course of business unless otherwise indicated):

        (a) any change in any of the assets, financial condition, results of operation, liabilities, permits, methods of accounting or accounting principles or practices, business, or manner of conducting business, of Bank or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

        (b) any revaluation by Bank of any asset, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

        (c) any damage, destruction or other casualty loss with respect to any property or asset of Bank (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on Bank;

        (d) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on Bank;

        (e) any acquisition or disposition by Bank of any material asset or any agreement for any such acquisition or disposition, other than in the ordinary course of business;

        (f) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice;

        (g) any direct or indirect redemption, purchase or other acquisition by Bank of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of any capital stock of Bank whether consisting of money, other personal property, real property or other things of value (except for the payment of quarterly cash dividends of $0.25 per share to shareholders of record as of March 1, 2001).

    4.19 LICENSES AND PERMITS. Bank has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on

Bank. The properties, assets, operations and businesses of Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

    4.20 UNDISCLOSED LIABILITIES. Bank has not incurred any liabilities or obligations, either accrued or contingent, or otherwise that individually or in the aggregate are material to Bank and that have not been: (a) reflected or disclosed in the Financial Statements of Bank; (b) incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices; or (c) set forth on SCHEDULE 4.20 (the "Bank Undisclosed Liabilities List"). There is no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Bank basis that is not fairly reflected in the Financial Statements of Bank or otherwise disclosed in this Agreement.

    4.21  EMPLOYEE BENEFIT PLANS

        (a) Each "employee benefit plan," as defined in Section 3 (3) of ERISA, of which Bank or any member of the same controlled group of corporations, trades or businesses as Bank within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which Bank or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Bank or any of its ERISA Affiliates, together with all amendments thereto, is set forth on SCHEDULE 4.21 and true, complete and correct copies of which were made available to BPFH. Bank has previously made available to BPFH true, complete and correct copies of all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans," and set forth on SCHEDULE 4.21. Bank does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under
Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws which are required to have been made as of the date hereof have been made. Except as set forth on SCHEDULE 4.21 (the "Bank Employee Plan List"), all Employee Plans were in effect for substantially all of 2000, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 2000.

        (b) Bank has previously made available to BPFH copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Bank or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Bank or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the Bank Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 2000 and to date. Except as disclosed in the Bank Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1999. Except as set forth in the Bank Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Bank since December 31, 1999, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1999.

        (c) With respect to all Employee Plans and Benefit Arrangements, Bank and its ERISA Affiliates have administered the plans and arrangements according to their terms and are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed, all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan and Bank and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of Bank's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Bank or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom Bank is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code, whether or not waived, nor has Bank failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither Bank nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of BPFH or of any of its Affiliates (including Bank) at or after the Effective Time of the Merger.

        (d) Neither Bank nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to
Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and Bank does not know of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of Bank properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

        (e) Except for Scheduled Contracts set forth in the Bank Contract List or as set forth in the Bank Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by Bank within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

        (f) All group health plans of Bank have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

        (g) Bank has not used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity;
(iii) individuals who have provided services to Bank as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

        (h) With respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of Bank, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

    4.22 CORPORATE RECORDS. The minute books of Bank contain in all material respects true and complete records of all meetings held and corporate actions taken by Bank's shareholders and Board of Directors (including committees of Bank's Board of Directors) since Bank's incorporation.

    4.23 ACCOUNTING RECORDS. Bank maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to Bank which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

    4.24 OFFICES AND ATMS. Bank has furnished to BPFH a list (the "Bank Offices List") setting forth the headquarters of Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Bank does not maintain any other office or ATM or conduct business at any other location, and Bank has not applied for or received permission to open any additional branch or operate at any other location.

    4.25 OPERATING LOSSES. Set forth on SCHEDULE 4.25 is a list (the "Bank Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at Bank during the period after December 31, 1999 to the date of the Agreement. To the best of Bank's knowledge, no action has been taken or omitted to be taken by any employee of Bank that has resulted in the incurrence by Bank of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $50,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

    4.26  LOAN PORTFOLIO.

        (a) Set forth on SCHEDULE 4.26 is a list (the "Bank Loan List") that
(i) sets forth as of May 31, 2001, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by Bank; (ii) sets forth as of May 31, 2001, by type and classification, all loans, leases, other extensions and commitments to extend credit (collectively, "Loans") of Bank that have been classified by Bank, its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (iii) all Loans due to Bank as to which any payment of principal, interest or any other amount is 30 days or more past due.

        (b) Except as set forth on SCHEDULE 4.26, all of the loans having a principal amount in excess of $100,000 reflected as assets on Bank's consolidated balance sheet, were validly and legally made, constitute valid and binding agreements of the borrower enforceable in accordance with their terms ((i) subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, (ii) subject to general principles of equity, and (iii) provided that certain remedies, waivers and other provisions of the loan documents may not be enforceable, but such unenforceability will not render the loan documents invalid as a whole or preclude (x) the judicial enforcement of the obligation of the borrower to repay the principal thereon as provided in the note or (y) the foreclosure of the mortgage), are saleable in the ordinary course of Bank's business and no amount thereof is subject to any defenses which may be asserted against Bank. Bank has not entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such loan. Each mortgage securing a loan has been and is evidenced by documentation of the types customarily employed by Bank, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by Bank in accordance with such standards and practices, is properly perfected, represents a valid mortgage on properties described therein, and is saleable in the ordinary course of Bank's business. Bank owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

        (c) Except as set forth on SCHEDULE 4.26, all of the Loans presently held by Bank were solicited, originated and exist in material compliance with all applicable loan policies and procedures of Bank and comply in all material respects with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

        (d) Except as set forth on SCHEDULE 4.26, all loans purchased or originated by Bank and subsequently sold have been sold without recourse to Bank and without any liability under any yield maintenance or similar obligation.

        (e) Except as set forth on SCHEDULE 4.26, Bank is not a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30, 60 or 90 days delinquent in payment of principal or interest or in material default of any other provision.

        (f) Except as set forth on SCHEDULE 4.26, Bank has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since its incorporation with the FDIC, the DFI and any other federal or state banking commissions or any other federal or state regulatory authority (collectively, "Regulatory Agencies"), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Bank, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Bank, investigation into the business or operations of Bank since its incorporation. There is no unresolved material violation, criticism or exception by any Regulatory Agency with respect to any written report or statement relating to any examination of Bank by any Regulatory Agency.

    4.27 INVESTMENT SECURITIES. Set forth on SCHEDULE 4.27 is a list (the "Bank Investment Securities List") setting forth a description of each Investment Security held by Bank on December 31, 2000. The Bank Investment Securities List sets forth, with respect to each such Investment Security:
(i) the issuer thereof; (ii) the outstanding balance or number of shares;
(iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Bank has no Investment Security classified as trading. None of the investments reflected in the Financial Statements of Bank is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    4.28 POWER OF ATTORNEY. Bank has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

    4.29 FACTS AFFECTING REGULATORY APPROVALS. To the best knowledge of Bank, there is no fact, event or condition applicable to Bank which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

    4.30 ACCOUNTING AND TAX MATTERS. To the best knowledge of Bank, Bank has not, through the date hereof, taken or agreed to take any action that would prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

    4.31 INDEMNIFICATION. Other than pursuant to the provisions of its Articles of Incorporation or Bylaws, and the Dain Rauscher Agreement, Bank is not a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Bank (a "Covered Person"), and to the best knowledge of Bank, there are no claims for which any Covered Person would be entitled to indemnification by Bank if such provisions were deemed in effect, except as set forth on SCHEDULE 4.31 (the "Bank Indemnification List").

    4.32 COMMUNITY REINVESTMENT ACT. Bank has received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Bank has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

    4.33 DERIVATIVE TRANSACTIONS. Except as set forth on SCHEDULE 4.33 (the "Bank Derivatives List"), neither Bank nor any officer, director or employee of Bank, is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

    4.34 TRUST ADMINISTRATION. All trusts now or heretofore held by Bank have been properly administered in conformity with the terms of the applicable governing documents and with the governing law, including, without limitation, with respect to substitution of fiduciaries, accountings, distributions, allocations, credits and charges between and to income and principal accounts, internal account acceptance policies and procedures, investments, investment review procedures, internal and client investment guidelines, reporting, obtaining necessary approvals, compliance with instructions, maintenance and security of assets, fees charged and Taxes. All material information affecting fiduciary positions and records demonstrating the correctness of the foregoing representation are maintained by Bank in its normal files. In connection with the performance of services related to fiduciary positions, Bank has not made any guarantee or assurance to any person concerning a rate of return or preservation of principal, marketability or quality of the assets held in the trusts. The trust documents under which Bank is serving in fiduciary positions are in full force and effect and provide Bank with the requisite authority to act as fiduciary. The term "trusts now or heretofore held" includes (a) any and all common law or other trusts between individual, corporate or other entities and Bank as a trustee or co-trustee, including, without limitation, pension or other qualified or non-qualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trusts and indentures, (b) any and all decedents' estates where Bank is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity, (c) any and all guardianships, conservatorships or similar positions where Bank is serving or has served as a co-guardian or sole guardian or conservator or co-conservator of the estate, or any similar fiduciary capacity,
(d) any and all agency and/or custodial accounts and/or similar arrangements, including plan administration for employee benefit accounts, under which Bank is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority and (e) any and all escrow arrangements under which Bank holds or held assets for any party or parties on stated terms and conditions. All positions now or heretofore held by Bank are herein called "fiduciary positions."

    4.35 DISCLOSURE DOCUMENTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of Bank ("Bank Supplied Information") for inclusion in (a) the Registration Statement and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FDIC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.36 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 4.36 (the "Bank Intellectual Property List"), Bank owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and Bank has not received any notice with respect thereto that asserts the rights of others. Bank has performed in all material respects all the obligations required to be performed by it, and is not in default, in any material respect, under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

    4.37 TAKEOVER LAWS. Bank has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws.

    4.38 INSIDER LOANS; OTHER TRANSACTIONS. A listing, current as of May 31, 2001, of all extensions of credit made by Bank to each of its executive officers, directors and five percent (5%) or greater shareholders of Bank and their related interests (all as defined under Federal Reserve Board
Regulation 0), all of which have been made in compliance with Regulation 0, and
Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects, is set forth in SCHEDULE 4.38. Except as set forth on SCHEDULE 4.38(B) (the "Bank Insider Transactions List"), Bank does not owe any amount to, or have any contract or lease with or commitment to, any of the present executive officers, directors or five percent (5%) or greater shareholders of Bank (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the Bank Stock Option Plans or any amounts due pursuant to Bank's Employee Plans).

    4.39 REGISTRATION OBLIGATION. Bank is not under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

    4.40 STOCK REPURCHASE. Except as set forth on SCHEDULE 4.40, Bank has not redeemed or repurchased any of its capital stock or interests.

                                   ARTICLE 5.
                     REPRESENTATIONS AND WARRANTIES OF BPFH

    BPFH represents and warrants to Bank as follows:

    5.1 INCORPORATION, STANDING AND POWER. BPFH has been duly organized, is validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts and is registered as a bank holding company under the BHC Act. BPFH has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. BPFH is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of BPFH have been delivered to Bank. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

    5.2 CAPITALIZATION. As of March 31, 2001, the authorized capital stock of BPFH consists of 30,000,000 shares of common stock, of which 16,307,163 shares are outstanding as of March 31, 2001, and 2,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of BPFH Stock are duly authorized, validly issued, fully paid and nonassessable. The BPFH Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, except for shares of BPFH Stock issuable pursuant to the BPFH Stock Option Plan, BPFH 401(k) Plan, BPFH Deferred Compensation Plan and the BPFH dividend reinvestment plan and by virtue of this Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BPFH Stock nor any securities convertible into such stock, and BPFH is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

    5.3 AUTHORITY. The execution and delivery by BPFH of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BPFH. This Agreement has been duly executed and delivered by BPFH. Assuming due authorization, execution and delivery by Bank, this Agreement is a valid and binding agreement of BPFH, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by BPFH of this Agreement, the consummation of the transactions contemplated herein, nor compliance by BPFH with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended;
(ii) constitute a material breach of or result in a material default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BPFH or any of the BPFH Subsidiaries is a party, or by which BPFH or any of the BPFH Subsidiaries or any of their respective properties or assets is bound;
(iii) result in the creation or imposition of any material Encumbrance on any of the respective properties or assets of BPFH or any of the BPFH Subsidiaries; or
(iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to BPFH or any of the BPFH Subsidiaries or any of their respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BPFH or any BPFH Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BPFH of this Agreement or the transactions contemplated hereby, except (w) such approvals as may be required by the FRB, the FDIC, the BBI, the Massachusetts Housing Partnership Fund, the Commissioner of Banks of the Commonwealth of Massachusetts and the DFI; (x) the filing of the Proxy Statement and Prospectus and Registration Statement with the SEC and the FDIC and the issuance by the SEC of an order declaring the Registration Statement effective;
(y) the filing of the Agreement of Merger with the Secretary of State; and
(z) such approvals as may be required for the inclusion on the Nasdaq National Market System of the BPFH Stock to be issued in the Merger, including approval of the Merger by BPFH's shareholders.

    5.4 SUBSIDIARIES. As of the date of this Agreement, BPFH owns 100% of the outstanding stock of each of the BPFH Subsidiaries. As of the date of this Agreement, except for BPFH Subsidiaries, BPFH does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

    5.5 LITIGATION. Except as disclosed in BPFH's SEC Reports, there is no private or governmental suit, claim, action or proceeding pending, nor to BPFH's knowledge threatened, against BPFH or any of the BPFH Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BPFH or any of the BPFH Subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BPFH on a consolidated basis, or the transactions contemplated hereby.

    5.6  [Intentionally omitted.]

    5.7 BPFH SEC FILINGS. As of their respective dates, the BPFH SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Each of the consolidated balance sheets of BPFH included in or incorporated by reference into the BPFH SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of BPFH as of its date and each of the consolidated statements of income, retained earnings and cash flows of BPFH included in or incorporated by reference into the BPFH SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of BPFH for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to
Section 13 or 15(d) of the Exchange Act.

    5.8 BROKERS AND FINDERS. Except for the obligation to Putnam Lovell Securities Inc., as set forth in a letter agreement dated June 14, 2000, as amended January 17, 2001, BPFH is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability of BPFH to any broker or finder.

    5.9 LICENSES AND PERMITS. BPFH and each of the BPFH Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. The properties, assets, operations and businesses of BPFH and each subsidiary of BPFH are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of BPFH and each subsidiary of BPFH are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

    5.10 FACTS AFFECTING REGULATORY APPROVALS. To the best knowledge of BPFH, there is no fact, event or condition applicable to BPFH or any of the BPFH Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

    5.11 ACCOUNTING AND TAX MATTERS. To the best knowledge of BPFH, BPFH has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

    5.12 DISCLOSURE DOCUMENTS AND APPLICATIONS. The information supplied or to be supplied by or on behalf of BPFH ("BPFH Supplied Information") for inclusion in (a) the Registration Statement and the Proxy Statement and Prospectus to be mailed to the shareholders of Bank in connection with obtaining the approval of the shareholders of Bank of this Agreement, the Merger and the other transactions contemplated hereby, (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will not, at the respective times such documents become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any false or misleading statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.13 NASDAQ LISTING. As of the date hereof, BPFH Stock is listed on the Nasdaq National Market System.

    5.14 COMMUNITY REINVESTMENT ACT. Each of the BPFH Subsidiaries which is an insured depository institution has received a rating of at least "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BPFH has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

    5.15 BPFH FRB FILINGS. Since January 1, 1998, BPFH has filed all reports, returns, registrations and statements (collectively, "BPFH FRB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with the FRB, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BPFH FRB Filings. As of their respective dates, each of such BPFH FRB Filings
(y) complied in all material respects with all laws and regulations enforced or promulgated by the FRB (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BPFH FRB Filings that was intended to present the financial position of BPFH on a consolidated basis fairly presented the financial position of BPFH on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

    5.16 ACCOUNTING RECORDS. BPFH and the BPFH Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    5.17 CORPORATE RECORDS. The minute books of BPFH and each of the BPFH Subsidiaries reflect all material actions taken to this date by their respective shareholders, boards of directors and committees.

    5.18 COMPLIANCE WITH LAWS AND REGULATIONS. BPFH is not in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of BPFH on a consolidated basis.

                                   ARTICLE 6.
             COVENANTS OF BANK PENDING EFFECTIVE TIME OF THE MERGER

    Bank covenants and agrees with BPFH as follows:

    6.1 LIMITATION ON CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, Bank agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Bank shall not, without the prior written consent of BPFH, which consent BPFH shall not unreasonably withhold or delay:

        (a) issue, sell or grant any Bank Stock (except pursuant to the exercise of Bank Stock Options outstanding as of the date hereof), any other securities (including long term debt) of Bank, or any rights, stock appreciation rights, options or securities to acquire any Bank Stock, or any other derivative securities (including long term debt) of Bank;

        (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, make, declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of Bank payable in any form whatsoever, PROVIDED, HOWEVER, that Bank may pay to its shareholders a regular quarterly cash dividend in amounts and in a manner consistent with past practices, provided that such dividend shall not exceed $0.25 per share of Bank Stock per calendar quarter and provided further that Bank shall not declare or pay any dividend for the quarter in which the Closing occurs;

        (c) directly or indirectly purchase, redeem or otherwise acquire any capital stock or other securities of Bank or any rights, options, securities or obligations convertible into, exchangeable for or to acquire any capital stock or other convertible or derivative securities of Bank;

        (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

        (e) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, except for salary increases in connection with regular salary reviews consistent with past practices and for bonuses consistent with past practices;

        (f) incur any capital expenditure or any obligations, liabilities or commitments with respect thereto in excess of $50,000 in the aggregate, except for repairs, renewals and replacements in the ordinary course of business;

        (g) compromise or otherwise settle, compromise or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

        (h) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $500,000 on an unsecured basis, or $2,500,000 if secured by a lien on real estate or cash and if such real estate secured extension of credit is in compliance with Bank's underwriting guidelines in effect on the date hereof (consent shall be deemed granted if within three (3) Business Days of written notice together with a copy of the applicable loan write up report and any other relevant documents delivered to BPFH's Chief Credit Officer, written notice of objection is not received by Bank);

        (i) except as set forth on SCHEDULE 6.1(I), acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets;

        (j) change its tax or accounting principles, practices, policies and procedures or any method or period of accounting unless required by GAAP or by a Governmental Entity;

        (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding Bank Stock, or any Affiliate of such Person, if such credit would exceed $250,000;

        (l) enter into any new line of business or file any application to relocate or close any offices at which business is conducted or open any new offices or materially expand the business currently conducted by Bank;

        (m) adopt, rename, terminate or enter into any new employment, severance, termination, or separation agreement or other Employee Plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law; establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; or increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases, other than in the ordinary course of business consistent with past practice;

        (n) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, investment securities portfolio, gap position, the manner in which the portfolio is classified or reported, personnel practices or any other material aspect of Bank's business or operations;

        (o) grant any Person a power of attorney or similar authority;

        (p) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or purchase of any property or assets or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, and bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

        (q) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.17;

        (r) sell, transfer, mortgage, encumber or otherwise dispose of any assets or cancel, assign, release or waive any claim or indebtedness, except in the ordinary course of business and consistent with past practices;

        (s) take any action which would or is reasonably likely to
(i) adversely affect or delay the ability of BPFH or Bank to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect or delay Bank's ability to perform its covenants and agreements under this Agreement; (iii) result in any of the conditions to the performance of BPFH's or Bank's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied; or (iv) result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality or knowledge, such statement shall not be untrue as stated) at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

        (t) reclassify any Investment Security from held-to-maturity or available for sale to trading;

        (u) sell any security (other than set forth in (a) hereof) other than in the ordinary course of business, or engage in gains trading;

        (v) take title to any real property or make any new or additional equity investment in real estate or commitment to make such an investment in real estate or in any real estate development project;

        (w) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests;

        (x) settle any claim, action or proceeding involving any material liability or enter into any settlement agreement containing material obligations;

        (y) make, acquire a participation in, or voluntarily reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 2000; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

        (z) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any lease, contract, agreement or commitment for office space, operations space or branch space to which Bank or any of its subsidiaries is a party or by which Bank or its respective properties is bound; or
(ii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to Bank of more than $250,000 or having a term of one year or more from the date of execution;

        (aa) commit any act or omission which constitutes a material breach or default by Bank under any Regulatory Agreement or under any material contract or material license to which it is a party or by which it or its properties is bound;

        (bb) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business and consistent with past practices, or (ii) short-term borrowings made at prevailing market rates and terms;

        (cc) agree or make any commitment to take any actions prohibited by this
Section 6.1;

        (dd) take any action which would or is reasonably likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Bank; or

        (ee) take any action which would or is reasonably likely to result in or cause a material adverse change in the business, financial condition or operations or prospects of Bank.

    6.2 AFFIRMATIVE CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, Bank shall:

        (a) use its reasonable best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Bank and retain the services of its officers and key employees;

        (b) use its reasonable best efforts to keep in full force and effect all of the existing material permits and licenses of Bank;

        (c) maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

        (d) perform its material contractual obligations and not become in material default on any such obligations;

        (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

        (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

        (g) within twenty-four (24) hours upon learning of such information, advise BPFH in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding Bank Stock prior to the record date fixed for the Bank Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

        (h) within three (3) business days notify BPFH regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Bank;

        (i) make available to BPFH monthly unaudited balance sheets and income statements of Bank within 25 days after the close of each calendar month;

        (j) not later than the 30th day of each calendar month, amend or supplement the Bank Lists, attached hereto as schedules and prepared and delivered pursuant to Article 4, to ensure that the information set forth in the Bank Lists accurately reflects the then-current status of Bank; however, amendments need be made only in the event of a material change to any of the Bank Lists;

        (k) use its best efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Bank or that is contemplated in this Agreement as required in connection with the Merger;

        (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement;

        (m) promptly advise BPFH of any change or event having a change or effect that is or is reasonably likely to be materially adverse to Bank's business, results of operations, financial condition or prospects or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein;

        (n) furnish to Lillick & Charles LLP, promptly upon request, written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Lillick & Charles LLP to render the tax opinion referred to in Sections 10.1 hereof; and

        (o) use its best efforts to obtain an insurance policy (the "Insurance Policy") on terms reasonably acceptable to BPFH to insure against any charges, complaints, claims, demands, liabilities, obligations, actions, and causes of action of any kind or nature (including for attorneys' fees, interest, expenses and costs actually incurred), whether at law, in equity, or by statute, fixed or contingent, arising out of, concerning or relating to (i) the litigation set forth on SCHEDULE 4.11 attached hereto or (ii) the facts and circumstances underlying such litigation.

    6.3  ACCESS TO INFORMATION.

        (a) Bank will afford, upon reasonable notice, to BPFH and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable BPFH and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Bank and the condition thereof and to update such examination at such intervals as BPFH shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Bank and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Bank. Upon the request of BPFH, Bank will request KPMG to provide reasonable access to BPFH and its representatives and auditors to auditors' work papers with respect to the business and properties of Bank, including tax accrual work papers prepared for Bank during the preceding 36 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Bank is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BPFH of the right to rely upon the representations and warranties made by Bank herein. BPFH covenants and agrees that it, the BPFH Subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Bank so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Bank.

        (b) A representative of BPFH, selected by BPFH in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by Bank after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on Bank's premises.

        (c) A representative of BPFH, selected by BPFH in its sole discretion, shall be permitted by Bank to attend all regular and special Board of Directors' and committee meetings of Bank from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Bank under this Agreement or during the discussion of any matter that is subject to the attorney-client privilege or which constitutes attorney work product.

    6.4 NOTICES; REPORTS. Bank will promptly notify BPFH of any event of which Bank obtains knowledge which has had or may have a Material Adverse Effect on Bank, or in the event that Bank determines that it is unable to fulfill any of the conditions to the performance of BPFH's obligations hereunder, as set forth in Articles 9 or 11 herein, and Bank will furnish BPFH (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Bank or committees thereof, any report by Bank for submission to the Board of Directors of Bank or committees thereof, provided, however, that Bank need not furnish to BPFH communications of Bank's legal counsel regarding Bank's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Bank to its shareholders or other security holders, and all reports filed by Bank with the FRB, the FDIC or the DFI, and (iii) such other existing reports as BPFH may reasonably request relating to Bank.

    6.5  BANK SHAREHOLDERS' MEETING.

        (a) Promptly after the execution of this Agreement, Bank will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to promptly and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby (the "Bank Shareholders' Meeting"). The Board of Directors of Bank shall use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding Bank Stock to approve this Agreement and the transactions contemplated hereby.

        (b) Bank shall ensure that the Bank Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Bank in connection with the Bank Shareholders' Meeting are solicited, in compliance with California law, FDIC regulations, the Articles of Incorporation and Bylaws of Bank, the rules of Nasdaq and all other applicable legal requirements. Bank's obligation to call, give notice of, convene and hold the Bank Shareholders' Meeting in accordance with this Section 6.5(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Bank of any Competing Transaction.

        (c) The Board of Directors of Bank shall recommend that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Bank Shareholders' Meeting; (ii) the Prospectus and Proxy Statement shall include a statement to the effect that the Board of Directors of Bank has recommended that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Bank Shareholders' Meeting; and
(iii) neither the Board of Directors of Bank nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to BPFH, the recommendation of the Board of Directors of Bank that Bank's shareholders vote in favor of and adopt and approve this Agreement and the Merger; provided, however, that Section 6.12 shall govern the ability of the Bank Board of Directors to recommend a Competing Transaction to the Bank shareholders.

    6.6 CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. Bank will promptly inform BPFH of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of Bank or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). Bank will furnish BPFH, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Bank to any Bank director, officer at or above the senior vice president level, or shareholder holding 5% or more of the capital stock of Bank, including with respect to each such loan or lease the identity and, to the knowledge of Bank, the relation of the borrower to Bank, and the outstanding and undrawn amounts;
(g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

    6.7 AFFILIATE AGREEMENTS. Concurrently with the execution of this Agreement, (a) Bank shall deliver to BPFH a letter identifying all persons who are then "affiliates" of Bank for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) Bank shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as EXHIBIT E. Bank shall use reasonable efforts to obtain from any person who becomes an affiliate of Bank after Bank's delivery of the letter referred to above, and on or prior to the date of the Bank Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as EXHIBIT E hereto as soon as practicable after obtaining such status.

    6.8 TAKEOVER LAWS. Bank shall not take any action that would cause the transactions contemplated by this Agreement and the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, that purports to apply to this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby.

    6.9 NO RIGHTS TRIGGERED. Bank shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (i) under its charter or bylaws, or
(ii) under any material agreement to which it is a party.

    6.10 COORDINATION OF DIVIDENDS. Bank shall coordinate with BPFH the declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of Bank Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of Bank Stock and any shares of BPFH Stock any such holder will receive in exchange therefor in the Merger.

    6.11 D&O COVERAGE. Bank shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of Bank under a directors' and officers' liability insurance policy the terms of which are not materially less protective in terms of coverage or limitations than now possessed by Bank covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, PROVIDED, HOWEVER, that the aggregate cost of such coverage shall not exceed $120,000, and (ii) at least 12 months of tail coverage under a bankers' blanket bond the terms of which are not materially less protective in terms of coverage or limitations than now possessed by Bank covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement provided, however, that the aggregate cost of such coverage shall not exceed $10,000.

    6.12  COMPETING TRANSACTIONS.

        (a) From and after the date of this Agreement until the Effective Time of the Merger, the Bank shall not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate or cooperate with, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate or engage in any discussions with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or furnish to any person any non-public information with respect to any proposal which constitutes or may reasonably be expected to lead to a Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and Bank shall promptly notify BPFH (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Bank: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Bank representing 10% or more of the consolidated assets or deposits of Bank; any liquidation or dissolution of Bank; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Bank; a tender offer or exchange offer for at least 10% of the outstanding shares of Bank; a solicitation of proxies in opposition to approval of the Merger by Bank's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than BPFH) conducted heretofore with respect to any of the foregoing. Bank shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Bank agrees that it shall notify BPFH immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Bank. Bank also agrees that it shall promptly request each other person, other than BPFH, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Bank to return all confidential information heretofore furnished to such person by or on behalf of Bank and enforce any such confidentiality agreements. Notwithstanding any other provision in this
Section 6.12, nothing in this Agreement shall prevent Bank from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the Bank's shareholders, if and only if, prior to participating in any of the actions described in the foregoing clauses (i) and (ii), (A) the Board of Directors of Bank concludes in good faith that such Competing Transaction is reasonably likely to be consummated and would result in a transaction that, based on the opinion of Bank's financial advisor, is more favorable to holders of Bank Stock from a financial point of view than the transactions contemplated by this Agreement, (B) the Board of Directors of Bank determines in good faith based upon the advice of outside counsel that failure to take such action would constitute a breach of its fiduciary duties under applicable law, and (C) such Person enters into a confidentiality agreement with Bank on terms no more favorable to such Person than the BPFH Confidentiality Agreement.

        (b) The Bank shall promptly (and in any event within 24 hours) advise BPFH orally and in writing of any inquiries, proposals or offers regarding a Competing Transaction (including amendments or proposed amendments), any request received by the Bank or any subsidiary of Bank for information that could lead to a proposal or offer regarding a Competing Transaction, or any inquiry with respect to, or that could lead to, a proposal or offer regarding a Competing Transaction, including, in each case, the identity of the person making any such inquiry, proposal, offer or request and the terms and conditions thereof, and shall provide to BPFH any written materials received by Bank or any subsidiary of Bank in connection therewith. Bank shall promptly (and in any event within 24 hours) keep BPFH fully informed of the status and details of any such inquiry, proposal, offer or request (including amendments or proposed amendments). At least five (5) business days prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of Bank shall notify BPFH of such information requested from, or any such discussions or negotiations sought to be initiated or continued with, Bank.

    6.13 EXECUTIVE SALARY CONTINUATION AGREEMENTS. In respect of each and every Bank Executive Salary Continuation Agreement, Bank shall use its best efforts to (i) amend Section 1.2 to include BPFH in the definition of the Corporation immediately after the consummation of the Merger, for the purposes of such section, (ii) amend Section 5.1(2) of each such agreement to provide that voluntary termination shall include any voluntary termination of employment prior to the applicable retirement age set forth in Section 3.1 of each such agreement, and (iii) amend Section 5.1 to add a new subsection (5) that provides, notwithstanding any other provision of such Section 5.1, if the executive terminates his/her employment for "good reason" within a period of one
(1) year after the consummation of a transaction constituting a change in control pursuant to such agreement as amended by the foregoing, then the Bank will pay the executive's "vested" amount upon such terms and conditions and commencing at such time as the Bank shall determine. For purposes of this
Section 6.13 and such amendment, the executive shall be deemed to have terminated his/her employment for "good reason" if the executive terminates his/her employment with the Bank as a result of such executive not being placed in a position comparable in pay and status to that held by the executive prior to the consummation of a transaction constituting a change in control. Comparable pay and status shall be defined to mean a position (i) with a similar scope of duties and responsibilities with the Bank, in its capacity as a subsidiary of BPFH following the Merger or such other applicable entity, after giving effect to such change in control in each case, (ii) at a base salary not less than 100% of the executive's base salary, (iii) with a substantially similar opportunity to participate in bonus programs and (iv) with a substantially equivalent package of benefits taken as a whole. Each of the foregoing factors shall be as compared to the duties and responsibilities, base salary, opportunity to participate in bonus programs and benefits package that the executive enjoyed prior to such change in control. Further, a position will not be considered a position of comparable pay and status if the executive is required to work at a new work site that is more than 30 miles from the executive's work site immediately prior to such change in control. Further, Bank shall also amend Section 5.1(4)(a) of each such agreement to provide that such subsection shall not apply with respect to the Merger and that in no event shall the transactions contemplated hereunder constitute a change in control for the purposes of such agreement provided that, the Board of Directors of Bank immediately prior to the Effective Date (the "Original Bank Board") constitutes at least fifty percent (50%) of the Board of Directors of the Surviving Corporation for the first twelve (12) months following the Effective Time of the Merger and provided further, that a change in control will be deemed to occur as a result of the Merger on such date during the first twelve (12) months following the Effective Time of the Merger that the Original Bank Board no longer constitutes at least fifty percent (50%) of the Board of Directors of the Surviving Corporation.

                                   ARTICLE 7.
             COVENANTS OF BPFH PENDING EFFECTIVE TIME OF THE MERGER

    BPFH covenants and agrees with Bank as follows:

    7.1 LIMITATION ON CONDUCT PRIOR TO EFFECTIVE TIME OF THE MERGER. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of BPFH and the BPFH Subsidiaries shall not, without the prior written consent of Bank, which consent Bank shall not unreasonably withhold or delay:

        (a) take any action which would or is reasonably likely to
(i) materially adversely affect the ability of BPFH to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) materially adversely affect BPFH's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of BPFH's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

        (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent BPFH from accounting for the business combination to be effected by the Merger as a pooling of interests;

        (c) agree or make any commitment to take any actions prohibited by this
Section 7.1;

        (d) amend its articles of incorporation in a manner which would materially and adversely affect the ability of BPFH to consummate the transactions contemplated hereby; or

        (e) enter into a BPFH Acquisition Transaction that includes as a condition precedent to such BPFH Acquisition Transaction that BPFH terminate this Agreement; provided, that this provision shall not impair or affect BPFH's ability to terminate this Agreement pursuant to Section 13. For purposes of this Agreement "BPFH Acquisition Transaction" shall mean: (i) a merger, consolidation or similar transaction involving BPFH (other than internal mergers, reorganizations, consolidations or dissolutions involving only BPFH and/or BPFH Subsidiaries), pursuant to which the shareholders of BPFH immediately prior to such merger, consolidation or similar transaction do not own more than fifty percent (50%) of the outstanding capital stock of the resulting corporation immediately following such merger, consolidation or similar transaction,
(ii) the disposition, by sale, lease, exchange or otherwise, of fifty percent (50%) or more of the consolidated assets or deposit liabilities of BPFH, or
(iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by BPFH or any BPFH Subsidiary, of securities representing fifty percent (50%) or more of the voting power of BPFH.

    7.2  AFFIRMATIVE CONDUCT OF BPFH PRIOR TO EFFECTIVE TIME OF THE
MERGER. Between the date hereof and the Effective Time of the Merger, BPFH shall:

        (a) subject to Section 6.11, permit Bank to purchase, tail coverage pursuant to Bank's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement;

        (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of BPFH; and

        (c) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BPFH on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger.

    7.3  ACCESS TO INFORMATION.  Upon reasonable request by Bank, BPFH shall
(i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Chief Credit Officer and Senior Vice President, Finance and Accounting available to discuss with Bank and its representatives BPFH's operations; and (ii) shall provide Bank with written information which is
(a) similar to the written information that Bank reviewed in connection with this Agreement, and (b) related to BPFH's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Bank of the right to rely upon the representations and warranties made by BPFH herein; provided, that Bank shall disclose to BPFH any fact or circumstance it may discover which Bank believes renders any representation or warranty made by BPFH hereunder incorrect in any respect. Bank covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BPFH so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BPFH.

    7.4 FILINGS. BPFH agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

    7.5 APPLICATIONS. BPFH will use its reasonable best efforts to promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the FRB; (ii) an application for approval of the Merger with the FDIC and an application for a change in control with the DFI;
(iii) in conjunction with Bank, the Registration Statement and the Proxy Statement and Prospectus as it pertains to BPFH; (iv) an application with the BBI (including making satisfactory arrangements with the Massachusetts Housing Partnership Fund); and (v) any other applications necessary to consummate the transactions contemplated hereby. BPFH shall afford Bank a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof BPFH covenants and agrees that all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to BPFH or the BPFH Subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BPFH will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

    7.6 BLUE SKY. BPFH agrees to use commercially reasonable efforts to have the shares of BPFH Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of Bank reside.

    7.7 NOTICES; REPORTS. BPFH will promptly notify Bank of any event of which BPFH obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of BPFH on a consolidated basis or in the event that BPFH determines that it is unable to fulfill any of the conditions to the performance of Bank's obligations hereunder, as set forth in Articles 9 or 10 herein.

    7.8 REMOVAL OF CONDITIONS. In the event of the imposition of a condition to any regulatory approvals which BPFH deems to materially adversely affect it or to be materially burdensome, BPFH shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

    7.9  STOCK OPTIONS.

        (a) At and as of the Effective Time of the Merger, BPFH shall assume each and every outstanding option to purchase shares of Bank Stock ("Bank Stock Option"), as set forth on the Bank Option List, and all obligations of Bank under the Bank Stock Option Plans. With respect to each and every Bank Stock Option so assumed by BPFH under this Agreement: (i) such Bank Stock Option shall be exercisable for that number of whole shares of BPFH Stock equal to the product of (A) the number of shares of Bank Stock that were purchasable under such Bank Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of BPFH Stock; and (ii) the per share exercise price for the shares of BPFH Stock issuable upon exercise of such Bank Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of Bank Stock at which such Bank Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio, with such product rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time of the Merger, BPFH shall issue to each holder of an outstanding Bank Stock Option a document evidencing the assumption of such holder's Bank Stock Option pursuant to this Section 7.9.

        (b) The terms of the Bank Stock Options after the Effective Time of the Merger shall correspond in all material respects to the terms of the Bank Stock Options prior to the Effective Time of the Merger and, subject to the requirements of law, the Bank Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger shall qualify as incentive stock options of BPFH after the Effective Time of the Merger.

        (c) At or prior to the Effective Time of the Merger, BPFH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BPFH Stock for delivery upon exercise of BPFH Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, BPFH shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of BPFH Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    7.10 RESERVATION, ISSUANCE AND REGISTRATION OF BPFH STOCK. BPFH shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of BPFH Stock to be issued to the shareholders of Bank in the Merger pursuant to
Article 2 hereof.

    7.11 NASDAQ LISTING. BPFH shall use its reasonable best efforts to cause the shares of BPFH Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

    7.12 EXECUTIVE SALARY CONTINUATION AGREEMENTS. At and as of the Effective Time of the Merger, BPFH shall assume each and every Bank Executive Salary Continuation Agreement, as amended pursuant to Section 6.13.

    7.13 BPFH SHAREHOLDERS' MEETING. Promptly after the execution of this Agreement, BPFH will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to promptly convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby (the "BPFH Shareholders' Meeting"). The Board of Directors of BPFH shall use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BPFH Stock to approve this Agreement and the transactions contemplated hereby.

    7.14  ORGANIZATION OF NEWCO.

        (a) Prior to the Effective Time of the Merger, BPFH will take any and all necessary action to cause (i) Newco to be organized, (ii) Newco to become a wholly-owned subsidiary of BPFH, (iii) the director and stockholder of Newco to approve the transactions contemplated by this Agreement, (iv) Newco to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to Bank, whereupon Newco shall become a party to and be bound by this Agreement, and (v) Newco to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

        (b) On and as of the date Newco becomes a party to this Agreement, BPFH and Newco shall, jointly and severally, represent and warrant to Bank as follows:

        (i) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of California and all of its outstanding capital stock are owned, directly or indirectly, by BPFH. Since the date of its incorporation, Newco has not engaged in any activities other than in connection with or as contemplated by this Agreement;

        (ii) Newco has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Newco and will not (A) conflict with or violate the Articles of Incorporation or Bylaws of Newco or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Newco or by which any of its properties or assets is bound or affected; and

       (iii) Newco has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms.

                                   ARTICLE 8.
                              ADDITIONAL COVENANTS

    The parties hereto hereby mutually covenant and agree with each other as follows:

    8.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

    8.2 PUBLIC ANNOUNCEMENTS. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by BPFH or Bank unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law, or the applicable rules of the Nasdaq Stock Market, Inc.

    8.3 APPOINTMENT OF DIRECTORS. Bank agrees to take all necessary action, including, if necessary, increasing the authorized number of its directors, to appoint, as contemplated by Section 2.7 hereof, three members, including the Chairman, designated by BPFH to the Board of Directors of Bank effective at the Effective Time of the Merger, or as soon thereafter as practicable. Subject to the BPFH Board's fiduciary duties, BPFH agrees to take all necessary action, including, if necessary, increasing the authorized number of its directors, to appoint, as contemplated by Section 2.7 hereof, one member of Bank's Board of Directors to the Board of Directors of BPFH (in Class I with a term expiring in 2004), effective at the Effective Time of the Merger, or as soon thereafter as practicable.

    8.4  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS.

        (a) As promptly as practicable after the execution of this Agreement, BPFH and Bank will prepare, and file with the SEC and the FDIC, the Proxy Statement/Prospectus, and BPFH will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of BPFH and Bank shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Each of Bank and BPFH will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Bank and BPFH will cause the Proxy Statement/Prospectus to be mailed to its shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. As promptly as practicable after the date of this Agreement, each of Bank and BPFH will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Bank and BPFH will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Bank and BPFH will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 8.4 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Bank or BPFH, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of each of Bank and BPFH, such amendment or supplement.

        (b) The Proxy Statement/Prospectus will include the recommendation of the Board of Directors of each of Bank and BPFH in favor of adoption and approval of this Agreement and approval of the Merger.

                                   ARTICLE 9.
                       CONDITIONS PRECEDENT TO THE MERGER

    The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

    9.1 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative votes of the respective shareholders of Bank and BPFH.

    9.2 NO JUDGMENTS OR ORDERS. No judgment, decree, injunction, order or proceeding by any Governmental Entity or other legal restraint or prohibition which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

    9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC, the BBI, and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

    9.4 SECURITIES LAWS. The Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order BPFH shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the BPFH Stock to consummate the Merger.

    9.5 LISTING. The BPFH Stock issuable in the Merger shall have been included for listing on the Nasdaq National Market System, subject to official notice of issuance.

    9.6 POOLING OF INTERESTS. Prior to the Effective Time of the Merger, BPFH shall have received from KPMG Mass a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, KPMG shall have delivered a letter to Bank to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to Bank that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, KPMG shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                                  ARTICLE 10.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK

    All of the obligations of Bank to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Bank:

    10.1 TAX OPINION. Bank shall have received the written opinion of Lillick & Charles LLP, dated as of the Effective Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for cash received in lieu of fractional share interests, holders of Bank Stock who receive BPFH Stock in the Merger will not recognize gain or loss for federal income tax purposes,
(ii) the basis of such BPFH Stock will equal the basis of the Bank Stock for which it is exchanged, reduced by any amount allocable to a fractional share interest for which cash is received, and
(iii) the holding period of such BPFH Stock will include the holding period of the Bank Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time.

    10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by BPFH on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BPFH contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality or knowledge, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

    10.3 AUTHORIZATION OF MERGER. On or before the Closing Date, all actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by BPFH and Newco and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of BPFH and Newco, as required by applicable law, and Newco shall have full power and right to merge pursuant to the Agreement of Merger.

    10.4 OFFICERS' CERTIFICATE. There shall have been delivered to Bank on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BPFH certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2 and 10.3.

    10.5 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of BPFH on a consolidated basis, or the transactions contemplated hereby.

                                  ARTICLE 11.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BPFH

    All of the obligations of BPFH to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BPFH:

    11.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by Bank at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Bank contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Bank Lists in accordance with Section 6.2(j)).

    11.2 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by Bank and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of

Directors and shareholders of Bank, and Bank shall have full power and right to merge pursuant to the Agreement of Merger.

    11.3 THIRD PARTY CONSENTS. Bank and BPFH shall have obtained all consents of other parties to its mortgages, notes, leases, franchises, agreements, licenses and permits and as set forth on the Bank Conflicts and Covenants List as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

    11.4 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Bank, which shall be deemed to include any development in any existing litigation listed on SCHEDULE 4.11 attached hereto that materially increases the Bank's liability with respect to such litigation, whether or not such event, change or effect is reflected in the Bank Lists as amended or supplemented after the date of this Agreement.

    11.5 OFFICERS' CERTIFICATE. There shall have been delivered to BPFH on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2, 11.3 and 11.4.

    11.6 AFFILIATE AGREEMENTS; POOLING MATTERS. Concurrently with the execution of this Agreement, BPFH shall have received from each person named in the letter or otherwise referred to in Section 6.7 an executed copy of an agreement substantially in the form on EXHIBIT E hereto.

    11.7 EMPLOYEE BENEFIT PLANS. BPFH shall have received satisfactory evidence that all of Bank's employee benefit plans, programs and arrangements, including, without limitation, the Bank 401(k) Plan and the ESOP, have been treated as provided in Article 12 of this Agreement.

    11.8 DISSENTING SHARES. The number of shares of Bank Stock for which demand is made to be Bank Perfected Dissenting Shares shall not exceed the lesser of (i) 4.99% of the issued and outstanding Bank Stock or (ii) an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment.

    11.9 REMEDIATION. All remediation of environmental contamination or conditions on any Bank Property shall have been completed to the satisfaction of BPFH.

    11.10 REGULATORY APPROVALS. Any and all approvals or consents of any Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which BPFH deems, in its sole and absolute opinion, to be a Material Adverse Effect or materially burdensome.

    11.11 EXECUTIVE SALARY CONTINUATION AGREEMENTS. Bank shall have amended each of the Executive Salary Continuation Agreements in a manner consistent with
Section 6.13.

                                  ARTICLE 12.
                               EMPLOYEE BENEFITS

    12.1 EMPLOYEE BENEFITS. BPFH in its sole discretion may elect to terminate the Bank 401(k) Plan and ESOP or to discontinue contributions to the Bank 401(k) Plan and ESOP following the Effective Time of the Merger, to cause Bank to terminate the Bank 401(k) Plan and ESOP or to discontinue contributions to the Bank 401(k) Plan and ESOP prior to the Effective Time of the Merger, or to merge the Bank 401(k) Plan with and into the BPFH 401(k) Plan after the Effective Time of the Merger. In no event shall the Bank 401(k) Plan be merged with and into the BPFH 401(k) Plan, however, unless BPFH determines, in its sole discretion, that: (i) the Bank 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the Bank 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the Bank 401(k) Plan. If BPFH determines in its sole discretion that the Bank 401(k) Plan and/or ESOP should be terminated prior to the Effective Time of the Merger, Bank agrees to use its best efforts to have the Bank 401(k) Plan and/or ESOP, as the case may be, terminated prior to the Effective Time of the Merger and to obtain an IRS determination that the Bank 401(k) Plan and/or ESOP, as the case may be, continues to be qualified upon termination.

    As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into BPFH plans, in the discretion of BPFH, and employees of Bank shall become eligible for the employee benefit plans of BPFH on the same terms as such plans and benefits are generally offered from time to time to employees of BPFH and the Banks in comparable positions with BPFH or the Banks. For purposes of determining such employment eligibility and vesting under the employee benefit plans of BPFH, BPFH shall recognize such employees' years of service with Bank beginning on the date such employees commenced employment with Bank through the Effective Time of the Merger.

                                  ARTICLE 13.
                                  TERMINATION

    13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

        (a) By mutual agreement of the parties, in writing;

        (b) By Bank (unless Bank's Board of Directors shall have withdrawn, or modified in a manner adverse to BPFH in any respect, its recommendation of the Merger to the Bank's Shareholders) or BPFH, upon the failure of Bank's shareholders or BPFH's shareholders to give the requisite approval of this Agreement;

        (c) By Bank promptly following the expiration of 20 days from delivery of written notice by Bank to BPFH of BPFH's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Bank from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Bank or cured by BPFH prior to expiration of such 20 day period);

        (d) By BPFH promptly following the expiration of 20 days from delivery of written notice by BPFH to Bank of Bank's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BPFH from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BPFH or cured by Bank prior to expiration of such 20 day period);

        (e) By Bank or BPFH upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

        (f) By Bank or BPFH if any conditions set forth in Article 9 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

        (g) By Bank if any of the conditions set forth in Article 10 shall not have been met by March 31, 2002; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of Bank;

        (h) By BPFH if any of the conditions set forth in Article 11 shall not have been met by March 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(h) if the relevant condition shall have failed to occur as a result of any act or omission of BPFH;

        (i) By BPFH if Bank shall have breached any of the obligations contained in Section 6.12;

        (j) By Bank, if the Bank Board so determines by the vote of a majority of all of its members, at any time during the five-day period commencing with the Determination Date, if both the following conditions are satisfied:

            (i) the Average Closing Price shall be less than $14.238; and

            (ii) the BPFH Ratio shall be less than the Index Ratio;

subject, however, to the following three sentences. If the Bank elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to BPFH (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, BPFH shall have the option of increasing the consideration to be received by the holders of Bank Stock hereunder by adjusting the Conversion Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of: (A) $14.238 and
(B) the Conversion Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of (A) the Index Ratio multiplied by (B) the Conversion Ratio (as then in effect) and the denominator of which is the BPFH Ratio. If BPFH makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to the Bank of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 13.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 13.1(j);

        (k) By BPFH if (i) the Board of Directors of Bank shall have failed to recommend approval of this Agreement and the transactions contemplated hereby,
(ii) Bank's Board of Directors shall have withheld or withdrawn, or changed, modified or amended in a manner adverse to BPFH in any respect, its recommendation of the Merger to the shareholders of Bank, (iii) Bank's Board of Directors shall have recommended a Competing Transaction in accordance with
Section 6.12, or (iv) Bank shall have failed to call a meeting of the shareholders of Bank in accordance with Section 6.5;

        (l) By Bank if BPFH shall have breached its obligations under
Section 7.1(e); or

        (m) By BPFH if there shall have occurred any development in the matters described in SCHEDULE 4.11 that materially increases the Bank's liability with respect to such litigation.

    13.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Bank or BPFH as provided in Section 13.1, neither Bank nor BPFH shall have any further obligation or liability to the other party except (i) with respect to the last sentences of each of Section 6.3(a) and Section 7.3,
(ii) with respect to Section 13.1 and 14.1; (iii) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (iv) as provided in the Stock Option Agreement, the form of which is attached hereto as EXHIBIT B and which is governed by its own terms as to termination.

    13.3 FORCE MAJEURE. Bank and BPFH agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE 14.
                                 MISCELLANEOUS

    14.1  EXPENSES.

        (a) Bank shall promptly, and in any event within 3 days after such termination, or in the case of clause (A) below, upon entering into an agreement in principle, letter of intent or definitive agreement regarding a Competing Transaction, pay BPFH a termination fee in immediately available funds in an amount equal to $6,000,000 if the Agreement is terminated (A) by BPFH or Bank pursuant to Section 13.1(b) with respect to the failure of Bank shareholders to approve the Agreement and the transactions contemplated hereby, and if,
(i) prior to the Bank Shareholders' Meeting, an offer or proposal regarding a Competing Transaction shall have been made directly to Bank's shareholders generally or any person shall have publicly announced an offer or proposal regarding a Competing Transaction or solicited proxies or consents in opposition to the approval of this Agreement or any of the transactions contemplated hereby and (ii) within twelve (12) months following the date of such termination Bank enters into an agreement in principle, letter of intent or definitive agreement regarding a Competing Transaction, or (B) by BPFH pursuant to Sections
13.1(i) or (k).

        (b) BPFH shall promptly pay Bank a termination fee in immediately available funds in an amount equal to $3,000,000 if the Agreement is terminated by Bank pursuant to Section 13.1(l). Furthermore, such termination fee shall be the sole and exclusive remedy of Bank with respect to any legal, equitable or other claim for relief hereunder as a result by BPFH under Section 7.1(e).

        (c) Each of Bank and BPFH acknowledges that the agreements contained in this Section 14.1 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, BPFH and Bank would not enter into this Agreement. Accordingly, if Bank fails to promptly pay any amount due to BPFH pursuant to this Section 14.1, it shall also pay any costs and expenses incurred by BPFH (and Newco) in connection with any legal action to enforce this Agreement that results in a judgment against Bank for such amount. If BPFH fails to promptly pay any amount due to Bank pursuant to this Section 14.1, it shall also pay any costs and expenses incurred by Bank in connection with any legal action to enforce this Agreement that results in a judgment against BPFH for such amount.

        (d) Except as otherwise provided herein, all Expenses incurred by BPFH and Bank in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, BPFH and Bank shall share equally the cost of printing and mailing the Proxy Statement and Prospectus.

    14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To BPFH:                         Boston Private Financial Holdings, Inc.
                                 Ten Post Office Square
                                 Boston, Massachusetts 02109
                                 Attention: President & Chief Executive Officer
                                 Facsimile Number: (617) 912-4550

With a copy to:                  Goodwin Procter LLP
                                 Exchange Place
                                 Boston, Massachusetts 02109
                                 Attention: Andrew F. Viles, Esq.
                                 Facsimile Number: (617) 523-1231

To Bank:                         Borel Bank & Trust Company
                                 160 Bovet Road
                                 San Mateo, California 94402
                                 Attention: Chief Executive Officer
                                 Facsimile Number: (650) 378-3774

With a copy to:                  Lillick & Charles LLP
                                 Two Embarcadero Center, Suite 2700
                                 San Francisco, California 94111
                                 Attention: R. Brent Faye, Esq.
                                 Facsimile Number: (415) 984-8300

    Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

    14.3 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

    14.4 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

    14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

    14.6 THIRD PARTIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto and their respective successors and assigns. As used in this Agreement the term "parties" shall refer only to BPFH and Bank as the context may require.

    14.7 LISTS; EXHIBITS; INTEGRATION. Each schedule, List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

    14.8 KNOWLEDGE. Except as otherwise provided herein, whenever any statement herein or in any schedule, list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

    14.9 GOVERNING LAW. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

    14.10 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

    14.11 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

    14.12 WAIVER AND MODIFICATION; AMENDMENT. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall (a) be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement or
(b) be made with respect to any such term, provision or condition that is legally required in ordered to consummate the transactions contemplated hereby. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of BPFH and Bank without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

    14.13 ATTORNEYS' FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                                 [END OF TEXT]

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

ATTEST:                                                BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

/s/ Walter M. Pressey                                  By:        /s/ Timothy L. Vaill
---------------------------------------                           -------------------------------------------
Treasurer                                                         Timothy L. Vaill
                                                                  Chief Executive Officer

ATTEST:                                                BOREL BANK & TRUST COMPANY

/s/ Emanuela M. Allgood                                By:        /s/ Ronald G. Fick
---------------------------------------                           -------------------------------------------
Secretary                                                         Ronald G. Fick
                                                                  President and Chief Executive Officer

                                                                         ANNEX B

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER (the "Merger Agreement') is made and entered into
as of this   day of             , 2001, by and between             ("Newco"), a
California corporation and wholly owned subsidiary of Boston Private Financial Holdings, Inc., a Massachusetts corporation ("BPFH"), and Borel Bank & Trust Company, a California banking corporation ("Borel"), in connection with the transactions described in that Agreement and Plan of Reorganization, dated as of June 26, 2001 (the "Reorganization Agreement") by and between, BPFH and Borel. Capitalized terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.

                                    RECITALS

    A. The respective Boards of Directors of Newco and Borel, each acting pursuant to a duly authorized resolution, adopted by the vote of a majority of its directors, deem it desirable and in the best interests of their respective corporations and shareholders that Newco be merged with and into Borel (the "Merger") as provided in this Merger Agreement pursuant to the laws of the State of California, and that Borel be the surviving corporation (the "Surviving Corporation").

    B. BPFH and Borel entered into the Reorganization Agreement, which provides for the Merger of Newco with and into Borel in accordance with this Merger Agreement.

    NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

                             ARTICLE I--THE MERGER

    Upon consummation of the Merger at the Effective Time of the Merger (as defined in Article VI hereof), Newco shall be merged with and into Borel which shall thereupon be the Surviving Corporation, and the separate corporate existence of Newco shall cease and Borel shall survive and continue its corporate existence under the laws of the State of California as a wholly owned subsidiary of BPFH. Borel, as the surviving corporation in the Merger, is sometimes referred to herein as the "Surviving Corporation".

                                ARTICLE II--NAME

    The name of the Surviving Corporation shall remain "Borel Bank & Trust Company".

            ARTICLE III--RIGHTS AND DUTIES OF SURVIVING CORPORATION

    At and after the Effective Time of the Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of Newco shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of Newco, including all debts due to it, shall be as effectively the property of the Surviving Corporation as they were of Newco, and the title to any real estate vested by deed or otherwise in Newco shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Newco shall be preserved unimpaired and all debts, liabilities and duties of Newco shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                        ARTICLE IV--CONVERSION OF SHARES

    In and by virtue of the Merger and at the Effective Time of the Merger, pursuant to this Merger Agreement, the shares of common stock, no par value, of Borel ("Borel Stock") outstanding immediately prior to the Effective Time of the Merger shall be converted without any action on the part of the holders thereof as follows:

    (a) EFFECT ON BOREL STOCK. Each share of Borel Stock issued and outstanding immediately prior to the Effective Time of the Merger excluding any shares of Borel Stock which are dissenting shares within the meaning of
Section 1300(b) of the California General Corporation Law shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive on and after the Effective Time of the
Merger,       shares of common stock, par value $1.00 per share, of BPFH ("BPFH
Stock").

    (b) FRACTIONAL SHARES. No fractional shares of BPFH Stock shall be issued in the Merger. In lieu thereof, each holder of Borel Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying
(i) the closing sale price of BPFH Stock as reported on The Nasdaq National Market on the day immediately preceding the Closing Date times (ii) the fraction of the share of BPFH Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

    (c) EFFECT ON NEWCO STOCK. Each share of common stock, no par value, of Newco issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, be automatically converted into one share of common stock of the Surviving Corporation.

                           ARTICLE V--FURTHER ACTION

    The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of Newco's property, rights, privileges, powers and franchises, hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

                    ARTICLE VI--EFFECTIVE TIME OF THE MERGER

    The Merger shall be effective (the "Effective Time of the Merger") upon the filing of this Merger Agreement and the appropriate certificates of its approval and adoption with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law.

                     ARTICLE VII--ARTICLES OF INCORPORATION

    Upon consummation of the Merger at the Effective Time of the Merger, the Articles of Incorporation of the Surviving Corporation shall be amended by deleting Articles SIX and SEVEN, in their entireties.

                              [Signature Page Follows]

    IN WITNESS WHEREOF, Borel and Newco, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

                                                       BOREL BANK & TRUST COMPANY

                                                       By:
                                                            -----------------------------------------
                                                                           Ronald Fick
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                                            SECRETARY

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                       By:
                                                            -----------------------------------------
                                                                              Name:
                                                                            SECRETARY

                                                                         ANNEX C

                          CALIFORNIA CORPORATIONS CODE
                               SECTION 1300-1312

1300.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302.

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305.

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

1306.

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX D

                                                                   July 27, 2001

Board of Directors
Boston Private Financial Holdings
Ten Post Office Square
Boston, MA 02109                                                    CONFIDENTIAL

Ladies and Gentlemen:

    We understand that Borel Bank & Trust, a California corporation ("Seller"), and Boston Private Financial Holdings, a Massachusetts corporation ("Buyer"), have entered into an Agreement and Plan of Reorganization dated June 27, 2001 (the "Merger Agreement"), pursuant to which a newly-formed subsidiary of Buyer will be merged with and into Seller, with Seller becoming a wholly-owned subsidiary of Buyer upon completion of the transaction (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of Seller's common stock, no par value ("Seller Common Stock"), will be exchanged for shares of Buyer common stock, $1.00 par value ("Buyer Common Stock"), with a value (based upon the average trading price for Buyer Common Stock for a specified period prior to the effective completion of the Merger) equal to $37.50, subject to certain adjustments as more fully described in the Merger Agreement (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    You have asked for our opinion as investment bankers as to whether the Consideration to be paid by the Buyer pursuant to the Merger is fair to Buyer's shareholders from a financial point of view, as of the date hereof.

    In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller and Buyer, including their respective consolidated financial statements for recent years and interim periods to March 31, 2001, and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer;
(ii) reviewed the financial terms and conditions of the June 27, 2001 of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared the financial performance of Seller and Buyer with certain other companies in the banking industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which we deemed to be comparable, in whole or in part, to the Merger;
(vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and analyst's estimates for Buyer; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel and public accountants; and
(viii) performed such other analyses and examinations as we deemed appropriate.

    In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by its management, upon the advice of Buyer's management and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Seller's management at the time of preparation as to the future financial performance of Seller. With respect to the future financial performance of Buyer, we have relied with your consent on publicly available analyst information. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to Buyer as to all legal matters with respect to Buyer, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of Seller and Buyer are in the aggregate adequate to cover such losses. You have informed us, and we have assumed, that the Merger will be recorded as a "pooling of interests" under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other condition as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

    We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restriction will be imposed that could have a meaningful effect on the contemplated benefits of the merger to the Seller or Buyer.

    We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger.

    Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by the Buyer pursuant to the Merger is fair to Buyer's shareholders from a financial point of view, as of the date hereof.

    We are not expressing an opinion regarding the price at which the Buyer Common Stock may trade at any future time after the date of this letter. The Consideration to be paid to the shareholders of Seller pursuant to the Merger is subject to certain adjustments as more fully described in the Merger Agreement, and, accordingly, the market value of the Consideration may vary significantly.

    This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in a joint proxy statement/prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very Truly Yours,

/s/ Putnam Lovell Securities Inc.

                                                                         ANNEX E

June 27, 2001

Board of Directors
Borel Bank & Trust Company
160 Bovet Road
San Mateo, CA 94402

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Borel Bank & Trust Company ("Borel") of the Conversion Ratio as defined in Section 2.2(a) of the Agreement and Plan of Reorganization dated as of June 27, 2001 (the "Agreement"), in the proposed merger (the "Merger") of Boston Private Financial Holdings, Inc. ("Boston Private") and Borel. On the Effective Time of the Merger (as such term is defined in the Agreement), each share of Borel Common Stock will be converted into the right to receive $37.50 in shares of Boston Private Common Stock subject to adjustment as described in the Agreement.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Boston Private and Borel, including consolidated financial statements for recent years and interim periods to March 31, 2001;
(iii) certain other publicly available financial and other information concerning Boston Private and Borel and the trading markets for the publicly traded securities of Boston Private and Borel; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Borel or a committee thereof in connection with the Merger. We have held discussions with senior management of Boston Private and Borel concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Borel earnings projections for Borel as a stand-alone entity, assuming the Merger does not occur. We have also reviewed with the management of Boston Private earnings projections for Boston Private as a stand-alone entity, assuming the Merger does not occur. Certain financial projections for the combined companies and for Borel and Boston Private as stand-alone entities were derived by us based upon the projections and information described above.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to Boston Private, Borel, the Merger and the Agreement. We have relied upon the managements of Borel and Boston Private as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of same, that the aggregate allowances for loan losses for Borel and Boston Private are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Borel or Boston Private, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of

Borel of the Conversion Ratio in the Merger and does not address Borel's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following:
(i) the historical and current financial position and results of operations of Borel and Boston Private, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Borel and for Boston Private; (ii) the assets and liabilities of Borel and Boston Private, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Borel. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Borel with respect to any approval of the Merger. This opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Conversion Ratio in the Merger is fair, from a financial point of view, to the holders of the Common Stock of Borel.

Very truly yours,

/s/ Dain Rauscher Wessels

                                                                         ANNEX F

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT


    Reference is hereby made to the Amended and Restated Shareholders' Agreement (the "Prior Shareholders' Agreement"), dated as of August 28, 2001, by and among Boston Private Financial Holdings, Inc., a Massachusetts corporation ("BPFH"), and each of the shareholders set forth on SCHEDULE 2.1(A) (collectively, the "Shareholders"). This SECOND AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of September 20, 2001, is entered into by and among BPFH and each of the Shareholders to amend and restate the Prior Shareholders' Agreement in its entirety. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement (as defined herein).


                                    RECITALS

    A. BPFH and Borel Bank & Trust Company ("Borel") entered into that certain Agreement and Plan of Reorganization dated as of June 27, 2001 (the "Reorganization Agreement") which provides for the merger of a wholly owned subsidiary of BPFH with and into Borel.

    B. Each Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of common stock, no par value, of Borel (the "Borel Stock"), as set forth on SCHEDULE 2.1(A).


    C. Each Shareholder is a director, officer and/or five percent shareholder of Borel.



    D. As an inducement to BPFH to enter into the Reorganization Agreement, and in order to ensure pooling-of-interests accounting treatment for the Merger (as defined in the Reorganization Agreement) contemplated by the Reorganization Agreement, the Shareholders entered into the Shareholders' Agreement by and among BPFH and the Shareholders, dated June 27, 2001, as amended and restated on August 28, 2001 by the Prior Shareholders' Agreement.


    E. BPFH and each of the Shareholders hereby desire to amend and restate the Prior Shareholders' Agreement.

    F. BPFH desires the Shareholders to agree, and each Shareholder agrees, not to transfer or otherwise dispose of any of such Shareholder's Shares for the period set forth in this Agreement, or any other shares of capital stock of Borel acquired hereunder and prior to the termination of this Agreement pursuant to Section 3.4, and to vote such Shareholder's Shares and any other such shares of capital stock of Borel in a manner so as to facilitate consummation of the Merger, as provided herein.

    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, BPFH and the Shareholders agree as follows:

                                   ARTICLE I
                            SHAREHOLDERS' AGREEMENT


    1.1 IRREVOCABLE PROXY. Subject to the prior approval of the California Department of Financial Institutions pursuant to Section 700 et seq. of the California Financial Code, each Shareholder, by this Agreement, with respect to such Shareholder's Shares (as defined herein), does hereby constitute and appoint BPFH, or any nominee of BPFH, with full power of substitution, as such Shareholder's true and lawful attorney and irrevocable proxy, for and in such Shareholder's name, place and stead, to vote each of such Shares as such Shareholder's proxy, at every meeting of the shareholders of Borel or any adjournment or postponement thereof or in connection with any written consent of Borel's shareholders, in favor of the adoption of the Reorganization Agreement and approval of the Merger and the other transactions contemplated by the Reorganization Agreement, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of BPFH, to permit BPFH to vote such Shares directly. Each Shareholder further agrees to cause such Shareholder's Shares owned by such Shareholder beneficially to be voted in accordance with the foregoing. Each Shareholder intends this proxy to be irrevocable and coupled with an interest until the termination of this Agreement pursuant to Section 3.4 and hereby revokes any proxy previously granted by such Shareholder with respect to such Shareholder's Shares.



    1.2 AGREEMENT TO VOTE. Each Shareholder hereby further agrees, with respect to any Shares not voted pursuant to Section 1.1, that until the termination of this Agreement pursuant to Section 3.4, at any meeting of shareholders of Borel, however called, or in connection with any written consent of Borel's shareholders, such Shareholder shall vote or cause to be voted or execute a written consent with respect to all of the shares of Borel Stock as to which such Shareholder holds beneficially or of record prior to termination of this Agreement pursuant to Section 3.4 (the "Shares"), except as specifically requested in writing by BPFH in advance, in favor of the adoption of the Reorganization Agreement and approval of the Merger and the other transactions contemplated by the Reorganization Agreement, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing. Furthermore, each Shareholder agrees that such Shareholder will require any and all transferees of such Shareholder's Shares to agree to be bound by the terms and conditions of this Agreement as a condition to any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of such Shares.


    1.3 LEGEND. Each Shareholder agrees to stamp, print or type on the face of such Shareholder's certificates of Borel Stock evidencing such Shareholder's Shares, the following legend:


    THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED AS OF THE 27TH DAY OF JUNE, 2001 BY AND AMONG BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND CERTAIN BENEFICIAL AND RECORD OWNERS OF BOREL BANK & TRUST COMPANY, AS AMENDED FROM TIME TO TIME, AND SUCH SHARES MAY NOT BE VOTED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF THE SHAREHOLDERS' AGREEMENT, AS AMENDED FROM TIME TO TIME, REFERRED TO HEREIN ARE ON FILE AT THE OFFICES OF BOREL BANK & TRUST COMPANY.


    In the event that any of the Shares of Borel Stock are held in "street name," the Shareholders agree that Borel shall use its commercially reasonable efforts to ensure that stop transfer instructions are provided to the appropriate securities broker or dealer or other entity which holds such Shares for the benefit of such Shareholder.

    1.4 RESTRICTIONS ON DISPOSITIONS. Each Shareholder agrees that, for a period of thirty (30) days prior to the Effective Time of the Merger, such Shareholder will not take any action (a) to sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of such Shareholder's Shares or (b) to enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any Borel Stock; provided, however, that a Shareholder may transfer or pledge any of such Shareholder's Shares to a person or entity with BPFH's prior written consent; provided further that no such transfer or pledge shall be made unless prior thereto the proposed transferee or pledgee shall have entered into a written agreement with BPFH, containing terms and conditions reasonably satisfactory to BPFH, in which such transferee or pledgee shall agree to be bound by all the terms and conditions of this Agreement. Each Shareholder further agrees that such Shareholder will require any grantee of any proxy or power of attorney with respect to the voting of such Shareholder's Shares to vote such Shares in accordance with Section 1.2. Each Shareholder also agrees that, until the termination of this Agreement in accordance with Section 3.4, such Shareholder will not hereafter take any action that would make any representation or warranty of any Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling any Shareholder from performing such Shareholder's obligations under this Agreement.

    1.5 SHAREHOLDER APPROVAL. Subject to Section 6.12 of the Reorganization Agreement, each Shareholder who is also a director, shall, in his capacity as a director, recommend shareholder approval of the Reorganization Agreement, the Agreement of Merger and the transactions contemplated thereby by the Borel shareholders at every meeting of the shareholders of Borel at which such matters are considered and at every adjournment or postponement thereof and in connection with every proposal to take action by written consent with respect thereto.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

    Each of the Shareholders severally represents and warrants to BPFH that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

    2.1 OWNERSHIP AND RELATED MATTERS.

        (a) SCHEDULE 2.1(A) hereto correctly sets forth the number of Shares each Shareholder owns beneficially or of record and constitutes all of the Shares so owned by such Shareholder. SCHEDULE 2.1(A) also correctly sets forth the nature of each Shareholder's voting power with respect thereto. Each Shareholder has sole power of disposition with respect to all of such Shareholder's Shares and the sole voting power with respect to the matters set forth in Article I hereof with respect to all of such Shares.

        (b) There are no proxies, voting trusts or other agreements or understandings to or by which any Shareholder or such Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

        (c) Such Shareholder's Shares and the certificates representing such Shares are now, and at all times until the termination of this Agreement pursuant to Section 3.4, will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all proxies, voting trusts and voting agreement, understandings or arrangements providing for any right on the part of any person other than such Shareholder to vote such Shares and free and clear of any and all liens, claims, security interests and any other encumbrances whatsoever.

    2.2 AUTHORIZATION AND BINDING AGREEMENT. Such Shareholder has the full legal right, power, capacity and authority to execute and deliver this Agreement and perform such Shareholder's obligations pursuant to this Agreement. This Agreement has been duly executed and delivered by or on behalf of such Shareholder. This Agreement is the valid and binding obligation of such Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

    2.3 NON-CONTRAVENTION. The execution and delivery of this Agreement do not, and performance of this Agreement and compliance by such Shareholder with any provisions hereof do not and will not (a) conflict with or result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which such Shareholder or such Shareholder's spouse is a party or by which any of such Shareholder's properties or such Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation, a right to terminate, amend, accelerate, cancel or modify any term thereof, (b) require the consent, authorization, permit, notification or approval of or filing with any third party, including but not limited to governmental or regulatory authorities; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of such Shareholder or such Shareholder's spouse; or (d) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree to which such Shareholder, such Shareholder's spouse or such Shareholder's Shares is subject. No other person or entity has or will have any right directly or indirectly to vote or control or affect the voting of such Shareholder's Shares.

    2.4 NO SOLICITATION. Other than to the extent permitted under Section 6.12 of the Reorganization Agreement, such Shareholder shall not, nor shall it permit any of its affiliates to, nor shall it authorize any officer, director, employee of, or any investment banker, financial advisor, attorney, accountant or any other representative retained by, such Shareholder or any of such Shareholder's affiliates to, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance) the submission of, any inquiries, proposals or offers from any Person relating to a Competing Transaction,
(ii) enter into or participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to any proposal which constitutes or may reasonably be expected to lead to a Competing Transaction, or (iii) take any other action to knowingly facilitate or cooperate with any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a Competing Transaction.

    2.5 STOP TRANSFER. Such Shareholder agrees with, and covenants to, BPFH that such Shareholder may not request that Borel register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. Pursuant to the Reorganization Agreement, Borel has agreed to notify its transfer agent of the provisions set forth in this Agreement and such Shareholder agrees to provide such documentation and to do such other things as may be required to give effect to such provisions with respect to the Shares.

    2.6 WAIVER OF APPRAISAL AND DISSENTER'S RIGHTS. Such Stockholder hereby waives and agrees not to assert, demand or exercise any rights of appraisal or dissenters in connection with the Merger or any of the transactions contemplated by the Reorganization Agreement.

                                  ARTICLE III
                                    GENERAL

    3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may only be amended by agreement in writing of the parties hereto at any time.

    3.2 INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

    3.3 SPECIFIC PERFORMANCE. Each Shareholder understands and acknowledges that BPFH is entering into the Reorganization Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder understands, acknowledges and agrees that irreparable injury will result to BPFH in the event of a breach of any of the provisions of this Agreement and that BPFH will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of this Agreement, and in addition to any other legal or equitable remedy BPFH may have, BPFH shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction, to restrain the violation or breach thereof by such Shareholder or any affiliates, agents or any other persons acting for or with such Shareholder in any capacity whatsoever, and such Shareholder submits to the jurisdiction of such court in any such action. In addition, after discussing the matter with such Shareholder, BPFH shall have the right to inform any third party that BPFH reasonably believes to be, or to be contemplating, participating with such Shareholder or receiving from such Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of BPFH hereunder, and that participation by any such persons with such Shareholder in activities in violation of Agreement with BPFH set forth in this Agreement may give rise to claims by BPFH against such third party.

    3.4 TERMINATION. This Agreement shall terminate automatically without further action at the later of the Effective Time of the Merger or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the parties shall have no further obligation or liability to one another, except in respect of a willful and material failure in the performance of any such party's agreements, covenants and obligations hereunder.

    3.5 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by BPFH or any Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

    3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

    3.8 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person,
(b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

    To BPFH:

      Boston Private Financial Holdings, Inc.
       Ten Post Office Square
       Boston, Massachusetts 02109
       Attention: Chief Financial Officer
       Facsimile Number: (617) 912-4551

    With a copy to:

      Goodwin Procter LLP
       Exchange Place
       Boston, MA 02109
       Attention: William P. Mayer, Esq.
       Facsimile Number: (617) 523-1231

    If to Shareholder, addressed to the respective address indicated on the signature page.

    With a copy addressed to:


      Nixon Peabody LLP
       Two Embarcadero Center, Suite 2700
       San Francisco, California 94111
       Attention: Brent Faye, Esq.
       Facsimile Number: (415) 984-8300


or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

    3.9 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

    3.10 SEVERABILITY AND THE LIKE. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    3.11 WAIVER OF BREACH. Any failure or delay by BPFH in enforcing any provision of this Agreement shall not operate as a waiver thereof. The waiver by BPFH of a breach of any provision of this Agreement by the Shareholders shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

    3.12 BROKERS. BPFH shall not be obligated or otherwise liable for any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Shareholder.

    3.13 FURTHER ASSURANCES AND ADDITIONAL DOCUMENTS. Each Shareholder agrees that such Shareholder will not enter into any agreement or understanding with any person or entity or take any action which will permit any person or entity to vote or give instructions to vote such Shareholder's Shares in any manner inconsistent with the terms of this Agreement. Each Shareholder further agrees to take such further action and execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation, any number of proxies and other documents permitting BPFH to vote such Shareholder's Shares or to direct the record owners thereof to vote such Shares in accordance with this Agreement.

                  [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                                       BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                                       By:             /s/ TIMOTHY L. VAILL
                                                            -----------------------------------------
                                                                         Timothy L. Vaill
                                                                     CHIEF EXECUTIVE OFFICER

                                                       SHAREHOLDER:

                                                       BOREL BANK AND TRUST COMPANY EMPLOYEE STOCK
                                                       OWNERSHIP PLAN

                                                       By:  The Administrative Committee of
                                                            Borel Bank and Trust Company Employee
                                                            Stock Ownership Plan
                                                            By: /S/ EMANNUELA M. ALLGOOD
                                                            -----------------------------------------

                                                            By: /S/ LYNNE C. JOHNSTON
                                                            -----------------------------------------

                                                       Address:160 Bovet Road
                                                       --------------------------------------------
                                                               San Mateo, California 94402
                                                       --------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ WILLIAM W. ABRAHAM
                                                       ---------------------------------------------
                                                       (Signature)

                                                       William W. Abraham
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       373 Waverley Street
                                                       ---------------------------------------------
                                                       Menlo Park, CA 94025
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ WILLIAM WELLS ABRAHAM, Trustee
                                                       ---------------------------------------------
                                                       (Signature)

                                                       William Wells Abraham 1997 Revocable Trust
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       373 Waverley Street
                                                       ---------------------------------------------
                                                       Menlo Park, CA 94025
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ EMANUELA M. ALLGOOD
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Emanuela M. Allgood
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       38660 Adcock Drive
                                                       ---------------------------------------------
                                                       Fremont, CA 94536-4330
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ JULIA M. BAIGENT
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Julia M. Baigent
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       60 Back Court
                                                       ---------------------------------------------
                                                       Woodside, CA 94062
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ WILLIAM E. BARRETT
                                                       ---------------------------------------------
                                                       (Signature)

                                                       William E. Barrett
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ JAMES CHALMERS
                                                       ---------------------------------------------
                                                       (Signature)

                                                       James Chalmers
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       326 Parrott
                                                       ---------------------------------------------
                                                       San Mateo, CA 94402
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ ELIZABETH CHALMERS
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Elizabeth Chalmers
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ RICHARD M. DELUNA
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Richard M. DeLuna
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1470 Canada Road
                                                       ---------------------------------------------
                                                       Woodside, CA 94062
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ MATILDE F. DELUNA
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Matilde F. DeLuna
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ SHERIE S. DODSWORTH
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Sherie S. Dodsworth
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       690 Blinn Court
                                                       ---------------------------------------------
                                                       Los Altos, CA 94024
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ JOHN A. DODSWORTH
                                                       ---------------------------------------------
                                                       (Signature)

                                                       John A. Dodsworth
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ BARBARA L. EVERS
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Barbara L. Evers
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       747 26th Avenue
                                                       ---------------------------------------------
                                                       San Mateo, CA 94403
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ JOHN EVERS
                                                       ---------------------------------------------
                                                       (Signature)

                                                       John Evers
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ HAROLD A. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Harold A. Fick
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1495 Tartah Trail
                                                       ---------------------------------------------
                                                       Hillsborough, CA 94010
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ NANCY A. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Nancy A. Fick
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ RONALD G. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Ronald G. Fick
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       96 Parkwood Drive
                                                       ---------------------------------------------
                                                       Atherton, CA 94027
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ VALERIE P. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Valerie P. Fick
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ CARROLL D. GREGORY, MD
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Carroll D. Gregory, MD
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       Route 2, Box 5020
                                                       ---------------------------------------------
                                                       Upper Melrose Road
                                                       ---------------------------------------------
                                                       Nacogdoches, TX 75961
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ BARBARA A. GREGORY
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Barbara A. Gregory
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ OSCAR E. LOPEZ-GUERRA
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Oscar E. Lopez-Guerra
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       P. O. Box 1392
                                                       ---------------------------------------------
                                                       San Mateo, CA 94401
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ EILEEN B. LOPEZ-GUERRA
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Eileen B. Lopez-Guerra
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ CAROL J. OLSON
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Carol J. Olson
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       124 Aragon Boulevard
                                                       ---------------------------------------------
                                                       San Mateo, CA 94402
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ PAUL CHRISTOPHER GLUD
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Paul Christopher Glud
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ MILLER REAM
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Miller Ream
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       25 New Place Road
                                                       ---------------------------------------------
                                                       Hillsborough, CA 94010
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ CHONITA BOVET REAM
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Chonita Bovet Ream
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ LAWRENCE M. RUSSELL
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Lawrence M. Russell
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       15811 Orange Blossom Lane
                                                       ---------------------------------------------
                                                       Los Gatos, CA 95032
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ CHRISTINE M. RUSSELL
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Christine M. Russell
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ JAMES R. TORMEY, JR.
                                                       ---------------------------------------------
                                                       (Signature)

                                                       James R. Tormey, Jr.
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       555 Oak Knoll Drive
                                                       ---------------------------------------------
                                                       Ashland, OR 97520
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       /S/ MARY ELIZABETH TORMEY
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Mary Elizabeth Tormey
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ THOMAS H. VOCKER
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Thomas H. Vocker
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1018 Cascade Drive
                                                       ---------------------------------------------
                                                       Menlo Park, CA 94025
                                                       ---------------------------------------------



                                SPOUSAL CONSENT



    The undersigned hereby acknowledges as follows:



    (a) The undersigned has read the foregoing Shareholders' Agreement (the "Agreement" herein) and understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned's spouse agrees (1) to grant an irrevocable proxy coupled with an interest for all of the shares of capital stock of Borel Bank & Trust Company ("Borel") held beneficially or of record by such spouse (the "Shares") (2) to vote the Shares in accordance with the Agreement, (3) to restrict the sale, transfer, disposition, and encumbrance of the Shares, and all of the foregoing including the undersigned's community property interest therein (if any). THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS SPOUSAL CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO. IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.



    (b) The undersigned (1) consents to the restrictions and obligations of the Agreement, (2) agrees that the undersigned's spouse or his designee shall have the sole and exclusive management power with respect to the Shares in accordance with the Agreement, and (3) agrees that the undersigned will not effect or attempt to effect any sale or other transfer or encumbrance of the Shares, or of any interest therein.



    (c) The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Spousal Consent.



                                                       BY: /S/ DIANE S. VOCKER
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Diane S. Vocker
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Spouse's Name)

                                                       SHAREHOLDER:

                                                       /S/ HAROLD A. FICK
                                                       ---------------------------------------------
                                                       (Signature)
                                                       Fick Investments

                                                       Harold A. Fick, Partner
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1495 Tartan Trail
                                                       ---------------------------------------------
                                                       Hillsborough, CA 94010
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ RONALD G. FICK
                                                       ---------------------------------------------
                                                       (Signature)
                                                       Fick Investments

                                                       Ronald G. Fick, Partner
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       160 Bovet Road
                                                       ---------------------------------------------
                                                       San Mateo, CA 94402
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ HAROLD A. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Harold A. Fick,
                                                       Trustee of Sean Alexandre Bovet Trust and
                                                       Tamara Gacen Trust
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1495 Tartan Trail
                                                       ---------------------------------------------
                                                       Hillsborough, CA 94010
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ RONALD G. FICK
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Ronald G. Fick,
                                                       Trustee of Sean Alexandre Bovet Trust and
                                                       Tamara Gacen Trust
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       160 Bovet Road
                                                       ---------------------------------------------
                                                       San Mateo, CA 94402
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ RICHARD M. DELUNA, Trustee
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Richard M. DeLuna,
                                                       Trustee of the County Credit Control Company
                                                       Profit Sharing Plan and Trust
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1470 Canada Road
                                                       ---------------------------------------------
                                                       Woodside, CA 94062
                                                       ---------------------------------------------

                                                       SHAREHOLDER:

                                                       /S/ RICHARD M. DELUNA, Trustee
                                                       ---------------------------------------------
                                                       (Signature)

                                                       Richard M. DeLuna,
                                                       Trustee of the Collection Bureau of America
                                                       401K
                                                       Profit Sharing Plan
                                                       ---------------------------------------------
                                                       (Type or Print Shareholder's Name)

                                                       Address
                                                       1470 Canada Road
                                                       ---------------------------------------------
                                                       Woodside, CA 94062
                                                       ---------------------------------------------

                                SCHEDULE 2.1(A)


                                                                              SHARES BENEFICIALLY
                                                                                  OWNED AS OF
                                                                               SEPTEMBER 20, 2001
                                                                           --------------------------
                                                                DIRECTOR                   PERCENT OF
NAME                             POSITION HELD WITH THE BANK     SINCE      NUMBER           CLASS
----                            ------------------------------  --------   ---------       ----------
Borel Bank & Trust Company      N/A                                N/A       207,407           7.01%
  Employee Stock Ownership
  Plan........................

William W. Abraham............  Executive Vice President and       N/A        43,212(1)        1.46%
                                Senior Loan Officer

Emanuela M. Allgood...........  Secretary, Senior Vice             N/A       216,293(2)        7.31%
                                President and Chief Financial
                                Officer

Julia M. Baigent..............  Director                          1999         5,500(3)        0.19%

James Chalmers................  Director                          1993        75,730(4)        2.55%

Richard M. DeLuna.............  Director                          1980       100,424(5)        3.39%

Sherie S. Dodsworth...........  Director                          1999         5,000(6)        0.17%

Barbara L. Evers..............  Senior Vice President and          N/A        11,486(7)        0.39%
                                Director of Marketing

Harold A. Fick................  Vice Chairman of the Board and    1980       214,170(8)        7.23%
                                Director

Ronald G. Fick................  President, Chief Executive        1980       108,536(9)        3.67%
                                Officer, and Director

Carroll D. Gregory, M.D.......  Director                          1980        58,880(10)       1.99%

Oscar E. Lopez-Guerra.........  Director                          1986        38,560(11)       1.30%

Carol J. Olson................  Senior Vice President and          N/A         7,758(12)       0.26%
                                Senior Operations Officer

Miller Ream...................  Chairman of the Board and         1980       186,719(13)       6.30%
                                Director

Lawrence M. Russell...........  Executive Vice President and       N/A         6,880(14)       0.23%
                                Senior Trust Officer

James R. Tormey, Jr...........  Director                          1980        52,266(15)       1.76%

Thomas H. Vocker..............  Director                          1994        13,588(16)       0.46%

All Directors and Principal                                                1,124,120(17)      37.10%
  Officers as a Group
  (16 in number)..............


------------------------

 (1) Includes 3,600 shares subject to presently exercisable employee stock options.


 (2) Includes 207,407 shares held by the Bank's ESOP of which Ms. Allgood is a committee member. Ms. Allgood disclaims beneficial ownership of the shares held by the ESOP. Also includes 2,600 shares subject to presently exercisable employee stock options.

 (3) Includes 5,000 shares subject to presently exercisable non-employee Director stock options.



 (4) Includes 25,158 shares held by Mr. Chalmers' wife. Also includes 7,222 shares subject to presently exercisable non-employee Director stock options.



 (5) Includes 18,862 shares held by the County Credit Control Company Profit Sharing Plan and Trust of which Mr. DeLuna is trustee, 67,492 shares held in the DeLuna Family Trust, 4,800 shares held by the Collection Bureau of America 401K Profit Sharing Plan of which Mr. DeLuna is a trustee, 1,996 shares held as custodian for Jonathan P. DeLuna and 2,774 shares held as custodian for Richard M. DeLuna II. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (6) Includes 4,000 shares subject to presently exercisable non-employee Director stock options.



 (7) Includes 7,886 shares owned jointly with her spouse. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (8) Includes 132,050 shares owned jointly with his wife, 1,754 shares owned by his wife, 1,170 shares held by a partnership of which he is a general partner and 19,632 shares held as trustee. Also includes 3,600 shares subject to presently exercisable non-employee Director stock options.



 (9) Includes 1,170 shares owned by a partnership of which he is a general partner, 29,072 shares owned jointly with his wife, 2,148 shares held as custodian for Mr. Fick's children and 19,632 shares held as trustee. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (10) Includes 586 shares held by Dr. Gregory's wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (11) Includes 15,520 shares held jointly with his wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (12) Includes 2,086 shares owned by Ms. Olson's spouse. Also includes 3,600 shares subject to presently exercisable employee stock options.



 (13) Includes 182,219 shares held jointly with his wife. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (14) Includes 1,800 shares subject to presently exercisable employee stock options.



 (15) Includes 820 shares owned jointly with his wife, 2,620 shares held as co-trustee and beneficiary under his father's will, 1,084 shares owned by his wife and 3,678 held in his IRA. Also includes 4,500 shares subject to presently exercisable non-employee Director stock options.



 (16) Includes 10,666 shares subject to presently exercisable non-employee Director stock options.



 (17) Includes 52,988 shares subject to presently exercisable non-employee director options and 18,800 shares subject to presently exercisable employee stock options. Also includes 211,178 shares held by the Bank's ESOP, of which Senior Vice President/Chief Financial Officer Emanuela M. Allgood is a committee member. Ms. Allgood disclaims beneficial ownership of the shares held by the ESOP.

                                                                         ANNEX G

                       THE TRANSFER OF THIS AGREEMENT IS
                 SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN

                             STOCK OPTION AGREEMENT

    This Stock Option Agreement, dated as of June 27, 2001 (the "Agreement"), is made by and between Borel Bank & Trust Company, a California corporation ("Issuer"), and Boston Private Financial Holdings, Inc., a Massachusetts corporation ("Grantee").

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization dated June 27, 2001 (the "Reorganization Agreement"), providing for, among other things, the merger of a wholly owned subsidiary of Grantee with and into Issuer (the "Merger"), with Issuer being the surviving corporation and wholly owned subsidiary of Grantee; and

    WHEREAS, as a condition and inducement to Grantee's execution of the Reorganization Agreement, Issuer has agreed to grant to Grantee the Option (as defined below).

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

    1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement. As used in this Agreement, the following terms shall have the meanings indicated:

        (a) "Average Market Price" means the average of the closing bid price of the shares of Issuer Common Stock on the Nasdaq National Market at the end of the regular session for the ten (10) consecutive trading days ending on and including the trading date immediately preceding the date of the Cash Exercise Notice.

        (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (c) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

        (d) "Holder" means Grantee and, to the extent Grantee has assigned its rights and obligations under this Agreement as permitted herein, any subsidiary or direct or indirect transferee of Grantee.

        (e) "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

        (f) "Securities Act" means the Securities Act of 1933, as amended.

    2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 584,876 fully paid and non-assessable shares (the "Option Shares") of common stock, no par value ("Issuer Common Stock"), of Issuer at a purchase price per Option Share of $24.62 (the "Purchase Price"), but in no event shall the number of Option Shares exceed 19.9% of the issued and outstanding shares of Issuer Common Stock. The Purchase Price and the number of Option Shares that may be received upon the exercise of the Option are subject to adjustment as set forth below.

    3.  EXERCISE OF OPTION.

        (a) The Holder may exercise the Option, in whole or in part, at any time and from time to time but only following the occurrence of a Purchase Event (as defined below); PROVIDED THAT the

Option shall terminate and be of no further force and effect upon the earliest to occur of (such earliest date the "Expiration Date"):

               (i) the Effective Time of the Merger; or

               (ii) 15 months after the first occurrence of a Purchase Event; or

               (iii) 15 months after the termination of the Reorganization Agreement on or following (x) the occurrence of a Preliminary Purchase Event (as defined below) or Purchase Event or (y) a termination of the Reorganization Agreement by Grantee pursuant to
           Section 13.1(d) of the Reorganization Agreement; or

               (iv) termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of a Preliminary Purchase Event or a Purchase Event other than a termination by Grantee pursuant to Section 13.1(d) of the Reorganization Agreement.

Notwithstanding the occurrence of the Expiration Date, the Holder shall be entitled to purchase the Option Shares pursuant to any exercise of the Option to the extent the Holder exercised the Stock Option prior to the occurrence of the Expiration Date. Notwithstanding anything to the contrary contained herein, any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended, or any permit, approval or authorization issued and required by any governmental or regulatory authority relating to this Agreement, the Option and the transactions contemplated hereby (a "Governmental Approval").

        (b) As used herein, a "Purchase Event" means any of the following events:

               (i) The Board of Directors of Issuer shall have approved, or recommended to the Issuer's shareholders that they approve, a proposal received by Issuer from a person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below), Tender Offer (as defined below) or Exchange Offer (as defined below);

               (ii) Issuer shall have breached any covenant or obligation contained in the Reorganization Agreement after a proposal is made by any third party other than Grantee or any subsidiary of Grantee, to engage in an Acquisition Transaction and following such breach Grantee would be entitled to terminate the Reorganization Agreement (whether immediately or after the giving of notice or passage of time or both);

               (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of ten percent (10%) or more of the then outstanding shares of Issuer Common Stock.

As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only Issuer and/or existing subsidiaries) (B) the disposition, by sale, lease, exchange or otherwise, of ten (10%) or more of the consolidated assets or deposit liabilities of Issuer and its subsidiaries, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by Issuer or its subsidiaries, of securities representing ten percent (10%) or more of the voting power of Issuer or any of its subsidiaries.

        (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

               (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or any "group" (as defined under the Exchange Act and the rules and regulations thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of Issuer Common Stock; or

               (ii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control ten percent (10%) or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

               (iii) Issuer, without having received Grantee's prior written consent, shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) with respect to, or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept, a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by Issuer or its subsidiaries, representing ten percent (10%) or more of the voting power of Issuer or any of its subsidiaries; or

               (iv) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with the Federal Reserve Board, California Department of Financial Institutions (the "DFI") or other federal or state regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

               (v) the holders of Issuer Common Stock shall not have approved the Reorganization Agreement at the meeting of such shareholders held for the purpose of voting on the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Reorganization Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made or disclosed an intention to make a proposal to engage in an Acquisition Transaction,
           (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, the Change in Bank Control Act of 1978, or any other federal or state banking law or regulation for approval to engage in an Acquisition Transaction.

        (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event or Preliminary Purchase Event; PROVIDED, HOWEVER, such notice shall not be a condition to the right of the Holder to exercise the Option.

        (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (dated the date on which it is sent to Issuer, which date is referred to as the "Notice Date") specifying

(i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). The Closing shall be held at the Issuer's principal office or at such other place as Issuer and Holder may agree. If prior notification to or approval of the Federal Reserve Board, the DFI or any other regulatory authority is required as a condition precedent to such purchase, then
(A) Holder shall promptly file and process the required notice or application for approval; (B) Issuer shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of any such approval; and (C) the Closing Date shall be subject to extension as may be necessary to permit the Holder to submit such filing to, and, if necessary, to obtain such approval from, the Federal Reserve Board, the DFI or other applicable regulatory authority; PROVIDED, HOWEVER, that the notice of Option exercise and the Notice Date must be, no later than the date on which the Option would otherwise terminate. Any exercise of the Option shall be deemed to have occurred on the Notice Date.

    4.  PAYMENT AND DELIVERY OF CERTIFICATES.

        (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(g) hereof

        (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a),
(i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder; and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of the provisions of this Agreement, Governmental Approval or applicable state and federal securities laws.

        (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

    THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JUNE 27, 2001, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE ISSUER.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Option Shares have been sold or transferred in compliance with the provisions of this Agreement.

    5. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

        (a) DUE AUTHORIZATION. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer and require no action by, or in respect of, or filing with, any governmental body, agency or official, except for any filings, the failure of which to make would not materially impair the ability of Issuer to perform its obligations hereunder. This Agreement has been duly executed and delivered by Issuer and constitutes a binding agreement of Issuer enforceable against

Issuer in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

        (b) AUTHORIZED STOCK. Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option without additional authorization of Issuer Common Stock, Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature whatsoever, including any preemptive or similar rights of any stockholder of Issuer. The Issuer has taken all necessary actions to render any and all antitakeover measures, including statutory measures and measures in the Issuer's Articles of Incorporation or Bylaws, inapplicable to the Option or the issuance or acquisition of the Option Shares.

        (c) NO CONFLICT. The execution and delivery by Issuer of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with Issuer's Articles of Incorporation or Bylaws, or any statute, regulation, judgment, order, writ, decree or injunction applicable to Issuer (other than as may be effected by Grantee's ownership of Issuer Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination or cancellation of, accelerate the performance required by any right or obligation of Issuer, or result in the loss of any benefit, creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Issuer under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which Issuer is a party, or by which Issuer or any of its properties or assets may be bound or affected.

        (d) OBSERVANCE OF COVENANTS. Issuer agrees that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid, or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer.

        (e) COMPLIANCE. Issuer shall promptly take all action as may from time to time be required (including, without limitation, complying with all premerger notification, reporting and waiting period requirements of the Federal Reserve Board or any other federal or state regulatory authority including without limitation, as specified in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, the Bank Holding Company Act of 1956, as amended, the Change in Bank Control Act of 1978, as amended, or the California Financial Code Section700 ET. SEQ., as necessary, before the Option may be exercised, and cooperating fully with Holder in preparing such applications or notices and providing such information in compliance with all applicable laws and any Governmental Approval in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto. Issuer shall also promptly take all action provided herein to protect the rights of Grantee against dilution.

    6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that this Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act and all other applicable laws and governmental approvals.

    7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

        (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, merger, conversation, combination, exchange of shares extraordinary or liquidating dividend or similar transaction, which would have the effect of diluting the Holder's rights hereunder, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the documentation pertaining to such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued or otherwise become outstanding after the date of this Agreement (whether upon exercise of stock options or otherwise but excluding any issuance pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, such number of shares, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option (with any fractional share being rounded up to the next full share). Issuer agrees that in no event shall the number of shares of Issuer Common Stock issued after the date of this Agreement pursuant to the preceding sentence, together with the number of shares of Issuer Common Stock subject to the Option, adjusted as aforesaid, exceed the number of available authorized but unissued and unreserved shares of Issuer Common Stock. Nothing contained in this Section 7(a) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Reorganization Agreement.

        (b) Without limiting the parties' relative rights and obligations under the Reorganization, in the event that Issuer shall, prior to the Expiration Date, enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or
(iii) to sell or otherwise transfer all or a substantial part of its consolidated assets or deposit liabilities to any Person other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below), (B) any person that controls the Acquiring Corporation, or
(C) in the case of a merger described in clause (ii), Issuer (such person in each such case being referred to as the "Substitute Option Issuer").

        (c) The Substitute Option shall have the same terms as the Option, PROVIDED THAT if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Issuer and the Substitute Option Issuer shall take such steps in connection with such consolidation, merger, liquidation or other such transaction as may be reasonably necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option. The

Substitute Option Issuer shall also enter into an agreement with the then holder or holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purposes to the provisions of this Agreement), which shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the Assigned Value (as is hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was exercisable immediately prior to any event in Section 7(b), divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

        (e) As used herein, the following terms have the meanings indicated:

               (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

               (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

               (iii) "Assigned Value" shall mean the highest of (A) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or a subsidiary of Grantee), (B) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or a subsidiary of Grantee) pursuant to an agreement with Issuer, and
           (C) the highest closing price per share of Issuer Common Stock as quoted on The Nasdaq Stock Market (or if Common Stock is not quoted on The Nasdaq Stock Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee and reasonably acceptable to Issuer) within the six-month period immediately preceding the agreement governing the transaction described in Section 7(b) which gave rise to the Substitute Option; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's consolidated assets or deposit liabilities, the Assigned Value shall be the sum of the price paid in such sale for such assets or deposit liabilities and the current market value of the remaining consolidated net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")) and reasonably acceptable to Issuer, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority) and reasonably acceptable to Issuer.

               (iv) "Average Price" shall mean the average closing price of the Substitute Common Stock for the one year immediately preceding the effective date of the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED THAT if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Holder may elect.

        (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (with any fractional share being rounded up to the next full share). In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). The difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Substitute Option Issuer, whose determination shall be conclusive and binding on the parties.

        (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

        (h) At the written request of Holder delivered to the Substitute Option Issuer prior to the Expiration Date, the Substitute Option Issuer shall repurchase from Holder (i) the Substitute Option and/or (ii) all Substitute Common Stock theretofore purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 7(h) is referred to as the "Substitute Option Request Date." Such repurchase shall be at an aggregate price (the "Substitute Option Repurchase Consideration") equal to the sum of (A) the excess, if any, of
(1) the Highest Closing Price (as defined below) for each share of Substitute Common Stock over (2) the Substitute Purchase Price per share of Substitute Common Stock, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised and as to which Holder has exercised its repurchase right hereunder, plus (B) the Highest Closing Price for each share of Substitute Common Stock, multiplied by the number of shares of Substitute Common Stock previously acquired by Holder upon exercise of the Option or Substitute Option and as to which Holder has exercised its repurchase right hereunder. The term "Highest Closing Price" shall mean the highest closing price per share of Substitute Common Stock on the Nasdaq National Market (or, if Substitute Common Stock is not quoted on The Nasdaq Stock Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee and reasonably acceptable to Issuer) or, if such shares are not traded in a trading market or listed on an exchange, as quoted by the brokerage firms acting as market makers for the Substitute Common Stock prior to the trading or listing of the Substitute Common Stock on any national securities exchange and thereafter as reported by the principal trading market or securities exchange on which such shares are traded, during the 60 business days preceding the Substitute Option Request Date.

        (i) The provisions of Sections 8(b), 8(c), 10, 11 and 12 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and as applicable, references in such sections to "Issuer", "Option", "Purchase Price", "Issuer Common Stock", "Repurchase Consideration", and "Request Date" shall be deemed to be references to "Substitute Option Issuer", "Substitute Option", "Substitute Purchase Price", "Substitute Common

Stock", "Substitute Option Repurchase Consideration", and "Substitute Option Request Date", respectively.

        (j) The parties agree to share equally all fees, costs and expenses of the independent nationally recognized investment banking firm required pursuant to Sections 7 and 8 under this Agreement.

    8.  REPURCHASE AT THE OPTION OF GRANTEE.

        (a) At any time after the first occurrence of a Purchase Event that occurs prior to the Expiration Date, upon the written notice (the "Cash Exercise Notice") of Holder delivered to Issuer prior to the Expiration Date, Issuer shall repurchase from Holder (i) the Option and (ii) all Option Shares theretofore purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

               (i) the aggregate Purchase Price paid by Holder for any Option Shares acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

               (ii) (x) the excess, if any, of (A) the Applicable Price (as defined below) for each Option Share over (B) the Purchase Price per Option Share (subject to adjustment pursuant to Section 7(a)), multiplied by (y) the number of Option Shares (subject to adjustment pursuant to Secton 7) with respect to which the Option has not been exercised; and

               (iii) (A) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7(a)) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each Option Share with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by (B) the number of such shares.

        (b) If Holder exercises its rights under this Section 8, Issuer shall, pay the Repurchase Consideration to Holder in immediately available funds, and Holder shall surrender to Issuer the Option and the certificates evidencing the Option Shares purchased thereunder with respect to which Holder then has beneficial ownership and has designated to be repurchased, and Holder shall represent that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

        (c) Notwithstanding the provisions hereof to the contrary, to the extent that Issuer is prohibited under applicable law, regulation or administrative policy from repurchasing all or any portion of the Option or Option Shares, then
(i) Issuer shall promptly give notice of such fact to Holder; (ii) Issuer shall, from time to time subject to the last sentence of this Section 8(c), deliver to Holder that portion of the Repurchase Consideration that it is not then so prohibited from paying; (iii) at Holder's request, Issuer shall promptly file any required notice or application for approval and expeditiously process the same. After Holder's receipt of such notice from Issuer, Issuer shall not be in breach of its repurchase obligation hereunder to the extent it is or remains, despite reasonable efforts to obtain any required approvals, legally prohibited from repurchasing the Option or Option Shares. Holder shall have the right
(A) to revoke its request for repurchase with respect to the portion of the Option or Option Shares that Issuer is prohibited from repurchasing, (B) to require Issuer to deliver to Holder the Option and/or Option Shares Issuer is prohibited from repurchasing, and (C) subject to compliance with and only to the extent permitted by applicable law and any Governmental Approval, to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of such Option Shares in respect of which the Repurchase Consideration has been lawfully paid. If the Expiration Date occurs prior to, or is scheduled to occur within, 180 days after the date of the notice by Issuer described in clause 8(c)(i) above, then, notwithstanding the occurrence of the Expiration Date, Holder shall have the right to receive the Repurchase Consideration to the extent Issuer is or becomes, within a 180 day period from the date of such notice by Issuer, legally permitted to repurchase. Except as set forth in the preceding sentence, Holder's repurchase rights under this Agreement shall terminate concurrently with the termination of Holder's right to exercise the Option, pursuant to Section 3(a).

        (d) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 3(b)(iii), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any Tender Offer, Exchange Offer transaction described in Section 3(c)(iii), or (iii) the highest bid price per share of Issuer Common Stock on The Nasdaq Stock Market or other principal trading market or securities exchange on which such shares are traded as reported by a recognized source selected by Holder during the 60 business days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets or deposit liabilities and the current market value of the remaining consolidated net assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or the Holder Majority) and reasonably acceptable to Issuer, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder (or the Holder Majority) and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

    9.  REGISTRATION RIGHTS.

        (a) DEMAND REGISTRATION RIGHTS. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), after exercise of the Option, expeditiously prepare and file an application for a permit pursuant to
Section 690 ET SEQ. of the California Financial Code together with an offering circular (a "Section 690 Application") if the Issuer Common Stock is an Exempt Security and, if the Issuer Common Stock is not an Exempt Security, a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision if the Issuer Common Stock is not an Exempt Security, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws. Issuer shall not be obligated to effect more than three
(3) registrations pursuant to this Section 9(a).

        (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to make a Section 690 Application or register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Holders of its intention to do so and, upon the written request of any Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common intended to be included in such underwritten public offering by the Holder), Issuer will cause all such shares for which a Holder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered in the case of a registration or Section 690 Application solely to implement an employee benefit plan or a registration filed on

Form S-4 of the Securities Act or any successor form or a Section 690 Application that relates to a transaction that could be filed on Form S-4 of the Securities Act or any successor form if the Issuer Common Stock was not an Exempt Security. If the managing underwriter(s) of the offering pursuant to such registration statement advise Issuer that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall only include in such registration such number or dollar amount of Option Shares which, in the good faith opinion of the managing underwriter(s), can be sold without materially and adversely affecting such offering. Any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Person not having any contractual registration rights, (ii) securities held by any Person having contractual registration rights pursuant to an agreement which is not in this Agreement, (iii) the Issuer and (iv) the Option Shares.

        (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use its best efforts to cause each registration statement referred to in Section 9(a) above to become effective as promptly as possible and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days if Issuer determines, in the good faith exercise of its reasonable business judgment, that such registration and offering would require disclosure of information, the premature disclosure of which would adversely affect Issuer or any transaction under active consideration by Issuer. Notwithstanding anything to the contrary stated herein, Issuer shall not be required to register Option Shares under the Securities Act pursuant to
Section 9(a) above:

               (i) on more than one occasion during any calendar year;

               (ii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Holders concerned were afforded the opportunity to register or qualify such shares under the Securities Act or California Financial Code and such shares were registered or qualified as requested, and

               (iii) unless a request therefor is made to Issuer by Holders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement or permit issued pursuant to a
Section 690 Application after the expiration of nine months from the effective date of such registration statement or permit. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to the general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

        (d) EXPENSES. Except where applicable state law prohibits such payments, Issuer will pay the costs of such registration or qualification expenses, including without limitation registration fees, qualification fees, blue sky fees and expenses, Issuer's legal expenses, costs of special audits or "cold comfort" letters, expenses of underwriters, (excluding discounts and commissions), and the reasonable fees and expenses of any necessary special experts in connection with each registration pursuant to Section 9(a) or
(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications, or exemptions pursuant to
Section 9(a) or 9(b) above.

        (e) INDEMNIFICATION. In connection with any registration contemplated pursuant to this Section 9, Issuer hereby indemnifies the Selling Shareholders its officers, directors and agents, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities in connection with, relating to or arising from any such offer or sale of the Issuer's securities, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party or any underwriter expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

    Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnified party that may be contrary to the interest of the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

    If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. In no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

    In connection with any registration pursuant to this Section 9 Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e) and other customary indemnification provisions.

        (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time if the Issuer Common Stock is not an Exempt Security. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

    10. LISTING. Promptly after the occurrence of a Purchase Event, and from time to time thereafter if necessary, Issuer will apply to list all of the Option Shares subject to the Option on the Nasdaq National Market or such other national securities exchange or national quotation system and will use its best efforts to obtain approval of such listing as soon as possible. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are not then authorized for quotation on The Nasdaq National Market or any national securities exchange or national quotation system, Issuer, upon the request of Holder, will promptly file an application to authorize for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq Stock Market and will use its best efforts to obtain approval of such listing as soon as practicable.

    11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, to the extent permitted by applicable law or any Governmental Approval, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other agreements providing for other options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "other agreements" and "other options" as used in the preceding sentence mean any other agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    12.  LIMITATION ON TOTAL PROFIT AND NOTIONAL TOTAL PROFIT.

        (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(c) hereof) exceed $6,000,000 (the "Maximum Amount") and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer common stock subject to the Option, (ii) pay cash to Issuer,
(iii) deliver to Issuer Option Shares previously purchased by the Holder or
(iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Maximum Amount after taking into account the foregoing actions.

        (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 12(d) hereof) of more than the Maximum Amount; and, if the Notional Total Profit otherwise would exceed such amount, Grantee, at its sole election and in its sole election, shall on or prior to the date of exercise either (i) reduce the number of shares of Issuer common stock subject to such exercise, (ii) deliver to Issuer Option Shares previously purchased by Grantee, (iii) pay cash to Issuer or (iv) take any combination of the foregoing actions, so that the Notional Total Profit shall not exceed the Maximum Amount after taking into account the foregoing actions; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date on which the Notional Total Profit would be less than the Maximum Amount.

        (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the cash amount actually received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii) (x) the amount received by Grantee or any affiliate of Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Grantee's or any affiliate of Grantee's Purchase Price for such Option Shares, (iii)(x) the net cash amounts received prior to the Expiration Date by Grantee or any affiliate of Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's or any affiliate of Grantee's purchase price of such Option Shares, (iv) the cash amount actually received by Grantee pursuant to Section 14.1 of the Reorganization Agreement and (v) any equivalent amounts with respect to the Substitute Option.

        (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee or any affiliate of Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee or any affiliate of Grantee as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    13.  MISCELLANEOUS.

        (a) EXTENSION OF EXERCISE PERIODS. The periods for exercise of the rights hereunder shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under
Section 16(b) of the Exchange Act by reason of such exercise.

        (b) SURVIVAL. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        (c) EXPENSES. Except as otherwise provided in Section 7 and 9 of this Agreement and the Reorganization Agreement, each of the parties hereto and any Holder shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        (d) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY. This Agreement, together with the Reorganization Agreement and the other documents and instruments referred to herein and therein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, and their respective successors and assigns, any rights or remedies hereunder, except as expressly provided in this Agreement.

        (f) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court or a federal or state regulatory authority of competent jurisdiction to be invalid, void or unenforceable, such invalid, void or unenforceable term, provision, covenant or restriction shall, if it is so susceptible, be deemed modified to the minimum extent necessary to render the same valid and enforceable and, in all events, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Without limiting the foregoing, if for any reason such court or regulatory authority determines that Holder may not legally acquire, or Issuer may not legally repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase the maximum number of shares as may be legally permissible without any amendment or modification hereof.

        (g) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

        (h) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (i) NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by personal delivery, by telecopy (PROVIDED THAT copy is concurrently sent by first class U.S. mail, postage prepaid), or by mail (registered or certified mail, postage prepaid, return receipt requested) to the parties as follows:

To Grantee:                      Boston Private Financial Holdings, Inc.
                                 Ten Post Office Square
                                 Boston, Massachusetts 02109
                                 Attention: Chief Financial Officer
                                 Facsimile Number: (617) 912-4551

With a copy to:                  Goodwin Procter LLP
                                 Exchange Place
                                 Boston, Massachusetts 94402
                                 Attention: William P. Mayer, Esq.
                                 Facsimile Number: (617) 523-1231

To Issuer:                       Borel Bank & Trust Company
                                 160 Bovet Road
                                 San Mateo, California 94402
                                 Attention: Ronald Fick
                                 Facsimile Number: (650) 378-3774

With a copy to:                  Lillick & Charles LLP
                                 Two Embarcadero Center, Suite 2700
                                 San Francisco, California 94111
                                 Attention: Brent Faye, Esq.
                                 Facsimile Number: (415) 984-8300

or to such other address as a party may have furnished to the others in writing in accordance with this paragraph, except that notices of change of address shall only be effective upon receipt. Any notice, demand or other communication given pursuant to the provisions of this Section 11(g) shall be deemed to have been given on the date actually delivered or on the third day following the date mailed, whichever first occurs.

        (j) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

        (k) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly-owned subsidiary of Grantee and at any time after a Purchase Event occurs, Holder may assign or transfer its rights and obligations hereunder, in whole or in part, to any Person or Persons, subject to compliance with applicable laws and any Governmental Approvals. In order to effectuate the foregoing, Grantee shall be entitled to surrender this Agreement to Issuer in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

        (l) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

        (m) SPECIFIC PERFORMANCE. The parties agree that the Holder would be irreparably damaged if for any reason Issuer or the Substitute Option Issuer failed to issue any of the Option Shares (or other securities or property deliverable pursuant to Section 7 hereof) upon exercise of the Option or Substitute Option or to perform any of its other obligations under this Agreement, and that the Holder would not have an adequate remedy at law for money damages in such event. Accordingly, the parties hereto agree that this Agreement may be enforced by the Holder through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

BOSTON PRIVATE FINANCIAL                        BOREL BANK & TRUST COMPANY
HOLDINGS, INC.

                                                     /s/ RONALD FICK
     /s/ TIMOTHY L. VAILL                            ----------------------------------------
     ----------------------------------------        Ronald Fick
     Timothy L. Vaill                                PRESIDENT AND CHIEF
     CHIEF EXECUTIVE OFFICER                         EXECUTIVE OFFICER
By:                                             By:

                                                                         ANNEX H


     As filed with the Securities and Exchange Commission on March 1, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 10-K

   FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

      FOR THE TRANSITION PERIOD FROM ________________ TO ________________

                        COMMISSION FILE NUMBER: 0-17089

                           --------------------------
                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        COMMONWEALTH OF MASSACHUSETTS                           04-2976299
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
              or organization)
           TEN POST OFFICE SQUARE                                  02109
            BOSTON, MASSACHUSETTS                               (Zip code)
  (Address of principal executive offices)

      Registrant's telephone number, including area code): (617) 912-1900
          Securities registered pursuant to Section 12 (b) of the Act:

             TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH REGISTERED
                    None                                            NA

          Securities registered pursuant to Section 12 (g) of the Act:
                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                                (Title of class)

                           --------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form 10-K or any amendment to this Form 10-K./ /

    The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the closing price of its common stock on the Nasdaq National Market System on February 20, 2001 was $225,046,248.

    15,654,696 shares of the registrant's common stock were outstanding on February 20, 2001.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the registrant's proxy statement for the Company's 2001 Annual Meeting of Shareholders are incorporated by reference in Items 10, 11, 12 and 13 of Part III.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


PART I
------
ITEM 1            BUSINESS....................................................     H-3

ITEM 2            PROPERTIES..................................................    H-20

ITEM 3            LEGAL PROCEEDINGS...........................................    H-20

ITEM 4            SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.........    H-20

PART II
----------------

ITEM 5            MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
                  STOCKHOLDER MATTERS.........................................    H-21

ITEM 6            SELECTED FINANCIAL DATA.....................................    H-22

ITEM 7            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS...................................    H-23

ITEM 7A           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK...    H-39

ITEM 8            FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.................    H-42

ITEM 9            CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                  AND FINANCIAL DISCLOSURE....................................    H-77

PART III
----------------

  The information called for by Items 10-13 of Part III of Form 10-K is incorporated herein by reference to the Company's Definitive Proxy Statement for the 2001 Annual
Meeting of Stockholders to be filed with the Securities and Exchange Commission.

PART IV
----------------

ITEM 14           EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM
                  8-K.........................................................    H-77

                  SIGNATURES..................................................    H-79

    The discussions set forth below and elsewhere herein contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, expectations as to growth in assets, deposits and results of operations, success of the acquisition of Taylor Investments, future operations, market position, financial position, and prospects, plans and objectives of management are forward-looking statements. The Company's actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in interest rates, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the risk that difficulties will arise in connection with the integration of the operations of acquired businesses with the operations of our banking or investment management businesses, the passing of adverse government regulation, changes in assumptions used in making such forward looking statements, as well as those factors set forth in Part II, Item 7 under the heading "Risk Factors and Factors Affecting Forward-Looking Statements."

                                     PART I

ITEM 1. BUSINESS

GENERAL

    Boston Private Financial Holdings, Inc. (the "Company"), organized on July 1, 1988, is incorporated under the laws of the Commonwealth of Massachusetts and is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). On July 1, 1988, the Company became the parent holding company of Boston Private Bank & Trust Company (the "Bank"), a trust company chartered by the Commonwealth of Massachusetts and insured by the Federal Deposit Insurance Corporation (the "FDIC").

    On August 31, 2000, the Company acquired Sand Hill Advisors, Inc. ("Sand Hill"), an investment advisory firm servicing the wealth management market, primarily in Northern California. The estimated purchase price at closing was $16.5 million, with 70% paid at close, and the remainder paid in four annual payments contingent upon performance using a combination of approximately 73% cash and 27% common stock for each payment. At closing, the Company issued 258,395 shares of its common stock in connection with the transaction. This acquisition was accounted for as a "purchase of assets". Accordingly, the results of operations of the Company reflect the Company's financial position and the results of operations including Sand Hill on a consolidated basis since the date of the acquisition.

    On October 15, 1999, the Company merged with RINET Company, Inc. ("RINET"), a Massachusetts corporation engaged in providing financial planning services to high net worth individuals, in exchange for 765,697 newly issued shares of the Company's common stock. The acquisition was accounted for as a "pooling of interests." Accordingly, the results of operations of the Company have been restated to reflect the results of operations, including RINET, on a consolidated basis.

    On October 31, 1997, the Company merged with Westfield Capital Management Company, Inc. ("Westfield"), a Massachusetts corporation engaged in providing a range of investment management services to individual and institutional clients, in exchange for 3,918,367 newly issued shares of the Company's common stock. The acquisition was accounted for as a "pooling of interests." Accordingly, the results of operations of the Company have been restated to reflect the results of operations, including Westfield, on a consolidated basis.

    On January 8, 2001, the Company announced a merger with of E.R. Taylor Investments, Inc. ("Taylor"), a value style investment advisory firm catering to the wealth management market. Upon completion of the merger, Taylor will change its name to Boston Private Value Investors and will operate as a wholly-owned subsidiary of the Company with offices in Concord, New Hampshire and Boston, Massachusetts. The value of the transaction is estimated to be $10.5 million payable in shares of the Company's common stock. The transaction will be accounted for under the "pooling of interests" method of accounting. The number of shares of common stock issued will be calculated using the 30 day average closing price prior to close, and is subject to a range between 538,737 and 728,660 shares. This transaction is expected to close during the first quarter of 2001.

    The Company conducts substantially all of its business through its wholly-owned subsidiaries, the Bank, Westfield, Sand Hill, and RINET. The Company's and the Bank's principal offices are located at Ten Post Office Square, Boston, Massachusetts, Westfield is located at One Financial Center, Boston, Massachusetts, Sand Hill is located at 3000 Sand Hill Road, Menlo Park, California, and RINET is located at 10 Post Office Square, Boston, Massachusetts. The Bank also has banking offices located in Wellesley, Massachusetts, and in the Back Bay area of Boston, Massachusetts.

    The Bank pursues a "private banking" business strategy and is principally engaged in providing banking, investment and fiduciary products and services to high net worth individuals, their families and businesses in the greater Boston area and New England and, to a lesser extent, Europe and Latin America. The Bank seeks to anticipate and respond to the financial needs of its client base by offering high quality products, dedicated personal service and long-term banking relationships. The Bank offers its clients a broad range of basic deposit services, including checking and savings accounts, with automated teller machine ("ATM") access, and cash management services. The Bank also offers commercial, residential mortgage, home equity and consumer loans. In addition, it provides investment advisory and asset management services, securities custody and safekeeping services, and trust and estate administration. In 1999, the Company invested $2.0 million of additional capital in the Bank from the proceeds of dividends received from Westfield. In 2000, the Company invested $18.0 million of additional capital in the Bank from the proceeds of a secondary offering of common stock to the public on September 29, 2000. See Part II, Item 7 under the heading "Capital Resources."

    Westfield is an investment management firm serving the investment needs of high net worth individuals, endowments, foundations, and retirement plans. The Westfield team seeks opportunities to purchase growth equities at a reasonable price, applying fundamental research techniques to identify prospective investments. Companies held in the portfolio typically have broad market opportunities, accelerating earnings growth, low financial leverage and sufficient cash flow to fund future growth. Westfield analysts visit companies to interview management, searching for unique, rapid growth companies that are not well known on Wall Street. Westfield believes that fundamental research can identify company specific situations that create a competitive edge. After making an investment, Westfield monitors performance against a systematic set of sell disciplines including: downside price limit reviews, a change in the investment case, valuation relative to its peer group and attractiveness versus alternative investments. Westfield primarily manages individually invested accounts and also acts as manager for seven limited partnerships, two invest in technology stocks, three invest in growth equities, and two invest in equities of companies involved with the life sciences.

    Sand Hill provides investment management services to high net worth individuals primarily in Silicon Valley and Northern California. Sand Hill specializes in balanced portfolios with an equity discipline, and also uses its expertise to plan and execute diversification programs for concentrated stock positions.

    RINET provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families in the greater Boston area, New England, and other areas of the U.S. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

    The Company's operating results depend primarily on the operating results of the Bank, Westfield, Sand Hill, and RINET. The Company generates a significant amount of fee income from providing investment management and trust services to its clients at the Bank and from providing investment management services and acting as manager for limited partnerships for clients at Westfield and Sand Hill. Investment management and trust fees are generally based upon the value of assets under management, and, therefore, can be significantly affected by fluctuations in the values of securities caused by changes in the capital markets and by investment performance of the Bank, Westfield, Sand Hill and RINET. Fees earned as manager for limited partnerships are directly related to investment performance and, therefore, will be significantly affected by the investment performance of Westfield. The Bank also earns fees and other income from its lending and cash management services. The net income of the Bank depends primarily on its net interest income, which is the difference between interest income and interest expense or "cost of money," and the quality of its assets. Interest income depends on the amount of interest-earning assets outstanding during the period and the interest rates earned thereon. The Bank's cost of money is a function of the average amount of deposits and borrowed money outstanding during the period and the interest rates paid thereon. The quality of assets further influences the amount of interest income lost on nonaccrual loans and the amount of additions to the allowance for loan losses. RINET earns income on a fee-only basis from providing financial planning services to clients. RINET also earns fees for providing asset allocation services to clients that are based on the value of such assets.

INVESTMENT MANAGEMENT AND TRUST ADMINISTRATION

    The Company and its subsidiaries provide a broad range of investment management services to individuals, family groups, trusts, endowments and foundations, retirement plans and investment partnerships. These services include management of equity, fixed income, balanced and strategic cash management portfolios. Portfolios are managed based on the investment objectives of each client, and each portfolio is positioned to benefit from long-term market trends. Acting as fiduciary, the Bank also provides trust services to both individuals and institutions. Westfield, acting as the manager of seven limited partnerships, also earns fees based on the performance of these limited partnerships. For the year ended December 31, 2000, the asset management business accounted for 84.5% of the Company's total fees and other income and 46.3% of the Company's total revenues, which is defined as net interest income plus fees and other income. At December 31, 2000, the Company had approximately $5.7 billion in assets under management. Of this total, $5.6 billion was in investment advisory accounts, and $91.5 million was invested and administered under trust arrangements.

LENDING ACTIVITIES

    GENERAL. The Bank specializes in lending to individuals, real estate investors, and middle market businesses, including corporations, partnerships, associations and non-profit organizations. Loans made by the Bank to individuals include residential mortgage loans, unsecured and secured personal lines of credit, home equity loans, mortgage loans on investment and vacation properties, and overdraft protection. Loans made by the Bank to businesses include commercial construction and mortgage loans, revolving lines of credit, working capital loans, equipment financing and letters of credit. Commercial loans over $500,000, with the exception of cash collateralized loans, are reviewed by the Credit Committee, and commercial loans over $2 million are reviewed by the Senior Credit Committee. Both committees consist of members of the Bank's management and lending staff. Commercial and residential mortgage loans that exceed 10% of the Bank's Tier I capital are reviewed by the Directors Loan Committee, which consists of four outside Directors of the Bank.

    At December 31, 2000, the Bank had loans outstanding of $645.1 million, which represented approximately 70.0% of the Company's total assets. The interest rates charged on these loans vary with the degree of risk, maturity and amount, and are further subject to competitive pressures, market rates, the availability of funds and legal and regulatory requirements. At December 31, 2000, approximately 80.0% of the Bank's outstanding loans had interest rates that were either floating or adjustable in nature. See Part II, Item 7A--"Quantitative and Qualitative Disclosures About Market Risk--Interest Rate Sensitivity and Market Risk." At December 31, 2000, approximately 98.9% of the Bank's outstanding loans were secured, and approximately 82.3% were secured, in whole or in part, by real estate. Within the commercial loan portfolio, $161 million, or 59.4% of the portfolio was secured, in whole or in part by real estate.

    At December 31, 2000, the Bank's statutory lending limit to any single borrower was approximately $11.5 million, subject to certain exceptions provided under applicable law. At December 31, 2000, the Bank had no outstanding lending relationships in excess of the legal lending limit. The Bank also has a policy of extending loans to Directors of the Company and its subsidiaries, and the aggregate principal amount of loans to all Directors of the Company and its subsidiaries is limited by law to 100% of capital. At December 31, 2000, the aggregate principal amount of all loans to Directors and related entities (including unused commitments under lines of credit) was $3.7 million, or 3.8% of capital.

    LOAN PORTFOLIO COMPOSITION AND MATURITY. The following table sets forth the loan balances for certain loan categories at the dates indicated and the percent of each category to total gross loans.

                                                          DECEMBER 31,
                         ------------------------------------------------------------------------------
                                 2000                   1999                   1998             1997
                         --------------------   --------------------   --------------------   ---------
                          AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT
                         ---------   --------   ---------   --------   ---------   --------   ---------
                                                     (DOLLARS IN THOUSANDS)
Commercial.............  $ 271,784      42.1%   $ 190,817      42.4%   $ 154,940     44.4%    $ 134,685
Residential mortgage...    345,643      53.6      234,185      52.0      173,810     49.8       124,865
Home equity............     27,128       4.2       25,039       5.5       19,866      5.7        16,969
Other..................        518        .1          347        .1          335       .1           306
                         ---------    ------    ---------    ------    ---------    -----     ---------
                           645,073     100.0%     450,388     100.0%     348,951    100.0%      276,825
Allowance for loan
  losses...............     (7,342)                (5,336)                (4,386)                (3,645)
                         ---------              ---------              ---------              ---------
Net loans..............  $ 637,731              $ 445,052              $ 344,565              $ 273,180
                         =========              =========              =========              =========

                                  DECEMBER 31,
                         -------------------------------
                           1997             1996
                         --------   --------------------
                         PERCENT     AMOUNT     PERCENT
                         --------   ---------   --------
                             (DOLLARS IN THOUSANDS)
Commercial.............    48.7%    $  97,740     47.4%
Residential mortgage...    45.1        96,578     46.9
Home equity............     6.1        11,481      5.6
Other..................      .1           308       .1
                          -----     ---------    -----
                          100.0%      206,107    100.0%
Allowance for loan
  losses...............                (2,566)
                                    ---------
Net loans..............             $ 203,541
                                    =========

    The following table discloses the scheduled contractual maturities of loans in the Company's portfolio at December 31, 2000. Loans having no stated maturity are reported as due in one year or less. The following table also sets forth the dollar amounts of loans that are scheduled to mature after one year which have fixed or adjustable interest rates.

                                                            RESIDENTIAL     HOME
                                               COMMERCIAL    MORTGAGE      EQUITY     OTHER      TOTAL
                                               ----------   -----------   --------   --------   --------
                                                                    (IN THOUSANDS)
Amounts due:
  One year or less...........................   $119,658     $     --     $ 1,553      $518     $121,729
  After one year through five years..........    103,560        1,033         500        --      105,093
  Beyond five years..........................     48,566      344,610      25,075        --      418,251
                                                --------     --------     -------      ----     --------
    Total....................................   $271,784     $345,643     $27,128      $518     $645,073
                                                ========     ========     =======      ====     ========

Interest rate terms on amounts due after one
  year:
  Fixed......................................   $ 62,990     $ 27,274     $    --      $ --     $ 90,264
  Adjustable.................................     89,136      318,369      25,575        --      433,080
                                                --------     --------     -------      ----     --------
    Total....................................   $152,126     $345,643     $25,575      $ --     $523,344
                                                ========     ========     =======      ====     ========

    Scheduled contractual maturities typically do not reflect the actual maturities of loans. The average maturity of loans is substantially less than their average contractual terms because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses, which generally give the Bank the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage. The average life of mortgage loans tends to increase when current market rates are substantially higher than rates on existing mortgage loans and decrease when current market rates are substantially lower than rates on existing mortgages (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstances, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates. In addition, due to the fact that the Bank will, consistent with industry practice, "rollover" a significant portion of commercial real estate and commercial loans at or immediately prior to their maturity by renewing credit on substantially similar or revised terms, the principal repayments actually received by the Bank are anticipated to be significantly less than the amounts contractually due in any particular period. A portion of such loans also may not be repaid due to the borrower's inability to satisfy the contractual obligations of the loan. See
Part II, Item 7--"Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset Quality."

    COMMERCIAL LOANS. Commercial loans include working capital loans, equipment financings, standby letters of credit, term loans, revolving lines of credit and commercial real estate and construction loans. Commercial loans to individuals include construction loans, secured and unsecured personal lines of credit and term loans.

    At December 31, 2000, the Bank had outstanding commercial loans totaling $271.8 million, which represented 42.1% of total loans and 29.5% of total assets of the Company. Commercial loans increased $81.0 million, or 42.4%, during the year ended December 31, 2000, compared to an increase of $35.9 million, or 23.2%, during the year ended December 31, 1999. The growth in 2000 and 1999 reflects both an increase in market demand and initiatives by the Bank to increase market share. Of the Bank's total commercial loan portfolio, $119.7 million or 44.0% is due within one year and $152.1 million or 56.0% is due after one year. Loans are typically priced on a fixed rate basis or at a margin over the Bank's base rate. Floating rate loans accounted for 72.4% of the Bank's commercial loan portfolio as of December 31, 2000. The average loan size of the Bank's outstanding commercial loans was approximately $375,000 at year end 2000.

    The Bank has an independent loan review process under which loans are reviewed for adherence to internal policies and underwriting guidelines, and risk ratings are confirmed or adjusted on all loans reviewed. A majority of loans are reviewed annually. The results of this independent loan review are presented to management and the Directors Loan Committee. In addition, the Directors Loan Committee reviews loans on the Bank's internal "watch list" and classified loan report on a monthly basis. Each of these loans is required to have an action plan developed by the lending officer in charge of the credit.

    RESIDENTIAL MORTGAGE AND HOME EQUITY LOANS. At December 31, 2000, the Bank had outstanding residential mortgage loans and home equity loans of $345.6 million and $27.1 million, respectively, together representing 57.8% of the Bank's total loan portfolio. Residential mortgage loans and home equity loans increased $113.5 million, or 30.5%, during the year ended December 31, 2000, compared to an increase of $65.5 million, or 33.8%, during 1999. The increases in both 2000 and 1999 were primarily due to a high level of market demand, as well as an increase in the resources allocated by the Company to the residential mortgage area. While the Bank has no minimum size for its mortgage loans, it concentrates its origination activities in the "Jumbo" segment of the market. This segment consists of loans secured by single family properties in excess of the amount eligible for purchase by the Federal National Mortgage Association ("FNMA"), which was $252,700 at December 31, 2000. The average loan size of the Bank's outstanding residential mortgage loans was approximately $357,000 at year end 2000.

    In 2000, the Bank sold $6.6 million of residential mortgage loans compared to $22.6 million in 1999. Of the loans sold during 2000, $2.9 million were sold on a non-recourse basis without retaining servicing, and $3.7 million were sold with servicing retained by the Bank. The Bank generally holds adjustable rate mortgage loans ("ARM's") in its own portfolio and sells most fixed rate mortgage loans to outside investors. At December 31, 2000, $314.0 million, or 91.0%, of loans in the Bank's residential mortgage portfolio were ARM's.

    OTHER LOANS. Other loans consist of balances outstanding on credit cards and loans arising from overdraft protection extended to individual customers. At December 31, 2000, aggregate outstanding balances on such loans were $518,000 compared to $347,000 at December 31, 1999. Other loans increased $171,000, or 49.3%, during the year ended December 31, 2000, compared to an increase of $12,000, or 3.6%, during 1999. The balance of other loans is primarily dependent on client demand.

    ALLOWANCE FOR LOAN LOSSES. The following table is an analysis of the Bank's allowance for loan losses for the periods indicated:

                                                         YEARS ENDED DECEMBER 31,
                                          -------------------------------------------------------
                                            2000        1999       1998       1997        1996
                                          ---------   --------   --------   ---------   ---------
                                                          (DOLLARS IN THOUSANDS)
Average loans outstanding...............  $ 526,435   $396,645   $308,978   $ 224,670   $ 175,332
                                          =========   ========   ========   =========   =========
Allowance for loan losses, beginning of
  period................................  $   5,336   $  4,386   $  3,645   $   2,566   $   1,942
Charged-off loans:
  Commercial............................         19        128        385          40           6
  Residential Mortgage..................         --         --         --          --          52
  Home Equity...........................         --         --         --          --           8
  Other.................................         --          7         --          --          --
                                          ---------   --------   --------   ---------   ---------
    Total charged-off loans.............         19        135        385          40          66
                                          ---------   --------   --------   ---------   ---------
Recoveries on loans previously
  charged-off:
  Commercial............................        125         81        122         308          71
  Other.................................         --          5         --           1          --
                                          ---------   --------   --------   ---------   ---------
    Total recoveries....................        125         86        122         309          71
                                          ---------   --------   --------   ---------   ---------
Net loans charged-off (recovered).......       (106)        49        263        (269)         (5)
Provision for loan losses...............      1,900        999      1,004         810         619
                                          ---------   --------   --------   ---------   ---------
Allowance for loan losses, end of
  period................................  $   7,342   $  5,336   $  4,386   $   3,645   $   2,566
                                          =========   ========   ========   =========   =========
Net loans charged-off (recovered) to
  average loans.........................       (.02%)      .01%       .09%       (.12%)      (.01%)
Allowance for loan losses to ending
  gross loans...........................       1.14%      1.18%      1.26%       1.32%       1.25%
Allowance for loan losses to
  non-performing loans..................     563.47%    405.16%    776.28%     487.95%     262.91%

    The allowance for loan losses is established based to a great extent on the judgement and experience of management, who utilize historical experience, product types, economic trends, and industry benchmarks. The allowance is segregated into three components; "specific", "general" and "unallocated". The specific component is established by allocating a portion of the allowance for loan losses to individual classified loans on the basis of specific circumstances and assessments. A system of periodic loan reviews is performed to individually assess the inherent risk and assign risk ratings to each loan. The general component is determined by applying coverage percentages to groups of loans based on risk ratings and product types. Coverage percentages applied are determined based on industry practice and management's judgement. The unallocated component supplements the first two components based on management's judgement of the effect of current and forecasted economic conditions on the borrowers' abilities to repay, an evaluation of the allowance for loan losses in relation to the size of the overall loan portfolio, and consideration of the relationship of the allowance for loan losses to nonperforming loans, net charge-off trends, and other factors.

    The following table represents the allocation of the Bank's allowance for loan losses and the percent of loans in each category to total loans as of the dates indicated:

                                                                       DECEMBER 31,
                                        --------------------------------------------------------------------------
                                               2000                  1999                  1998             1997
                                        -------------------   -------------------   -------------------   --------
                                         AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT
                                        --------   --------   --------   --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Loan category:
  Commercial..........................   $6,275      42.1%     $4,556      42.4%     $3,763      44.4%     $3,143
  Residential mortgage................      864      53.6         585      52.0         429      49.8         312
  Home equity and other...............      203       4.3         195       5.6         194       5.8         190
                                         ------     -----      ------     -----      ------     -----      ------
    Total.............................   $7,342     100.0%     $5,336     100.0%     $4,386     100.0%     $3,645
                                         ======     =====      ======     =====      ======     =====      ======

                                                 DECEMBER 31,
                                        ------------------------------
                                          1997            1996
                                        --------   -------------------
                                        PERCENT     AMOUNT    PERCENT
                                        --------   --------   --------
                                            (DOLLARS IN THOUSANDS)
Loan category:
  Commercial..........................    48.7%     $2,296      47.4%
  Residential mortgage................    45.1         241      46.9
  Home equity and other...............     6.2          29       5.7
                                         -----      ------     -----
    Total.............................   100.0%     $2,566     100.0%
                                         =====      ======     =====

    This allocation of the allowance for loan losses reflects management's judgment of the relative risks of the various categories of the Bank's loan portfolio. This allocation should not be considered an indication of the future amounts or types of possible loan charge-offs.

INVESTMENT ACTIVITIES

    The investment activity of the Bank is an integral part of the overall asset/liability management of the Company. The Bank's investment policy is to establish a portfolio of securities which will provide liquidity necessary to facilitate funding of loans and to cover deposit fluctuations, and to hedge the Bank's overall balance sheet against interest rate risk, while at the same time achieve a satisfactory return on the funds invested. The securities in which the Bank may invest are subject to regulation and are generally limited to securities that are considered "investment grade" securities. In addition, the Bank has an internal investment policy which restricts investments to the following categories: U.S. Treasury securities, obligations of U.S. government agencies and corporations, mortgage-backed securities, including securities issued by FNMA, the Government National Mortgage Association ("GNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), securities of states and political subdivisions and corporate debt, all of which must be considered investment grade by a recognized rating service. The credit rating of each security or obligation in the portfolio is monitored and reviewed by the portfolio manager and by the Asset/Liability Management Committee. See Part II,
Item 8 "Financial Statements and Supplementary Data--Notes 5 and 6 to the Consolidated Financial Statements" for further information.

    The following table summarizes the carrying value of investments at the dates indicated:

                                                           DECEMBER 31,
                                                  ------------------------------
                                                    2000       1999       1998
                                                  --------   --------   --------
                                                          (IN THOUSANDS)
Available for sale:
  U.S. Government and related obligations.......  $ 75,193   $34,812    $35,050
  Municipal bonds...............................    87,449    38,793     19,052
  Corporate bonds...............................    12,243        --         --
  Mortgage-backed securities....................     3,267     5,510     11,909
                                                  --------   -------    -------
    Total available for sale....................  $178,152   $79,115    $66,011
                                                  ========   =======    =======

SOURCES OF FUNDS

    DEPOSITS. Deposits are the principal source of the Bank's funds for use in lending and for other general business purposes. At December 31, 2000, the Bank had a total of approximately 5,200 checking accounts consisting of demand deposit and NOW accounts with an average account balance of approximately $37,000; 900 savings accounts with an average account balance of approximately $6,000;

and 3,900 money market accounts with an average account balance of approximately $91,000. Certificates of deposit of $100,000 or greater and certificates of deposit under $100,000 represented approximately 17.0% and 19.9% of total deposits at December 31, 2000 and 1999, respectively. See Part II, Item 8 "Financial Statements and Supplementary Data--Note 10 to the Consolidated Financial Statements" for further information.

    The following table sets forth the average balances and interest rates paid on the Bank's deposits:

                                                               YEAR ENDED
                                                            DECEMBER 31, 2000
                                                         -----------------------
                                                          AVERAGE      AVERAGE
                                                          BALANCE        RATE
                                                         ----------   ----------
                                                         (DOLLARS IN THOUSANDS)
Non interest-bearing deposits:
  Checking accounts....................................   $ 86,461         --%
Interest-bearing deposits:
  Savings and NOW accounts.............................     58,054       1.01
  Money market accounts................................    303,992       4.50
  Certificates of deposit under $100,000...............     21,185       5.38
  Certificates of deposit of $100,000 or greater.......     86,879       5.66
                                                          --------
    Total..............................................   $556,571       3.28%
                                                          ========

    Historically, the Bank has had a higher percentage of its time deposits in denominations of $100,000 or more than commercial banking averages. Within the banking industry, these deposits are generally considered to be volatile. However, a significant portion of the Bank's deposits in denominations of $100,000 or greater are maintained by individuals or entities with other relationships with the Company.

    Time certificates of deposit in denominations of $100,000 or greater had the following schedule of maturities:

                                                               DECEMBER 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
                                                              (IN THOUSANDS)
Less than 3 months remaining..............................  $54,515    $39,791
3 to 6 months remaining...................................    6,856      4,010
6 to 12 months remaining..................................   13,088     11,278
More than 12 months remaining.............................   16,582      6,009
                                                            -------    -------
    Total.................................................  $91,041    $61,088
                                                            =======    =======

    BORROWINGS. The Bank has established various borrowing arrangements to provide additional sources of liquidity and funding. Management believes that the Bank currently has adequate liquidity available to respond to current demands. The Bank is a member of the FHLB of Boston, and as such has access to both short and long-term borrowings of up to $285.9 million at December 31, 2000. At December 31, 2000, the Bank had $90.2 million in FHLB advances outstanding with a weighted average interest rate of 5.97%, compared to $80.7 million in FHLB advances outstanding with a weighted average interest rate of 5.85% at December 31, 1999. Of the advances outstanding at December 31, 2000, $4.0 million have variable rates that reprice at least annually to market rates. The Bank has the opportunity to repay variable rate advances on their respective anniversary dates. See Part II, Item 8 "Financial Statements and Supplementary Data--Note 11 to the Consolidated Financial Statements" for further information.

    The Bank also obtains funds from the sales of securities to institutional investors and deposit customers under repurchase agreements. In a repurchase agreement transaction, the Bank will generally sell an investment security, agreeing to repurchase either the same or a substantially identical security on a specified later date (generally not more than 90 days for institutional investors and overnight for deposit customers) at a price slightly greater than the original sales price. The difference in the sale price and repurchase price is the cost of the use of the proceeds. The investment securities underlying these agreements may be delivered to securities dealers who arrange such transactions as collateral for the repurchase obligation. Repurchase agreements represent a cost competitive funding source for the Bank. However, the Bank is subject to the risk that the borrower of the securities may default at maturity and not return the collateral. In order to minimize this potential risk, the Bank generally deals with large, established investment brokerage firms when entering into such transactions with institutional investors, and deals with established deposit customers of the Bank on overnight transactions. Repurchase transactions are accounted for as financing arrangements rather than as sales of such securities, and the obligation to repurchase such securities is reflected as a liability in the Company's Consolidated Financial Statements. At December 31, 2000, the total amount of outstanding repurchase agreements was $49.7 million with a weighted average interest rate of 4.39%, compared to $16.6 million with a weighted average interest rate of 4.22% at December 31, 1999. See
Part II, Item 8 "Financial Statements and Supplementary Data--Note 12 to the Consolidated Financial Statements" for further information.

    From time to time the Bank purchases federal funds from the FHLB and other banking institutions to supplement its liquidity position. The Bank has negotiated federal fund lines of credit totaling $71.0 million with correspondent institutions to provide the Bank with immediate access to overnight borrowings. At December 31, 2000, the Bank did not have any borrowings outstanding under these federal funds lines. The Bank has also negotiated brokered deposit agreements with several institutions that have nationwide distribution capabilities. At December 31, 2000, the Bank had $5.4 million of brokered deposits outstanding under these agreements. See Part II, Item 7-- "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity."

    OTHER SOURCES OF FUNDS. Other sources of funds include investment management fees, loan repayments, maturities of investment securities, and sales of securities from the available for sale portfolio.

COMPETITION

    The ability of the Bank to attract loans and deposits may be limited by its small size relative to its competitors. The Bank maintains a smaller staff and has fewer financial and other resources than larger institutions with which it competes in its market area.

    In particular, in attempting to attract deposits and originate loans, the Bank encounters competition from other institutions, including larger downtown Boston and suburban-based commercial banking organizations, savings banks, credit unions, and other financial institutions and non-bank financial service companies serving Eastern Massachusetts and adjoining areas. The principal methods of competition include the level of loan interest rates charged to borrowers, interest rates paid on deposits, range of services provided and the quality of these services.

    In this competitive environment, the Bank may be unable to attract sufficient and high-quality loans in order to continue its loan growth, which may adversely affect the Bank's results of operations and financial condition, including the level of its non-performing assets. The Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. In particular, the Bank's current commercial borrowing customers may develop needs for credit facilities larger than it can accommodate. Moreover, under the Gramm-Leach-Bliley

Act of 1999 (the "Gramm-Leach-Bliley Act"), securities firms, insurance companies and other financial services providers that elect to become financial holding companies may acquire banks and other financial institutions. The Gramm-Leach-Bliley Act may significantly change the competitive environment in which the Company and its subsidiaries conduct business. See "The Financial Services Modernization Legislation" below. The financial services industry is also likely to become more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.

    In addition, the ability of the Bank, Westfield, and Sand Hill to attract investment management and trust business may be inhibited by their relatively short history and record of performance. With respect to their investment management and trust services, the Bank, Westfield, and Sand Hill compete primarily with commercial banks and trust companies, mutual fund companies, investment advisory firms, stock brokerage firms, other financial companies and law firms. Competition is especially keen in the Bank's and Westfield's market area, because Boston has a well-established investment management industry. Many of the Bank's and Westfield's competitors have greater resources than either the Bank, Westfield, or the Company on a consolidated basis. In addition to competing directly for clients, competition can impact the fee structures of the Bank, Westfield, and Sand Hill. The Company believes that the ability of the Bank, Westfield, and Sand Hill to compete effectively with other firms is dependent upon their products, level of investment performance and client service, as well as the marketing and distribution of their investment products. There can be no assurance that the Bank, Westfield, and Sand Hill will be able to achieve favorable investment performance and retain their existing clients.

    RINET competes with a wide variety of firms including national and regional financial services firms, accounting firms, trust companies, and law firms. Many of these companies have greater resources and broader product lines, and may already have relationships with RINET's clients in related product areas. The Company believes that the ability of RINET to compete effectively with other firms is dependent upon the quality and level of service, personal relationships, price, and investment performance. There can be no assurance that RINET will be able to retain its existing clients, expand existing relationships, or add new clients.

EMPLOYEES

    At December 31, 2000, the Company had 219 full-time and 8 part-time employees. The Company's employees are not represented by a collective bargaining unit, and the Company believes its employee relations are good.

REGULATION

    Banks and bank holding companies are subject to extensive government regulation through federal and state statutes and regulations, which are subject to changes that significantly affect the way in which such entities conduct business. Recently enacted legislation, as well as recent changes in regulatory policy, has substantially increased the level of competition among commercial banks, thrift institutions and non-banking institutions, including insurance companies, brokerage firms, mutual funds and investment banks. The following summary is qualified in its entirety by the text of the relevant statutes and regulations.

THE FINANCIAL SERVICES MODERNIZATION LEGISLATION

    On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act repeals provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve member banks with firms "engaged principally" in specified securities activities; and Section 32, which restricts officer, director, or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities. In addition, the Gramm-Leach-Bliley Act also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the BHCA framework to permit a holding company system, such as the Company, to engage in a full range of financial activities through a new entity known as a Financial Holding Company. "Financial activities" is broadly defined to include not only banking, insurance, and securities activities, but also merchant banking and additional activities that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

    Generally, the Gramm-Leach-Bliley Act:

    - repeals historical restrictions on, and eliminates many federal and state law barriers to, affiliations among banks, securities firms, insurance companies, and other financial service providers;

    - provides a uniform framework for the functional regulation of the activities of banks, savings institutions, and their holding companies;

    - broadens the activities that may be conducted by national banks (and derivatively state banks), banking subsidiaries of bank holding companies, and their financial subsidiaries;

    - provides an enhanced framework for protecting the privacy of consumer information;

    - adopts a number of provisions related to the capitalization, membership, corporate governance, and other measures designed to modernize the Federal Home Loan Bank system;

    - modifies the laws governing the implementation of the Community Reinvestment Act of 1977, as amended (the "CRA") (See "Community Reinvestment Act" below); and

    - addresses a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions.

    In order to engage in the new activities, a bank holding company, such as the Company, must meet certain tests. Specifically, all of a bank holding company's banks must be well-capitalized and well-managed, as measured by regulatory guidelines, and all of the bank holding company's banks must have been rated "satisfactory" or better in the most recent CRA evaluation of each bank. See "Community Reinvestment Act" below. At this time, the Company has not determined whether it will become a financial holding company.

REGULATION OF THE COMPANY

    GENERAL. The Company has been incorporated as a business corporation under Massachusetts law. Thus, the rights of the Company's stockholders are governed, in part, by Massachusetts corporate law. As a bank holding company, the Company is subject to regulation and supervision by the Federal Reserve Board pursuant to the BHCA.

    BHCA--ACTIVITIES AND OTHER LIMITATIONS. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the Federal Reserve Board.

    The BHCA also generally prohibits a bank holding company from engaging in any business other than banking or managing or controlling banks or from acquiring more than 5% of the voting shares of any company that is not a bank, unless the Federal Reserve Board has determined its activities to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto.

    CAPITAL REQUIREMENTS. The Federal Reserve Board has adopted capital adequacy guidelines that generally require bank holding companies to maintain total capital equal to 8% of total risk-weighted assets, with at least one-half of that amount consisting of Tier 1 capital. Tier 1 capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stock which may be included as Tier 1 capital), less goodwill and other intangibles. Total capital consists of Tier 1 capital and supplementary capital, which includes: hybrid capital instruments and perpetual debt; perpetual preferred stock, which is not eligible to be included as Tier 1 capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses.

    Assets are adjusted under the risk-based guidelines to take into account different levels of credit risk, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank, including commercial real estate loans, commercial business loans and consumer loans. In addition to the risk-based capital requirements, the Federal Reserve Board requires bank holding companies to maintain a minimum ratio of Tier 1 capital to total assets of 3%, with most bank holding companies required to maintain a 4% ratio. Furthermore, the bank holding company rating system used by the Federal Reserve Board to analyze the adequacy of a bank holding company's management, operations, earnings and capital generally evaluates "primary capital" and "total capital," with the leverage ratios for "well capitalized" institutions being 5.5% and 6%, respectively. Finally, the Federal Reserve Board has also imposed certain capital requirements applicable to certain non-banking activities, including adjustments in connection with off-balance sheet items.

    LIMITATIONS ON ACQUISITIONS OF COMMON STOCK. The Federal Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. The acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, would, under certain circumstances, constitute the acquisition of control.

    In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the company's outstanding common stock, or such lesser number of shares of voting securities and other indications of control as constitute control over the Company. Such approval would be contingent upon, among other things, the acquiror (if not already registered) registering as a bank holding company, divesting all impermissible holdings and ceasing any activities not permissible for a bank holding company.

    MASSACHUSETTS LAW. Massachusetts law requires all bank holding companies to receive prior written approval of the Board of Bank Incorporation (the "BBI") to, among other things, acquire all or substantially all of the assets of a banking institution or to merge or consolidate with a Massachusetts bank holding company. The Company owns no voting stock in any banking institution other than the Bank. In addition, prior approval of the BBI is required before any bank holding company owning 25% or more of the stock of two banking institutions may acquire additional voting stock in those banking institutions, or acquire more than 5% of the voting stock of another banking institution.

REGULATION OF THE BANK

    GENERAL. The Bank is subject to extensive regulation and examination by the Commissioner of Banks of the Commonwealth of Massachusetts and by the FDIC, which insures its deposits to the maximum extent permitted by law, and to certain requirements established by the Federal Reserve Board. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans.

    FDIC INSURANCE PREMIUMS. Pursuant to the FDIC's risk-based assessment system, an institution is assigned to one of three capital groups based solely on the level of the institution's capital--"well capitalized," "adequately capitalized" and "undercapitalized"--which would be defined in generally the same manner as the regulations establishing the prompt corrective action system under Section 38 of the Federal Deposit Insurance Act (the "FDIA"), as discussed below. The three capital groups are divided into three subgroups which reflect varying levels of supervisory concern, from those considered to be healthy to those considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications. At December 31, 2000, the Bank was considered "well capitalized" with regard to these regulations.

    CAPITAL REQUIREMENTS. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks that, like the Bank, are not members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Federal Reserve Board, as described above.

    PROMPT CORRECTIVE ACTION. The federal banking agencies have promulgated regulations to implement the system of prompt corrective action established by
Section 38 of the FDIA. Under the regulations, a bank shall be deemed to be: (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written agreement, order or directive requiring the bank to maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Section 38 of the FDIA and the accompanying regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

    REGULATORY CONSEQUENCES OF FAILING TO MEET CAPITAL REQUIREMENTS. A number of sanctions may be imposed on FDIC-insured banks that are not in compliance with the capital regulations, including, among other things, restrictions on asset growth and imposition of a capital directive that may require, among other things, an increase in regulatory capital, reduction of rates paid on savings accounts, cessation of or limitations on deposit-gathering, lending, purchasing loans, making specified investments, or issuing new accounts, limits on operational expenditures, an increase in liquidity and such other restrictions or corrective actions as the FDIC may deem necessary or appropriate. In addition, any FDIC-insured bank that is not meeting its capital requirements must provide the FDIC with prior notice before the addition of any new director or senior officer.

    BROKERED DEPOSITS AND PASS-THROUGH DEPOSIT INSURANCE
LIMITATIONS. Well-capitalized institutions may accept brokered deposits. A depository institution that is adequately capitalized may not accept, renew or roll over any brokered deposit unless it obtains a waiver of statutory limitations from the FDIC. Even if an adequately capitalized institution receives such a waiver, it may offer yields on brokered deposits only within specified limits. An undercapitalized depository institution may not accept brokered deposits. The definitions of "well capitalized," "adequately capitalized," and "undercapitalized" generally conform to the definitions described above for prompt corrective action. In addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts and eligible deferred compensation plans maintained by depository institutions that cannot accept brokered deposits.

    ACTIVITIES AND INVESTMENTS OF INSURED STATE-CHARTERED BANKS. Section 24 of the FDIA, as amended by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), generally limits the equity investments and activities of FDIC-insured, state non-member banks and their subsidiaries to those that are permissible for national banks. Under the FDIC's regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary that engages in activities permissible for subsidiaries of national banks, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the Bank's total assets, (iii) for insured state banks located in certain states, including Massachusetts, retaining under certain circumstances and subject to certain limitations, listed common and preferred shares or registered investment company shares,
(iv) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees', and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (v) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

    With respect to the activities limitations, pursuant to FDIC regulation, FDIC insured state chartered banks must obtain prior consent from the FDIC before directly, or indirectly through a majority-owned subsidiary, engaging "as principal" in any activity that is not allowed for a national bank. This limitation generally does not apply, however, to activities which the Federal Reserve Board has approved, securities activities performed in accordance with FDIC regulations, and activities that the FDIC determines do not pose a significant risk to the deposit insurance fund.

    Further, the Gramm-Leach-Bliley Act includes a new section of the FDICIA governing subsidiaries of state banks that engage in "activities as principal that would only be permissible" for a national bank to conduct in a financial subsidiary. This provision will permit state banks, to the extent permitted under state law, to engage in certain new activities which are permissible for subsidiaries of a financial holding company. Further, it expressly preserves the ability of a state bank to retain all existing subsidiaries. In order to form a financial subsidiary, a state bank must be well-capitalized, and the state bank would be subject to certain capital deduction, risk management and affiliate transaction rules which are applicable to national banks.

    SAFETY AND SOUNDNESS GUIDELINES. The federal banking agencies have adopted safety and soundness guidelines for all insured depository institutions and depository institution holding companies, prescribing in a general manner standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation and other operational and managerial standards.

COMMUNITY REINVESTMENT ACT

    The CRA was enacted to encourage every financial institution to help meet the credit needs of its entire community, including low-and-moderate-income neighborhoods, consistent with its safe and sound operation. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the type of products and services that it believes are best suited to its particular community, consistent with the purposes of the CRA.

    The federal bank regulatory agencies jointly issued amendments to the regulations implementing the CRA that substantially revised the applicable CRA framework effective January 1, 1996. The amended CRA regulations are based upon objective criteria of the performance of institutions under three key assessment tests: (i) a lending test, to evaluate the institution's record of making loans in its service areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (iii) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. As of the date of the most recent regulatory exam in April 2000, the Bank's CRA rating was "high satisfactory."

GOVERNMENT REGULATION OF OTHER ACTIVITIES

    Virtually all aspects of the Company's investment management business are subject to extensive regulation. Westfield, Sand Hill, RINET, and Boston Private Asset Management ("BPAM"), an investment management subsidiary of the Bank, are registered with the Securities and Exchange Commission (the "Commission") as investment advisers under the Investment Advisers Act of 1940, as amended (the "Investment Advisors Act"). As an investment adviser, each is subject to the provisions of the Investment Advisers Act and the Commission's regulations promulgated thereunder. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, recordkeeping, operational, and disclosure obligations. Westfield, Sand Hill, RINET and BPAM are also subject to regulation under the securities laws and fiduciary laws of certain states. Each of the mutual funds for which Westfield acts as adviser, or subadviser, is registered with the Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), shares of each such fund are registered with the Commission under the Securities Act, and the shares of each fund are qualified for sale (or exempt from such qualification) under the laws of each state and the District of Columbia to the extent such shares are sold in any of such jurisdictions. As an adviser or subadviser to a registered investment company, Westfield is subject to requirements under the 1940 Act and the Commission's regulations promulgated thereunder. The Company is also subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), and to regulations promulgated thereunder, insofar as it is a "fiduciary" under ERISA with respect to certain of its client. ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain duties on persons who are fiduciaries under ERISA, and prohibit certain transactions by the fiduciaries (and certain other related parties) to such plans.

    Under the Investment Advisers Act, every investment advisory contract between a registered investment adviser and its clients must provide that it may not be assigned by the investment adviser without the consent of the client. In addition, under the 1940 Act, each contract with a registered investment company must provide that it terminates upon its assignment. Under both the Investment Advisers Act and the 1940 Act, an investment advisory contract is deemed to have been assigned in the case of a direct "assignment" of the contract as well as in the case of a sale, directly or indirectly, of a "controlling block" of the adviser's voting securities. Such an assignment may be deemed to take place when a firm is acquired by the Company.

    The foregoing laws and regulations generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict either Westfield, Sand Hill, RINET or BPAM from conducting their business in the event that they fail to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on the business activities for specified periods of time, revocation of registration as an investment adviser, commodity trading adviser and/or other registrations, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of the Company.

FEDERAL TAXATION

    The Company, the Bank, Westfield, Sand Hill, and RINET are subject to those rules of federal income taxation generally applicable to corporations under the Code. The Bank is also, under Subchapter H of the Code, subject to certain special rules applicable to banking institutions as to securities, reserves for loan losses, and any common trust funds. The Company, the Bank, Westfield, Sand Hill, and RINET, as members of an affiliated group of corporations within the meaning of Section 1504 of the Code, will file a consolidated federal income tax return, which has the effect of eliminating or deferring the tax consequences of inter-company distributions, including dividends, in the computation of consolidated taxable income for federal tax purposes.

    In addition to regular corporate income tax, corporations are subject to an alternative minimum tax which generally is equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items which are generally applicable include an amount equal to 75% of the amount by which a bank's adjusted current earnings (generally alternative minimum taxable income computed without regard to this preference and prior to reduction for net operating losses) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

STATE AND LOCAL TAXATION

    COMMONWEALTH OF MASSACHUSETTS. The Bank is subject to an annual Massachusetts excise tax. The tax rate applicable to financial institutions, including trust companies, was 10.50% during 2000 on net income apportioned to Massachusetts. The rate was 10.50% for 1999, 10.91% for 1998 and 11.32% for 1997. Net income for years beginning before January 1, 1999 includes gross income as defined under the provisions of the Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less the deductions, excluding the deductions for dividends received, state taxes, and net operating losses, but not the credits as defined under the provisions of the Code. For taxable years beginning on or after January 1, 1999, the definition of Massachusetts net income was modified to allow a deduction for 95% of dividends received from stock where the Bank owns 15% or more of the voting stock of the institution paying the dividend and to allow deductions from certain expenses allocated to federally tax exempt obligations. Finally, affiliated financial institutions are not permitted to file a combined tax return in Massachusetts under the new legislation.

    Bank holding companies and certain non-bank subsidiaries are subject to the Massachusetts corporate excise tax on business corporations provided they were subject to such tax in taxable years before 1995. Under the corporate excise tax, a corporation is taxed on its net income apportioned to Massachusetts at the rate of 9.5% plus a tax of .26% on either its apportioned net worth or tangible property. These grandfathered corporations may elect to file a combined Massachusetts excise tax return through 1998. For taxable years beginning in 1999, these corporations were taxed as a financial institution and taxed at a rate of 10.5% on their net income apportioned to Massachusetts. Certain of the Bank's subsidiaries meeting certain definitional tests relating to investments are not subject to either the corporate excise tax or the tax on financial institutions, but instead are taxed on their gross income at the rate of 1.32%.

    STATE OF CALIFORNIA. Sand Hill is subject to the California corporate income/franchise tax on business corporations. The tax rate applicable to corporations is 8.84% of taxable income apportioned to California.

ITEM 2. PROPERTIES

    The Company and its subsidiaries conduct operations in leased premises. The Company's and the Bank's headquarters are located at Ten Post Office Square, Boston, Massachusetts with banking offices in Wellesley, Massachusetts and in the Back Bay area of Boston, Massachusetts. Westfield is located at One Financial Center, Boston, Massachusetts, Sand Hill is located at 3000 Sand Hill Road, Menlo Park, California, and RINET is located at 10 Post Office Square, Boston, Massachusetts. Generally, the initial terms of the leases for these properties range from five to fifteen years. Most of the leases also include options to renew at fair market value for periods of five to ten years. In addition to minimum rentals, certain leases include escalation clauses based upon various price indices and include provisions for additional payments to cover taxes.

    The Company has from time to time also acquired properties through foreclosure, which are marketed by local real estate brokers or by its lending staff.

ITEM 3. LEGAL PROCEEDINGS

    On June 7, 2000, one of the Company's subsidiaries received correspondence on behalf of one of its former clients claiming that the subsidiary is responsible for underperformance of allegedly $5.1 million when compared to the former client's performance targets. On January 11, 2001, a pleading was filed in Pennsylvania state court on behalf of the client stating that an action has been commenced against the Company's subsidiary, but containing no allegations. We intend to defend this matter vigorously.

    The Company is also involved in routine legal proceedings occurring in the ordinary course of business. In the opinion of management, final disposition of these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to a vote of the stockholders of the Company during the fourth quarter of the fiscal year ended December 31, 2000.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR COMMON STOCK

    The Company's common stock, par value $1.00 per share (the "Common Stock"), is traded on the Nasdaq National Market System ("Nasdaq") under the symbol "BPFH". At February 20, 2001 there were 15,654,696 shares of Common Stock outstanding, which were held by approximately 450 holders of record.

    The following table sets forth the high and low closing sale prices for the Company's Common Stock for the periods indicated, as reported by Nasdaq:

                                                                HIGH       LOW
                                                              --------   --------
FISCAL YEAR ENDED DECEMBER 31, 2000
------------------------------------------------------------
  Fourth Quarter............................................   $19.88     $14.38
  Third Quarter.............................................    16.50      10.00
  Second Quarter............................................    10.50       8.69
  First Quarter.............................................     9.88       7.75
FISCAL YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------
  Fourth Quarter............................................   $ 9.25     $ 7.63
  Third Quarter.............................................     8.94       7.44
  Second Quarter............................................     7.75       6.63
  First Quarter.............................................     8.63       6.50

DIVIDENDS

    The Company presently plans to pay cash dividends on its common stock on a quarterly basis based on the results of operations of the applicable quarters. However, declaration of dividends by the Board of Directors of the Company will depend on a number of factors, including capital requirements, regulatory limitations, the Company's operating results and financial condition and general economic conditions. The Bank, Westfield, Sand Hill, and RINET are the principal assets of the Company, and as such, provide the only source of payment of dividends by the Company. Under Massachusetts law, trust companies such as the Bank may pay dividends only out of "net profits" and only to the extent that such payments will not impair the Bank's capital stock and surplus account. These restrictions on the ability of the Bank to pay dividends to the Company restrict the ability of the Company to pay dividends to the holders of the Common Stock. Although Massachusetts law does not define what constitutes "net profits" it is generally assumed that the term includes a bank's retained earnings and does not include its additional paid-in capital account. There are no such comparable statutory restrictions on Westfield's, Sand Hill's, or RINET's ability to pay dividends.

RECENT SALES OF UNREGISTERED SECURITIES

    There have been no sales of unregistered securities of the Company during the fourth quarter of the fiscal year ended December 31, 2000.

ITEM 6. SELECTED FINANCIAL DATA

    The following table represents selected financial data for the five fiscal years ended December 31, 2000. The data set forth below does not purport to be complete. It should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the Company's Consolidated Financial Statements and related Notes, appearing elsewhere herein.

                                                            2000          1999             1998          1997             1996
                                                     -----------   -----------      -----------   -----------      -----------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
AT DECEMBER 31:
Total balance sheet assets.........................  $   921,510   $   567,373      $   457,815   $   369,543      $   294,424
Total loans........................................      645,073       450,388          348,951       276,825          206,107
Allowance for loan losses..........................        7,342         5,336            4,386         3,645            2,566
Investment securities..............................      174,885        73,605           54,102        46,430           33,024
Mortgage-backed securities.........................        3,267         5,510           11,909        18,123           25,289
Cash and cash equivalents..........................       56,851        11,190           23,949        13,578           15,702
Excess of cost over net assets acquired............       18,006         3,015            3,424         3,746            4,068
Deposits...........................................      665,047       420,535          334,852       258,301          209,302
Borrowed funds.....................................      139,878        97,223           82,643        79,753           54,864
Stockholders' equity...............................       98,475        39,145           32,613        26,292           26,140
Non-performing assets..............................        1,303         1,317              565           832            1,061
Client assets under management.....................  $ 5,687,000   $ 3,660,000      $ 2,839,000   $ 2,410,000      $ 2,075,000
FOR THE YEAR ENDED DECEMBER 31:
Interest and dividend income.......................  $    52,207   $    34,942      $    29,285   $    22,728      $    18,688
Interest expense...................................       26,463        17,407           15,137        11,334            9,377
                                                     -----------   -----------      -----------   -----------      -----------
Net interest income................................       25,744        17,535           14,148        11,394            9,311
Provision for loan losses..........................        1,900           999            1,004           810              619
                                                     -----------   -----------      -----------   -----------      -----------
Net interest income after provision for loan
  losses...........................................       23,844        16,536           13,144        10,584            8,692
Fees and other income..............................       31,236        24,960           19,886        16,198           14,866
Operating expense..................................       40,953        30,657(4)        24,694        21,334           16,838
                                                     -----------   -----------      -----------   -----------      -----------
Income before income taxes.........................       14,127        10,839            8,336         5,448            6,720
Income tax expense (benefit).......................        4,399         3,643            2,865         1,922            1,227
                                                     -----------   -----------      -----------   -----------      -----------
Net income.........................................  $     9,728   $     7,196      $     5,471   $     3,526(2)   $     5,493
                                                     ===========   ===========      ===========   ===========      ===========
PER SHARE DATA:
Basic earnings per share...........................  $      0.76   $      0.62(4)   $      0.48   $      0.31      $      0.53
Diluted earnings per share.........................  $      0.73   $      0.60(4)   $      0.46   $      0.30(2)   $      0.52
Average common shares outstanding..................   12,734,119    11,590,757       11,483,814    11,355,697       10,363,000
Average diluted shares outstanding.................   13,322,878    11,910,444       11,888,357    11,725,697       10,646,000
Cash dividends per share...........................  $      0.12   $        --      $        --   $        --      $        --
Book value.........................................  $      6.32   $      3.37      $      2.83   $      2.30      $      2.36
SELECTED OPERATING RATIOS:
Return on average assets...........................         1.33%         1.41%            1.34%         1.13%(2)         2.14%
Return on average equity...........................        16.97%        20.05%           18.54%        13.39%(2)        29.00%
Interest rate spread (1)...........................         3.19%         3.22%            3.20%         3.33%            3.24%
Net interest margin (1)............................         3.90%         3.76%            3.78%         3.99%            3.85%
Total Fees and Other Income/Total Revenue (3)......        54.82%        58.74%           58.43%        58.71%           61.49%
ASSET QUALITY RATIOS:
Non-performing loans to total loans................         0.20%         0.29%            0.16%         0.27%            0.47%
Non-performing assets to total assets..............         0.14%         0.23%            0.12%         0.23%            0.36%
Allowance for loan losses to non-performing
  loans............................................       563.47%       405.16%          776.28%       487.95%          262.10%
Loans charged-off (recovered) to average loans.....        (0.02%)        0.03%            0.13%         0.02%            0.04%
CAPITAL RATIOS:
Average equity to average assets...................         7.81%         7.05%            7.22%         8.46%            7.39%
Tier I leverage capital ratio......................         9.02%         6.79%            6.54%         6.64%            7.90%
Tier I risk-based capital ratio....................        15.38%        10.59%           10.61%         9.94%           12.95%
Total risk-based capital ratio.....................        16.63%        11.84%           11.87%        11.20%           14.20%

------------------------------

(1) Interest rate spread represents the difference between the weighted average yield on interest-earning assets on a fully-taxable equivalent basis, and the weighted average cost of interest-bearing liabilities, and net interest margin represents net interest income on a fully-taxable equivalent basis as a percent of average interest-earning assets.

(2) After deducting $1.2 million of non-recurring merger expenses, net income for the year ended December 31, 1997 was $4.7 million, or $0.40 per share, return on average assets was 1.52%, and return on average equity was 17.94%.

(3) Total revenue is defined as net interest income plus fees and other income.

(4) Includes the cumulative effect of a change in accounting principle, net of tax, of $125,000, or $0.01 per share.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS, THEIR NOTES, AND OTHER STATISTICAL INFORMATION INCLUDED IN THIS ANNUAL REPORT.

LIQUIDITY

    Liquidity is defined as the ability to meet current and future financial obligations of a short-term nature. The Company further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as to earnings enhancement opportunities in a changing marketplace. Primary sources of liquidity consist of investment management fees, deposit inflows, loan repayments, borrowed funds, and maturity and sales of investment securities. These sources fund the Company's lending and investment activities.

    Management is responsible for establishing and monitoring liquidity targets as well as strategies to meet these targets. In general, the Company maintains a relatively high degree of liquidity. At December 31, 2000, cash, federal funds sold and securities available for sale amounted to $235.0 million, or 25.5% of total assets of the Company. This compares to $90.3 million, or 15.9% of total assets, at December 31, 1999.

    In general, the Bank maintains a liquidity target of 10% to 20% of total assets. The Bank is a member of the FHLB of Boston, and as such had access to both short and long-term borrowings of up to $285.9 million at December 31, 2000. In addition, the Bank maintains a line of credit at the FHLB of Boston as well as other lines of credit and brokered deposit lines with other correspondent banks. Management believes that the Bank has adequate liquidity to meet its commitments for the foreseeable future.

    Westfield's primary source of liquidity consists of investment management fees that are collected on a quarterly basis. At December 31, 2000, Westfield had working capital of approximately $3.5 million. Management believes that Westfield has adequate liquidity to meet its commitments for the foreseeable future.

    Sand Hill's primary source of liquidity consists of investment management fees that are collected on a quarterly basis. At December 31, 2000, Sand Hill had working capital of approximately $640,000. Management believes that Sand Hill has adequate liquidity to meet its commitments for the foreseeable future.

    RINET's primary source of liquidity consists of financial planning fees that are collected on a quarterly basis. At December 31, 2000, RINET had working capital of approximately $500,000. Management believes that RINET has adequate liquidity to meet its commitments for the foreseeable future.

    The Company's primary sources of funds are dividends from its subsidiaries, issuance of its common stock and borrowings. The Company has executed a $15.0 million line of credit with a correspondent bank to provide short-term working capital to the Company and its subsidiaries, if necessary. As of December 31, 2000, there were no borrowings under this line of credit. Management believes that the Company has adequate liquidity to meet its commitments for the foreseeable future.

CAPITAL RESOURCES

    Total stockholders' equity of the Company at December 31, 2000 was $98.5 million, compared to $39.1 million at December 31, 1999. This increase of $59.3 million was primarily the result of $44.2 million of net proceeds from the issuance of 3,450,000 of the Company's Common Stock on

September 29, 2000 at a price of $13.75 per share. The Company used
$9.5 million to repay debt incurred to finance the acquisition of Sand Hill. The remaining proceeds were made available for general corporate purposes. Also contributing to the increase was the Company's net income for 2000 of $9.7 million combined with common stock issued in connection with stock grants and proceeds from options exercised, plus the change in the unrealized gain on investment securities available for sale.

    As a bank holding company, the Company is subject to a number of regulatory capital requirements that have been adopted by the Federal Reserve Board. At December 31, 2000, the Company's Tier I leverage capital ratio stood at 9.02%, compared to 6.79% at December 31, 1999. The Company is also subject to a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. According to these standards, the Company had a Tier I risk-based capital ratio of 15.38% and a Total risk-based capital ratio of 16.63% at December 31, 2000. This compares to a Tier I risk-based capital ratio of 10.59% and a Total risk-based capital ratio of 11.84% at December 31, 1999. The minimum Tier I leverage, Tier I risk-based, and Total risk-based capital ratios necessary to enable the Company to be classified for regulatory purposes as a "well capitalized" institution are 5.00%, 6.00% and 10.00%, respectively. The Company was considered to be "well capitalized" as of December 31, 2000 and 1999. See Part I, Item 1, "Business--Regulation of the Company--Capital Requirements."

    The Bank is also subject to a number of regulatory capital measures. At December 31, 2000, the Bank's Tier I leverage capital ratio stood at 6.59%, compared to 5.99% at December 31, 1999. The Bank is also subject to a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. According to these standards, the Bank had a Tier I risk-based capital ratio of 11.30% and a Total risk-based capital ratio of 12.55% at December 31, 2000. This compares to a Tier I risk-based capital ratio of 9.46% and a Total risk-based capital ratio of 10.72% at December 31, 1999. The minimum Tier I leverage,
Tier I risk-based, and Total risk-based capital ratios necessary to be classified for regulatory purposes as a "well capitalized" institution are 5.00%, 6.00% and 10.00%, respectively. The Bank was considered to be "well capitalized" as of December 31, 2000 and 1999. See Part I, Item 1, "Business--Regulation of the Company--Capital Requirements."

FINANCIAL CONDITION

    TOTAL ASSETS. Total assets increased $354.1 million, or 62.4%, to $921.5 million at December 31, 2000 from $567.4 million at December 31, 1999. This increase was mainly attributed to an increase in residential and commercial loan balances and was primarily funded by an increase in deposits.

    INVESTMENTS. Total investments (consisting of investment securities and mortgage-backed securities) were $178.2 million, or 19.3% of total assets, at December 31, 2000, compared to $79.1 million, or 13.9% of total assets, at December 31, 1999. This increase of $99.0 million was primarily due to the purchase of $144.2 million of municipal bonds, treasuries and agencies, and corporate bonds, as well as reinvestment of interest income within the investment portfolio. This increase was partially offset by $44.7 million of maturities, $2.0 million of sales, and $2.3 million of principal paydowns. As of December 31, 2000, all investments are classified as available for sale. The investment portfolio carried a total of $1.6 million of net unrealized gains at December 31, 2000, compared to $1.9 million of net unrealized losses at December 31, 1999.

    LOANS. Loans totaled $645.1 million, or 70.0% of total assets, at December 31, 2000, compared with $450.4 million, or 79.4% of total assets, at December 31, 1999. This increase of $194.7 million, or 43.2%, was due to a larger allocation of resources devoted to loan origination, as well as the combination of a healthy local economy and relatively strong loan demand. During 2000, commercial loans increased $81.0 million, or 42.4%, to $271.8 million from $190.8 million at December 31, 1999; residential mortgage loans increased $111.5 million, or 47.6%, to $345.6 million from $234.2 million at December 31, 1999; and home equity and other loans increased $2.3 million, or 8.9%, to $27.6 million from $25.3 million at December 31, 1999.

    DEPOSITS. The Company experienced an increase of $244.5 million, or 58.1%, in deposits during 2000, from $420.5 million, or 74.1% of total assets, at December 31, 1999, to $665.0 million, or 72.2% of total assets, at December 31, 2000. This increase was due to higher average balances in existing client accounts, as well as a significant number of new accounts opened during 2000. In addition, the Company opened a new banking office in the Back Bay area of Boston during May 2000, which contributed approximately $28.9 million of deposits as of December 31, 2000.

    BORROWINGS. Total borrowings (consisting of securities sold under agreements to repurchase ("repurchase agreements"), and FHLB borrowings) increased $42.7 million, or 43.9%, during 2000 to $139.9 million from $97.2 million at December 31, 1999. The increase was mainly attributable to an increase in the demand for overnight repurchase agreements with deposit clients. Management takes advantage of opportunities to fund asset growth with borrowings, but on a long-term basis, the Company intends to replace a portion of its borrowings with lower-cost core deposits.

ASSET QUALITY

    The Company's non-performing assets include non-performing loans and other real estate owned ("OREO"). Non-performing loans include both nonaccrual loans and loans past due 90 days or more but still accruing. The following table sets forth information regarding non-performing loans, other real estate owned, and delinquent loans 30-89 days past due as to interest or principal, held by the Company at the dates indicated.

                                                                          DECEMBER 31,
                                                      ----------------------------------------------------
                                                        2000       1999       1998       1997       1996
                                                      --------   --------   --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis...........   $1,303     $1,317     $  565     $  722     $  976
Loans past due 90 days or more, but still
  accruing..........................................       --         --         --         25         --
                                                       ------     ------     ------     ------     ------
Total non-performing loans..........................    1,303      1,317        565        747        976
Other real estate owned.............................       --         --         --         85         85
                                                       ------     ------     ------     ------     ------
Total non-performing assets.........................   $1,303     $1,317     $  565     $  832     $1,061
                                                       ======     ======     ======     ======     ======
Delinquent loans 30-89 days past due................   $3,091     $2,042     $3,307     $1,632     $3,066
Non-performing loans as a % of total loans..........     0.20%      0.29%      0.16%      0.27%      0.47%
Non-performing assets as a % of total assets........     0.14%      0.23%      0.12%      0.23%      0.37%
Delinquent loans 30-89 days past due as a % of total
  loans.............................................     0.48%      0.45%      0.95%      0.59%      1.49%

RISK ELEMENTS OF THE LOAN PORTFOLIO

    The Company discontinues the accrual of interest on a loan when the collectibility of principal or interest is in doubt. In certain instances, loans that have become 90 days past due may remain on accrual status if the value of the collateral securing the loan is sufficient to cover principal and interest and the loan is in the process of collection. OREO consists of real estate acquired through foreclosure proceedings and real estate acquired through acceptance of a deed in lieu of foreclosure. In addition, the Company may, under certain circumstances, restructure loans as a concession to a borrower.

    NON-PERFORMING ASSETS. At December 31, 2000, the Company had non-performing assets of $1.3 million, which were 0.14% of total assets, representing a decrease of $14,000, or 1.1%, from

$1.3 million at December 31, 1999. As of December 31, 2000 and 1999, the Company's non-performing assets consisted entirely of nonaccruing loans. The Company continues to evaluate the underlying collateral of each non-performing loan and pursues the collection of interest and principal. Also see Part II,
Item 8, "Financial Statements and Supplementary Data--Notes 7 and 8 to the Consolidated Financial Statements" for further information on non-performing assets.

    DELINQUENCIES. At December 31, 2000, $3.1 million of loans were 30 to 89 days past due, an increase of $1.1 million, or 51.4%, from the $2.0 million reported at December 31, 1999. Most of these loans are adequately secured and the payment performance of these borrowers varies from month to month.

    POTENTIAL PROBLEM LOANS. The Company's management adversely classifies certain loans using an internal rating system based on criteria established by federal bank regulatory authorities. These loans evidence weakness or potential weakness related to repayment history, the borrower's financial condition, or other factors. Delinquent loans may or may not be adversely classified depending upon management's judgment with respect to each individual loan. Certain of these loans are non-performing or may become non-performing in future periods. At December 31, 2000, the Company had classified $2.1 million of loans as substandard or doubtful based on the rating system adopted by the Company, compared to $2.1 million at December 31, 1999.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through provisions charged to operations. Assessing the adequacy of the allowance for loan losses involves substantial uncertainties and is based upon management's evaluation of the amounts required to meet estimated charge-offs in the loan portfolio after weighing various factors. Among these factors are the risk characteristics of the loan portfolio, the quality of specific loans, the level of nonaccruing loans, current economic conditions, trends in delinquencies and charge-offs, and the value of underlying collateral, all of which can change frequently. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

    While management evaluates currently available information in establishing the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review a financial institution's allowance for loan losses and carrying amounts of other real estate owned. Such agencies may require the financial institution to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

NET INTEREST INCOME AND MARGIN

    Net interest income represents the difference between interest earned, primarily on loans and investments, and interest paid on funding sources, primarily deposits and borrowings. Net interest margin is the amount of net interest income, on a fully taxable-equivalent basis, expressed as a percentage of average interest-earning assets. The average yield on interest earning assets is the amount of taxable equivalent interest income expressed as a percentage of average earnings assets. The average rate paid on funding sources is equal to interest expense as a percentage of average interest-earning assets. The following table sets forth the composition of the Company's net interest margin for the years ended December 31, 2000, 1999, and 1998.

                                                                     YEARS ENDED DECEMBER 31,
                                 ------------------------------------------------------------------------------------------------
                                              2000                             1999                             1998
                                 ------------------------------   ------------------------------   ------------------------------
                                            INTEREST                         INTEREST                         INTEREST
                                 AVERAGE    EARNED/    AVERAGE    AVERAGE    EARNED/    AVERAGE    AVERAGE    EARNED/    AVERAGE
                                 BALANCE      PAID       RATE     BALANCE      PAID       RATE     BALANCE      PAID       RATE
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
ASSETS
Earning assets:
  Interest bearing deposits in
    banks......................  $  4,002   $   130      3.25%    $  3,690   $   146      3.96%    $  2,840   $   140      4.93%
  Federal funds sold...........    42,742     2,723      6.37%       9,812       476      4.85%       6,875       351      5.11%
  Investments (1)..............   114,094     7,259      6.36%      73,809     4,256      5.77%      70,038     4,187      5.98%
  Loans: (2)
    Commercial.................   221,200    21,146      9.56%     170,132    15,075      8.86%     140,296    13,083      9.33%
    Residential mortgage.......   280,341    19,697      7.03%     203,543    13,804      6.78%     151,684    10,665      7.03%
    Home equity and other......    24,894     2,324      9.34%      22,970     1,835      7.99%      16,998     1,396      8.21%
                                 --------   -------                          -------                          -------
      Total earning assets.....   687,273    53,279      7.75%     483,956    35,592      7.35%     388,731    29,822      7.67%
                                            -------                          -------                          -------
Allowance for loan losses......    (6,161)                          (4,806)                          (3,901)
Cash and due from banks........    20,497                           10,732                            7,226
Other assets...................    32,209                           19,292                           16,947
                                 --------                         --------                         --------
      Total assets.............  $733,818                         $509,174                         $409,003
                                 ========                         ========                         ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Interest bearing liabilities:
  Deposits:
    Savings and NOW............  $ 58,054       588      1.01%    $ 42,968       467      1.09%    $ 32,647       414      1.27%
    Money market...............   303,992    13,675      4.50%     194,209     7,165      3.69%     142,440     5,514      3.87%
    Certificates of deposit....   108,064     6,058      5.61%      90,843     4,581      5.04%      80,299     4,379      5.45%
Borrowed funds.................   109,742     6,142      5.60%      92,600     5,194      5.61%      83,174     4,830      5.81%
                                 --------   -------                          -------                          -------
      Total interest bearing
        liabilities............   579,852    26,463      4.56%     420,620    17,407      4.14%     338,560    15,137      4.47%
                                            -------                          -------                          -------
Non-interest bearing demand
  deposits.....................    86,461                           44,687                           34,774
Payables and other
  liabilities..................    10,194                            7,975                            6,155
                                 --------                         --------                         --------
      Total liabilities........   676,507                          473,282                          379,489
Stockholders' equity...........    57,311                           35,892                           29,514
                                 --------                         --------                         --------
      Total liabilities and
        stockholders' equity...  $733,818                         $509,174                         $409,003
                                 ========                         ========                         ========
Net interest income............             $26,816                          $18,185                          $14,685
                                            =======                          =======                          =======
Interest rate spread...........                          3.19%                            3.21%                            3.20%
Net interest margin............                          3.90%                            3.76%                            3.78%

------------------------------

(1) Interest income on non-taxable investments is presented on a fully taxable-equivalent basis using the federal statutory rate of 34% for each year presented. These adjustments were $1.1 million, $650,000, and $537,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

(2) Nonaccrual loans are included in average loan balances.

(3) Average balances are derived from daily balances.

RATE/VOLUME ANALYSIS

    The following table describes the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volumes (changes in volume multiplied by prior rate) and (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume). Changes attributable to the combined impact of volumes and rates have been allocated proportionately to separate volume and rate categories.

                                                               2000 VS. 1999                    1999 VS. 1998
                                                       ------------------------------   ------------------------------
                                                               CHANGE DUE TO                    CHANGE DUE TO
                                                       ------------------------------   ------------------------------
                                                         RATE      VOLUME     TOTAL       RATE      VOLUME     TOTAL
                                                       --------   --------   --------   --------   --------   --------
                                                                               (IN THOUSANDS)
INTEREST INCOME ON
  INTEREST-EARNING ASSETS:
  Interest-bearing deposits in banks.................   $ (27)     $   11     $  (16)    $  (34)    $   40     $    6
  Federal funds sold.................................     192       2,055      2,247        (18)       143        125
  Investments........................................     518       2,063      2,581       (145)       101        (44)
  Loans:
    Commercial.......................................   1,263       4,808      6,071       (678)     2,670      1,992
    Residential mortgage.............................     513       5,380      5,893       (390)     3,529      3,139
    Home equity and other............................     326         163        489        (39)       478        439
                                                        -----      ------     ------     ------     ------     ------
      Total interest income..........................   2,785      14,480     17,265     (1,304)     6,961      5,657
                                                        -----      ------     ------     ------     ------     ------
INTEREST EXPENSE ON
  INTEREST-BEARING LIABILITIES:
  Deposits:
    Savings and NOW..................................      27          94        121        (79)       132         53
    Money market.....................................   1,819       4,692      6,511       (228)     1,879      1,651
    Certificates of deposit..........................     547         929      1,476       (346)       548        202
  Borrowed funds.....................................     (11)        959        948       (171)       535        364
                                                        -----      ------     ------     ------     ------     ------
      Total interest expense.........................   2,382       6,674      9,056       (824)     3,094      2,270
                                                        -----      ------     ------     ------     ------     ------
NET INTEREST INCOME..................................   $ 403      $7,806     $8,209     $ (480)    $3,867     $3,387
                                                        =====      ======     ======     ======     ======     ======

COMPARISON OF YEARS ENDED DECEMBER 31, 2000 AND 1999

    NET INCOME. The Company reported net income of $9.7 million, or $0.73 per diluted share, for the year ended December 31, 2000, an increase of 35.2% compared to net income for the year ended December 31, 1999 of $7.2 million, or $0.60 per diluted share. Not including non-recurring RINET acquisition expenses of $180,000, and a one-time charge of $125,000 to reflect the cumulative effect of a change in accounting principle, both net of tax, the Company would have reported net income of $7.5 million, or $0.63 per diluted share, for the year ended December 31, 1999.

    NET INTEREST INCOME. For the year ended December 31, 2000, net interest income was $25.7 million, an increase of $8.2 million, or 46.8%, over the same period in 1999. This increase was primarily attributable to higher loan volumes. Average earning assets were $203.3 million, or 42.0% higher, and average interest-bearing liabilities were $159.2 million, or 37.9%, higher than the comparable period a year earlier. The net interest margin increased 14 basis points, or 3.7%, from 3.76% in 1999 to 3.90% in 2000 due mainly to higher yields earned on the loan portfolio, with less of an increase in the cost of funds.

    INTEREST AND DIVIDEND INCOME. Total interest and dividend income was $52.2 million for 2000 compared to $34.9 million for 1999, an increase of $17.3 million, or 49.4%. Income on commercial loans was $21.1 million for 2000 compared to $15.1 million for 1999, an increase of $6.1 million, or 40.3%. Income from residential mortgage loans was $19.7 million compared to $13.8 million, an increase of $5.9 million, or 42.7%, and income from home equity and other loans was $2.3 million compared to $1.8 million, an increase of $489,000, or 26.6%, for the same periods, respectively. These increases in interest income are due to higher average balances, combined with higher yields. The average balances of commercial and residential mortgage loans during 2000 increased $51.1 million, or 30.0%, and $76.8 million, or 37.7%, respectively, compared to 1999. The average balance of home equity and other loans increased $1.9 million, or 8.4%. The yield on commercial loans increased 70 basis points, or 7.9%, the yield on residential mortgage loans increased 25 basis points, or 3.7%, and the yield on home equity loans increased 135 basis points, or 16.9%, compared to the prior year.

    Interest and dividend income on cash and investments increased to $9.0 million during 2000 compared to $4.2 million during 1999. This increase in cash and investment income of $4.8 million, or 113.8%, was primarily attributable to an 84.2% increase in the average balance of interest-bearing cash and investments, combined with a 78 basis point, or 16.1% increase in the yield earned.

    INTEREST EXPENSE. Interest paid on deposits and borrowings increased $9.1 million, or 52.0%, to $26.5 million for 2000, from $17.4 million for 1999. This increase in the Company's interest expense was due to an increase in the average balance of interest-bearing liabilities of $159.2 million, or 37.9%, combined with an increase in the average cost of interest-bearing liabilities of 42 basis points, or 10.1%.

    PROVISION FOR LOAN LOSSES. The provision for loan losses increased $900,000, or 90.2%, to $1.9 million for 2000, from $1.0 million for 1999.
Management evaluates several factors, including the risk characteristics of the loan portfolio, actual and estimated charge-offs, and new loan originations, when determining the provision for loan losses.

    FEES AND OTHER INCOME. Total fees and other income increased $6.3 million, or 25.1% to $31.2 million for 2000, from $25.0 million for 1999. The majority of fee income was attributable to advisory fees earned on assets under management. These fees increased $8.8 million, or 48.9% to $26.8 million for 2000, compared to $18.0 million for 1999. Of this increase, $1.8 million, or 10.2% was due to the purchase acquisition of Sand Hill on August 31, 2000. The remaining increase was primarily due to a 55.4% increase in assets under management, which were $3.7 billion on December 31, 1999, compared to $5.7 billion on December 31, 2000. Of this increase in assets under management, $961 million, or 26.3% was due to the acquisition of Sand Hill.

    Financial planning fees increased $510,000, or 16.8% due to increased services provided as well as annual fee increases. Westfield did not earn performance fees and partnership income on the limited partnerships it manages during 2000. Such fees and income totaled $2.9 million in 1999.

    Deposit account service charges increased $18,000, or 6.4%, to $298,000 for 2000 due to a larger number of deposit accounts and an increased level of transaction-based charges. Gain on sale of loans decreased $29,000, or 19.7%, due to the fact that fewer loans were sold in the secondary market as a result of lower demand for fixed rate loans. Other fee income increased $269,000, or 46.9%, to $843,000 for 2000 due to an increase in cash management fees generated by the Bank's treasury area and non-amortized commercial loan fees.

    OPERATING EXPENSE. Total operating expense for 2000 was $41.0 million compared to $30.5 million for 1999, an increase of $10.4 million, or 34.1%. Of this increase, $1.4 million, or 4.7% was due to the acquisition of Sand Hill, and the remainder was attributable to the Company's continued growth and expansion. The Company has experienced a 62.4% increase in total balance sheet assets, a 55.4% increase in client assets under management, and a 31.2% increase in the number of employees from

December 31, 1999 to December 31, 2000. In addition, the Company expanded its facilities at its Boston headquarters, and leased a new banking office as of February 1, 2000.

    Salaries and benefits, the largest component of operating expense, increased $6.7 million, or 32.3%, to $27.5 million for the year ended December 31, 2000, from $20.8 million for the corresponding period in 1999. Of this increase, $909,000, or 4.4% was due to the acquisition of Sand Hill. The remaining increase was due to a 31.2% increase in the number of employees, salary increases, and increases in business driven variable compensation such as sales commissions and bonuses.

    Occupancy and equipment expense increased $1.6 million, or 53.5%, to $4.6 million for 2000, from $3.0 million in 1999. Of this increase, $88,000, or 2.9% was due to the acquisition of Sand Hill. The remaining increase was primarily attributable to the increased occupancy expenses related to expansion at Ten Post Office Square, Boston, Massachusetts, and the new banking office in the Back Bay area of Boston, Massachusetts, as well as the Company's continued investments in technology.

    Professional services, which include such expenses as legal and consulting fees, audit and compliance services and other fees paid to external service providers, increased $563,000, or 33.3% to $2.3 million for 2000. This increase was primarily due to legal and consulting expenses incurred for strategic projects during 2000, as well as higher audit fees as a result of the Company's continued growth.

    Marketing and business development expenses increased $590,000, or 38.1%, to $2.1 million for 2000. Of this increase, $400,000 is a result of an increase in business development expenses due to a higher number of sales professionals and new business generating activities. The remaining increase is due to expanded image advertising designed to increase the visibility of the Company and its products and services.

    Contract services and processing, which represent fees paid to outside service providers for data processing, custody, and systems, increased $159,000, or 14.8% to $1.2 million for 2000. Of this increase, approximately $52,000, or 4.8%, is due to an increase in custody expense for client assets under management at the Bank. The remaining increase is a result of an increase in volume related charges for data processing and service charges related to new products offered to the Bank's clients.

    In 1999, the Company incurred acquisition expenses of $225,000 related to the pooling acquisition of RINET. There were no such expenses in 2000. Other expenses include supplies, telephone, postage, publications and subscriptions, employee training, and other miscellaneous business expenses. These expenses have increased $679,000, or 34.9%, to $2.6 million for 2000 as a result of the Company's continued growth and expansion. Of this increase, $42,000, or 2.2% was due to the acquisition of Sand Hill.

    INCOME TAX EXPENSE. The Company recorded income tax expense of $4.4 million in 2000 as compared to $3.6 million in 1999. The effective tax rate was 31.1% and 33.2% in 2000 and 1999, respectively. This decrease in the Company's effective tax rate is a result of a lower percentage of fully taxable income in 2000 as compared to 1999.

COMPARISON OF YEARS ENDED DECEMBER 31, 1999 AND 1998

    NET INCOME. The Company reported net income of $7.2 million, or $0.60 per diluted share, for the year ended December 31, 1999, an increase of 31.5% compared to net income for the year ended December 31, 1998 of $5.5 million, or $0.46 per diluted share. Not including non-recurring RINET acquisition expenses of $180,000, net of tax, and a one-time charge of $125,000 to reflect the cumulative effect of a change in accounting principle, the Company would have reported net income of $7.5 million, or $0.63 per diluted share, for the year ended December 31, 1999.

    NET INTEREST INCOME. For the year ended December 31, 1999, net interest income was $17.5 million, an increase of $3.4 million, or 23.9%, over the same period in 1998. This increase was primarily attributable to higher loan volumes. Average earning assets were $95.2 million, or 24.5% higher, and average interest-bearing liabilities were $82.1 million, or 24.2%, higher than the comparable period a year earlier. The net interest margin decreased 2 basis points, or 1.0%, from 3.78% in 1998 to 3.76% in 1999 due mainly to lower yields earned on the loan portfolio.

    INTEREST AND DIVIDEND INCOME. Total interest and dividend income was $34.9 million for 1999 compared to $29.3 million for 1998, an increase of $5.7 million, or 19.3%. Income on commercial loans was $15.1 million for 1999 compared to $13.1 million for 1998, an increase of $2.0 million, or 15.2%. Income from residential mortgage loans was $13.8 million compared to $10.7 million, an increase of $3.1 million, or 29.4%, and income from home equity and other loans was $1.8 million compared to $1.4 million, an increase of $439,000, or 31.4%, for the same periods, respectively. These increases in interest income are due to higher average balances, partially offset by lower yields. The average balances of commercial and residential mortgage loans during 1999 increased $29.8 million, or 21.3%, and $51.9 million, or 34.2%, respectively, compared to 1998. The average balance of home equity and other loans increased $6.0 million, or 35.1%. The yield on commercial loans decreased 47 basis points, or 5.0%, the yield on residential mortgage loans decreased 25 basis points, or 3.6%, and the yield on home equity loans decreased 22 basis points, or 2.7%, compared to the prior year.

    Interest and dividend income on cash and investments increased to $4.2 million during 1999 compared to $4.1 million during 1998. This increase in cash and investment income of $87,000, or 2.1%, was primarily attributable to a 9.5% increase in the average balance of interest-bearing cash and investments, partially offset by a 35 basis point, or 6.7% decrease in the yield earned.

    INTEREST EXPENSE. Interest paid on deposits and borrowings increased $2.3 million, or 15.0%, to $17.4 million for 1999, from $15.1 million for 1998. This increase in the Company's interest expense primarily reflects an increase in the average balance of interest-bearing liabilities of $82.1 million, or 24.2%, between the two periods. The overall cost of interest-bearing liabilities decreased 33 basis points, or 7.4%, compared to the prior year.

    PROVISION FOR LOAN LOSSES. The provision for loan losses was $1.0 million for both 1999 and 1998. Management evaluates several factors, including the risk characteristics of the loan portfolio, actual and estimated charge-offs, and new loan originations, when determining the provision for loan losses.

    FEES AND OTHER INCOME. Total fees and other income increased $5.1 million, or 25.5% to $25.0 million for 1999, from $19.9 million for 1998. Investment management and trust fees increased $2.8 million, or 18.6%, primarily as the result of a 28.9% increase in the Company's assets under management from $2.8 billion as of December 31, 1998 to $3.7 billion as of December 31, 1999. Financial planning fees increased $338,000, or 12.5% due to increased services provided as well as annual fee increases. Westfield earned performance fees and partnership income of $2.9 million in 1999 on the limited partnerships it manages, compared to $732,000 in 1998.

    Deposit account service charges increased $43,000, or 18.1%, to $280,000 for 1999 as a result of an increase in the number of deposit accounts and transactions. Gain on sale of loans decreased $156,000, or 51.5%, due to the fact that fewer loans were sold in the secondary market as a result of lower demand for fixed rate loans. Other fee income increased $30,000, or 5.5%, to $574,000 for 1999 due to an increase in non-amortized loan fees.

    OPERATING EXPENSE. Total operating expense for 1999 was $30.5 million compared to $24.7 million for 1998, an increase of $5.8 million, or 23.6%. This increase in total operating expense was primarily attributable to the Company's continued growth and expansion, non-recurring charges for RINET acquisition expenses, Year 2000 readiness expenses, and expanded image advertising. The Company has experienced a 23.9% increase in total assets, and an 8.7% increase in the number of employees from December 31, 1998 to December 31, 1999.

    Salaries and benefits, the largest component of operating expense, increased $3.2 million, or 18.2%, to $20.8 million for the year ended December 31, 1999, from $17.6 million for the corresponding period in 1998. This increase was primarily due to an 8.7% increase in the number of employees, salary increases, and increases in business driven variable compensation such as sales commissions and bonuses.

    Occupancy and equipment expense increased $660,000, or 28.1%, to $3.0 million for 1999, from $2.4 million in 1998. Of this increase $444,000, or 67.3% is primarily due to the Bank's expansion at its headquarters during 1999, and the opening of the Wellesley, Massachusetts banking office in April 1998. The remaining increase was mainly attributable to expenses related to the Company's continued investments in technology.

    Professional services, which include such expenses as legal and consulting fees, audit and compliance services and other fees paid to external service providers, increased $455,000, or 36.8% to $1.7 million for 1999. Of this increase, $141,000, or 31.0% is due to expenses incurred for the Year 2000 Readiness Program, and $100,000, or 22.0%, is due to expenses associated with establishing an ongoing tax saving strategy. The remaining increase is primarily due to legal and consulting expenses related to special projects during 1999.

    Marketing and business development expenses increased $562,000, or 57.1%, to $1.5 million for 1999. Of this increase, $456,000, or 81.1% is due to expanded image advertising designed to increase the visibility of the Company and its products and services. The remaining increase is a result of an increase in the number of employees and new business generating activities.

    Contract services and processing, which represent fees paid to outside service providers for data processing, custody, and systems, increased $391,000, or 57.2% to $1.1 million for 1999. Of this increase, approximately $100,000, or 25.6%, is due to an increase in custody expense for client assets under management at the Bank. The remaining increase is a result of an increase in volume related charges for data processing and service charges related to new products offered to the Bank's clients.

    In 1999, the Company incurred acquisition expenses of $225,000 related to the pooling acquisition of RINET. There were no such expenses in 1998. Other expenses include supplies, telephone, postage, publications and subscriptions, employee training, and other miscellaneous business expenses. These expenses have increased $386,000, or 24.8%, to $1.9 million for 1999 as a result of the Company's continued growth and expansion.

    INCOME TAX EXPENSE. The Company recorded income tax expense of $3.6 million in 1999 as compared to $2.9 million in 1998. The effective tax rate was 33.2% and 34.4% in 1999 and 1998, respectively. The decrease in the Company's effective tax rate is a result of a tax saving strategy implemented during 1999.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was updated by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." These Statements establish accounting and reporting standards for derivative instruments and hedging activities. They require that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. Under these Statements, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. The Company adopted these Statements on January 1, 2001 and they did not have a material impact on the Company's consolidated financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

    The Consolidated Financial Statements and related Notes thereto, presented in Part II, Item 8,--"Financial Statements and Supplementary Data", have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

    Unlike many industrial companies, substantially all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

RISK FACTORS AND FACTORS AFFECTING FORWARD-LOOKING STATEMENTS

    THIS ANNUAL REPORT, INCLUDING THE INFORMATION INCORPORATED HEREIN BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS SET FORTH IN THIS ANNUAL REPORT INCLUDING THE INFORMATION INCORPORATED HEREIN BY REFERENCE. FACTORS WHICH MAY CAUSE SUCH A MATERIAL DIFFERENCE INCLUDE THOSE SET FORTH BELOW. INVESTORS IN THE COMPANY'S COMMON STOCK SHOULD CAREFULLY CONSIDER THE DISCUSSION OF RISK FACTORS BELOW, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS ANNUAL REPORT.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN BANKING CUSTOMERS AT CURRENT LEVELS

    Competition in the local banking industry coupled with our relatively small size may limit the ability of the Bank to attract and retain banking customers. The Bank faces competition from the following:

    - other banking institutions (including larger Boston and suburban commercial banking organizations);

    - savings banks;

    - credit unions;

    - other financial institutions; and

    - non-bank financial service companies serving eastern Massachusetts and adjoining areas.

    In particular, the Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits and range and quality of services provided.

    Because the Bank maintains a smaller staff and has fewer financial and other resources than larger institutions with which it competes, it may be limited in its ability to attract customers. In addition, some of the Bank's current commercial banking customers may seek alternative banking sources as they develop needs for credit facilities larger than the Bank can accommodate.

    If the Bank is unable to attract and retain banking customers, it may be unable to continue its loan growth and its results of operations and financial condition may otherwise be negatively impacted. In as much as the Bank is our sole banking subsidiary, its financial performance is very significant to our overall results of operations and financial condition. Also see Part I, Item 1, "Business--Competition" for further information.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN INVESTMENT MANAGEMENT CLIENTS AT
  CURRENT LEVELS

    Due to the intense local competition and our relatively short history and limited record of performance in the investment management business, the Bank and our investment management subsidiaries, Westfield, Sand Hill and RINET, may not be able to attract and retain investment management clients at current levels.

    In the investment management industry, we compete primarily with the following:

    - commercial banks and trust companies;

    - mutual fund companies;

    - investment advisory firms;

    - stock brokerage firms;

    - law firms; and

    - other financial services companies.

    Competition is especially keen in our geographic market area, because there are numerous well-established and successful investment management firms in Boston and in Northern California. Many of our competitors have greater resources than we have.

    Our ability to successfully attract and retain investment management clients is dependent upon the ability of each to compete with its competitors' investment products, level of investment performance, client services and marketing and distribution capabilities. If we are not successful, our results from operations and financial position may be negatively impacted.

    In addition, our ability to retain investment management clients may be impaired by the fact that our investment management contracts are typically short-term in nature. Approximately 47% of our revenues are derived from investment management contracts which are typically terminable upon less than 30 days' notice. Most of our clients may withdraw funds from accounts under management generally in their sole discretion.

    Moreover, Westfield receives performance-based fees resulting from its status as general partner or investment manager of seven limited partnership investment funds. The amount of these fees is impacted directly by the investment performance of Westfield. As a result, the future revenues from such fees may fluctuate and may be affected by conditions in the capital markets and other general economic conditions. Westfield and Sand Hill are our major investment management subsidiaries, and their financial performance is a significant factor in our overall results of operations and financial condition. Also see Part I, Item 1, "Business--Competition" for further information.

DEFAULTS IN THE REPAYMENT OF LOANS MAY NEGATIVELY IMPACT OUR BUSINESS

    Defaults in the repayment of loans by the Bank's customers may negatively impact its business. A borrower's default on its obligations under one or more of the Bank's loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan.

    In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, the Bank may have to write-off the loan in whole or in part. In such situations, the Bank may acquire any real estate or other assets, if any, which secure the loan through foreclosure or other similar available remedies. In such cases, the amount owed under the defaulted loan often exceeds the value of the assets acquired.

    The Bank's management periodically makes a determination of an allowance for loan losses based on available information, including the quality of its loan portfolio, certain economic conditions, the value of the underlying collateral and the level of its non-accruing loans. Provisions to this allowance result in an expense for the period. If, as a result of general economic conditions or an increase in defaulted loans, management determines that additional increases in the allowance for loan losses are necessary, the Bank will incur additional expenses.

    In addition, bank regulatory agencies periodically review the Bank's allowance for loan losses and the values it attributes to real estate acquired through foreclosure or other similar remedies. Such regulatory agencies may require the Bank to adjust its determination of the value for these items. These adjustments could negatively impact the Bank's results of operations or financial position.

A DOWNTURN IN THE LOCAL ECONOMY OR REAL ESTATE MARKET COULD NEGATIVELY IMPACT OUR BANKING BUSINESS

    A downturn in the local economy or real estate market could negatively impact our banking business. Because the Bank serves primarily individuals and smaller businesses located in eastern Massachusetts and adjoining areas, with a particular concentration in the Greater Boston Metropolitan Area, the ability of the Bank's customers to repay their loans is impacted by the economic conditions in these areas. The Bank's commercial loans are generally concentrated in the following customer groups:

    - real estate developers and investors;

    - financial service providers;

    - technology companies;

    - manufacturing and communications companies;

    - professional service providers;

    - general commercial and industrial companies; and

    - individuals.

    The Bank's commercial loans, with limited exceptions, are secured by either real estate (usually, income producing residential and commercial properties), marketable securities or corporate assets (usually, accounts receivable, equipment or inventory). Substantially all of the Bank's residential mortgage and home equity loans are secured by residential property in eastern Massachusetts. As a result, conditions in the real estate market specifically, and the Massachusetts economy generally, can materially impact the ability of the Bank's borrowers to repay their loans and affect the value of the collateral securing these loans.

FLUCTUATIONS IN INTEREST RATES MAY NEGATIVELY IMPACT OUR BANKING BUSINESS

    Fluctuations in interest rates may negatively impact the business of the Bank. The Bank's main source of income from operations is net interest income, which is equal to the difference between the interest income received on interest-bearing assets (usually, loans and investment securities) and the interest expense incurred in connection with interest-bearing liabilities (usually, deposits and borrowings). The Bank's net interest income can be affected significantly by changes in market interest rates. In particular, changes in relative interest rates may reduce the Bank's net interest income as the difference between interest income and interest expense decreases. As a result, the Bank has adopted asset and liability management policies to minimize the potential adverse effects of changes in interest rates on net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, we cannot assure you that a decrease in interest rates will not negatively impact the Bank's results from operations or financial position.

    An increase in interest rates could also have a negative impact on the Bank's results of operations by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to the Bank's allowance for loan losses.

OUR COST OF FUNDS FOR BANKING OPERATIONS MAY INCREASE AS A RESULT OF GENERAL ECONOMIC CONDITIONS, INTEREST RATES AND COMPETITIVE PRESSURES

    Our cost of funds for banking operations may increase as a result of general economic conditions, interest rates and competitive pressures. The Bank has traditionally obtained funds principally through deposits and through borrowings. As a general matter, deposits are a cheaper source of funds than borrowings, because interest rates paid for deposits are typically less than interest rates charged for borrowings. Historically and in comparison to commercial banking averages, the Bank has had a higher percentage of its time deposits in denominations of $100,000 or more. Within the banking industry, the amounts of such deposits are generally considered more likely to fluctuate than deposits of smaller denominations. If as a result of general economic conditions, market interest rates, competitive pressures or otherwise, the value of deposits at the Bank decreases relative to its overall banking operations, the Bank may have to rely more heavily on borrowings as a source of funds in the future.

OUR INVESTMENT MANAGEMENT BUSINESS MAY BE NEGATIVELY IMPACTED BY CHANGES IN ECONOMIC AND MARKET CONDITIONS

    Our investment management business may be negatively impacted by changes in general economic and market conditions because the performance of such business is directly affected by conditions in the financial and securities markets.

    The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile (meaning that performance results can vary greatly within short periods of time) and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond our control. We cannot assure you that broad market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in our performance and may adversely affect the assets which we manage.

    In addition, Westfield's and Sand Hill's management contracts generally provide for fees payable for investment management services based on the market value of assets under management, although a portion of Westfield's contracts also provide for the payment of fees based on investment performance. Because most contracts provide for a fee based on market values of securities, fluctuations in securities prices may have a material adverse effect on our results of operations and financial condition.

OUR INVESTMENT MANAGEMENT BUSINESS IS HIGHLY REGULATED

    Our investment management business is highly regulated, primarily at the federal level. The failure of any of our subsidiaries that provide investment management services to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions, including revocation of such subsidiary's registration as an investment adviser.

    Specifically, four of our subsidiaries, including Westfield, Sand Hill and RINET, are registered investment advisers under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational and disclosure obligations. These subsidiaries, as investment advisers, are also subject to regulation under the federal and state securities laws and the fiduciary laws of certain states. In addition, Westfield acts as a sub-adviser to a mutual fund which is registered under the 1940 Act and is subject to that act's provisions and regulations.

    We are also subject to the provisions and regulations of ERISA to the extent we act as a "fiduciary" under ERISA with respect to certain of our clients. ERISA and the applicable provisions of the federal tax laws, impose a number of duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a client of ours, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

    In addition, applicable law provides that all investment contracts with mutual fund clients may be terminated by the clients, without penalty, upon no later than 60 days' notice. Investment contracts with institutional and other clients are typically terminable by the client, also without penalty, upon 30 days' notice.

    Boston Private Financial Holdings itself does not manage investments for clients, does not provide any investment management services and, therefore, is not a registered investment adviser. The Bank is exempt from the regulatory requirements of the Investment Advisors Act, but is subject to extensive regulation by the FDIC and the Commissioner of Banks of The Commonwealth of Massachusetts.

OUR BANKING BUSINESS IS HIGHLY REGULATED

    Bank holding companies and state chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. Boston Private Financial Holdings is subject to the BHCA, and to regulation and supervision by the Federal Reserve Board. The Bank, as a Massachusetts chartered trust company the deposits of which are insured by the FDIC, is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC.

    Federal and state laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The FDIC and the Massachusetts Commissioner of Banks possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve Board possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which Boston Private Financial Holdings and the Bank may conduct business and obtain financing.

    Furthermore, our banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates the Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions generally including the Bank.

TO THE EXTENT THAT WE ACQUIRE OTHER COMPANIES IN THE FUTURE, OUR BUSINESS MAY BE NEGATIVELY IMPACTED BY CERTAIN RISKS INHERENT WITH SUCH ACQUISITIONS

    Although we do not have an aggressive acquisition strategy, we have in the past considered, and will in the future continue to consider, the acquisition of other banking and investment management companies. To the extent that we acquire other companies in the future, our business may be negatively impacted by certain risks inherent with such acquisitions.

    These risks include the following:

    - the risk that the acquired business will not perform in accordance with management's expectations;

    - the risk that difficulties will arise in connection with the integration of the operations of the acquired business with the operations of our banking or investment management businesses;

    - the risk that management will divert its attention from other aspects of our business;

    - the risk that we may lose key employees of the acquired business; and

    - the risks associated with entering into geographic and product markets in which we have limited or no direct prior experience.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY NEGATIVELY AFFECT THE MARKET VALUE OF OUR COMMON STOCK AND COULD IMPACT OUR ABILITY TO OBTAIN ADDITIONAL EQUITY FINANCING

    On February 4, 2000, the Commission declared a registration statement on Form S-3 effective, pursuant to which 3,094,589 shares of common stock of the Company were registered to enable the holders to publicly sell shares which would otherwise be ineligible for sale in the public market. The registration of these shares discharged our obligations under the terms of registration rights agreements with the former stockholders of Westfield and RINET. Similar obligations under registration rights exist with respect to former shareholders of Sand Hill and are expected to exist with respect to shareholders of E.R. Taylor Investments, which the company agreed to merge with on January 8, 2001 (see Note 22 to the Company's Consolidated Financial Statements). The sale of a substantial number of shares of common stock into the public market, or the availability of these shares for future sale, could adversely affect the market price for our common stock and could impair the our ability to obtain additional capital in the future through an offering of equity securities should we desire to do so.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE SENSITIVITY AND MARKET RISK

    Management considers interest rate risk to be a significant market risk for the Company. Interest rate risk is the exposure to adverse changes in the net income of the Company as a result of changes in interest rates. Consistency in the Company's earnings is related to the effective management of interest rate sensitive assets and liabilities, and on the degree of fluctuation of investment management fee income due to changes in interest rates.

    Fee income from investment management and trust services is not directly dependent on market interest rates and may provide the Company a relatively stable source of income in varying market interest rate environments. However, this fee income is generally based upon the value of assets under management and, therefore, can be significantly affected by changes in the values of equities and bonds. Furthermore, performance fees and partnership income earned by Westfield as manager of limited partnerships are directly dependent upon short-term investment performance that can fluctuate significantly with changes in the capital markets.

    The principal objective of the Bank's asset and liability management is to maximize profit potential while minimizing the vulnerability of its operations to changes in interest rates by means of managing the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates. The Bank's actions in this regard are taken under the guidance of its Asset/Liability Committee ("ALCO"), which is comprised of members of senior management. This committee is actively involved in formulating the economic assumptions that the Bank uses in its financial planning and budgeting process and establishes policies which control and monitor the sources, uses and pricing of funds. The Bank evaluates hedging techniques to reduce interest rate risk where possible.

    The ALCO uses both interest rate "gap" sensitivity and simulation analysis to measure inherent risk in the bank's balance sheet at a specific point in time. The simulations look forward at one and two year increments with instantaneous and sustained interest rate shocks of up to 200 basis points, and take into account the repricing, maturity, and prepayment characteristics of individual products and investments. The simulation results are reviewed to determine whether the exposure to net interest income and to the fair value of the available for sale investment portfolio is within the guidelines which are set and monitored at both the ALCO and Board levels. The ALCO committee reviews the results with regard to the established tolerance levels and recommends appropriate strategies to manage this exposure. As of December 31, 2000, net interest income simulation and fair market value simulation indicated that the Bank's exposure to changing interest rates was within the established tolerance levels. While the ALCO reviews simulation assumptions to ensure that they reflect historical experience, it should be noted that income simulation may not always prove to be an accurate indicator of interest rate risk because the actual repricing, maturity, and prepayment characteristics of individual products may differ from the estimates used in the simulations. The following table presents the impact of instantaneous and sustained interest rate shocks on pro forma net interest income over a twelve month period:

                                                     TWELVE MONTHS BEGINNING 1/1/01
                                                    --------------------------------
                                                     DOLLAR                 PERCENT
                                                     CHANGE                  CHANGE
                                                    --------                --------
                                                         (DOLLARS IN THOUSANDS)
Up 200 basis point shock..........................   $(514)                   (1.50%)
Down 200 basis point shock........................     374                     1.09%

    The Bank also uses interest rate sensitivity "gap" analysis to provide a general overview of the Bank's interest rate risk profile. The effect of interest rate changes on the assets and liabilities of a financial institution may be analyzed by examining the extent to which such assets and liabilities are

"interest rate sensitive" and by monitoring an institution's interest rate sensitivity gap. An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income while a negative gap would tend to affect net interest income adversely.

    The Bank has historically sought to maintain a relatively narrow gap position and has, in some instances, foregone investment in higher yielding assets when such investment, in management's opinion, exposed the Bank to undue interest rate risk. However, the Bank does not attempt to perfectly match interest rate sensitive assets and liabilities and will indeed selectively mismatch its assets and liabilities to a controlled degree when it considers it both appropriate and prudent to do so. There are a number of relevant time periods in which to measure the gap position, such as at the 30, 60, 90, or 180 day points in the maturity schedule. Management monitors the Bank's gap position at each of these maturity points, and also tends to focus closely on the gap at the one year point in making funding decisions, such as with respect to the Bank's adjustable rate mortgage loan portfolio. Assumptions based on the historical behavior of deposit rates and balances in relation to changes in interest rates are also incorporated into the repricing schedule. These assumptions are inherently uncertain and, as a result, the repricing schedule cannot precisely measure net interest income or predict the impact of fluctuations in interest rates on net interest income.

    The repricing schedule for the Bank's interest-earning assets and interest-bearing liabilities is also measured on a cumulative basis. The simulation analysis is based on actual cash flows and repricing characteristics, and incorporates market-based assumptions regarding the impact of changing interest rates on the prepayment speeds of certain assets and liabilities. The model also includes senior management projections for activity levels in product lines offered by the Bank. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies.

    The following table presents the repricing schedule for the Company's interest-earning assets and interest-bearing liabilities at December 31, 2000:

                                                     OVER
                                        WITHIN       THREE     OVER SIX     OVER ONE
                                         THREE      TO SIX     TO TWELVE    YEAR TO     OVER FIVE
                                        MONTHS      MONTHS      MONTHS     FIVE YEARS     YEARS      TOTAL
                                       ---------   ---------   ---------   ----------   ---------   --------
                                                              (DOLLARS IN THOUSANDS)
Interest earning assets (1):
  Cash and due from banks............  $   4,235   $      --   $      --    $     --    $     --    $  4,235
  Federal funds sold.................     10,000          --          --          --          --      10,000
  Investment securities..............     13,449       5,208      18,133      96,592      41,503     174,885
  Mortgage-backed securities.........        347       2,114         195         618          (7)      3,267
  FHLB stock.........................      4,830          --          --          --          --       4,830
  Loans-fixed rate...................     10,816       9,427      13,282      75,979      19,210     128,714
  Loans-variable rate................    217,026      27,879      70,976     190,044      10,434     516,359
                                       ---------   ---------   ---------    --------    --------    --------
    Total interest earning assets....    260,703      44,628     102,586     363,233      71,140     842,290
                                       ---------   ---------   ---------    --------    --------    --------
Interest bearing liabilities (2):
  Savings and NOW accounts (3).......     13,100      13,116          --          --      66,649      92,865
  Money market accounts..............    287,721      40,557          --          --      19,363     347,641
  Time certificates under $100,000...     12,303       3,802       4,646         898         105      21,754
  Time certificates $100,000 or
    more.............................     54,928       7,046      12,188      16,779          --      90,941
  Reverse repurchase agreements......     49,706          --          --          --          --      49,706
  Borrowings.........................      5,069       2,071      45,145      30,769       7,118      90,172
                                       ---------   ---------   ---------    --------    --------    --------
    Total interest bearing
      liabilities....................    422,827      66,592      61,979      48,446      93,235     693,079
                                       ---------   ---------   ---------    --------    --------    --------
    Net interest sensitivity gap
      during the period..............  $(162,124)  $ (21,964)  $  40,607    $314,787    $(22,095)   $149,211
                                       =========   =========   =========    ========    ========    ========
    Cumulative gap...................  $(162,124)  $(184,088)  $(143,481)   $171,306    $149,211
                                       =========   =========   =========    ========    ========
Interest-sensitive assets as a
  percent of interest-sensitive
  liabilities
  (cumulative).......................      61.66%      62.39%      73.98%     128.56%     121.53%
Cumulative gap as a percent of total
  assets.............................     (17.59%)    (19.98%)    (15.57%)     18.59%      16.19%

------------------------

(1) Adjustable and floating-rate assets are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans are included in the periods in which they are scheduled to mature.

(2) Does not include $111.8 million of demand accounts because they are non-interest bearing.

(3) While Savings and NOW accounts can be withdrawn any time, management believes they have characteristics that make their effective maturity longer.

    The preceding table does not necessarily indicate the impact of general interest rate movements on the Bank's net interest income because the repricing of various assets and liabilities is discretionary and is subject to competitive and other factors. As a result, assets and liabilities indicated as repricing within the same period may in fact reprice at different times and at different rates.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Boston Private Financial Holdings, Inc.:

    We have audited the accompanying consolidated balance sheets of Boston Private Financial Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Private Financial Holdings, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

Boston, Massachusetts
January 12, 2001

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                        DECEMBER 31,
                                                              ---------------------------------
                                                                   2000              1999
                                                              ---------------   ---------------
                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS:
  Cash and due from banks...................................      $ 46,851          $ 11,190
  Federal funds sold........................................        10,000                --
  Investment securities available for sale (amortized cost
    of $173,265 and $75,424, respectively, Notes 5, 11 and
    12).....................................................       174,885            73,605
  Mortgage-backed securities available for sale (amortized
    cost of $3,274 and $5,627, respectively, Notes 6 and
    11).....................................................         3,267             5,510
  Loans receivable (Notes 7 and 11):
    Commercial..............................................       271,784           190,817
    Residential mortgage....................................       345,643           234,185
    Home equity.............................................        27,128            25,039
    Other...................................................           518               347
                                                                  --------          --------
      Total loans...........................................       645,073           450,388
    Less allowance for loan losses (Note 8).................        (7,342)           (5,336)
                                                                  --------          --------
      Net loans.............................................       637,731           445,052
  Stock in the Federal Home Loan Bank of Boston (Note 11)...         4,830             4,830
  Premises and equipment, net (Note 9)......................         6,415             4,739
  Excess of cost over net assets acquired, net..............        18,006             3,015
  Fees receivable...........................................         6,740             6,320
  Accrued interest receivable...............................         6,305             3,597
  Other assets..............................................         6,480             9,515
                                                                  --------          --------
    Total assets............................................      $921,510          $567,373
                                                                  ========          ========

LIABILITIES:
  Deposits (Note 10)........................................      $665,047          $420,535
  FHLB borrowings (Note 11).................................        90,172            80,672
  Securities sold under agreements to repurchase (Note
    12).....................................................        49,706            16,551
  Accrued interest payable..................................         1,998             1,281
  Other liabilities.........................................        16,112             9,189
                                                                  --------          --------
    Total liabilities.......................................       823,035           528,228
                                                                  --------          --------
Commitments and contingencies (Notes 9, 16, 19 and 20)

STOCKHOLDERS' EQUITY (NOTES 3, 14 AND 19):
  Common stock, $1.00 par value per share; authorized:
    30,000,000 shares issued: 15,580,905 shares in 2000 and
    11,616,070 shares in 1999...............................        15,581            11,616
  Additional paid-in capital................................        57,053            12,341
  Retained earnings.........................................        24,955            16,747
  Stock subscriptions receivable............................          (146)             (320)
  Accumulated other comprehensive income (loss).............         1,032            (1,239)
                                                                  --------          --------
    Total stockholders' equity..............................        98,475            39,145
                                                                  --------          --------
    Total liabilities and stockholders' equity..............      $921,510          $567,373
                                                                  ========          ========

          See accompanying notes to consolidated financial statements.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                 2000         1999         1998
                                                              ----------   ----------   ----------
                                                               (IN THOUSANDS, EXCEPT SHARE DATA)
Interest and dividend income:
  Loans.....................................................  $   43,167   $   30,714   $   25,144
  Taxable investment securities.............................       3,489        1,575        1,454
  Non-taxable investment securities.........................       2,080        1,262        1,043
  Mortgage-backed securities................................         251          451          896
  FHLB stock dividends......................................         367          318          257
  Federal funds sold and other..............................       2,853          622          491
                                                              ----------   ----------   ----------
    Total interest and dividend income......................      52,207       34,942       29,285
                                                              ----------   ----------   ----------
Interest expense:
  Deposits..................................................      20,321       12,213       10,307
  FHLB borrowings...........................................       4,655        4,532        4,439
  Securities sold under agreements to repurchase............       1,410          529          181
  Federal funds purchased and other.........................          77          133          210
                                                              ----------   ----------   ----------
    Total interest expense..................................      26,463       17,407       15,137
                                                              ----------   ----------   ----------
    Net interest income.....................................      25,744       17,535       14,148
  Provision for loan losses (Note 8)........................       1,900          999        1,004
                                                              ----------   ----------   ----------
    Net interest income after provision for loan losses.....      23,844       16,536       13,144
                                                              ----------   ----------   ----------
Fees and other income:
  Investment management and trust fees......................      26,784       17,982       15,156
  Financial planning fees...................................       3,544        3,034        2,696
  Equity in earnings of partnerships........................        (378)       2,895          732
  Deposit account service charges...........................         298          280          237
  Gain on sale of loans, net................................         118          147          303
  Gain on sale of investment securities, net (Note 5).......          27           48          218
  Other.....................................................         843          574          544
                                                              ----------   ----------   ----------
    Total fees and other income.............................      31,236       24,960       19,886
                                                              ----------   ----------   ----------
Operating expense:
  Salaries and employee benefits (Note 14)..................      27,456       20,758       17,561
  Occupancy and equipment (Note 9)..........................       4,619        3,010        2,350
  Professional services.....................................       2,253        1,690        1,235
  Marketing and business development........................       2,137        1,547          985
  Contract services and processing..........................       1,234        1,075          684
  Amortization of intangibles (Note 2)......................         632          284          322
  Merger expenses...........................................          --          225           --
  Other (Note 15)...........................................       2,622        1,943        1,557
                                                              ----------   ----------   ----------
    Total operating expense.................................      40,953       30,532       24,694
                                                              ----------   ----------   ----------
    Income before income taxes..............................      14,127       10,964        8,336
  Income tax expense (Note 13)..............................       4,399        3,643        2,865
                                                              ----------   ----------   ----------
    Income before cumulative effect of a change in
      accounting principle..................................       9,728        7,321        5,471
  Cumulative effect of a change in accounting principle, net
    of tax (Note 2).........................................          --          125           --
                                                              ----------   ----------   ----------
    Net income..............................................  $    9,728   $    7,196   $    5,471
                                                              ==========   ==========   ==========
Per share data (Note 2):
  Basic earnings per share:
    Income before cumulative effect of change in accounting
      principle.............................................  $     0.76   $     0.63   $     0.48
    Cumulative effect of change in accounting principle.....  $     0.00   $    (0.01)  $     0.00
                                                              ----------   ----------   ----------
    Net Income..............................................  $     0.76   $     0.62   $     0.48
                                                              ==========   ==========   ==========
  Diluted earnings per share:
    Income before cumulative effect of change in accounting
      principle.............................................  $     0.73   $     0.61   $     0.46
    Cumulative effect of change in accounting principle.....  $     0.00   $    (0.01)  $     0.00
                                                              ----------   ----------   ----------
    Net Income..............................................  $     0.73   $     0.60   $     0.46
                                                              ==========   ==========   ==========
  Average basic common shares outstanding...................  12,734,119   11,590,757   11,483,814
                                                              ==========   ==========   ==========
  Average diluted common shares outstanding.................  13,322,878   11,910,444   11,888,357
                                                              ==========   ==========   ==========

          See accompanying notes to consolidated financial statements.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                            ACCUMULATED
                                                   ADDITIONAL                  STOCK           OTHER
                                         COMMON     PAID-IN     RETAINED   SUBSCRIPTIONS   COMPREHENSIVE
                                         STOCK      CAPITAL     EARNINGS    RECEIVABLE     INCOME (LOSS)    TOTAL
                                        --------   ----------   --------   -------------   -------------   --------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1997..........  $11,407      $11,391    $ 4,141        $(669)         $    23      $26,293
  Net income..........................       --           --      5,471           --               --        5,471
  Other comprehensive income, net:
    Change in unrealized gain (loss)
      on Securities available for
      sale, net.......................       --           --         --           --               89           89
                                                                                                           -------
      Total comprehensive income,
        net...........................                                                                       5,560
  Proceeds from issuance of 56,469
    shares of common stock............       56          453         --           --               --          509
  Stock options exercised.............       50           88         --           --               --          138
  Stock subscription payments.........       --           --         --          174               --          174
  S-corporation dividends paid........       --           --        (61)          --               --          (61)
                                        -------      -------    -------        -----          -------      -------
Balance at December 31, 1998..........   11,513       11,932      9,551         (495)             112       32,613
  Net income..........................       --           --      7,196           --               --        7,196
  Other comprehensive income, net:
    Change in unrealized gain (loss)
      on Securities available for
      sale, net.......................       --           --         --           --           (1,351)      (1,351)
                                                                                                           -------
      Total comprehensive income,
        net...........................                                                                       5,845
  Proceeds from issuance of 44,579
    shares of common stock............       45          308         --           --               --          353
  Stock options exercised.............       58          101         --           --               --          159
  Stock subscription payments.........       --           --         --          175               --          175
                                        -------      -------    -------        -----          -------      -------
Balance at December 31, 1999..........   11,616       12,341     16,747         (320)          (1,239)      39,145
  Net income..........................       --           --      9,728           --               --        9,728
  Other comprehensive income, net:
    Change in unrealized gain (loss)
      on Securities available for
      sale, net.......................       --           --         --           --            2,271        2,271
                                                                                                           -------
      Total comprehensive income,
        net...........................                                                                      11,999
  Dividends paid to shareholders......       --           --     (1,520)          --               --       (1,520)
  Proceeds from issuance of 3,788,389
    shares of common stock............    3,788       44,163         --           --               --       47,951
  Stock options exercised.............      177          549         --           --               --          726
Stock subscription payments...........       --           --         --          174               --          174
                                        -------      -------    -------        -----          -------      -------
Balance at December 31, 2000..........  $15,581      $57,053    $24,955        $(146)         $ 1,032      $98,475
                                        =======      =======    =======        =====          =======      =======

          See accompanying notes to consolidated financial statements.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   --------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   9,728   $   7,196   $  5,471
  Adjustments to reconcile net income to net cash from
    operating activities:
    Depreciation and amortization...........................      1,085       1,447      1,142
    Gain on sale of securities..............................        (27)        (48)      (218)
    Gain on sale of loans...................................       (118)       (147)      (303)
    Distributed (undistributed) earnings of partnership
      investments...........................................      2,421        (990)    (1,793)
    Provision for loan losses...............................      1,900         999      1,004
    Loans originated for sale...............................     (6,555)    (22,583)   (23,709)
    Proceeds from sale of loans.............................      6,673      22,730     24,012
    (Increase) decrease in
      Fees receivable.......................................       (420)     (2,706)      (521)
      Accrued interest receivable...........................     (2,708)     (1,192)      (236)
      Other assets..........................................       (163)     (2,426)      (998)
    Increase (decrease) in
      Accrued interest payable..............................        717         630         42
      Other liabilities.....................................      3,039       2,097      2,468
                                                              ---------   ---------   --------
        Net cash provided by operating activities...........     15,572       5,007      6,361
                                                              ---------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in federal funds sold.............    (10,000)     11,000     (9,800)
  Investment securities available for sale:
    Purchases...............................................   (144,167)    (70,150)   (85,661)
    Sales...................................................      2,027       7,300     58,378
    Maturities..............................................     44,745      41,007     14,730
  Investment securities held to maturity:
    Purchases...............................................         --          --       (874)
    Sales...................................................         --          --        794
    Maturities..............................................         --          --      4,900
  Mortgage-backed securities available for sale:
    Principal payments......................................      2,331       2,830      1,216
    Sales...................................................         --       3,387         --
  Mortgage-backed securities held to maturity:
    Principal payments......................................         --          --      5,034
  Purchase of FHLB stock....................................         --        (112)    (1,207)
  Net increase in loans.....................................   (194,320)   (101,197)   (72,260)
  Recoveries on loans previously charged-off................        125          86        122
  Sales of other real estate owned..........................         --          --        124
  Capital expenditures, net of sale proceeds................     (2,911)     (1,903)    (1,487)
  Acquisition of investment management business.............     (9,268)         --         --
                                                              ---------   ---------   --------
      Net cash used in investing activities.................   (311,438)   (107,752)   (85,991)
                                                              ---------   ---------   --------
                                                                                   (Continued)

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                2000        1999        1998
                                                              ---------   ---------   --------
                                                                       (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits..................................  $ 244,512   $  85,683   $ 76,551
  Net increase (decrease) in repurchase agreements..........     33,155      10,310        875
  Net increase (decrease) in federal funds purchased........         --          --    (13,255)
  Net increase (decrease) in other short-term debt..........         --         (37)      (833)
  Proceeds from FHLB borrowings.............................     28,000     116,770     48,011
  Repayments of FHLB borrowings.............................    (18,500)   (112,427)   (31,908)
  Dividend paid to stockholders.............................     (1,520)         --         --
  S-corporation dividends paid..............................         --          --        (61)
  Proceeds from stock subscriptions receivable..............        174         175        174
  Proceeds from issuance of common stock, net...............     45,706         512        647
                                                              ---------   ---------   --------
      Net cash provided by financing activities.............    331,527     100,986     80,201
                                                              ---------   ---------   --------
Net increase (decrease) in cash and due from banks..........     35,661      (1,759)       571
Cash and due from banks at beginning of year................     11,190      12,949     12,378
                                                              ---------   ---------   --------
Cash and due from banks at end of year......................  $  46,851   $  11,190   $ 12,949
                                                              =========   =========   ========

SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
Cash paid for interest......................................  $  25,746   $  16,777   $ 15,455
Cash paid for income taxes..................................      4,841       3,460      3,859
Transfers to other real estate owned........................         --          --         42
Change in unrealized gain (loss) on securities available for
  sale, net of estimated income taxes.......................      2,271      (1,351)        89
Transfer of investments to investment securities available
  for sale..................................................         --          --     17,865

The Company purchased all of the assets of Sand Hill
  Advisors for $16.5 million. In conjunction with the
  acquisition, liabilities were assumed as follows:
  Fair value of assets acquired.............................  $  16,124   $      --   $     --
  Less: liabilities assumed.................................      3,884          --         --
                                                              ---------   ---------   --------
  Cash and stock paid at close..............................  $  12,240   $      --   $     --
                                                              =========   =========   ========

          See accompanying notes to consolidated financial statements.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

(1)  ORGANIZATION

    Boston Private Financial Holdings, Inc. (the "Company") is a holding company which owns all of the issued and outstanding shares of common stock of Boston Private Bank & Trust Company (the "Bank"), a Massachusetts chartered trust company; Westfield Capital Management Company, Inc. ("Westfield") and Sand Hill Advisors, Inc. ("Sand Hill"), registered investment advisors; and RINET Company, Inc. ("RINET"), a financial planning firm.

    During 1997, the Company merged with Westfield, a Massachusetts corporation engaged in providing a range of investment management services to individual and institutional clients. During October 1999, the Company merged with RINET, a Massachusetts corporation engaged in providing financial planning and asset allocation services to high net worth individuals and families, in exchange for 765,697 newly issued shares of the Company's common stock. Both of these mergers were accounted for as "pooling of interests". Accordingly, the results of operations of the Company reflect the financial position and results of operations including Westfield and RINET on a consolidated basis for all periods presented.

    On August 31, 2000, the Company acquired Sand Hill Advisors, Inc. ("Sand Hill"), an investment advisory firm servicing the wealth management market, primarily in Northern California. The estimated purchase price at closing was $16.5 million, with 70% paid at close, and the remainder to be paid in four annual payments contingent upon performance using a combination of approximately 73% cash and 27% common stock for each payment. At closing, the Company issued 258,395 shares of its common stock in connection with the transaction. This acquisition was accounted for as a "purchase of assets". Accordingly, the results of operations of the Company reflect the Company's financial position and the results of operations including Sand Hill on a consolidated basis since the date of the acquisition. The Company conducts substantially all of its business through its wholly-owned subsidiaries, the Bank, Westfield, Sand Hill, and RINET.

    The Bank pursues a "private banking" business strategy and is principally engaged in providing banking, investment and fiduciary products to high net worth individuals, their families and businesses in the greater Boston area and New England and, to a lesser extent, Europe and Latin America. The Bank offers its clients a broad range of basic deposit services, including checking and savings accounts, with automated teller machine access, and cash management services through sweep accounts and repurchase agreements. The Bank also offers commercial, residential mortgage, home equity and consumer loans. In addition, it provides investment advisory and asset management services, securities custody and safekeeping services, trust and estate administration and IRA and Keogh accounts.

    Westfield serves the investment management needs of high net worth individuals and institutions with endowments or retirement plans in the greater Boston area, New England, and other areas of the U.S. Westfield specializes in separately managed growth equity portfolios, and also acts as the investment manager of seven limited partnerships. Its investment services include a particular focus on identifying and managing small and mid cap equity positions as well as balanced growth accounts.

    Sand Hill provides investment management services to high net worth individuals primarily in Silicon Valley and Northern California. Sand Hill specializes in balanced portfolios with an equity discipline, and also uses its expertise to plan and execute diversification programs for concentrated stock positions.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    RINET provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families in the greater Boston area, New England, and other areas of the U.S. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and to prevailing industry practices. The following is a summary of the significant accounting and reporting policies used by management in preparing and presenting the consolidated financial statements.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, the Bank, Westfield, Sand Hill, and RINET. The Bank's consolidated financial statements include the accounts of its wholly-owned subsidiaries, BPB Securities Corporation, Boston Private Preferred Capital Corporation, and Boston Private Asset Management Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

    In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Material estimates related to the determination of the allowance for loan losses are particularly susceptible to change. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year's presentation.

STATEMENT OF CASH FLOWS

    For purposes of reporting cash flows, the Company considers cash and due from banks to be cash equivalents. Cash flows relating to short term investments with original maturities of less than 90 days, loans, and deposits are presented net in the statements of cash flows.

CASH AND DUE FROM BANKS

    The Bank is required to maintain average reserve balances in a non-interest bearing account with the Federal Reserve Bank based upon a percentage of certain deposits. As of December 31, 2000, the daily amount required to be held was $15.2 million.

INVESTMENT AND MORTGAGE-BACKED SECURITIES

    Investment and mortgage-backed securities are classified as held to maturity, available for sale, or trading. Securities classified as held to maturity are carried at amortized cost only if the Company has a positive intent and the ability to hold these securities to maturity. Securities classified as trading are carried at fair value, with unrealized gains and losses included in earnings, if they are bought and held principally for the purpose of selling in the near term. Securities not classified as either held to

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) maturity or trading are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income, net of estimated income taxes. All of the Company's investment and mortgage-backed securities were classified as available for sale as of December 31, 2000.

    Premiums and discounts on investment and mortgage-backed securities are amortized or accreted into income by a method that approximates the level-yield method. Actual prepayment experience is reviewed periodically and the timing of the accretion and amortization is adjusted accordingly. If a decline in fair value below the amortized cost basis of an investment or mortgage-backed security is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of the write down is included as a charge against gain on sale of investment and mortgage-backed securities. Gains and losses on the sale of investment and mortgage-backed securities are recognized at the time of sale on a specific identification basis.

LOANS

    Impaired loans are loans for which it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreements. Impaired loans are accounted for at the present value of the expected future cash flows discounted at the loan's effective interest rate, except those loans that are accounted for at fair value or at the lower of cost or fair value. Accrual of interest income is discontinued and all interest previously accrued but not collected is reversed against current period income when a loan is classified as impaired. Interest received on impaired loans is either applied against principal or reported as income according to management's judgment as to the collectibility of principal. At December 31, 2000 and 1999, the amounts of impaired loans were immaterial.

    Loans on which the accrual of interest has been discontinued are designated nonaccrual loans. Accrual of interest income on loans is discontinued when concern exists as to the collectibility of principal or interest. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Loans are removed from nonaccrual status when they become less than ninety days past due and when concern no longer exists as to the collectibility of principal or interest. Interest received on nonaccruing loans is either applied against principal or reported as income according to management's judgment as to the collectibility of principal.

    Loan origination fees, net of related direct incremental loan origination costs, are deferred and recognized into income over the contractual lives of the related loans as an adjustment to the loan yield, using a method which approximates the level-yield method. When a loan is sold or paid off, the unamortized portion of net fees is recognized into income.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through a charge to operations. When management believes that the collection of a loan's principal balance is unlikely, the principal amount is charged against the allowance. Recoveries on loans that have been previously charged off are credited to the allowance as received.

    The allowance for loan losses is determined using a systematic analysis and procedural discipline based on historical experience, product types, and industry benchmarks. The allowance is segregated

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) into three components; "general," "specific" and "unallocated". The general component is determined by applying coverage percentages to groups of loans based on risk ratings and product types. A system of periodic loan reviews is performed to assess the inherent risk and assign risk ratings to each loan individually. Coverage percentages applied are determined based on industry practice and management's judgement. The specific component is established by allocating a portion of the allowance for loan losses to individual classified loans on the basis of specific circumstances and assessments. The unallocated component supplements the first two components based on management's judgement of the effect of current and forecasted economic conditions on borrowers' abilities to repay, an evaluation of the allowance for loan losses in relation to the size of the overall loan portfolio, and consideration of the relationship of the allowance for loan losses to nonperforming loans, net charge-off trends, and other factors. While this evaluation process utilizes historical and other objective information, the classification of loans and the establishment of the allowance for loan losses relies to a great extent on the judgement and experience of management.

    While management evaluates currently available information in establishing the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review a financial institution's allowance for loan losses. Such agencies may require the financial institution to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

PREMISES AND EQUIPMENT

    Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization is computed primarily by the straight-line method over the estimated useful lives of the assets, or the terms of the leases if shorter.

ORGANIZATIONAL COSTS

    During 1999, the Company adopted Statement of Position "SOP" 98-5, "Reporting on the Costs of Start-Up Activities". This statement requires organizational costs which were being amortized to be expensed and accounted for as a cumulative effect of a change in accounting principle. The Company adopted this statement on January 1, 1999 and expensed $125,000 of unamortized organizational costs, net of tax.

EXCESS OF COST OVER NET ASSETS ACQUIRED

    The excess of cost over net assets acquired is being amortized using the straight-line method over 15 years. On an ongoing basis, management reviews the valuation and amortization of its intangible assets, taking into consideration any events and circumstances that might have diminished their value. Accumulated amortization amounted to $1.9 million, $1.3 million, and $1.0 million at December 31, 2000, 1999 and 1998, respectively. On August 31, 2000, the Company recorded $15.6 million of goodwill related to the acquisition of Sand Hill.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVESTMENT MANAGEMENT AND TRUST ASSETS

    Investment management and trust assets amounted to $5.7 billion and $3.7 billion at December 31, 2000 and 1999, respectively. These assets are not included in the consolidated financial statements because they are held in a fiduciary or agency capacity and are not assets of the Company.

EMPLOYEE BENEFITS

    The Company maintains a Section 401(k) savings plan for employees of the Company and the Bank. Under the plan, the Company makes a matching contribution of one-half of the amount contributed by each participating employee, up to 6% of the employee's yearly salary. The Company also maintains a Section 401(k) savings plan for the employees of Sand Hill and RINET. The annual contribution to these plans is determined by the Board of Directors of Sand Hill and RINET. Contributions to both plans are charged against current operations in the year they are made.

    The Company maintains a defined contribution profit-sharing plan (the "Profit Sharing Plan") for the employees of Westfield. The annual contribution to the plan is determined by the Board of Directors of Westfield. Contributions to the Profit Sharing Plan are charged against current operations in the year they are made.

    The Company measures compensation cost for stock-based compensation plans as the difference between the exercise price of options granted and the fair market value of the Company's stock at the grant date. The Company discloses proforma net income and earnings per share in the notes to its consolidated financial statements as if compensation cost was measured at the grant date based on the value of the award and recognized over the service period.

INCOME TAXES

    The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income during the period that includes the enactment date.

EARNINGS PER SHARE

    Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The following table is a reconciliation of the numerators and denominators of basic and diluted EPS computations for the years ended December 31.

                                              2000                             1999                             1998
                                 ------------------------------   ------------------------------   ------------------------------
                                                         PER                              PER                              PER
                                   NET                  SHARE       NET                  SHARE       NET                  SHARE
                                  INCOME     SHARES     AMOUNT     INCOME     SHARES     AMOUNT     INCOME     SHARES     AMOUNT
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic EPS......................   $9,728     12,734     $0.76      $7,196     11,591     $0.62      $5,471     11,484     $0.48
                                                        =====                            =====                            =====
Effect of Dilutive Securities
  Stock Payable................       --         --                    --         --                    --         --
  Stock Options................       --        589                    --        319                    --        404
                                  ------     ------                ------     ------                ------     ------
Diluted EPS....................   $9,728     13,323     $0.73      $7,196     11,910     $0.60      $5,471     11,888     $0.46
                                  ======     ======     =====      ======     ======     =====      ======     ======     =====

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was updated by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". These Statements establish accounting and reporting standards for derivative instruments and hedging activities. They require that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. Under these Statements, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. The Company adopted these Statements on January 1, 2001 and they did not have a material impact on the Company's consolidated financial statements.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(3)  COMPREHENSIVE INCOME

    Comprehensive income represents the change in equity of the Company during a period from transactions and other events and circumstances from non-shareholder sources. It includes all changes in equity during a period except those resulting from investments by shareholders and distributions to shareholders.

    The Company's other comprehensive income (loss) and related tax effects for the years ended December 31, 2000, 1999, and 1998 is as follows:

                                                                         TAX EXPENSE
                                                              PRE-TAX     (BENEFIT)      NET
                                                              --------   -----------   --------
                                                                       (IN THOUSANDS)
2000
------------------------------------------------------------
UNREALIZED GAINS ON SECURITIES:
  Unrealized holding gains arising during period............  $ 3,576       $1,287     $ 2,289
  Less: adjustment for realized gains.......................       27            9          18
                                                              -------       ------     -------
  Other comprehensive income................................  $ 3,549       $1,278     $ 2,271
                                                              =======       ======     =======
1999
------------------------------------------------------------
UNREALIZED LOSSES ON SECURITIES:
  Unrealized holding losses arising during period...........  $(2,063)      $ (744)    $(1,319)
  Less: adjustment for realized gains.......................       48           16          32
                                                              -------       ------     -------
  Other comprehensive loss..................................  $(2,111)      $ (760)    $(1,351)
                                                              =======       ======     =======
1998
------------------------------------------------------------
UNREALIZED GAINS ON SECURITIES:
  Unrealized holding gains arising during period............  $   357       $  137     $   220
  Less: adjustment for realized gains.......................      218           87         131
                                                              -------       ------     -------
  Other comprehensive income................................  $   139       $   50     $    89
                                                              =======       ======     =======

(4)  BUSINESS SEGMENTS

MANAGEMENT REPORTING

    The Company has four reportable segments, the Bank, Westfield, Sand Hill, and RINET. The financial performance of the Company is managed and evaluated by business segment. The segments are managed separately as each business is a company with different clients, employees, systems, risks, and marketing strategies.

DESCRIPTION OF BUSINESS SEGMENTS

    A description of each business segment is provided in Note 1 to the Consolidated Financial Statements.

MEASUREMENT OF SEGMENT PROFIT AND ASSETS

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Revenues, expenses and assets are recorded by each segment, and

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(4)  BUSINESS SEGMENTS (CONTINUED)
separate financial statements are reviewed by management. In addition to direct expenses, each business segment is allocated a share of holding company expenses based on the segment's percentage of consolidated net income.

RECONCILIATION OF REPORTABLE SEGMENT ITEMS

    The following tables are a reconciliation of the revenues, net income, assets, and other significant items of reportable segments as of and for the years ended December 31, 2000, 1999, and 1998.

                                                                              2000
                                        --------------------------------------------------------------------------------
                                          BANK     WESTFIELD    RINET     SAND HILL    OTHER     INTERSEGMENT    TOTAL
                                        --------   ---------   --------   ---------   --------   ------------   --------
                                                                         (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues from External Customers:
  Net Interest Income.................  $ 25,819    $  111      $    9     $     6    $   (54)     $   (147)      25,744
  Non-Interest Income.................    10,633    15,219       3,544       1,836          4            --       31,236
                                        --------    ------      ------     -------    -------      --------     --------
  Total Revenues......................    36,452    15,330       3,553       1,842        (50)         (147)      56,980
Provision for Loan Losses.............     1,900        --          --          --         --            --        1,900
Operating Expense.....................    25,520    11,061       2,997       1,425        (50)           --       40,953
Income Tax Expense....................     2,244     1,756         227         172         --            --        4,399
                                        --------    ------      ------     -------    -------      --------     --------
Segment Profit........................  $  6,788    $2,513      $  329     $   245    $    --      $   (147)    $  9,728
                                        ========    ======      ======     =======    =======      ========     ========
BALANCE SHEET DATA:
Total Segment Assets..................  $897,070    $9,963      $1,721     $16,999    $20,569      $(24,812)    $921,510
                                        ========    ======      ======     =======    =======      ========     ========

                                                                              1999
                                              --------------------------------------------------------------------
                                                BANK     WESTFIELD    RINET      OTHER     INTERSEGMENT    TOTAL
                                              --------   ---------   --------   --------   ------------   --------
                                                                         (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues from External Customers:
  Net Interest Income.......................  $ 17,535    $   92      $  --      $   --       $   (92)    $ 17,535
  Non-Interest Income.......................     8,766    13,088      3,106          --            --       24,960
                                              --------    ------      -----      ------       -------     --------
  Total Revenues............................    26,301    13,180      3,106          --           (92)      42,495
Provision for Loan Losses...................       999        --         --          --            --          999
Operating Expense...........................    19,308     8,203      3,033         113            --       30,657
Income Tax Expense..........................     1,576     2,037         30          --            --        3,643
                                              --------    ------      -----      ------       -------     --------
Segment Profit..............................  $  4,418    $2,940      $  43      $ (113)      $   (92)    $  7,196
                                              ========    ======      =====      ======       =======     ========
BALANCE SHEET DATA:
Total Segment Assets........................  $557,734    $8,802      $ 699      $1,340       $(1,202)    $567,373
                                              ========    ======      =====      ======       =======     ========

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(4)  BUSINESS SEGMENTS (CONTINUED)

                                                                              1998
                                              --------------------------------------------------------------------
                                                BANK     WESTFIELD    RINET      OTHER     INTERSEGMENT    TOTAL
                                              --------   ---------   --------   --------   ------------   --------
                                                                         (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues from External Customers:
  Net Interest Income.......................  $ 14,166    $   65      $  --      $    9       $   (92)    $ 14,148
  Non-Interest Income.......................     6,818    10,310      2,758          --            --       19,886
                                              --------    ------      -----      ------       -------     --------
  Total Revenues............................    20,984    10,375      2,758           9           (92)      34,034
Provision for Loan Losses...................     1,004        --         --          --            --        1,004
Operating Expense...........................    14,889     6,986      2,819          --            --       24,694
Income Tax Expense..........................     1,503     1,387        (25)         --            --        2,865
                                              --------    ------      -----      ------       -------     --------
Segment Profit..............................  $  3,588    $2,002      $ (36)     $    9       $   (92)    $  5,471
                                              ========    ======      =====      ======       =======     ========
BALANCE SHEET DATA:
Total Segment Assets........................  $452,045    $6,903      $ 568      $1,269       $(2,970)    $457,815
                                              ========    ======      =====      ======       =======     ========

(5)  INVESTMENT SECURITIES

    A summary of investment securities available for sale follows:

                                                         UNREALIZED
                                         AMORTIZED   -------------------    MARKET
                                           COST       GAINS      LOSSES     VALUE
                                         ---------   --------   --------   --------
                                                       (IN THOUSANDS)
AT DECEMBER 31, 2000
U.S. Government and agencies...........  $ 74,753     $  819    $  (379)   $ 75,193
Corporate bonds........................    12,029        214          0      12,243
Municipal bonds........................    86,483      1,086       (120)     87,449
                                         --------     ------    -------    --------
    Total..............................  $173,265     $2,119    $  (499)   $174,885
                                         ========     ======    =======    ========
AT DECEMBER 31, 1999
U.S. Government and agencies...........  $ 36,174     $   --    $(1,362)   $ 34,812
Municipal bonds........................    39,250          2       (459)     38,793
                                         --------     ------    -------    --------
    Total..............................  $ 75,424     $    2    $(1,821)   $ 73,605
                                         ========     ======    =======    ========

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(5)  INVESTMENT SECURITIES (CONTINUED)

    The following table sets forth the maturities of investment securities available for sale at December 31, 2000 and the weighted average yields of such securities:

                                    U.S. GOVERNMENT
                                     AND AGENCIES                     CORPORATE BONDS                   MUNICIPAL BONDS
                            -------------------------------   -------------------------------   -------------------------------
                                                   AVERAGE                           WEIGHTED                          WEIGHTED
                            AMORTIZED    MARKET    WEIGHTED   AMORTIZED    MARKET    AVERAGE    AMORTIZED    MARKET    AVERAGE
                              COST       VALUE      YIELD       COST       VALUE      YIELD       COST       VALUE      YIELD
                            ---------   --------   --------   ---------   --------   --------   ---------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Within One Year...........   $11,009    $11,010      5.68%     $    --    $    --        --%     $21,271    $21,238       4.11%
After One, But Within Five
  Years...................    48,294     49,045      5.57       12,029     12,243      6.26       27,507     27,592       4.19
After Five, But Within Ten
  Years...................     5,450      5,459      6.95           --         --        --        7,435      7,502       4.25
After Ten Years...........    10,000      9,679      7.06           --         --        --       30,270     31,117       4.75
                             -------    -------                -------    -------                -------    -------
    Total.................   $74,753    $75,193      5.89%     $12,029    $12,243      6.26%     $86,483    $87,449       4.37%
                             =======    =======                =======    =======                =======    =======

    The weighted average remaining life of investment securities available for sale at December 31, 2000 was 5.5 years. As of December 31, 2000, approximately $42.8 million of investment securities available for sale were callable before maturity.

    The following table presents the sale of investment securities and mortgage-backed securities with the resulting realized gains, losses, and net proceeds from such sales:

                                                       YEARS ENDED DECEMBER 31,
                                                    ------------------------------
                                                      2000       1999       1998
                                                    --------   --------   --------
                                                            (IN THOUSANDS)
Amortized cost of securities sold.................   $2,000    $10,639    $58,954
Gains realized on sales...........................       27         48        222
Losses realized on sales..........................       --         --         (4)
                                                     ------    -------    -------
    Net proceeds from sales.......................   $2,027    $10,687    $59,172
                                                     ======    =======    =======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(6)  MORTGAGE-BACKED SECURITIES

    A summary of mortgage-backed securities available for sale follows:

                                                                UNREALIZED
                                               AMORTIZED   --------------------    MARKET
                                                 COST        GAINS      LOSSES     VALUE
                                               ---------   ---------   --------   --------
                                                             (IN THOUSANDS)
AT DECEMBER 31, 2000

Fixed rate:
---------------------------------------------
  FHLMC......................................   $  286     $      2     $  --      $  288
  FNMA.......................................      744           --        --         744

Adjustable rate:
---------------------------------------------
  FNMA.......................................      218           --        --         218
  GNMA.......................................    2,026           --        (9)      2,017
                                                ------     ---------    -----      ------
    Total....................................   $3,274     $      2     $  (9)     $3,267
                                                ======     =========    =====      ======

AT DECEMBER 31, 1999

Fixed rate:
---------------------------------------------
  FHLMC......................................   $1,762     $     --     $ (79)     $1,683
  FNMA.......................................    1,112           --       (22)      1,090

Adjustable rate:
---------------------------------------------
  FNMA.......................................      233           --        (5)        228
  GNMA.......................................    2,520           --       (11)      2,509
                                                ------     ---------    -----      ------
    Total....................................   $5,627     $     --     $(117)     $5,510
                                                ======     =========    =====      ======

    The following table sets forth the maturities of mortgage-backed securities at December 31, 2000 and the weighted average yields of such securities:

                                        AFTER ONE, BUT
                                       WITHIN FIVE YEARS                  AFTER TEN YEARS
                                -------------------------------   -------------------------------
                                                       WEIGHTED                          WEIGHTED
                                AMORTIZED    MARKET    AVERAGE    AMORTIZED    MARKET    AVERAGE
                                  COST       VALUE      YIELD       COST       VALUE      YIELD
                                ---------   --------   --------   ---------   --------   --------
AVAILABLE FOR SALE:

Fixed rate:
------------------------------
  FHLMC.......................   $  286      $  288      6.28%     $   --      $   --        --
  FNMA........................      744         744      5.69          --          --        --

Adjustable rate:
------------------------------
  FNMA........................       --          --        --         218         218      6.86
  GNMA........................       --          --        --       2,026       2,017      6.21
                                 ------      ------                ------      ------
    Total.....................   $1,030      $1,032      5.86%     $2,244      $2,235      6.27%
                                 ======      ======                ======      ======

    These securities have final maturities ranging from 3.2 to 23.2 years. The weighted average remaining life of mortgage-backed securities was 11.0 years as of December 31, 2000. Expected

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(6)  MORTGAGE-BACKED SECURITIES (CONTINUED)
maturities will differ from contractual maturities because borrowers may repay obligations without prepayment penalties.

(7)  LOANS RECEIVABLE

    The Bank's lending activities are conducted principally in the Boston metropolitan area and, to a lesser extent, elsewhere in Massachusetts and New England. The Bank originates single and multi-family residential loans, commercial real estate loans, commercial loans and consumer loans (principally home equity loans). Most loans made are secured by borrowers' personal or business assets. The ability of the Bank's single family residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the lending area. Commercial borrowers' ability to repay is generally dependent upon the health of the economy and the real estate sector in particular. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changing conditions in the New England economy. As of December 31, 2000, the Bank had $102.2 million of fixed rate loans and $542.9 million of variable rate loans outstanding.

    The Bank's lending limit to any single borrower is limited by regulation to approximately $11.5 million. The Bank had no relationships with an individual borrower at December 31, 2000 that were in excess of the legal lending limit established for Massachusetts state-chartered banks. Mortgage loans serviced for others totaled $11.7 million and $10.5 million at December 31, 2000 and 1999, respectively.

    Loans outstanding to executive officers and directors of the Company aggregated $3.7 million at December 31, 2000 and 1999. An analysis of the activity of these loans is as follows:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Balance at beginning of year................................   $3,651     $3,643
  Originations..............................................      365      2,982
  Repayments................................................     (305)    (2,974)
                                                               ------     ------
Balance at end of year......................................   $3,711     $3,651
                                                               ======     ======

    All loans included above were made in the ordinary course of business under normal credit terms, including interest rates and collateral, prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

    The following table presents a summary of risk elements within the loan portfolio:

                                                               DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
                                                              (IN THOUSANDS)
Nonaccrual loans....................................   $1,303     $1,317     $  565
Loans past due 90 days or more, but still
  accruing..........................................       --         --         --
                                                       ------     ------     ------
  Total non-performing loans........................   $1,303     $1,317     $  565
                                                       ======     ======     ======
Loans past due 30-89 days...........................   $3,091     $2,042     $3,307
                                                       ======     ======     ======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(8)  ALLOWANCE FOR LOAN LOSSES

    An analysis of the activity in the allowance for loan losses is as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
                                                              (IN THOUSANDS)
Balance at beginning of year........................   $5,336     $4,386     $3,645
  Provision for loan losses.........................    1,900        999      1,004
  Charge-offs.......................................      (19)      (135)      (385)
  Recoveries........................................      125         86        122
                                                       ------     ------     ------
Balance at end of year..............................   $7,342     $5,336     $4,386
                                                       ======     ======     ======

(9)  PREMISES AND EQUIPMENT

    Premises and equipment consisted of the following:

                                                                          DECEMBER 31,
                                                      ESTIMATED        -------------------
                                                     USEFUL LIFE         2000       1999
                                                  ------------------   --------   --------
                                                               (IN THOUSANDS)
Leasehold improvements..........................          5-20 Years    $3,703     $2,904
Computer equipment..............................           3-5 Years     2,593      2,025
Furniture and fixtures..........................           5-7 Years     3,164      2,175
Automobiles.....................................             5 Years       923        125
Office equipment................................           5-7 Years       125        685
                                                                        ------     ------
    Subtotal....................................                        10,508      7,914
Less accumulated depreciation and
  amortization..................................                        (4,093)    (3,175)
                                                                        ------     ------
    Premises and equipment, net.................                        $6,415     $4,739
                                                                        ======     ======

    Depreciation and amortization expense related to premises and equipment was $1.2 million, $954,000, and $727,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

    The Company and its subsidiaries conduct operations in leased premises. The Company's and the Bank's headquarters are located at Ten Post Office Square, Boston, Massachusetts. The Bank has two offices in Boston and one in Wellesley, Massachusetts. Westfield is located at One Financial Center, Boston, Massachusetts. Sand Hill is located at 3000 Sand Hill Road, Menlo Park, California. RINET is located at 10 Post Office Square, which is adjacent to the Bank's headquarters. Generally, the initial terms of the leases for these properties range from five to fifteen years. Most of the leases also include options to renew at fair market value for periods of five to ten years. In addition to minimum rentals, certain leases include escalation clauses based upon various price indices and include provisions for additional payments to cover taxes.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(9)  PREMISES AND EQUIPMENT (CONTINUED)
    The Company is obligated for minimum rental payments under these noncancelable operating leases. In accordance with the terms of these leases, the Company is currently committed to minimum annual rent as follows:

                                          MINIMUM
                                           LEASE
                                          PAYMENTS
                                       --------------
                                       (IN THOUSANDS)
2001.................................     $ 3,255
2002.................................       3,328
2003.................................       3,348
2004.................................       3,171
2005.................................       1,227
Thereafter...........................       2,518
                                          -------
    Total............................     $16,847
                                          =======

    Rent expense for the years ended December 31, 2000, 1999 and 1998 was $2.7 million, $1.5 million, and $1.3 million respectively.

(10)  DEPOSITS

    Deposits are summarized as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Demand deposits.........................................  $111,846   $ 53,058
NOW.....................................................    86,868     40,875
Savings.................................................     5,997      4,607
Money market............................................   347,641    238,513
Certificates of deposit under $100,000..................    21,754     22,394
Certificates of deposit $100,000 or greater.............    90,941     61,088
                                                          --------   --------
    Total...............................................  $665,047   $420,535
                                                          ========   ========

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(10)  DEPOSITS (CONTINUED)

    Certificates of deposit had the following schedule of maturities:

                                                              DECEMBER 31,
                                                           -------------------
                                                             2000       1999
                                                           --------   --------
                                                             (IN THOUSANDS)
Less than 3 months remaining.............................  $ 67,184   $51,915
3 to 6 months remaining..................................    10,893     8,103
6 to 12 months remaining.................................    16,835    14,688
More than 12 months remaining............................    17,783     8,776
                                                           --------   -------
    Total................................................  $112,695   $83,482
                                                           ========   =======

    Interest expense on certificates of deposit greater than $100,000 was $4.9 million, $3.2 million, and $2.8 million for the years ended December 31, 2000, 1999, and 1998, respectively.

(11)  FEDERAL HOME LOAN BANK BORROWINGS

    A summary of borrowings from the Federal Home Loan Bank of Boston ("FHLB") is as follows:

                                                        DECEMBER 31,
                                          -----------------------------------------
                                                 2000                  1999
                                          -------------------   -------------------
                                                     WEIGHTED              WEIGHTED
                                                     AVERAGE               AVERAGE
                                           AMOUNT      RATE      AMOUNT      RATE
                                          --------   --------   --------   --------
                                                   (DOLLARS IN THOUSANDS)
Within 1 year...........................  $22,085      5.83%    $16,916      5.66%
Over 1 year to 2 years..................   14,811      6.10      20,193      5.82
Over 2 years to 3 years.................   18,705      5.88      13,120      6.23
Over 3 years to 5 years.................    7,000      6.91      14,556      5.89
Over 5 years............................   27,571      5.84      15,887      5.74
                                          -------               -------
    Total...............................  $90,172      5.97%    $80,672      5.85%
                                          =======               =======

    Borrowings from the FHLB are secured by the Bank's stock in the FHLB and a blanket lien on "qualified collateral" defined principally as 90% of the market value of U.S. Government and federal agency obligations and 75% of the carrying value of certain residential mortgage loans. Unused borrowings with the FHLB at December 31, 2000 were $171.4 million. The Bank had additional short-term federal fund lines with the FHLB and correspondent banks of $71.0 million at December 31, 2000. As of December 31, 2000, there were no federal funds purchased.

    As a member of the FHLB, the Bank is required to invest in the common stock of the FHLB in the amount of one percent of its outstanding loans secured by residential housing, or three tenths of one percent of total assets, or five percent of its outstanding advances from the FHLB, whichever is highest. As and when such stock is redeemed, the Bank would receive from the FHLB an amount equal to the par value of the stock. As of December 31, 2000, the Bank's FHLB stock holdings totaled $4.8 million. The Bank's investment in FHLB stock is recorded at cost and is redeemable at par.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(12)  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    The Company enters into sales of securities under agreements to repurchase with clients and brokers. These agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the Company's consolidated balance sheets. The securities underlying the agreements remain under the Company's control. Information concerning securities sold under agreements to repurchase is as follows:

                                                             DECEMBER 31,
                                                    ------------------------------
                                                      2000       1999       1998
                                                    --------   --------   --------
                                                        (DOLLARS IN THOUSANDS)
Outstanding.......................................  $49,706    $16,551     $6,241
Maturity date.....................................     1/01       1/00       1/99
Outstanding collateralized by U.S. Treasury and
  related agency securities with:
  Book value......................................   49,400     17,760      6,315
  Market value....................................   49,975     16,640      6,297
Average outstanding for the year..................   31,803     12,126      5,962
Maximum outstanding at any month end..............   49,706     19,936      7,613
Weighted average rate at end of period............     4.39%      4.22%      4.16%
Weighted average rate paid for the period.........     4.42%      4.37%      4.43%

(13)  INCOME TAXES

    The components of income tax expense (benefit) are as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
                                                              (IN THOUSANDS)
Current expense:
  Federal...........................................   $4,590     $3,374     $2,723
  State.............................................      711        576        835
                                                       ------     ------     ------
    Total current expense...........................    5,301      3,950      3,558
                                                       ------     ------     ------
Deferred expense (benefit):
  Federal...........................................     (776)      (208)      (543)
  State.............................................     (118)       (91)      (122)
  Change in valuation reserve.......................       (8)        (8)       (28)
                                                       ------     ------     ------
    Total deferred expense (benefit)................     (902)      (307)      (693)
                                                       ------     ------     ------
    Income tax expense..............................   $4,399     $3,643     $2,865
                                                       ======     ======     ======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(13)  INCOME TAXES (CONTINUED)
    The difference between the statutory federal income tax rate and the effective federal income tax rate is as follows:

                                                                     YEARS ENDED
                                                                     DECEMBER 31,
                                                            ------------------------------
                                                              2000       1999       1998
                                                            --------   --------   --------
Statutory federal income tax rate.........................    35.0%      35.0%      34.0%
Increase (decrease) resulting from:
  State income tax, net of Federal tax benefit............     2.7        2.9        5.7
  Tax exempt interest, net................................    (5.2)      (4.0)      (4.2)
  Other, net..............................................    (1.4)      (0.7)      (1.1)
                                                              ----       ----       ----
Effective federal income tax rate.........................    31.1%      33.2%      34.4%
                                                              ====       ====       ====

    The components of gross deferred tax assets and gross deferred tax liabilities are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
Gross deferred tax assets:
  Allowance for losses on loans and real estate.............   $2,525     $1,767
  Depreciation..............................................       --         37
  Organization costs........................................       59         91
  Pre-operating costs.......................................      103        103
  Stock Grants..............................................       51         --
  Unrealized loss on securities available for sale..........       --        697
  Other.....................................................       33          9
                                                               ------     ------
    Gross deferred tax assets...............................    2,771      2,704
  Valuation allowance.......................................      (15)       (23)
                                                               ------     ------
    Total deferred tax assets...............................    2,756      2,681
Gross deferred tax liabilities:
  Cash to accrual adjustment................................       64        339
  Investment in partnerships................................      198        168
  Depreciation..............................................      116         --
  Unrealized gain on securities available for sale..........      580         --
                                                               ------     ------
    Total gross deferred tax liabilities....................      958        507
                                                               ------     ------
    Net deferred tax asset..................................   $1,798     $2,174
                                                               ======     ======

    Management believes the existing net deductible temporary differences that give rise to the net deferred tax asset will reverse in periods the Company generates net taxable income. The Company would need to generate approximately $4.6 million of future net taxable income to realize the net deferred tax asset at December 31, 2000. Management believes that it is more likely than not that the net deferred tax asset will be realized based on the generation of future taxable income.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(14)  EMPLOYEE BENEFITS

EMPLOYEE 401(K) PLANS

    The Company maintains a 401(k) plan for the benefit of the employees of the Company and the Bank which qualifies as a tax exempt plan and trust under Sections 401 and 501 of the Internal Revenue Code. Generally, employees who are at least twenty-one (21) years of age are immediately enrolled and are eligible to participate in this 401(k) plan. Expenses associated with this 401(k) plan were $297,000, $250,000, and $153,000 for the years ended December 31, 2000,
1999 and 1998, respectively.

    The Company maintains a 401(k) plan for the benefit of the employees of Sand Hill which qualifies as a tax exempt plan and trust under Sections 401 and 501 of the Internal Revenue Code. Generally, employees who are at least twenty-one
(21) years of age and have completed one year of service are eligible to participate in this 401(k) plan. Expenses associated with this 401(k) plan were $31,000, for the period from August 31, 2000 (the date Sand Hill was acquired) through December 31, 2000.

    The Company maintains a 401(k) plan for the benefit of the employees of RINET which qualifies as a tax exempt plan and trust under Sections 401 and 501 of the Internal Revenue Code. Generally, employees who are at least twenty-one
(21) years of age and have completed one year of service are eligible to participate in this 401(k) plan. Expenses associated with this 401(k) plan were $33,000, $33,000, and $32,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

PROFIT SHARING PLAN

    The Company maintains the Profit Sharing Plan for the benefit of the employees of Westfield that qualifies as a tax exempt plan under Section 401 of the Internal Revenue Code. Generally, employees who are at least twenty-one (21) years of age and have completed one year of service are eligible to participate in the Profit Sharing Plan. Expenses associated with the Profit Sharing Plan were $433,000, $306,000, and $294,000 for the years ended December 31, 2000,
1999 and 1998, respectively.

INCENTIVE PLANS

    The Company maintains the Long-Term Incentive Plan to encourage and create ownership of the Company's Common Stock by employees, and maintains the Director Stock Option Plan to reward directors of the Company for their service. Under the Long-Term Incentive Plan, the Company may grant shares of restricted stock and options on its common stock to officers and key employees. The Company records the fair value of the restricted stock grants as compensation expense over the three year vesting period. Stock option grants are accounted for under both plans by measuring compensation at the grant date as the difference between the fair market value of the Company's stock and the exercise price of the options granted. Generally, the Company grants options at the fair market value of the stock on the date of grant. Accordingly, no compensation cost has been charged against income.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(14)  EMPLOYEE BENEFITS (CONTINUED)
Had compensation cost been determined consistent with a fair value based approach, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below.

                                               YEARS ENDED DECEMBER 31,
                                   ------------------------------------------------
                                        2000             1999             1998
                                   --------------   --------------   --------------
                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income:
  As reported....................      $9,728           $7,196           $5,471
  Proforma.......................       8,696            6,460            4,888
Basic earnings per share:
  As reported....................      $ 0.76           $ 0.62           $ 0.48
  Proforma.......................        0.68             0.56             0.43
Diluted earnings per share:
  As reported....................      $ 0.73           $ 0.60           $ 0.46
  Proforma.......................        0.65             0.54             0.41

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998: expected life of 7 years; expected volatility of 34% in 2000, 21% in 1999, and 37% in 1998, and risk-free interest rates of 6.7% in 2000, 6.7% in 1999, and 5.7% in 1998.

    Under the Long-Term Incentive Plan, the Company may grant options to its employees for an amount not to exceed 4% of the number of shares of common stock outstanding as of the previous year-end. Under the Directors Stock Option Plan, the Company may grant options to its non-employee directors for an amount not to exceed 1% of the number of shares of common stock outstanding as of the previous year-end. Under both plans, the exercise price of each option equals the market value of the stock on the date the options are granted, and all options expire ten years from the date granted. Generally, options vest over a three year period after the grant date under the Long-Term Incentive Plan. Under the Directors Stock Option Plan, options generally vest one year after the grant date.

    A summary of the status of the Company's two fixed stock option plans as of December 31, 2000, 1999, and 1998, and changes during the years then ended is presented below.

                                             2000                         1999                         1998
                                  --------------------------   --------------------------   --------------------------
                                   NUMBER OF      WEIGHTED      NUMBER OF      WEIGHTED      NUMBER OF      WEIGHTED
                                  UNEXERCISED     AVERAGE      UNEXERCISED     AVERAGE      UNEXERCISED     AVERAGE
                                    OPTIONS     OPTION PRICE     OPTIONS     OPTION PRICE     OPTIONS     OPTION PRICE
                                  -----------   ------------   -----------   ------------   -----------   ------------
Options at beginning of year....   1,179,965        $6.13         963,896        $5.48        797,452         $4.21
  Granted.......................     451,034         9.47         322,269         7.83        229,494          9.43
  Exercised.....................    (177,246)        4.13         (58,050)        2.75        (50,175)         2.75
  Canceled......................     (43,485)        8.73         (48,150)        8.33        (12,875)         7.46
                                   ---------                    ---------                     -------
Options at end of year..........   1,410,268        $7.38       1,179,965        $6.13        963,896         $5.48
                                   =========        =====       =========        =====        =======         =====
Options exercisable at year
  end...........................     909,471        $6.47         877,207        $5.39        655,438         $4.26
                                   =========        =====       =========        =====        =======         =====
Weighted average fair value of
  options granted during the
  year..........................                    $4.02                        $3.25                        $4.71
                                                    =====                        =====                        =====

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(14)  EMPLOYEE BENEFITS (CONTINUED)
    The following table summarizes information about fixed stock options outstanding at December 31, 2000.

                                                    OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                             ----------------------------------   ----------------------
                                                           WEIGHTED    WEIGHTED                 WEIGHTED
                                                            AVERAGE    AVERAGE                  AVERAGE
                                               NUMBER      REMAINING   EXERCISE     NUMBER      EXERCISE
                                             OUTSTANDING     LIFE       PRICE     EXERCISABLE    PRICE
RANGE OF EXERCISE PRICES                     -----------   ---------   --------   -----------   --------
$2.00 to $3.88.............................     235,052       3.8       $ 2.82      235,052      $ 2.82
$4.00 to $6.00.............................     180,900       5.9         5.01      180,900        5.01
$7.50 to $7.97.............................     290,238       8.2         7.83      162,071        7.78
$8.13 to $9.22.............................     561,678       8.3         8.63      248,348        8.56
$9.94 to $10.75............................      74,000       7.4        10.47       66,000       10.49
$11.41 to $14.63...........................      68,400       9.7        13.82       17,100       13.82
                                              ---------                             -------
Total......................................   1,410,268       7.3       $ 7.38      909,471      $ 6.47
                                              =========                             =======

(15)  OTHER OPERATING EXPENSE

    Major components of other operating expense are as follows:

                                                         YEARS ENDED DECEMBER 31,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
                                                              (IN THOUSANDS)
Forms and supplies..................................   $  476     $  364     $  304
Telephone...........................................      198        186        166
Training and education..............................      199        132         99
Postage.............................................      127        113        110
Insurance...........................................      335        133        117
Publications and subscriptions......................      181         67         72
Other...............................................    1,106        948        689
                                                       ------     ------     ------
    Total...........................................   $2,622     $1,943     $1,557
                                                       ======     ======     ======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(16)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, unused lines of credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    Commitments to originate loans and unused lines of credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower.

    Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

    Financial instruments with off-balance sheet risk are summarized as follows:

                                                              DECEMBER 31,
                                                           -------------------
                                                             2000       1999
                                                           --------   --------
                                                             (IN THOUSANDS)
Commitments to originate loans:
  Fixed rate.............................................  $ 13,195   $   588
  Variable rate..........................................    44,786    20,084
Unused lines of credit...................................   120,714    87,000
Standby letters of credit................................     6,624     5,895

(17)  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by using available quoted market information or other appropriate valuation methodologies. The aggregate fair value amounts presented do not represent the underlying value of the Company taken as a whole.

    The fair value estimates provided are made at a specific point in time, based on relevant market information and the characteristics of the financial instrument. The estimates do not provide for any premiums or discounts that could result from concentrations of ownership of a financial instrument. Because no active market exists for some of the Company's financial instruments, certain fair value estimates are based on subjective judgments regarding current economic conditions, risk characteristics of the financial instruments, future expected loss experience, prepayment assumptions, and other factors. The resulting estimates involve uncertainties and therefore cannot be determined with

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(17) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) precision. Changes made to any of the underlying assumptions could significantly affect the estimates. The book values and fair values for the Company's financial instruments are as follows:

                                                                    DECEMBER 31,
                                                      -----------------------------------------
                                                             2000                  1999
                                                      -------------------   -------------------
                                                                   (IN THOUSANDS)
                                                        BOOK       FAIR       BOOK       FAIR
                                                       VALUE      VALUE      VALUE      VALUE
                                                      --------   --------   --------   --------
ASSETS:
Cash and due from banks.............................  $ 46,851   $ 46,851   $ 11,190   $ 11,190
Federal funds sold..................................    10,000     10,000         --         --
Investment securities...............................   174,885    174,885     73,605     73,605
Mortgage-backed securities..........................     3,267      3,267      5,510      5,510
Stock in the Federal Home Loan Bank of Boston.......     4,830      4,830      4,830      4,830
Loans receivable (net of allowance for loan losses):
  Commercial........................................   265,513    267,089    186,258    188,834
  Residential mortgage..............................   344,779    339,763    233,599    229,013
  Home equity and other.............................    27,439     27,439     25,195     25,195
Fees receivable.....................................     6,740      6,740      6,320      6,320
Accrued interest receivable.........................     6,305      6,305      3,597      3,597

LIABILITIES:
Deposits:
  Demand deposits...................................   111,746    111,746     53,058     53,058
  NOW...............................................    86,868     86,868     40,875     40,875
  Savings and money market..........................   353,638    353,638    243,120    243,120
  Certificates of deposit under $100,000............    21,754     21,818     22,394     22,447
  Certificates of deposit $100,000 or more..........    91,041     91,127     61,088     61,173
Securities sold under agreements to repurchase......    49,706     49,706     16,551     16,551
FHLB borrowings.....................................    90,172     90,279     80,672     77,648
Accrued interest payable............................     1,998      1,998      1,281      1,281

CASH AND DUE FROM BANKS

    The carrying values reported in the balance sheet for cash and due from banks approximate the fair value because of the short maturity of these instruments.

FEDERAL FUNDS SOLD

    The carrying values reported in the balance sheet for federal funds sold approximate the fair value because of the short maturity of these instruments.

INVESTMENT AND MORTGAGE-BACKED SECURITIES

    The fair values presented for investment and mortgage-backed securities are based on quoted bid prices received from a third party pricing service.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(17)  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
STOCK IN THE FEDERAL HOME LOAN BANK OF BOSTON

    The fair value of stock in the FHLB equals the carrying value reported in the balance sheet. This stock is redeemable at full par value only by the FHLB.

LOANS RECEIVABLE

    Fair value estimates are based on loans with similar financial characteristics. Loans have been segregated by homogenous groups into commercial, residential mortgage, home equity and other loans. Fair values of commercial and residential mortgage loans are estimated by discounting contractual cash flows adjusted for prepayment estimates and using discount rates approximately equal to current market rates on loans with similar characteristics and maturities. The incremental credit risk for non-performing loans has been considered in the determination of the fair value of loans. The fair value estimated for home equity and other loans equals their carrying value because of the floating rate nature of these loans.

DEPOSITS

    The fair values reported for demand deposits, NOW, savings, and money market accounts are equal to their respective book values reported on the balance sheet. The fair values disclosed are, by definition, equal to the amount payable on demand at the reporting date. The fair values reported for certificates of deposit are based on the discounted value of contractual cash flows. The discount rates used are representative of approximate rates currently offered on certificates of deposit with similar remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    The carrying values reported in the balance sheet for repurchase agreements approximate fair value because of the short-term nature of these instruments.

FHLB BORROWINGS

    The fair value reported for FHLB borrowings is estimated based on the discounted value of contractual cash flows. The discount rate used is based on the Company's estimated current incremental borrowing rate for FHLB borrowings of similar maturities.

ACCRUED INTEREST AND FEES RECEIVABLE AND INTEREST PAYABLE

    The carrying values for accrued interest and fees receivable and interest payable approximate fair value because of the short-term nature of these financial instruments.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Company's commitments to originate loans, and for unused lines and outstanding letters of credit are primarily at market interest rates and therefore there is no fair value adjustment.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(18)  BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                (IN THOUSANDS)
ASSETS:
  Cash......................................................  $ 19,465   $   956
  Investment in subsidiaries................................    82,801    38,252
  Other assets..............................................     1,104       384
                                                              --------   -------
    Total assets............................................  $103,370   $39,592
                                                              ========   =======
LIABILITIES:
  Due to Sand Hill Advisors.................................  $  3,887   $    --
  Accounts payable..........................................     1,008       447
                                                              --------   -------
    Total liabilities.......................................     4,895       447
                                                              --------   -------
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value per share; authorized:
    30,000,000 issued: 15,580,905 shares in 2000 and
    11,616,070 shares in 1999...............................    15,581    11,616
  Additional paid-in capital................................    57,053    12,341
  Retained earnings.........................................    24,955    16,747
  Stock subscriptions receivable............................      (146)     (320)
  Accumulated other comprehensive (loss) income.............     1,032    (1,239)
                                                              --------   -------
  Total stockholders' equity................................    98,475    39,145
                                                              --------   -------
    Total liabilities and stockholders' equity..............  $103,370   $39,592
                                                              ========   =======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(18)  BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (PARENT COMPANY ONLY) (CONTINUED)
                       CONDENSED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
INCOME:
  Interest income...........................................   $   11     $   --     $    9
  Rental income.............................................        4         --         --
  Management fees from subsidiaries.........................    3,158      1,864      1,854
  Dividends from subsidiaries...............................    1,750      2,700         --
                                                               ------     ------     ------
    Total income............................................    4,923      4,564      1,863
                                                               ------     ------     ------
EXPENSES:
  Salaries and benefits.....................................    1,795      1,093      1,214
  Professional fees.........................................      796        467        230
  Other expenses............................................      582        304        419
  Merger expenses...........................................       --        113         --
                                                               ------     ------     ------
    Total expenses..........................................    3,173      1,977      1,863
                                                               ------     ------     ------
Income (loss) before income taxes...........................    1,750      2,587         --
  Income tax expense (benefit)..............................       --         --         --
                                                               ------     ------     ------
Income (loss) before equity in undistributed earnings of
  subsidiaries..............................................    1,750      2,587         --
  Equity in undistributed earnings of subsidiaries..........    7,978      4,609      5,471
                                                               ------     ------     ------
    NET INCOME..............................................   $9,728     $7,196     $5,471
                                                               ======     ======     ======

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(18)  BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (PARENT COMPANY ONLY) (CONTINUED)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2000       1999       1998
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 9,728    $ 7,196    $ 5,471
  Adjustments to reconcile net income to net cash provided
    by (used) in operating activities:
    Equity in earnings of subsidiaries......................   (9,728)    (7,309)    (5,471)
    Dividends from subsidiaries.............................    1,750      2,700         --
    (Increase) decrease in other assets.....................     (720)       (46)       (98)
    Increase (decrease) in other liabilities................      561         85        266
                                                              -------    -------    -------
    Total adjustments.......................................   (8,137)    (4,570)    (5,303)
                                                              -------    -------    -------
      Net cash provided by (used in) operating activities...    1,591      2,626        168
                                                              -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital investment in RINET...............................       --       (112)        --
  Acquisition of Sand Hill Advisors (1).....................   (9,268)        --         --
  Capital investment in subsidiary Bank.....................  (18,000)    (2,000)    (1,000)
                                                              -------    -------    -------
      Net cash provided by (used in) investing activities...  (27,268)    (2,112)    (1,000)
                                                              -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................   44,980        353        509
  Proceeds from exercise of stock options...................      726        159        138
  Dividends paid to shareholders............................   (1,520)        --         --
  Proceeds from short-term borrowings.......................    9,500         --      1,000
  Repayment of short-term borrowings........................   (9,500)    (1,000)        --
                                                              -------    -------    -------
      Net cash provided by (used in) financing activities...   44,186       (488)     1,647
                                                              -------    -------    -------
      Net increase (decrease) in cash.......................   18,509         26        815
  Cash at beginning of year.................................      956        930        115
                                                              -------    -------    -------
  Cash at end of year.......................................  $19,465    $   956    $   930
                                                              =======    =======    =======

------------------------

(1) See supplemental disclosures to the Company's consolidated cash flow statement.

(19)  REGULATORY MATTERS

INVESTMENT MANAGEMENT

    The Company's investment management business is highly regulated, primarily at the federal level by the Securities and Exchange Commission, National Association of Securities Dealers, and other state regulatory agencies. Specifically, four of the Company's subsidiaries, including Westfield, Sand Hill, and RINET, are registered investment advisers under the Investment Advisers Act of 1940. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational, and disclosure obligations. These subsidiaries, as investment advisers, are

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(19)  REGULATORY MATTERS (CONTINUED)
also subject to regulation under the federal and state securities laws and the fiduciary laws of certain states. In addition, Westfield acts as a subadvisor and Sand Hill acts as an advisor to mutual funds which are registered under the Investment Company Act of 1940 and are subject to that act's provisions and regulations. The Company's subsidiaries are also subject to the provisions and regulations of the Employee Retirement Income Security Act of 1974, ("ERISA") to the extent any such entities act as a "fiduciary" under ERISA with respect to certain of its clients. ERISA and the related provisions of the federal tax laws impose a number of duties on persons who are fiduciaries under ERISA, and prohibit certain transactions involving the assets of each ERISA plan which is a client, as well as certain transactions by the fiduciaries and certain other related parties to such plans.

BANKING

    The Company and its subsidiaries are also subject to extensive regulation and examination by the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC"), which insures the Bank's deposits to the maximum extent permitted by law, and by the Massachusetts Commissioner of Banks. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds, and the nature and amount of collateral for certain loans. The laws and regulations governing the Bank generally have been promulgated to protect depositors and not for the purpose of protecting stockholders.

    The Company is subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can result in certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. For example, under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank, a wholly-owned subsidiary of the Company, must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Similarly, the Company is also subject to capital requirements administered by the Federal Reserve Bank with respect to certain non-banking activities, including adjustments in connection with off-balance sheet items.

    Current FDIC regulations regarding capital requirements of FDIC-insured institutions require banks to maintain a leverage capital ratio of at least 3% and a qualifying total capital to risk-weighted assets of at least 8%, of which at least 4% must be Tier I capital. Tier I capital is defined as common equity and retained earnings, less goodwill, and is compared to Total Risk Weighted Assets. Assets and off-balance sheet items are assigned to four risk categories, each with appropriate weights. The resulting capital ratio represents Tier I capital as a percentage of risk-weighted assets and off-balance sheet items. The risk-based capital rules are designed to make regulatory capital more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. As of December 31, 2000, management believes that the Bank meets all capital adequacy requirements to which it is subject.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(19)  REGULATORY MATTERS (CONTINUED)

    As of December 31, 2000, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. Similarly, the most recent notification from the Federal Reserve Bank categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank and the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's or the Company's category.

    Actual capital amounts and regulatory capital requirements as of December 31, 2000 and 1999 are presented in the tables below.

                                                                                                  TO BE WELL
                                                                                                 CAPITALIZED
                                                                         FOR CAPITAL             UNDER PROMPT
                                                                          ADEQUACY                CORRECTIVE
                                                    ACTUAL                PURPOSES            ACTION PROVISIONS
                                              -------------------   ---------------------   ----------------------
                                               AMOUNT     RATIO      AMOUNT      RATIO       AMOUNT       RATIO
                                              --------   --------   --------   ----------   --------   -----------
                                                                     (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 2000:
Total risk-based capital
  Company...................................  $85,903     16.63%    $41,327          >8.0%  $51,659          >10.0%
  Bank......................................   63,821     12.55      40,668           8.0    50,835           10.0
Tier I risk-based
  Company...................................   79,435     15.38      20,664           4.0    30,996            6.0
  Bank......................................   57,454     11.30      20,334           4.0    30,501            6.0
Tier I leverage capital
  Company...................................   79,435      9.02      35,244           4.0    44,055            5.0
  Bank......................................   57,454      6.59      34,879           4.0    43,598            5.0

AS OF DECEMBER 31, 1999:
Total risk-based capital
  Company...................................  $41,792     11.84%    $28,232          >8.0%  $35,290          >10.0%
  Bank......................................   36,837     10.72      27,495           8.0    34,368           10.0
Tier I risk-based
  Company...................................   37,369     10.59      14,116           4.0    21,174            6.0
  Bank......................................   32,528      9.46      13,747           4.0    20,621            6.0
Tier I leverage capital
  Company...................................   37,369      6.79      22,006           4.0    27,507            5.0
  Bank......................................   32,528      5.99      21,720           4.0    27,150            5.0

    Bank regulatory authorities restrict the Bank from lending or advancing funds to, or investing in the securities of, the Company. Further, these authorities restrict the amounts available for the payment of dividends by the Bank to the Company.

(20)  LITIGATION

    On June 7, 2000, one of the Company's subsidiaries received correspondence on behalf of one of its former clients claiming that the subsidiary is responsible for underperformance of allegedly $5.1 million when compared to the former client's performance targets. On January 11, 2001, a

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

(20)  LITIGATION (CONTINUED)
pleading was filed in Pennsylvania state court on behalf of the client stating that an action has been commenced against our subsidiary, but containing no allegations. We intend to defend this matter vigorously.

    The Company is also involved in routine legal proceedings occurring in the ordinary course of business. In the opinion of management, final disposition of these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

(21)  SECONDARY PUBLIC OFFERING

    On September 29, 2000, the Company issued 3,450,000 million shares of common stock in a secondary offering to the public at a price of $13.75 per share. The net proceeds of this offering were approximately $44.2 million. The Company used $9.5 million to repay debt incurred to finance the acquisition of Sand Hill Advisors. The remaining proceeds were made available for general corporate purposes.

(22)  SUBSEQUENT EVENT

    On January 8, 2001, the Company announced a merger with of E.R. Taylor Investments, Inc. ("Taylor"), a value style investment advisory firm catering to the wealth management market. Upon completion of the merger, Taylor will change its name to Boston Private Value Investors and will operate as a wholly-owned subsidiary of the Company with offices in Concord, New Hampshire and Boston, Massachusetts. The value of the transaction is estimated to be $10.5 million payable in shares of the Company's common stock. The transaction will be accounted for under the "pooling of interests" method of accounting. The number of shares of common stock issued will be calculated using the 30 day average closing price prior to close, and is subject to a range between 538,737 and 728,660 shares. This transaction is expected to close during the first quarter of 2001.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

    The information called for by Items 10-13 of Part III of Form 10-K is incorporated herein by reference to the Company's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission no later than 120 days after December 31, 2000.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(A)  FINANCIAL STATEMENTS AND EXHIBITS

                                                              PAGE NO.
                                                              --------
(1) FINANCIAL STATEMENTS

    a)  Consolidated Balance Sheets.........................     43
    b)  Consolidated Statements of Operations...............     44
    c)  Consolidated Statements of Changes in Stockholders'
     Equity.................................................     45
    d)  Consolidated Statements of Cash Flows...............     46
    e)  Notes to Consolidated Financial Statements..........     48

(2) FINANCIAL SCHEDULES

    NONE

(3) EXHIBITS

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
 2.1                    Asset Purchase Agreement for Sand Hill Advisors excluding
                        schedules and exhibits, which the registrant agrees to
                        furnish supplementary to the Commission upon request, is
                        incorporated herein by reference to Exhibit 2.1 to the
                        Company's Quarterly Report on Form 10-Q for the quarter
                        ended September 30, 2000 filed with the Commission on
                        November 13, 2000.

 2.2                    Amendment No. 1 to the Asset Purchase Agreement for Sand
                        Hill Advisors excluding schedules and exhibits, which the
                        registrant agrees to furnish supplementary to the Commission upon request, is incorporated herein by reference to
                        Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q
                        for the quarter ended September 30, 2000 filed with the
                        Commission on November 13, 2000.

 3.1(a) Articles of Organization of the Company is incorporated herein by reference to Exhibit 3.1(a) to the Company's
                        Annual Report on Form 10-K for the year ended December 31,
                        1999 filed with the Commission on March 6, 2000.

 3.1(b)                 Articles of Amendment is incorporated herein by reference to
                        Exhibit 3.1(b) to the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1999 filed with the
                        Commission on March 6, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
 3.2                    By-Laws of the Company is incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1999 filed with the
                        Commission on March 6, 2000.

 4.1                    Instruments Defining the Rights of Security Holders,
                        including Indentures are incorporated herein by reference to the Articles of Organization and the By-Laws of the Company
                        set forth in Exhibits 3.1 and 3.2 to this Form 10-K.

 10.1                   Employee Incentive Stock Option Plan is incorporated herein by reference to Exhibit 10.5 to the Company's Registration
                        Statement on Form S-1 filed with the Commission on April 1,
                        1991 (33-39690) (the "Form S-1").

 10.2                   Employee Incentive Compensation Plan is incorporated herein by reference to Exhibit 10.6 to the Form S-1.

 10.3                   Directors' Stock Option Plan adopted May 26, 1993, as
                        amended March 15, 1995, is incorporated herein by reference to Exhibit 10.3 to the Company's Form 10-KSB for the fiscal year ended December 31, 1996 filed with the Commission on
                        March 25, 1997.

 10.4                   Employment Agreement dated January 1, 1996 by and among the
                        Company, the Bank and Timothy L. Vaill is incorporated
                        herein by reference to Exhibit 10.4 to the Company's Form
                        10-KSB for the year ended December 31, 1996 filed with the
                        Commission on March 25, 1997.

 10.5                   Commercial Lease dated October 31, 1994, by and between the
                        Company and Leggat McCall Properties Management, Inc.
                        incorporated herein by reference to Exhibit 10.10 to the
                        Company's Annual Report on Form 10-KSB for the year ended
                        December 31, 1994.

 10.6 Asset Purchase Agreement dated as of June 16, 1995 by and among the Company and the stockholders of CH&P, Inc., is incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the
                        Commission on June 28, 1995.

 10.7 Agreement and Plan of Merger dated August 13, 1997, by and among the Company, Boston Private Investment Management
                        Inc., and the stockholders of Westfield, is incorporated herein by reference to the Company's current report on Form 8-K filed with the Commission on August 21, 1997.

 10.8                   Employment Agreement dated August 13, 1997 by and among the
                        Company, Westfield, and Arthur J. Bauernfeind is
                        incorporated herein by reference to Exhibit 10.8 to the
                        Company's Annual Report on Form 10-KSB for the year ended
                        December 31, 1997 filed with the Commission on February 27,
                        1998 ("Form 10-KSB").

 10.9                   Employment Agreement dated August 13, 1997 by and among the
                        Company, Westfield, and C. Michael Hazard is incorporated
                        herein by reference to Exhibit 10.8 of Form 10-KSB.

 10.10                  Employment Agreement dated July 22, 1999 by and among the
                        Company, RINET, and Richard N. Thielen is incorporated
                        herein by reference to Exhibit 10.10 to the Company's Annual
                        Report on Form 10-K for the year ended December 31, 1999
                        filed with the Commission on March 6, 2000.

 21 Subsidiaries of the Company are incorporated herein by reference to Exhibit 22.0 to Form S-1.

 23.1                   Independent Auditors' Consent.*

------------------------

*   Filed herewith.

(B) REPORTS ON FORM 8-K

    The Company did not file any reports on Form 8-K during the quarter ended December 31, 2000.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of March, 2001.

                                                       BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                                       By:             /s/ TIMOTHY L. VAILL
                                                            -----------------------------------------
                                                                         Timothy L. Vaill
                                                                     CHIEF EXECUTIVE OFFICER
                                                                  (PRINCIPAL EXECUTIVE OFFICER)

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated.


                /s/ TIMOTHY L. VAILL
     -------------------------------------------       Chairman of the Board            March 1, 2000
                  Timothy L. Vaill                       and Chief Executive Officer

                /s/ WALTER M. PRESSEY                  President, Treasurer
     -------------------------------------------         and Chief Financial Officer    March 1, 2000
                  Walter M. Pressey                      (Principal Financial Officer)

              /s/ CHARLES O. WOOD, III
     -------------------------------------------       Lead Director                    March 1, 2000
                Charles O. Wood, III

              /s/ HERBERT S. ALEXANDER
     -------------------------------------------       Director                         March 1, 2000
                Herbert S. Alexander

              /s/ ARTHUR J. BAUERNFEIND
     -------------------------------------------       Director                         March 1, 2000
                Arthur J. Bauernfeind

     -------------------------------------------       Director                         March 1, 2000
                  Peter C. Bennett

               /s/ EUGENE S. COLANGELO
     -------------------------------------------       Director                         March 1, 2000
                 Eugene S. Colangelo

                /s/ C. MICHAEL HAZARD
     -------------------------------------------       Director                         March 1, 2000
                  C. Michael Hazard


     -------------------------------------------       Director                         March 1, 2000
                Lynn Thompson Hoffman

                 /s/ DR. ALLEN SINAI
     -------------------------------------------       Director                         March 1, 2000
                   Dr. Allen Sinai

               /s/ RICHARD N. THIELEN
     -------------------------------------------       Director                         March 1, 2000
                 Richard N. Thielen

                                                                         ANNEX I


      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 OF THE
           SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2001

                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 OF THE
           SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                        COMMISSION FILE NUMBER: 0-17089

                            ------------------------
                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        COMMONWEALTH OF MASSACHUSETTS                           04-2976299
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
              or organization)

           TEN POST OFFICE SQUARE
            BOSTON, MASSACHUSETTS                                  02109
  (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (617) 912-1900

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

                      APPLICABLE ONLY TO CORPORATE ISSUERS

    Indicate the number of shares outstanding of each of the issuer's classes of common stock as of July 31, 2001:

      Common Stock--Par Value $1.00                     16,406,355 shares
------------------------------------------  ------------------------------------------
                 (class)                                  (outstanding)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC
                                   FORM 10-Q
                               TABLE OF CONTENTS


                                                                         PAGE
                                                                       ---------
         Cover Page..................................................     I-1

         Index.......................................................     I-2

                         PART I--FINANCIAL INFORMATION

Item 1   Financial Statements

         Consolidated Balance Sheets.................................     I-3

         Consolidated Statements of Operations.......................     I-4

         Consolidated Statements of Changes in Stockholders'
         Equity......................................................     I-5

         Consolidated Statements of Cash Flows.......................     I-6

         Notes to Consolidated Financial Statements..................  I-7-I-11

Item 2   Management's Discussion and Analysis of Financial Condition
         and Results of Operations...................................  I-12-I-21

         Risk Factors and Factors Affecting Forward-Looking
         Statements..................................................  I-21-I-26

Item 3   Quantitative and Qualitative Disclosures about Market
         Risk........................................................    I-27

                           PART II--OTHER INFORMATION

Item 1   Legal Proceedings...........................................    I-27

Item 2   Changes in Securities and Use of Proceeds...................    I-27

Item 3   Defaults upon Senior Securities.............................    I-27

Item 4   Submission of Matters to a Vote of Security Holders.........    I-27

Item 5   Other Information...........................................    I-28

Item 6   Exhibits and Reports on Form 8-K............................    I-28

         Signature Page..............................................    I-29

Item 7   Exhibit Index...............................................    I-30

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                               JUNE 30,    DECEMBER 31,
                                                                 2001          2000
                                                              ----------   ------------
                                                                   (IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
ASSETS:
  Cash and due from banks...................................  $   25,001     $ 47,625
  Federal funds sold........................................      95,100       10,000
  Investment securities available for sale (amortized cost
    of $189,463 and $173,265, respectively).................     191,562      174,885
  Mortgage-backed securities available for sale (amortized
    cost of $2,820 and $3,274, respectively)................       2,850        3,267
  Loans receivable:
    Commercial..............................................     296,543      271,784
    Residential mortgage....................................     413,341      345,643
    Home equity.............................................      28,504       27,128
    Other...................................................         554          518
                                                              ----------     --------
      Total loans...........................................     738,942      645,073
  Less: allowance for loan losses...........................      (8,521)      (7,342)
                                                              ----------     --------
    Net loans...............................................     730,421      637,731
  Stock in the Federal Home Loan Bank of Boston.............       5,593        4,830
  Premises and equipment, net...............................       8,175        6,841
  Excess of cost over net assets acquired, net..............      17,730       18,371
  Fees receivable...........................................       7,258        6,816
  Accrued interest receivable...............................       7,236        6,305
  Other assets..............................................      16,061        6,515
                                                              ----------     --------
    Total assets............................................  $1,106,987     $923,186
                                                              ==========     ========
LIABILITIES:
  Deposits..................................................  $  812,192     $665,047
  FHLB borrowings...........................................     111,866       90,172
  Securities sold under agreements to repurchase............      49,414       49,706
  Accrued interest payable..................................       2,726        1,998
  Other liabilities.........................................      22,429       16,646
                                                              ----------     --------
    Total liabilities.......................................     998,627      823,569
                                                              ==========     ========
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value per share; authorized:
    30,000,000 shares issued: 16,406,366 shares at June 30,
    2001 and 16,210,636 shares at December 31, 2000.........      16,406       16,211
  Additional paid-in capital................................      59,754       57,456
  Retained earnings.........................................      30,838       25,064
  Stock subscriptions receivable............................          --         (146)
  Accumulated other comprehensive income....................       1,362        1,032
                                                              ----------     --------
    Total stockholders' equity..............................     108,360       99,617
                                                              ----------     --------
    Total liabilities and stockholders' equity..............  $1,106,987     $923,186
                                                              ==========     ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED          SIX MONTHS ENDED
                                                           JUNE 30,                   JUNE 30,
                                                   ------------------------   -------------------------
                                                      2001          2000         2001          2000
                                                   -----------   ----------   -----------   -----------
                                                     (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Interest and dividend income:
  Loans..........................................  $    13,251   $   10,019   $    26,423   $    18,888
  Taxable investment securities..................        1,509          778         2,804         1,371
  Non-taxable investment securities..............        1,002          449         2,248           824
  Mortgage-backed securities.....................           43           60            96           134
  FHLB stock dividends...........................           89           87           186           168
  Federal funds sold and other...................          765          692         1,934         1,167
                                                   -----------   ----------   -----------   -----------
      Total interest and dividend income.........       16,659       12,085        33,691        22,552
                                                   -----------   ----------   -----------   -----------
Interest expense:
  Deposits.......................................        5,502        4,682        12,062         8,568
  FHLB borrowings................................        1,622        1,106         3,081           587
  Securities sold under agreements to
    repurchase...................................          405          335           798         2,280
  Federal funds purchased and other..............            1            1             1            10
                                                   -----------   ----------   -----------   -----------
      Total interest expense.....................        7,530        6,124        15,942        11,445
                                                   -----------   ----------   -----------   -----------
      Net interest income........................        9,129        5,961        17,749        11,107
Provision for loan losses........................          600          500         1,150           800
                                                   -----------   ----------   -----------   -----------
      Net interest income after provision for
        loan losses..............................        8,529        5,461        16,599        10,307
                                                   -----------   ----------   -----------   -----------
Fees and other income:
  Investment management and trust................        9,122        6,901        18,183        13,741
  Financial planning fees........................          989          844         2,075         1,638
  Equity in earnings (losses) of partnerships....          (26)         (66)         (112)         (241)
  Deposit account service charges................          110           73           210           130
  Gain on sale of loans..........................          151            4           335            10
  Gain on sale of investment securities..........          670           --         1,160            --
  Other..........................................          694          180           914           265
                                                   -----------   ----------   -----------   -----------
      Total fees and other income................       11,710        7,936        22,765        15,543
                                                   -----------   ----------   -----------   -----------
Operating expense:
  Salaries and employee benefits.................        9,440        6,799        19,062        13,408
  Occupancy and equipment........................        1,585        1,139         3,020         2,247
  Professional services..........................          884          466         1,631           813
  Marketing and business development.............        1,074          534         1,653         1,076
  Contract services and processing...............          590          354           949           718
  Merger expenses................................           12           --           139            --
  Amortization of intangibles....................          345          127           689           233
  Other..........................................          860          692         1,805         1,306
                                                   -----------   ----------   -----------   -----------
      Total operating expense....................       14,790       10,111        28,948        19,801
                                                   -----------   ----------   -----------   -----------
      Income before income taxes.................        5,449        3,286        10,416         6,049
  Income tax expense.............................        1,693        1,003         3,117         1,820
                                                   -----------   ----------   -----------   -----------
      Net income.................................  $     3,756   $    2,283         7,299         4,229
                                                   ===========   ==========   ===========   ===========
Per share data:
  Basic earnings per share.......................  $      0.23   $     0.18   $      0.45   $      0.34
                                                   ===========   ==========   ===========   ===========
  Diluted earnings per share.....................  $      0.22   $     0.18   $      0.43   $      0.33
                                                   ===========   ==========   ===========   ===========
  Average common shares outstanding..............   16,369,371   12,348,982    16,321,885    12,326,569
  Average diluted shares outstanding.............   17,195,666   12,784,817    17,126,160    12,718,831

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                  ADDITIONAL                               ACCUMULATED
                                        COMMON     PAID-IN     RETAINED       STOCK       COMPREHENSIVE
                                        STOCK      CAPITAL     EARNINGS   SUBSCRIPTIONS   INCOME (LOSS)    TOTAL
                                       --------   ----------   --------   -------------   -------------   --------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Balance at December 31, 1999.........  $12,246      $12,744    $16,815        $(320)         $(1,239)     $ 40,246
  Net income.........................       --           --      4,229           --               --         4,229
  Comprehensive income, net:
  Change in unrealized gain (loss) on
    securities available for sale....       --           --         --           --              144           144
                                                                                                          --------
  Total comprehensive income.........                                                                        4,373
  Dividends paid to shareholders.....                             (699)                                       (699)
  Proceeds from issuance of 66,793
    shares of common stock...........       67          505         --           --               --           572
  Stock options exercised............       93          231         --           --               --           324
  Stock subscription payments........       --           --         --          167               --           167
  S corporation dividends paid                                    (363)                                       (363)
                                       -------      -------    -------        -----          -------      --------
Balance at June 30, 2000.............  $12,406      $13,480    $19,982        $(153)         $(1,095)     $ 44,620
                                       =======      =======    =======        =====          =======      ========
Balance at December 31, 2000.........  $16,211      $57,456    $25,064        $(146)         $ 1,032      $ 99,617
  Net income.........................       --           --      7,299           --               --         7,299
  Comprehensive income, net:
  Change in unrealized gain (loss) on
    securities available for sale....       --           --         --           --              330           330
                                                                                                          --------
  Total comprehensive income.........                                                                        7,629
  Dividends paid to shareholders.....       --           --     (1,120)          --               --        (1,120)
  Proceeds from issuance of 59,976
    shares of common stock...........       60        1,081         --           --               --         1,141
  Stock options exercised............      135        1,217         --           --               --         1,352
  Stock subscription payments........       --           --         --          146               --           146
  S corporation dividends paid.......       --           --       (405)          --               --          (405)
                                       -------      -------    -------        -----          -------      --------
Balance at June 30, 2001.............  $16,406      $59,754    $30,838        $  --          $ 1,362      $108,360
                                       =======      =======    =======        =====          =======      ========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net income................................................  $   7,299   $   4,229
  Adjustments to reconcile net income to net cash from
    operating activities:
    Depreciation and amortization...........................        (36)        948
    Gain on sale of loans...................................       (335)        (10)
    Gain on sale of investment securities...................     (1,160)         --
    Provision for loan losses...............................      1,150         800
    Distributed (undistributed) earnings of partnership
     investments............................................        123       2,289
    Loans originated for sale...............................    (21,261)     (1,029)
    Proceeds from sale of loans.............................     21,596       1,039
    (Increase) decrease in:
      Fees receivable.......................................       (442)        755
      Accrued interest receivable...........................       (931)     (1,215)
      Other assets..........................................     (9,903)       (864)
    Increase (decrease) in:
      Accrued interest payable..............................        728          59
      Other liabilities.....................................      5,783      (2,447)
                                                              ---------   ---------
        Net cash provided (used) by operating activities....      2,611       4,554
                                                              ---------   ---------
Cash flows from investing activities:
  Net decrease (increase) in federal funds sold.............    (85,100)    (25,000)
  Investment securities available for sale:
    Purchases...............................................    (87,850)    (53,305)
    Sales...................................................         --          --
    Maturities..............................................     74,098      10,730
  Mortgage-backed securities available for sale:
    Sales...................................................         --          --
    Principal payments......................................        450       1,608
  Net decrease (increase) in loans..........................    (93,657)    (70,283)
  Purchase of FHLB stock....................................       (763)         --
  Recoveries on loans previously charged off................         40         107
  Capital expenditures......................................     (2,114)     (1,251)
  Cash and cash equivalents for acquisition.................         --          --
                                                              ---------   ---------
        Net cash provided (used) by investing activities....   (194,896)   (137,394)
                                                              ---------   ---------
Cash flows from financing activities:
  Net increase (decrease) in deposits.......................    147,145     154,990
  Net increase (decrease) in repurchase agreements..........       (292)     12,869
  Net increase (decrease) in federal funds purchased........         --          --
  FHLB advance proceeds.....................................     27,000       3,000
  FHLB advance repayments...................................     (5,306)     (9,204)
  Proceeds from stock subscriptions receivable..............        146         167
  Dividends paid to stockholders............................     (1,120)       (699)
  S-corporation dividends paid..............................       (405)       (363)
  Proceeds from issuance of common stock....................      2,493         896
                                                              ---------   ---------
        Net cash provided (used) by financing activities....    169,661     161,656
                                                              ---------   ---------
  Net increase (decrease) in cash and due from banks........    (22,624)     28,816
  Cash and due from banks at beginning of year..............     47,625      11,661
                                                              ---------   ---------
  Cash and due from banks at end of period..................  $  25,001   $  40,477
                                                              =========   =========
Supplementary disclosures of cash flow information:
  Cash paid during the period for interest..................  $   6,802   $  11,445
  Cash paid during the period for income taxes..............      3,453       2,736

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The consolidated financial statements of Boston Private Financial
Holdings, Inc. (the "Company") include the accounts of the Company and its wholly-owned subsidiaries, Boston Private Bank & Trust Company (the "Bank"), Boston Private Investment Management, Inc. ("BPIM"), RINET Company, Inc, ("RINET"), Sand Hill Advisors, Inc, ("Sand Hill") and Boston Private Value Investors ("BPVI"). The Bank's consolidated financial statements include the accounts of its wholly-owned subsidiaries, BPB Securities Corporation, Boston Private Asset Management Corporation, and Boston Private Preferred Capital Corporation. BPIM's consolidated financial statements include the accounts of its wholly owned subsidiary, Westfield Capital Management Company ("Westfield"). All significant intercompany accounts and transactions have been eliminated in consolidation.

    In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from these estimates. Material estimates that are particularly susceptible to change relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

    The unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, and include all necessary adjustments of a normal recurring nature, which in the opinion of management, are required for a fair presentation of the results and financial condition of the Company. The interim results of consolidated operations are not necessarily indicative of the results for the entire year.

    The information in this report should be read in conjunction with the consolidated financial statements and accompanying notes included in the December 31, 2000 Annual Report to Shareholders. Certain prior year information has been reclassified to conform to current year presentation.

(2) EARNINGS PER SHARE

    Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The earnings per share calculation is based upon the weighted average number of common shares and common share equivalents outstanding during the period. Stock options, when dilutive, are included as common stock equivalents using the treasury stock method.

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

    The following tables are a reconciliation of the numerators and denominators of basic and diluted earnings per share computations:

                                                           THREE MONTHS ENDED               THREE MONTHS ENDED
                                                                JUNE 30,                         JUNE 30,
                                                     ------------------------------   ------------------------------
                                                                  2001                             2000
                                                     ------------------------------   ------------------------------
                                                                             PER                              PER
                                                                            SHARE                            SHARE
                                                      INCOME     SHARES     AMOUNT     INCOME     SHARES     AMOUNT
                                                     --------   --------   --------   --------   --------   --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic EPS
  Net Income.......................................   $3,756     16,369     $0.23      $2,283     12,349     $0.18
                                                                            =====                            =====
Effect of Dilutive Securities
  Stock Options....................................       --        827        --         436
Diluted EPS
                                                      ------     ------     -----      ------     ------     -----
  Net Income.......................................   $3,756     17,196     $0.22      $2,283     12,785     $0.18
                                                      ======     ======     =====      ======     ======     =====

                                                           THREE MONTHS ENDED               THREE MONTHS ENDED
                                                                JUNE 30,                         JUNE 30,
                                                     ------------------------------   ------------------------------
                                                                  2001                             2000
                                                     ------------------------------   ------------------------------
                                                                             PER                              PER
                                                                            SHARE                            SHARE
                                                      INCOME     SHARES     AMOUNT     INCOME     SHARES     AMOUNT
                                                     --------   --------   --------   --------   --------   --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic EPS
  Net Income.......................................   $7,299     16,322     $0.45      $4,229     12,327     $0.34
Effect of Dilutive Securities
  Stock Options....................................       --        804        --         392
Diluted EPS
                                                      ------     ------     -----      ------     ------     -----
  Net Income.......................................   $7,299     17,126     $0.43      $4,229     12,719     $0.33
                                                      ======     ======     =====      ======     ======     =====

(3) BUSINESS SEGMENTS

MANAGEMENT REPORTING

    The Company has five reportable segments, the Bank, Westfield, RINET, Sand Hill and BPVI. The financial performance of the Company is managed and evaluated by business segment. The segments are managed separately because each business is an individual company with different clients, employees, systems, risks, and marketing strategies.

DESCRIPTION OF BUSINESS SEGMENTS

    The Bank pursues a "private banking" business strategy and is principally engaged in providing banking, investment and fiduciary products to high net worth individuals, their families and businesses in the greater Boston area and New England. The Bank offers its clients a broad range of basic deposit services, including checking and savings accounts with automated teller machine ("ATM") access, and cash management services through sweep accounts and repurchase agreements. The Bank also offers commercial, residential mortgage, home equity and consumer loans. In addition, it provides investment advisory and asset management services, securities custody and safekeeping services, and trust and

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

estate administration. The Bank's investment management emphasis is on large-cap equity and actively managed fixed income portfolios.

    Westfield serves the investment management needs of high net worth individuals and institutions with endowments or retirement plans in the greater Boston area, New England, and other areas of the U.S. Westfield specializes in growth equity portfolios, and also acts as the investment manager for seven limited partnerships. Its investment services include a particular focus on identifying and managing small and mid cap equity positions as well as balanced growth accounts.

    RINET provides fee-only financial planning, tax planning and asset allocation services to high net worth individuals and their families in the greater Boston area, New England, and other areas of the U.S. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

    Sand Hill provides investment management services to high net worth individuals primarily in Silicon Valley and Northern California. Sand Hill specializes in balanced portfolios with an equity discipline, and also uses its expertise to plan and execute diversification programs for concentrated stock positions.

    BPVI serves the investment management needs of high net worth individuals primarily in New England and the Northeast. The firm is a large-cap value style investor headquartered in Concord, NH, with an office at 10 Post Office Square in Boston, MA.

MEASUREMENT OF SEGMENT PROFIT AND ASSETS

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Revenues, expenses, and assets are recorded by each segment, and management reviews separate financial statements. In addition to direct expenses, each business segment is allocated a share of holding company expenses based on the segment's percentage of consolidated net income. Sand Hill was acquired in a business combination accounted for as a purchase, accordingly information pertaining to Sand Hill is excluded from the segment disclosures prior to August 31, 2000.

RECONCILIATION OF REPORTABLE SEGMENT ITEMS

    The following tables are a reconciliation of the revenues, net income, assets, and other significant items of reportable segments as of and for the quarters ended June 30, 2001 and 2000.

                                                                                2001
                                   ----------------------------------------------------------------------------------------------
                                      BANK      WESTFIELD    RINET       SHA        BPVI      OTHER     INTERSEGMENT     TOTAL
                                   ----------   ---------   --------   --------   --------   --------   ------------   ----------
                                                                           (IN THOUSANDS)
Income Statement Data: Revenues
  from External Customers:
  Net Interest Income............  $    9,113    $   13      $   (4)   $    14     $    2    $     7      $    (16)    $    9,129
  Non-Interest Income............       3,860     4,735       1,008      1,140        966          1            --         11,710
                                   ----------    ------      ------    -------     ------    -------      --------     ----------
  Total Revenues.................      12,973     4,748       1,004      1,154        968          8           (16)        20,839
Provision for Loan Losses........         600        --          --         --         --         --            --            600
Non-Interest Expense.............       8,755     3,279         868      1,180        700          8            --         14,790
Income Taxes.....................         886       612          56        (11)       150         --            --          1,693
                                   ----------    ------      ------    -------     ------    -------      --------     ----------
Segment Profit...................  $    2,732    $  857      $   80    $   (15)    $  118         --      $    (16)    $    3,756
                                   ==========    ======      ======    =======     ======    =======      ========     ==========
Balance Sheet Data:
Total Segment Assets.............  $1,079,260    $9,049      $1,742    $17,052     $1,622    $22,615      $(24,353)    $1,106,987
                                   ==========    ======      ======    =======     ======    =======      ========     ==========

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                                       2000
                                                  -------------------------------------------------------------------------------
                                                    BANK     WESTFIELD    RINET       BPVI      OTHER     INTERSEGMENT    TOTAL
                                                  --------   ---------   --------   --------   --------   ------------   --------
                                                                                  (IN THOUSANDS)
Income Statement Data: Revenues from External
  Customers:
  Net Interest Income...........................  $  5,961    $   25       $  1          --        --        $   (26)    $  5,961
  Non-Interest Income...........................     2,546     3,495        850       1,045        --             --        7,936
                                                  --------    ------       ----      ------      ----        -------     --------
  Total Revenues................................     8,507     3,520        851       1,045        --        $   (26)      13,897
Provision for Loan Losses.......................       500        --         --          --        --             --          500
Non-Interest Expense............................     5,964     2,497        715         935        --             --       10,111
Income Taxes....................................       514       420         55          14        --             --        1,003
                                                  --------    ------       ----      ------      ----        -------     --------
Segment Profit..................................  $  1,529    $  603       $ 81      $   96        --        $   (26)    $  2,238
                                                  ========    ======       ====      ======      ====        =======     ========
Balance Sheet Data:
Total Segment Assets............................  $723,826    $7,282       $958      $2,050      $896        $(2,426)    $732,586
                                                  ========    ======       ====      ======      ====        =======     ========

    The following tables are a reconciliation of the revenues, net income, assets, and other significant items of reportable segments as of and for the year to date periods ended June 30, 2001 and 2000.

                                                                                2001
                                   ----------------------------------------------------------------------------------------------
                                      BANK      WESTFIELD    RINET       SHA        BPVI      OTHER     INTERSEGMENT     TOTAL
                                   ----------   ---------   --------   --------   --------   --------   ------------   ----------
                                                                           (IN THOUSANDS)
Income Statement Data: Revenues
  from External Customers:
  Net Interest Income............  $   17,704    $   36      $  (10)   $    34     $   11    $    14      $    (40)    $   17,749
  Non-Interest Income............       7,315     8,949       2,085      2,417      1,997          2            --         22,765
                                   ----------    ------      ------    -------     ------    -------      --------     ----------
  Total Revenues.................      25,019     8,985       2,075      2,451      2,008         16           (40)        40,514
Provision for Loan Losses........       1,150        --          --         --         --         --            --          1,150
Non-Interest Expense.............      16,848     6,440       1,762      2,376      1,506         16            --         28,948
                                   ----------    ------      ------    -------     ------    -------      --------     ----------
Income Taxes.....................       1,646     1,062         128         31        250         --            --          3,117
                                   ==========    ======      ======    =======     ======    =======      ========     ==========
Segment Profit...................  $    5,375    $1,483      $  185    $    44     $  252         --      $    (40)    $    7,299
Balance Sheet Data:
Total Segment Assets.............  $1,079,260    $9,049      $1,742    $17,052     $1,622    $22,615      $(24,353)    $1,106,987
                                   ==========    ======      ======    =======     ======    =======      ========     ==========

                                                                                       2000
                                                  -------------------------------------------------------------------------------
                                                    BANK     WESTFIELD    RINET       BPVI      OTHER     INTERSEGMENT    TOTAL
                                                  --------   ---------   --------   --------   --------   ------------   --------
                                                                                  (IN THOUSANDS)
Income Statement Data: Revenues from External
  Customers:
  Net Interest Income...........................  $ 11,107    $   39      $    2         --        --        $   (41)    $ 11,107
  Non-Interest Income...........................     4,943     6,805       1,647      2,148        --             --       15,543
                                                  --------    ------      ------     ------      ----        -------     --------
  Total Revenues................................    16,050     6,844       1,649      2,148        --            (41)      26,650
Provision for Loan Losses.......................       800        --          --         --        --             --          800
Non-Interest Expense............................    11,738     4,876       1,338      1,849        --             --       19,801
Income Taxes....................................       848       808         126         38        --             --        1,820
                                                  --------    ------      ------     ------      ----        -------     --------
Segment Profit..................................  $  2,664    $1,160      $  185     $  261        --        $   (41)       4,229
                                                  ========    ======      ======     ======      ====        =======     ========
Balance Sheet Data:
Total Segment Assets............................  $723,826    $7,282      $  958     $2,050      $896        $(2,426)    $732,586
                                                  ========    ======      ======     ======      ====        =======     ========

(4) RECENT ACCOUNTING DEVELOPMENTS

    On July 20, 2001, the FASB issued Statement No. 141, BUSINESS COMBINATIONS, and Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. Statement 141 requires that all business combinations

            BOSTON PRIVATE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

consummated after June 30, 2001 be accounted for under a single accounting method--the purchase method. Use of the pooling-of-interests method for transactions initiated after June 30, 2001 will no longer be permitted. Statement 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for calendar year-end companies, will be January 1, 2002. At June 30, 2001 the company had $17.7 million of goodwill on the balance sheet that is being amortized at $1.4 million per year.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                      FOR THE QUARTER ENDED JUNE 30, 2001

    The discussions set forth below and elsewhere herein contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management are forward-looking statements. The Company's actual results could differ materially from those projected in the forward-looking statements as the result of, among other factors, changes in interest rates, changes in the securities or financial markets, a deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans, changes in loan defaults and charge-off rates, reduction in deposit levels necessitating increased borrowing to fund loans and investments, the risk that difficulties will arise in connection with the integration of the operations of acquired businesses with the operations of our banking or investment management businesses, the passing of adverse government regulation, changes in assumptions used in making such forward looking statements, as well as those factors set forth below under the heading "Risk Factors and Factors Affecting Forward-Looking Statements." These forward-looking statements are made as of the date of this report and the company does not intent or undertake to update any such forward-looking statement.

GENERAL

    Boston Private Financial Holdings, Inc. is incorporated under the laws of the Commonwealth of Massachusetts and is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). On July 1, 1988, the Company became the parent holding company of Boston Private Bank & Trust Company, a trust company chartered by the Commonwealth of Massachusetts and insured by the Federal Deposit Insurance Corporation (the "FDIC").

    During 1997, the Company merged with Westfield, a Massachusetts corporation engaged in providing a range of investment management services to individual and institutional clients. During October 1999, the Company merged with RINET, a Massachusetts corporation engaged in providing financial planning and asset allocation services to high net worth individuals and families, in exchange for 765,697 newly issued shares of the Company's common stock. On February 28, 2001 the Company merged with Boston Private Value Investors, formerly E. R. Taylor Investments, Inc., a New Hampshire corporation engaged in providing value-style investment advisory services to the wealth management market, in exchange for 629,731 newly issued shares of the Company's common stock. These mergers were accounted for as "pooling of interests". Accordingly, the results of operations of the Company reflect the financial position and results of operations including Westfield, RINET, and BPVI on a consolidated basis for all periods presented.

    On August 31, 2000, the Company acquired Sand Hill Advisors, Inc., an 18-year old investment advisory firm servicing the wealth management market, primarily in Northern California. The estimated purchase price at closing was $16.5 million, with 70% paid at the closing, and the remainder paid in four annual payments contingent upon performance using a combination of approximately 73% cash and 27% common stock for each payment. At closing, the Company issued 258,395 shares of its common stock in connection with the transaction. This acquisition was accounted for as a "purchase of assets". Accordingly, the results of operations of the Company reflect the Company's financial position and the results of operations including Sand Hill on a consolidated basis since the date of the acquisition.

    The Company conducts substantially all of its business through its wholly owned operating subsidiaries, the Bank, Westfield, RINET, Sand Hill and BPVI. A description of each subsidiary is provided in Note 3 to the Consolidated Financial Statements.

FINANCIAL CONDITION

    TOTAL ASSETS. Total assets increased $183.8 million, or 19.9%, to $1.1 billion at June 30, 2001 from $923.2 million at December 31, 2000. This increase was primarily driven by deposit growth, which was used to fund new loans and purchase investment securities.

    INVESTMENTS. Total investments (consisting of cash, federal funds sold, investment securities, mortgage-backed securities, and stock in the FHLB of Boston) were $320.1 million, or 28.9% of total assets, at June 30, 2001, compared to $240.6 million, or 26.1% of total assets, at December 31, 2000. Of the $79.5 million increase in investments during the first half of 2001, $62.5 million in cash and federal funds sold was driven by higher deposit balances. The remaining $17.0 million of this increase was due to funding of the investment portfolio. Management periodically evaluates investment alternatives to properly manage the overall balance sheet. The timing of sales and reinvestments is based on various factors, including management's evaluation of interest rate trends and total bank liquidity.

    The following table is a summary of investment and mortgage-backed securities available for sale as of June 30, 2001 and December 31, 2000:

                                                           AMORTIZED       UNREALIZED         MARKET
                                                             COST       GAINS      LOSSES     VALUE
                                                           ---------   --------   --------   --------
                                                              (IN THOUSANDS)
AT JUNE 30, 2001
U.S. Government and agencies.............................  $ 82,385     $1,111     $(288)    $ 83,208
Corporate bonds..........................................    12,109        257       (23)      12,343
Municipal bonds..........................................    94,969      1,231      (189)      96,011
Mortgage-backed securities...............................     2,820         30        --        2,850
                                                           --------     ------     -----     --------
  Total investments......................................  $192,283     $2,629     $(500)    $194,412
                                                           ========     ======     =====     ========

AT DECEMBER 31, 2000
U.S. Government and agencies.............................  $ 74,753     $  819     $(379)    $ 75,193
Corporate bonds..........................................    12,029        214        --       12,243
Municipal bonds..........................................    86,483      1,086      (120)      87,449
Mortgage-backed securities...............................     3,274          2        (9)       3,267
                                                           --------     ------     -----     --------
  Total investments......................................  $176,539     $2,121     $(508)    $178,152
                                                           ========     ======     =====     ========

    LOANS. Total loans increased $93.9 million, or 14.6%, during the first half of 2001 to $738.9 million, or 66.8% of total assets, at June 30, 2001, from $645.1 million, or 69.9% of total assets, at December 31, 2000. Both the commercial and residential mortgage loan portfolios continued to experience growth due to the Company's strong client relationships and the demand for financing. Commercial loans increased $24.8 million, or 9.1%, and residential mortgage loans increased $67.7 million, or 19.6%, during the first half of 2001.

    RISK ELEMENTS. Total non-performing assets, which consist of non-accrual loans and other real estate owned, decreased by $217,000 during the first six months of 2001 to $1.1 million, or 0.10% of total assets, at June 30, 2001, from $1.3 million, or 0.14% of total assets, at December 31, 2000. The

Company continues to evaluate the underlying collateral and value of each of its non-performing assets and pursues the collection of all amounts due.

    At June 30, 2001, loans with an aggregate balance of $2.7 million, or 0.37% of total loans, were 30 to 89 days past due, a decrease of $372,000 as compared to $3.1 million, or 0.48% of total loans, as of December 31, 2000. Most of these loans are adequately secured and management's success in keeping these borrowers current varies from month to month.

    The Company discontinues the accrual of interest on a loan when the collectibility of principal or interest is in doubt. In certain instances, loans that have become 90 days past due may remain on accrual status if management believes that full principal and interest due on the loan is collectible.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a charge to operations. When management believes that the collectibility of a loan's principal balance is unlikely, the principal amount is charged against the allowance. Recoveries on loans which have been previously charged off are credited to the allowance as received.

    The allowance for loan losses is determined using a systematic analysis and procedural discipline based on historical experience, product types, and industry benchmarks. A system of periodic loan reviews is performed to individually assess the inherent risk and assign risk ratings to each loan. The allowance is calculated based on management's judgment of the effect of current and forecasted economic conditions on the borrowers' abilities to repay, an evaluation of the allowance for loan losses in relation to the size of the overall loan portfolio, and consideration of the relationship of the allowance for loan losses to non-performing loans, net charge-off trends, and other factors. While this evaluation process utilizes historical and other objective information, the classification of loans and the establishment of the allowance for loan losses relies to a great extent on the judgment and experience of management.

    While management evaluates currently available information in establishing the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

    The following table is an analysis of the Bank's allowance for loan losses for the periods indicated:

                                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                                             JUNE 30,                  JUNE 30,
                                                      -----------------------   -----------------------
                                                         2001         2000         2001         2000
                                                      ----------   ----------   ----------   ----------
                                                      (DOLLARS IN THOUSANDS)    (DOLLARS IN THOUSANDS)
Ending gross loans..................................   $738,942     $520,822     $738,942     $520,822
Allowance for loan losses, beginning of period......   $  7,921     $  5,666     $  7,342     $  5,336
  Provision for loan losses.........................        600          500        1,150          800
  Charge- offs......................................        (11)         (12)         (11)         (19)
  Recoveries........................................         11           70           40          107
                                                       --------     --------     --------     --------
Allowance for loan losses, end of period............   $  8,521     $  6,244     $  8,521     $  6,224
                                                       --------     --------     --------     --------

Allowance for loan losses to ending gross loans.....       1.15%        1.20%        1.15%        1.20%
                                                       ========     ========     ========     ========

    DEPOSITS AND BORROWINGS. The Company experienced an increase in total deposits of $147.1 million, or 22.1%, during the first six months of 2001, to $812.2 million, or 73.4% of total assets, at June 30, 2001, from $665.0 million, or 72.0% of total assets, at December 31, 2000. This increase was due to higher average balances in existing client accounts, as well as a significant number of new accounts opened during the first six months of 2001. The following table shows the composition of the Company's deposits at June 30, 2001 and December 31, 2000:

                                                           JUNE 30, 2001        DECEMBER 31, 2000
                                                        --------------------   --------------------
                                                                   AS A % OF              AS A % OF
                                                        BALANCE      TOTAL     BALANCE      TOTAL
                                                        --------   ---------   --------   ---------
Demand deposits.......................................  $ 92,610      11.4%    $111,846      16.8%
NOW...................................................    99,777      12.3       86,868      13.0
Savings...............................................     7,081       0.9        5,997       0.9
Money Market..........................................   481,385      59.3      347,641      52.3
Certificates of deposit under $100,000................    23,039       2.8       21,754       3.3
Certificates of deposit $100,000 or greater...........   108,300      13.3       90,941      13.7
                                                        --------     -----     --------     -----
      Total...........................................  $812,192     100.0%    $665,047     100.0%
                                                        ========     =====     ========     =====

    LIQUIDITY. Liquidity is defined as the ability to meet current and future financial obligations of a short-term nature. The Company further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as to earnings enhancement opportunities in a changing marketplace. Primary sources of liquidity consist of investment management fees, financial planning fees, deposit inflows, loan repayments, borrowed funds, and cash flows from investment securities. These sources fund the Company's lending and investment activities.

    Management is responsible for establishing and monitoring liquidity targets as well as strategies to meet these targets. At June 30, 2001, cash, federal funds sold and securities available for sale amounted to $314.5 million, or 28.4% of total assets of the Company. This compares to $235.8 million, or 25.5% of total assets, at December 31, 2000.

    In general, the Bank maintains a liquidity target of 10% to 20% of total assets. The Bank is a member of the FHLB of Boston and as such has access to both short and long-term borrowings of up to $308.5 million as of June 30, 2001. In addition, the Bank maintains short-term lines of credit at the Federal Reserve Bank and other correspondent banks totaling $89.0 million, and has established brokered certificate of deposit lines with several institutions aggregating $120.0 million. Management believes that at June 30, 2001, the Bank had adequate liquidity to meet its commitments for the foreseeable future.

    Westfield's primary source of liquidity consists of investment management fees that are collected on a quarterly basis. At June 30, 2001 Westfield had working capital of approximately $3.7 million. Management believes that at June 30, 2001, Westfield had adequate liquidity to meet its commitments for the foreseeable future.

    RINET's primary source of liquidity consists of financial planning fees that are collected on a quarterly basis. At June 30, 2001 RINET had working capital of approximately $615,000. Management believes that at June 30, 2001, RINET had adequate liquidity to meet its commitments for the foreseeable future.

    Sand Hill's primary source of liquidity consists of investment management fees that are collected on a quarterly basis. At June 30, 2001 Sand Hill had working capital of approximately $1.1 million. Management believes that at June 30, 2001, Sand Hill had adequate liquidity to meet its commitments for the foreseeable future.

    BPVI's primary source of liquidity consists of investment management fees that are collected on a quarterly basis. At June 30, 2001 BPVI had working capital of approximately $162,000. Management believes that at June 30, 2001, BPVI had adequate liquidity to meet its commitments for the foreseeable future.

    The Company's primary sources of funds are dividends from its subsidiaries, issuance of its Common Stock and borrowings. Management believes that the Company has adequate liquidity to meet its commitments for the foreseeable future.

    CAPITAL RESOURCES. Total stockholders' equity of the Company at June 30, 2001 was $108.4 million, or 9.8% of total assets, compared to $99.6 million, or 10.8% of total assets at December 31, 2000. The increase was the result of the Company's net income for the first six months of 2001 of $7.3 million, combined with common stock issued in connection with stock grants to employees and proceeds from options exercised, less dividends paid to shareholders and the change in accumulated other comprehensive income.

    The Company is subject to various regulatory capital requirements administered by federal agencies. Failure to meet minimum capital requirements can result in certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. For example, under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Similarly, the Company is also subject to capital requirements administered by the Federal Reserve Bank with respect to certain non-banking activities, including adjustments in connection with off-balance sheet items. The following table presents actual capital amounts and regulatory capital requirements as of June 30, 2001 and December 31, 2000:

                                                                                         TO BE WELL CAPITALIZED
                                                                                              UNDER PROMPT
                                                              FOR CAPITAL ADEQUACY          CORRECTIVE ACTION
                                            ACTUAL                  PURPOSES                   PROVISIONS
                                      -------------------   -------------------------   -------------------------
                                       AMOUNT     RATIO      AMOUNT        RATIO         AMOUNT        RATIO
                                      --------   --------   --------   --------------   --------   --------------
                                                        (DOLLARS IN THOUSANDS)
AS OF JUNE 30, 2001:

  Total risk-based capital
    Company.........................  $97,094     15.53%    $50,028        >      8.0%  $62,535      >     10.0%
    Bank............................   70,577     11.48      49,162               8.0    61,452            10.0
  Tier I risk-based
    Company.........................   89,268     14.27      25,014               4.0    37,521             6.0
    Bank............................   62,885     10.23      24,581               4.0    36,871             6.0
  Tier I leverage capital
    Company.........................   89,268      8.88      40,203               4.0    50,253             5.0
    Bank............................   62,885      6.21      40,532               4.0    50,665             5.0

AS OF DECEMBER 31, 2000:

  Total risk-based capital
    Company.........................  $86,691     16.76%    $41,384        >      8.0%  $51,729      >     10.0%
    Bank............................   63,821     12.55      40,668               8.0    50,835            10.0
  Tier I risk-based
    Company.........................   80,214     15.51      20,692               4.0    31,038             6.0
    Bank............................   57,454     11.30      20,334               4.0    30,501             6.0
  Tier I leverage capital
    Company.........................   80,214      9.09      35,312               4.0    44,140             5.0
    Bank............................   57,454      6.59      34,879               4.0    43,598             5.0

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2001

    NET INCOME. The Company recorded net income of $3.8 million, or $0.22 per diluted share, for the quarter ended June 30, 2001 compared to $2.3 million, or
$0.18 per diluted share for the quarter ended June 30, 2000.   This represented
a 64.5% increase in net income and a 22.2% increase in earnings per share. The difference in growth rates between net income and earnings per share results from having issued 3.5 million shares of the company's common stock in September 2000 to fund expansion and business growth.

    NET INTEREST INCOME. For the quarter ended June 30, 2001, net interest income was $9.1 million, an increase of $3.2 million, or 53.1%, over the same period in 2000. This increase was primarily attributable to an increase of $330.0 million, or 51.4%, in the average balance of earning assets. The Company's net interest margin was 3.95% for the second quarter of 2001, an increase of 23 basis points compared to the same period last year.

    INTEREST INCOME. During the second quarter of 2001, interest income was $16.7 million, an increase of $4.6 million, or 37.9%, compared to $12.1 million for the same period in 2000. Interest income on commercial loans increased 15.3% to $5.9 million for the quarter ended June 30, 2001, compared to $5.1 million for the same period in 2000. Interest income from residential mortgage loans increased 56.6% to $6.9 million for the second quarter of 2001, compared to $4.4 million for the same period in 2000, and interest on home equity and other loans decreased 6.3% to $518,000 for the second quarter of 2001, compared to $553,000, for the same period in 2000. The average balance of commercial loans increased 31.4% and the average rate decreased 3.3%, or 75 basis points to 8.35% for the quarter ended June 30, 2001. The average balance of residential mortgage loans increased 52.9%, and the average rate increased 2.5%, or 17 basis points to 7.09% for the same period. The average balance of home equity and other loans increased 15.8% and the average rate decreased 19.1%, or 177 basis points, to 7.49%.

    Total investment income (consisting of interest and dividend income from cash, federal funds sold, investment securities, mortgage-backed securities, and stock in the FHLB of Boston) increased $1.3 million, or 65.0%, to $3.4 million for the quarter ended June 30, 2001, compared to $2.1 million for the same period in 2000. This increase was primarily attributable to an increase in the average balance of $124.6 million, or 83.0%, offset by a decrease in the average yield on investments of 54 basis points, or 9.8%, to 5.00% for the quarter ended June 30, 2001.

    INTEREST EXPENSE. During the second quarter of 2001, interest expense was $7.5 million, an increase of $1.4 million, or 23.0%, compared to $6.1 million for the same period in 2000. This increase in the Company's interest expense was the result of an increase in the average balance of interest-bearing liabilities of $258.4 million, or 46.8%, increase between the two periods. The average cost of interest-bearing liabilities decreased 72 basis points, or 16.3%, to 3.72% for the quarter ended June 30, 2001.

    PROVISION FOR LOAN LOSSES. The provision for loan losses was $600,000 for the quarter ended June 30, 2001, compared to $500,000 for the same period in 2000. Management evaluates several factors including new loan originations, estimated charge-offs, and risk characteristics of the loan portfolio when determining the provision for loan losses. These factors include the level and mix of loan growth, the level of non-accrual and delinquent loans, and the level of charge-offs and recoveries. Also see discussion under "FINANCIAL CONDITION--ALLOWANCE FOR LOAN LOSSES." Net recoveries were $0 during the second quarter of 2001, compared to $58,000 for the same period in 2000.

    FEES AND OTHER INCOME. Fees and other income increased $3.8 million, or 47.6%, to $11.7 million for the three month period ending June 30, 2001, compared to $7.9 million for the same period in 2000. The majority of fee income was attributable to advisory fees earned on assets under management. These fees increased $2.2 million, or 32.2% to $9.1 million for the second quarter of 2001, compared to

$6.9 million for the same period in 2000. Of this increase in fee income, $1.1 million, or 51.2% was due to the purchase acquisition of Sand Hill on August 31, 2000. The remaining increase was primarily due to a 22.2% increase in assets under management, which were $5.4 billion on June 30, 2001, compared to $4.5 billion on June 30, 2000. This increase does not include the assets under management of Sand Hill, which were $784 million on June 30, 2001.

    Financial planning fees increased $145,000, or 17.2%, to $1.0 million for the second quarter of 2001, compared to $844,000 for the same period in 2000. Equity in losses of partnerships was $26,000 for the three months ended
June 30, 2001 due to a decrease in the market value of Westfield's general partnership interest in its hedge funds.

    Deposit account service fees increased $37,000, or 50.7%, to $110,000 for the second quarter of 2001 as a result of a larger number of deposit accounts and an increased level of transaction-based fees. Gain on sale of investment securities was $670,000 for the second quarter of 2001. Gain on sale of loans increased $147,000 to $151,000 for the second quarter of 2001 as a result of increased market demand for fixed rate loans, which are generally sold on the secondary market. Other fee income, which consists primarily of non-amortizing loan fees and cash management fees increased $514,000 to $694,000 for the second quarter of 2001.

    OPERATING EXPENSE. Total operating expense for the second quarter of 2001 increased $4.7 million, or 46.3%, to $14.8 million compared to $10.1 million for the same period in 2000. Of this increase, $1.2 million, or 25.2%, was due to the operating expenses of Sand Hill, and the remainder was attributable to the Company's continued growth and expansion. The Company has experienced a 51.1% increase in total balance sheet assets, a 39.8% increase in client assets under management, and a 18.6% increase in the number of employees from June 30, 2000 to June 30, 2001. In addition, the Company expanded its facilities at its Boston headquarters, and opened a new banking office in the Back Bay of boston as of May 1, 2000.

    Salaries and benefits, the largest component of operating expense, increased $2.6 million, or 38.8%, to $9.4 million for the quarter ended June 30, 2001, from $6.8 million for the same period in 2000. Of this increase, $641,000, or 24.3% was due to the acquisition of Sand Hill. The remaining increase was due to a 18.6% increase in the number of employees, a higher level of employee incentive-based compensation, normal salary increases, and the related taxes and benefits thereon.

    Occupancy and equipment expense increased $446,000, or 39.2%, to $1.6 million for the second quarter of 2001, from $1.1 million for the same period last year. Of this increase, $85,000, or 19.1% was due to the acquisition of Sand Hill. The remaining increase was primarily attributable to the increased occupancy expenses related to expansion at Ten Post Office Square, Boston, Massachusetts, and the new banking office in the Back Bay area of Boston, Massachusetts, as well as the Company's continued investments in technology.

    Professional services include legal fees, consulting fees, and other professional services such as audit and tax preparation. These expenses increased $418,000, or 89.7% due to legal and consulting expenses incurred for strategic projects during the second quarter of 2001, as well as higher audit fees as a result of the Company's continued growth.

    Marketing and business development increased $540,000, or 101.1%, to $1.1 million for the second quarter of 2001 as a result of increased business development activity due to growth in sales staff.

    Contract services and processing includes outsourced systems, data processing and custody expense. These expenses increased $236,000, or 66.7%, as a result of increased service and volume-related charges for processing banking transactions and maintaining custody of client assets under management.

    Merger expenses of $12,000 for the second quarter of 2001 were a result of the pooling acquisition of BPVI on February 28, 2001.

    Amortization of intangibles increased $218,000 to $345,000 for the second quarter of 2001, from $127,000 for the same period last year due primarily to the purchase acquisition of Sand Hill on August 31, 2000.

    Other expenses include insurance, supplies, telephone, mailing expense, publications and subscriptions, employee training and other miscellaneous business expenses. These expenses have increased $168,000, or 24.3% to $860,000, primarily as a result of increased business volume and an increase in the number of employees.

    INCOME TAX EXPENSE. The Company recorded income tax expense of $1.7 million for the second quarter of 2001 as compared to $1.0 million for the same period last year. The effective tax rate was 31.1% for the second quarter of 2001, compared to 30.5% for the same period in 2000. The increase in the Company's effective tax rate is a result of a higher percentage of fully taxable income.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001

    NET INCOME. The Company recorded net income of $7.3 million, or $0.43 per diluted share, for the six months ended June 30, 2001 compared to $4.2 million,
or $0.33 per diluted share for the six months ended June 30, 2000.   This
represented a 72.6% increase in net income and a 30.3% increase in earnings per share. The difference in growth rates between net income and earnings per share results from having issued 3.5 million shares of the company's common stock in September 2000 to fund expansion and business growth.

    NET INTEREST INCOME. For the six months ended June 30, 2001, net interest income was $17.7 million, an increase of $6.6 million, or 59.8%, over the same period in 2000. This increase was primarily attributable to an increase of $316.4 million, or 57.3%, in the average balance of earning assets. The Company's net interest margin was 3.93% for the second quarter of 2001, an increase of 17 basis points compared to the same period last year.

    INTEREST INCOME. During the first six months of 2001, interest income was $33.7 million, an increase of $11.1 million, or 49.4%, compared to $22.6 million for the same period in 2000. Interest income on commercial loans increased 29.3% to $12.1 million for the six months ended June 30, 2001, compared to $9.3 million for the same period in 2000. Interest income from residential mortgage loans increased 55.9% to $13.2 million for the first six months of 2001, compared to $8.5 million for the same period in 2000, and interest on home equity and other loans increased 5.0% to $1.1 million for the first six months of 2001, compared to $1.1 million for the same period in 2000. These increases were primarily due to an increase in loan volume, offset by decreases in the average yield. The average balance of commercial loans increased 38.7% and the average rate decreased 6.8%, or 63 basis points to 8.73% for the six months ended June 30, 2001. The average balance of residential mortgage loans increased 50.0%, and the average rate increased 4.0%, or 27 basis points to 7.13% for the same period. The average balance of home equity and other loans increased 14.0% and the average rate decreased 7.9% or 70 basis points to 8.23%.

    Total investment income (consisting of interest and dividend income from cash, federal funds sold, investment securities, mortgage-backed securities, and stock in the FHLB of Boston) increased $3.6 million, or 98.4%, to $7.3 million for the six months ended June 30, 2001, compared to $3.7 million for the same period in 2000. This increase was primarily attributable to an increase in the average balance of $142.3 million, or 106.0%, offset by a decrease in the average yield on investments of 20 basis points, or 3.7% to 5.26% for the six months ended June 30, 2001.

    INTEREST EXPENSE. During the first six months of 2001, interest expense was $15.9 million, an increase of $4.5 million, or 39.3%, compared to $11.4 million for the same period in 2000. This increase in the Company's interest expense was the result of an increase in the average balance of interest-bearing liabilities of $271.0 million, or 52.0% increase between the two periods. The average cost of interest-bearing liabilities decreased 8.4%, or 37 basis points to 4.03% for the six months ended June 30, 2001.

    PROVISION FOR LOAN LOSSES. The provision for loan losses was $1.2 million for the six months ended June 30, 2001, compared to $800,000 for the same period in 2000. Management evaluates several factors including new loan originations, estimated charge-offs, and risk characteristics of the loan portfolio when determining the provision for loan losses. These factors include the level and mix of loan growth, the level of non-accrual and delinquent loans, and the level of charge-offs and recoveries. Also see discussion under "FINANCIAL CONDITION--ALLOWANCE FOR LOAN LOSSES." Net recoveries were $29,000 during the first six months of 2001, compared to $88,000 for the same period in 2000.

    FEES AND OTHER INCOME. Fees and other income increased $7.2 million, or 46.5%, to $22.8 million for the six month period ending June 30, 2001, compared to $15.5 million for the same period in 2000. The majority of fee income was attributable to advisory fees earned on assets under management. These fees increased $4.4 million, or 32.3% to $18.2 million for the first six months of 2001, compared to $13.7 million for the same period in 2000. Of this increase in fee income, $2.4 million, or 54.1% was due to the purchase acquisition of Sand Hill on August 31, 2000. The remaining increase was primarily due to a 22.2% increase in assets under management, which were $5.4 billion on June 30, 2001, compared to $4.5 billion on June 30, 2000. This increase does not include the assets under management of Sand Hill, which were $784 million on June 30, 2001.

    Financial planning fees increased $437,000, or 26.7%, to $2.1 million for the first six months of 2001, compared to $1.6 million for the same period in 2000. Equity in losses of partnerships was $112,000 for the six months ended June 30, 2001 due to a decrease in the market value of Westfield's general partnership interest in its hedge funds.

    Deposit account service fees increased $80,000, or 61.5%, to $210,000 for the first six months of 2001 as a result of a larger number of deposit accounts and an increased level of transaction-based fees. Gain on sale of investment securities was $1.2 million for the first half of 2001. Gain on sale of loans increased $325,000 to $335,000 for the first half of 2001 as a result of increased market demand for fixed rate loans which are generally sold on the secondary market. Other fee income, which consists primarily of non-amortizing loan fees and cash management fees increased $649,000 to $914,000 for the first half of 2001.

    OPERATING EXPENSE. Total operating expense for the first six months of 2001 increased $9.1 million, or 46.2% to $28.9 million compared to $19.8 million for the same period in 2000. Of this increase, $2.4 million, or 26.0% was due to the operating expenses of Sand Hill, and the remainder was attributable to the Company's continued growth and expansion. The Company has experienced a 51.1% increase in total balance sheet assets, a 39.8% increase in client assets under management, and an 18.6% increase in the number of employees from June 30, 2000 to June 30, 2001. In addition, the Company expanded its facilities at its Boston headquarters, and opened a new banking office as of May 1, 2000.

    Salaries and benefits, the largest component of operating expense, increased $5.7 million, or 42.2%, to $19.1 million for the six months ended June 30, 2001, from $13.4 million for the same period in 2000. Of this increase, $1.3 million or 23.5% was due to the acquisition of Sand Hill. The remaining increase was due to an 18.6% increase in the number of employees, a higher level of employee incentive-based compensation, normal salary increases, and the related taxes and benefits thereon.

    Occupancy and equipment expense increased $773,000, or 34.4%, to $3.0 million for the first half of 2001, from $2.2 million for the same period last year. Of this increase, $151,000, or 19.5% was due to the acquisition of Sand Hill. The remaining increase was primarily attributable to the increased occupancy expenses related to expansion at Ten Post Office Square, Boston, Massachusetts, and the new banking office in the Back Bay area of Boston, Massachusetts, as well as the Company's continued investments in technology.

    Professional services include legal fees, consulting fees, and other professional services such as audit and tax preparation. These expenses increased $818,000, or 100.6% due to legal and consulting expenses incurred for strategic projects during the first half of 2001, as well as higher audit fees as a result of the Company's continued growth.

    Marketing and business development increased $577,000, or 53.6%, to $1.7 million for the first half of 2001 as a result of increased business development activity due to growth in sales staff.

    Contract services and processing expenses increased $231,000, or 32.2%, as a result of increased service and volume-related charges for processing banking transactions and maintaining custody of client assets under management.

    Merger expenses of $139,000 for the first half of 2001 were a result of the pooling acquisition of BPVI on February 28, 2001.

    Amortization of intangibles increased $456,000 to $689,000 for the first half of 2001, from $233,000 for the same period last year due primarily to the purchase acquisition of Sand Hill on August 31, 2000.

    Other expenses include insurance, supplies, telephone, mailing expense, publications and subscriptions, employee training and other miscellaneous business expenses. These expenses have increased $499,000, or 38.2%, to $1.8 million primarily as a result of increased business volume and an increase in the number of employees.

    INCOME TAX EXPENSE. The Company recorded income tax expense of $3.1 million for the first half of 2001 as compared to $1.8 million for the same period last year. The effective tax rate was 29.9% for the first half of 2001, compared to 30.1% for the same period in 2000. The decrease in the Company's effective tax rate is a result of a lower percentage of fully taxable income.

RISK FACTORS AND FACTORS AFFECTING FORWARD-LOOKING STATEMENTS

    This Quarterly Report, including the information incorporated herein by reference, contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from those projected in the forward-looking statements set forth in this Report including the information incorporated herein by reference. Factors which may cause such a material difference include those set forth below. Investors in the Company's common stock should carefully consider the discussion of risk factors below, in addition to the other information contained in this Quarterly Report. These forward-looking statements are made as of the date of this report and the company does not undertake to update any such forward-looking statement.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN BANKING CUSTOMERS AT CURRENT LEVELS

    Competition in the local banking industry coupled with our relatively small size may limit the ability of the Bank to attract and retain banking customers. The Bank faces competition from the following:

    - other banking institutions (including larger Boston and suburban commercial banking organizations);

    - savings banks;

    - credit unions;

    - other financial institutions; and

    - non-bank financial service companies serving eastern Massachusetts and adjoining areas.

    In particular, the Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits and range and quality of services provided.

    Because the Bank maintains a smaller staff and has fewer financial and other resources than larger institutions with which it competes, it may be limited in its ability to attract customers. In addition, some of the Bank's current commercial banking customers may seek alternative banking sources as they develop needs for credit facilities larger than the Bank can accommodate.

    If the Bank is unable to attract and retain banking customers, it may be unable to continue its loan growth and its results of operations and financial condition may otherwise be negatively impacted. In as much as the Bank is our sole banking subsidiary, its financial performance is very significant to our overall results of operations and financial condition.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN INVESTMENT MANAGEMENT CLIENTS AT CURRENT LEVELS

    Due to the intense local competition and our relatively short history and limited record of performance in the investment management business, the Bank and our investment management subsidiaries, Westfield, Sand Hill, RINET and BPVI, may not be able to attract and retain investment management clients at current levels.

    In the investment management industry, we compete primarily with the following:

    - commercial banks and trust companies;

    - mutual fund companies;

    - investment advisory firms;

    - stock brokerage firms;

    - law firms; and

    - other financial services companies.

    Competition is especially keen in our geographic market area, because there are numerous well-established and successful investment management firms in Boston, New England and in Northern California. Many of our competitors have greater resources than we have.

    Our ability to successfully attract and retain investment management clients is dependent upon the ability of each to compete with its competitors' investment products, level of investment performance, client services and marketing and distribution capabilities. If we are not successful, our results from operations and financial position may be negatively impacted.

    In addition, our ability to retain investment management clients may be impaired by the fact that our investment management contracts are typically short-term in nature. Approximately 46% of our revenues are derived from investment management contracts which are typically terminable upon less than 30 days' notice. Most of our clients may withdraw funds from accounts under management generally in their sole discretion.

    Moreover, Westfield receives performance-based fees resulting from its status as general partner or investment manager of seven limited partnership investment funds. The amount of these fees is impacted directly by the investment performance of Westfield. As a result, the future revenues from such fees may fluctuate and may be affected by conditions in the capital markets and other general economic conditions. Westfield, Sand Hill, and BPVI are our major investment management subsidiaries, and their financial performance is a significant factor in our overall results of operations and financial condition.

DEFAULTS IN THE REPAYMENT OF LOANS MAY NEGATIVELY IMPACT OUR BUSINESS

    Defaults in the repayment of loans by the Bank's customers may negatively impact its business. A borrower's default on its obligations under one or more of the Bank's loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan.

    In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, the Bank may have to write-off the loan in whole or in part. In such situations, the Bank may acquire any real estate or other assets, if any, which secure the loan through foreclosure or other similar available remedies. In such cases, the amount owed under the defaulted loan often exceeds the value of the assets acquired.

    The Bank's management periodically makes a determination of an allowance for loan losses based on available information, including the quality of its loan portfolio, certain economic conditions, the value of the underlying collateral and the level of its non-accruing loans. Provisions to this allowance result in an expense for the period. If, as a result of general economic conditions or an increase in defaulted loans, management determines that additional increases in the allowance for loan losses are necessary, the Bank will incur additional expenses.

    In addition, bank regulatory agencies periodically review the Bank's allowance for loan losses and the values it attributes to real estate acquired through foreclosure or other similar remedies. Such regulatory agencies may require the Bank to adjust its determination of the value for these items. These adjustments could negatively impact the Bank's results of operations or financial position.

A DOWNTURN IN THE LOCAL ECONOMY OR REAL ESTATE MARKET COULD NEGATIVELY IMPACT OUR BANKING BUSINESS

    A downturn in the local economy or real estate market could negatively impact our banking business. Because the Bank serves primarily individuals and smaller businesses located in eastern Massachusetts and adjoining areas, with a particular concentration in the Greater Boston Metropolitan Area, the ability of the Bank's customers to repay their loans is impacted by the economic conditions in these areas. The Bank's commercial loans are generally concentrated in the following customer groups:

    - real estate developers and investors;

    - financial service providers;

    - technology companies;

    - manufacturing and communications companies;

    - professional service providers;

    - general commercial and industrial companies; and

    - individuals.

    The Bank's commercial loans, with limited exceptions, are secured by either real estate (usually, income producing residential and commercial properties), marketable securities or corporate assets (usually, accounts receivable, equipment or inventory). Substantially all of the Bank's residential mortgage and home equity loans are secured by residential property in eastern Massachusetts. As a result, conditions in the real estate market specifically, and the Massachusetts economy generally, can materially impact the ability of the Bank's borrowers to repay their loans and affect the value of the collateral securing these loans.

FLUCTUATIONS IN INTEREST RATES MAY NEGATIVELY IMPACT OUR BANKING BUSINESS

    Fluctuations in interest rates may negatively impact the business of the Bank. The Bank's main source of income from operations is net interest income, which is equal to the difference between the interest income received on interest-bearing assets (usually, loans and investment securities) and the interest expense incurred in connection with interest-bearing liabilities (usually, deposits and borrowings). The Bank's net interest income can be affected significantly by changes in market interest rates. In particular, changes in relative interest rates may reduce the Bank's net interest income as the difference between interest income and interest expense decreases. As a result, the Bank has adopted asset and liability management policies to minimize the potential adverse effects of changes in interest rates on net interest income, primarily by altering the mix and maturity of loans, investments and funding sources. However, even with these policies in place, changes in interest rates may negatively impact the Bank's results of operations and financial position.

    An increase in interest rates could also have a negative impact on the Bank's results of operations by reducing the ability of borrowers to repay their current loan obligations, which could not only result in increased loan defaults, foreclosures and write-offs, but also necessitate further increases to the Bank's allowance for loan losses.

OUR COST OF FUNDS FOR BANKING OPERATIONS MAY INCREASE AS A RESULT OF GENERAL ECONOMIC CONDITIONS, INTEREST RATES AND COMPETITIVE PRESSURES

    Our cost of funds for banking operations may increase as a result of general economic conditions, interest rates and competitive pressures. The Bank has traditionally obtained funds principally through deposits and through borrowings. As a general matter, deposits are a cheaper source of funds than borrowings, because interest rates paid for deposits are typically less than interest rates charged for borrowings. Historically and in comparison to commercial banking averages, the Bank has had a higher percentage of its time deposits in denominations of $100,000 or more. Within the banking industry, the amounts of such deposits are generally considered more likely to fluctuate than deposits of smaller denominations. If as a result of general economic conditions, market interest rates, competitive pressures or otherwise, the value of deposits at the Bank decreases relative to its overall banking operations, the Bank may have to rely more heavily on borrowings as a source of funds in the future.

OUR INVESTMENT MANAGEMENT BUSINESS MAY BE NEGATIVELY IMPACTED BY CHANGES IN ECONOMIC AND MARKET CONDITIONS

    Our investment management business may be negatively impacted by changes in general economic and market conditions because the performance of such business is directly affected by conditions in the financial and securities markets.

    The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile (meaning that performance results can vary greatly within short periods of time) and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond our control. We cannot assure you that broad market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in our performance and may adversely affect the assets which we manage.

    In addition, Westfield's, Sand Hill's, and BPVI's management contracts generally provide for fees payable for investment management services based on the market value of assets under management, although a portion of Westfield's contracts also provide for the payment of fees based on investment performance. Because most contracts provide for a fee based on market values of securities, fluctuations in securities prices may have a material adverse effect on our results of operations and financial condition.

OUR INVESTMENT MANAGEMENT BUSINESS IS HIGHLY REGULATED

    Our investment management business is highly regulated, primarily at the federal level. The failure of any of our subsidiaries that provide investment management services to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions, including revocation of such subsidiary's registration as an investment adviser.

    Specifically, five of our subsidiaries, including Westfield, Sand Hill, and RINET, BPVI are registered investment advisers under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, record keeping, operational and disclosure obligations. These subsidiaries, as investment advisers, are also subject to regulation under the federal and state securities laws and the fiduciary laws of certain states. In addition, Westfield acts as a sub-adviser to a mutual fund which is registered under the 1940 Act and is subject to that act's provisions and regulations.

    We are also subject to the provisions and regulations of ERISA to the extent we act as a "fiduciary" under ERISA with respect to certain of our clients. ERISA and the applicable provisions of the federal tax laws, impose a number of duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a client of ours, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

    In addition, applicable law provides that all investment contracts with mutual fund clients may be terminated by the clients, without penalty, upon no later than 60 days' notice. Investment contracts with institutional and other clients are typically terminable by the client, also without penalty, upon 30 days' notice.

    The Company itself does not manage investments for clients, does not provide any investment management services and, therefore, is not a registered investment adviser. The Bank is exempt from the regulatory requirements of the Investment Advisors Act, but is subject to extensive regulation by the FDIC and the Commissioner of Banks of The Commonwealth of Massachusetts.

OUR BANKING BUSINESS IS HIGHLY REGULATED

    Bank holding companies and state chartered banks operate in a highly regulated environment and are subject to supervision and examination by federal and state regulatory agencies. The Company is subject to the BHCA, and to regulation and supervision by the Federal Reserve Board. The Bank, as a Massachusetts chartered trust company the deposits of which are insured by the FDIC, is subject to regulation and supervision by the Massachusetts Commissioner of Banks and the FDIC.

    Federal and state laws and regulations govern numerous matters including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits and restrictions on dividend payments. The FDIC and the Massachusetts Commissioner of Banks possess cease and desist powers to prevent or remedy unsafe or unsound practices or violations of law by banks subject to their regulation, and the Federal Reserve Board possesses similar powers with respect to bank holding companies. These and other restrictions limit the manner in which The Company and the Bank may conduct business and obtain financing.

    Furthermore, our banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates the Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of depository institutions generally including the Bank.

TO THE EXTENT THAT WE ACQUIRE OTHER COMPANIES IN THE FUTURE, OUR BUSINESS MAY BE NEGATIVELY IMPACTED BY RISKS INHERENT WITH SUCH ACQUISITIONS

    We have in the past considered, and will in the future continue to consider, the acquisition of other banking and investment management companies. We are currently a party to acquire to agreements for two acquisitions, one to acquire Borel Bank & Trust Company and the other to acquire Kanon Bloch Carre. See "Item
5. Other Information" for a description of these proposed transactions. To the extent that we acquire Borel, Kanon Bloch Carre or other companies in the future, our business may be negatively impacted by certain risks inherent with such acquisitions.

    These risks include the following:

    - the risk that we will incur substantial expenses in pursuing potential acquisition without completing such acquisitions

    - the risk that the acquired business will not perform in accordance with management's expectations;

    - the risk that difficulties will arise in connection with the integration of the operations of the acquired business with the operations of our banking or investment management businesses;

    - the risk that management will divert its attention from other aspects of our business;

    - the risk that we may lose key employees of the acquired business; and

    - the risks associated with entering into geographic and product markets in which we have limited or no direct prior experience.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY NEGATIVELY AFFECT THE MARKET VALUE OF OUR COMMON STOCK AND COULD IMPACT OUR ABILITY TO OBTAIN ADDITIONAL EQUITY FINANCING

    On February 4, 2000, the Commission declared a registration statement on Form S-3 effective, pursuant to which 3,094,589 shares of common stock of the Company were registered to enable the holders to publicly sell shares which would otherwise be ineligible for sale in the public market. The registration of these shares discharged our obligations under the terms of registration rights agreements with the former stockholders of Westfield and RINET. Similar registration obligations exist with respect to former shareholders of Sand Hill and the former shareholders of E.R. Taylor Investments, the predecessor of BPVI. The sale of a substantial number of shares of common stock into the public market, or the availability of these shares for future sale, could adversely affect the market price for our common stock and could impair the our ability to obtain additional capital in the future through an offering of equity securities should we desire to do so.

ITEM 3. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

    For information related to this item, see the Company's December 31, 2000 Form 10-K, Item 6--Interest Rate Sensitivity and Market Risk. No material changes have occurred since that date.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

    On June 7, 2000, one of the Company's subsidiaries received correspondence on behalf of one of its former clients claiming that the subsidiary is responsible for underperformance of allegedly $5.1 million when compared to the former client's performance targets. On or about January 11, 2001, our subsidiary received notice of a court document filed in Pennsylvania state court on behalf of the client stating that an action has been commenced against our subsidiary, but containing no allegations. We intend to defend this matter vigorously.

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

    No changes in security holders' rights have taken place.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

    No defaults upon senior securities have taken place.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF THE SECURITY HOLDERS

    At the Annual Meeting of Stockholders held on April 19, 2001, stockholders of the Company approved the proposals to:

       (1) elect four (4) Class I Directors of the Company to serve until the 2004 annual meeting and until their successors are duly elected and qualified. The votes for such proposal were as follows:

                                                            FOR       ABSTAIN
                                                         ----------   --------
Eugene S. Colangelo....................................  12,891,929    17,550
Allen Sinai............................................  12,891,929    17,550
Walter M. Pressey......................................  12,272,117   637,362
Timothy L. Vaill.......................................  12,355,764   553,715

       The term of office of each of Arthur J. Bauernfeind, Peter C. Bennett, C. Michael Hazard, Herbert S. Alexander, Lynn Thompson Hoffman, Richard N. Thielen and Charles O. Wood, III as a director of the Company continued after the annual meeting.

       (2) ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The votes for such proposal were as follows:

FOR                     AGAINST    ABSTAIN
---                     --------   --------
     12,733,845         172,649     2,985

ITEM 5. OTHER INFORMATION

    On June 27, 2001, the Company signed a definitive agreement to acquire Borel Bank & Trust Company, a $360 million private bank located in San Mateo, California, which has been serving the financial needs of individuals, their families and their businesses in Northern California for over 20 years. Subject to certain contingencies, Boston Private will pay $37.00--$37.50 per share for 100% of Borel's common stock for a total of approximately $113,200,000, in a pooling of interests transaction. Borel's shares will be converted into Boston Private shares at a conversion ratio based on the average daily closing price of Boston Private common stock for the thirty day period ended three days prior to the closing of the merger. Under the terms of the agreement, Borel will become a wholly owned subsidiary of the Company. Borel's management team will remain in place and continue to manage the bank under the Borel Bank & Trust Company name.

    On June 29, 2001, the Company's subsidiary, RINET signed a definitive agreement to acquire the company which owns Kanon Bloch Carre, a noted Boston-based independent mutual fund rating service and investment advisor. At the closing of this transaction, which is anticipated to be accounted for as a pooling of interests, Kanon Bloch Carre's stockholder will receive newly issued shares of the Company's common stock valued at $2,000,000. Under the terms of the transaction, Kanon Bloch Carre will become a division of RINET.

    The consummation of these acquisitions is subject to a number of conditions including, among others, the obtaining of all necessary regulatory approvals and third party consents, the approval of the acquisition of Borel by the Company's and Borel's stockholders, the Company's satisfaction with its due diligence review of Kanon Bloch Carre and delivery of certain assurances that the transaction will be accounted for as a pooling of interests.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits.
    See Exhibit index on page 30

(b) Reports on Form 8-K

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                                                       (Registrant)

August 14, 2001                                        /s/ TIMOTHY L. VAILL
                                                       ---------------------------------------------
                                                       Timothy L. Vaill
                                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

August 14, 2001                                        /s/ WALTER M. PRESSEY
                                                       ---------------------------------------------
                                                       Walter M. Pressey
                                                       PRESIDENT AND CHIEF FINANCIAL OFFICER

                                 EXHIBIT INDEX

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
          2.1           Agreement and Plan of Reorganization by and between Boston
                        Private Financial Holdings, Inc. and Borel Bank & Trust
                        Company, dated June 27, 2001 (incorporated by reference to
                        Exhibit 99.2 to Boston Private Financial Holdings, Inc.'s
                        Current Report on Form 8-K filed on July 3, 2001)

         *3.1           Restated Articles of Organization of Boston Private
                        Financial Holdings, Inc. filed May 23, 1994

         *3.2           Articles of Amendment of Boston Private Financial
                        Holdings, Inc. filed on April 22, 1998

          3.3           By-laws of Boston Private Financial Holdings, Inc., as
                        amended (incorporated by reference to Exhibit 3.2 to Boston
                        Private Financial Holdings, Inc.'s Annual Report on
                        Form 10-K filed on March 6, 2000)

        *10.1           Employment Agreement dated January 1, 1996 by and among
                        Boston Private Financial Holdings, Inc., Boston Private
                        Bank & Trust Company and Timothy L. Vaill

        *10.2           Commercial Lease dated October 31, 1994 by and between
                        Boston Private Financial Holdings, Inc. and Leggat McCall
                        Properties Management, Inc.

         10.3           Deferred Compensation Plan of Boston Private Financial
                        Holdings, Inc. (incorporated by reference to Exhibit 4.1 to
                        Boston Private Financial Holdings, Inc.'s Registration
                        Statement on Form S-8 filed on July 24, 2001)

------------------------

*   Filed herewith.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Boston Private is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit. Boston Private has adopted such provisions in
Section 6.3 of Article 6 of its articles of organization.

    Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the shareholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 6.3 of
Article 6 of Boston Private's articles of organization provides for indemnification to the full extent permitted under Section 67.

    Boston Private and its directors and officers currently carry liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) See Exhibit Index immediately following the signature page.

    (b) Not applicable.

    (c) The fairness opinion of Putnam Lovell Securities Inc. is included as Annex D to the joint proxy statement and prospectus which is a part of this registration statement. The fairness opinion of Dain Rauscher Wessels is included as Annex E to the joint proxy statement and prospectus which is a part of this registration statement.

ITEM 22. UNDERTAKINGS

    (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on October 12, 2001.


                                                       BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                                       By:             /s/ TIMOTHY L. VAILL
                                                            -----------------------------------------
                                                                         Timothy L. Vaill
                                                                     CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                                                       Director, Chairman and
                /s/ TIMOTHY L. VAILL                     Chief Executive Officer
     -------------------------------------------         (Principal Executive        October 12, 2001
                  Timothy L. Vaill                       Officer)

                                                       Director, President and
                /s/ WALTER M. PRESSEY                    Chief Financial Officer
     -------------------------------------------         (Principal Financial        October 12, 2001
                  Walter M. Pressey                      Officer and Principal
                                                         Accounting Officer)

                          *
     -------------------------------------------       Director                      October 12, 2001
                 Eugene S. Colangelo

                          *
     -------------------------------------------       Director                      October 12, 2001
                     Allen Sinai

                          *
     -------------------------------------------       Director                      October 12, 2001
                Arthur J. Bauernfeind

                          *
     -------------------------------------------       Director                      October 12, 2001
                  Peter C. Bennett

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                          *
     -------------------------------------------       Director                      October 12, 2001
                  C. Michael Hazard

                          *
     -------------------------------------------       Director                      October 12, 2001
                Herbert S. Alexander

                          *
     -------------------------------------------       Director                      October 12, 2001
                Lynn Thompson Hoffman

                          *
     -------------------------------------------       Director                      October 12, 2001
                 Richard N. Thielen

                          *
     -------------------------------------------       Director                      October 12, 2001
                 Charles O. Wood III



*By:                  /s/ WALTER M. PRESSEY
             --------------------------------------
                        Walter M. Pressey
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
         NO.            DESCRIPTIONS
---------------------   ------------
         2.1            Agreement and Plan of Reorganization by and between Boston
                        Private Financial Holdings, Inc. and Borel Bank & Trust
                        Company, dated June 27, 2001 (incorporated by reference to
                        Exhibit 99.2 to Boston Private Financial Holdings, Inc.'s
                        Current Report on Form 8-K filed on July 3, 2001)

         3.1            Restated Articles of Organization of Boston Private
                        Financial Holdings, Inc. filed May 23, 1994 (incorporated by reference to Exhibit 3.1 to Boston Private Financial
                        Holdings, Inc.'s Quarterly Report on Form 10-Q filed on
                        August 14, 2001)

         3.2            Articles of Amendment of Boston Private Financial
                        Holdings, Inc. filed on April 22, 1998 (incorporated by reference to Exhibit 3.2 to Boston Private Financial
                        Holdings, Inc.'s Quarterly Report on Form 10-Q filed on
                        August 14, 2001)

         3.3            By-laws of Boston Private Financial Holdings, Inc., as
                        amended (incorporated by reference to Exhibit 3.2 to Boston
                        Private Financial Holdings, Inc.'s Annual Report on
                        Form 10-K filed on March 6, 2000)

        *5.1            Opinion of Goodwin Procter LLP

        *8.1            Opinion of Nixon Peabody LLP

       *10.1            Executive Salary Continuation Agreement by and between Borel
                        Bank & Trust Company and Harold A. Fick, dated December 28,
                        1988

       *10.2            Amendment to Executive Salary Continuation Agreement by and
                        between Borel Bank & Trust Company and Harold A. Fick, dated
                        January 17, 1989

       +10.3            Employee Stock Purchase Plan of Boston Private Financial
                        Holdings, Inc.

        10.4            Amended and Restated Shareholders' Agreement by and among
                        Boston Private Financial Holdings, Inc. and each of the shareholders who are signatories thereto (attached as Annex F to the joint proxy statement and prospectus and incorporated herein by reference)

        10.5            Stock Option Agreement by and between Borel Bank & Trust
                        Company and Boston Private Financial Holdings, Inc. dated
                        June 27, 2001 (incorporated by reference to Exhibit 99.3 to
                        Boston Private Financial Holdings, Inc.'s Current Report on
                        Form 8-K filed on July 3, 2001)

        10.6            Employee Incentive Stock Option Plan of Boston Private
                        Financial Holdings, Inc. (incorporated by reference to
                        Exhibit 10.1 to Boston Private Financial Holdings, Inc.'s
                        Registration Statement on Form S-1 filed April 1, 1991)

        10.7            Employee Incentive Compensation Plan of Boston Private
                        Financial Holdings, Inc. (incorporated by reference to
                        Exhibit 10.2 to Boston Private Financial Holdings, Inc.'s
                        Registration Statement on Form S-1 filed April 1, 1991)

        10.8            Directors' Stock Option Plan of Boston Private Financial
                        Holdings, Inc. adopted May 26, 1993, as amended March 15,
                        1995 (incorporated by reference to Exhibit 10.3 to Boston
                        Private Financial Holdings, Inc.'s Form 10-KSB filed
                        March 25, 1997)

        10.9            Employment Agreement dated January 1, 1996 by and among
                        Boston Private Bancorp, Inc. (predecessor to Boston Private
                        Financial Holdings, Inc.), Boston Private Bank & Trust
                        Company and Timothy L. Vaill (incorporated by reference to
                        Exhibit 10.1 to Boston Private Financial Holdings, Inc.'s
                        Quarterly Report on Form 10-Q filed on August 14, 2001)

       EXHIBIT
         NO.            DESCRIPTIONS
---------------------   ------------
        10.10           Commercial Lease dated October 31, 1994, by and between
                        Boston Private Financial Holdings, Inc. and Leggat McCall
                        Properties Management, Inc. (incorporated by reference to
                        Exhibit 10.2 to Boston Private Financial Holdings, Inc.'s
                        Quarterly Report on Form 10-Q filed on August 14, 2001)

        10.11           Employment Agreement by and among Boston Private Financial
                        Holdings, Inc. (f/k/a Boston Private Bancorp, Inc.),
                        Westfield Capital Management Company, Inc. and Arthur J.
                        Bauernfeind, dated August 13, 1997 (incorporated by reference to Exhibit 10.8 to Boston Private Financial
                        Holdings, Inc.'s Annual Report on Form 10-KSB filed on
                        February 27, 1998)

        10.12           Employment Agreement by and among Boston Private Financial
                        Holdings, Inc., RINET Company, Inc., and Richard N. Thielen,
                        dated July 22, 1999 (incorporated by reference to
                        Exhibit 10.10 to Boston Private Financial Holdings, Inc.'s
                        Annual Report on Form 10-K filed on March 6, 2000)

        10.13           Deferred Compensation Plan of Boston Private Financial
                        Holdings, Inc. (incorporated by reference to Exhibit 4.1 to
                        Boston Private Financial Holdings, Inc.'s Registration
                        Statement on Form S-8 filed on July 24, 2001)

        11.1            Statement regarding computation of per share earnings
                        (incorporated by reference to the "Notes to Consolidated
                        Financial Statements" in Boston Private Financial
                        Holdings, Inc.'s Annual Report on Form 10-K filed on
                        March 1, 2001)

        13.1            Consolidated Financial Information of Boston Private
                        Financial Holdings, Inc.'s 2000 Annual Report to
                        Shareholders (incorporated by reference to Boston Private
                        Financial Holdings, Inc.'s Annual Report on Form 10-K filed
                        March 1, 2001)

       +21.1            List of Subsidiaries of Boston Private Financial
                        Holdings, Inc.

       +23.1            Consent of KPMG LLP

       +23.2            Consent of KPMG LLP

        23.3            Consent of Goodwin Procter LLP (included in Exhibit 5.1)

        23.4            Consent of Nixon Peabody LLP (included in Exhibit 8.1)

        23.5            Consent of Putnam Lovell Securities Inc. (included in
                        Exhibit 99.1)

       +23.6            Consent of Dain Rauscher Wessels

       *24.1            Power of Attorney (contained in signature page)

        99.1            Fairness Opinion of Putnam Lovell Securities Inc. (attached as Annex D to the joint proxy statement and prospectus and incorporated herein by reference)

        99.2            Fairness Opinion of Dain Rauscher Wessels (attached as Annex
                        E to the joint proxy statement and prospectus and
                        incorporated herein by reference)

       +99.3            Form of Boston Private Financial Holdings, Inc. Proxy Card

       +99.4            Form of Borel Bank & Trust Company Proxy Card

       +99.5            Fairness Opinion of Dain Rauscher Wessels, dated
                        October 12, 2001


------------------------


*   Previously filed.



+  Filed herewith.